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As filed with the Securities and Exchange Commission on July 16, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Data Corporation
(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware (State or other jurisdiction of incorporation)	6199 (Primary Standard Industrial Classification Code Number)	47-0731996 (I.R.S. Employer Identification Number)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(404) 890-2000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

David R. Money
First Data Corporation
Executive Vice President, General Counsel and Secretary
Administrative Headquarters
6200 South Quebec Street
Greenwood Village, Colorado 80111
(303) 967-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard A. Fenyes, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer:
As soon as practicable after this Registration Statement is declared effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9 7/8% Senior Notes due 2015	$1,550,000,000	100%	$1,550,000,000	$86,490

10 11/20% Senior PIK Notes due 2015	$3,180,162,544	100%	$3,180,162,544	$177,453

11 1/4% Senior Subordinated Notes due 2016	$2,500,000,000	100%	$2,500,000,000	$139,500

Guarantees of 9 7/8% Senior Notes due 2015(2)	N/A	N/A	N/A	N/A(3)

Guarantees of 10 11/20% Senior PIK Notes due 2015(2)	N/A	N/A	N/A	N/A(3)

Guarantees of 11 1/4% Senior Subordinated Notes due 2016(2)	N/A	N/A	N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
See inside facing page for table of registrant guarantors.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Atlantic Bankcard Properties Corporation	North Carolina	56-0927587	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Atlantic States Bankcard Association, Inc.	Delaware	47-0765184	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Bankcard Investigative Group Inc.	Delaware	58-2368158	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Business Office Services, Inc.	Delaware	62-1571233	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
BUYPASS Inco Corporation	Delaware	51-0362700	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Call Interactive Holdings LLC	Delaware	45-0492144	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CallTeleservices, Inc.	Nebraska	58-2462499	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Cardservice Delaware, Inc.	Delaware	73-1631637	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Cardservice International, Inc.	California	95-4207932	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CESI Holdings, Inc.	Delaware	11-3145051	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CIFS Corporation	Delaware	01-0593914	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CIFS LLC	Delaware	75-2984066	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Concord Computing Corporation	Delaware	36-3833854	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Corporate Services, Inc.	Delaware	23-2709591	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord EFS Financial Services, Inc.	Delaware	01-0757630	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord EFS, Inc.	Delaware	04-2462252	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Emerging Technologies, Inc.	Arizona	86-0837769	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Equipment Sales, Inc.	Tennessee	62-1479971	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Financial Technologies, Inc.	Delaware	13-4064184	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord NN, LLC	Delaware	01-0757616	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord One, LLC	Delaware	01-0757619	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Payment Services, Inc.	Georgia	58-1495598	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Processing, Inc.	Delaware	57-1143159	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Concord Transaction Services, LLC	Colorado	20-0187517	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Credit Performance Inc.	Delaware	47-0789664	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CTS Holdings, LLC	Colorado	20-0675870	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
CTS, Inc.	Tennessee	52-2251178	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
DDA Payment Services, LLC	Delaware	20-0941440	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
DW Holdings, Inc.	Delaware	20-8394043	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
EFS Transportation Services, Inc.	Tennessee	62-1830443	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
EFTLogix, Inc.	Nevada	86-0885804	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
EPSF Corporation	Delaware	51-0380978	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDC International Inc.	Delaware	58-2293393	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDFS Holdings, LLC	Delaware	84-1564482	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDGS Group, LLC	Delaware	58-2582293	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDMS Partner, Inc.	Delaware	73-1638409	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
FDR Ireland Limited	Delaware	98-0122368	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Limited	Delaware	98-0122367	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Missouri Inc.	Delaware	47-0772712	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Signet Inc.	Delaware	58-2266420	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDR Subsidiary Corp.	Delaware	47-0839789	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FDS Holdings, Inc.	Delaware	58-2517182	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Aviation LLC	Delaware	75-2977653	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Capital, Inc.	Delaware	58-2436936	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Card Solutions, Inc.	Maryland	75-1300913	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Commercial Services Holdings, Inc.	Delaware	20-5626772	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Communications Corporation	Delaware	22-2991933	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Digital Certificates Inc.	Delaware	58-2508132	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
First Data EC, LLC	Delaware	30-0512868	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Financial Services, L.L.C.	Delaware	76-0561084	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Government Solutions, Inc.	Delaware	59-2957887	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Government Solutions, LP	Delaware	58-2582959	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Integrated Services Inc.	Delaware	47-0772477	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Latin America Inc.	Delaware	47-0789663	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Corporation	Florida	59-2126793	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Northeast, LLC	Delaware	11-3383565	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Merchant Services Southeast, L.L.C.	Delaware	11-3301903	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Mobile Holdings, Inc.	Delaware	20-5449819	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Payment Services, LLC	Delaware	26-0359308	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Pittsburgh Alliance Partner Inc.	Delaware	11-3343001	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
First Data PS Acquisition Inc.	Delaware	20-5449746	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Real Estate Holdings L.L.C.	Delaware	84-1593311	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Resources, LLC	Delaware	47-0535472	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Retail ATM Services L.P.	Texas	01-0757624	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Secure LLC	Delaware	47-0902841	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Solutions L.L.C.	Delaware	41-2032686	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Technologies, Inc.	Delaware	04-3125703	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data Voice Services	Delaware	22-2915646	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
First Data, L.L.C.	Delaware	Not applicable	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FSM Services Inc.	Delaware	58-2517180	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FundsXpress Financial Network, Inc.	Texas	74-2830594	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
FundsXpress, Inc.	Delaware	74-2935781	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
FX Securities, Inc.	Delaware	74-2943569	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Gift Card Services, Inc.	Oklahoma	73-1483616	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Gratitude Holdings LLC	Delaware	41-2077284	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
H & F Services, Inc.	Tennessee	62-1646207	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
ICVerify Inc.	Delaware	Not applicable	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
IDLogix, Inc.	Delaware	71-0914684	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Initial Merchant Services, LLC	Delaware	Not applicable	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Instant Cash Services, LLC	Delaware	30-0412561	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Intelligent Results, Inc.	Washington	91-2113799	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
IPS Holdings Inc.	Delaware	58-2496617	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
IPS Inc.	Colorado	58-2615237	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
JOT, Inc.	Nevada	86-0882455	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Linkpoint International, Inc.	Nevada	95-4704661	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
LoyaltyCo LLC	Delaware	Not applicable	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
MAS Inco Corporation	Delaware	51-0362703	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
MAS Ohio Corporation	Delaware	52-2139525	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Money Network Financial, LLC	Delaware	36-4483540	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
National Payment Systems Inc.	New York	13-3789541	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
New Payment Services, Inc.	Georgia	20-3848972	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
NPSF Corporation	Delaware	52-2251181	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
PayPoint Electronic Payment Systems, LLC	Delaware	82-0569438	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
PaySys International, Inc.	Florida	59-2061461	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
REMITCO LLC	Delaware	82-0580864	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Sagebrush Holdings LLC	Delaware	75-3097583	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Sagetown Holdings Inc.	Delaware	75-3097496	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Sageville Holdings LLC	Delaware	68-0546814	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Size Technologies, Inc.	California	94-3329671	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Networks, Inc.	Delaware	59-3558624	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Processing, Inc.	Delaware	23-2696693	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems Assets, Inc.	Delaware	33-0886220	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems, Inc.	Delaware	59-3558623	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Star Systems, LLC	Delaware	33-0886218	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Strategic Investment Alternatives LLC	Delaware	01-0716816	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
SurePay Real Estate Holdings, Inc.	Delaware	58-2615240	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TASQ Corporation	Delaware	84-1581144	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TASQ Technology, Inc.	California	68-0345149	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Technology Solutions International, Inc.	Georgia	58-1953753	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck International, Inc.	Georgia	58-2014182	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania	25-1405316	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
TeleCheck Services, Inc.	Delaware	58-2035074	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Transaction Solutions Holdings, Inc.	Delaware	73-1650437	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Transaction Solutions, LLC	Delaware	82-0547328	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Unibex, LLC	Delaware	20-0686414	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Unified Merchant Services	Georgia	58-2169129	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Unified Partner, Inc.	Delaware	73-1638403	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
ValueLink, LLC	Delaware	20-0055795	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Virtual Financial Services, LLC	Delaware	84-1596983	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000
Yclip, LLC	Delaware	47-0900299	5565 Glenridge Connector, N.E. Suite 2000 Atlanta, Georgia 30342 (404) 890-2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2009

PRELIMINARY PROSPECTUS

FIRST DATA CORPORATION

Offer to Exchange (the "Exchange Offers")

$1,550,000,000 aggregate principal amount of its 9 7/8% Senior Cash-Pay Notes due 2015 (the "exchange senior cash-pay notes"), $3,180,162,544 of its 10 11/20% Senior PIK Notes due 2015 (the "exchange senior PIK notes" and, together with the exchange senior cash-pay notes, the "exchange senior notes") and $2,500,000,000 of its 11 1/4% Senior Subordinated Notes due 2016 (the "exchange senior subordinated notes" and, together with the exchange senior notes, the "exchange notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for any and all of its outstanding unregistered 9 7/8% Senior Cash-Pay Notes due 2015 (the "outstanding senior cash-pay notes"), its outstanding unregistered 10 11/20% Senior PIK Notes due 2015 (the "outstanding senior PIK notes" and, together with the outstanding senior cash-pay notes, the "outstanding senior notes") and its outstanding unregistered 11 1/4% Senior Subordinated Notes due 2016 (the "outstanding senior subordinated notes" and, together with the outstanding senior notes, the "outstanding notes"), respectively.

        We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 11:59 p.m., New York City time, on                        , 2009, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of outstanding notes for exchange notes in the exchange offers will not constitute taxable events to holders for United States federal income tax purposes.

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offers

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

        See "Risk Factors" beginning on page 14 for a discussion of certain risks that you should consider before participating in the exchange offers.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2009.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

 BASIS OF PRESENTATION

        On April 1, 2007, Omaha Acquisition Corp. ("Acquisition Corp."), a Delaware corporation formed by investment funds associated with Kohlberg Kravis Roberts & Co. ("KKR"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with First Data Corporation ("First Data") and New Omaha Holdings L.P. ("Parent") pursuant to which, effective September 24, 2007, Acquisition Corp. merged with and into First Data, with First Data continuing as the surviving corporation and a subsidiary of First Data Holdings, Inc. ("Holdings") (formerly known as New Omaha Holdings Corporation), a Delaware corporation, a newly formed subsidiary of Parent and our parent company (the "Merger"). As a result of the Merger, investment funds associated with or designated by KKR and certain other co-investors indirectly own First Data.

        The financial information presented in this prospectus is presented for two periods: Predecessor and Successor, which primarily relate to the periods preceding the Merger and the periods succeeding the Merger, respectively. The Predecessor period includes results of First Data through September 24, 2007. The Successor period includes the results of operations of Acquisition Corp. for the period prior to the Merger from March 29, 2007 (its formation) through September 24, 2007 (comprised entirely of the change in fair value of certain forward starting, deal contingent interest rate swaps) and includes Post-Merger results of First Data for the periods beginning September 25, 2007, including all impacts of purchase accounting.

        A substantial portion of our business is conducted through "alliances" with banks and other institutions. Where we discuss the operations of our Retail and Alliance Services and International segments, such discussions include our alliances since they generally do not have their own operations (other than certain majority owned and equity method alliances) and are part of our core operations. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance program, we and a bank or other institution form a joint venture, either contractually or through a separate legal entity. Merchant contracts may be contributed to the venture by us and/or the bank or institution. The banks or other institutions generally provide card association sponsorship, clearing and settlement services. These institutions typically act as a merchant referral source when the institution has an existing banking or other relationship. We provide transaction processing and related functions. Both owners may provide management, sales, marketing and other administrative services. The alliance structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner.

        Unless the context requires otherwise, in this prospectus, "First Data," "FDC," the "company," "we," "us" and "our" refer to First Data Corporation and its consolidated subsidiaries, both before and after the consummation of the Merger described herein. References to the "notes" refer to the outstanding notes and the exchange notes, but do not refer to First Data's $2.2 billion aggregate principal amount of registered 9 7/8% senior cash-pay notes due 2015 (the "existing 9 7/8% senior notes"). References to the "senior cash-pay notes" refer to the outstanding senior cash-pay notes and the exchange senior cash-pay notes, but do not refer to the existing 9 7/8% senior notes. References to the "senior notes" refer to the outstanding senior notes and the exchange senior notes. References to the "senior subordinated notes" refer to the outstanding senior subordinated notes and the exchange senior subordinated notes. References to the "senior PIK notes" refer to the outstanding senior PIK notes and the exchange senior PIK notes.

ii

 PROSPECTUS SUMMARY

        This summary highlights key aspects of the information contained elsewhere in this prospectus and may not contain all of the information you should consider before investing in the exchange notes. You should read this summary together with the entire prospectus, including the information presented under the heading "Risk Factors" and the information in the historical financial statements and related notes appearing elsewhere in this prospectus. For a more complete description of our business, see the "Business" section in this prospectus.

 Our Company

        We are a leading provider of electronic commerce and payment solutions for merchants, financial institutions and card issuers globally. We have operations in 36 countries, serving more than 5.3 million merchant locations and more than 2,000 card issuers and their customers. With a wide geographic presence and a broad product offering, we are well-positioned to capitalize on the continued shift from cash and checks to electronic payment transactions.

        We have built long-standing relationships with merchants, financial institutions and card issuers globally through superior industry knowledge and high-quality, reliable service. As a result, our revenue is highly diversified across customers, products, geography and distribution channels, with no single customer accounting for more than 3.0% of our 2008 consolidated revenue (excluding reimbursables). We also enter into alliances with banks and other institutions, increasing our broad geographic coverage and presence in various industries. The contracted and stable nature of our revenue base makes our business highly predictable. Our revenue is recurring in nature, as we typically initially enter into multi-year contracts with our merchant, financial institution and card issuer customers.

Recent Developments

Economic Conditions

        General economic conditions in the United States and other areas of the world weakened in the second half of 2008 with a dramatic acceleration in the fourth quarter which continued into 2009. Many of our businesses rely in part on the number and size of consumer transactions which have been challenged by a weakened United States and world economy and difficult credit markets. Broad slowdowns in consumer spending had a material impact on first quarter 2009 revenues and profits. We experienced increased credit losses during the first quarter of 2009 compared to both the first quarter of 2008 and the fourth quarter of 2008 resulting from a higher level of merchant failures and bankruptcy filings generally attributable to challenges in the current economic environment. We believe this trend could potentially continue if current economic conditions persist or worsen during the remainder of 2009. In addition, our revenues and operating profit during the first quarter of 2009 as compared to the same period in 2008 were adversely impacted by consumer spending shifting to large discount merchants. The shift to large discount merchants had less of an effect in the first quarter 2009 compared to the fourth quarter 2008 due to a higher percentage of sales that occurred at large discount merchants during the holiday season. Also as a result of the current economic conditions in the United States, credit card issuers have been reducing credit limits and closing accounts and are more selective with regard to whom they issue credit cards. This reduction in the number of accounts and account activity adversely impacted our Financial Services segment results in the three months ended March 31, 2009. A continuation of the economic slowdown could adversely impact our future revenues and profits.

Banc of America Merchant Services

        On June 29, 2009, Bank of America N.A. and we announced the formation of a new company, Banc of America Merchant Services, LLC. Banc of America Merchant Services will provide clients with a comprehensive suite of payment products including credit, debit, and prepaid cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

        We own a 48.45% direct voting interest in Banc of America Merchant Services and Bank of America owns a 46.55% direct voting interest. The remaining stake in Banc of America Merchant Services is a 5% non-voting interest held by Rockmount Investments, LLC, an investment vehicle controlled by a third-party investor. We own a 40% non-controlling interest in Rockmount Investments, LLC.

        Bank of America's and our contributions to the newly formed company were principally comprised of merchant acquiring contract rights and relationships and sales forces. Rockmount Investment's contribution was in the form of cash.

        Banc of America Merchant Services will be consolidated by us and will be reported in the Retail and Alliance Services segment.

        Our principal executive offices are located at 5565 Glenridge Connector, N.E., Suite 2000, Atlanta, Georgia 30342. The telephone number of our principal executive offices is (404) 890-2000. Our Internet address is http://www.firstdata.com. Information on our web site does not constitute part of this prospectus.

 The Exchange Offer

        On September 24, 2008, First Data issued in a private placement $1,550,000,000 aggregate principal amount of outstanding senior cash-pay notes, $3,014,939,663 aggregate principal amount of outstanding senior PIK notes ($3,180,162,544 aggregate principal amount as of the date of this prospectus due to PIK interest subsequently paid) and $2,500,000,000 aggregate principal amount of outstanding senior subordinated notes.

General	In connection with the private placement of the outstanding notes, First Data and the guarantors of the outstanding notes entered into registration rights agreements pursuant to which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and have it declared effective by the SEC within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the applicable exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:
	•	the exchange notes have been registered under the Securities Act;
	•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreements; and
	•	the additional interest provisions of the registration rights agreements are not applicable.
The Exchange Offers	First Data is offering to exchange:
	•	$1,550,000,000 aggregate principal amount of its exchange senior cash-pay notes which have been registered under the Securities Act for any and all of its outstanding senior cash-pay notes;
	•	$3,180,162,544 aggregate principal amount of its exchange senior PIK notes which have been registered under the Securities Act for any and all of its outstanding senior PIK notes; and
	•	$2,500,000,000 aggregate principal amount of its exchange senior subordinated notes which have been registered under the Securities Act for any and all of its outstanding senior subordinated notes;
You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
Resale

Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act)

without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
	•	you are acquiring the exchange notes in the ordinary course of your business; and
	•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of outstanding notes who:
	•	is our affiliate;
	•	does not acquire exchange notes in the ordinary course of its business; or
	•	tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offers will expire at 11:59 p.m., New York City time, on , 2009, unless extended by First Data. First Data currently does not intend to extend the expiration date.
Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration of the applicable exchange offer. First Data will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the applicable exchange offer.

Conditions to the Exchange Offers	Each exchange offer is subject to customary conditions, which First Data may waive. See "The Exchange Offers—Conditions to the Exchange Offers."
Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offers, you must complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

	•	you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
	•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
	•	you are acquiring the exchange notes in the ordinary course of your business; and
•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the applicable exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offers—Guaranteed Delivery Procedures."
Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offers, First Data and the guarantors of the outstanding notes will have fulfilled a covenant under the applicable registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreements. If you do not tender your outstanding notes in the applicable exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the applicable indenture, except First Data and the guarantors of the outstanding notes will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the applicable registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offers, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, First Data and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences

The exchange of outstanding notes for exchange notes in the exchange offers will not constitute taxable events to holders for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. See "Use of Proceeds."
Exchange Agent

Wells Fargo Bank, National Association is the exchange agent for the exchange offers. The addresses and telephone numbers of the exchange agent are set forth in the section captioned "The Exchange Offers—Exchange Agent."

 The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement.

Issuer	First Data Corporation
Securities Offered	$1,550,000,000 aggregate principal amount of exchange senior cash-pay notes
$3,180,162,544 aggregate principal amount of exchange senior PIK notes
$2,500,000,000 aggregate principal amount of exchange senior subordinated notes
Maturity Date	The exchange senior notes will mature on September 24, 2015.
The exchange senior subordinated notes will mature on March 31, 2016.
Interest Rate	Interest on the exchange senior cash-pay notes will be payable in cash and will accrue at a rate of 9 7/8% per annum.

Interest on the exchange senior PIK notes will accrue at the rate of 10 11/20% per annum that will be paid entirely by increasing the principal amount of the exchange senior PIK notes or by issuing exchange senior PIK notes ("PIK interest") for any interest payment period up to and including September 30, 2011. Beginning on October 1, 2011, interest subsequently due on the exchange senior PIK notes will be payable in cash.

Interest on the exchange senior subordinated notes will be payable in cash and will accrue at a rate of 11 1/4% per annum.
Interest Payment Dates	We will pay interest on the exchange notes on March 31 and September 30. Interest began to accrue from the issue date of the notes.
Ranking	The exchange senior notes will be unsecured senior obligations and will:
• rank senior in right of payment to all existing and future subordinated indebtedness (including the senior subordinated notes);
• rank equal in right of payment with all of our existing and future senior indebtedness (including the existing 9 7/8% senior notes and the senior notes);
• be effectively junior, to the extent of the value of the assets securing such indebtedness, to our and our guarantors'

obligations under the senior secured credit facilities (including any future obligations thereto) and other secured obligations; and
•

be effectively junior in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

As of March 31, 2009, the exchange senior notes and related guarantees would have been ranked effectively junior to (1) approximately $12,784.5 million of secured indebtedness under our senior secured credit facilities, (2) $211.1 million of other secured debt, which represents capital leases, and (3) an additional $1,634.4 million of available capacity under our senior secured revolving credit facility (without giving effect to approximately $39.4 million of outstanding letters of credit as of March 31, 2009).

As of March 31, 2009, the exchange senior notes and related guarantees would have been structurally subordinated to (1) $7,500.0 million notional of floating rate to fixed rate swaps that hedge interest rate risk exposure on the senior secured term loan facility and €91.1 million and $115.0 million Australian dollars, respectively, notional of cross currency swaps that serve as net investment hedges (which represented a net negative mark to market (liability) of $510.8 million as of March 31, 2009) and (2) $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit and other agreements for general corporate purposes. Certain of these arrangements are uncommitted but, as of March 31, 2009, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts, if borrowings were outstanding, in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty.

The exchange senior subordinated notes will be unsecured senior subordinated obligations and will:
•	rank senior in right of payment to all existing and future indebtedness expressly subordinated to the exchange senior subordinated notes offered hereby;
•	rank equal in right of payment with all of our existing and future senior subordinated indebtedness;

•

rank junior in right of payment to our and the guarantors' existing and future senior indebtedness (including obligations under our senior secured credit facilities, the existing 9 7/8% senior notes and the senior notes); and

•

be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

As of March 31, 2009, the exchange senior subordinated notes and related guarantees would have been effectively subordinated to (1) approximately $19,714.7 million of senior indebtedness under our senior secured credit facilities, the existing 9 7/8% senior notes and the senior notes, (2) $211.1 million of other secured debt, which represents capital leases, and (3) an additional $1,634.4 million of available capacity under our senior secured revolving credit facility (without giving effect to approximately $39.4 million of outstanding letters of credit as of March 31, 2009).

As of March 31, 2009, the exchange senior subordinated notes and related guarantees would have been subordinated to (1) $7,500.0 million notional of floating rate to fixed rate swaps that hedge interest rate risk exposure on the senior secured term loan facility and €91.1 million and $115.0 million Australian dollars, respectively, notional of cross currency swaps that serve as net investment hedges (which represented a negative mark to market (liability) of $510.8 million as of March 31, 2009) and (2) $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit and other agreements for general corporate purposes. Certain of these arrangements are uncommitted but, as of March 31, 2009, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts, if borrowings were outstanding, in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty.

Guarantees

The exchange senior notes will be jointly and severally and fully and unconditionally guaranteed on a senior basis by each of our direct and indirect wholly owned domestic subsidiaries that guarantees the senior secured credit facilities. Each of the guarantees of the senior notes will be a general senior obligation of each guarantor and will:

	•	rank senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary, including their guarantees under our senior subordinated notes;
•

rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary, including their guarantees under our senior notes and their guarantees of the existing 9 7/8% senior notes;

•

be effectively subordinated, to the extent of the value of the assets securing such indebtedness, to our and the guarantors' obligations under the senior secured credit facilities (including any future obligations thereto); and

	•	be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.
Any guarantee of the exchange senior notes will be released in the event such guarantee is released under the senior secured credit facilities.

The exchange senior subordinated notes will be jointly and severally and fully and unconditionally guaranteed on a senior subordinated basis by each of our direct and indirect wholly owned domestic subsidiaries that guarantees the senior secured credit facilities. Each of the guarantees of the senior subordinated notes will be a general senior subordinated obligation of each guarantor and will:

	•	rank senior in right of payment to all existing and future indebtedness of the guarantor expressly subordinated to the senior subordinated notes;
	•	rank equally in right of payment with all existing and future senior subordinated indebtedness of the guarantor;
	•	rank junior in right of payment to our and the guarantors' obligations under our senior secured credit facilities, the existing 9 7/8% senior notes and the senior notes; and
	•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Our non-guarantor subsidiaries accounted for approximately $353.3 million, or 17.0%, of our consolidated revenue for the three months ended March 31, 2009, and approximately $5,894.1 million, or 20.5%, of our total assets excluding settlement assets as of March 31, 2009.

Optional Redemption	We may redeem any series of exchange notes, in whole or in part, at any time prior to September 30, 2011, at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium," as described under "Description of Senior Notes—Optional Redemption" and "Description of Senior Subordinated Notes—Optional Redemption."

We may redeem any series of exchange notes, in whole or in part, on or after September 30, 2011, at the redemption prices set forth under "Description of Senior Notes—Optional Redemption" and "Description of Senior Subordinated Notes—Optional Redemption."

Additionally, from time to time on or before September 30, 2010, we may choose to redeem up to 35% of the principal amount of each series of the exchange senior notes and the exchange senior subordinated notes with the proceeds from one or more public equity offerings at the redemption prices set forth under "Description of Senior Notes—Optional Redemption" and "Description of Senior Subordinated Notes—Optional Redemption."

At the end of any "accrual period" (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended (the "Code")) ending after September 24, 2012 (each, an "Optional Interest Repayment Date"), we may pay in cash all accrued but unpaid interest and all accrued but unpaid "original issue discount" (as defined in Section 1273(a)(1) of the Code) on the senior PIK notes then outstanding up to, in the aggregate, the "Optional Interest Repayment Amount," (as defined below) (each such redemption, an "Optional Interest Repayment"). The "Optional Interest Repayment Amount" shall mean, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid "original issue discount" (as defined in Section 1273(a)(1) of the Code) with respect to the senior PIK notes, over (b) an amount equal to the product of (i) the "issue price" (as defined in Sections 1273(b) and 1274(a) of the Code) of the senior PIK notes multiplied by (ii) the "yield to maturity" (as defined in Treasury regulation Section 1.1272-1(b)(1)(i)) of the senior PIK notes, minus (c) $50,000,000.

On the applicable interest payment date with respect to the senior PIK notes closest to March 31, 2015, we will repay in full an amount of senior PIK notes equal to $50,000,000.
Change of Control Offer

Upon the occurrence of a change of control, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See "Description of Senior Notes—

Repurchase at the Option of Holders—Change of Control" and "Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Change of Control."
Asset Sale Proceeds Offer

Upon the occurrence of a non-ordinary course asset sale, you may have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 100% of their face amount, plus accrued and unpaid interest to the repurchase date. See "Description of Senior Notes—Repurchase at the Option of Holders—Asset Sales" and "Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Asset Sales."

Certain Covenants	The indentures governing the exchange notes contain covenants limiting our ability and the ability of our restricted subsidiaries to:
	•	incur additional debt or issue certain preferred shares;
	•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;
	•	make certain investments;
	•	sell certain assets;
	•	create liens on certain assets to secure debt;
	•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
	•	enter into certain transactions with our affiliates; and
	•	designate our subsidiaries as unrestricted subsidiaries.
These covenants are subject to a number of important limitations and exceptions. See "Description of Senior Notes" and "Description of Senior Subordinated Notes."
Voting	The senior notes will be treated along with the existing 9 7/8% senior notes as a single class for voting purposes. The senior subordinated notes will be treated as a single class for voting purposes.
Original Issue Discount

Interest on the senior PIK notes will be paid in PIK interest for each interest period up to and including September 30, 2011. As a result, for United States federal income tax purposes, none of the interest payments on the senior PIK notes will be qualified stated interest. Consequently, the senior PIK notes will be treated as having been issued with original issue discount, and U.S. holders (as defined in "Certain United States Federal Income Tax Consequences") will be required to include the original issue discount in gross income for United States federal income tax purposes on a constant yield to maturity basis, regardless of the U.S. holder's regular method of accounting for United States federal income tax purposes or whether interest is paid currently in cash.

If the senior cash-pay notes or senior subordinated notes were to be treated as having been issued with original issue discount, a U.S. holder of those notes would be subject to similar tax treatment.
For more information about the application of the original issue discount rules, see "Certain United States Federal Income Tax Consequences."
No Prior Market

The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop. The current holders of the outstanding notes have informed us that they currently intend to make a market in the exchange notes; however, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice.

        You should consider carefully all of the information set forth in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading "Risk Factors."

 RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow; however, the following risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose all or part of your original investment.

 Risks Related to the Exchange Offers

There may be adverse consequences if you do not exchange your outstanding notes.

        If you do not exchange your outstanding notes for exchange notes in the exchange offers, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private placement of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the applicable registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary—The Exchange Offers" and "The Exchange Offers" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offers will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were issued in a private placement in September 2008 to institutional investors and are eligible for trading in the PORTAL market.

        We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. We cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

        We are highly leveraged. The following chart shows our level of indebtedness and certain other information as of March 31, 2009.

(in millions)
Senior secured credit facilities(1)
Revolving credit facility	$135.0
Term loan facility	12,649.5
Existing 9 7/8% senior notes(2)	2,200.0
Outstanding senior cash-pay notes(2)	1,550.0
Outstanding senior PIK notes(2)	3,180.2
Outstanding senior subordinated notes(2)	2,500.0
Capital lease obligations and other debt(3)	409.5

Total	$22,624.2

(1)
Our senior secured credit facilities consist of (a) a $2,000.0 million senior secured revolving credit facility with a term through the third quarter of 2013 and $135.0 million of which was outstanding as of March 31, 2009 (without giving effect to approximately $39.4 million of outstanding letters of credit as of March 31, 2009) and (b) a $13,000.0 million senior secured term loan facility with an ultimate maturity of September 24, 2014. The principal balance of the term loan facility was $12,649.5 million as of March 31, 2009 and is net of quarterly installment payments of 1% annual principal amortization of the original funded principal amount and also reflects the foreign exchange impact of the euro-demoninated portion. See "Description of Other Indebtedness—Senior Secured Credit Facilities."

(2)
The $2,200.0 million existing 9 7/8% senior notes, the $1,550.0 million outstanding senior cash-pay notes and the $3,180.2 million outstanding senior PIK notes are scheduled to mature on September 24, 2015. The $2,500.0 million outstanding senior subordinated notes are scheduled to mature on March 31, 2016.

(3)
Consists primarily of $73.8 million of our 3.9% Notes due 2009, 4.5% Notes due 2010, 5.625% Notes due 2011, 4.7% Notes due 2013, 4.85% Notes due 2014 and 4.95% Notes due 2015 that were outstanding prior to the Merger and remain outstanding as of March 31, 2009 (net of purchase price adjustments to reflect debt at fair market value effective with the Merger)(the "Previously Existing Notes"), $211.1 million of capital lease obligations and $124.4 million of borrowings outstanding against lines of credit associated with our non-guarantor subsidiaries and other settlement activity funding provided by a joint venture partner on an uncommitted basis. We have $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit and other agreements for general corporate purposes. Certain of these arrangements are uncommitted, but, as of March 31, 2009, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts if borrowings were outstanding, in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty.

        Our high degree of leverage could have important consequences for you, including:

  •
  increasing our vulnerability to adverse economic, industry or competitive developments;

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

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  exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our senior secured credit facilities, will be at variable rates of interest;

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  making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indentures governing the notes and the agreements governing such other indebtedness;

  •
  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

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  making it more difficult for us to obtain network sponsorship and clearing services from financial institutions as a result of our increased leverage;

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  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

Increase in interest rates may negatively impact our operating results and financial condition.

        Certain of our borrowings, including borrowings under our senior secured credit facilities, to the extent the interest rate is not fixed by an interest rate swap, are at variable rates of interest. An increase in interest rates would have a negative impact on our results of operations by causing an increase in interest expense.

        At March 31, 2009, we had $12,784.5 million aggregate principal amount of variable rate indebtedness under our senior secured credit facilities. A 100 basis point increase in such rates would increase our annual interest expense by approximately $127.8 million. At March 31, 2009 and currently, we have interest rate swaps that fix the interest rate on $7.5 billion in notional amount of this variable rate indebtedness thus reducing the impact of a 100 basis point increase in rates to $52.8 million.

Despite our high indebtedness level, we and our subsidiaries still may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing the notes, the indenture governing the existing 9 7/8% senior notes, the indenture governing the senior PIK notes of Holdings, and our senior secured credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. In addition to the $1,634.4 million (which reflects $135.0 million drawings as of March 31, 2009 and an unfunded commitment of $230.6 million (due to the September 2008 bankruptcy filing by an affiliate of Lehman Brothers Holdings, Inc. and lack of assurance they will participate in any future funding request) but without giving effect to approximately $39.4 million of outstanding letters of credit as of March 31, 2009) which will be available to us for borrowing under the revolving credit facility, the terms of the senior secured credit agreement will enable us to increase the amount available under the term loan and revolving credit facilities by up to an aggregate of $1,500.0 million if we are to obtain loan commitments from banks. In addition, under our outstanding senior unsecured PIK notes, we will pay interest by increasing the principal amount of the outstanding indebtedness until September 30, 2011, which will increase our debt by the amount of any such interest. In addition, we have $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit and other agreements for general corporate purposes. Certain of these arrangements are uncommitted, but, as of March 31, 2009, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts if borrowings were outstanding, in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty. If new debt is added to our and our subsidiaries' existing debt levels, the related risks that we will face would increase. In addition, the indentures governing the notes will not prevent us from incurring obligations that do not constitute indebtedness under the indentures.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

        The indentures governing the notes and the indenture governing the existing 9 7/8% senior notes, the indenture governing the senior PIK notes of Holdings and the agreement governing our senior secured credit facilities contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries' ability to, among other things:

  •
  incur additional indebtedness or issue certain preferred shares;

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  pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

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  make certain investments;

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  sell certain assets;

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  create liens;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        A breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions and, in the case of the revolving credit facility, permit the lenders to cease making loans to us. Upon the occurrence of an event of default under our senior secured credit facilities, the lenders could elect to declare all amounts outstanding under our senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our senior secured credit facilities. If the lenders under the senior secured credit facilities accelerate the repayment of borrowings, we may not have sufficient assets to repay our senior secured credit facilities as well as our unsecured indebtedness, including the notes. See "Description of Other Indebtedness."

Risks Related to Our Business

Global economics, political and other conditions may adversely affect trends in consumer spending, which may adversely impact our revenue and profitability.

        The global electronic payments industry depends heavily upon the overall level of consumer, business and government spending. A sustained deterioration in the general economic conditions, particularly in the United States or Europe, or increases in interest rates in key countries in which we operate may adversely affect our financial performance by reducing the number or average purchase amount of transactions involving payment cards. A reduction in the amount of consumer spending could result in a decrease of our revenue and profits.

        Specifically, general economic conditions in the U.S. and other areas of the world weakened in the second half of 2008 and with a dramatic acceleration in the fourth quarter. Many of our businesses rely in part on the number and size of consumer transactions which have been challenged by a declining U.S. and world economy and difficult credit markets. While we are partially insulated from specific industry trends through our diverse market presence, broad slowdowns in consumer spending had a material impact on 2008 revenues and profits and is expected to have an impact on revenues and profits in 2009 as well. Retail sales are expected to remain relatively flat or decrease during 2009 compared to 2008. Even with flat retail sales compared to 2008, our revenues could decrease as sales may continue to shift to large discount merchants from which we earn less per transaction. A further weakening in the economy could also force some retailers to close resulting in exposure to potential credit losses and further transaction declines and us earning less on transactions due also to a potential shift to large discount merchants. Additionally, credit card issuers have been reducing credit limits and are more selective with regard to whom they issue credit cards. A continuation or acceleration of the economic slowdown could adversely impact our future revenues and profits and result in a downgrade of our debt ratings which may lead to termination or modification of certain contracts and make it more difficult for us to obtain new business.

Material breaches in security of our systems may have a significant effect on our business.

        The uninterrupted operation of our information systems and the confidentiality of the customer/consumer information that resides on such systems are critical to the successful operations of our business. We have security, backup and recovery systems in place, as well as a business continuity plan to ensure the system will not be inoperable. We also have what we deem sufficient security around the system to prevent unauthorized access to the system. However, our visibility in the global payments industry may attract hackers to conduct attacks on our systems that could compromise the security of our data. An information breach in the system and loss of confidential information such as credit card numbers and related information could have a longer and more significant impact on the business operations than a hardware failure. The loss of confidential information could result in losing the customers' confidence and thus the loss of their business, as well as imposition of fines and damages.

We depend, in part, on our merchant relationships and alliances to grow our Retail and Alliance Services business. If we are unable to maintain these relationships and alliances, our business may be adversely affected.

        Growth in our Retail and Alliance Services business is derived primarily from acquiring new merchant relationships, new and enhanced product and service offerings, cross selling products and services into existing relationships, the shift of consumer spending to increased usage of electronic forms of payment and the strength of our alliance partnerships with banks and financial institutions and other third parties.

        A substantial portion of our business is conducted through "alliances" with banks and other institutions. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance program, we and a bank or other institution form a joint venture, either contractually or through a separate legal entity. Merchant contracts may be contributed to the venture by us and/or the bank or institution. The banks and other institutions generally provide card association sponsorship, clearing and settlement services. These institutions typically act as a merchant referral source when the institution has an existing banking or other relationship. We provide transaction processing and related functions. Both alliance partners may provide management, sales, marketing, and other administrative services. The alliance structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner.

        We rely on the continuing growth of our merchant relationships, alliances and other distribution channels. There can be no guarantee that this growth will continue. The loss of merchant relationships or alliance and financial institution partners could negatively impact our business and result in a reduction of our revenue and profit.

We rely on various financial institutions to provide clearing services in connection with our settlement activities. If we are unable to maintain clearing services with these financial institutions and are unable to find a replacement, our business may be adversely affected.

        We rely on various financial institutions to provide clearing services in connection with our settlement activities. If such financial institutions should stop providing clearing services, we must find other financial institutions to provide those services. If we are unable to find a replacement financial institution we may no longer be able to provide processing services to certain customers which could negatively impact our revenue and earnings.

Future consolidation of client financial institutions or other client groups may adversely affect our financial condition.

        We have experienced the negative impact of the bank industry consolidation in recent years. Bank industry consolidation impacts existing and potential clients in our service areas, primarily in Financial Services and Retail and Alliance Services. Our alliance strategy could be negatively impacted as a result of consolidations, especially where the banks involved are committed to their internal merchant processing businesses that compete with us. Bank consolidation has led to an increasingly concentrated client base in the industry, resulting in a changing client mix for Financial Services as well as increased price compression. Further consolidation in the bank industry or other client base could have a negative impact on us.

We are subject to the credit risk that our merchants and agents will be unable to satisfy obligations for which we may also be liable.

        We are subject to the credit risk of our merchants and agents being unable to satisfy obligations for which we also may be liable. For example, we and our merchant acquiring alliances are contingently liable for transactions originally acquired by us that are disputed by the card holder and charged back to the merchants. If we or the alliance are unable to collect this amount from the merchant, due to the merchant's insolvency or other reasons, we or the alliance will bear the loss for the amount of the refund paid to the cardholder. Also, our subsidiary Integrated Payment Systems Inc. potentially may be liable if holders of official checks that it issues are sold by an agent bank which then becomes insolvent, to the extent that such liabilities are not federally insured or otherwise recovered through the receivership process. We have an active program to manage our credit risk and often mitigate our risk by obtaining collateral. Notwithstanding our program for managing our credit risk, it is possible that a default on such obligations by one or more of our merchants or agents could have a material adverse effect on our business.

Our cost saving plans are based on assumptions that may prove to be inaccurate which may negatively impact our operating results.

        We are in the process of consolidating our data centers and command centers in the United States and internationally. In addition, we are implementing other cost improvement and cost containment programs across all of our business segments. While we expect our cost saving initiatives to result in significant cost savings throughout our organization, our estimated savings are based on several assumptions that may prove to be inaccurate, and as a result we cannot assure that we will realize these cost savings. The failure to achieve our estimated cost savings would negatively affect our financial condition and results of operations.

The ability to adopt technology to changing industry and customer needs or trends may affect our competitiveness or demand for our products, which may adversely affect our operating results.

        Changes in technology may limit the competitiveness of and demand for our services. Our businesses operate in industries that are subject to technological advancements, developing industry standards and changing customer needs and preferences. Also, our customers continue to adopt new technology for business and personal uses. We must anticipate and respond to these industry and customer changes in order to remain competitive within our relative markets.

        For example, the ability to adopt technological advancements surrounding point of sale ("POS") technology available to merchants could have an impact on our International and Retail and Alliance Services business. Our inability to respond to new competitors and technological advancements could impact all of our businesses.

Changes in credit card association or other network rules or standards could adversely affect our business.

        In order to provide our transaction processing services, several of our subsidiaries are registered with Visa and MasterCard and other networks as members or service providers for member institutions. As such, we and many of our customers are subject to card association and network rules that could subject us or our customers to a variety of fines or penalties that may be levied by the card associations or networks for certain acts or omissions by us, acquirer customers, processing customers and merchants. Visa, MasterCard and other networks, some of which are our competitors, set the standards with respect to which we must comply. The termination of our member registration or our status as a certified service provider, or any changes in card association or other network rules or standards, including interpretation and implementation of the rules or standards, that increase the cost of doing business or limit our ability to provide transaction processing services to or through our customers, could have an adverse effect on our business, operating results and financial condition.

Changes in card association and debit network fees or products could increase costs or otherwise limit our operations.

        From time to time, card associations and debit networks increase the organization and/or processing fees (known as interchange fees) that they charge. It is possible that competitive pressures will result in us absorbing a portion of such increases in the future, which would increase our operating costs, reduce our profit margin and adversely affect our business, operating results and financial condition. Furthermore, the rules and regulations of the various card associations and networks prescribe certain capital requirements. Any increase in the capital level required would further limit our use of capital for other purposes.

Changes in laws, regulations and enforcement activities may adversely affect the products, services and markets in which we operate.

        We and our customers are subject to regulations that affect the electronic payments industry in the many countries in which our services are used. In particular, our customers are subject to numerous regulations applicable to banks, financial institutions and card issuers in the United States and abroad, and, consequently, we are at times affected by such federal, state and local regulations. Regulation of the payments industry, including regulations applicable to us and our customers, has increased significantly in recent years. Failure to comply with regulations may result in the suspension or revocation of license or registration, the limitation, suspension or termination of service, and/or the imposition of civil and criminal penalties, including fines which could have an adverse effect on our financial condition. We are subject to U.S. and international financial services regulations, a myriad of consumer protection laws, escheat regulations and privacy and information security regulations to name only a few. Changes to legal rules and regulations, or interpretation or enforcement thereof, could have a negative financial effect on us. In addition, even an inadvertent failure by us to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our reputation or brands.

        There is also increasing scrutiny of a number of credit card practices, from which some of our customers derive significant revenue, by the U.S. Congress and governmental agencies.

        We have structured our business in accordance with existing tax laws and interpretations of such laws which have been confirmed through either tax rulings or opinions obtained in various jurisdictions including those related to value added taxes in Europe. Changes in tax laws or their interpretations could decrease the value of revenues we receive and have a material adverse impact on our business.

Our business may be adversely affected by risks associated with foreign operations.

        We are subject to risks related to the changes in currency rates as a result of our investments in foreign operations and from revenues generated in currencies other than the U.S. dollar. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates. From time to time, we utilize foreign currency forward contracts or other derivative instruments to mitigate the cash flow or market value risks associated with foreign currency denominated transactions. However, these hedge contracts may not eliminate all of the risks related to foreign currency translation. Furthermore, we may become subject to exchange control regulations that might restrict or prohibit the conversion of our other revenue currencies into U.S. dollars. The occurrence of any of these factors could decrease the value of revenues we receive from our international operations and have a material adverse impact on our business.

Unfavorable resolution of tax contingencies could adversely affect our tax expense.

        Our tax returns and positions are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby negatively impacting our results of operations. We have established contingency reserves for material, known tax exposures relating to deductions, transactions and other matters involving some uncertainty as to the proper tax treatment of the item. These reserves reflect what we believe to be reasonable assumptions as to the likely final resolution of each issue if raised by a taxing authority. While we believe that the reserves are adequate to cover reasonably expected tax risks, there is no assurance that, in all instances, an issue raised by a tax authority will be finally resolved at a financial cost not in excess of any related reserve. An unfavorable resolution, therefore, could negatively impact our effective tax rate, financial position, results of operations and cash flows in the current and/or future periods. Our exposure to tax audits includes matters involving our former Western Union unit, which was spun off in September 2006. Under the Tax Allocation Agreement executed at the time of the spin-off, Western Union is responsible for all taxes, interest and penalties related to it and must indemnify us against such amounts. We, however, generally have ultimate liability to the relevant tax authorities for such amounts in the event Western Union were to default in its indemnification obligation.

Failure to protect our intellectual property rights and defend our company from potential patent infringement claims may diminish our competitive advantages or restrict us from delivering our services.

        Our trademarks, patents and other intellectual property are important to our future success. The FIRST DATA trademark and trade name and the STAR trademark and trade name are intellectual property rights which are individually material to us. These trademarks and trade names are widely recognized and associated with quality and reliable service. Loss of the proprietary use of the FIRST DATA or STAR trademarks and trade names or a diminution in the perceived quality associated with them could harm the growth of our businesses. We also rely on proprietary technology. It is possible that others will independently develop the same or similar technology. Assurance of protecting our trade secrets, know-how or other proprietary information cannot be guaranteed. Our patents could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or advantage. If we were unable to maintain the proprietary nature of our technologies, we could lose competitive advantages and be materially adversely affected. The laws of certain foreign countries in which we do business or contemplate doing business in the future do not recognize intellectual property rights or protect them to the same extent as do the laws of the United States. Adverse determinations in judicial or administrative proceedings could prevent us from selling our services or prevent us from preventing others from selling competing services, and thereby may have a material adverse affect on our business and results of operations. Additionally, claims have been made, are currently pending, and other claims may be made in the future, with regards to our technology infringing on a patent or other intellectual property rights. Unfavorable resolution of these claims could either result in our being restricted from delivering the related service or result in a settlement that could be material to us.

We are the subject of various legal proceedings which could have a material adverse effect on our revenue and profitability.

        We are involved in various litigation matters. We are also involved in or are the subject of governmental or regulatory agency inquiries or investigations from time to time. If we are unsuccessful in our defense in the litigation matters, or any other legal proceeding, we may be forced to pay damages or fines and/or change our business practices, any of which could have a material adverse effect on our revenue and profitability. For more information about our legal proceedings, see "Business—Legal Proceedings."

The ability to recruit, retain and develop qualified personnel is critical to our success and growth.

        All of our businesses function at the intersection of rapidly changing technological, social, economic and regulatory developments that requires a wide ranging set of expertise and intellectual capital. For us to successfully compete and grow, we must retain, recruit and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. In addition, we must develop our personnel to provide succession plans capable of maintaining continuity in the midst of the inevitable unpredictability of human capital. However, the market for qualified personnel is competitive and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors. Our effort to retain and develop personnel may also result in significant additional expenses, which could adversely affect our profitability.

        We also manage our business with a number of key personnel that do not have employment agreements with us. In connection with the appointment of a new Chief Executive Officer concurrent with the closing of the Merger, changes have been and may continue to be made to our senior management. We cannot assure you that key personnel, including executive officers, will continue to be employed by us or that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on us.

Failure to comply with state and federal antitrust requirements could adversely affect our business.

        Through our merchant alliances, we hold an ownership interest in several competing merchant acquiring businesses while serving as the electronic processor for those businesses. In order to satisfy state and federal antitrust requirements, we actively maintain an antitrust compliance program. Notwithstanding our compliance program, it is possible that perceived or actual violation of state or federal antitrust requirements could give rise to regulatory enforcement investigations or actions. Regulatory scrutiny of, or regulatory enforcement action in connection with, compliance with state and federal antitrust requirements could have a material adverse effect on our reputation and business.

The market for our electronic commerce services is evolving and may not continue to develop or grow rapidly enough for us to maintain and increase our profitability.

        If the number of electronic commerce transactions does not continue to grow or if consumers or businesses do not continue to adopt our services, it could have a material adverse effect on the profitability of our business, financial condition and results of operations. We believe future growth in the electronic commerce market will be driven by the cost, ease-of-use, and quality of products and services offered to consumers and businesses. In order to consistently increase and maintain our profitability, consumers and businesses must continue to adopt our services.

We may experience breakdowns in our processing systems that could damage customer relations and expose us to liability.

        We depend heavily on the reliability of our processing systems in our core businesses. A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. Not only would we suffer damage to our reputation in the event of a system outage or data loss, but we may also be liable to third parties. Many of our contractual agreements with financial institutions require the payment of penalties if our systems do not meet certain operating standards. To successfully operate our business, we must be able to protect our processing and other systems from interruption, including from events that may be beyond our control. Events that could cause system interruptions include but are not limited to:

  •
  fire;

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  natural disaster;

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  unauthorized entry;

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  power loss;

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  telecommunications failure;

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  computer viruses;

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  terrorist acts; and

  •
  war.

        Although we have taken steps to protect against data loss and system failures, there is still risk that we may lose critical data or experience system failures. We perform the vast majority of disaster recovery operations ourselves, though we utilize select third parties for some aspects of recovery, particularly internationally. To the extent we outsource our disaster recovery, we are at risk of the vendor's unresponsiveness in the event of breakdowns in our systems. Furthermore, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

We may experience software defects, computer viruses and development delays, which could damage customer relations, decrease our potential profitability and expose us to liability.

        Our products are based on sophisticated software and computing systems that often encounter development delays, and the underlying software may contain undetected errors, viruses or defects. Defects in our software products and errors or delays in our processing of electronic transactions could result in:

  •
  additional development costs;

  •
  diversion of technical and other resources from our other development efforts;

  •
  loss of credibility with current or potential customers;

  •
  harm to our reputation; or

  •
  exposure to liability claims.

        In addition, we rely on technologies supplied to us by third parties that may also contain undetected errors, viruses or defects that could have a material adverse effect on our business, financial condition and results of operations. Although we attempt to limit our potential liability for warranty claims through disclaimers in our software documentation and limitation-of-liability provisions in our license and customer agreements, we cannot assure you that these measures will be successful in limiting our liability.

Acquisitions and integrating such acquisitions create certain risks and may affect our operating results.

        We have been an active business acquirer both in the United States and internationally, and may continue to be active in the future. The acquisition and integration of businesses involves a number of risks. The core risks are in the areas of valuation (negotiating a fair price for the business based on inherently limited diligence) and integration (managing the complex process of integrating the acquired company's people, products, technology and other assets so as to realize the projected value of the acquired company and the synergies projected to be realized in connection with the acquisition). In addition, international acquisitions often involve additional or increased risks including, for example:

  •
  managing geographically separated organizations, systems and facilities;

  •
  integrating personnel with diverse business backgrounds and organizational cultures;

  •
  complying with foreign regulatory requirements;

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  fluctuations in currency exchange rates;

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  enforcement of intellectual property rights in some foreign countries;

  •
  difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

  •
  general economic and political conditions.

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our combined businesses and the possible loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with acquisitions and the integration of the two companies' operations could have an adverse effect on our business, results of operations, financial condition or prospects.

Risks Related to the Exchange Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indentures governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Your right to receive payments on any series of the notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

        Our obligations under the notes and our guarantors' obligations under their guarantees of the notes will be unsecured, but our obligations under our senior secured credit facilities and each guarantor's obligations under its guarantee of the senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our wholly owned U.S. subsidiaries and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. See "Description of Other Indebtedness."

        As of March 31, 2009, we had $12,784.5 million of senior secured indebtedness, which is indebtedness under our senior secured credit facilities, not including the availability of an additional $1,634.4 million under our revolving credit facility (which gives effect to an unfunded commitment of $230.6 million (due to the September 2008 bankruptcy filing by an affiliate of Lehman Brothers Holdings Inc. and lack of assurance they will participate in any future funding request) but without giving effect to approximately $39.4 million of outstanding letters of credit as of March 31, 2009), up to an additional $1,500 million of term loan and revolving credit facilities that we are permitted to obtain under our senior secured credit agreement if we are able to obtain loan commitments from banks, $7,500 million notional of floating rate to fixed rate swaps that hedge interest rate risk exposure on the senior secured term loan facility and €91.1 million and $115.0 million Australian dollars notional of cross currency swaps that serve as net investment hedges. The indentures governing the notes will permit us, our subsidiary guarantors and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Claims of noteholders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

        The notes are not guaranteed by any of our foreign subsidiaries or certain other subsidiaries, including Integrated Payment Systems Inc. Accordingly, claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or creditors of us, including the holders of the notes.

        Our non-guarantor subsidiaries accounted for approximately $353.3 million, or 17.0%, of our consolidated revenue for three months ended March 31, 2009, and approximately $5,894.1 million, or 20.5%, of our total assets excluding settlement assets as of March 31, 2009.

        In addition, we have $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit and other agreements for general corporate purposes. Certain of these arrangements are uncommitted, but, as of March 31, 2009, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts if borrowings were outstanding, in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty.

Your right to receive payments on the exchange senior subordinated notes and the guarantees thereof will be junior to the rights of the holders of all of our senior debt, including our existing 9 7/8% senior notes and the exchange senior notes, and the senior indebtedness of our guarantors and any of our guarantors' future senior indebtedness.

        The exchange senior subordinated notes and the guarantees thereof will be general unsecured obligations that rank junior in right of payment to all of our and our guarantors' senior indebtedness. As of March 31, 2009, we had approximately $20,050.2 million of senior indebtedness, comprised of $12,784.5 million of borrowings under the senior secured credit facilities, $6,930.2 million of senior notes and existing 9 7/8% senior notes and $335.5 million of other debt, including capital lease obligations, lines of credit and settlement funding activity provided by our joint venture partner in the Merchant Solutions joint venture. An additional $1,634.4 million was available to be drawn under our revolving credit facility (which gives effect to an unfunded commitment of $230.6 million (due to the September 2008 bankruptcy filing by an affiliate of Lehman Brothers Holdings Inc. and lack of assurance they will participate in any future funding request) but without giving effect to approximately $39.4 million of outstanding letters of credit as of March 31, 2009). We have $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit and other agreements for general corporate purposes. Certain of these arrangements are uncommitted, but, as of March 31, 2009, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts if borrowings were outstanding, in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty. In addition, we have the option to increase the amount available under the term loan and revolving credit facilities by up to an aggregate of $1,500.0 million if we are able to obtain loan commitments. We may not pay principal, premium, if any, interest or other amounts on account of the exchange senior subordinated notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our existing 9 7/8% senior notes, the senior notes and our senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to certain of our senior indebtedness, we may not be permitted to pay any amount on account of the exchange senior subordinated notes for a designated period of time. See "Description of Senior Subordinated Notes."

        Because of the subordination provisions in the exchange senior subordinated notes, in the event of our or our guarantors' bankruptcy, liquidation or dissolution, our or their assets will not be available to pay obligations under the exchange senior subordinated notes and the related guarantees until we have made all payments in cash on our and our guarantors' senior indebtedness. Sufficient assets may not remain after all these payments have been made to make any payments on the exchange senior subordinated notes, including payments of principal or interest when due.

        In addition, all payments on the exchange senior subordinated notes and the guarantees thereof will be blocked in the event of a payment default on our senior indebtedness, and for limited periods, upon the occurrence of other defaults under our senior secured credit facilities or certain other senior indebtedness, including our existing 9 7/8% senior notes and the senior notes. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our guarantors, holders of the exchange senior subordinated notes will participate with trade creditors and all other holders of our and our guarantors' subordinated indebtedness in the assets remaining after we and our guarantors have paid all of our senior indebtedness. However, because the senior secured credit facilities and the indentures governing the senior notes and the existing 9 7/8% senior notes will require that amounts otherwise payable to holders of the exchange senior subordinated notes and guarantees thereof in a bankruptcy or similar proceeding be paid to holders of senior indebtedness, holders of the exchange senior subordinated notes and guarantees thereof may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and our guarantors may not have sufficient funds to pay all of our creditors and holders of the exchange senior subordinated notes and guarantees thereof may receive less, ratably, than the holders of our senior indebtedness.

The voting interest of the holders of the exchange senior notes may be diluted.

        The exchange senior notes, the outstanding senior notes and the existing 9 7/8% senior notes will not be treated as separate classes for voting purposes, but rather as a single class of debt. Consequently, any action requiring the consent of holders of the outstanding principal amount of the exchange senior notes under the indenture governing the exchange senior notes will also require the consent of holders of the outstanding senior notes and the existing 9 7/8% senior notes and the individual voting interest of each holder of the exchange senior notes is accordingly diluted.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

        Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under the senior secured credit facilities, the indenture governing the existing 9 7/8% senior notes or the indentures governing the notes, that is not waived by the required lenders or holders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior secured credit facilities, the indenture governing the existing 9 7/8% senior notes and the indentures governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facilities, the indenture governing the existing 9 7/8% senior notes and the indentures governing the notes. In the event of such default,

  •
  the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

  •
  the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets;

  •
  we could be forced into bankruptcy or liquidation; and

  •
  the subordination provision in the exchange senior subordinated notes may prevent us from paying any obligation with respect to such notes.

        If our operating performance declines, we may in the future need to obtain waivers from the required lenders or holders under our senior secured credit facilities, the holders of the existing 9 7/8% senior notes and the holders of the notes to avoid being in default. If we breach our covenants under our senior secured credit facilities, the indenture governing the existing 9 7/8% senior notes or the indentures governing the notes and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default under our senior secured credit facilities, the indenture governing the existing 9 7/8% senior notes or the indentures governing the notes, the lenders or holders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes that are outstanding at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit facilities, the indenture governing our existing 9 7/8% senior notes and the indentures governing the notes, from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit facilities, the indenture governing our existing 9 7/8% senior notes and the indentures governing the notes. Our failure to repurchase the notes upon a change of control would cause a default under the indentures governing the notes and a cross default under the senior secured credit facilities and the indenture governing the existing 9 7/8% senior notes. The senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The lenders under the senior secured credit facilities will have the discretion to release any subsidiary guarantors under the senior secured credit facilities in a variety of circumstances, which will cause those subsidiary guarantors to be released from their guarantees of the notes.

        While any obligations under the senior secured credit facilities remain outstanding, any subsidiary guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures governing the notes, at the discretion of lenders under the senior secured credit facilities, if the related subsidiary guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See "Description of Senior Notes" and "Description of Senior Subordinated Notes." The lenders under the senior secured credit facilities will have the discretion to release the subsidiary guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes, including the guarantee by the guarantors entered into upon issuance of the notes and subsidiary guarantees (if any) that may be entered into thereafter under the terms of the indentures governing the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

  •
  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay such debts as they mature; or

  •
  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        Although each guarantee entered into by a subsidiary will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

U.S. holders will be required to pay United States federal income tax as original issue discount accrues on the senior PIK notes whether or not we pay cash interest.

        The interest on the senior PIK notes will be payable in PIK interest for each interest period up to and including September 30, 2011. As a result, for United States federal income tax purposes, none of the interest payments on the senior PIK notes will be qualified stated interest. Consequently, the senior PIK notes will be treated as having been issued with original issue discount, and U.S. holders (as defined in "Certain United States Federal Income Tax Consequences") will be required to include the original issue discount in gross income for United States federal income tax purposes on a constant yield to maturity basis, regardless of the U.S. holder's regular method of accounting for United States federal income tax purposes or whether interest is paid currently in cash. If the senior cash-pay notes or senior subordinated notes were to be treated as having been issued with original issue discount, a U.S. holder of those notes would be subject to similar tax treatment. See "Certain United States Federal Income Tax Consequences" for more detail.

The interests of our controlling stockholders may differ from the interests of the holders of the notes.

        Affiliates of KKR indirectly own approximately 39.5% of our voting capital stock. Affiliates of KKR are entitled to elect all of our directors, to appoint new management and to approve actions requiring the approval of the holders of our capital stock, including adopting amendments to our certificate of incorporation and approving mergers or sales of substantially all of our assets.

        The interests of these persons may differ from yours in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of KKR and its affiliates, as equity holders, might conflict with your interests as a note holder. KKR and its affiliates may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a note holder. Additionally, the indentures governing the notes permit us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and KKR may have an interest in our doing so.

        Additionally, KKR is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly and indirectly with us. KKR may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. You should consider that the interests of these holders may differ from yours in material respects. See "Certain Relationships and Related Party Transactions and Director Independence."

 FORWARD-LOOKING STATEMENTS

        Certain matters we discuss in this prospectus and in other public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans, projections or intentions. All statements we make relating to revenue, EBITDA, earnings, margins, growth rates and other financial results for future periods are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which our forward-looking statements are premised include:

  (a)
  no adverse impact on our business as a result of our high degree of leverage;

  (b)
  timely, successful and cost-effective consolidation of our processing platforms and data centers;

  (c)
  continued growth at rates approximating recent levels for card-based payment transactions and other product markets;

  (d)
  successful conversions under service contracts with major clients;

  (e)
  successful and timely integration of significant businesses and technologies acquired by us and realization of anticipated synergies;

  (f)
  timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies;

  (g)
  continuing development and maintenance of appropriate business continuity plans for our processing systems based on the needs and risks relative to each such system;

  (h)
  absence of further consolidation among client financial institutions or other client groups which has a significant impact on our client relationships and no material loss of business from our significant customers;

  (i)
  achieving planned revenue growth throughout the company, including in the merchant alliance program which involves several joint ventures not under our sole control and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives;

  (j)
  successfully managing the credit and fraud risks in our business units and the merchant alliances, particularly in the context of the developing e-commerce markets;

  (k)
  anticipation of and response to technological changes, particularly with respect to e-commerce;

  (l)
  attracting and retaining qualified key employees;

  (m)
  no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting our businesses which require significant product redevelopment efforts, reduce the market for or value of our products or render products obsolete;

  (n)
  continuation of the existing interest rate environment so as to avoid unanticipated increases in interest on our borrowings;

  (o)
  no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters;

  (p)
  no catastrophic events that could impact our or our major customer's operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending;

  (q)
  no material breach of security of any of our systems; and

  (r)
  successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

        Variations from these assumptions or failure to achieve these objectives could cause actual results to differ from those projected in the forward-looking statements. We assume no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time. Due to the uncertainties inherent in forward-looking statements, readers are urged not to place undue reliance on these statements.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offers. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

        The following table summarizes our cash position and capitalization as of March 31, 2009. This table should be read in conjunction with the information included under the headings "Use of Proceeds," "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Indebtedness" and our consolidated financial statements and related notes included elsewhere in this prospectus.

As of March 31, 2009
(Unaudited) (in millions)
Cash and cash equivalents	$422.1

Debt:
Senior secured credit facilities:
Revolving credit facility(1)	$135.0
Term loan facility(2)	12,649.5
Existing 9 7/8% senior notes(3)	2,200.0
Outstanding senior cash-pay notes(4)	1,550.0
Outstanding senior PIK notes(4)	3,180.2
Outstanding senior subordinated notes(4)	2,500.0
Previously Existing Notes	73.8
Capital lease obligations	211.1
Other existing debt(5)	124.6

Total debt	22,624.2
Equity	2,056.4

Total capitalization	$24,680.6

(1)
Our $2,000.0 million senior secured revolving credit facility has a term through the third quarter of 2013. As of March 31, 2009, $135.0 million was drawn on the facility (without giving effect to approximately $39.4 million of outstanding letters of credit as of March 31, 2009). Since an affiliate of Lehman Brothers Holdings Inc. filed for bankruptcy in September 2008, it has not funded its $230.6 million commitment under the senior secured revolving credit facility and there is no assurance they will participate in any future funding requests or that we could obtain replacement loan commitments from other banks. We are monitoring the financial stability of other financial institutions that have made commitments under the revolving credit facility, none of which represent more than approximately 15% of the remaining capacity. See "Description of Other Indebtedness—Senior Secured Credit Facilities."

(2)
Our $13,000.0 million senior secured term loan facility has an ultimate maturity of September 24, 2014. The term loan facility balance as of March 31, 2009 is net of quarterly installment payments of 1% annual principal amortization of the original funded principal amount and also reflects foreign exchange impact of euro denominated portion of loan.

(3)
Our existing 9 7/8% senior notes mature on September 24, 2015. Interest accrues on the existing 9 7/8% senior notes at a rate of 9 7/8% per annum. The existing 9 7/8% senior notes are fully and unconditionally guaranteed on a senior basis by each subsidiary that guarantees our senior secured credit facilities.

(4)
Our outstanding senior cash-pay notes mature on September 24, 2015. Interest accrues on the outstanding senior cash-pay notes at a rate of 9 7/8% per annum. Our outstanding senior PIK notes mature on September 24, 2015. Interest on the outstanding senior PIK notes accrues at the rate of 10 11/20% per annum that will be paid entirely by increasing the principal amount of the outstanding senior PIK notes or by issuing outstanding senior PIK notes ("PIK interest") for any interest payment period up to and including September 30, 2011. Beginning on October 1, 2011, interest subsequently due on the outstanding senior PIK notes will be payable in cash. The outstanding senior subordinated notes mature on March 31, 2016. Interest accrues on the outstanding senior subordinated notes a the rate of 11 1/4 per annum.

(5)
Consists of $97.3 million of borrowings outstanding under lines of credit and $27.3 million of miscellaneous notes payable. We have $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit and other agreements for general corporate purposes. Certain of these arrangements are uncommitted, but, as of March 31, 2009, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts if borrowings were outstanding, in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth our selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical consolidated financial data of the Predecessor for the year ended December 31, 2006 and for the period from January 1, 2007 through September 24, 2007 have been derived from our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected historical consolidated financial data of the Successor as of December 31, 2007 and 2008 and for the period from September 25, 2007 through December 31, 2007 and for the year ended December 31, 2008 have been derived from our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected historical consolidated financial data of the Predecessor as of December 31, 2006 and for the year ended December 31, 2005 have been derived from our audited consolidated financial statements and related notes thereto not included in this prospectus. The selected historical consolidated financial data of the Predecessor as of December 31, 2004 and 2005 and for the year ended December 31, 2004 have been derived from our unaudited consolidated financial statements not included in this prospectus. The selected historical financial data as of and for the three months ended March 31, 2009 and March 31, 2008 have been derived from our unaudited consolidated financial statements appearing elsewhere in this prospectus.

        Although First Data continued as the same legal entity after the Merger, the financial data for 2007 is presented for two periods: Predecessor and Successor, which relate to the period preceding the Merger and the period succeeding the Merger, respectively. "First Data," "the Company," "we," "us" and "our" refers to our operations and our consolidated subsidiaries for both the Predecessor and Successor periods.

        The results of operations for any period are not necessarily indicative of the results to be expected for any future period. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	Predecessor				Successor
					As of December 31, 2007 and period from September 25, through December 31, 2007(7)
				Period from January 1 through September 24, 2007
	As of and for the Year Ended December 31,					As of and for the Year Ended December 31, 2008	As of and for the Three Months Ended March 31,
	2004	2005	2006				2008	2009
	(in millions)
Statement of Operations Data:
Revenues	$6,633.4	$6,526.1	$7,076.4	$5,772.9	$2,278.5	$8,811.3	$2,126.5	$2,076.2

Expenses:
Cost of services (exclusive of items shown below)(1)	2,741.9	2,307.2	2,493.3	2,207.3	790.3	3,048.0	756.8	786.5
Cost of products sold(1)	223.3	249.6	281.0	209.2	87.3	316.8	70.9	63.5
Selling, general and administrative(1)	1,061.6	1,010.8	1,129.3	1,058.8	367.9	1,197.4	304.3	254.3
Reimbursable debit network fees, postage and other	1,084.7	1,283.4	1,467.6	1,257.5	510.4	2,100.7	478.8	589.6
Depreciation and amortization(1)		610.0	619.7	476.4	367.8	1,369.7	319.1	329.5
Other operating expenses, net(2)	120.3	142.6	5.0	23.3	(0.2)	3,255.6	—	22.4

	5,231.8	5,603.6	5,995.9	5,232.5	2,123.5	11,288.2	1,929.9	2,045.8

Operating profit	1,401.6	922.5	1,080.5	540.4	155.0	(2,476.9)	196.6	30.4

Interest income	23.1	12.4	55.5	30.8	17.9	26.0	9.0	3.3
Interest expense	(116.4)	(190.9)	(248.0)	(103.6)	(584.7)	(1,964.9)	(517.7)	(448.2)
Other income (expense)(3)	150.1	145.8	22.6	4.9	(74.0)	(14.4)	(43.2)	23.3

Income (loss) before income taxes, equity earnings in affiliates and discontinued operations	1,458.4	889.8	910.6	472.5	(485.8)	(4,430.2)	(355.3)	(391.2)
Income tax (benefit) expense	356.5	188.3	203.7	125.8	(176.1)	(699.2)	(130.5)	(144.8)
Equity earnings in affiliates	163.2	232.9	283.1	223.0	46.8	123.0	32.1	18.5

Net (loss) income from continuing operations	1,265.1	934.4	990.0	569.7	(262.9)	(3,608.0)	(192.7)	(227.9)
Less: Net income from continuing operations attributable to noncontroling interests	113.8	126.9	142.3	105.3	39.0	156.3	29.0	3.4

Net (loss) income from continuing operations attributable to First Data Corporation	$1,151.3	$807.5	$847.7	$464.4	$(301.9)	$(3,764.3)	(221.7)	(231.3)

Balance Sheet Data:
Cash and cash equivalents	$708.4	$676.4	$1,154.2		$606.5	$406.3	$701.9	$422.1
Current and long-term settlement assets	14,995.5	16,076.3	19,149.8		18,228.4	8,662.9	16,000.1	7,995.7
Total assets	32,718.8	34,248.5	34,565.8		52,509.3	38,176.1	50,271.1	36,740.9
Total borrowings (including current portion of long-term borrowings)	4,604.3	5,354.6	2,516.2		22,573.8	22,572.5	22,712.6	22,624.2
Other Financial Data:
EBITDA(4)	$2,257.1	$1,863.3	$1,944.7	$1,203.2	$516.0	$(965.0)	$524.9	$420.9
Capital expenditures, net(5)	380.7	327.4	300.1	399.2	112.7	447.8	94.2	81.9
Ratio of earnings to fixed charges(6)	10.93	5.51	4.76	5.64

(1)
Effective in 2008, we revised our Statement of Operations presentation to begin presenting Depreciation and amortization as a separate component of Expenses rather than including it in Cost of services, Cost of products sold and Selling, general and administrative, respectively. The years ended December 31, 2007, 2006 and 2005 have been conformed to this presentation.

(2)
Other operating expenses, net include: restructuring, net; impairments; litigation and regulatory settlements; and other. Such expenses include a goodwill impairment charge of $3.2 billion in 2008.

(3)
Other income (expense) includes: investment gains and (losses); derivative financial instruments gains and (losses); divestitures, net; debt repayment gains and (losses); and non-operating foreign currency gains and (losses).

(4)
EBITDA, a measure used by management to measure performance, is defined as income (loss) from continuing operations plus net interest expense, income tax (benefit) expense, depreciation and amortization. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA will provide more comparability between the historical results and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies.

          EBITDA is calculated as follows:

	Predecessor				Successor
	For the Year Ended December 31,			For January 1 through September 24, 2007	For September 25, through December 31, 2007			As of and for the Three Months Ended March 31, 2009
						As of and for the Year Ended December 31, 2008	For the three Months Ended March 31, 2008
	2004	2005	2006
Net income (loss) from continuing operations attributable to First Data Corporation	$1,151.3	$807.5	$847.7	$464.4	$(301.9)	$(3,764.3)	$(221.7)	$(231.3)
Interest expense, net	93.3	178.5	192.5	72.8	566.8	1,938.9	508.7	444.9
Income tax (benefit) expense	356.5	188.3	203.7	125.8	(176.1)	(699.2)	(130.5)	(144.8)
Depreciation and amortization(a)	656.0	689.0	700.8	540.2	427.2	1,559.6	368.4	352.1

EBITDA	$2,257.1	$1,863.3	$1,944.7	$1,203.2	$516.0	$(965.0)	$524.9	$420.9

  (a)
  Depreciation and amortization includes amortization of pre-payments on customer contracts which is recorded as a contra-revenue, amortization related to equity method investments which is netted with Equity earnings in affiliates and all other depreciation and amortization which is classified within Expenses in the Consolidated Statements of Operations.

(5)
Capital expenditures represent net cash paid for property and equipment as well as payments to secure customer service contracts, including outlays for conversion and capitalized systems development costs.

(6)
For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest on debt, amortization of deferred financing costs and a portion of rentals determined to be representative of interest. Fixed charges do not include interest on income tax liabilities. Earnings consist of income before income taxes plus fixed charges. Our ratio of earnings to fixed charges is less than one-to-one for the year ended December 31, 2008 as well as the successor period from September 25, 2007 through December 31, 2007. The deficiencies in total earnings were $4,463.5 million for the year ended December 31, 2008 and $478.0 million for the successor period from September 25, 2007 through December 31, 2007. Our ratio of earnings to fixed charges is less than one-to-one for the three months ended March 31, 2009 and 2008, respectively. The deficiencies in total earnings were $376.1 million and $352.2 million, respectively.

(7)
Includes the results of operations (reflecting the change in fair value of forward starting contingent interest rate swaps) of Acquisition Corp. for the period prior to the merger with and into First Data from March 29, 2007 (its formation) through September 24, 2007. Also includes post merger results of First Data for the period from September 25, 2007 to December 31, 2007.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations covers periods prior to and following the Merger. The discussion and analysis of historical periods prior to the consummation of the Merger does not reflect the significant impact that the Merger has had and will have on us, including significantly increased leverage and liquidity requirements. You should read the following discussion of our results of operations and financial condition with the "Selected Historical Consolidated Financial Data" and the audited and unaudited historical consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

        You also should read the following discussion of our results of operations and financial condition with "Business" for a discussion of certain of our important financial policies and objectives; performance measures and operational factors we use to evaluate our financial condition and operating performance; and our business segments.

Overview

        First Data Corporation, with administrative headquarters in Greenwood Village, Colorado and principal executive office in Atlanta, Georgia, operates electronic commerce businesses providing services that include merchant transaction processing and acquiring services; credit, retail and debit card issuing and processing services; prepaid card services; official check issuance; and check verification, settlement and guarantee.

        To achieve our financial objectives, we focus on internal revenue growth. Internal growth is achieved through the development of new technologies and payment methods, focused sales force efforts and entering into new and strengthening existing alliance partner relationships. Internal growth also is driven through increased demand through growth of clients and partners. We have long-standing relationships and long-term contracts with these clients and partners. The length of the contracts varies across the Company's business units, but the majority are for multiple years.

  Segment Realignment

        Effective January 1, 2009, our Chief Executive Officer began making strategic and operating decisions with regards to assessing performance and allocating resources based on a new segment structure. Segment results for 2008, 2007 and 2006 have been adjusted to reflect the new structure. We now operate in four business segments: Retail and Alliance Services, Financial Services, International and Integrated Payment Systems ("IPS"). The most significant changes are check verification, settlement and guarantee services moving from the Financial Services segment into the Retail and Alliance Services segment as well as the Prepaid Services segment moving into the Retail and Alliance Services segment. Each of the segments is discussed in more detail in the "Segment Discussion" section below.

  Adoption of SFAS No. 160

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements ("SFAS No. 160"), which modifies reporting for noncontrolling interests (minority interest) in consolidated financial statements. SFAS No. 160 requires noncontrolling interests be reported in equity and establishes a new framework for recognizing net income or loss and comprehensive income by the controlling interest. SFAS No. 160 requires specific disclosures regarding changes in equity interest of both the controlling and noncontrolling parties and presentation of the noncontrolling equity balance and income or loss for all periods presented. SFAS No. 160 is effective for interim and annual periods in fiscal years beginning after December 15, 2008.

        Upon adoption, prior period financial statements were revised for the presentation of the noncontrolling interests consistent with the retrospective application required by SFAS No. 160. The impact of the retrospective application of this standard is as follows:

  •
  Reclassifies Minority interest to Net income attributable to noncontrolling interests on the Consolidated Statements of Operations;

  •
  Reclassifies Minority interest to Noncontrolling interests within the total equity section on the Consolidated Balance Sheets;

  •
  Includes changes in Noncontrolling interests on the Consolidated Statements of Equity;

  •
  Reclassifies distributions of cumulative income to minority/noncontrolling interests from operating activities to financing activities and reclassifies purchases of minority/noncontrolling interests from investing activities to financing activities on the Consolidated Statements of Cash Flows. Additionally, reclassifies Minority interest to Net (loss) income on this statement; and

  •
  Adds the Consolidated Statements of Comprehensive (Loss) Income.

        In addition, the Company adjusted references to these items in the notes to the Company's Consolidated Financial Statements.

  Presentation

        This Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") is presented for the successor year ended December 31, 2008 as well as the successor period from September 25, 2007 through December 31, 2007 and the predecessor period from January 1, 2007 through September 24, 2007. The full year 2007 is also presented on a pro forma basis along with the historical year ended December 31, 2006. Predecessor and successor periods primarily relate to the periods preceding the Merger (see "Merger" in "2007 Overview" below) and the periods succeeding the Merger, respectively. We believe that the discussion on a pro forma basis is a useful supplement to the historical results as it allows the 2007 results of operations to be analyzed on a more comparable basis to 2008 and 2006 full year results. See the 2007 unaudited pro forma condensed consolidated statement of operations below which reflect the consolidated results of operations as if the Merger had occurred on January 1, 2007. Note that there were no adjustments in the calculation of pro forma revenue and the most significant pro forma adjustments in the calculation of pro forma expense pertained to depreciation and amortization of the re-valued fixed assets and intangible assets and to interest expense on the debt issued in connection with the Merger.

Three Months Ended March 31, 2009 Overview

        The following financial summary presents comparative information for the three months ended March 31, 2009 and the three months ended March 31, 2008:

	Three months ended March 31,
			Percentage Change
(in millions)	2009	2008
Total consolidated revenues	$2,076.2	$2,126.5	(2)%
Total consolidated operating profit	$30.4	$196.6	(85)%
Retail and Alliance Services segment revenue	$1,156.0	$1,081.1	7%
Financial Services segment revenue	$544.2	$558.5	(3)%
International segment revenue	$368.7	$439.1	(16)%

  Chase Paymentech Solutions and Wells Fargo Merchant Services

        On November 1, 2008 and as described in more detail below, we and JPMorgan Chase terminated our merchant alliance joint venture, Chase Paymentech SolutionsTM ("CPS"), which was our largest merchant alliance. We received our proportionate 49% share of the assets of the joint venture. The new domestic owned and managed business is being operated as part of FDC's Retail and Alliance Services segment. We continue to provide transaction processing and related services for certain merchants of the joint venture that were allocated to JPMorgan Chase but are resident on FDC's processing platforms. We historically accounted for our minority interest in the joint venture under the equity method of accounting. Since November 1, 2008, the portion of CPS business received by us in the separation is reflected on a consolidated basis throughout the financial statements. In the three months ended March 31, 2008, CPS comprised the vast majority of the "Equity earnings in affiliates" and the processing and other fees noted in footnote (a) on the face of the Consolidated Statements of Operations.

        On December 31, 2008, we and Wells Fargo & Company ("WFB") extended our merchant alliance joint venture, Wells Fargo Merchant Services, LLC ("WFMS") for five years beyond its previously contracted termination date through December 31, 2014. In connection with the agreement to extend WFMS, FDC sold 12.5% of the membership interests to WFB. This resulted in FDC and WFB owning 40% and 60% of WFMS, respectively, as of December 31, 2008. As a result of the transaction, we deconsolidated the WFMS balance sheet and are reflecting our remaining ownership interest as an equity method investment. In 2009, our share of WFMS's earnings is reflected in the "Equity earnings in affiliates" line in the Consolidated Statements of Operations and therefore consolidated revenues and expenses decreased. In the three months ended March 31, 2009, WFMS comprised the majority of the "Equity earnings in affiliates" and the processing and other fees noted in footnote (a) on the face of the Consolidated Statements of Operations.

        In comparing 2008 to 2009, the net impact of the termination of CPS and the deconsolidation of WFMS were offsetting in nature but resulted in net increases in consolidated revenues and expenses and net decreases in "Equity earnings in affiliates" due to the relative greater significance of CPS related balances. Net income attributable to noncontrolling interests was negatively impacted in 2009 compared to 2008 as the result of the WFMS membership interest sale referred to above but was otherwise largely unaffected by the structural changes. The combined impact of these transactions is referred to in this MD&A as "the net impact of the alliance transactions."

  Economic Conditions

        General economic conditions in the U.S. and other areas of the world weakened in the second half of 2008 with a dramatic acceleration in the fourth quarter which continued into the first quarter of 2009. Many of our businesses rely in part on the number and size of consumer transactions which have been challenged by a weakened U.S. and world economy and difficult credit markets. Broad slowdowns in consumer spending had a material impact on first quarter 2009 revenues and profits. We experienced increased credit losses during the first quarter of 2009 compared to both the first quarter of 2008 and the fourth quarter of 2008 resulting from a higher level of merchant failures and bankruptcy filings generally attributable to challenges in the current economic environment. We believe this trend could potentially continue if current economic conditions persist or worsen during the remainder of 2009. In addition, our revenues and operating profit during the first quarter of 2009 as compared to the same period in 2008 were adversely impacted by consumer spending shifting to large discount merchants. The shift to large discount merchants had less of an effect in the first quarter 2009 compared to the fourth quarter 2008 due to a higher percentage of sales that occurred at large discount merchants during the holiday season. Also as a result of the current economic conditions in the U.S., credit card issuers have been reducing credit limits and closing accounts and are more selective with regard to whom they issue credit cards. This reduction in the number of accounts and account activity adversely impacted Financial Services segment results in the three months ended March 31, 2009 as discussed below. A continuation of the economic slowdown could adversely impact our future revenues and profits.

        Our source of liquidity is principally cash generated from operating activities, supplemented as necessary on a very short-term basis by borrowings against our revolving credit facility. The economic downturn is expected to have at least a near term impact on the capital resources provided by operating activities. We utilized the revolving credit facility at the end of March 2009 on a very short-term basis due to timing of expenditures.

        In addition to the current economic conditions, there is also volatility in the credit and capital markets which could adversely impact our results of operations due to the potential for additional investment losses and investment impairments. There were no investment impairments recorded during the three months ended March 31, 2009 and investment losses were not material.

2008 Overview

        The following financial summary presents comparative information for the year ended December 31, 2008 versus the year ended December 31, 2007 on a pro forma basis as well as the December 31, 2007 pro forma period compared to the historical year ended December 31, 2006. The 2007 discussion of results for the predecessor and successor periods are presented later in this MD&A.

	Historical	Pro Forma	Historical
	Successor		Successor	Predecessor		Percent Change
	Year ended December 31, 2008	Year ended December 31, 2007	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006	Historical 2008 vs. Pro Forma 2007	Pro Forma 2007 vs. Historical 2006
				(in millions)
Total consolidated revenues	$8,811.3	$8,051.4	$2,278.5	$5,772.9	$7,076.4	9%	14%
Total consolidated operating (loss) profit(a)	$(2,476.9)	$550.0	$155.0	$540.4	$1,080.5	NM	(49)%
Retail and Alliance Services segment revenue	$4,759.5	$4,416.4	$1,238.3	$3,178.1	$4,029.6	8%	10%
Financial Services segment revenue	$2,234.1	$2,257.9	$613.9	$1,644.0	$2,127.0	(1)%	6%
International segment revenue	$1,827.4	$1,616.8	$490.6	$1,126.2	$1,231.3	13%	31%

	Year ended December 31,
	2008	2007	2006
Key Indicators:
Domestic merchant transactions	26,856.9	25,359.0	22,626.0			6%	12%
Domestic debit issuer transactions	12,042.2	11,651.4	10,572.4			3%	10%
International transactions	6,438.2	5,476.0	4,591.6			18%	19%
Domestic active card accounts on file (end of period)	127.6	128.3	116.8			(1)%	10%
Domestic card accounts on file (end of period)	637.2	634.8	557.4			0%	14%
International card accounts on file (end of period)	81.2	73.8	48.3			10%	53%

(a)
The total consolidated operating loss for 2008 included a goodwill impairment charge recorded in the fourth quarter of $3.2 billion. See the "Goodwill Impairment" discussion below.

  Chase Paymentech Solutions

        On November 1, 2008, we and JPMorgan Chase terminated our merchant alliance joint venture, Chase Paymentech SolutionsTM ("CPS"), which was our largest merchant alliance. We received our proportionate 49% share of the assets of the joint venture, including domestic merchant contracts, an equity investment in Merchant Link, a full-service independent sales organization ("ISO") and Agent Bank unit, and a portion of the employees. The new domestic owned and managed business is being operated as part of our Retail and Alliance Services segment. We continue to provide transaction processing and related services for certain merchants of the joint venture that were allocated to JPMorgan Chase but are resident on our processing platforms. We historically accounted for our minority interest in the joint venture under the equity method of accounting. Beginning November 1,

2008, the portion of the CPS business received by us in the separation is reflected on a consolidated basis throughout the financial statements. CPS accounted for the vast majority of the "Equity earnings in affiliates" and the processing and other fees noted in footnote (c) on the face of the Consolidated Statements of Operations. The receipt of the our proportionate share of CPS was accounted for as a purchase business combination. The assets and liabilities received were recorded at their fair values. Purchase accounting and the allocation of the purchase price is preliminary. As a result of the alliance termination and subsequent business combination, we assessed our deferred tax liabilities established at the time of the Merger and reversed $836 million of those liabilities through purchase accounting for our proportionate share of CPS. The separation resulted in the loss of JPMorgan Chase branch referrals and access to the JPMorgan Chase brand. The separation of the joint venture also poses the following potential risks: loss of certain processing volume over time, disruption of the business due to the need to transition to a new financial institution for sponsorship and clearing services for the merchants allocated to FDC, and post-separation competition by JPMorgan, any of which could have a material adverse effect on the our operations and results.

  Wells Fargo Merchant Services

        On December 31, 2008, we and Wells Fargo & Company ("WFB") extended our merchant alliance joint venture, Wells Fargo Merchant Services, LLC ("WFMS") for five years beyond its previously contractual termination date through December 31, 2014. In connection with the agreement to extend WFMS, FDC sold 12.5% of the membership interests to WFB for cash consideration. This resulted in FDC and WFB owning 40% and 60% of WFMS, respectively, as of December 31, 2008. We and WFB also extended our existing non-alliance sponsorship agreement to provide for non-alliance merchant sponsorship. As a result of the transaction, we deconsolidated the WFMS balance sheet as of December 31, 2008 and are reflecting our remaining ownership interest as an equity method investment. In 2009, our share of WFMS's earnings will be reflected in the "Equity earnings in affiliates" line in the Consolidated Statements of Operations and therefore consolidated revenues and expenses will decrease. A $3.8 million loss was recorded related to this transaction in 2008.

  Goodwill Impairment

        In the fourth quarter of 2008, we recorded a $3.2 billion goodwill impairment charge. Every reporting unit had an impairment charge representing a percentage of goodwill ranging from a small charge for one reporting unit to all of the goodwill at two small reporting units. During the fourth quarter and in connection with the deterioration in general global economic conditions, we experienced a decrease in our operating results. These operating results caused us to reassess our near and long-term projections as part of our annual budgeting process. We followed a discounted cash flow approach in estimating the fair value of the reporting units and intangible assets consistent with the approach used to allocate the purchase price of the Merger. The significant factors that drove most of the impairment were higher discount rates and revised projections of financial results as compared to those used to allocate the purchase price of the Merger. The revised projections resulted from the current global economic situation that caused a decrease in near-term projections and a delay in the attainment of long-term projections. Discount rates were determined on a market participant basis and increased due to the increased risk in the current marketplace and more costly access to capital. We relied in part on a third party valuation firm in determining the appropriate discount rates. A relatively small change in these inputs would have a significant impact on the impairment recorded in the current period and could impact future impairment assessments. For instance, a 50 basis point increase in the discount rate would have increased the impairment charge by approximately $1.5 billion while a 50 basis point decrease in the discount rate would have decreased the impairment charge by approximately $1.2 billion. Similarly, a $50 million decrease to the forecasted 2009 operating profit of the Merchant Services reporting unit (included within the Retail and Alliance Services segment), with no change to expected growth rates or other assumptions, would have increased the reporting unit's impairment charge by approximately $0.9 billion while a $50 million increase would have entirely eliminated the reporting unit's impairment charge of $0.7 billion. Accordingly, continued economic deterioration beyond that anticipated and/or increases in the applicable discount rate could result in an additional impairment in future periods. A more detailed description of the impairment testing is presented in "Critical Accounting Policies" below.

  Economic Conditions

        General economic conditions in the U.S. and other areas of the world weakened in the second half of 2008 with a dramatic acceleration in the fourth quarter. Many of our businesses rely in part on the number and size of consumer transactions which have been challenged by a declining U.S. and world economy and difficult credit markets. After experiencing a rebound in the early part of 2008 from a slow 2007 holiday shopping period, domestic merchant transaction and volume growth subsequently slowed on a year to date basis and particularly in the fourth quarter due to a decline in retail sales as a result of a weakened economy and 2008 holiday shopping period. This reduction in spending is across a wide range of categories, with discounters showing less of an effect than smaller retailers and large specialty retailers. While we are partially insulated from specific industry trends through our diverse market presence, broad slowdowns in consumer spending had a material impact on fourth quarter 2008 revenues and profits and is expected to have an impact on revenues and profits in 2009 as well. Retail sales are expected to remain relatively flat or decrease during 2009 compared to 2008. Even with flat retail sales compared to 2008, our revenues could decrease as sales may continue to shift to large discount merchants from which we earn less per transaction. A further weakening in the economy could also force some smaller retailers to close resulting in exposure to potential credit losses and further transaction declines and us earning less on transactions due also to a potential shift to large discount merchants. Additionally, credit card issuers have been reducing credit limits and closing accounts and are more selective with regard to whom they issue credit cards. A continuation or acceleration of the economic slowdown could adversely impact our future revenues and profits.

        Our source of liquidity is principally cash generated from operating activities supplemented as necessary on a very short-term basis by borrowings against our revolving credit facility. The economic downturn is expected to have at least a near term impact on the capital resources provided by operating activities. If the impact is more than expected, certain capital expenditures may be limited and, in an extreme situation, may require the use of the revolving credit facility to fund interest payments or capital expenditures; however, to prevent such measures, we have implemented cost saving initiatives that we expect will allow us to continue to fund such items from operating activities.

        In addition to the weakening economic conditions, there is also volatility in the credit and capital markets which could adversely impact our results of operations due to the potential for additional investment losses and impairments.

        An affiliate of Lehman Brothers Holdings Inc. provides a commitment in the amount of $230.6 million of our $2.0 billion senior secured revolving credit facility. After filing for bankruptcy in September 2008, the affiliate declined to participate in a request for funding under our senior secured revolving credit agreement and we have no assurances that they will participate in any future funding requests or that we could obtain replacement loan commitments from other banks. In the event we decide to draw upon the senior secured revolving credit facility and the affiliate of Lehman does not fund its obligation in accordance with the credit agreement, we believe our remaining capacity under our senior secured revolving credit facility is sufficient to meet our short-term and long-term liquidity needs. There are multiple institutions that have commitments under this facility with none representing more than approximately 15% of the remaining capacity. We are monitoring the financial stability of other financial institutions that have made commitments under the revolving credit facility and its derivative counterparties. Certain of these financial institutions are receiving support from the federal government in light of current financial conditions. Although these financial institutions remain highly-

rated (in the A category or higher), their ability to satisfy their commitments may be dependent on receiving continued support from the federal government.

        As of December 31, 2008, we held $492.2 million ($553.1 million par value) of student loan auction rate securities ("SLARS") which are long-term debt instruments, issued by student loan trusts, with variable interest rates that historically reset through a periodic Dutch auction process but do not include a put-back option. Beginning in mid-February 2008 and due largely to uncertainty in the global credit and capital markets, investment banks and broker dealers became less willing to support SLARS and other auction rate securities auctions. As a result, multiple auctions failed, including the auctions for the SLARS still held by us. A failed auction does not represent a default by the issuer of the underlying security. As of December 31, 2008, the majority of the SLARS held by us were rated "AAA" or the equivalent and all had collateral substantially guaranteed by the U.S. government and continued to pay interest in accordance with the terms of their respective security agreements. Due to the lack of observable market activity for the SLARS held by us as of December 31, 2008, we with the assistance of a third party valuation firm, upon which we in part relied, made certain assumptions, primarily relating to estimating both the weighted average life for the securities held by us and the impact of the current lack of liquidity on the fair value. At December 31, 2008, the securities were valued based on a probability weighted discounted cash flow analysis. Each of the securities' key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rate, as well as underlying collateral, ratings and guarantees or insurance were considered. We recorded an other than temporary impairment loss of $48.0 million in the "Investment income, net" line of the Consolidated Statements of Operations and an unrealized loss of $13.3 million in "Other comprehensive income." As of December 31, 2008, we believe the fair value of the SLARS is materially accurate.

        We held money market funds issued by the Reserve Primary Fund, of which, $36 million, $6 million and $12 million were classified within the "Settlement Assets," "Cash and Cash Equivalents" and "Other Current Assets" lines of the Consolidated Balance Sheet, respectively, as of December 31, 2008. We valued the securities based on a delayed settlement confirmation and concluded that the impairment was other than temporary. Unrealized losses of $6.0 million and $3.0 million were recognized in the "Investment income, net" and "Other income (expense)" lines of the Consolidated Statements of Operations, respectively.

        We recognized, in the "Investment income, net" line of the Consolidated Statements of Operations, $6.3 million of unrealized losses associated with preferred shares in Federal Home Loan Mortgage Corporation ("Freddie Mac") deemed to be other than temporarily impaired.

        As a result of the current economic conditions in the U.S. and around the world, large banks are consolidating. We have long-term contracts with a number of these banks and uncertainty exists around the longevity of these contracts due to the consolidations. Although the contracts have termination fee provisions, uncertainty surrounding the circumstances of the consolidations could potentially lead to asset impairments. One such bank consolidation in 2008 resulted in the receivership of Washington Mutual Bank ("WAMU Bank") and the subsequent acquisition of Washington Mutual Bank fsb and the operations of WAMU Bank (collectively "Washington Mutual"), one of our largest debit customers, by JPMorgan Chase. We received notice from JPMorgan Chase in the first quarter of 2009 that JPMorgan Chase intends to terminate services under certain Washington Mutual agreements with us prior to expiration of their existing terms. We anticipate that we will cease providing services under these Washington Mutual agreements at various dates over the next 18 months. This termination contributed to the goodwill impairment recognized in the fourth quarter 2008 but did not result in impairment of other assets. We anticipate the receipt of certain contract termination fees associated with the termination.

  Acquisitions

  •
  In January 2008, we entered into a joint venture with Allied Irish Banks p.l.c. ("AIB"), of which we own 50.1%. The joint venture provides card acquiring services in the Republic of Ireland, the United Kingdom and elsewhere in Europe. The joint venture with AIB is consolidated and reported in the International segment.

  •
  In July 2008, we purchased the remaining 31.8% interest in our Money Network Financial, LLC subsidiary which is reported in the Retail and Alliance Services segment.

        Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities and Exchange Act of 1934. As allowed by the SEC, our policy is to not include in management's assessment of internal controls the internal controls of acquired companies in the year of acquisition if we deem that an assessment could not be adequately accomplished in the normal course of business. All acquisitions that closed in 2008 were not within the scope of management's report on internal controls over financial reporting. We do not deem these acquisitions significant, individually or in aggregate, to the Consolidated Financial Statements.

2007 Overview

  Merger

        On September 24, 2007, we merged with an affiliate of Kohlberg Kravis Roberts & Co ("KKR") (the "Merger"). The Merger resulted in our equity becoming privately held. We applied purchase accounting to the opening balance sheet and results of operations effective immediately subsequent to the Merger date. The value assigned to intangible assets and fixed assets as well as other purchase accounting adjustments were finalized in the third quarter 2008 other than certain adjustments related to income tax matters that were finalized in the fourth quarter 2008.

  Official Check and Money Order Wind-down

        In the first quarter of 2007, we announced our intent to wind-down the official check and money order business included within the IPS segment. The official check and money order businesses are conducted by a subsidiary of ours, Integrated Payment Systems Inc., that is licensed to offer payment services that fall under state and federal regulations. This subsidiary has separate creditors and its assets, including the investment portfolio associated with the official checks and money orders, are not intended to be available to our creditors nor its other subsidiaries. The portfolio had been invested largely in long-term municipal bonds until repositioned to short-term tax exempt securities in 2007 in conjunction with the wind-down. In the first quarter of 2008, we further repositioned the investment portfolio associated with this business from short-term tax exempt securities to principally taxable investments. The majority of the clients of this business deconverted during 2008. The remaining clients are expected to deconvert mainly during 2009 though some will be after 2009, in accordance with their respective contract terms. In July 2008, IPS agreed with The Western Union Company ("Western Union") that on October 1, 2009 IPS will assign and transfer to Western Union, among other things, certain assets and equipment used by IPS to issue retail money orders and an amount sufficient to satisfy all outstanding retail money orders. On the closing date, Western Union will assume IPS's role as issuer of the retail money orders. Integrated Payment Systems Inc. will continue to use its licenses to offer payment services that fall under state and federal regulations and the business will continue to operate in a much reduced capacity after all of the client deconversions as outstanding official check and money order clearance activity related to financial institution clients winds down.

2006 Overview

  Spin-off of Western Union

        On September 29, 2006, we separated our Western Union money transfer business into an independent, publicly traded company through a spin-off of 100% of Western Union to FDC shareholders in a transaction intended to qualify for tax-free treatment ("the spin-off"). FDC and Western Union are independent and have separate ownership, boards of directors and management.

  Discontinued Operations

        The historic results of operations of Western Union, Primary Payment Systems ("PPS"), IDLogix and Taxware, LP ("Taxware") are presented as discontinued operations due to the spin-off or sale of these entities in 2006. All prior period amounts presented in the financial statements and MD&A were adjusted to reflect this discontinued operations presentation. In 2004, we divested our 64% ownership of NYCE, an electronic funds transfer network. The sale agreement of NYCE contemplated potential adjustments to the sales price which resulted in activity in discontinued operations in 2006.

Subsequent Event

  Banc of America Merchant Services

        On June 29, 2009, Bank of America N.A. and we announced the formation of a new company, Banc of America Merchant Services, LLC. Banc of America Merchant Services will provide clients with a comprehensive suite of payment products including credit, debit, and prepaid cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

        We own a 48.45% direct voting interest in Banc of America Merchant Services and Bank of America owns a 46.55% direct voting interest. The remaining stake in Banc of America Merchant Services is a 5% non-voting interest held by Rockmount Investments, LLC, an investment vehicle controlled by a third-party investor. We own a 40% non-controlling interest in Rockmount Investments, LLC.

        Bank of America's and our contributions to the newly formed company were principally comprised of merchant acquiring contract rights and relationships and sales forces. Rockmount Investment's contribution was in the form of cash.

        Banc of America Merchant Services will be consolidated by us and will be reported in the Retail and Alliance Services segment.

Segment Discussion

  Retail and Alliance Services Segment

        The Retail and Alliance Services segment is comprised of businesses that provide services which facilitate the merchants' ability to accept credit, debit, stored-value and loyalty cards and checks. The segment's merchant processing and acquiring services include authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing and are the largest component of the segment's revenue. A majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network, or another payment network (such as Discover). Many of the segment's services are offered through joint ventures and other alliance arrangements.

        Retail and Alliance Services continues to grow in credit, signature debit and PIN-debit processing through the strength of its merchant alliances, independent sales organizations ("ISO") and referral partners, focused sales force efforts and the development of new POS technologies and payment methods. Financial results of the merchant alliance strategy appear both in the "Transaction and processing service fees revenue" and "Equity earnings in affiliates" line items of the Consolidated Statements of Operations.

        Merchant processing and acquiring revenues are driven most significantly by the number of transactions as well as dollar volumes of those transactions. Consumers continue to increase the use of credit, debit and stored-value cards in place of cash and paper checks. Internet payments continue to grow but account for a small portion of the segment's transactions. While transactions over the internet may involve increased risk, these transactions typically generate higher profits for us. We continue to enhance our fraud detection and other systems to address such risks.

        We experienced declines in transaction and volume growth during the second half of 2008 and the first quarter of 2009 and we expect this trend to continue with a weakened economy. Transactions and dollar volumes will decline primarily due to the termination of the Chase Paymentech Solutions alliance effective November 1, 2008. Prior to November 1, 2008, reported results included 100% of alliance transactions and dollar volumes. Post termination, we will only report transactions and dollar volumes related to its 49% proportionate share of the joint venture's assets. We experienced shifts in transaction volumes from smaller, more profitable merchants to some nationwide discounters and wholesalers in the second half of 2008 and the first quarter of 2009 due to the weakened economy. Trends in consumer spending between national, regional and boutique merchants impact revenue and operating margins as revenue per transaction and operating margins from national merchants are typically less than regional and boutique merchants. The segment has historically experienced three to five percent annual price compression on average, with price compression for the national merchants being higher. Expense reductions and enhanced product offerings help mitigate this impact.

        In addition, Retail and Alliance Services provides check verification, settlement and guarantee services. We continue to see a shift to the use of debit cards from credit cards, checks and cash, with the decrease in use of checks negatively affecting our check verification, settlement and guarantee business. The segment also manages prepaid stored-value card issuance and processing services (i.e. gift cards) for retailers and others.

  Financial Services Segment

        The Financial Services segment is comprised of businesses that provide credit, debit and retail card processing; debit network services; output services, such as statement and letter printing, embossing and mailing services; remittance processing services; and other payment options that support merchants and online retailers and businesses. This segment also provides other payment services such as remote deposit, clearing services and processing for payments which occur in such forms as checks, ACH, wire transfer and stored-value cards. The segment's largest components of revenue consist of fees for account management, transaction authorization and posting, network switching, debit network acquiring and processing as well as reimbursable postage.

        Credit and retail based revenue is derived primarily from the card processing services offered to financial institutions and other issuers of cards. Revenue from these markets is driven primarily by accounts on file, with active accounts having a larger impact on revenue than inactive. Retail account portfolios typically have a lower proportionate share of active accounts than credit account portfolios and product usage is different between the card types resulting in lower revenue per active retail account. In addition, contract pricing at the customer level is dependent upon the volume of accounts, mix of account types (e.g. retail, credit, co-branded credit and debit) and product usage.

        We continue to see a shift to the use of debit cards from credit cards, checks and cash, with the decrease in use of checks negatively affecting our remittance processing business. Domestic debit issuer transactions have been the fastest growing type of transaction.

        The underlying economic drivers of card issuance are population demographics and employment. Strengthening in the economy typically results in an improved credit risk profile, allowing card issuers to be more aggressive in their marketing campaigns to issue more cards. Conversely, a weakening in the economy typically results in a tightening of the credit market with fewer consumers qualifying for credit.

        As a result of the current economic conditions in the U.S., credit card issuers have been reducing credit limits and closing accounts and are more selective with regard to whom they issue credit cards. Such practices have adversely impacted credit and retail card processing revenues in 2008 and the first quarter of 2009. Debit processing transaction growth rates have also been negatively impacted by the weakened economy as consumer spending and retail sales have declined. As the weakened economy and credit crisis persist, these trends are expected to continue.

  International Segment

        The International segment businesses provide card issuing processing, merchant acquiring and processing; ATM and POS processing, driving, acquiring and switching services; software licensing; host processing services; and debit switching services. The primary service offerings of the International segment are substantially the same as those provided in the Retail and Alliance Services and Financial Services segments. In 2008, our acquisitions included a 50.1% ownership of a joint venture with AIB in Ireland.

        As a result of deteriorating global economic conditions, we anticipate the International segment's revenue and operating profit to be impacted in 2009 by transaction growth pressures, decrease in new business, increased levels of merchant attrition and potential reduced average transaction values.

  Integrated Payments Systems

        The IPS segment's principle business includes the issuance of official checks which are sold by agents that are financial institutions and the issuance of money orders which are sold by agents that are financial institutions and retail businesses. Revenue is principally earned on invested funds which are pending settlement. This segment is in the process of winding down its official check and money order businesses. For further details refer to the "Official Check and Money Order Wind-Down" in the "2007 Overview" section above.

  All Other and Corporate

        All Other and Corporate is comprised of our business units not included in the segments noted above as well as our Corporate results. There were no significant developments within All Other and Corporate during 2008.

  Industry

        Bank industry consolidation impacts existing and potential clients in FDC's service areas. Our alliance strategy could be impacted negatively as a result of such consolidations, especially where the banks involved are committed to merchant processing businesses that compete with us. Conversely, if an existing alliance bank partner acquires a new merchant business, this could result in such business being contributed to the alliance. Bank consolidation has led to an increasingly concentrated client base in the industry, resulting in a changing client mix for Financial Services as well as increased price compression. Bank consolidations are expected to impact us, specifically the Financial Services and Retail and Alliance Services segments, during 2009.

        We believe the following are the three most significant trends driving growth of electronic payments:

        The Shift to Electronic Payments    The electronic payments industry in the United States continues to benefit from the consistent migration from cash and checks to electronic payments. This migration is being driven by customer convenience, card issuer rewards and new payment forms. Additionally, broader merchant acceptance in industries that did not typically accept electronic payments in the past, such as quick-service restaurants, is helping to drive the migration. However, the decrease in the use of checks will negatively affect our check verification, settlement and guarantee business, as well as remittance processing, and therefore partially offset the growth opportunities.

        International Expansion    Many of the trends that have historically driven growth in FDC's industry in the U.S. are contributing to growth in international markets as well. International growth has been driven by the increased use of electronic payment instruments, an increased propensity of institutions to outsource payment processing, and regulatory initiatives that favor outsourced payment solutions. Electronic payment penetration is considerably lower outside of the U.S. as most transactions are still done in cash. In addition, many international financial institutions currently in-source their card processing functions. We believe there is a trend towards more outsourcing of such non-core services to third-party processors. Further, regulatory initiatives in international markets are creating additional growth opportunities for the electronics payments industry.

        Industry Innovation    The electronic payments industry has experienced rapid technological innovation. New payment technologies such as mobile commerce, contactless payments, payroll cards, biometric authentication and innovative POS devices facilitate the increasing adoption of electronic payments. The continually increasing demand for new and more flexible payment options creates a significant opportunity for growth in the electronic payment processing industry.

Components of Revenue and Expenses

        The following briefly describes the components of operating revenues and expenses as presented in the Consolidated Statements of Operations.

        Transaction and processing service fees    Transaction and processing service fee revenue is comprised of fees related to merchant acquiring; check processing; credit, retail and debit card processing; output and remittance processing; the issuance of official checks and money orders by agents; and payment management services. Revenues are based on a per transaction fee, a percentage of dollar volume processed, accounts on file or some combination thereof. These revenues represent approximately 66% of FDC's 2008 revenue and are most reflective of our core business performance. Merchant related services revenue is comprised primarily of fees charged to merchants and processing fees charged to alliances accounted for under the equity method. Merchant discount revenue from credit card and signature debit card transactions acquired from merchants is recorded net of interchange and assessments charged by the credit card associations. Check services revenues include check verification, settlement and guarantee fees which are charged on a per transaction basis or as a percentage of the face value of the check. Card services revenue related to credit and retail card processing is comprised primarily of fees charged to the client based on cardholder accounts on file, both active and inactive. Card services revenue for output services consists of fees for printing statements and letters and embossing plastics. Debit network processing service fees included in Card services revenues are typically based on transaction volumes processed. Other services revenue includes all other types of transactional revenue not specifically related to the classifications noted above.

        Investment income, net    Revenue is derived primarily from interest generated by invested settlement assets within the IPS, Retail and Alliance Services, Financial Services and International segments and realized net gains and losses from such assets. This revenue is recorded net of official check agents' commissions.

        Product sales and other    Sales and leasing of POS devices in the Retail and Alliance Services and International segments are the primary drivers of this revenue component, providing a recurring revenue stream. This component also includes incentive payments, contract termination fees, royalty income and gain/loss from the sale of merchant portfolios, all of which occur less frequently but are considered a part of ongoing operations. Also included within this line item is revenue recognized from custom programming and system consulting services as well as software licensing and maintenance revenue generated primarily from the VisionPLUS software in the International segment and software licensing and maintenance revenue in All Other and Corporate.

        Reimbursable debit network fees, postage and other    Debit network fees from PIN-debit card transactions acquired from merchants are recorded gross with the associated network fee recorded in the corresponding expense caption, principally within the Retail and Alliance Services segment. In addition, the reimbursable component and the offsetting expense caption include postage, telecommunications and similar costs that are passed through to customers principally within the Financial Services segment.

        Cost of services    This caption includes the costs directly associated with providing services to customers and includes the following: telecommunications costs, personnel and infrastructure costs to develop and maintain applications, operate computer networks and provide associated customer support, losses on check guarantee services and merchant chargebacks, and other operating expenses.

        Cost of products sold    These costs include those directly associated with product and software sales such as cost of POS devices, merchant terminal leasing costs and software licensing and maintenance costs.

        Selling, general and administrative    This caption primarily consists of salaries, wages and related expenses paid to sales personnel, administrative employees and management as well as advertising and promotional costs and other selling expenses.

        Depreciation and amortization    This caption consists of our depreciation and amortization expense. Excluded from this caption is the amortization of initial payments for contracts which is recorded as a contra-revenue within the "Transaction and processing services fees" line as well as amortization related to equity method investments which is netted within the "Equity earnings in affiliates" line.

Consolidated Results of Operations for the Three Months Ended March 31, 2009 and 2008

        Consolidated results should be read in conjunction with segment results, which provide more detailed discussions concerning certain components of the Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

  Consolidated Results

	Three months ended March 31,
					Change
		% of Total Revenue		% of Total Revenue
(in millions)	2009		2008		Amount	%
Revenues:
Transaction and processing service fees	$1,306.8	64%	$1,379.7	64%	$(72.9)	(5)%
Investment income, net	5.8	0%	56.0	3%	(50.2)	(90)%
Product sales and other	174.0	8%	212.0	10%	(38.0)	(18)%
Reimbursable debit network fees, postage and other	589.6	28%	478.8	23%	110.8	23%

	$2,076.2	100%	$2,126.5	100%	$(50.3)	(2)%

Expenses:
Cost of services (exclusive of items shown below)	$786.5	39%	$756.8	36%	$29.7	4%
Cost of products sold	63.5	3%	70.9	3%	(7.4)	(10)%
Selling, general and administrative	254.3	12%	304.3	14%	(50.0)	(16)%
Reimbursable debit network fees, postage and other	589.6	28%	478.8	23%	110.8	23%
Depreciation and amortization	329.5	16%	319.1	15%	10.4	3%
Other operating expenses, net	22.4	1%	—	0%	22.4	NM

	$2,045.8	99%	$1,929.9	91%	$115.9	6%

NM—Not Meaningful

        The following provides highlights of revenue and expense growth while a more detailed discussion is included in the "Segment Results" section below:

  Operating revenues overview

        Transaction and processing service fees    Revenue decreased for the three months ended March 31, 2009 compared to the same period in 2008 mostly due to foreign currency exchange rate movements which negatively impacted the transaction and processing service fees growth rate by 4 percentage points. Other items contributing to the decrease were the impact of the weakened economy, price compression and lost business. Partially offsetting these decreases were increases resulting from the net impact of the alliance transactions described above, which benefited the growth rate by 3 percentage points, as well as growth of existing clients.

        Investment income, net    Revenue decreased for the three months ended March 31, 2009 compared to the same period in 2008 due to lower market interest rates and a decrease in settlement portfolio balances caused by the wind-down of the official check and money order business. Earnings from the official check and money order business were substantially offset by commissions that are netted against earnings on the investment portfolio in the IPS segment. The majority of the investment income was attributable to earnings on settlement assets associated with the merchant acquiring business.

        Product sales and other    Decreased for the three months ended March 31, 2009 compared to the same period in 2008 due most significantly to a decrease of $29 million in royalty income reflected in All Other and Corporate.

        Reimbursable debit network fees, postage and other    Revenue and expense increased during the three months ended March 31, 2009 compared to the same period in 2008 most significantly due to the net impact of the alliance transactions described above which benefited the reimbursable debit network fees, postage and other growth rate by 21 percentage points. Also contributing to the increase was continued growth of PIN-debit transaction volumes as well as rate increases imposed by the debit networks and an increase in postage rates.

  Operating expenses overview

        Cost of services    Increased for the three months ended March 31, 2009 compared to the same period in 2008 due to expenses associated with payments to retail independent sales organizations ("ISO") most significantly as a result of the portion of the CPS alliance we received upon termination which impacted the cost of services growth rate by 4 percentage points. Data center consolidation, platform consolidation, platform development and labor sourcing initiatives also contributed to the increase. Partially offsetting these increases were decreases due to foreign exchange rate movements. Employee related expenses also decreased most significantly due to lower incentive compensation which impacted the cost of services growth rate by 1 percentage point. Cost of services, as a percentage of transaction and processing service fee revenue, increased for the three months ended March 31, 2009 compared to the same period in 2008 as a result of the items noted above.

        Cost of products sold    Decreased in the three months ended March 31, 2009 compared to the same period in 2008 due to decreases in customer hardware additions and replacements.

        Selling, general and administrative    Selling, general and administrative expenses decreased for the three months ended March 31, 2009 compared to same period in 2008 as the result of foreign currency exchange rate movements, lower incentive compensation, reductions in force and lower legal and professional fees related to the settlement of certain litigation in 2008. Lower incentive compensation impacted the selling, general and administrate growth rate by 6 percentage points. Selling, general and administrative expenses, as a percentage of transaction and processing service fee revenue, decreased for the three months ended March 31, 2009 compared to the same period 2008 as a result of the items noted above.

        Depreciation and amortization    Expense increased for the three months ended March 31, 2009 compared to the same period in 2008 due most significantly to the net impact of amortization associated with the alliance transactions noted above as well as an increase due to newly capitalized assets. These increases were partially offset by less amortization in the current period on certain intangible assets that are being amortized on an accelerated basis.

  Other operating expenses, net

        We recorded restructuring charges comprised of severance totaling $30.0 million and facility closures totaling $0.4 million for the three months ended March 31, 2009. The restructurings resulted in the termination of employees company wide totaling $9.5 million in Retail and Alliance Services, $6.1 million in Financial Services, $10.8 million in International and $3.6 million in All Other and Corporate. The restructurings resulted from the elimination of a select number of management and other positions as part of our cost saving initiatives. Cost saving initiatives are expected to continue into future periods resulting in additional restructuring charges. We estimate cost savings resulting from 2009 restructuring activities of approximately $30 million in 2009 and approximately $40 million on an annual basis. Partially offsetting the charges are reversals of 2008 restructuring accruals of $5.3 million related to our change in strategy related to global labor sourcing initiatives.

  Interest expense

        Interest expense for the three months ended March 31, 2009 decreased over the same period in 2008 due to lower average interest rates in 2009.

  Other income (expense)

	Three months ended March 31,
(in millions)	2009	2008
Investment gains and (losses)	$(0.4)	$22.1
Derivative financial instruments gains and (losses)	6.7	(12.8)
Divestitures, net	(0.5)	—
Non-operating foreign currency gains and (losses)	17.5	(52.5)

Other income (expense)	$23.3	$(43.2)

        Investment gains and (losses)    Investment gains for the three months ended March 31, 2008 resulted from the sale of MasterCard stock.

        Derivative financial instruments gains and (losses)    The net gains and losses for the three months ended March 31, 2009 and 2008 were due most significantly to the mark-to-market adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges. The most significant impact resulted from foreign currency exchange rate movements on the cross currency swaps.

        Non-operating foreign currency gains and (losses)    The net gains and losses related to the mark-to-market of the Company's intercompany loans and its euro-denominated debt.

  Income taxes

        Our effective tax rate on pretax loss from continuing operations was (38.8%), a tax benefit, and (40.4%), a tax benefit, for the three months ended March 31, 2009 and 2008, respectively. As a result of our adoption of SFAS No. 160, the calculation of the effective tax rate has changed from previous years. The adoption of SFAS No. 160 does not impact the total provision for income taxes; however, our effective tax rate as calculated from the balances shown on the Consolidated Statements of Operations has changed as net income attributable to noncontrolling interests is no longer included as a deduction in the determination of income from continuing operations, the denominator in the effective tax rate computation.

        The effective tax rate for the three months ended March 31, 2009 was slightly higher than the combined federal and state statutory rate though it was impacted by several items that substantially offset, including benefits for foreign taxes at lower effective tax rates partially offset by an increase in our liability for unrecognized tax benefits. The effective tax rate for the comparative period in 2008 was higher than the combined statutory rate mostly due to higher net income attributable to noncontrolling interests for pass through entities for which there was no tax expense provided most significantly as the result of the deconsolidation of WFMS as described above.

        The balance of our liability for unrecognized tax benefits was approximately $537 million as of March 31, 2009, including approximately $133 million of income tax liabilities for which The Western Union Company is required to indemnify us. As of March 31, 2009, we anticipate it is reasonably possible that our liability for unrecognized tax benefits may decrease by approximately $35 million within the next twelve months as the result of the closure of its 2002 federal tax year. The potential decrease relates to various federal and state tax benefits including research and experimentation credits and certain amortization and loss deductions.

  Equity earnings in affiliates

        Equity earnings in affiliates decreased for the three months ended March 31, 2009 compared to the same period in 2008 due to the net impact of the alliance transactions described above.

Consolidated Results of Operations for the Years Ended December 31, 2008, 2007 and 2006

        The following discussion for both consolidated results and segment results for the year ended December 31, 2008 includes comparisons to the successor period from September 25, 2007 to December 31, 2007 and to the predecessor period from January 1, 2007 to September 24, 2007. On a supplemental basis, 2008 is compared to pro forma results for the year ended December 31, 2007 which reflects consolidated results of operations as if the merger had occurred on January 1, 2007. The consolidated results and segment results for the successor period from September 25, 2007 to December 31, 2007 and the predecessor period from January 1, 2007 to September 24, 2007 compared to the year ended December 31, 2006 are also presented. On a supplemental basis, the pro forma results for the year ended December 31, 2007 period are compared to the year ended December 31, 2006. Consolidated results should be read in conjunction with segment results, which provide more detailed discussions concerning certain components of the Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

  Consolidated Results

			Historical
	Historical	Pro Forma

	Successor		Successor	Predecessor		Percent Change

			Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007
						Historical 2008 vs. Pro Forma 2007	Pro Forma 2007 vs. Historical 2006
(in millions)	Year ended December 31, 2008	Year ended December 31, 2007			Year ended December 31, 2006
Revenues:
Transaction and processing service fees	$5,785.3	$5,519.2	$1,553.3	$3,965.9	$5,037.6	5%	10%
Investment income, net	77.1	(75.1)	(8.2)	(66.9)	(128.6)	*	*
Product sales and other	848.2	839.4	223.0	616.4	699.8	1%	20%
Reimbursable debit network fees, postage and other	2,100.7	1,767.9	510.4	1,257.5	1,467.6	19%	20%

	8,811.3	8,051.4	2,278.5	5,772.9	7,076.4	9%	14%

Expenses:
Cost of services (exclusive of items shown below)	3,048.0	2,883.4	790.3	2,207.3	2,493.3	6%	16%
Cost of products sold	316.8	296.5	87.3	209.2	281.0	7%	6%
Selling, general and administrative	1,197.4	1,276.6	367.9	1,058.8	1,129.3	(6)%	13%
Reimbursable debit network fees, postage and other	2,100.7	1,767.9	510.4	1,257.5	1,467.6	19%	20%
Depreciation and amortization	1,369.7	1,253.9	367.8	476.4	619.7	9%	102%
Other operating expenses, net	3,255.6	23.1	(0.2)	23.3	5.0	*	*

	11,288.2	7,501.4	2,123.5	5,232.5	5,995.9	50%	25%

Interest income	26.0	48.7	17.9	30.8	55.5	(47)%	(12)%
Interest expense	(1,964.9)	(2,036.4)	(584.7)	(103.6)	(248.0)	(4)%	721%
Other income (expense)(a)	(14.4)	(53.3)	(74.0)	4.9	22.6	*	*
Income tax (benefit) expense	(699.2)	(652.1)	(176.1)	125.8	203.7	7%	*
Equity earnings in affiliates	123.0	134.0	46.8	223.0	283.1	(8)%	(53)%
(Loss) income from discontinued operations, net of taxes	—	—	—	(3.9)	690.0	—	*

Net (loss) income	(3,608.0)	(704.9)	(262.9)	565.8	1,680.0	*	*
Less: Net income attributable to noncontrolling interests	156.3	144.3	39.0	105.0	166.6	8%	(13)%

Net (loss) income attributable to First Data Corporation	$(3,764.3)	$(849.2)	$(301.9)	$460.8	$1,513.4	*	*

*
Calculation not meaningful.

(a)
Other income (expense) includes investment gains and (losses), derivative financial instruments gains and losses, divestitures, net, debt repayment gains and losses and non-operating foreign exchange gains and losses.

        The following provides highlights of revenue and expense changes on a consolidated basis for the successor year ended December 31, 2008, the predecessor, successor and the pro forma periods in 2007 and the predecessor year ended December 31, 2006 while a more detailed discussion is included in the "Segment Results" section below:

  Operating revenues overview

        Transaction and processing service fees    Revenue was positively impacted in 2008 compared to 2007 due in part to an increase in transaction and processing service fees revenue upon consolidation of acquiring revenues from merchant contracts received from the termination of the Chase Paymentech Solutions alliance effective November 1, 2008 partially offset by the loss of the processing revenue previously earned from the alliance on these same contracts. This positively impacted the transaction and processing service fees growth rate by 1 percentage point in 2008 compared to pro forma 2007. These revenues are now included within our revenue but were previously netted within the "Equity earnings in affiliates" line within the Consolidated Statements of Operations, as the alliance was previously accounted for under the equity method. Other items positively impacting 2008 compared to 2007 were acquisitions, growth of existing clients and annual fees that were not included in the 2007 successor period results due to purchase accounting related to the merger. These benefits were partially offset by price compression, lost business, and the affects of a slowed economy particularly in the fourth quarter of 2008 and including the 2008 holiday season. The 2007 predecessor and successor periods were positively impacted compared to 2006 by acquisitions, growth of existing clients resulting from increased transaction volumes, new business, the benefit from foreign currency exchange rate movements as well as an increase in Electronic Check Acceptance ("ECA") processing revenue. Negatively impacting the 2007 predecessor and successor periods were price compression and lost business.

        Investment income, net    Revenue benefited in 2008 from reduced commissions that are netted against earnings on the official check and money order business investment portfolio in the IPS segment. The reduced commissions were caused by decreased interest rates and modifications to the contract terms made in conjunction with the wind-down of the official check and money order business. Investment income also benefited during 2008 from the repositioning of the IPS portfolio to taxable investments at the beginning of 2008. Investment income was negatively impacted by investment impairments of $60.3 million recognized in the third and fourth quarters of 2008 (related to the SLARS and other investments discussed above in "Economic Conditions"), lower market interest rates and a decrease in the portfolio balances caused by the wind-down of the official check and money order business.

        We expect that investment income will decline in future periods as the official check and money order business continues to wind-down. From an IPS segment perspective, revenues were similarly impacted by the above noted items but were additionally affected by presenting the segment's revenues on a pretax equivalent basis in the 2007 predecessor and successor periods but not in 2008. Such presentation is not necessary in 2008 due to the repositioning of the portfolio to taxable investments. On a pre-tax equivalency basis, investment income decreased significantly in 2008 due to reduced investment balances and lower interest rates as noted above. The impact of this segment presentation in the 2007 predecessor and successor periods was eliminated for consolidated reporting purposes.

        The investment loss was reduced in the 2007 predecessor and successor periods compared to 2006 due to benefits from decreased interest rates which resulted in lower commissions.

        Product sales and other    Benefited in 2008 from increased terminal sales in the International segment, higher royalty income within All Other and Corporate and acquisitions. Negatively impacting 2008 were lower contract termination fees and merchant portfolio sales than in the 2007 predecessor period within the Financial Services and Retail and Alliance Services segments, declines in terminal sales in the Retail and Alliance Services segment due to slowing demand and price compression, and declines in professional services revenue due to completed projects. We had portfolio sales in the fourth quarter of 2008, however no gain was recognized due to the effects of purchase accounting for the merger. For the year ended December 31, 2008, royalty income increased approximately $27 million compared to the same pro forma 2007 period.

        The 2007 predecessor and successor periods were positively impacted by acquisitions, royalty income and contract termination fees compared to 2006.

        Reimbursable debit network fees, postage and other    Benefited in 2008 most significantly due to an increase in debit network fees upon consolidation of revenues from merchant contracts received from the termination of the Chase Paymentech Solutions alliance effective November 1, 2008. These fees are now included within our revenue but were previously netted within the "Equity earnings in affiliates" line within the Consolidated Statements of Operations, as the alliance was previously accounted for under the equity method. This positively impacted the reimbursable debit network fees, postage and other growth rate by 5 percentage points in 2008 compared to pro forma 2007. Also benefiting 2008 were increases in debit network fees resulting from the continued growth of PIN-debit transaction volumes as well as rate increases imposed by the debit networks and an increase in postage rates. Increases in debit network fees and increases in postage rates benefited the 2007 predecessor and successor periods compared to 2006.

  Operating expenses overview

        Cost of services    In 2008, cost of services increased due to an increase in commissions paid to retail independent sales organizations ("ISO"), an increase in expenses associated with operating our proportionate share of assets received upon termination of the Chase Paymentech Solutions alliance effective November 1, 2008, global labor sourcing initiatives, consulting expense, data center consolidation costs, the impact of acquisitions and net increases in various expense items not individually significant. Partially offsetting these increases were decreases due most significantly to charges recorded in the 2007 predecessor period related to the accelerated vesting of stock options and restricted stock awards and units upon the change of control due to the merger. Also decreasing in 2008 were employee related expenses due to a reduction in share-based compensation resulting from our new equity compensation plan implemented after the merger as compared to the pre-merger equity compensation plan, within All Other and Corporate, as well as merger-related reductions in force, the largest of which occurred in the fourth quarter 2007, and lower incentive compensation. Cost of services increased for 2008 compared to the same 2007 pro forma period due to the items noted above excluding the impact of the 2007 accelerated vesting charges which are excluded from the pro forma 2007 period.

        Cost of services, as a percentage of transaction and processing service fee revenue, remained relatively consistent for 2008 compared to the pro forma 2007 period as a result of the items noted above.

        In the 2007 predecessor period, cost of services increased significantly compared to 2006 due to an increase in employee related expenses, the impact of acquisitions, increased net warranty expense and increased outside professional services. The employee related expenses resulted most significantly from the accelerated vesting of stock options and restricted stock awards and units upon the change of control due to the merger. The impact from the accelerated vesting of stock options and restricted stock awards and units was approximately $106 million, the majority of which was recorded in All Other and Corporate. There was also an increase due to the presentation of certain ISO's commission payments on a gross basis in the 2007 predecessor period versus a net presentation against transaction and processing service fee revenue in 2006.

        Cost of services, as a percentage of transaction and processing service fee revenue, increased for pro forma 2007 compared to 2006 as a result of the items noted above excluding the impact of the accelerated vesting charges which are excluded from the pro forma 2007 period.

        Cost of products sold    Cost increased in 2008 compared to the 2007 predecessor and successor periods due to acquisitions and increased terminal sales within the International segment offset partially by a decrease in costs associated with terminal and software sales due to a decline in sales volumes domestically. The 2007 predecessor and successor periods had higher costs than 2006 due to costs associated with the sale and leasing of terminals in international operations offset partially by a decrease in costs associated with the domestic sale and leasing of terminals.

        Selling, general and administrative    Selling, general and administrative expenses decreased in 2008 compared to the 2007 predecessor and successor periods as the result of charges in the predecessor period related to the accelerated vesting of stock options and restricted stock awards and units upon the change of control due to the merger, lower incentive compensation in 2008, reduced share-based compensation expense in the successor period due to our new equity compensation plan implemented after the merger as compared to the pre-merger equity compensation plan and professional fees related to the merger incurred principally in the predecessor period in 2007, mainly reflected within All Other and Corporate. The year ended 2008 also benefited from reductions in force implemented most significantly in the successor period of 2007 but also in 2008. Costs were higher in 2008 as the result of the impacts of acquisitions as well as sponsor management fees. Selling, general and administrative expenses decreased in 2008 compared to the 2007 pro forma period due to the items noted above excluding the impact of the 2007 accelerated vesting charges and the professional fees related to the merger which are excluded from the pro forma 2007 period. Selling, general and administrative expenses, as a percentage of transaction and processing service fee revenue decreased for 2008 compared to pro forma 2007 as a result of the items noted above.

        The 2007 predecessor period was impacted by merger related costs including legal, accounting, other advisory fees and accelerated vesting of stock options and restricted stock awards and units upon the change of control. The impact from the accelerated vesting of stock options, restricted stock awards and restricted stock units was approximately $90 million (including payroll tax impacts of all accelerations). Consulting, legal and other professional service fees related to the merger were approximately $73 million, all but approximately $3 million of which was incurred in the predecessor period. The majority of the acceleration of stock options, restricted stock awards and restricted stock units as well as the fees related to the merger were recorded in All Other and Corporate.

        In addition to the items noted above, the 2007 predecessor and successor periods costs increased compared to 2006 due to platform consolidation expenses related to the International segment, data center consolidation costs in the U.S., and to a lesser extent, an increase in other employee related expenses. The 2007 periods did not have costs that were incurred in 2006 in connection with re-aligning our operating structure after the spin-off of Western Union. Selling, general and administrative expenses, as a percentage of transaction and processing service fee revenue remained relatively consistent for pro forma 2007 compared to 2006 as a result of the items noted above.

        Depreciation and Amortization    Amortization was higher in the 2008 and 2007 successor periods than in predecessor periods due to identifiable intangible assets recorded in purchase accounting related to the merger including amortization of customer relationships on an accelerated basis rather than a straight-line basis. Partially offsetting these increases was a decrease related to the depreciation of fixed assets recorded in purchase accounting related to the merger. Although the total value of the fixed assets increased from pre-merger book values, certain of the depreciable assets were determined to have longer lives which resulted in lower annual depreciation. Depreciation and amortization in 2008 increased compared to the same 2007 pro forma period due to newly capitalized assets, the impact of acquisitions, and to the amortization associated with our proportionate share of assets from the termination of the Chase Paymentech Solutions alliance which was previously netted within the "Equity earnings in affiliates" line within the Consolidated Statements of Operations.

  Other operating expenses, net

        Other operating expenses related to restructuring, impairments, litigation and regulatory settlements and other totaled $3,255.6 million for the year ended December 31, 2008, $23.3 million and a benefit of $0.2 million for the 2007 predecessor and successor periods, respectively, and $5.0 million for the year ended December 31, 2006. These items are presented on the Consolidated Statements of Operations under those respective descriptions.

2008 Activities

	Pretax Benefit (Charge)
Successor Year ended December 31, 2008	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Divested Operations	Totals
	(in millions)
Restructuring charges	$(7.2)	$(13.2)	—	—	—	—	$(20.4)
Restructuring accrual reversals	0.7	7.6	—	—	—	$0.1	8.4
Impairments	(1,106.5)	(1,396.0)	$(550.5)	—	$(160.7)	(29.9)	(3,243.6)

Total pretax benefit (charge), net of reversals	$(1,113.0)	$(1,401.6)	$(550.5)	$—	$(160.7)	$(29.8)	$(3,255.6)

        The 2008 restructurings resulted from the planned terminations of approximately 1,000 employees associated with initial plans for call center consolidation and global labor sourcing initiatives primarily related to information technology development. During the fourth quarter, our strategy related to global labor sourcing initiatives changed resulting in delaying implementation of certain of the initiatives and 20% fewer terminations than originally planned which resulted in the reversal of the associated charges. We expect to incur additional charges through 2009 related to these plans. During the first three quarters of 2008, we had additional severance costs which were recorded in purchase accounting.

        The following table summarizes our utilization of restructuring accruals from continuing operations for the years ended December 31, 2007 and 2008 (in millions):

	Employee Severance	Facility Closure
Remaining accrual at January 1, 2007 (Predecessor)	$27.1	$1.6
Expense provision	10.2	—
Cash payments and other	(24.6)	(1.0)
Changes in estimates	(2.3)	—

Remaining accrual at September 24, 2007 (Predecessor)	10.4	0.6
Expense provision	—	—
Cash payments and other	(3.7)	(0.5)
Changes in estimates	(0.2)	—

Remaining accrual at December 31, 2007 (Successor)	6.5	0.1
Expense provision	20.4	—
Cash payments and other	(4.1)	(0.1)
Changes in estimates(1)	(11.7)	—

Remaining accrual at December 31, 2008 (Successor)	$11.1	$—

    (1)
    Changes in estimates during 2008 included reversals related to pre-merger restructuring accruals recorded in purchase accounting as well as items reported in the "Restructuring" line item of the Consolidated Statements of Operations.

        In the fourth quarter of 2008, we recorded goodwill impairment charges as a result of the annual impairment tests that were performed. A detailed discussion of the goodwill impairment analysis is in the "Goodwill Impairment" discussion in the "Overview" section above. Also during 2008, we recorded a charge related to an asset impairment associated with our subsidiary, Peace Software ("Peace"), included within divested operations. The impairment occurred because of the deterioration of profitability on existing business and Peace's limited success in attracting new clients. This resulted in our recording an impairment of $29.9 million of the goodwill and intangible assets associated with this business which was reported in the "Impairments" line item of the Consolidated Statements of Operations. We sold Peace in October of 2008.

2007 Activities

	Pretax Benefit (Charge)
Predecessor Period from January 1 through September 24, 2007	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Divested Operations	Totals
	(in millions)
Restructuring charges	$(2.8)	—	$(7.1)	—	—	$(0.3)	$(10.2)
Restructuring accrual reversals	0.4	$0.2	0.9	—	$0.7	0.1	2.3
Impairments	—	—	—	$(16.3)	(4.3)	—	(20.6)
Litigation and regulatory settlements	(5.0)	—	—	—	2.5	—	(2.5)
Other	2.1	—	(0.4)	2.2	3.8	—	7.7

Total pretax benefit (charge), net of reversals	$(5.3)	$0.2	$(6.6)	$(14.1)	$2.7	$(0.2)	$(23.3)

        A portion of the restructuring charges in the predecessor period resulted from efforts to improve the overall efficiency and effectiveness of the sales and sales support teams principally within the Retail and Alliance Services segment. This action resulted in the termination of approximately 230 sales related employees comprising approximately 10% of the merchant acquiring business' regional sales, cross-sale and sales support organizations. The other restructuring in the predecessor period resulted from the termination of approximately 140 employees within the International segment. The terminations were associated with the data center consolidation and global sourcing initiatives. Partially offsetting the charges are reversals of prior period restructuring accruals of $2.3 million for the 2007 predecessor period and an additional $0.2 million for the 2007 successor period.

        In November 2007, we terminated approximately 6% of our worldwide work force as part of a strategic plan following the merger addressing simplification, efficiencies and cost savings initiatives. A majority of the successor severance costs were recorded in purchase accounting while the remaining amount was recorded through current operations.

        During the 2007 predecessor period, we recorded a charge of $16.3 million related to the impairment of goodwill and intangible assets associated with the wind-down of our official check and money order business and an additional $4.3 million related to the impairment of fixed assets and software associated with its government business included in All Other and Corporate. We also recorded a $5.0 million litigation accrual associated with a judgment against us pertaining to a vendor contract issue within the Retail and Alliance Services segment, and a benefit of $2.5 million related to the Visa settlement originally recorded in 2006 in All Other and Corporate. We also released a portion of the domestic escheatment accrual made in the fourth quarter 2005 which is reflected in Other. The release was prompted by reaching resolution with a large majority of states as to our escheatment liability. We believe any remaining uncertainty is adequately accrued.

2006 Activities

	Pretax Benefit (Charge)
Predecessor Year ended December 31, 2006	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Divested Operations	Totals
	(in millions)
Restructuring charges	$(4.6)	$(2.4)	$(14.5)	$(0.2)	$(4.9)	$(0.7)	$(27.3)
Restructuring accrual reversals	0.8	1.1	1.0	—	0.4	—	3.3
Impairments	—	(2.9)	0.9	—	(14.1)	—	(16.1)
Litigation and regulatory settlements	(7.6)	—	—	—	42.4	—	34.8
Other	—	0.3	—	—	—	—	0.3

Total pretax benefit (charge), net of reversals	$(11.4)	$(3.9)	$(12.6)	$(0.2)	$23.8	$(0.7)	$(5.0)

        Associated with the realigning of our operating structure related to shared service functions and global technology functions, including data centers, a company initiative to reduce operating costs to the appropriate level after the spin-off and certain business driven restructurings, we recorded restructuring charges comprised of severance totaling $24.6 million and facility closures totaling $2.7 million for the year ended December 31, 2006. Severance charges resulted from the termination of approximately 600 employees across the organization, representing all levels of employees and approximately 2% of our workforce. The restructuring plans associated with our initiative to reduce operating costs and business driven items were completed in 2006. We reversed $3.3 million of prior period restructuring accruals during the year ended December 31, 2006 related to changes in estimates regarding severance costs that occurred in 2006 and 2005.

        Impairment charges related to the impairment of a prepaid asset, software, terminals and buildings offset partially by gains on the sale of assets previously impaired.

        We recorded a benefit of approximately $45 million due to the Visa settlement within All Other and Corporate. Also in 2006, excess litigation accruals in the Retail and Alliance Services segment totaling $7.4 million were released, $3.5 million of which was attributable to noncontrolling interests. The settlement and accrual release were partially offset by a $15.0 million settlement associated with a patent infringement lawsuit against TeleCheck, clearing all past and future claims related to this litigation, within the Retail and Alliance Services segment and a charge of $2.7 million related to the settlement of a claim within All Other and Corporate.

  Interest income

        Interest income in 2008 decreased compared to the 2007 predecessor and successor periods due to a decrease in cash balances and lower interest rates. Interest income in the 2007 predecessor period was higher than the comparable period in 2006 while the successor period was lower than the comparable period in 2006. This was most significantly a result of an increase in cash balances as a result of $2.5 billion in cash transferred to FDC from Western Union immediately prior to the spin-off in 2006.

  Interest expense

        Interest expense for the year ended December 31, 2008 and the 2007 successor period was higher than the 2007 predecessor period most significantly due to debt (approximately $22.6 billion as of December 31, 2008) incurred primarily as the result of the merger. Prior to the merger in 2007, we had debt balances of less than $3 billion. Higher interest rates on the new merger related debt also contributed to the increase.

        Interest expense for 2008 decreased compared to the pro forma 2007 year primarily due to decreasing interest rates which favorably impacted all unhedged variable rate debt.

        Interest expense was lower during the 2007 predecessor period compared to the year ended December 31, 2006 due to lower debt balances than we had prior to the debt for debt exchange related to the Western Union spin-off and the repayments of debt in September, November and December 2006 and January 2007.

  Other income (expense)

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
			(in millions)
Investment gains and (losses)	$21.1	$0.9	$(2.0)	$11.6
Derivative financial instruments gains and (losses)	(12.9)	(33.3)	(0.6)	33.8
Divestitures, net	(8.5)	0.2	6.1	8.0
Debt repayment gains and (losses)	7.0	(17.2)	1.4	(30.8)
Non-operating foreign currency gains and (losses)	(21.1)	(24.6)	—	—

Other income (expense)	$(14.4)	$(74.0)	$4.9	$22.6

        Investment gains and (losses)    The 2008 investment gains and losses resulted from the recognition of a gain related to the sale of MasterCard stock in the Retail and Alliance Services and International segments and a gain on the sale of investment securities within the Financial Services segment partially offset by a loss resulting from a money market investment impairment. The 2007 predecessor and successor investment gains and losses related to a variety of small gains and losses on the sale of investments none being significant on an individual basis. The 2006 investment gain resulted from the recognition of a gain of $10.5 million on the redemption of MasterCard stock, and additionally, recognized gains on other strategic investments.

        Derivative financial instruments gains and (losses)    The derivative financial instruments loss in 2008 related most significantly to $16.0 million of charges for ineffectiveness from interest rate swaps that were designated as accounting hedges but are not perfectly effective partially offset by miscellaneous individually insignificant items.

        The derivative loss in the 2007 successor period related most significantly to a $12.2 million mark-to-market loss on collars entered into to economically hedge, although not designated as an accounting hedge, MasterCard stock held by us. These collars were terminated in January 2008 in connection with the sale of the hedged MasterCard stock. A loss of approximately $19 million was also recognized due to decreases in the fair value of forward starting, deal contingent interest rate swaps of a subsidiary of KKR, Omaha Acquisition Corporation, for the period prior to its merger with and into FDC from March 29, 2007 (its formation) through September 24, 2007 and prior to their designation as a hedge.

        The derivative gains in 2006 were associated with the mark-to-market of and net settlements with derivative counterparties on interest rate swaps not qualifying for hedge accounting that were formally related to the official check business.

        Divestitures, net    During 2008, we recognized a loss related to a divestiture of a business within the International segment. We also recognized a loss of $3.8 million resulting from the sale of 12.5% of our membership interest in Wells Fargo Merchant Services, LLC discussed above in "Overview".

        During the 2007 predecessor period, we recognized benefits resulting from the release of excess divestiture accruals due to the expiration of certain contingencies.

        During 2006, we recognized gains on the sale of land, corporate aircraft and other assets.

        Debt repayment gains and losses    The 2008 debt repayment gain related to the early repayment of long-term debt at a discount from the principal amount.

        In the 2007 predecessor period, the debt repayment gain related to the early repayment of long-term debt at a discount from the principal amount. In the 2007 successor period, the debt repayment losses related to costs of tendering debt at the time of the merger and the premium paid for obtaining a consent from holders to modify terms of our debt they held.

        The 2006 debt repayment loss consisted of net losses on the early repayment of debt, expenses associated with the interest rate swaps associated with the repurchased debt, write-off of the unamortized portion of associated deferred financing costs and certain transaction fees.

        Non-operating foreign currency gains and (losses)    For the year ended December 31, 2008 and the 2007 successor period, the net non-operating foreign currency exchange losses related to the mark-to-market of our intercompany loans and the euro-denominated debt issued in connection with the merger. Historically, intercompany loans were deemed to be of a long-term nature for which settlement was not planned or anticipated in the foreseeable future. Accordingly, the translation adjustments were reported in "Other comprehensive income". Effective in September 2007 and in conjunction with the merger, we made the decision to begin settling intercompany loans which results in a benefit or charge to earnings due to movement in foreign currency exchange rates.

  Income taxes

        Our effective tax rate on pretax income (loss) from continuing operations was (16.2)%, a tax benefit, in 2008, (40.1)%, a tax benefit, for the 2007 successor period, 18.1%, a tax expense, in the 2007 predecessor period and 17.1%, a tax expense, in 2006. The calculation of the effective tax rate includes most of the equity earnings in affiliates in pretax income because this item relates principally to entities that are considered pass-through entities for income tax purposes.

        The effective tax rate benefit in 2008 is less than the statutory rate due primarily to the non-deductibility of most of the goodwill impairment expense recorded in the fourth quarter of 2008. Partially offsetting the tax disallowance of the goodwill impairment is the release of the valuation allowance against foreign tax credits established since consummation of the merger. We currently believe our foreign tax credits, both those in existence and those arising in the future upon repatriation of foreign earnings, will be offset against future expected U.S. income taxes. Prior to the second quarter of 2008, our tax benefit was increased by the accrual of a dividend received deduction on certain of the equity earnings from the Chase Paymentech Solutions alliance. It was determined that the alliance would suspend its dividend payments on 2008 earnings in anticipation of the termination of the alliance in October 2008. Following the suspension of dividend payments, we reversed the dividend received tax benefit in the second quarter 2008. Accruals for unrecognized tax benefits were offset by other items for 2008, none of which were individually significant.

        The change from pretax income in predecessor periods to a pretax loss in the 2007 successor period caused a general shift from an overall tax expense to an overall tax benefit. The non-taxable interest income from the IPS municipal bond portfolio in the 2007 successor period caused an increase to the effective tax rate benefit of almost 8%. State income tax benefits were reduced in the successor loss period for separate company income and franchise tax liabilities. Also reducing the tax benefit of the pretax loss in the successor period was the valuation allowance against foreign operating losses in certain countries and foreign tax credits.

        The non-taxable interest income from the IPS municipal bond portfolio significantly impacted the effective tax rate from continuing operations in the predecessor periods, reducing the statutory rate by approximately 19 percentage points in the 2007 predecessor period compared to 15 percentage points for 2006. The increase in the effective tax rate for the 2007 predecessor period compared to 2006 resulted most significantly from: (a) non-deductible expenses associated with the merger; (b) a net tax expense associated with the income tax return to provision true-ups for 2006; and (c) an adjustment to the income taxes payable account pertaining to an under accrual of taxes in prior years. Offsetting most of the increase is the above noted non-taxable interest income being a larger portion of pretax income in the 2007 predecessor period. Most of the IPS municipal bond portfolio was converted into taxable investments in January 2008 and therefore did not have an impact on our effective tax rate in 2008.

        Subsequent to the merger and as part of the First Data Holdings, Inc. ("Holdings") consolidated federal group and consolidated, combined or unitary state groups for income tax purposes, we have been and continue to be in a tax net operating loss position. We anticipate being able to record an income tax benefit related to future operating losses due to the existence of significant deferred tax liabilities established in connection with purchase accounting for the merger. However, we may not be able to record a benefit related to losses in certain countries, requiring the establishment of valuation allowances. Additionally, we and our subsidiaries will continue to incur income taxes in foreign jurisdictions. Generally, these foreign income taxes result in a foreign tax credit in the U.S. to the extent of any U.S. income taxes on the income upon repatriation. We currently anticipate being able to fully utilize our foreign tax credits in the future and, accordingly, have not established a valuation allowance against such credits. We also will continue to incur income taxes in states for which we file returns on a separate entity basis.

        The additional taxes recognized as part of discontinued operations in 2007 related to 2006 income tax return to provision true-ups and other tax items associated with operations discontinued in 2006.

        During the year ended December 31, 2008, our liability for unrecognized tax benefits was reduced by $11 million after negotiating settlements with certain state jurisdictions. The reduction in the liability was recorded through cash payments and a decrease to goodwill. As of December 31, 2008, we anticipate it is reasonably possible that our liability for unrecognized tax benefits may decrease by approximately $35 million within the next twelve months as the result of the closure of its 2002 federal tax year. The potential decrease relates to various federal and state tax benefits including research and experimentation credits and certain amortization and loss deductions.

        The Internal Revenue Service ("IRS") completed its examination of our United States federal consolidated income tax returns for 2003 and 2004 and issued a Notice of Deficiency (the "Notice") in December 2008. The Notice claims that we and our subsidiaries, which included Western Union during the years at issue, owe significant additional taxes, interest and penalties with respect to a variety of adjustments. We and Western Union agree with several of the adjustments in the Notice. As to the adjustments that are in dispute, for 2003 such issues represent total taxes and penalties allegedly due of approximately $34 million, of which $11 million relates to us and $23 million relates to Western Union, and for 2004 such issues represent total taxes and penalties allegedly due of approximately $94 million, of which $2 million relates to us and $92 million relates to Western Union. We estimate that the total interest due (pretax) on such amounts for both years is approximately $40 million through December 31, 2008, of which $5 million relates to us and $35 million relates Western Union. As to the disputed issues, we and Western Union are contesting the asserted deficiencies in United States Tax Court. We believe that we have adequately reserved for our disputed issues and final resolution of those issues will not have a material adverse effect on our financial position or results of operations.

        Under the Tax Allocation Agreement executed at the time of the spin-off of Western Union on September 29, 2006, Western Union is responsible for and must indemnify us against all taxes, interest and penalties that relate to Western Union for periods prior to the spin-off date, including the amounts asserted in the Notice as described above. If Western Union were to agree to or be finally determined to owe any amounts for such periods but were to default in its indemnification obligation under the Tax Allocation Agreement, FDC as parent of the tax group during such periods generally would be required to pay the amounts to the relevant tax authority, resulting in a potentially material adverse effect on our financial position and results of operations. As of December 31, 2008, we had approximately $132 million of uncertain income tax liabilities recorded related to Western Union for periods prior to the spin-off date. We have recorded a corresponding account receivable of equal amount from Western Union, which is included as a long-term account receivable in the "Other long-term assets" line of our Consolidated Balance Sheets, reflecting the indemnification obligation. The uncertain income tax liabilities and corresponding receivable are based on information provided by Western Union regarding its tax contingency reserves for periods prior to the spin-off date. There is no assurance that a Western Union-related issue raised by the IRS or other tax authority will be finally resolved at a cost not in excess of the amount reserved and reflected in our uncertain income tax liabilities and corresponding receivable from Western Union.

  Equity earnings in affiliates

        Equity earnings in affiliates for 2008 and in the 2007 successor period was lower than the 2007 predecessor period due to increased amortization associated with the value assigned to the identifiable intangible assets of merchant alliances from the excess of our investment over the proportionate share of the affiliates net assets from the merger as well as amortization of customer relationships on an accelerated basis in the successor periods. As discussed in "Overview" above, equity earnings also decreased significantly subsequent to the termination of the Chase Paymentech Solutions alliance on November 1, 2008. Effective December 31, 2008, we sold a portion of our ownership interest in the merchant alliance with Wells Fargo. We now own less than 50% of the merchant alliance and began accounting for it under the equity method of accounting starting in 2009. In 2009, equity earnings is expected to decrease significantly due to the termination of the Chase Paymentech Solutions alliance; however, the impact will be partially offset due to our remaining 40% interest in the Wells Fargo alliance being accounted for under the equity method.

        Equity earnings in affiliates decreased for pro forma 2007 compared to historical 2006 earnings levels resulting most significantly from the above noted merger related amortization partially offset by increased merchant transaction volume in the merchant alliances. Increased amortization negatively impacted the pro forma 2007 period by 67 percentage points.

  Net income attributable to noncontrolling interests

        Most of the net income attributable to noncontrolling interests relates to our consolidated merchant alliances. Net income attributable to noncontrolling interests increased in 2008 compared to 2007 due to the new joint venture with AIB in January 2008 and higher earnings from the alliance with Wells Fargo. Net income attributable to noncontrolling interests was relatively consistent in 2007 and 2006. Net income attributable to noncontrolling interests will be reduced significantly in 2009 due to the deconsolidation of the alliance with Wells Fargo at December 31, 2008 upon sale of part of our interest in the alliance discussed in "Overview" above.

Segment Results

        FDC classifies its businesses into four segments: Retail and Alliance Services, Financial Services, International and Integrated Payment Systems. Integrated Payment Systems and All Other and

Corporate are not discussed separately as their results that had a significant impact on operating results are discussed in the "Consolidated Results of Operations" discussion above.

        We sold our ownership interests in Active Business Services, Ltd ("Active"), reported within the International segment, in July 2008 and Peace, reported within the Financial Services segment, in October 2008. Revenue and operating profit associated with Active and Peace are excluded from segment results. The International and Financial Services segment revenue and operating profit were adjusted for 2007 and 2006 to exclude the results of Active and Peace.

        Our financial statements reflect Western Union, PPS, IDLogix, Taxware and NYCE as discontinued operations (all discontinued prior to 2007). The results of operations were treated as income from discontinued operations, net of tax, and separately stated on the Consolidated Statements of Operations below income (loss) from continuing operations.

        The business segment measurements provided to, and evaluated by, our chief operating decision maker ("CODM") are computed in accordance with the following principles:

  •
  The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

  •
  Segment revenue includes equity earnings in affiliates (excluding amortization expense) and intersegment revenue.

  •
  Segment operating profit includes equity earnings in affiliates, net of related amortization expense, and excludes Net income attributable to noncontrolling interests.

  •
  Segment operating profit excludes restructuring charges, impairment charges, significant litigation and regulatory settlement charges, other charges, interest income, interest expense, other income (expense) and income taxes since they are not allocated to the segments for internal evaluation purposes. While these items are generally identifiable to the business segments, they are not included in the measurement of segment operating profit provided to the CODM for purposes of assessing segment performance and decision making with respect to resource allocation.

  •
  Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by Corporate that are directly attributable to a segment are allocated to the respective segment. Administrative and shared service costs are retained by Corporate.

Segment Results for the Three Months Ended March 31, 2009 and 2008

  Retail and Alliance Services Segment Results

	Three months ended March 31,				Change
(in millions)	2009	% of Segment Revenue	2008	% of Segment Revenue	Amount		%
Revenues:
Transaction and processing service fees	$620.1	53%	$621.9	57%	$(1.8)		(0)%
Product sales and other	76.7	7%	79.7	7%	(3.0)		(4)%
Reimbursable debit network fees, postage and other	426.2	37%	299.6	28%	126.6		42%
Equity earnings in affiliates	31.1	3%	71.9	7%	(40.8)		(57)%
Other revenue	1.9	0%	8.0	1%	(6.1)		(76)%

Total revenue	$1,156.0	100%	$1,081.1	100%	$74.9		7%

Operating profit	$54.2		$83.3		$(29.1)		(35)%
Operating margin	5%		8%		(3	)pts
Key indicators:
Domestic merchant transactions(a)	5,578.3		6,454.4		(876.1)		(14)%

(a)
Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions, and processed-only or gateway customer transactions at the POS. The domestic merchant transactions for the three months ended March 31, 2008 include 100% of the CPS alliance transactions. The alliance was terminated on November 1, 2008 and therefore the domestic merchant transactions for the three months ended March 31, 2009 include the transactions related to our 49% proportionate share of the joint venture's assets rather than 100% of alliance activity as well as activity for those JPMorgan Chase merchants that continue to process on FDC platforms. The domestic merchant transactions continue to reflect all WFMS alliance transactions despite the deconsolidation described above.

  Transaction and processing service fees revenue

  Components of transaction and processing service fee revenue

	Three months ended March 31,		Change
(in millions)	2009	2008	Amount	%
Acquiring revenue	$475.1	$432.8	$42.3	10%
Check processing revenue	85.4	98.9	(13.5)	(14)%
Prepaid revenue	46.6	46.0	0.6	1%
Processing revenue charged to unconsolidated merchant alliances	13.0	44.2	(31.2)	(71)%

Total transaction and processing service fees revenue	$620.1	$621.9	$(1.8)	(0)%

  Acquiring revenue

        Acquiring revenue increased for the three months ended March 31, 2009 compared to the same period in 2008 due to the net impact of the alliance transactions noted above which positively impacted acquiring revenue growth by 15 percentage points. Partially offsetting this increase was a decrease due to personal identification number ("PIN") debit card transactions exceeding the growth in credit card transactions discussed below, the shift from smaller, more profitable merchants to several nationwide discounters and wholesalers, price compression and the impact of the slowing economy.

        Transaction growth was negatively impacted by approximately 18 percentage points resulting from the termination of the CPS alliance noted above. Subsequent to the termination, the segment reported only activity related to its 49% proportionate share of the joint ventures net assets in first quarter of

2009 rather than 100% of the alliance activity that was reported in first quarter of 2008. Partially offsetting this decrease was an increase in transactions resulting from growth from existing clients partially offset by lost business.

        Also impacting growth in revenue is the trend of the growth of PIN-debit card transactions exceeding the growth in credit card transactions. The transaction mix changed 4% to PIN-debit during the three months ended March 31, 2009 as compared to the same period in 2008 and increased PIN-debit transactions to 28% of our domestic merchant transactions. We generally earn less margin on PIN-debit card transactions than credit card transactions. We experienced a decrease in average ticket size of nearly 14% in the three months ended March 31, 2009 compared to the same period in 2008 driven by changes in consumer spending patterns resulting from current economic conditions and a decrease in petroleum bank card dollar volumes due to declining gas prices.

        We anticipate that acquiring revenue trends could continue to be negatively impacted by transaction volume shifting from smaller merchants to discounters and wholesalers, PIN-debit growth outpacing credit, and lower average ticket size. These trends are all impacted by the effect the economy has on consumer spending.

  Check processing revenue

        Check processing revenue decreased for the three months ended March 31, 2009 compared to the same period in 2008 resulting from a decrease in overall check volumes and, to a lesser extent, a shift in transactions to national merchants. This trend is expected to continue throughout the remainder of 2009.

  Processing revenue charged to unconsolidated merchant alliances

        The decrease in processing revenue charged to unconsolidated merchant alliances is due most significantly to the net impact of the alliance transactions noted above.

  Reimbursable debit network fees, postage and other

        For the three months ended March 31, 2009, reimbursable debit network fees, postage and other increased compared to the same period in 2008 due to the net impact of the alliance transactions which contributed 34 percentage points to the reimbursable debt network fees, postage and other growth rate. Also contributing to the increase was growth in debit network fees resulting from rate increases imposed by the debit networks. Debit network fees represent substantially all of the balance within this line item.

  Equity earnings

        For the three months ended March 31, 2009, equity earnings decreased compared to the same period in 2008 due mostly to the net impact of the alliance transactions. The equity earnings presented as part of revenue at the segment level do not include the impact of amortization of intangible assets which is netted against equity earnings in the Consolidated Statements of Operations.

  Operating profit

        In addition to the impact of the items noted above, Retail and Alliance Services segment operating profit for the three months ended March 31, 2009 compared to the same period in 2008 was negatively impacted by increased credit losses due to a higher level of merchant failures and bankruptcy filings resulting from challenges in the current economic environment and incremental spending on platform consolidation. These items negatively impacted segment operating profit by 15 and 7 percentage points, respectively. Also negatively impacting segment operating profit were incremental costs associated with the CPS termination and the WFMS membership interest sale described above. Partially offsetting these decreases was an increase due to lower incentive compensation that contributed 12 percentage points to segment operating profit.

  Financial Services Segment Results

	Three months ended March 31,				Change
(in millions)	2009	% of Segment Revenue	2008	% of Segment Revenue	Amount		%
Revenues:
Transaction and processing service fees	$365.0	67%	$367.8	66%	$(2.8)		(1)%
Product sales and other	7.2	1%	7.7	1%	(0.5)		(6)%
Reimbursable postage and other	171.6	32%	182.4	33%	(10.8)		(6)%
Other revenue	0.4	0%	0.6	0%	(0.2)		(33)%

Total revenue	$544.2	100%	$558.5	100%	$(14.3)		(3)%

Operating profit	$75.9		$89.9		$(14.0)		(16)%
Operating margin	14%		16%		(2	)pts
Key indicators:
Domestic debit issuer transactions(a)	2,965.3		2,845.7		119.6		4%
Domestic active card accounts on file (end of period)(b)	119.4		124.0		(4.6)		(4)%
Domestic card accounts on file (end of period)(c)	640.6		638.6		2.0		0%

(a)
Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS and ATM and PIN-debit POS gateway transactions.

(b)
Domestic active card accounts on file include bankcard and retail accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

(c)
Domestic card accounts on file include credit, retail and debit card accounts as of the last month of the quarter.

  Transaction and processing service fees revenue

  Components of transaction and processing service fee revenue

	Three months ended March 31,		Change
(in millions)	2009	2008	Amount	%
Credit, retail and debit card processing	$250.4	$250.6	$(0.2)	(0)%
Output services	73.5	70.2	3.3	5%
Other revenue	41.1	47.0	(5.9)	(13)%

Total	$365.0	$367.8	$(2.8)	(1)%

  Credit, retail and debit card processing revenue

        Credit, retail and debit card processing revenue remained relatively flat for the three months ended March 31, 2009 compared to the same period in 2008. Credit and retail card revenue negatively impacted the credit card, retail and debit processing revenue growth rate which was mostly offset by debit card revenue benefiting the growth rate. Decreases related to price compression from contract renewals and decreased customer product usage and were offset by increases related to net new business in the card services business and internal growth related to debit network services.

        As a result of the current economic conditions discussed above, we experienced a decline in the number of credit and retail card accounts on file, both active and inactive, during the three months ended March 31, 2009 compared to the same period in 2008. This decline in accounts has negatively impacted credit and retail card processing revenue for the first quarter of 2009 and could continue to impact revenue if such trend persists. The economic downturn has also slowed the growth rate of debit issuer transactions as such transactions increased only moderately during the first quarter of 2009 compared to the first quarter of 2008.

        As a result of a bank consolidation, JPMorgan Chase has begun to terminate services under certain Washington Mutual Bank agreements. This will negatively impact the overall growth in "Transaction and processing service fees revenue" within the Consolidated Statements of Operations beginning in the second quarter of 2009 through the second quarter of 2010. The negative impact will be partially offset by recognition of a payment we received in settlement of previous agreements and resolution of certain disputed matters which will be recognized in earnings as deconversion services are completed. Washington Mutual Bank represented approximately 6% of transaction and process service fees revenue for the segment in 2008.

  Output services revenue

        Output services revenue increased for the three months ended March 31, 2009 compared to the same period in 2008 due to higher plastics volumes as a result of new business as well as increased volumes from existing clients. Partially offsetting these increases were decreases in print mail volumes mostly due to lost business, lower product usage of an existing customer and the reduction in the number of accounts and account activity due to current economic conditions discussed above.

  Other revenue

        Other revenue consists mostly of revenue from remittance processing. Other revenue decreased for the three months ended March 31, 2009 compared to the same period in 2008 due most significantly to lower remittance and check processing volumes due to the current economic conditions and the shift from paper to electronic forms of payment. The wind-down of an existing product also contributed to the decrease.

  Reimbursable postage and other revenue

        Reimbursable postage and other revenue decreased for the three months ended March 31, 2009 compared to the same period in 2008 due most significantly to a decrease in print mail volumes resulting from lost business, lower product usage of an existing client and the reduction in the number of accounts and account activity due to current economic conditions discussed above, partially offset by an increase due to the postage rate increase in May 2008. Reimbursable postage and other revenue will be negatively impacted beginning in March 2009 by the Washington Mutual Bank agreement termination discussed above. Washington Mutual Bank represented approximately 18% of reimbursable postage and other revenue for the segment in 2008.

  Operating profit

        In addition to the items noted above, Financial Services segment operating profit decreased for the three months ended March 31, 2009 compared to the same period in 2008 due most significantly to higher costs as a result of technology contractor services, which are not expected to be as significant in future quarters. Partially offsetting these decreases was an increase due to lower incentive compensation in the first quarter 2009 compared to the first quarter 2008 which benefited the segment operating growth rate by 5 percentage points.

  International Segment Results

	Three months ended March 31,				Change
(in millions)	2009	% of Segment Revenue	2008	% of Segment Revenue	Amount		%
Revenues:
Transaction and processing service fees	$283.1	76%	$344.5	79%	$(61.4)		(18)%
Product sales and other	72.3	20%	71.8	16%	0.5		1%
Other revenue	13.3	4%	22.8	5%	(9.5)		(42)%

Total revenue	$368.7	100%	$439.1	100%	$(70.4)		(16)%

Operating profit	$6.6		$19.4		$(12.8)		(66)%
Operating margin	2%		4%		(2	)pts
Key indicators:
International transactions(a)	1,612.9		1,464.7		148.2		10%
International card accounts on file (end of period)(b)	81.6		79.4		2.2		3%

(a)
International transactions include VISA, MasterCard and other card association merchant acquiring and switching, and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions.

(b)
International card accounts on file include bankcard and retail.

  Summary

        Segment revenue decreased for the three months ended March 31, 2009 compared to the same period in 2008 mostly due to foreign currency exchange rate movements. Foreign currency exchange rate movements negatively impacted segment revenue growth by 18 percentage points.

        If global economic conditions were to deteriorate further, the Company anticipates the International segment's revenue and operating profit could be further impacted throughout 2009 by transaction growth pressures, reduced levels of new business, reduced net number of merchant accounts and potential reduced average transaction values.

  Transaction and processing service fees revenue

        Transaction and processing service fees revenue decreased for the three months ended March 31, 2009 compared to the same period in 2008 due generally to the foreign currency exchange rate movements noted above, lost business and price compression. Foreign exchange rate movements negatively impacted transaction and processing service fees revenue growth by 18 percentage points. The majority of the lost business related to a financial institution in Europe deconverting in the first quarter of 2008. Partially offsetting these decreases were increases due to growth of existing clients.

        Transaction and processing service fee revenue is driven by accounts on file and transactions. The spread between growth in these two indicators and revenue growth was driven mostly by the impact of foreign exchange rate movements, the mix of transaction types and price compression.

  Product sales and other

        Product sales and other revenue remained relatively flat for the three months ended March 31, 2009 compared to the same period in 2008. Net increases and decreases were not individually significant.

  Operating profit

        The segment's operating profit decreased in the three months ended March 31, 2009 compared to the same period in 2008 due to the factors noted above. Also negatively impacting segment operating profit growth was incremental infrastructure and platform consolidation expenses and depreciation and amortization expense associated with the final allocation of purchase price from FDC's acquisition by affiliates of Kohlberg Kravis Roberts & Co. ("KKR") as well as from incremental capital expenditures. Operating profit growth benefited from lower incentive compensation and the impact of a credit loss expense recorded in first quarter of 2008 as a result of a customer bankruptcy.

Segment Results for the Years Ended December 31, 2008, 2007 and 2006

  Retail and Alliance Services Segment Results

	Historical	Pro Forma	Historical
	Successor		Successor	Predecessor		Percent Change
	Year ended December 31, 2008	Year ended December 31, 2007	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006	Historical 2008 vs. Pro Forma 2007		Pro Forma 2007 vs. Historical 2006
					(in millions)
Revenues:
Transaction and processing service fees	$2,733.8	$2,608.7	$722.4	$1,886.3	$2,450.6	5%		6%
Product sales and other	329.9	361.5	89.9	271.6	381.3	(9)%		(5)%
Reimbursable debit network fees, postage and other	1,407.0	1,080.3	318.1	762.2	866.9	30%		25%
Equity earnings in affiliates	267.1	316.4	95.6	220.8	283.3	(16)%		12%
Other revenues	21.7	49.5	12.3	37.2	47.5	(56)%		4%

Total revenue	$4,759.5	$4,416.4	$1,238.3	$3,178.1	$4,029.6	8%		10%

Operating profit	$431.3	$420.6	$114.4	$783.6	$1,065.5	3%		(61)%
Operating margin	9%	10%	9%	25%	26%	(1	)pt	(16	)pts

	Year ended December 31,
	2008	2007	2006
Key indicators:
Domestic merchant transactions(a)	26,856.9	25,359.0	22,626.0	6%	12%

(a)
Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions, and processed-only or gateway customer transactions at the point of sale ("POS"). Domestic merchant transactions include 100% of the Chase Paymentech Solutions alliance transactions through the November 1, 2008 termination date. Subsequent to the termination of the alliance, domestic merchant transactions include transactions related to our 49% proportionate share of the joint venture's assets rather than 100% of alliance activity.

  Summary

        Discussed in more detail below, the total segment revenue growth rate in 2008 compared to pro forma 2007 was positively impacted by almost 9 percentage points from increased debit network fees, annual fees included in 2008 but not recognized in 2007 due to purchase accounting and the termination of the Chase Paymentech Solutions alliance effective November 1, 2008 and the inclusion of the segment's proportionate 49% share of the assets of the joint venture on a consolidated basis for the last two months of 2008 (which contributed 3 percentage points).

  Transaction and processing service fees revenue

	Historical	Pro Forma	Historical
	Successor		Successor	Predecessor		Percent Change
	Year ended December 31, 2008	Year ended December 31, 2007	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006	Historical 2008 vs. Pro Forma 2007	Pro Forma 2007 vs. Historical 2006
					(in millions)
Acquiring revenue	$1,967.3	$1,791.8	$482.8	$1,309.0	$1,717.2	10%	4%
Check processing revenue	379.9	411.8	111.9	299.9	348.1	(8)%	18%
Prepaid services revenue	228.6	214.8	76.8	138.0	191.4	6%	12%
Processing revenue charged to unconsolidated merchant alliances	158.0	190.3	50.9	139.4	193.9	(17)%	(2)%

Total transaction and processing service fees revenue	$2,733.8	$2,608.7	$722.4	$1,886.3	$2,450.6	5%	6%

  Acquiring revenue

        Revenue in 2008 was positively impacted by new acquiring revenue related to the termination of the Chase Paymentech Solutions alliance. Effective November 1, 2008, merchant acquiring revenues associated with the segment's proportionate 49% share of the assets of the joint venture were included within our transaction and processing service fees revenue but were previously netted within the "Equity earnings in affiliates" line within the Consolidated Statements of Operations, as the alliance was accounted for under the equity method. Partially offsetting this increased merchant acquiring revenue was a reduction in processing revenue to the extent of contracts received from the alliance for which charges are no longer applicable. Also positively impacting 2008 compared to 2007 were annual fees recognized in the fourth quarter of 2008 that were not included in 2007 results due to purchase accounting related to the merger as well as changes in pricing. Although transaction volumes increased in 2008 compared to 2007 relative to consumer spending at the point of sale, acquiring revenue was negatively impacted due to shifts in transaction volumes from smaller, more profitable merchants to several nationwide discounters and wholesalers and the impact of a slow 2008 holiday season. Transactions and dollar volumes were negatively impacted subsequent to October of 2008 due to the termination of the Chase Paymentech Solutions alliance as subsequent to the termination the segment reported only activity related to its 49% proportionate share of the joint venture's assets rather than 100% of alliance activity. Shifts in consumer usage of credit cards to debit cards also negatively impacted revenue growth due to lower margins earned on PIN-debit card transactions compared to credit card transactions. Transaction growth rates decreased from 12 percentage points for pro forma 2007 compared to 2006 to 6 percentage points in 2008 compared to pro forma 2007. We believe the shift of transaction volumes to several nationwide discounters and wholesalers and the slowing of the transaction growth rate is partially attributable to the slowing domestic economy.

        Revenue growth for 2008 compared to pro forma 2007 was most significantly impacted by the inclusion of acquiring revenue from merchant contracts received from the termination of the Chase Paymentech Solutions alliance net of processing revenue lost for the same contracts and annual fees. These factors impacted revenue growth by 3 and 1 percentage points, respectively, on a pro forma basis. These increases were partially offset by the factors noted above.

        Transaction and processing service fees revenue will increase in 2009 due to the net impact of the revenues associated with merchant contracts received from the Chase Paymentech Solutions alliance termination and will be significantly offset by the deconsolidation of the Wells Fargo alliance due to the sale of a portion of our interest in the alliance on December 31, 2008.

        Also impacting growth in revenue is the trend of the growth of debit card transactions exceeding the growth in credit card transactions. This contributes to the spread between the transaction growth rate and the transaction and processing service fee revenue growth rate as we generally realize lower revenues from debit card transactions than from credit card transactions. The spread did not increase in 2008 because of the inclusion of revenue from the Chase Paymentech Solutions merchant contracts for two months of the year, while the transactions decreased because the metric had previously included the transactions processed and acquired by the entire alliance. A similar anomaly with the spread is expected in 2009. We anticipate that overall domestic merchant transaction growth will decline in 2009 due to the weakened economy as well as the impact from the termination of the Chase Paymentech Solutions alliance. We experienced a decrease in average ticket size of nearly 8% in the fourth quarter 2008 driven mostly by a decrease in petroleum bank card dollar volumes due to declining gas prices. We anticipate a similar impact for the first half of 2009.

        Acquiring revenue in the 2007 predecessor and successor periods was favorably impacted by increases in transaction volume over 2006 levels due to consumer spending at the point of sale, improved merchant retention, activation improvements, the growth of new alliances and 2006 pricing changes. In 2006, we began classifying commission payments to certain ISO's as expense rather than netting them against revenue consistent with our accounting for other similar arrangements. This had a favorable impact in the 2007 predecessor period compared to historical 2006. The 2007 successor period was favorably impacted compared to historical 2006 by the year end holiday season although less than in prior years. Negatively impacting revenue in the 2007 successor period compared to historical 2006 was the impact of purchase accounting resulting in not recognizing annual fees of approximately $28 million pertaining to the predecessor period that would otherwise have been recognized in the fourth quarter. Most of these annual fees were accrued as part of purchase accounting.

        On a 2007 pro forma basis compared to historical 2006, the increase in acquiring revenue was driven by the items noted above. On a 2007 pro forma basis in comparison to the historical 2006 results, the reclassification of certain ISO commission payments positively impacted the acquiring revenue growth rate by approximately 1 percentage point with such increase being offset by the above noted purchase accounting which negatively impacted the acquiring revenue growth rate by 2 percentage points. The 2007 pro forma revenue growth and transaction growth rates were negatively impacted compared to 2006 due to the year end holiday season, as the growth rates, although positive, were lower than in 2006.

  Check processing revenue

        Check processing revenue for 2008 was negatively impacted by a decrease in revenue from existing clients due to declines in overall check volumes from those seen in 2007 with the check verification volumes experiencing the most significant decrease. The decrease in revenue from existing clients negatively impacted the 2008 check services revenue growth rate by 9 percentage points compared to pro forma 2007.

        Check processing revenue was favorably impacted in the 2007 predecessor and successor periods by the expansion of its ECA processing into more locations of large national retailers but negatively impacted by a decline in the use of paper checks.

  Prepaid services revenue

        Prepaid services revenue for 2008 benefited from growth of existing clients due to transaction growth as well as from having a full year of results for an acquisition that was completed in the fourth quarter of 2007. Prepaid services revenue for 2008 was negatively impacted by net lost business primarily in ATM services.

        Prepaid services revenue for 2007 benefited from new business and growth from existing clients partially offset by lost business primarily in ATM services.

  Product sales and other revenue

        Product sales and other revenue for 2008 was negatively impacted by decreased terminal sales resulting from slowing in equipment demand in part due to elevated prior year placements associated with merchants having to remain compliant with association rules, price compression and merchant portfolio sales in the first three quarters of 2007. We had portfolio sales in the fourth quarter of 2008 however no gain was recognized due to the effects of purchase accounting for the merger.

        Product sales and other revenue for the 2007 predecessor and successor periods was negatively impacted compared to the corresponding historical 2006 period by decreased terminal sales. The 2007 predecessor period benefited from merchant portfolio sales totaling approximately $12 million compared to $5 million for the historical 2006 period.

        The majority of the decrease in product sales and other revenues for 2007 on a pro forma basis compared to historical 2006 was driven by decreased terminal sales partially offset by increased merchant portfolio sales.

  Reimbursable debit network fees, postage and other

        For the year ended December 31, 2008 compared to the 2007 predecessor and successor periods, reimbursable debit network fees, postage and other benefited by an increase in debit network fees related to the revenue included in the consolidated results from merchant contracts received from the termination of the Chase Paymentech Solutions alliance. Effective November 1, 2008, debit network fees associated with the segment's proportionate 49% share of the assets of the joint venture were included within our revenue but were previously netted within the "Equity earnings in affiliates" line within the Consolidated Statements of Operations, as the alliance was accounted for under the equity method. Also benefitting all periods presented, was growth in debit network fees resulting from the continued growth of PIN-debit transaction volumes as well as rate increases imposed by the debit networks. Debit network fees represent substantially all of the balance within this line item.

        For the year ended December 31, 2008 compared to pro forma 2007, reimbursable debit network fees associated with the Chase Paymentech Solutions alliance merchant contracts noted above benefited the reimbursable debit network fees, postage and other growth rate by 9 percentage points.

        Debit network fees in the 2007 predecessor and successor periods benefited from continued growth of PIN-debit transaction volumes as well as rate increases imposed by the debit networks.

  Equity earnings

        Equity earnings decreased in 2008 compared to the 2007 predecessor and successor periods due mostly to the termination of the Chase Paymentech Solutions alliance effective November 1, 2008 but was also impacted by reduced interest income in the Chase Paymentech Solutions alliance results prior to termination due to lower interest rates. The equity earnings presented as part of revenue at the segment level do not include the impact of amortization of intangible assets which is netted against equity earnings in the Consolidated Statements of Operations. These decreases were partially offset by increased overall merchant transaction volumes in the merchant equity alliances partially offset by a shift in transactions from smaller merchants to discounters and wholesalers as discussed above. The net impact of the Chase Paymentech Solutions alliance being excluded from equity earnings and the Wells Fargo alliance being included will result in equity earnings decreasing in 2009.

        Equity earnings in affiliates in the 2007 predecessor and successor periods continued to benefit from strong performance by Retail and Alliance Service's alliances. Equity earnings in affiliates increased on a 2007 pro forma basis compared to historical 2006 due most significantly to increased transaction volume in the merchant alliances. Earnings of an alliance were also improved due to a beneficial change in its portfolio mix and lower processing rates, which negatively impacted processing revenue.

  Operating profit

        In addition to the impact of the items noted above, Retail and Alliance Services segment operating profit in 2008 was negatively impacted by increased amortization expense resulting from the purchase price assigned to intangible assets resulting from the merger similar to the 2007 successor period. Also negatively impacting operating profit were no gains being recognized for portfolio sales in 2008 due to the effects of purchase accounting for the merger, incremental spending on platform consolidation, data center consolidation, call center consolidation and global labor sourcing initiatives and a slow 2008 holiday season. Employee related expenses in 2008 did not include the acceleration of expense related to restricted stock awards that occurred in the predecessor period of 2007 resulting from the merger. The 2008 operating profit was also not impacted by a charge similar to that recognized during the first quarter 2007 when the Company bought out a revenue sharing agreement as part of a new, larger relationship with Discover Financial Services LLC ("Discover"). The annual fees and change in pricing noted in the acquiring revenue discussion above also positively impacted the 2008 operating profit.

        Operating profit for 2008 increased compared to the same pro forma 2007 period due to the items noted above excluding the impact of increased amortization expense and the acceleration of expense related to restricted stock awards which were adjusted for in the pro forma 2007 period in order to have comparable periods. On a pro forma basis annual fees positively impacted operating profit by 7 percentage points.

        The sale of the 12.5% interest in the Wells Fargo alliance will negatively impact operating profit growth in 2009.

        In addition to the items impacting revenue noted above, Retail and Alliance Services segment operating profit for the 2007 predecessor and successor periods was impacted negatively by new incentive compensation arrangements implemented in 2007. Also negatively impacting the predecessor 2007 segment operating profit as a result of the merger was the acceleration of restricted stock awards. In the 2007 predecessor period, we bought out a revenue sharing agreement as part of a new, larger relationship with Discover resulting in an expense charge in the 2007 predecessor period with most of this charge being recovered through increased processing fees in the predecessor period and the remaining portion in the successor period. Amortization resulting from contingent payments associated with a merchant alliance also negatively impacted operating profit growth for the 2007 predecessor period. The 2007 successor period was negatively impacted by purchase accounting of approximately $207 million due most significantly to amortization expense resulting from the purchase price assigned to intangible assets from the merger.

        The segment operating profit decreased in 2007 on a pro forma basis compared to historical 2006 due to the factors discussed above. Increased amortization resulting from contingent payments noted above negatively impacted the operating profit growth rate by approximately 1 percentage point in 2007 on a pro forma basis, but did not have continuing impact as a result of the merger and the associated affects of purchase accounting. Incentive compensation negatively impacted 2007 pro forma operating profit growth rate by approximately 1 percentage point in comparison to historical 2006. The negative impacts of the contingent payments and incentive compensation were offset by savings from the restructuring activities described in "2007 activities" above. The purchase accounting impacts of the annual fees noted in the acquiring revenue discussion above and increased amortization of identifiable intangible assets, both related to the merger, negatively impacted the operating profit growth rate by 65 percentage points for the 2007 pro forma results.

  Financial Services Segment Results

	Historical	Pro Forma	Historical
	Successor		Successor	Predecessor		Percent Change
	Year ended December 31, 2008	Year ended December 31, 2007	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006	Historical 2008 vs. Pro Forma 2007		Pro Forma 2007 vs. Historical 2006
				(in millions)
Revenues:
Transaction and processing service fees	$1,480.4	$1,483.1	$405.6	$1,077.5	$1,453.6	(0)%		2%
Investment income	2.6	4.1	0.7	3.4	5.5	(37)%		(25)%
Product sales and other	34.5	58.3	8.8	49.5	38.5	(41)%		51%
Reimbursable debit network fees, postage and other	716.6	712.4	198.8	513.6	629.4	1%		13%

Total revenue	$2,234.1	$2,257.9	$613.9	$1,644.0	$2,127.0	(1)%		6%

Operating profit	$384.2	$414.4	$95.9	$369.8	$492.2	(7)%		(16)%
Operating margin	17%	18%	16%	22%	23%	(1	)pt	(5	)pts

	Year ended December 31,
	2008	2007	2006
Key indicators:
Domestic debit issuer transactions(a)	12,042.2	11,651.4	10,572.4	3%	10%
Domestic active card accounts on file (end of period)(b)
Bankcard	50.5	48.4	42.4	4%	14%
Retail	77.1	79.9	74.4	(4)%	7%

Total	127.6	128.3	116.8	(1)%	10%

Domestic card accounts on file (end of period)
Bankcard	131.0	130.7	113.2	0%	15%
Retail	379.4	381.8	331.3	(1)%	15%
Debit	126.8	122.3	112.9	4%	8%

Total	637.2	634.8	557.4	0%	14%

(a)
Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

(b)
Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

  Transaction and processing service fees revenue

	Historical	Pro Forma	Historical
	Successor		Successor	Predecessor		Percent Change
	Year ended December 31, 2008	Year ended December 31, 2007	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006	Historical 2008 vs. Pro Forma 2007	Pro Forma 2007 vs. Historical 2006
				(in millions)
Credit card, retail card and debit processing	$1,019.9	$1,033.2	$282.9	$750.3	$1,008.4	(1)%	2%
Output services	285.1	276.2	71.3	204.9	273.9	3%	1%
Other revenue	175.4	173.7	51.4	122.3	171.3	1%	1%

Total	$1,480.4	$1,483.1	$405.6	$1,077.5	$1,453.6	(0)%	2%

  Credit card, retail card and debit processing revenue

        Credit card, retail card and debit processing revenue was negatively impacted in 2008 by price compression and net lost business but benefited from growth of existing clients as well as having a full year of results from the Instant Cash Services® acquisition. The acquisition related to the debit card processing business and was acquired in the first half of 2007. Credit card and retail card processing revenue and debit revenue both decreased in 2008 compared to pro forma 2007 due to the factors noted above. The acquisition noted above contributed 1 percentage point to the credit card, retail card and debit processing revenue growth rate.

        As a result of the current economic conditions in the U.S., credit card issuers have been reducing credit limits and closing accounts and are more selective with regard to whom they issue credit cards. Such practices could adversely impact credit and retail card processing revenue in 2009. Credit and retail card accounts on file, both active and inactive, are expected to decline during 2009 and debit transactions are expected to be relatively flat as a result of the impact of bank consolidations and the weakened economy.

        Credit card, retail card and debit processing revenue was positively impacted for the 2007 predecessor and successor periods by growth of existing clients, growth in domestic debit issuer transactions and by the acquisition noted above. Negatively impacting the 2007 predecessor and successor periods were price compression and lost business.

        Credit and retail card processing revenue decreased for the 2007 pro forma results compared to historical 2006 due to price compression partially offset by growth of existing clients. Contract pricing at the customer level is dependent upon the volume of accounts, mix of account types (e.g. retail, credit, co-branded credit and debit) and product usage. Although active accounts on file increased in 2007 compared to 2006, revenue did not proportionately increase due most significantly to price compression.

        Debit processing revenue increased on a pro forma basis in 2007 compared to historical 2006 due to growth of existing clients and the acquisition noted above which added approximately 3 and 3 percentage points, respectively, to the credit card, retail card and debit processing revenue growth rate. The majority of domestic debit issuer transaction growth in 2007 compared to 2006 was driven by the shift to the use of debit cards from checks and cash. Pricing and lost business related to the debit processing business negatively impacted the pro forma 2007 credit card, retail card and debit processing revenue growth rate by 2 and 2 percentage points, respectively.

        As discussed in the "Economic Conditions" section above and as a result of a bank consolidation, JPMorgan Chase intends to terminate services under certain Washington Mutual agreements. Washington Mutual is one of our largest debit customers. This will negatively impact the overall growth in "Transaction and processing service fees revenue" and "Reimbursable postage and other" line items within the Consolidated Statements of Operations during 2009.

  Output services revenue

        Output services revenue benefited in 2008 from internal growth partially offset by net lost business. The lost business related to statement production. Output services revenue increased slightly on a pro forma basis in 2007 compared to historical 2006 due to a new product offering.

  Other revenue

        Other revenue consists mostly of revenue from remittance processing. Other revenue for 2008 benefited from having a full year of results from the FundsXpress acquisition, an on-line banking and bill payment service provider acquired in the first half of 2007, but was negatively impacted by net lost business related to remittance processing and call volumes. The FundsXpress acquisition benefited the 2008 other revenue growth rate by 9 percentage points compared to pro forma 2007 and net lost business negatively impacted the growth rate by 8 percentage points.

        Other revenue for the 2007 predecessor and successor periods benefited from the acquisition noted above and was negatively impacted due to the deconversion of a large remittance processing customer and consumer conversion from paper to electronic payment methods.

  Product sales and other revenue

        Product sales and other revenue in 2008 was negatively impacted due most significantly to contract termination fees received in the 2007 predecessor period as well as a decrease in professional service fees in 2008 in the credit card and retail card businesses.

        Product sales and other revenue in the 2007 predecessor period was favorably impacted in comparison to 2006 by the receipt of contract termination fees.

  Reimbursable postage and other revenue

        Reimbursable postage and other revenue in 2008 benefited from growth of existing clients and an increase in the postage rates in May 2007 and 2008 partially offset by lost business. Reimbursable postage and other revenue will be positively impacted in 2009 by an increase in postage rates in May.

        New business and an increase in the postage rates in May 2007 positively impacted the 2007 predecessor and successor periods for reimbursable postage and other revenue in comparison to 2006. Negatively impacting the same periods was lost business.

  Operating profit

        Financial Services segment operating profit in 2008 and the 2007 successor period was negatively impacted due to an increase in amortization expense resulting from the purchase price assigned to intangible assets from the merger. Operating profit was further negatively impacted by the items noted above in the revenue discussion and incremental spending on platform consolidation, data center consolidation and global labor sourcing initiatives. Benefiting 2008 were decreases in compensation and other operating expenses resulting from restructurings in the fourth quarter 2007 and other reductions in staff in 2008. Such reductions in expenses were significant enough to substantially offset the impact of price reductions and lost business. Operating profit in 2008 decreased compared to the pro forma 2007 period due to the items noted above excluding the impact of increased amortization expense which was already adjusted for in the pro forma 2007 period.

        In addition to the favorable and unfavorable items noted above in the revenue discussion, the Financial Services segment operating profit for the 2007 successor period was negatively impacted by purchase accounting of approximately $38 million due most significantly to amortization expense due to the purchase price assigned to intangible assets from the merger. Negatively impacting the predecessor 2007 segment operating profit as a result of the merger was the acceleration of restricted stock awards.

        Operating profit decreased for pro forma 2007 compared to historical 2006 due to the factors noted above partially offset by the significant benefits from cost savings initiatives implemented in 2006 and continuing into pro forma 2007 in anticipation of continued price compression. Purchase accounting related to the merger, mostly amortization of identifiable intangible assets, negatively impacted the operating profit growth rate by 19 percentage points for pro forma 2007.

  International Segment Results

	Historical	Pro Forma	Historical
	Successor		Successor	Predecessor		Percent Change
	Year ended December 31, 2008	Year ended December 31, 2007	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006	Historical 2008 vs. Pro Forma 2007		Pro Forma 2007 vs. Historical 2006
				(in millions)
Revenues:
Transaction and processing service fees	$1,401.0	$1,236.0	$375.8	$860.2	$958.0	13%		29%
Product sales and other	340.2	295.6	92.2	203.4	206.3	15%		43%
Other revenues	86.2	85.2	22.6	62.6	67.0	1%		27%

Total revenue	$1,827.4	$1,616.8	$490.6	$1,126.2	$1,231.3	13%		31%

Operating profit	$130.7	$159.0	$46.9	$93.7	$147.8	(18)%		8%
Operating margin	7%	10%	10%	8%	12%	(3	)pts	(2	)pts

	Year ended December 31,
	2008	2007	2006
Key indicators:
International transactions(a)	6,438.2	5,476.0	4,591.6	18%	19%
International card accounts on file (end of period)(b)	81.2	73.8	48.3	10%	53%

(a)
International transactions include VISA, MasterCard and other card association merchant acquiring and switching, and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions.

(b)
International card accounts on file include bankcard and retail.

  Summary

        Segment revenue in 2008 benefited from acquisitions and growth of existing clients. Negatively impacting 2008 was price compression and net lost business. Segment revenue in the 2007 predecessor and successor periods was favorably impacted compared to 2006 by acquisitions, foreign currency exchange rate movements, growth of existing clients and the net impact of new and lost business.

        Acquisitions contributed 9 percentage points to segment revenue growth for the full year 2008 compared to the same 2007 pro forma period. The most significant of these acquisitions were First Data Polska in Poland and the joint venture with AIB in Ireland. Growth from existing clients positively impacted total revenue growth rates by 5 percentage points in 2008 over the comparable 2007 pro forma period.

        Acquisitions contributed 16 percentage points to segment revenue growth rates in 2007 on a pro forma basis compared to historical 2006. The most significant of these acquisitions were First Data Polska (formerly POLCARD) in Poland, First Data Cono Sur (formerly Argencard) in Argentina and First Data Deutschland ("FDD" formerly Gesellschaft fur Zahlungssysteme), in Germany. In addition, foreign currency exchange rate movements positively impacted total pro forma 2007 revenue growth rates by 8 percentage points.

        As a result of deteriorating global economic conditions, we anticipate the International segment's revenue and operating profit to be impacted in 2009 by transaction growth pressures, decrease in new business, reduced net number of merchant accounts and potential reduced average transaction values.

  Transaction and processing service fee revenue

        Transaction and processing service fees revenue benefited in 2008 due generally to the factors noted above. Acquisitions benefited revenue most significantly followed by growth of existing clients driven by increased transaction volumes. Revenue from the acquisitions related mostly to merchant businesses and growth from existing clients was driven mostly by activity in Argentina, Slovakia, Greece, Korea and the UK acquiring business. Negatively impacting 2008 was price compression. Foreign currency exchange rates did not have a significant impact on growth rates in 2008.

        Acquisitions contributed 9 percentage points to transaction and processing service fee revenue growth for the full year 2008 compared to the same 2007 pro forma period. Growth from existing clients positively impacted growth rates by 6 percentage points in 2008 over the comparable 2007 pro forma period. Price compression negatively impacted growth rates by 3 percentage points for these same periods.

        Transaction and processing service fee revenue is driven by accounts on file and transactions. The spread between growth in these two indicators and revenue growth was driven mostly by the change in the mix of transaction types resulting from acquisitions. The effects of foreign currency exchange rate fluctuations also contributed to the spread in 2007.

        Acquisitions and impact of foreign currency exchange rate movements positively impacted the 2007 predecessor and successor periods in comparison to 2006 with the exception that revenue from the FDD acquisition only benefited the predecessor period in 2007. Transaction and processing service fee revenue increased in 2007 on a pro forma basis compared to 2006 due most significantly to acquisitions. The 2007 pro forma results were also positively impacted by an increase in POS and ATM transactions resulting from growth of both existing clients and new business and, to a lesser extent, an increase in accounts on file in Canada, Austria, Italy, Germany, Argentina and China as well as continued expansion of the Australian ATM business. Negatively impacting the pro forma 2007 period compared to 2006 was lost business and price compression.

  Product sales and other revenue

        Product sales and other revenue benefited in 2008 from increased terminal-related revenue and the impact of acquisitions but was negatively impacted by a decrease in professional services fees in 2008 due to the completion of projects in 2007 as well as contract termination fees received in 2007.

        Product sales and other revenue for the 2007 predecessor and successor periods compared to 2006 was positively impacted by terminal-related revenue driven mainly by the above described acquisitions as well as professional services fees associated with the VisionPLUS managed service supported by our Singapore office. Negatively impacting the successor period was a decrease in gains from merchant portfolio sales recognized in 2006. On a 2007 pro forma basis compared to historical 2006, the terminal-related revenue from the FDD and First Data Polska acquisitions and new sales in Canada accounted for most of the growth.

  Operating profit

        The segment's operating profit in 2008 was impacted by the factors noted above. Negatively impacting 2008 operating profit was the impact of amortization expense resulting from the purchase price assigned to intangible assets from the merger, an assessment for delays in a conversion project, increased depreciation and amortization expense resulting from capital expenditures and acquisitions, and incremental infrastructure and platform consolidation expenses. Benefiting 2008 were lower employee related expenses due to merger related reductions in force. Operating profit in 2008 decreased compared to pro forma 2007 due to the items noted excluding the impact of increased amortization expense which was already adjusted for in the pro forma 2007 period.

        In addition to the items noted above, International segment operating profit for the 2007 predecessor and successor periods were negatively impacted by expenditures on strategic business initiatives and platform consolidation costs. Also negatively impacting segment operating profit as a result of the merger was the acceleration of restricted stock awards in the predecessor 2007 period. Negatively impacting operating profit for the 2007 successor period was platform consolidation costs and the impact of purchase accounting related to the merger most significantly related to the amortization of identifiable intangible assets of approximately $7 million.

        The items that had the largest benefit to the pro forma 2007 results in comparison to historical 2006 were acquisitions, internal growth, foreign exchange rate movements and merger related purchase accounting. Acquisitions and foreign exchange rate movements accounted for approximately 27 and 12 percentage points of operating profit growth, respectively, for the 2007 pro forma period. The items with the most significant negative impact for the same period were the strategic business initiatives, platform consolidation costs, expansion into Asia and pricing.

Pro Forma Financial Information

        The following Unaudited Pro Forma Condensed Consolidated Statement of Operations reflects our consolidated results of operations for the year ended December 31, 2007 as if the merger had occurred on January 1, 2007. The pro forma statement is derived from the application of pro forma adjustments to the historical Statement of Operations of the predecessor period January 1, 2007 to September 24, 2007 and the successor period from September 25, 2007 to December 31, 2007. The pro forma Condensed Consolidated Statement of Operations should be read in conjunction with the Consolidated Financial Statements, related notes and other financial information included elsewhere in this prospectus.

        The pro forma adjustments are described in the notes to the pro forma Condensed Consolidated Statement of Operations and are based on available information and assumptions that management believes are reasonable. The pro forma adjustments and results of operations in the successor period are based on the final allocation of the purchase price and final valuation of intangible and fixed assets and reflect the modification of certain of the debt from variable to fixed interest rates. The pro forma Condensed Consolidated Statement of Operations is not necessarily indicative of the future results of operations of the successor company or results of operations of the successor company that would have actually occurred had the merger been consummated as of January 1, 2007.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Historical		Pro Forma Adjustments		Pro Forma
	Successor	Predecessor
	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007			Year ended December 31, 2007
		(in millions)
Revenues:
Transaction and processing service fees	$1,553.3	$3,965.9	$—		$5,519.2
Investment income, net	(8.2)	(66.9)	—		(75.1)
Product sales and other	223.0	616.4	—		839.4
Reimbursable debit network fees, postage and other	510.4	1,257.5	—		1,767.9

	2,278.5	5,772.9	—		8,051.4

Expenses:
Cost of services (exclusive of items shown below)	790.3	2,207.3	(114.2	)(a)	2,883.4
Cost of products sold	87.3	209.2	—		296.5
Selling, general and administrative	367.9	1,058.8	(150.1	)(b)	1,276.6
Reimbursable debit network fees, postage and other	510.4	1,257.5	—		1,767.9
Depreciation and amortization	367.8	476.4	409.7	(c)	1,253.9
Other operating expenses(d)	(0.2)	23.3	—		23.1

	2,123.5	5,232.5	145.4		7,501.4

Operating profit	155.0	540.4	(145.4)		550.0

Interest income	17.9	30.8	—		48.7
Interest expense	(584.7)	(103.6)	(1,348.1	)(e)	(2,036.4)
Other income (expense)	(74.0)	4.9	15.8	(f)	(53.3)

(Loss) income before income taxes, equity earnings in affiliates and discontinued operations	(485.8)	472.5	(1,477.7)		(1,491.0)
Income tax (benefit) expense	(176.1)	125.8	(601.8	)(g)	(652.1)
Equity earnings in affiliates	46.8	223.0	(135.8	)(h)	134.0

Net (loss) income from continuing operations	(262.9)	569.7	(1,011.7)		(704.9)
Less: Net income from continuing operations attributable to noncontrolling interests	39.0	105.3	—		144.3

(Loss) income from continuing operations attributable to First Data Corporation	$(301.9)	$464.4	$(1,011.7)		$(849.2)

(a)
Adjustments to Cost of services consist of adjustments related to the reversal of amortization of prior year service costs and actuarial gains and losses related to defined benefit plans of $3.9 million; the reversal of costs associated with the accelerated vesting of equity awards of $105.6 million; and the reversal of rent expense of $4.7 million related to synthetic leases bought out as a result of change in control provisions.

(b)
Adjustments to Selling, general and administrative expenses consist of adjustments to recognize expense resulting from the sponsor's management fee of $15.0 million; the reversal of merger transaction costs of $72.6 million; the reversal of costs associated with the accelerated vesting of equity awards of $89.9 million; and the reversal of amortization of prior year service costs and actuarial gains and losses related to defined benefit plans of $2.6 million.

(c)
Adjustments to Depreciation and amortization consists of adjustments related to increased other intangible asset amortization expense of $425.2 million; an adjustment for increased depreciation expense on buildings bought out of synthetic leases of $3.6 million; and an adjustment related to decreased fixed asset depreciation expense of $19.1 million (although the total value of the fixed assets increased from the valuation, certain of the depreciable assets had longer lives which resulted in lower annual depreciation).

(d)
Other operating expenses include: net restructuring charges, impairments, litigation and regulatory settlements, and other.

(e)
Reflects pro forma interest expense resulting from our new capital structure. The adjustment includes interest expense, amortization of commitment fees and debt issuance costs, and the impact of interest rate swaps associated with our credit facilities and notes described in the notes to our consolidated financial statements included elsewhere in this prospectus less the interest expense recognized on the notes that were repaid in conjunction with the merger. The adjustment also includes amortization of structuring fees incurred upon modification of the term loan facilities also described in the notes to our consolidated financial statements included elsewhere in this prospectus. The adjustment excludes the impact of the bridge financing fees paid at the closing of the merger and amortized through the date of the aforementioned modification as they are not considered indicative of long-term ongoing operations. Interest has been calculated, as applicable, at rates consistent with the final fixed interest rates stipulated in the modifications in June 2008 of the term loan facilities. Interest for floating rate debt has been calculated using the applicable effective LIBOR rate.

(f)
Represents the elimination of debt repayment costs associated with our debt existing prior to the merger.

(g)
Represents the tax effect of the pro forma adjustments, calculated at a marginal rate of 37.3% for 2007.

(h)
Adjustment to equity method investments consists of increased other intangible asset amortization expense.

 Unaudited Pro Forma Segment Revenues(a)

	Successor	Predecessor	Pro Forma
	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Pro Forma Adjustments	Adjusted Revenue
			(in millions)
Retail and Alliance Services	$1,238.3	$3,178.1	$—	$4,416.4
Financial Services	613.9	1,644.0	—	2,257.9
International	490.6	1,126.2	—	1,616.8
Integrated Payments Systems	34.3	71.5	—	105.8
All Other and Corporate	85.7	243.5	—	329.2
Divested businesses	12.8	35.0	—	47.8

Total segment, all other and corporate and divested businesses	$2,475.6	$6,298.3	$—	$8,773.9

Unaudited Pro Forma Segment Operating Profit

	Successor	Predecessor	Pro Forma
	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Pro Forma Adjustments		Adjusted Operating Profit
			(in millions)
Retail and Alliance Services	$114.4	$783.6	$(477.4	)(b)	$420.6
Financial Services	95.9	369.8	(51.3	)(c)	414.4
International	46.9	93.7	18.4(d	)	159.0
Integrated Payments Systems	21.3	30.1	2.0(e	)	53.4
All Other and Corporate	(60.9)	(420.9)	227.2(f	)	(254.6)
Divested businesses	0.7	0.7	(0.1)		1.3

Total segment, all other and corporate and divested businesses	$218.3	$857.0	$(281.2)		$794.1

(a)
No pro forma adjustments have been made to segment revenue in 2007. Accordingly, values represent the sum of predecessor and successor periods.

(b)
Adjustments to Retail and Alliance Services segment operating profit consist of adjustments related to increased other intangible asset amortization expense; increased other intangible asset amortization expense associated with equity method investments; decreased fixed asset depreciation expense; the reversal of costs associated with the accelerated vesting of equity awards; the reversal of rent expense related to synthetic leases bought out as a result of change in control provisions; and an adjustment for increased depreciation expense on buildings purchased out of synthetic leases.

(c)
Adjustments to Financial Services segment operating profit consist of adjustments related to increased other intangible asset amortization expense; the reversal of costs associated with the accelerated vesting of equity awards; the reversal of rent expense related to synthetic leases bought out as a result of change in control provisions; decreased fixed asset depreciation expense; and an adjustment for increased depreciation expense on buildings purchased out of synthetic leases.

(d)
Adjustments to International segment operating profit consist of adjustments related to decreased other intangible asset amortization expense; decreased fixed asset depreciation expense; increased other intangible asset amortization expense associated with equity method investments; the reversal of costs associated with the accelerated vesting of equity awards; and the reversal of amortization of prior year service costs and actuarial gains and losses related to defined benefit plans.

(e)
Adjustments to Integrated Payment Systems segment operating profit consist of adjustments related to decreased other intangible asset amortization expense; and the reversal of costs associated with the accelerated vesting of equity awards.

(f)
Adjustments to All Other and Corporate operating profit consist of adjustments related to increased other intangible asset amortization expense; decreased fixed asset depreciation expense; the reversal of costs associated with the accelerated vesting of equity awards; the reversal of amortization of prior year service costs and actuarial gains and losses related to defined benefit plans; adjustments to recognize expense resulting from the sponsor's management fee; and the reversal of merger transaction costs.

Capital Resources and Liquidity

        Our source of liquidity is principally cash generated from operating activities supplemented as necessary on a very short-term basis by borrowings against our revolving credit facility. The economic downturn (described in greater detail under "Economic Conditions" above) is expected to continue having at least a near term impact on the capital resources provided by operating activities. If the impact is more than expected, certain capital expenditures may be limited and, in an extreme situation, may require the use of the revolving credit facility to fund interest payments or capital expenditures; however, to prevent such measures, we have implemented cost saving initiatives that we expect will allow us to continue to fund such items from operating activities. Based on the above, we believe our current level of cash and short-term financing capabilities along with future cash flows from operations are sufficient to meet the needs of the business.

        The following discussion highlights our cash flow activities from continuing operations and the sources and uses of funding during the three months ended March 31, 2009 and 2008.

  Cash and Cash Equivalents

        Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. At March 31, 2009 and December 31, 2008, we held $422.1 million and $406.3 million in cash and cash equivalents, respectively.

        Cash and cash equivalents held by IPS are not available to fund any operations outside of the IPS business. At March 31, 2009 and December 31, 2008, the cash and cash equivalents held by IPS totaled $186.2 million and $180.3 million, respectively. All other domestic cash balances, to the extent available, are used to fund our short-term liquidity needs.

        Cash and cash equivalents held outside of the U.S. at March 31, 2009 and December 31, 2008 were $133.7 million and $166.1 million, respectively. As of March 31, 2009, there was approximately $50 million of cash and cash equivalents held outside of the U.S. that could be used for general corporate purposes. We plan to fund any cash needs during the remainder of 2009 within the International segment with cash held by the segment, but if necessary, could fund such needs using cash from the U.S.

  Cash Flows from Operating Activities

	Three months ended March 31,
Source/(use) (in millions)	2009	2008
Net loss	$(227.9)	$(192.7)
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	352.1	368.4
Other non-cash and non-operating items, net	137.0	38.3
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	427.0	240.0
Other assets, current and long-term	68.5	142.1
Accounts payable and other liabilities, current and long-term	(368.5)	(122.7)
Income tax accounts	(169.7)	(149.8)

Net cash provided by operating activities	$218.5	$323.6

        Cash flows provided by operating activities for the periods presented resulted from normal operating activities and reflect the timing of our working capital requirements.

        Uses of cash in 2009 resulted from payments for various liabilities the most significant of which included interest payments on long-term debt and incentive compensation payments. We paid approximately $525 million in cash interest payments during the first quarter of 2009. The increase in interest payments during the first quarter of 2009 compared to the first quarter of 2008 was due primarily to the timing of interest payments resulting from amendments in June 2008 which, among other things, provided for the exchange of remaining bridge loans into notes and called for interest on the notes to be paid semi-annually rather than quarterly as had been called for under the bridge loans. This increase was partially offset by the effect of reduced interest rates in 2009 applicable to the variable rate debt. Sources of cash in 2009 were associated with the timing of prefunding certain settlement arrangements, collection of receivables and a distribution received from an alliance. An additional source of cash of $246 million resulted from funding of domestic settlement obligations which should have been received from a card association on December 31, 2008 but was not received until the first business day of 2009 due to a file transfer issue.

        The sources of cash in 2008 resulted from collection of receivables and distributions of earnings associated with an alliance. Partially offsetting these sources of cash were uses resulting from interest payments on long-term debt, incentive compensation payments and distributions of earnings to noncontrolling interests. Cash interest payments during the first quarter of 2008 were approximately $445 million.

        We expect to fund interest payments on long-term debt throughout the remainder of 2009 with cash flows from operating activities. If, however, such cash flows are not sufficient, we will utilize our revolving credit facility or reduce discretionary spending.

  Cash Flows from Investing Activities

	Three months ended March 31,
Source/(use) (in millions)	2009	2008
Current period acquisitions, net of cash acquired	$(9.2)	$(175.7)
Payments related to other businesses previously acquired	(13.5)	(18.3)
Additions to property and equipment, net	(48.0)	(53.4)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(33.9)	(40.8)
Proceeds from the sale of marketable securities	0.2	52.3
Other investing activities	5.8	(1.5)

Net cash used in investing activities	$(98.6)	$(237.4)

  Acquisitions

        All acquisitions during 2009 and 2008 were funded from cash flows from operating activities. We expect to fund significantly less in 2009 for acquisitions than in prior periods; however, we do anticipate funding certain of our merchant alliance partners for new referral streams contributed to the alliances. If cash flows from operating activities are not sufficient to fund acquisitions, we may borrow against our revolving credit facility or find other sources of financing.

        During the three months ended March 31, 2008, we entered into a joint venture with Allied Irish Banks p.l.c. ("AIB"), of which we own 50.1%.

  Payments Related to Other Businesses Previously Acquired

        During the three months ended March 31, 2009 and 2008, payments related to other businesses previously acquired related mostly to contingent consideration largely associated with a merchant alliance. The payments in 2009 and 2008 were recognized as a part of purchase accounting associated with the Merger with affiliates of KKR and did not result in an increase in assets. In connection with the extension transaction with the applicable merchant alliance described in "Three Months Ended March 31, 2009 Overview" above, the Company is subject to no additional consideration on this alliance after the first quarter 2009 payment for activity in the fourth quarter 2008.

  Capital Expenditures

        We expect that capital expenditures will be approximately $350 million for the full year 2009. Capital expenditures in 2009 are expected to be funded by cash flows from operations. If, however, cash flows from operating activities are insufficient, we will decrease our discretionary capital expenditures or utilize our revolving credit facility.

  Proceeds from the Sale of Marketable Securities

        Proceeds from the sale of marketable securities for the three months ended March 31, 2008 resulted from the sale of MasterCard shares.

  Cash Flows from Financing Activities

	Three months ended March 31,
Source/(use) (in millions)	2009	2008
Short-term borrowings, net	$(41.4)	$(15.0)
Principal payments on long-term debt	(48.2)	(44.9)
Capital contributed by Parent	—	105.1
Distributions and dividends paid to noncontrolling interests	(3.6)	(39.6)
Purchases of noncontrolling interests	—	(17.6)

Net cash (used in) provided by financing activities	$(93.2)	$(12.0)

  Short-Term Borrowings, net

        We have a $2.0 billion senior secured revolving credit facility with a term through the third quarter of 2013 for which interest is payable based upon LIBOR plus an applicable margin. We had $135.0 million and $18.0 million outstanding against the revolving credit facility as of March 31, 2009 and December 31, 2008, respectively, representing an incremental source of cash of $117.0 million. We utilize our revolving credit facility on a short-term basis to fund investing or operating activities when cash flows from operating activities are not sufficient. The senior secured revolving credit facility can be used, without covenant restriction, for working capital and general corporate purposes.

        Since an affiliate of Lehman Brothers Holdings Inc. filed for bankruptcy in September 2008, it has not funded its $230.6 million commitment under our senior secured revolving credit facility and there is no assurance they will participate in any future funding requests or that we could obtain replacement loan commitments from other banks. We are monitoring the financial stability of other financial institutions that have made commitments under the revolving credit facility, none of which represent more than approximately 15% of the remaining capacity. As of March 31, 2009, $1.6 billion remained available under this facility after considering the amount outstanding above, the letters of credit issued under the facility and the commitment that is no longer being funded noted above.

        Also during 2009, we had a use of cash resulting from net payments on credit lines used to prefund settlement activity.

        The use of cash related to short-term borrowings in 2008 resulted from an additional net $30 million draw on the senior secured revolving credit facility (draws in the first quarter were for a short duration) as well as timing of draws and payments on credit lines associated with settlement activity.

  Principal Payments on Long-Term Debt

        We made principal payments of $32.2 million and $31.9 million related to our senior secured term loan facility during the first quarter of 2009 and 2008, respectively.

        Payments for capital leases were $15.9 million and $11.8 million for the three months ended March 31, 2009 and 2008, respectively.

        The current adverse economic conditions in the U.S. and around the world and the potential negative impact such conditions could have on our results of operations, have impacted our debt ratings and could have further impact based on future economic developments. As of May 14, 2009, our long-term corporate family rating from Moody's was B3 (stable). The long-term local issuer credit rating from Standard and Poor's was B (stable). The long-term issuer default rating from Fitch was B

(stable). Additionally, these economic conditions and our current level of debt may impair our ability to get additional funding beyond its revolving credit facility.

  Capital Contributed by Parent

        During 2008, we received capital contributions from First Data Holdings Inc. ("Holdings"), comprised mostly of the proceeds from purchases of shares in Holdings by certain management employees of FDC. We used these contributions to fund operations.

  Distributions and Dividends Paid to Noncontrolling Interests

        Distributions and dividends paid to noncontrolling interests primarily represent distributions of earnings. The significant decrease from 2008 to 2009 is due to the deconsolidation of the Wells Alliance.

  Purchase of Noncontrolling Interests

        The purchase of noncontrolling interests in 2008 related to the purchase of the remaining interests in Unified Network Payment Solutions located in Canada, included in the International segment.

  Letters, Lines of Credit and Other

	Total Available		Total Outstanding
(in millions)	As of March 31, 2009	As of December 31, 2008	As of March 31, 2009	As of December 31, 2008
Letters of Credit(a)	$514.1	$514.3	$53.5	$54.0
Lines of Credit and Other(b)	$463.9	$608.9	$124.4	$294.7

(a)
Up to $500 million of our $2.0 billion senior secured revolving credit facility is available for letters of credit, of which $39.4 million and $39.7 million of letters of credit were issued under the facility as of March 31, 2009 and December 31, 2008, respectively. An additional $14.1 million of letters of credit were outstanding associated with other arrangements. Outstanding letters of credit are held in connection with certain business combinations, lease arrangements, bankcard association agreements and other security agreements. All letters of credit expire prior to February 28, 2010 with a one-year renewal option. We expect to renew most of the letters of credit prior to expiration.

(b)
As of March 31, 2009, represents $369.2 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $13.5 million available for working capital needs, we cannot use these lines of credit for general corporate purposes. Certain of these arrangements are uncommitted but, as of the dates presented, we had borrowings outstanding against them. The totals available, including all committed amounts and uncommitted amounts if borrowings were outstanding in functional currencies as of March 31, 2009, were approximately 215 million euro, 160 million Australian dollars and 205 million Polish zloty.

        We believe our liquidity exposure associated with our lines of credit is slightly increased as a result of the weakening of the global economy; however, we do not believe this will have any impact on our overall liquidity. In the event one or more of the aforementioned lines of credit becomes unavailable, we will utilize our existing cash, cash flows from operating activities or our revolving credit facility to meet our liquidity needs.

  Significant Non-Cash Transactions

        During the three months ended March 31, 2009 and 2008, the principal amount of our senior unsecured PIK notes increased by $165.2 million and $67.6 million, respectively, resulting from the "payment" of accrued interest expense.

        During the three months ended March 31, 2009 and 2008, we entered into capital leases totaling approximately $68 million and $39 million, respectively.

  Guarantees and Covenant Compliance

        As of March 31, 2009, we were in compliance with all applicable covenants, including our sole financial covenant with Consolidated Senior Secured Debt of $12,995.6 million, Consolidated EBITDA of $2,776.6 million and a Ratio of 4.68 to 1.00.

        The calculation of Consolidated EBITDA under the senior secured term loan facility at that time was as follows (in millions):

Last Twelve months ended March 31, 2009
Net loss attributable to First Data Corporation	$(3,773.8)
Interest expense, net(1)	1,875.0
Income tax benefit	(713.5)
Depreciation and amortization	1,543.4

EBITDA(13)	(1,068.9)

Stock based compensation(2)	16.8
Other items (3)	3,244.9
Debt repayment gain(4)	(7.0)
Official check and money order EBITDA(5)	30.7
Cost of data center, technology and savings initiatives(6)	244.3
Transaction related fees	3.2
Purchase accounting(7)	19.3
Sponsor's annual management fee	20.7
Pre-acquisition EBITDA of acquired or divested businesses(8)	(31.7)

Adjusted EBITDA(13)	2,472.3

Projected near-term cost savings(9)	115.0

Adjusted EBITDA plus projected near-term cost savings(13)	2,587.3

Net income attributable to noncontrolling interests(10)	130.6
Equity entities taxes, depreciation and amortization(11)	55.7
Other(12)	3.0

Consolidated EBITDA(13)	$2,776.6

(1)
Includes interest expense and interest income.

(2)
Stock based compensation recognized as expense.

(3)
Other items include net restructuring, impairments, investment gains and losses, derivative financial instruments gains and losses, net divestitures, non-operating foreign currency gains and losses and other.

(4)
Gain resulting from the early repayment of long-term debt.

(5)
Represents an adjustment to exclude the official check and money order businesses from EBITDA due to the Company's wind-down of these businesses.

(6)
Represents implementation costs associated with initiatives to reduce operating expenses including items such as platform and data center consolidation initiatives in the International segment, expense related to the reorganization of global application development resources, expense associated with domestic data center consolidation initiatives and planned workforce reduction expenses as well as certain platform development costs directly associated with the termination of the CPS alliance, all of which are considered one-time projects (excludes costs accrued in purchase accounting).

(7)
Represents the effect of purchase accounting associated with the merger of FDC with affiliates of KKR on EBITDA which is primarily the result of revenue recognition adjustments.

(8)
Reflects the EBITDA of companies acquired or divested after March 31, 2008 through March 31, 2009, as if these companies had been acquired or divested on April 1, 2008.

(9)
Reflects cost savings projected to be achieved within twelve months on an annualized basis principally in connection with cost savings initiatives described in Note 6.

(10)
Reflects all Net income attributable to noncontrolling interests.

(11)
Represents our proportional share of income taxes, depreciation, and amortization on equity method investments.

(12)
Includes non-capitalized merger and acquisition costs and losses on equity method investments.

(13)
EBITDA is defined as income (loss) from continuing operations attributable to First Data Corporation plus net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles ("GAAP") and does not purport to be an alternative to income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain items and other adjustments and is used by management as a measure of liquidity. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items, non-recurring items that we do not expect to continue at the same level in the future and certain items management believes will materially impact future operating results.

Adjusted EBITDA plus projected near-term cost savings is defined as Adjusted EBITDA further adjusted to reflect cost savings projected to be achieved within twelve months on an annualized basis principally in connection with cost savings initiatives described in Note 6 above. Management believes the supplementary adjustments are appropriate to provide investors additional information about near term cost cutting initiatives.

Consolidated EBITDA (or debt covenant EBITDA) is defined as Adjusted EBITDA plus projected near-term cost savings further adjusted to exclude other adjustments that will be used in calculating covenant compliance under the agreements governing our senior notes and/or senior secured credit facilities. We believe that the inclusion of supplementary adjustments to Adjusted EBITDA plus projected near-term cost savings applied in presenting Consolidated EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing our senior notes and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

  Off-Balance Sheet Arrangements

        During the three months ended March 31, 2009 and 2008, we did not engage in any off-balance sheet financing activities.

        The following discussion highlights our cash flow activities from continuing operations and the sources and uses of funding during the successor year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007, the predecessor period from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006.

  Cash and Cash Equivalents

        Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. At December 31, 2008 and December 31, 2007, we held $406.3 million and $606.5 million in cash and cash equivalents, respectively.

        Cash and cash equivalents held by IPS are not available to fund any operations outside of the IPS business. At December 31, 2008 and 2007, the cash and cash equivalents held by IPS totaled $180.3 million and $147.3 million, respectively. All other domestic cash balances, to the extent available, are used to fund FDC's short-term liquidity needs.

        Cash and cash equivalents held outside of the U.S. at December 31, 2008 and December 31, 2007 were $166.1 million and $203.4 million, respectively. As of December 31, 2008, there was approximately $50 million of cash and cash equivalents held outside of the U.S. that could be used for general corporate purposes. We funded approximately $60 million in 2008 to our operations in the United Kingdom for various operating purposes, expense initiatives and capital investments. We plan to fund any cash needs in 2009 within the International segment itself, but if necessary, could fund such needs using cash from the U.S.

  Cash Flows from Operating Activities from Continuing Operations

	Successor		Predecessor
Source/(use) (in millions)	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Net (loss) income from continuing operations	$(3,608.0)	$(262.9)	$569.7	$990.0
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	1,559.6	427.2	540.2	700.8
Other non-cash and non-operating items, net	3,224.3	38.2	88.7	(56.1)
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	(86.4)	(316.9)	(145.4)	(183.8)
Other assets, current and long-term	297.4	124.8	(28.7)	46.8
Accounts payable and other liabilities, current and long-term	(18.5)	(103.2)	(13.3)	(74.4)
Income tax accounts	(768.8)	(61.4)	69.6	117.8
Excess tax benefit from share-based payment arrangement	(13.1)	—	(219.8)	(124.2)

Net cash provided by (used in) operating activities from continuing operations	$586.5	$(154.2)	$861.0	$1,416.9

        Cash flows provided by (used in) operating activities for the periods presented resulted from normal operating activities and reflect the timing of our working capital requirements.

        The most significant sources of cash in 2008 were associated with the collection of receivables, distributions of earnings associated with certain affiliates and the timing of certain settlement arrangements. Offsetting these sources were uses of cash associated with a $246 million funding of domestic settlement obligations which should have been received from a card association on December 31, 2008 but was not received until the first business day of 2009 due to a file transfer issue and payments for various liabilities the most significant of which included interest payments on long-term debt, incentive compensation payments, pension plan contributions to the United Kingdom pension plan and income taxes. Cash interest payments totaled $1.4 billion in 2008 and are expected to be slightly higher in 2009.

        The source of cash in 2008 compared to the use of cash in the successor 2007 period and the source of cash in the predecessor 2007 period resulted most significantly from timing associated with certain settlement arrangements and collections of receivables and a decrease in the use of cash associated with the excess tax benefit from share-based payment arrangement resulting from the accelerated payout of stock options and restricted stock in 2007 in conjunction with the merger. Partially offsetting these items were larger uses of cash in 2008 resulting from incentive compensation payments as well as interest payments on long-term debt. Cash flows from operating activities in 2008 were lower, in part, due to earnings associated with CPS not being distributed as the result of potential cash needs associated with the termination of the alliance.

        The most significant uses of cash in the successor 2007 period were associated with timing of certain settlement arrangements and payments for various liabilities the most significant of which included employee related liabilities, interest payments on long-term debt, severance payments and pension plan contributions to the United Kingdom pension plan. Partially offsetting these uses were sources of cash associated with collections of receivables and distributions of earnings associated with certain affiliates as well as a net refund of income taxes. The most significant sources of cash in the predecessor 2007 period were associated with the collection of receivables and distributions of earnings associated with certain affiliates. Partially offsetting these sources were uses of cash associated with timing of certain settlement arrangements and payments for various liabilities, net payments of income taxes and payments totaling approximately $70 million for merger related costs.

        The use of cash in the successor 2007 period and the source of cash in the predecessor 2007 period compared to the source of cash in 2006 resulted most significantly from timing of collections of receivables, timing associated with certain settlement arrangements, timing of payments for various liabilities, increased interest payments on long-term debt in the successor period, and an increase in the use of cash associated with the excess tax benefit from share-based payment arrangement related to the payout/exercise of stock options and restricted stock held by FDC employees. Partially offsetting these net relative uses was a source of cash in the 2007 successor period for distributions of earnings associated with certain affiliates as well as a net refund of income taxes received in the 2007 predecessor and successor periods compared to net payments of income taxes in 2006.

        The most significant sources of cash in 2006 resulted mostly from timing associated with certain settlement arrangements and collections of receivables partially offset by payments for various liabilities, income tax payments and the excess tax benefit associated with the significant number of stock options exercised during the first quarter of 2006.

        We expect to fund interest payments on long-term debt and future pension plan contributions with cash flows from operating activities. If such cash flows are not sufficient, we will utilize our revolving credit facility or reduce discretionary spending.

  Cash Flows from Investing Activities from Continuing Operations

	Successor		Predecessor
Source/(use) (in millions)	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Merger, net of cash acquired	—	$(25,756.2)	—	—
Current period acquisitions, net of cash acquired	$(188.7)	(62.8)	$(690.3)	$(267.2)
Payments related to other businesses previously acquired	(35.6)	(0.5)	(50.0)	(51.1)
Proceeds from dispositions, net of expenses paid and cash disposed	215.1	—	—	198.7
Additions to property and equipment, net	(283.9)	(55.2)	(275.5)	(170.4)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(163.9)	(57.5)	(123.7)	(129.7)
Proceeds from the sale of marketable securities	74.9	14.1	11.8	45.0
Dividend received from discontinued operations	—	—	—	2,500.0
Cash retained by Western Union	—	—	—	(1,327.8)
Other investing activities	(1.3)	108.7	18.1	202.6

Net cash (used in) provided by investing activities from continuing operations	$(383.4)	$(25,809.4)	$(1,109.6)	$1,000.1

  Merger

        As discussed in the notes to our consolidated financial statements included elsewhere in this prospectus, we merged with an entity controlled by affiliates of KKR on September 24, 2007. The $25.8 billion represents the use of cash to purchase our shares from our shareholders as well as other related transaction costs.

  Acquisitions

        We finance acquisitions through a combination of internally generated funds, short-term borrowings and equity of our parent company. We continue to pursue opportunities that strategically fit into the business. Additionally, we continue to manage our portfolio of businesses and evaluate the possible divestiture of businesses that do not match our long-term growth objectives. All acquisitions during these periods were funded from cash flows from operating activities other than the acquisition of our proportionate share of CPS discussed in "significant non-cash transactions" below. Purchases of noncontrolling interests are classified as financing activities as noted below.

        We expect to fund significantly less in 2009 for acquisitions than in prior years. During 2009, we anticipate funding certain of our merchant alliance partners for referrals contributed to the alliances. If cash flows from operating activities are not sufficient to fund acquisitions, we may borrow against our revolving credit facility or find other sources of financing.

  Payments Related to Other Businesses Previously Acquired

        For all periods, payments related to other businesses previously acquired related mostly to contingent consideration largely associated with a merchant alliance. The payment in 2008 was recognized as a part of purchase accounting and did not result in an increase in assets. In connection with the transaction with the applicable merchant alliance as of December 31, 2008 and as described in "Overview" above, we are subject to no additional contingent consideration on this alliance.

  Proceeds from dispositions, net of expenses paid and cash disposed

        The source of cash in 2008 resulted from us selling our interest in Early Warning Services, which had been accounted for under the equity method, and selling our subsidiary Active Business Services Ltd., both in the third quarter of 2008, as well as from selling our subsidiary Peace in October 2008 and, as described in "Overview" above, from reducing our ownership interest in the alliance with Wells Fargo in December 2008.

        Proceeds from dispositions in 2006 related to the sale of our majority ownership interest in our subsidiaries PPS and IDLogix, and the sale of our subsidiary Taxware.

  Capital Expenditures

        We incurred capital expenditures consisting of property and equipment, payments to secure customer service contracts and capitalized systems development costs, including expenditures related to data center consolidation, of approximately $448 million in 2008. Capital expenditures are estimated to be approximately $350 million in 2009 including expenditures related to the U.S. data center consolidation. Capital expenditures were funded through cash flows from operating activities. Capital expenditures in 2009 are also expected to be funded by cash flows from operations. If cash flows from operating activities are insufficient, we will decrease our discretionary capital expenditures or utilize our revolving credit facility.

        Capital expenditures in 2007 were high due mostly to the purchase of buildings and fixed assets out of synthetic leases triggered by the merger, expenditures related to the U.S. data center consolidation and an increase in contract costs.

  Proceeds from the Sale of Marketable Securities

        Proceeds from the sale of marketable securities in 2008 as well as the 2007 successor period resulted from the sale of MasterCard shares and, in 2008, the sale of one additional investment. Proceeds in the predecessor period in 2007 resulted from the partial liquidation of miscellaneous marketable securities. Proceeds from the sale of marketable securities in 2006 included $33.5 million from the partial liquidation of marketable securities acquired in the Concord merger and $10.5 million from the redemption of MasterCard stock.

  Dividend Received from Discontinued Operations

        Immediately prior to the spin-off, Western Union transferred $2.5 billion in cash to FDC. Within several months after the spin-off, the Company utilized the majority of the proceeds to repurchase debt.

  Cash Retained by Western Union

        Cash retained by Western Union represents cash balances retained by Western Union at the date of the spin-off.

  Other Investing Activities

        The use of cash from other investing activities in 2008 related mostly to $12.3 million in illiquid money market funds reclassified from cash and cash equivalents in December 2008 and other items not individually significant. These were mostly offset by a source of cash related to proceeds from the sale of merchant portfolios and the redemption of VISA stock. Due to volatility in the global credit and capital markets, certain of our portfolio holdings within settlement assets lack liquidity or are otherwise impaired. We do not anticipate the need to liquidate the securities currently lacking liquidity until after 2009.

        The source of cash from other investing activities in the 2007 successor period related most significantly to $49.5 million from activity associated with our First Financial Bank which was dissolved prior to December 31, 2007, $44.3 million from the sale of strategic investments and a decrease of $34.6 million in regulatory, restricted and escrow cash balances. These sources were partially offset by a use related to $20.2 million in payments for termination of interest rate and cross currency swaps. The use of cash in the 2007 predecessor period related to sources of $75.0 million in distributions from certain strategic investments, proceeds from the sale of merchant portfolios and proceeds from the sale of investments as well as $48.6 million related to activity associated with our First Financial Bank. Offsetting these sources were uses related to $85.2 million in payments for termination of interest rate and cross currency swaps and a $31.1 million increase in regulatory, restricted and escrow cash balances.

        The source of cash for other investing activities in 2006 related to $168.9 million in activity from the date of acquisition for FDD related to a reduction in settlement cash, a $162.2 million reduction in regulatory, restricted and escrow cash balances, $56.2 million of proceeds from the sale of investments and other activity and proceeds of $27.1 million from the sale of corporate aircraft. Partially offsetting these sources were uses related to a contingent payment of $29.9 million related to the 2004 disposition of NYCE (all but $1.6 million of which was accrued at December 31, 2005), a net cash outflow of $32.6 million associated with the sale of a facility related to the Concord merger, $101.6 million in payments related to certain derivative financial instruments, and a use of $47.7 million resulting from the purchase of investments related to our First Financial Bank and other activity.

  Cash Flows from Financing Activities from Continuing Operations

	Successor		Predecessor
Source/(use) (in millions)	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Short-term borrowings, net	$(41.9)	$238.5	$26.3	$176.0
Principal payments on long-term debt	(326.8)	(2,033.3)	(126.6)	(2,412.8)
Proceeds from issuance of long-term debt	100.4	21,245.7	—	—
Proceeds from issuance of common stock	—	7,224.4	187.4	729.8
Distributions and dividends paid to noncontrolling interests	(150.9)	(36.6)	(126.5)	(127.9)
Contributions received from noncontrolling interests	—	—	2.1	—
Purchases of noncontrolling interests	(78.4)	(73.8)	—	(20.3)
Capital contributed by Parent	126.8	—	—	—
Excess tax benefit from share-based payment arrangement	13.1	—	219.8	124.2
Purchase of treasury shares	—	—	(371.8)	(1,252.5)
Cash dividends	(1.8)	—	(67.7)	(183.6)

Net cash (used in) provided by financing activities from continuing operations	$(359.5)	$26,564.9	$(257.0)	$(2,967.1)

  Short-Term Borrowings, net

        In conjunction with the merger in September 2007, we entered into a $2.0 billion senior secured revolving credit facility with a term of six years for which interest is payable at a rate equal to, at our option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. We had $18 million and $60 million outstanding against the revolving credit facility as of December 31, 2008 and 2007, respectively. We utilize our revolving credit facility on a short-term basis to fund investing or operating activities when cash flows from operating activities are not sufficient. As of December 31, 2008, $1.7 billion remained available under this facility after considering the amount outstanding above as well as the Lehman Brothers Holdings Inc. ("Lehman") matter and the letters of credit issued under the facility both discussed below.

        An affiliate of Lehman provides a commitment in the amount of $230.6 million of the Company's $2.0 billion senior secured revolving credit facility. After filing for bankruptcy in September 2008, the affiliate declined to participate in a request for funding under our senior secured revolving credit agreement and we have no assurances that they will participate in any future funding requests or that we could obtain replacement loan commitments from other banks. In the event we decide to draw upon the senior secured revolving credit facility and the affiliate of Lehman does not fund its obligation in accordance with the credit agreement, we believe our remaining capacity under our senior secured revolving credit facility is sufficient to meet our short-term and long-term liquidity needs. There are multiple institutions that have commitments under this facility with none representing more than approximately 15% of the remaining capacity. We are monitoring the financial stability of other financial institutions that have made commitments under the revolving credit facility. Certain of these financial institutions are receiving support from the federal government in light of current financial conditions. Although these financial institutions remain highly-rated (in the A category or higher), their ability to satisfy their commitments may be dependent on receiving continued support from the federal government.

        We had a $1.5 billion commercial paper program in the 2007 predecessor period that was issued under a $1.5 billion revolving credit facility, both of which terminated in conjunction with the merger.

        The use of cash related to short-term borrowings in 2008 resulted from a net $42.0 million payment on the senior secured revolving credit facility as well as timing of draws and payments on credit lines associated with settlement activity. The senior secured revolving credit facility can be used, without covenant restriction, for working capital and general corporate purposes. The source of cash in the successor period from September 25, 2007 through December 31, 2007 was related to $60 million drawn on the senior secured revolving credit facility as well as timing of draws and payments on credit lines associated with settlement activity. The source of cash in the predecessor period from January 1, 2007 through September 24, 2007 related to timing of draws and payments on credit lines associated with settlement activity. The source of cash in 2006 included net proceeds and cash outlays related to the issuance and paydown of commercial paper partially offset by a net draw on a credit line associated with settlement activity.

  Principal Payments on Long-Term Debt

        During 2008, we made payments of $128.4 million related to our senior secured term loan facility and $81.7 million related to notes due in 2008 and repurchased $18.7 million in debt (par value of $30 million). In June 2008, we paid $34.1 million in fees in connection with a modification of the bridge facilities which were capitalized as deferred financing costs.

        In January 2007, we repurchased $32.4 million of our 4.7% senior notes due August 1, 2013, $30.2 million of our 4.85% senior notes due October 1, 2014, and $28.0 million of our 4.95% senior notes due June 15, 2015. On September 24, 2007 and in conjunction with the merger, we repurchased $2.0 billion of debt. In December 2007, we paid off our medium-term note due in 2008 for $25.6 million. During the successor 2007 period, we made payments of $32.0 million related to our senior secured term loan facility.

        In September 2006, we paid off senior notes in the amount of $650 million. In November and December 2006, we repurchased approximately $1.7 billion of our long-term debt with proceeds from the spin-off.

        Payments for capital leases were $57.1 million for 2008, $14.3 million for the successor period from September 25, 2007 through December 31, 2007, $35.0 million for the predecessor period from January 1, 2007 through September 24, 2007 and $40.4 million for the year ended December 31, 2006.

  Proceeds from Issuance of Long-Term Debt

        On September 24, 2007, we entered into several new debt instruments in conjunction with the Merger. The current adverse economic conditions in the U.S. and around the world and the potential negative impact such conditions could have on our results of operations, have impacted our debt ratings and could have further impact based on future economic developments. As of May 14, 2009, our long-term corporate family rating from Moody's was B3 (stable). The long-term local issuer credit rating from Standard and Poor's was B (stable). The long-term issuer default rating from Fitch was B (stable). Additionally, these economic conditions and our current level of debt may impair our ability to get additional funding beyond our revolving credit facility.

        In 2008, we received $100.4 million from our senior secured term loan facility as a result of a draw on our delayed draw term loan when an equal amount of pre-merger notes were repaid. As of December 31, 2008, our ability to draw on our delayed draw term loan expired.

        We received $21.2 billion, net of debt issuance costs, in the successor period from September 25, 2007 through September 30, 2007 resulting from debt issued in conjunction with the merger. Also in the successor 2007 period, we received $25.6 million from our senior secured term loan facility as a result of a draw on our delayed draw term loan when an equal amount of pre-merger notes were repaid.

  Proceeds from Issuance of Common Stock

        We received proceeds in the 2007 successor period representing equity funding from our parent, First Data Holdings, Inc. ("Holdings") related to the merger. Proceeds during the 2007 predecessor period and during 2006 resulted from stock option exercises and purchases under our employee stock purchase plan.

  Distributions and dividends paid to noncontrolling interests

        Distributions and dividends paid to noncontrolling interests primarily represent distributions of earnings. The 2007 predecessor period also includes the distribution of $27.6 million of proceeds received from the sale of Taxware to noncontrolling interests.

  Purchases of noncontrolling interests

        For information concerning the Company's purchases of noncontrolling interests refer to the "Acquisitions" section above.

  Capital Contributed by Parent

        During 2008, we received capital contributions from Holdings, comprised mostly of the proceeds from purchases of shares in Holdings by certain management employees of FDC. We used these contributions to fund operations.

  Excess Tax Benefit from Share-based Payment Arrangement

        The excess tax benefit from share-based payment arrangements is discussed in the "Cash Flows from Operating Activities from Continuing Operations" section above.

  Purchase of Treasury Shares

        During the predecessor period in 2007, we repurchased 11.2 million shares for $335.3 million related to employee benefit plans. During 2006, we repurchased 22.4 million shares for $961.1 million related to employee benefit plans. The decrease in shares purchased in 2007 compared to 2006 was a result of a significant number of stock option exercises during the first quarter 2006. The difference between the cost of shares repurchased noted in the table above and the amount reflected in the Consolidated Statements of Cash Flows is due to timing of trade settlements. We did not repurchase any shares under our board authorized stock repurchase programs during the predecessor period in 2007. We repurchased 13.1 million shares for $325.8 million under our board authorized stock repurchase programs in 2006.

  Cash Dividends

        We paid cash dividends to Holdings in 2008 to fund miscellaneous, minor operational needs. The decrease in cash dividends from the predecessor period in 2007 is due to the merger and the associated suspension of regular quarterly dividends. The decrease in cash dividends in the 2007 predecessor period compared to 2006 was due most significantly to us decreasing our quarterly dividend from $0.06 per share to $0.03 per share for common stockholders of record subsequent to the Western Union spin-off.

  Letters, Lines of Credit and Other

	Total Available	Total Outstanding
		As of December 31,
	As of December 31, 2008
(in millions)		2008	2007
Letters of Credit(a)	$514.3	$54.0	$37.4
Lines of Credit and Other(b)	$608.9	$294.7	$302.1

(a)
Up to $500 million of our $2.0 billion senior secured revolving credit facility is available for letters of credit of which $39.7 million of letters of credit were issued under the facility as of December 31, 2008. An additional $14.3 million of letters of credit were outstanding associated with other arrangements. Outstanding letters of credit are held in connection with certain business combinations, lease arrangements, bankcard association agreements and other security agreements. All letters of credit expire prior to February 28, 2010 with a one-year renewal option. We expect to renew most of the letters of credit prior to expiration.

(b)
Represents $382.5 million of committed lines of credit as well as certain uncommitted lines of credit and other agreements that are available to fund settlement activity and are associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture. Except for $14.0 million available for working capital needs, we cannot use these lines of credit for general corporate purposes. Certain of these arrangements are uncommitted but, as of the period presented, we had borrowings outstanding against them. The totals available in functional currencies as of December 31, 2008 were approximately 305 million euro, 160 million Australian dollar, 205 million Polish zloty and 2.5 billion Korean won.

        We believe our liquidity exposure associated with our lines of credit is slightly increased as a result of the weakening of the global economy; however, we do not believe this will have any impact on our overall liquidity. In the event one or more of the aforementioned lines of credit is no longer available, we will utilize our existing cash, cash flows from operating activities or our revolving credit facility to meet our liquidity needs.

  Significant Non-Cash Transactions

        During 2008, the principal amount of our senior unsecured PIK term loan facility increased by $197.4 million resulting from the "payment" of accrued interest expense. Beginning October 1, 2011, the interest on the PIK term loan facility will be required to be paid in cash and the first such payment will be due in March 2012.

        During the year ended December 31, 2008, we entered into approximately $89 million of capital leases.

        On September 17, 2008, we launched a registered exchange offer to exchange the $2.2 billion aggregate principal amount of our 9.875% senior notes due 2015 for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes will be freely tradable. Substantially all of the notes were exchanged effective October 21, 2008. There was no expenditure, other than professional fees incurred in connection with the Registration Statement itself, or receipt of cash associated with this exchange.

        In accordance with the terms of the amended senior unsecured term loan and senior subordinated unsecured term loan facilities, we exchanged substantially all of the remaining balance of our 9.875% senior unsecured cash-pay term loan bridge loans due 2015 as well as all of our 10.55% senior unsecured PIK term loan bridge loans due 2015 and 11.25% senior subordinated unsecured term loan bridge loans due 2016 for the outstanding senior cash-pay notes, outstanding senior PIK notes and outstanding senior subordinated notes, respectively, in each case having substantially identical terms and guarantees with the exception of interest payments being due semi-annually on March 31 and September 30 of each year instead of quarterly. There was no expenditure, other than professional fees incurred in connection with the Exchange Offering itself, or receipt of cash associated with the exchange.

        On November 1, 2008, we and JPMorgan Chase terminated our merchant alliance joint venture, CPS, which was our largest merchant alliance. We received our proportionate 49% share of the assets of the joint venture, including domestic merchant contracts, an equity investment in Merchant Link, a full-service ISO and Agent Bank unit, and a portion of the employees. The receipt of our proportionate share of CPS was accounted for as a business combination and was a non-cash transaction.

        Significant non-cash transactions during the 2007 predecessor period included the grant of approximately 3.7 million shares of restricted stock to certain employees. During the 2007 successor period, we increased the principal amount of our senior unsecured PIK term loan facility by $67.5 million resulting from the "payment" of accrued interest expense. Capital leases into which we entered during the successor and predecessor periods in 2007 were immaterial.

        Significant non-cash transactions during 2006 included the issuance of approximately 1.1 million shares of restricted stock to certain employees in conjunction with our incentive compensation plan. Capital leases into which we entered during 2006 were immaterial.

        In connection with the spin-off, Western Union transferred $1 billion of Western Union notes to FDC. On September 29, 2006, the Company exchanged these Western Union notes for FDC debt (commercial paper) held by investment banks.

        On September 29, 2006, the holder of a warrant originally issued on November 16, 2000 exercised its right to a cashless exercise of the warrant. We issued 359,824 shares of our common stock to the warrant holder in connection with the cashless exercise. The warrant had provided for the purchase of 3.5 million shares of our common stock at $40.025 before giving effect to the adjustment for our spin-off of The Western Union Company.

  Guarantees and Covenants

        All obligations under the senior secured revolving credit facility and senior secured term loan facility are unconditionally guaranteed by substantially all our existing and future, direct and indirect, wholly owned, material domestic subsidiaries other than Integrated Payment Systems Inc. The senior secured facilities contain a number of covenants that, among other things, restrict our ability to incur additional indebtedness; create liens; enter into sale and leaseback transactions; engage in mergers or consolidations; sell or transfer assets; pay dividends and distributions or repurchase our or our parent company's capital stock; make investments, loans or advances; prepay certain indebtedness; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing certain indebtedness; and change its lines of business. The senior secured facilities also require us to not exceed a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control. The senior secured term loan facility also requires mandatory prepayments based on a percentage of excess cash flow generated by us.

        All obligations under the senior publicly tradable notes, senior unsecured cash-pay notes, senior unsecured PIK notes, and senior subordinated unsecured notes are similarly guaranteed on a subordinated basis in accordance with their terms by each of our domestic subsidiaries that guarantee obligations under our senior secured term loan facility described above. These notes and facilities also contain a number of covenants similar to those described for the senior secured term loan facility noted above. We were in compliance with all applicable covenants as of December 31, 2008 and anticipate we will remain in compliance in future periods.

        Although the senior secured revolving credit facility, senior secured term loan facility, existing 9 7/8% senior notes, outstanding senior cash-pay notes, outstanding senior PIK notes, and outstanding senior subordinated notes contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to numerous qualifications and exceptions, the most significant of which is the ability to incur indebtedness in connection with our settlement operations. We believe that the indebtedness that can be incurred under these exceptions as well as additional credit under the existing senior secured revolving credit facility are sufficient to satisfy our intermediate and long-term needs.

  Covenant Compliance

        Under the senior secured revolving credit and term loan facilities and the associated indentures, certain limitations, restrictions and defaults could occur if we are not able to satisfy and remain in compliance with specified financial ratios. We have agreed that after October 1, 2008 we will not permit the Consolidated Senior Secured Debt to Consolidated EBITDA (both as defined in the agreement) Ratio for any 12 month period (last four fiscal quarters) ending during a period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
October 1, 2008 to September 30, 2009	7.25 to 1.00
October 1, 2009 to September 30, 2010	7.00 to 1.00
October 1, 2010 to September 30, 2011	6.75 to 1.00
October 1, 2011 to September 30, 2012	6.50 to 1.00
October 1, 2012 to September 30, 2013	6.25 to 1.00
Thereafter	6.00 to 1.00

        The breach of this covenant could result in a default under the senior secured revolving credit facility and the senior secured term loan credit facility and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under the indentures and senior unsecured loans. As of December 31, 2008, we were in compliance with this covenant with Consolidated Senior Secured Debt of $12,939.7 million, Consolidated EBITDA of $2,953.9 million and a Ratio of 4.38 to 1.00.

        In determining Consolidated EBITDA, EBITDA is calculated by reference to income (loss) from continuing operations plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization. Consolidated EBITDA as defined in the agreements (also referred to as debt covenant EBITDA) is calculated by adjusting EBITDA to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and the credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Consolidated EBITDA are appropriate to provide additional information to investors to demonstrate our ability to comply with its financing covenants.

        The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last Twelve months ended December 31, 2008
Net loss attributable to First Data Corporation	$(3,764.3)
Interest expense, net(1)	1,938.9
Income tax (benefit) expense	(699.2)
Depreciation and amortization	1,559.6

EBITDA(13)	(965.0)

Stock based compensation(2)	16.6
Other items(3)	3,286.7
Debt repayment gain(4)	(7.0)
Official check and money order EBITDA(5)	(5.7)
Cost of data center, technology and other savings initiatives(6)	222.3
Transaction related fees	5.3
Purchase accounting(7)	24.6
Sponsor's annual management fee	20.4
Pre-acquisition EBITDA of acquired or divested businesses(8)	(3.1)

Adjusted EBITDA(13)	2,595.1

Projected near-term cost savings(9)	125.0

Adjusted EBITDA plus projected near-term cost savings(13)	2,720.1

Net income attributable to noncontrolling interests(10)	156.3
Equity entities taxes, depreciation and amortization(11)	73.4
Other(12)	4.1

Consolidated EBITDA(13)	$2,953.9

    (1)
    Includes interest expense and interest income.

    (2)
    Stock based compensation recognized as expense.

    (3)
    Other items include net restructuring, impairments, investment gains and losses, derivative financial instruments gains and losses, net divestitures, non-operating foreign currency gains and losses and other.

    (4)
    Gain resulting from the early repayment of long-term debt.

    (5)
    Represents an adjustment to exclude the official check and money order businesses from EBITDA due to the Company's wind-down of these businesses.

    (6)
    Represents implementation costs associated with initiatives to reduce operating expenses including items such as platform and data center consolidation initiatives in the International segment, expense related to the reorganization of global application development resources, expense associated with domestic data center consolidation initiatives and planned workforce reduction expenses, all of which are considered one-time projects (excludes costs accrued in purchase accounting).

    (7)
    Represents the effect of purchase accounting on EBITDA which is primarily the result of revenue recognition adjustments.

    (8)
    Reflects the EBITDA of companies acquired or divested after December 31, 2007 through December 31, 2008, as if these companies had been acquired or divested on January 1, 2008.

    (9)
    Reflects cost savings projected to be achieved within twelve months on an annualized basis principally in connection with cost savings initiatives described in Note 6.

    (10)
    Reflects all Net income attributable to noncontrolling interests.

    (11)
    Represents our proportional share of income taxes, depreciation, and amortization on equity method investments.

    (12)
    Includes non-capitalized merger and acquisition costs, losses on equity method investments, and amortization of unrecognized actuarial gains and losses on pensions.

    (13)
    EBITDA is defined as income (loss) from continuing operations plus net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between our predecessor results and our successor results that reflect purchase accounting and our new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

    Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain items and other adjustments and is used by management as a measure of liquidity. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items, non-recurring items that we do not expect to continue at the same level in the future and certain items management believes will materially impact future operating results.

    Adjusted EBITDA plus projected near-term cost savings is defined as Adjusted EBITDA further adjusted to reflect cost savings projected to be achieved within twelve months on an annualized basis principally in connection with cost savings initiatives described in Note 6 above. Management believes the supplementary adjustments are appropriate to provide investors additional information about near term cost cutting initiatives.

    Consolidated EBITDA (or debt covenant EBITDA) is defined as Adjusted EBITDA plus projected near-term cost savings further adjusted to exclude other adjustments that will be used in calculating covenant compliance under the agreements governing our notes and/or senior secured credit facilities. We believe that the inclusion of supplementary adjustments to Adjusted EBITDA plus projected near-term cost savings applied in presenting Consolidated EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing our notes and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

  Off-Balance Sheet Arrangements

        During 2008, we did not engage in any off-balance sheet financing activities. During the predecessor 2007 and 2006 periods, other than facility and equipment leasing arrangements, we did not engage in off-balance sheet financing activities. Prior to the merger, we had several synthetic operating lease arrangements. On September 20, 2007, we purchased the buildings and equipment under its synthetic operating lease arrangements as contractually required due to change in control provisions contained in the agreements. In 2006, we purchased one of the buildings under its synthetic operating lease arrangements and contributed it to Western Union as part of the spin-off. We also purchased the Memphis facility under the synthetic lease and sold it to a third party for less than the liability assumed in the Concord merger. Rent expense related to synthetic operating leases was $4.7 million for the predecessor period from January 1, 2007 through September 24, 2007 and $9.0 million for the year ended December 31, 2006.

  Contractual Obligations

        Our contractual obligations as of December 31, 2008 are as follows (in millions):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Borrowings(a)	$33,091.4	$1,844.3	$4,450.0	$3,125.1	$23,672.0
Capital lease obligations(b)	234.2	57.0	89.2	23.4	64.6
Operating leases	244.5	59.8	91.4	43.1	50.2
Pension plan contributions(c)	34.4	34.4	—	—	—
Purchase obligations(d):
Technology and telecommunications(e)	748.9	571.7	149.1	23.7	4.4
All other(f)	369.0	219.3	126.3	23.4	—
Other long-term liabilities	83.7	45.7	37.1	0.5	0.4

	$34,806.1	$2,832.2	$4,943.1	$3,239.2	$23,791.6

(a)
Includes future cash interest payments on long-term borrowings through scheduled maturity dates. Includes $12,732.3 million of variable rate debt. Also includes the impact of interest rates swaps that convert $7,500 million of the variable rate debt to fixed rates. The swaps expire in 2010 and 2012. Interest payments for the variable rate debt and the associated interest rate swaps were calculated using interest rates as of December 31, 2008.

(b)
Includes future payments on capital leases, including interest expense, through scheduled expiration dates.

(c)
The amount of pension plan contributions depends upon various factors that cannot be accurately estimated beyond a one-year time frame.

(d)
Many of our contracts contain clauses that allow us to terminate the contract with notice, and with or without a termination penalty. Termination penalties are generally an amount less than the original obligation. Certain contracts also have an automatic renewal clause if we do not provide written notification of our intent to terminate the contract. Obligations under certain contracts are usage-based and are, therefore, estimated in the above amounts. Historically, we have not had any significant defaults of our contractual obligations or incurred significant penalties for termination of our contractual obligations.

(e)
Technology and telecommunications includes obligations related to hardware purchases, which includes purchases of ATMs and terminals, software licenses, hardware and software maintenance and support, technical consulting services and telecommunications services. We anticipate we will renew approximately $225 million of significant telecommunications contracts that expire during 2009. Payments related to these contracts are included in the table above through the current expiration date.

(f)
Other includes obligations related to materials, data, non-technical contract services, facility security, investor management fees, maintenance and marketing promotions.

        We adopted Financial Account Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109," in January 2007. At December 31, 2008, we had approximately $532 million of tax contingencies included in long-term income taxes payable in the "Other long-term liabilities" line of the Consolidated Balance Sheets, including approximately $132 million of income tax liabilities for which Western Union is required to indemnify us. Timing of tax payments is dependent upon various factors which cannot be reasonably estimated at this time.

Critical Accounting Policies

  Stock-Based Compensation

        Upon the September 24, 2007 close of the merger, the vesting of FDC stock options, restricted stock awards and restricted stock units (including Western Union stock options, restricted stock awards and restricted stock units held by FDC personnel) was accelerated and the associated expense recorded in the predecessor financial statements. These stock-based compensation plans were terminated at that time. On October 26, 2007, we established a stock incentive plan for certain management employees of FDC and its affiliates ("stock plan"). This stock plan is at the Holdings level which owns 100% of FDC's equity interests. The stock plan provides the opportunity for certain management employees to purchase shares in Holdings and then receive a number of stock options or restricted stock based on a multiple of their investment in such shares. The expense associated with this plan is recorded by FDC. FDC uses the Black-Scholes option pricing model to measure the fair value of equity-based awards. We chose the Black-Scholes model based on our experience with the model and the determination that the model could be used to provide a reasonable estimate of the fair value of awards with terms such as those issued by Holdings. Option-pricing models require estimates of a number of key valuation inputs including expected volatility, expected dividend yield, expected term and risk-free interest rate. Certain of these inputs are more subjective than in previous periods due to FDC being privately held and thus not having objective historical or public information. The most subjective inputs are the expected term, expected volatility and determination of share value. The expected term is determined using probability weighted expectations and expected volatility is determined using a selected group of guideline companies as surrogates for FDC.

        On a quarterly basis, we estimate the fair value of Holdings common stock with the assistance of a third party valuation firm. We rely on the results of a discounted cash flow analysis but also consider the results of a market approach. The discounted cash flow analysis is dependent on a number of significant management assumptions regarding the expected future financial results of FDC and Holdings as well as upon estimates of an appropriate cost of capital. A sensitivity analysis is performed in order to establish a narrow range of estimated fair values for the shares of Holdings common stock. The market approach consists of identifying a set of guideline public companies. Multiples of historical and projected EBITDA determined based on the guideline companies is applied to Holdings' EBITDA in order to establish a range of estimated fair value for the shares of Holdings common stock. We consider the results of both of these approaches, placing primary reliance on the discounted cash flow analysis. The concluded range of fair values is also compared to the value determined by the Board of Directors for use in transactions, including stock sales and repurchases. After considering all of these estimates of fair value, we then determine a single estimated fair value of the stock to be used in accounting for share based compensation.

        The current stock plan includes performance options that vest based upon our EBITDA targets for the years 2008 through 2012. These EBITDA targets have both annual and cumulative components. We did not meet the 2008 annual EBITDA target associated with the performance stock options. In addition, we could not conclude it is probable that the annual or cumulative future EBITDA targets associated with the performance stock options will be met given the current economic conditions. As such, we reversed $7.7 million of stock compensation expense in the fourth quarter 2008 that was recognized in the first three quarters of 2008 which represents the entire accrual and is not planning to recognize expense related to these options in future periods unless or until attainment of applicable targets is judged to be probable.

  Reserve for Merchant Credit Losses and Check Guarantees

        With respect to the merchant acquiring business, our merchant customers (or those of our unconsolidated alliances) have the liability for any charges properly reversed by the cardholder. In the event, however, that we are not able to collect such amounts from the merchants due to merchant fraud, insolvency, bankruptcy or another reason, we may be liable for any such reversed charges. Our risk in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future such as airline tickets.

        Our obligation to stand ready to perform is minimal in relation to the total dollar volume processed. We require cash deposits, guarantees, letters of credit or other types of collateral from certain merchants to minimize this obligation. Collateral held by us is classified within "Settlement obligations" on our Consolidated Balance Sheets. The amounts of collateral held by us and our unconsolidated alliances are as follows (in millions):

	Successor
At December 31,	2008	2007
Cash and cash equivalents collateral	$730.3	$891.5
Collateral in the form of letters of credit	197.3	282.5

Total collateral	$927.6	$1,174.0

        We also utilize a number of systems and procedures to manage merchant risk. Despite these efforts, we historically have experienced some level of losses due to merchant defaults.

        Our contingent obligation relates to imprecision in our estimates of required collateral. A provision for this obligation is recorded based primarily on historical experience of credit losses and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included in "Cost of services" in our Consolidated Statements of Operations. The following table presents the aggregate merchant credit losses incurred compared to total dollar volumes processed:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007	Year ended December 31, 2006
FDC and consolidated and unconsolidated alliances credit losses (in millions)	$40.4	$14.0	$33.7	$36.3
FDC and consolidated alliances credit losses (in millions)	$35.0	$12.0	$27.9	$26.6
Total dollar volume acquired (in billions)	$1,437.9	$443.0	$1,101.5	$1,372.6

        The reserve recorded on our Consolidated Balance Sheets only relates to the business conducted by our consolidated subsidiaries. The reserve for unconsolidated alliances is recorded only in the alliances' respective financial statements. We have not recorded any reserve for estimated losses in excess of reserves recorded by the unconsolidated alliances nor have we identified the need to do so. At December 31, 2008 and 2007, we and our consolidated and unconsolidated alliances had aggregate merchant credit loss reserves of $23.4 million and $34.9 million, respectively. The amount of the reserves attributable to entities consolidated by us was $20.3 million and $23.4 million at December 31, 2008 and 2007, respectively. The decrease in credit loss reserves resulted from reflecting only our 49% of the Chase Paymentech Alliance reserves and the mix of lower risk merchants received upon the termination of the alliance as well as the deconsolidation of WFMS. We believe the recorded reserve approximates the fair value of the contingent obligation.

        The credit loss reserves, both for the unconsolidated alliances and us, are comprised of amounts for known losses and a provision for losses incurred but not reported ("IBNR"). These reserves primarily are determined by performing a historical analysis of chargeback loss experience. Other factors are considered that could affect that experience in the future. Such items include the general economy and economic challenges in a specific industry or those affecting certain types of clients. Once these factors are considered, we or the unconsolidated alliance establishes a rate (percentage) that is calculated by dividing the expected chargeback (credit) losses by dollar volume processed. This rate is then applied against the dollar volume processed each month and charged against earnings. The resulting reserve balance is then compared to requirements for known losses and estimates for IBNR items. Historically, this estimation process has proven to be materially accurate and we believe the recorded reserve approximates the fair value of the contingent obligation.

        The majority of the TeleCheck business involves the guarantee of checks received by merchants. If the check is returned, TeleCheck is required to purchase the check from the merchant at its face value and pursue collection from the check writer. A provision for estimated check returns, net of anticipated recoveries, is recorded at the transaction inception based on recent history. At December 31, 2008 and 2007, we had accrued warranty balances of $15.2 million and $16.4 million, and accrued recovery balances of $45.1 million and $38.1 million, respectively. Accrued warranties are included in "Other current liabilities" and accrued recoveries are included in "Accounts receivable" in the Consolidated Balance Sheets.

        We establish an incremental liability (and deferred revenue) for the fair value of the check guarantee. The liability is relieved and revenue is recognized when the check clears, is presented to TeleCheck, or the guarantee period expires. The majority of the guarantees are settled within 30 days. The incremental liability was approximately $1.9 million and $2.4 million at December 31, 2008 and 2007, respectively.

        The following table details the check guarantees of TeleCheck for the successor year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007, the predecessor period from January 1, 2007 through September 24, 2007 and the predecessor year ended December 31, 2006.

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007	Year ended December 31, 2006
Aggregate face value of guaranteed checks (in billions)	$43.4	$12.7	$30.4	$25.7
Aggregate amount of checks presented for warranty (in millions)	$404.4	$128.2	$303.6	$295.1
Warranty losses net of recoveries (in millions)	$106.3	$35.8	$80.0	$73.9

        The maximum potential future payments under the guarantees were estimated by us to be approximately $1.5 billion at December 31, 2008 which represented an estimate of the total uncleared checks presented at that time.

  Income Taxes

        The determination of our provision for income taxes requires management's judgment in the use of estimates and the interpretation and application of complex tax laws. Judgment is also required in assessing the timing and amounts of deductible and taxable items. We establish contingency reserves for material, known tax exposures relating to deductions, transactions and other matters involving some uncertainty as to the proper tax treatment of the item. Our reserves reflect our judgment as to the resolution of the issues involved if subject to judicial review. Several years may elapse before a particular matter, for which we have established a reserve, is audited and finally resolved or clarified. While we believe that our reserves are adequate to cover reasonably expected tax risks, issues raised by a tax authority may be finally resolved at an amount different than the related reserve. Such differences could materially increase or decrease our income tax provision in the current and/or future periods. When facts and circumstances change (including a resolution of an issue or statute of limitations expiration), these reserves are adjusted through the provision for income taxes in the period of change. As the result of the additional interest and amortization expenses that we incur due to the merger, we are currently in a tax net operating loss position. Judgment is required to determine whether some portion or all of the deferred tax assets will not be realized. To the extent we determine that we will not realize the benefit of some or all of its deferred tax assets, then these assets will be adjusted through our provision for income taxes in the period in which this determination is made.

  Estimating Fair Value

        We have investment securities and derivative financial instruments that are carried at fair value. Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements," became effective for us beginning January 1, 2008 as it relates to fair value measurements of financial assets and liabilities and non-financial assets and liabilities that are recognized at fair value in its financial statements on a recurring basis (at least annually). It will be effective beginning January 1, 2009 for certain other non-financial assets and non-financial liabilities. Although this statement does not require any new fair value measurements, in certain cases its application has changed previous practice in determining fair value.

        SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Our approach to estimating the fair value of our financial instruments varies depending upon the nature of the instrument and may require us to make significant judgments regarding inputs into the valuation.

        In estimating fair values for investment securities and derivative financial instruments, we believe that third-party market prices are the best evidence of exit price and where available, bases its estimates on such prices. If such prices are unavailable for the instruments held by us, fair values are estimated using market prices of similar instruments, third-party broker quotes or a probability weighted discounted cash flow analysis. Where observable market data is unavailable or impracticable to obtain, the valuation involves substantial judgment by us.

  Investment Securities

        As of December 31, 2008, $3.8 billion of our $8.7 billion of "Settlement assets" were comprised of financial instruments that were carried at fair value. These investments included $492.2 million of student loan auction rate securities ("SLARS") and $3,293.6 million of other available-for-sale securities.

        Beginning in mid-February 2008 and due largely to uncertainty in the global credit and capital markets, investment banks and broker dealers became less willing to support auction rate securities

("ARS") auctions. As a result, multiple auctions failed, including auctions for SLARS held by us. Due to these market changes the valuation of SLARS became highly judgmental in 2008.

        We will not be able to readily access liquidity for the SLARS until the auction market successfully resumes, a secondary market is established for long-term investors, or issuers redeem the securities. We believe that the SLARS held by us will recover substantially all of their principal value by their maturity date due to the Federal Family Education Loan Program ("FFELP") backing of the underlying collateral; however, we currently cannot assert that we have the intent to hold these securities until they fully recover their par value as we may be willing to sell the securities at a loss if the price exceeds a certain minimum threshold. In January 2009, we sold $11.0 million of par value SLARS to the issuer at the specified minimum threshold. We have the ability and intent to hold these securities for an extended time period and until the securities recover in value at least to the specified minimum threshold. This ability is based on the projected timing of when certain IPS related settlement liabilities will need to be funded and the ability to use its revolving credit facility in the event the settlement liabilities need to be funded before the SLARS are liquid. We have recognized an other than temporary impairment loss in 2008 of $48.0 million in "Investment income, net" in the Consolidated Statements of Operations to write down the value of the SLARS to the specified minimum threshold. Any decline in value of the securities below the specified minimum threshold has been deemed to be temporary and, accordingly, we recognized an additional unrealized loss of $13.3 million in OCI during 2008. The SLARS were reclassified from "Settlement assets" (part of "Current assets") to "Long-term settlement assets" in the Consolidated Balance Sheet in the first quarter 2008.

        Due to the lack of observable market activity for the SLARS held by us as of December 31, 2008, we with the assistance of a third party valuation firm, upon which we in part relied, estimated the fair value of the instruments based on a probability weighted discounted cash flow analysis. We considered each security's key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rate, as well as underlying collateral, ratings, and guarantees or insurance. Substantially all SLARS held by us have collateral backed by FFELP. The probabilities of auction failure, a successful auction at par or repurchase at par for each future period were then forecasted. We assumed that the issuers will continue to pay maximum auction rate on the securities until the event of a successful auction or repurchase, at which point we would sell the SLARS at par through the auction. To determine the fair value of each security, the weighted average cash flows for each period were discounted back to present value at the determined discount rate for each security. As of December 31, 2008, cumulative probabilities of successfully passing auction have been estimated at approximately 35% through year two, and 80% in year five. The discount rates used in the valuation were a combination of the liquidity risk premium assigned to the security (which ranged from 5% to 6%) plus the treasury strip yield (zero coupon treasury bond) for the individual period for which a cash flow was being discounted. A 1 percentage point change in the discount rate would change the fair value of the SLARS by approximately $17 million.

        As of December 31, 2008, we also held certain investments in primarily short-term debt securities, including discounted commercial paper, money market funds, certificates of deposit (both domestic and Yankee), and fixed rate corporate bonds. Many of these securities are considered cash equivalents. Prices for these securities are not quoted on active exchanges but are priced through an independent third party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, other market inputs including interest rates, benchmark yields, reported trades, issuer spreads, two sided markets, benchmark securities, bids, offers, and reference data. In certain instances, amortized cost is considered an appropriate approximation of market value. Other investments are valued based upon either quoted prices from active exchanges or available third-party broker quotes.

        Changes in fair value of investments securities are recorded through the "Other comprehensive income" component of equity with the exception of investment partnerships which are recorded through "Investment income" in the Consolidated Statements of Operations. Regardless of investment type, declines in the fair value of the investments are reviewed to determine whether they are other than temporary in nature. Declines in value that are judged to be other than temporary in nature are recognized in the Consolidated Statements of Operations. Absent any other indications of a decline in value being temporary in nature, our policy is to treat a decline in an investment's quoted market price that has lasted for more than six months as an other than temporary decline in value, with regard to debt securities, unless we have both the ability and intent to hold them to maturity or recovery to its cost basis. Other indications of a decline in value could include credit issues, adverse economic conditions or an inability to hold the investment until a recovery in value occurs.

  Derivative Financial Instruments

        We use derivative financial instruments to enhance our ability to manage our exposure to certain financial and market risks, primarily those related to changes in interest rates and foreign currency exchange rates. Interest rate swaps are entered into to manage interest rate risk associated with our variable-rate borrowings. Cross currency swaps for various foreign currencies are entered into to manage foreign currency exchange risk associated with our initial investments in certain foreign subsidiaries or certain intercompany loans to foreign subsidiaries. Forward contracts on various foreign currencies are entered into to manage foreign currency exchange risk associated with our forecasted foreign currency denominated sales or purchases. Our policy is to minimize our cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. Our objective is to engage in risk management strategies that provide adequate downside protection.

        Derivative financial instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. We apply strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although certain derivatives do not qualify for hedge accounting, they are entered into for economic hedge purposes and are not considered speculative. We are monitoring the financial stability of our derivative counterparties. Certain of these counterparties are receiving support from the federal government in light of current financial conditions. Although these counterparties remain highly-rated (in the A category or higher), their ability to satisfy their commitments may be dependent on receiving continued support from the federal government.

        In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), we designated interest rate swaps as cash flow hedges of forecasted interest rate payments related to our variable rate borrowings and certain of the cross currency swaps as foreign currency hedges of our net investment in a foreign subsidiary. Other cross currency swaps and forward contracts on various foreign currencies did not qualify or have not been designated as accounting hedges and do not receive hedge accounting treatment.

        As required, derivative financial instruments are recognized in our Consolidated Balance Sheets at their fair value. Our derivatives are not exchange listed and therefore the estimated fair value of derivative financial instruments is modeled in Bloomberg using the Bloomberg reported market data and the actual terms of the derivative contracts. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observable inputs including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties along with our creditworthiness in order to appropriately reflect non-performance risk. Our counterparties also provide us with the indicative fair values of our derivative instruments which we compare to the results obtained using Bloomberg software. Considering Bloomberg software is a widely accepted financial modeling tool and there is limited visibility to the preparation of the third-party quotes, we choose to rely on the Bloomberg software in estimating the fair value of our derivative financial instruments. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity. While we believe our estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized as of December 31, 2008 or that will be realized in the future.

        With respect to derivative financial instruments that are afforded hedge accounting pursuant to SFAS No. 133, the effective portion of changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The effective portion of changes in the fair value of a net investment hedge is recorded as part of the cumulative translation adjustment in OCI. Any ineffectiveness associated with the aforementioned derivative financial instruments as well as the periodic change in the mark-to-market of the derivative financial instruments not designated as accounting hedges are recorded immediately in "Other income (expense)" in the Consolidated Statements of Operations.

  Capitalized Costs

        FDC capitalizes initial payments for new contracts, contract renewals and conversion costs associated with customer contracts and system development costs. Capitalization of such costs is subject to strict accounting policy criteria and requires management judgment as to the appropriate time to initiate capitalization. Capitalization of initial payments for contracts and conversion costs only occurs when management is satisfied that such costs are recoverable through future operations, contractual minimums and/or penalties in case of early termination.

        We develop software that is used in providing processing services to customers. To a lesser extent, we also develop software to be sold or licensed to customers. Capitalization of internally developed software, primarily associated with operating platforms, occurs only upon management's estimation that the likelihood of successful development and implementation reaches a probable level. Currently unforeseen circumstances in software development could require us to implement alternative plans with respect to a particular effort, which could result in the impairment of previously capitalized software development costs.

        Our accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees we would receive in the event of early termination of the contract by the customer. Our entitlement to termination fees may, however, be subject to challenge if a customer were to allege that we were in breach of contract. This entitlement is also subject to the customer's ability to pay.

        The following table discloses aggregate net book values for conversion costs, contract costs and software development (in millions):

	Successor
	December 31,
	2008	2007
Conversion costs	$21.9	$4.7
Contract costs	91.0	47.2
Software	823.1	970.6

        As a result of the merger, asset balances were adjusted through purchase accounting to their estimated fair value. Note that conversion costs and contract costs were reduced to zero due to the merger and the value of the related contracts were included in customer relationship intangible assets; however, the software balance was marked to fair value at the merger date. We test contract and conversion costs greater than $1 million for recoverability on an annual basis by comparing the remaining expected undiscounted cash flows under the contract to the net book value. Any assets that are determined to be unrecoverable are written down to their fair value. This analysis requires significant assumptions regarding the future profitability of the customer contract during its remaining term. In addition to this annual test, these assets and all other long lived assets (including customer relationships) are tested for impairment upon an indicator of potential impairment.

  Goodwill

        Due to the Merger, we recorded all assets and liabilities at their estimated fair value, which was finalized in 2008, on the acquisition date. Our goodwill balance was $14.9 billion and $16.8 billion as of December 31, 2008 and 2007, respectively. Goodwill represents the excess of cost over the fair value of net assets acquired, including identifiable intangible assets, and was allocated to reporting units upon finalization of the intangible valuation that was completed due to the merger. Our reporting units are businesses at the operating segment level or one level below the operating segment level for which discrete financial information is prepared and regularly reviewed by management.

        We test goodwill annually for impairment, as well as upon an indicator of impairment, using a fair value approach at the reporting unit level. In step one of the impairment test, we estimate the fair value of each reporting unit using a discounted cash flow analysis. We believe that this methodology provides us with a reasonable estimate of each reporting unit's fair value. The estimate of fair value requires various assumptions about a reporting unit's future financial results and cost of capital. If it is determined that the fair value of the reporting unit is less than its carrying value, we proceed to step two of the impairment test which requires us to estimate the fair value of all of the reporting unit's assets and liabilities and calculate an implied fair value of goodwill, which is the difference between the reporting unit's fair value and the fair value of all its other assets and liabilities. If the implied fair value of goodwill is less than its carrying value, the shortfall is recognized as an impairment. The methodology for estimating fair value in step two varies by asset; however, the most significant assets are intangible assets. We estimate the fair value of the intangible assets using the excess earnings method, royalty savings method, or cost savings method, all of which are a form of a discounted cash flow analysis. An impairment charge of a reporting unit's goodwill could have a material adverse effect on our financial results. Changes in the underlying business and economic conditions could affect these estimates used in the analysis discussed above, which in turn could affect the fair value of the reporting unit. Thus, it is possible for reporting units that record impairments to record additional impairments in the future.

        We performed our annual goodwill impairment test in the fourth quarter of 2008 and recorded a total impairment charge of $3.2 billion that impacted every reporting unit. The primary causes of the impairment charges were higher discount rates and revised projections of financial results as compared to those used to allocate the purchase price of the Merger. The assumptions used in the test reflect our estimates as of December 31, 2008 and appropriately consider the impact of the current deterioration in general global economic conditions. We relied in part on a third party valuation firm in determining the appropriate discount rates. The impairment calculation is sensitive to certain inputs. A 50 basis point increase in the discount rate would have increased the impairment charge by approximately $1.5 billion while a 50 basis point decrease in the discount rate would have decreased the impairment charge by approximately $1.2 billion. A $50 million decrease to the forecasted 2009 operating profit of the Merchant Services reporting unit (included within the Retail and Alliance Services segment), with no change to expected growth rates or other assumptions, would have increased the reporting unit's impairment charge by approximately $0.9 billion while a $50 million increase would have entirely eliminated the reporting unit's impairment charge of $0.7 billion. Thus, a continued deterioration in the economy could have a material effect on the impairment calculation and result in additional impairment charges in future periods.

        Due to the valuation of our intangible assets associated with the Merger, it was determined an annual goodwill impairment test was not needed for 2007. Our annual goodwill impairment test did not identify any impairment in 2006; however, there was an impairment in goodwill that was triggered by the changes in strategic direction of specific businesses made in 2007.

  Transactions with Related Parties as defined by SFAS No. 57

        A substantial portion of our business within the Retail and Alliance Services and International segments is conducted through merchant alliances. Certain merchant alliances, as it pertains to investments accounted for under the equity method, are joint ventures between us and financial institutions. None of our directors or officers have ownership interests in any of the alliances. The formation of each of these alliances generally involves us and the bank contributing contractual merchant relationships to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentage for each. We and the bank contract a long-term processing service agreement as part of the negotiation process. This agreement governs our provision of transaction processing services to the alliance. Therefore, we have two income streams from these alliances: our share of the alliance's net income (classified as "Equity earnings in affiliates") and the processing fees we charge to the alliance (classified as "Transaction processing and service fees"). The processing fees are based on transaction volumes and unit pricing as contained in the processing services agreement negotiated with the alliance partner.

        If we have majority ownership and management control over an alliance, then the alliance's financial statements are consolidated with those of FDC and the related processing fees are treated as an intercompany transaction and eliminated upon consolidation. If we do not have a controlling ownership interest in an alliance, we use the equity method of accounting to account for our investment in the alliance. As a result, our consolidated revenues include processing fees charged to alliances accounted for under the equity method.

        We negotiated all agreements with the alliance banks. Therefore, all transactions between us and our alliances were conducted at arm's length; nevertheless, SFAS No. 57, "Related Party Disclosures," defines a transaction between us and an entity for which investments are accounted for under the equity method by us as a related party transaction requiring separate disclosure in the financial statements provided by us. Accordingly, the revenue associated with these related party transactions are presented on the face of the Consolidated Statements of Operations.

        Subsequent to the merger, certain members of our new Board of Directors are affiliated with KKR.

        In connection with the consummation of the Merger, we entered into a management agreement with affiliates of KKR pursuant to which such entities or their affiliates will provide management services to us. Pursuant to such agreement, we will pay an aggregate annual base management fee of $20 million, which increases annually by 5% each October, and reimburse out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The agreement provides that we will pay fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the management agreement, in the event of an initial public offering or under certain other circumstances. The agreement also includes customary exculpation and indemnification provisions in favor of KKR and its affiliates.

New Accounting Pronouncements

        In April 2009, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") Financial Accounting Standards ("FAS") No. 115-2 and No. 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments." The position amends the other-than-temporary impairment guidance for debt securities and changes the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The new FSP requires an entity to assess whether it (a) has the intent to sell a debt security or (b) more likely than not will be required to sell a debt security before its anticipated recovery. If either of these conditions are met, and if the security in question has a decline in value, the entity must recognize an other-than-temporary impairment. The new FSP also requires consideration of whether a credit loss exists relative to a debt security and governs the accounting for it. The requirements of this FSP will apply to existing investments held by us as of April 1, 2009 and prospectively to new investments after that date. For debt securities held at April 1, 2009, the cumulative effect of initially applying this FSP, if any, may require recognition. We are currently evaluating the impact of the FSP on our financial position and results of operations.

        In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141(R), "Business Combinations." The new standard will significantly change the financial accounting and reporting of business combination transactions in the consolidated financial statements. It will require an acquirer to recognize, at the acquisition date, the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their full fair values as of that date. In a business combination achieved in stages (step acquisitions), the acquirer will be required to remeasure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss in earnings. The acquisition-related transaction and restructuring costs will no longer be included as part of the capitalized cost of the acquired entity but will be required to be accounted for separately in accordance with applicable generally accepted accounting principles. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.

Quantitative and Qualitative Disclosures about Market Risk

  Interest Rate Risk

        We are exposed to market risk from changes in interest rates. Our assets include both fixed and floating rate interest-bearing securities. These investments arise primarily from our sale of payment instruments (principally official checks and money orders). We invest the proceeds from the sale of these instruments, pending the settlement of the payment instrument obligation. We have classified these investments as available-for-sale. Accordingly, they are carried on our Consolidated Balance Sheets at fair market value. A portion of our Integrated Payment Systems ("IPS") business involves the payment of commissions to selling agents of its official check and money order products and such commissions are generally computed based on short-term variable rates.

        In February 2007, we announced our intent to gradually exit the official check and money order businesses. The continued wind-down of this business resulted in a decrease in our investment portfolio balance as well as a decrease in commissions during the year ended December 31, 2008. As of December 31, 2008, the vast majority of the long-term instruments associated with these businesses had been converted into short-term taxable investments.

        To the extent the IPS business pays commissions based on short-term variable rates to its selling agents and invests the proceeds from the sale of payment instruments in floating rate or short-term investments, interest rate risk exists related to the relative spreads between different interest rate indices. Additionally, to the extent there is a fixed rate commission and IPS invests the proceeds from the sale of payment instruments in floating rate or short-term investments, the IPS business is also subject to interest rate volatility.

        Our interest rate-sensitive liabilities are our debt instruments. On September 24, 2007, we were acquired through a Merger with an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. ("KKR"). As a result of the Merger and also on September 24, 2007, we repurchased a majority of our outstanding debt through a tender offer. The interest rate swaps associated with this debt were terminated at the time the debt was repurchased. On September 24, 2007, we issued approximately $22 billion of variable rate debt (though interest rates on $9 billion of the debt was subject to certain caps) and subsequently swapped $7.5 billion of the senior secured term loan facility to fixed rates. In October 2007, $2.2 billion of the senior unsecured term loan facility was repaid upon issuance of senior unsecured notes with a fixed rate. In June 2008, we entered into agreements which, among other things and most significantly, amended the interest rates on the senior unsecured term loan facility and the senior subordinated unsecured term loan facility converting the interest rates on approximately $7 billion in borrowings from variable to fixed. As of December 31, 2008, we had approximately $5.2 billion of variable rate debt not subject to a fixed rate swap.

        Using the December 31, 2008 balances, a 10% proportionate increase in short-term interest rates on an annualized basis compared to the interest rates at December 31, 2008, which for the three month LIBOR was 1.425%, and a corresponding and parallel shift in the remainder of the yield curve, would result in a decrease to pretax income of $1.4 million. The $1.4 million decrease to pretax income (due to 10% increase in variable rates as of December 31, 2008) is a combination of the following: a) $7.5 million increase in interest expense related to our balance of variable interest rate debt, net of interest rate swaps, at December 31, 2008 and b) $6.1 million increase in interest income associated with operating cash balances, settlement related cash balances, and investment positions (netted with commissions paid to selling agents). Conversely, a corresponding decrease in interest rates would result in a comparable increase to pretax income. Actual interest rates could change significantly more than 10%. There are inherent limitations in the sensitivity analysis presented, primarily due to the assumption that interest rate movements are linear and instantaneous. As a result, the analysis is unable to reflect the potential effects of more complex market changes that could arise, which may positively or negatively affect income.

  Foreign Currency Risk

        We are exposed to changes in currency rates as a result of our investments in foreign operations, revenues generated in currencies other than the U.S. dollar and foreign currency denominated loans. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates. In connection with the merger, the intent of management towards its intercompany investments and certain net investment hedges were changed. Such decisions have resulted in a different foreign currency risk exposure than what existed prior to the merger.

        After consideration of changes in intent associated with the merger, a hypothetical uniform 10% weakening in the value of the U.S. dollar relative to all the currencies in which our revenues and profits are denominated would result in a decrease to pretax income of approximately $23 million. The decrease results from a $98 million decrease related to a euro denominated term loan held by us as well as an $11 million decrease related to a euro denominated cross currency swap held by us. This decrease is partially offset by a $66 million increase related to foreign exchange on intercompany loans and a $20 million increase related to foreign exchange on foreign currency earnings, assuming consistent operating results as the preceding twelve months from December 31, 2008. There are inherent limitations in the sensitivity analysis presented, primarily due to the assumption that foreign exchange rate movements are linear and instantaneous. As a result, the analysis is unable to reflect the potential effects of more complex market changes that could arise, which may positively or negatively affect income.

  Regulatory

        Through its merchant alliances, the Retail and Alliance Services segment holds an ownership interest in several competing merchant acquiring businesses while serving as the electronic processor for those businesses. In order to satisfy state and federal antitrust requirements, we actively maintain an antitrust compliance program.

 BUSINESS

General

        First Data Corporation is a provider of electronic commerce and payment solutions for merchants, financial institutions and card issuers globally and has operations in 36 countries, serving over 5.3 million merchant locations and over 2,000 card issuers and their customers. FDC was incorporated in Delaware in 1989 and was the subject of an initial public offering in connection with a spin-off from American Express in 1992. On September 24, 2007, we were acquired through a merger transaction (the "Merger") with an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. ("KKR"). The Merger resulted in the equity of FDC becoming privately held.

        We have acquired multiple domestic and international businesses over the last five years with the most significant acquisition being Concord EFS, Inc. ("Concord") in 2004 which included the STAR Network. We completed our merger with Concord on February 26, 2004. The all-stock transaction resulted in a total purchase price of approximately $6.9 billion, including acquisition-related costs.

  Spin-off of Western Union

        On September 29, 2006, we separated our Western Union money transfer business into an independent, publicly traded company through a spin-off of 100% of Western Union to FDC shareholders in a transaction intended to qualify for tax-free treatment ("the spin-off") giving the shareholders separate ownership interests in FDC and Western Union.

  Significant Acquisitions, Dispositions and Other Items in 2008

        Aggregate acquisitions in 2008 were $267.1 million with the formation of a joint venture with Allied Irish Banks p.l.c. ("AIB") for approximately $178 million and the purchase of the outstanding equity of Money Network Financial, LLC not already owned by FDC for approximately $61 million being the most significant.

        On November 1, 2008, we and JPMorgan Chase terminated our merchant alliance joint venture, Chase Paymentech Solutions™ ("CPS"), which was our largest merchant alliance. We received our proportionate 49% share of the assets of the joint venture, including domestic merchant contracts, an equity investment in Merchant Link, a full-service ISO and Agent Bank unit and a portion of the employees, which will be operated as part of our Retail and Alliance Services segment.

        On December 31, 2008, we and Wells Fargo & Company ("WFB") extended our merchant alliance joint venture, Wells Fargo Merchant Services, LLC ("WFMS") for five years through December 31, 2014. In connection with the agreement to extend WFMS, FDC sold 12.5% of the membership interests to WFB for cash consideration. This resulted in FDC and WFB owning 40% and 60% of WFMS, respectively, as of December 31, 2008. WFB and FDC also extended their existing non-alliance sponsorship agreement to provide for non-alliance merchant sponsorship. As a result of the transaction, FDC deconsolidated the WFMS balance sheet as of December 31, 2008 and is reflecting its remaining ownership interest as an equity method investment.

  Subsequent Event—Banc of America Merchant Services

        On June 29, 2009, Bank of America N.A. and we announced the formation of a new company, Banc of America Merchant Services, LLC. Banc of America Merchant Services will provide clients with a comprehensive suite of payment products including credit, debit, and prepaid cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

        We own a 48.45% direct voting interest in Banc of America Merchant Services and Bank of America owns a 46.55% direct voting interest. The remaining stake in Banc of America Merchant Services is a 5% non-voting interest held by Rockmount Investments, LLC, an investment vehicle controlled by a third-party investor. We own a 40% non-controlling interest in Rockmount Investments, LLC.

        Bank of America's and our contributions to the newly formed company were principally comprised of merchant acquiring contract rights and relationships and sales forces. Rockmount Investment's contribution was in the form of cash.

        Banc of America Merchant Services will be consolidated by us and will be reported in the Retail and Alliance Services segment.

Segments

        Effective January 1, 2009, our Chief Executive Officer began making strategic and operating decisions with regards to assessing performance and allocating resources based on a new segment structure. We now operate in four business segments: Retail and Alliance Services, Financial Services, International and Integrated Payment Systems ("IPS"). The most significant changes are check verification, settlement and guarantee services moving from the Financial Services segment into the Retail and Alliance Services segment as well as the Prepaid Services segment moving into the Retail and Alliance Services segment. We currently operate our official check and money order business through our IPS segment but are in the process of winding that business down.

Retail and Alliance Services

        Retail and Alliance Services provides merchant acquiring and processing services, prepaid services and check verification, settlement and guarantee services. We provide these services to approximately 3.5 million merchant locations across the U.S. and acquired $1.4 trillion of payment transaction dollar volume on behalf of U.S. merchants in 2008. Retail and Alliance Services facilitates merchants' ability to accept credit, debit and prepaid cards and checks by authorizing and settling merchants' credit, debit stored-value and loyalty card transactions and check transactions. At the same time, Retail and Alliance Services provides merchants with the reliability, security and back-office services that are critical to their business success. Most of this segment's revenue is derived from regional and local merchants. Retail and Alliance Services approaches the market through diversified sales channels including equity alliances, revenue sharing alliances and referral arrangements with over 370 financial institution partners, over 800 non-bank referral partners, and over 400 independent sales organization partners, as of December 31, 2008.

Financial Services

        Financial Services provides financial institutions and other third parties with credit, debit and retail card processing; debit network services; output services, such as statement and letter printing, embossing and mailing services; and remittance processing services. The credit, debit and retail card processing businesses provide services that enable financial institutions and other organizations offering credit cards, debit cards and retail private label cards to consumers and businesses to manage customer accounts. Financial Services also provides services to the U.S. personal identification number point-of-sale ("PIN POS") debit market through the STAR Network which offers PIN-secured debit acceptance at 2.2 million ATM and retail locations as of December 31, 2008.

International

        International provides products and services in international markets that are similar to those offered by the Retail and Alliance Services and Financial Services segments in the U.S. International has operations in 36 countries, including the U.S., with regional management teams overseeing local operations.

Integrated Payment Systems

        The principle business in the Integrated Payment Systems segment is official check and money order services. Official checks are sold through independent agents, which are financial institutions, and money orders are sold through financial institutions and retail businesses.

Operating Locations

        We have domestic and international operations and regional or country offices where sales, customer service and/or administrative personnel are based. The international operations generate revenues from customers located and operating outside of the U.S. Revenues generated from processing transactions at locations within the U.S. (domestic) and outside of the U.S. (international), regardless of the segments to which the associated revenues applied, were 80% and 20% of FDC's consolidated revenues for the year ended December 31, 2008, respectively. Long-lived assets attributable to domestic and international operations as percentages of FDC's total long-lived assets as of December 31, 2008 were 84% and 16%, respectively. No individual foreign country is material to our total revenues or long-lived assets.

First Data Products and Services Segment Information

        A discussion of factors potentially affecting our operations is set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations." We do not have any significant customers that account for 10% or more of total consolidated revenues. Refer to the following segment discussions, which address significant customer relationships within each segment.

        We sold our ownership interests in Active Business Services, Ltd ("Active"), reported within the International segment, in July 2008 and Peace Software ("Peace"), reported within the Financial Services segment, in October 2008. Revenue and operating profit associated with Active and Peace are excluded from segment results. The International and Financial Services segment revenue and operating profit were adjusted for 2007 and 2006 to exclude the results of Active and Peace.

Retail and Alliance Services Segment

        The Retail and Alliance Services segment is comprised of merchant acquiring and processing services, prepaid services and check verification and guarantee services.

        Retail and Alliance Services revenues from external customers, operating profit, and assets represent the following percentages of FDC's consolidated revenues, total reported segment operating profit, and consolidated assets:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007	Year ended December 31, 2006
Revenue from external customers	50%	49%	50%	52%
Operating profit(1)(2)	58%	53%	92%	72%
Assets (at December 31)(2)	55%	45%		34%

(1)
Operating profit, as a percentage of total segment and all other and corporate operating profit, for the predecessor period from January 1, 2007 through September 24, 2007 includes accelerated vesting of stock options and restricted stock awards and units and transaction costs related to the merger of $265.2 million that were recognized in All Other and Corporate. The exclusion of these costs from the calculation would decrease the Retail and Alliance Services operating profit percentage shown above by approximately 22 percentage points for the predecessor period from January 1, 2007 through September 24, 2007.

(2)
Operating profit and assets were impacted by purchase accounting in the successor period from September 25, 2007 through December 31, 2007 and for the year ended December 31, 2008. Assets at December 31, 2008 were additionally impacted by a goodwill impairment recorded in the fourth quarter of 2008 as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

  Description of Retail and Alliance Services Segment Operations

        In the Retail and Alliance Services segment, revenues are derived primarily from providing merchant acquiring and processing services, prepaid services and check verification, settlement and guarantee services. Retail and Alliance Services businesses facilitate the acceptance of consumer transactions at the point of sale, whether it is a transaction at a physical merchant location or over the internet. A brief explanation of the segment's service and product offerings is presented below.

  Merchant acquiring and processing services

        Merchant acquiring services facilitate the merchants' ability to accept credit, debit, stored-value and loyalty cards by authorizing, capturing and settling the merchants' transactions. Acquiring services also provide POS devices and other equipment necessary to capture merchant transactions. A majority of these services are offered to the merchants through joint ventures or contractual alliance arrangements primarily with financial institutions and relationships with independent sales organizations and other referral/sales partners. The segment's processing services include authorization, transaction capture, settlement, chargeback handling, and internet-based transaction processing. The vast majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network, or another payment network (such as Discover).

        Revenues are generated from, among other things:

  •
  Discount fees charged to a merchant, net of credit card interchange and assessment fees charged by the bankcard associations or payment networks (Visa, MasterCard or Discover). The discount fee is typically either a percentage of the credit card transaction or the interchange fee plus a fixed dollar amount;

  •
  Processing fees charged to unconsolidated alliances discussed below;

  •
  Processing fees charged to merchant acquirers who have outsourced their transaction processing to the Company;

  •
  Equity earnings from unconsolidated alliances;

  •
  Selling and leasing POS devices; and

  •
  Debit network fees.

        Retail and Alliance Services provides merchant acquiring and processing services to merchants operating in approximately 3.1 million merchant locations across the U.S. Retail and Alliance Services provides full service merchant processing primarily on Visa and MasterCard transactions and PIN-debit at the point of sale.

        Growth in the Retail and Alliance Services business is derived from entering into new merchant relationships, new and enhanced product and service offerings, cross selling products and services into existing relationships, the shift of consumer spending to increased usage of electronic forms of payment and the strength of FDC's alliances and relationships with banks and other entities. Our alliance structures take on different forms, including consolidated subsidiaries, equity method investments and revenue sharing arrangements. Under the alliance and referral programs, the alliance/referral partners typically act as a merchant referral source. We benefit by providing processing services for the alliance/referral partners and their merchant customers. Both we and the alliance may provide management, sales, marketing, and other administrative services. The alliance strategy could be affected by further consolidation among financial institutions.

        Our strategy with banks, independent sales organizations and referral/sales partners provide us with broad geographic coverage, regionally and nationally, as well as a presence in various industries. The alliance/referral partner structure allows us to be the processor for multiple financial institutions, any one of which may be selected by the merchant as their bank partner. Additionally, bank partners provide brand loyalty and a distribution channel through their branch networks which increases merchant retention.

        There are a number of different entities involved in a merchant transaction including the cardholder, card issuer, card association, merchant, merchant acquirer, electronic processor for credit and signature debit transactions, and debit network for PIN-debit transactions. The card issuer is the financial institution that issues credit or debit cards, authorizes transactions after determining whether the cardholder has sufficient available credit or funds for the transaction, and provides funds for the transaction. Some of these functions may be performed by an electronic processor (such as the Financial Services business) on behalf of the issuer. The card association is Visa or MasterCard, a debit network (such as STAR Network) or another payment network (such as Discover) that routes the transactions between us and the card issuer. The merchant is a business from which a product or service is purchased by a cardholder. The acquirer (such as us or one of our alliances) contracts with merchants to facilitate their acceptance of cards. A merchant acquirer may do its own processing or, more commonly, may outsource those functions to an electronic processor such as the Retail and Alliance Services segment. The acquirer/processor serves as an intermediary between the merchant and the card issuer by:

  (1)
  Obtaining authorization from the card issuer through a card association or debit network;

  (2)
  Transmitting the transaction to the card issuer through the applicable card association, payment network or debit network; and

  (3)
  Paying the merchant for the transaction. We typically receive the funds from the issuer via the card association, payment network or debit network prior to paying the merchant.

        A transaction occurs when a cardholder purchases something from a merchant who has contracted with us, an alliance partner or a processing customer. When the merchant swipes the card through the POS terminal (which is often sold or leased, and serviced by us), we obtain authorization for the transaction from the card issuer through the card association, payment network or debit network, verifying that the cardholder has sufficient credit or adequate funds for the transaction. Once the card issuer approves the transaction, we or the alliance acquire the transaction from the merchant and then transmits it to the applicable debit network, payment network or card association, which then routes the transaction information to the card issuer. Upon receipt of the transaction, the card issuer delivers funds to us via the card association, payment network or debit network. Generally, we fund the merchant after receiving the money from the card association, payment network or debit network. Each participant in the transaction receives compensation for processing the transaction. For example, in a transaction using a Visa or MasterCard for $100.00 with an interchange rate of 1.5%, the card issuer will fund the association $98.50 and bill the cardholder $100.00 on its monthly statement. The card association will retain assessment fees of approximately $0.10 and forward $98.40 to us. We will retain, for example, $0.40 and pay the merchant $98.00. The $1.50 retained by the card issuer is referred to as interchange and it, like assessment fees, is set by the card association. The $0.40 is the merchant discount and is negotiated between the merchant and the merchant acquirer.

        We and our alliances, as merchant acquirers/processors, have certain contingent liabilities for the transactions acquired from merchants. This contingent liability arises in the event of a billing dispute between the merchant and a cardholder that is ultimately resolved in the cardholder's favor. In such a case, the transaction is "charged back" to the merchant and the disputed amount is credited or otherwise refunded to the cardholder. We may, however, collect this amount from the card association if the amount was disputed in error. If we or the alliance are unable to collect this amount from the merchant, due to the merchant's insolvency or other reasons, we or the alliance will bear the loss for the amount of the refund paid to the cardholder. In most cases, this contingent liability situation is unlikely to arise because most products or services are delivered when purchased, and credits are issued on returned items. However, where the product or service is not provided until sometime following the purchase (e.g., airline or cruise ship tickets), the risk is greater. We often mitigate our risk by obtaining collateral from merchants considered higher risk because they have a time delay in the delivery of services, operate in industries that experience chargebacks or are less creditworthy.

  Prepaid services

        First Data Prepaid Services manages prepaid stored-value card issuance and processing services (i.e. gift cards) for retailers and others. The full-service stored-value/gift card program offers transaction processing services, card issuance and customer service for over 200 national brands and several thousand small and mid-tier merchants. We also provide program management and processing services for association-branded, bank-issued, open loop, stored-value, reloadable and one time prepaid card products.

        Electronic Fleet Systems Transportation Services ("EFSTS") provides payment processing, settlement and specialized reporting services for transportation companies and owns and operates ATMs at truck stops. EFSTS is a closed loop payment processing system for transportation companies in the U.S. and Canada. Its products offer truck drivers a convenient way to purchase fuel, access cash and pay for repairs while on the road. Transportation companies use the processing system to manage their business daily through the internet or real time via a direct connection to a host.

        Money Network offers prepaid products to address the needs of employers, employees, merchants and unbanked individuals. Money Network provides electronic payroll distribution solutions and prepaid retail solutions that eliminate employer pay checks for workers. Money Network also makes it easy and secure for cardholders to pay bills and make purchases in person, online, or on the phone.

  Check verification, settlement and guarantee services

        TeleCheck offers check verification, settlement and guarantee services using our proprietary database system to assist merchants in deciding whether accepting checks at the point-of-sale is a reasonable risk, or, further, to guarantee checks presented to merchants if they are approved. These services include risk management services, which utilize software, information and analysis to assist the merchant in the decision process and include identity fraud prevention and reduction. Revenues are earned primarily by charging merchant fees for check verification or guarantee services.

        The majority of our services involve providing check guarantee services for checks received by merchants. Under the guarantee service, when a merchant receives a check in payment for goods and services, the transaction is submitted to and analyzed by us. We either accept or decline the check for warranty coverage under our guarantee service. If we approve the check for warranty coverage and the merchant accepts the check, the merchant will either deposit the check in its bank account or process it for settlement through the our Electronic Check Acceptance service. If the check is returned unpaid by the merchant's bank and the returned check meets the requirements for warranty coverage, we are required to purchase the check from the merchant at its face value. We then own the purchased check and pursue collection of the check from the check writer. As a result, we bear the risk of loss if we are unable to collect the returned check from the check writer. We earn a fee for each check we guarantee, which generally is determined as a percentage of the check amount.

        Our Electronic Check Acceptance service, which converts a paper check written at the point of sale into an electronic item, enables funds to be deposited electronically to the merchant's account and deducted electronically from the check writer's account.

        Under the verification service, when a merchant receives a check in payment for goods or services, the transaction is submitted to and analyzed by us, and we will either recommend the merchant accept or decline the check. If the merchant accepts the check, the merchant will deposit the check in its bank account. If the check is returned unpaid by the merchant's bank, we are not required to purchase the check from the merchant and the merchant bears all risk of loss on the check. We earn a fee for each check submitted for verification, which is generally a fixed amount per check.

  Retail and Alliance Services Segment Competition

        Our Retail and Alliance Services business competes with several service providers and financial institutions that provide these services to their merchant customers. In many cases, the merchant alliances also compete against each other for the same business. The check guarantee and verification products compete principally with the products of two other national companies.

        The most significant competitive factors relate to price, brand, strength of financial institution partnership, breadth of features and functionality, scalability and servicing capability. The Retail and Alliance Services segment is further impacted by large merchant and large bank consolidation, card association business model expansion, and the expansion of new payment methods and devices.

        In both the Retail and Alliance Services and Financial Services segments, the card associations and payment networks—Visa, MasterCard and Discover—are increasingly offering products and services that compete with our products and services.

  Retail and Alliance Services Seasonality

        Retail and Alliance Services' revenues and earnings are impacted by the volume of consumer usage of credit cards, debit cards, stored value cards and checks written at the point of sale. Retail and Alliance Services generally experiences increased POS activity during the traditional holiday shopping period in the fourth quarter, the back-to-school buying period in the third quarter, and around other nationally recognized holidays.

  Retail and Alliance Services Geographic Mix and Revenues

        Revenues from external customers for the Retail and Alliance Services segment are substantially all earned in the U.S. Merchant revenues outside of the U.S. are managed and reported by our International segment. Within the U.S., revenues from external customers are spread across the country since Retail and Alliance Services has merchant customers and alliance partners across geographic regions and a large percentage of its transactions occur at national merchants.

  Retail and Alliance Services Significant Customers

        The Retail and Alliance Services segment does not have any individually significant customers; however, the Company has one significant merchant alliance relationship with a financial institution. A second significant merchant alliance was terminated on November 1, 2008 as discussed above.

Financial Services Segment

        The Financial Services segment is comprised of:

        (1)   Credit and retail card processing services;

        (2)   Debit network and processing services;

        (3)   Output services; and

        (4)   Other services including remittance processing

        Financial Services revenues from external customers, operating profit, and assets represent the following percentages of FDC's consolidated revenues, total reported segment operating profit and consolidated assets:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007	Year ended December 31, 2006
Revenue from external customers	25%	26%	28%	29%
Operating profit(1)(2)	52%	44%	43%	33%
Assets (at December 31)(2)	14%	14%		12%

(1)
Operating profit, as a percentage of total segment and all other and corporate operating profit, for the predecessor period from January 1, 2007 through September 24, 2007 includes accelerated vesting of stock options and restricted stock awards and units and transaction costs related to the merger of $265.2 million that were recognized in All Other and Corporate. The exclusion of these costs from the calculation would decrease Financial Services operating profit percentage shown above by approximately 10 percentage points for the predecessor period from January 1, 2007 through September 24, 2007.

(2)
Operating profit and assets were impacted by purchase accounting in the successor period from September 25, 2007 through December 31, 2007 and for the year ended December 31, 2008. Assets at December 31, 2008 were additionally impacted by a goodwill impairment recorded in the fourth quarter of 2008 as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

  Description of Financial Services Segment Operations

        Financial Services provides financial institutions and other third parties with credit, debit and retail card processing; debit network services; and other services including output and remittance processing services. Revenue and profit growth in these businesses is derived from growing the core business, expanding product offerings, and improving the overall cost structure. Growing the core business comes primarily from an increase in debit and credit card usage, growth from existing clients and sales to new clients and the related account conversions.

        Growth from expanded product offerings is driven by the development or acquisition of new products as well as expansion into adjacent markets. We will enter adjacent markets where we can leverage our existing infrastructure and core competencies around high volume transaction processing and management of customer account information.

        We have relationships and many long-term customer contracts with card issuers providing credit and retail card processing, output services for printing and embossing items, debit card processing services and STAR Network services. These contracts generally require a notice period prior to the end of the contract if a client chooses not to renew. Additionally, some contracts may allow for early termination upon the occurrence of certain events such as a change in control. The termination fees paid upon the occurrence of such events are designed primarily to cover balance sheet exposure related to items such as capitalized conversion costs or signing bonuses associated with the contract and, in some cases, may cover a portion of lost future revenue and profit. Although these contracts may be terminated upon certain occurrences, the contracts provide the segment with a steady revenue stream since a vast majority of the contracts are honored through the contracted expiration date.

  Credit and retail card issuing and processing services

        Credit and retail card issuing and processing services provide outsourcing services to financial institutions and other issuers of cards, such as consumer finance companies. Financial Services clients include a wide variety of banks, savings and loan associations, group service providers and credit unions. Services provided include, among other things, account maintenance, transaction authorizing and posting, fraud and risk management services and settlement.

        We provide services throughout the period of each card's use, starting from a card-issuing client processing an application for a card. Services may include processing the card application, initiating service for the cardholder, processing each card transaction for the issuing retailer or financial institution and accumulating the card's transactions. Our fraud management services monitor the unauthorized use of cards which have been reported to be lost, stolen, or which exceed credit limits. Our fraud detection systems help identify fraudulent transactions by monitoring each cardholder's purchasing patterns and flagging unusual purchases. Other services provided include customized communications to cardholders, information verification associated with granting credit, debt collection, and customer service.

        Revenues for credit and retail card issuing and processing services are derived from fees payable under contracts that depend primarily on the number of cardholder accounts on file. More revenue is derived from active accounts (those accounts on file that had a balance or any monetary posting or authorization activity during the month) than inactive accounts.

  Debit network and processing services

        We provide STAR Network access, PIN-debit and signature debit card processing services and ATM processing services, such as transaction routing, authorization, and settlement as well as ATM management and monitoring. The STAR Network represents a telecommunications network which is connected to thousands of financial institutions, merchants, payment processors, ATM processors, and card processors that participate in the network. In the merchant acquiring process flow described above in the Retail and Alliance Services segment discussion, STAR Network represents a debit network. When a merchant acquirer or ATM owner acquires a STAR Network transaction, it sends the transaction to the network switch, which is operated by us, which in turn routes the transaction to the appropriate participant for authorization. To be routed through the STAR Network switch, a transaction must be initiated with a card participating in the STAR Network at an ATM or POS terminal also participating in the STAR Network. STAR Network's fees differ from those presented in the example above in the Retail and Alliance Services segment description in that the debit network charges less for PIN-debit transactions than do the card associations for credit and signature debit since there is substantially less risk involved in the PIN-debit transaction because PIN authentication is generally required and transactions are not approved unless there are sufficient funds in the customer's bank account.

        Revenue related to the STAR Network and debit card and ATM processing services is derived from fees payable under contracts but are driven more by monetary transactions processed rather than by accounts on file. We provide services which are driven by client transactions and are separately priced and negotiated with clients. In a situation in which a PIN-secured debit transaction uses our debit network and we are the debit card processor for the financial institution as well as the processor for the merchant, we receive (1) a fee from the card issuing financial institution for running the transaction through the STAR Network switch, recognized in the Financial Services segment, (2) a fee from the card issuer for obtaining the authorization, recognized in the Financial Services segment. (3) a fee from the merchant for acquiring the transaction, which is recognized in the Retail and Alliance Services segment and (4) a network acquirer fee from the merchant for accessing the STAR Network, which is recognized in the Financial Services segment. There are other possible configurations of transactions that result in us receiving multiple fees for a transaction, depending on the role which we play.

  Output services

        Output services consist of statement and letter printing, card embossing and mailing services. Services are provided to organizations that process accounts on our platform as described above and for clients that process accounts on alternative platforms. We provide these services primarily through in-house facilities. Revenues for output services are derived primarily on a per piece basis and consist of fees for the production and materials related to finished products. The mailing services drive a majority of the segment's and our postage revenue.

  Other services

        Other services consist of our remittance processing and other services. The remittance processing business processes mail-in payments for third party organizations. Revenues for remittance processing services are derived primarily on a per transaction basis and consist of fees for processing consumer payments. Other services consist of on-line banking and bill payment services.

  Financial Services Pipeline

        During 2008, we converted approximately 15 million accounts to our system. The pipeline at December 31, 2008 was approximately 11 million accounts, which are primarily retail accounts. We expect to convert these accounts in 2009.

  Financial Services Segment Competition

        Our Financial Services segment competes with several other third-party card processors and debit networks in the U.S., as well as financial institutions that possess in-house operations to manage card issuance and maintenance. We also face significant competition from regional and national operators of debit networks.

        The most significant competitive factors are price, system performance and reliability, breadth of features and functionality, disaster recovery capabilities and business continuity preparedness, data security, scalability, and flexibility of infrastructure and servicing capability. The Financial Services business is further impacted by financial institution consolidation.

        In both the Retail and Alliance Services and Financial Services segments, the card associations and payment networks—Visa, MasterCard and Discover—are increasingly offering products and services that compete with the Company's products and services.

  Financial Services Seasonality

        Debit processing and STAR Network revenues and earnings are impacted by the volume of consumer usage of debit cards at the point of sale. Such volumes are generally impacted by increased POS activity during the traditional holiday shopping period in the fourth quarter, the back-to-school buying period in the third quarter, and around other nationally recognized holidays.

  Financial Services Geographic Mix and Revenues

        Revenues from external customers for the Financial Services segment are substantially all earned in the U.S. Card issuing revenues outside of the U.S. are reported by our International segment. Within the U.S., revenues from external customers are geographically dispersed throughout the country.

  Financial Services Significant Customers

        During 2008, we had a significant relationship with one client whose revenues represented approximately 15% of the Financial Services segment revenue for the year ended December 31, 2008.

International Segment

        The International segment is comprised of:

  •
  Credit, retail, debit and prepaid card processing;

  •
  Merchant acquiring and processing; and

  •
  ATM and POS processing, driving, acquiring and switching services.

        International revenues from external customers, operating profit, and assets represent the following percentages of FDC's consolidated revenues, total reported segment operating profit and consolidated assets:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007	Year ended December 31, 2006
Revenue from external customers	20%	21%	19%	17%
Operating profit(1)(2)	18%	22%	11%	10%
Assets(2)	15%	13%		10%

(1)
Operating profit, as a percentage of total segment and all other and corporate operating profit, for the predecessor period from January 1, 2007 through September 24, 2007 includes accelerated vesting of stock options and restricted stock awards and units and transaction costs related to the merger of $265.2 million that were recognized in All Other and Corporate. The exclusion of these costs from the calculation would decrease International's operating profit percentage shown above by approximately 3 percentage points for the predecessor period from January 1, 2007 through September 24, 2007.

(2)
Operating profit and assets were impacted by purchase accounting in the successor period from September 25, 2007 through December 31, 2007 and for the year ended December 31, 2008. Assets at December 31, 2008 were additionally impacted by a goodwill impairment recorded in the fourth quarter of 2008 as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

        The merchant acquiring and card issuing services provided by the International segment are similar in nature to the services described above in the Retail and Alliance Services and Financial Services segments other than they include substantially all the services provided outside of the U.S. For a description of the International segment's merchant acquiring and card issuing businesses refer to the Retail and Alliance Services and Financial Services segment descriptions provided above.

  International Pipeline

        The account pipeline at December 31, 2008 was immaterial.

  International Segment Competition and Seasonality

        Competition and seasonality within the International segment is similar to that of the Retail and Alliance Services and Financial Services segments for the respective product and service offerings and also includes third-party software providers. See discussions above. A noted difference from the U.S. operations is that there are more and smaller competitors because of the International segment's global span.

  International Geographic Mix

        The following countries accounted for more than 10% of the segment's revenues from external customers for the years ended December 31, 2008, 2007 and 2006, respectively:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007	Year ended December 31, 2006
United Kingdom	18%	21%	22%	22%
Germany	17%	19%	20%	19%
Australia	11%	13%	13%	15%

        No other individual foreign country accounted for more than 8% of the segment's revenues from external customers for the years ended December 31, 2008, 2007 and 2006, respectively. No individual foreign country was material to our consolidated revenues.

  International Significant Customers

        No individual customer makes up more than 10% of the International segment revenue.

Integrated Payment Systems

        The principle business in the Integrated Payment Systems segment is official check and money order services.

        We are gradually exiting the official check and money order line of business. The majority of the clients of this business deconverted during 2008. The remaining clients are expected to deconvert mainly during 2009 though some will be after 2009, in accordance with their respective contract terms. IPS will continue to use its licenses to offer payment services that fall under state and federal regulations and the business will continue to operate in a much reduced capacity after all of the client deconversions as outstanding official check and money order clearance activity winds down.

        In July 2008, IPS agreed with The Western Union Company ("Western Union") that on October 1, 2009 IPS will assign and transfer to Western Union, among other things, certain assets and equipment used by IPS to issue retail money orders and an amount sufficient to satisfy all outstanding retail money orders. On the closing date, Western Union will assume IPS's role as issuer of the retail money orders.

        Integrated Payment Systems revenues from external customers excluding an adjustment to reflect segment revenue on a pretax equivalent basis, operating profit, and assets represent the following percentages of FDC's consolidated revenues, total reported segment operating profit and consolidated assets:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007	Year ended December 31, 2006
Revenue from external customers	0%	(1)%	(2)%	(3)%
Operating profit(1)(2)	1%	10%	4%	1%
Assets(2)	11%	25%		42%

(1)
Operating profit, as a percentage of total segment and all other and corporate operating profit, for the predecessor period from January 1, 2007 through September 24, 2007 includes accelerated vesting of stock options and restricted stock awards and units and transaction costs related to the merger of $265.2 million that were recognized in All Other and Corporate. The exclusion of these costs from the calculation would decrease Integrated Payment System's operating profit percentage shown above by approximately 1 percentage point for the predecessor period from January 1, 2007 through September 24, 2007.

(2)
Operating profit and assets were impacted by purchase accounting in the successor period from September 25, 2007 through December 31, 2007 and for the year ended December 31, 2008.

  Official checks and money orders

        IPS issues official checks, which are sold by agents that are financial institutions, and issues money orders, which are sold by agents that are financial institutions or retail businesses. Official checks serve as an alternative to a bank's own items such as cashiers or bank checks. Money orders serve as a disbursement option for a consumer or business.

        The official check and money order services generate revenue primarily through the ability to invest funds pending settlement. IPS invests these funds in investments with an objective to minimize its exposure to credit risks. These investments were primarily in short-term taxable investments in 2008 as well as some student loan auction-rate securities that have been classified as long-term. Prior to 2008, these investments were primarily in tax exempt securities.

        An official check or money order transaction is initiated when a consumer or business procures an official check or money order from one of our agents. The agent generally is required to remit the funds collected from the consumer to IPS the same day or the following day. With respect to official checks, IPS pays some of its agents commissions based on short-term variable interest rates and the balance of outstanding official checks attributable to the individual agent. IPS nets the commissions paid to agents against the revenues it earns from its investments.

  Integrated Payment Systems Competition

        IPS's official check and money order business competes with one other third party check issuer, financial institutions offering their own in-house check services and postal money orders.

  Integrated Payment Systems Significant Customers

        No individual customer makes up more than 10% of the Integrated Payment Systems segment revenue.

  All Other and Corporate

        The remainder of our business units are grouped in the All Other and Corporate category, which includes First Data Government Solutions ("FDGS") and smaller businesses and corporate operations.

        FDGS operates payment systems and related technologies in the government sector. For instance, FDGS provides electronic tax payment processing services for the Electronic Federal Tax Payment System.

        Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by corporate that are directly related to a segment are allocated to the respective segment. Administrative and shared service costs are retained by Corporate.

  All Other and Corporate Competition

        The operations within All Other and Corporate have various competitors. Any single competitor would not have a material impact on us.

  All Other and Corporate Significant Customers

        During 2008, we had a significant relationship with one client whose revenues represented approximately 24% of the All Other and Corporate segment revenue for the year ended December 31, 2008.

Intellectual Property

        We own many trademarks, trade names, patents and other intellectual property that are important to our future success. The only intellectual property rights which are individually material to us are the FIRST DATA trademark and trade name and the STAR trademark and trade name. The STAR trademark and trade name are used in the Financial Services segment. The FIRST DATA trademark and trade name are associated with quality and reliable electronic commerce and payments solutions. Financial institutions and merchants associate the STAR trademark and trade name with quality and reliable debit network services and processing services. Loss of the proprietary use of the FIRST DATA or STAR trademarks and trade names or a diminution in the perceived quality associated with these names could harm the growth of our businesses. Also important, but not individually material, is the VisionPLUS trademark and software mostly utilized in the International segment. VisionPLUS is recognized internationally as a quality software product and card processing system. The software is important to our international expansion.

        We use a combination of technologies (including proprietary technology and technology obtained from third parties) to provide our products and services to our customers, and to remain competitive. We have various programs and procedures to protect our patents and other intellectual property rights. The patent protection associated with our systems and software expires at different times over the next one to 20 years.

Employees and Labor

        At December 31, 2008, we employed approximately 26,600 employees, approximately 97% of which were full-time employees. The majority of the employees of our subsidiaries outside of the U.S. are subject to the terms of individual employment agreements. One of our wholly owned subsidiaries has approximately 1,800 employees in the United Kingdom, about 25% of whom are members of Unite trade union (formerly Amicus trade union). Employees of our subsidiaries in Vienna, Austria; Frankfurt, Germany; Nürnberg, Germany are also represented by local works councils and a portion of the Frankfurt workforce is covered by a union contract. Employees of our Korean subsidiary are represented by a Labor-Management council. Employees in certain other countries are also covered by the terms of industry-specific national collective agreements. None of our employees are otherwise represented by any labor organization in the U.S. We believe that our relations with our employees and the labor organizations identified above are in good standing.

Executive Officers of the Company

        See "Management" included elsewhere in this prospectus for a description of our executive officers and directors.

Government Regulations

        Various aspects of our service areas are subject to U.S. federal, state and local regulation, as well as regulation outside the U.S. Failure to comply with regulations may result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of service, and/or the imposition of civil and criminal penalties, including fines. Certain of our services also are subject to rules promulgated by various payment networks, such as Visa, MasterCard and Discover, as more fully described below.

  Association and Network Rules

        A number of our subsidiaries are subject to payment network rules of MasterCard, Visa and other associations. First Data Loan Company Canada ("FDLCC"), is a member of MasterCard and Visa and subject to the rules of such associations and First Data Canada Merchant Solutions ULC is a member of Interac and subject to its rules. First Data Cono Sur, S.A., is a member of MasterCard in Argentina and Uruguay and subject to MasterCard rules. First Data Resources, LLC., First Data Merchant Services Corporation, FDRL, First Data Deutschland, First Data Hellas Processing Services and Holdings S.A., First Data Latvia, First Data Lithuania, First Data Polska S.A., First Data Slovakia, First Data Austria, First Data Resources Australia Limited ("FDRA"), BWA Merchant Services Pty Limited ("BWAMS"), Omnipay, Limited, First Data Acquisition Corp., First Data Merchant Services Mexico, S. de R.L. de C.V., First Merchant Service GmbH, AIB Merchant Services, European Merchant Services, BNL Positivity, Merchant Solutions Private Limited (as incorporated in Singapore, Hong Kong, Bangladesh and Sri Lanka), Merchant Solutions Private (Macau) Limited, Merchant Solutions Sdn Bhd, POS Merchant Solutions (B) Sdn Bhd, POS Merchant Solutions Private Limited, Merchant Solutions (Shanghai) Consulting Co. Ltd and STAR Network are registered with Visa and/or MasterCard as service providers for member institutions. In those situations where we serve as service providers to member institutions, we are not an acquirer under Visa's and MasterCard's rules. Various subsidiaries of ours are also processor level members of numerous debit and electronic benefits transaction ("EBT") networks, such as Star Networks, Inc., Star Processing Inc., First Data Merchant Services Corporation, and Concord Transaction Services, LLC, or are otherwise subject to various network rules in connection with processing services and other services they provide to their customers and a number of our subsidiaries are providing processing and other services related to ATM deployment to customers. As such, we are subject to applicable card association, network and national scheme rules, which could subject us to a variety of fines or penalties that may be levied by the card associations, banking associations or networks for certain acts and/or omissions by us, our sponsorees, acquirer customers, processing customers and/or merchants. We mitigate this risk by maintaining an extensive card association and network compliance function. We are also subject to network operating rules promulgated by the National Automated Clearing House Association relating to payment transactions processed by us using the Automated Clearing House Network and to various state laws regarding such operations, including laws pertaining to EBT.

        Cashcard Australia Limited ("Cashcard") is a member of the Australian Consumer Electronic Clearing System ("CECS"), which is a debit payment system regulated by network operating rules established and administered by Australian Payments Clearing Association Limited and which facilitates the clearing and settlement of ATM and Electronic Funds Transfer at Point of Sale ("EFTPOS") payments in Australia. The network operating rules impose a variety of sanctions, including suspension or termination of membership and fines for non-compliance. Cashcard also operates its own network of members, regulated by rules promulgated by Cashcard, which facilitates access to CECS for Cashcard's member institutions. To enable Cashcard to settle in CECS direct with banks and financial institutions, Cashcard maintains an Exchange Settlement Account ("ESA") which is supervised by the Reserve Bank of Australia through its delegate, the Australian Prudential Regulatory Authority ("APRA"), and which requires Cashcard to adhere to conditions imposed by APRA, such as maintaining a minimum balance in the ESA.

        Our subsidiary in Germany, TeleCash GmbH & Co. KG ("TeleCash"), is certified and regulated as a processor for domestic German debit card transactions by the Zentraler Kreditausschuss ("ZKA"), the German banking association. Failure to comply with the technical requirements set forth by the ZKA may result in suspension or termination of services.

  Privacy and Information Security Regulations

        Each of our segments provides services that may be subject to various state, federal and foreign privacy laws and regulations. Relevant federal privacy laws include the Gramm-Leach-Bliley Act, which applies directly to a broad range of financial institutions and indirectly to companies that provide services to financial institutions, and the Health Insurance Portability and Accountability Act, which applies directly to certain healthcare-related businesses and indirectly to companies that provide services to such businesses. Relevant foreign privacy laws include Directive 95/46 EC of the European Parliament and of the Council of 24 October 1995, as such directive is implemented in each member state of the European Union (however each member state has its own privacy laws which in some cases may be more restrictive than the Directive and impose additional duties on companies regarding handling/transfer of personal data); the Australian Privacy Act of 1988; and the Personal Information Protection and Electronic Documents Act in Canada. Each of these laws restricts the collection, processing, storage, use and disclosure of personal information, requires notice to individuals of privacy practices and provides individuals with certain rights to prevent use and disclosure of protected information. These laws also impose requirements for safeguarding personal information through the issuance of data security standards or guidelines. Certain state laws impose similar privacy obligations as well as, in certain circumstances, obligations to provide notification to affected individuals, state officers and consumer reporting agencies, as well as businesses and governmental agencies that own data, of security breaches of computer databases that contain personal information.

  Banking Regulation

        FDLCC, through which we conduct some of our merchant acquiring activities in Canada, is a Canadian loan company subject to regulation, examination and oversight by the Office of the Superintendent of Financial Institutions and to various provincial registration and licensing requirements. First Data Trust Company, LLC ("FDTC"), engages in trust activities previously conducted by the trust department of a former banking subsidiary of ours. FDTC is subject to regulation, examination and oversight by the Division of Banking of the Colorado Department of Regulatory Agencies. These financial institution subsidiaries are also subject to various national and local banking and consumer protection laws and regulations that apply to the activities they conduct. Since FDTC is not a "bank" under the Bank Holding Company Act of 1956, as amended ("BHCA"), and FDLCC does not operate any banking offices in the U.S. or do business in the U.S., except such business as may be incidental to its activities outside the U.S., the Company's affiliation with FDTC and FDLCC does not cause it to be regulated as a bank holding company or financial holding company under the BHCA.

        Because a number of our subsidiary businesses, including card issuer processing, merchant processing and STAR Network businesses as well as those subsidiaries engaged in the business of ATM deployment, provide data processing services for financial institutions, they are subject to examination by the Federal Financial Institutions Examination Council, an interagency body comprised of the federal bank and thrift regulators and the National Credit Union Association and national regulatory bodies.

        FDRL in the United Kingdom holds a license from the Financial Services Authority ("FSA"). The FSA is the licensing and regulatory authority for all U.K. financial services, including banking, but FDRL's license is limited to acting as an insurance intermediary in connection with selling card payment protection insurance to its issuer customers' cardholders.

        TeleCheck Payment Systems Limited in Australia holds an Australian Financial Services License under Chapter 7 of the Corporations Act, which regulates the provision of a broad range of financial services in Australia. The license, issued by the Australian Securities and Investments Commission, entitles the Australian operations of TeleCheck to deal in and provide general financial product advice about its check guarantee and check verification product (which falls within the definition of a risk management product under the legislation). The License and the Act requires that TeleCheck's Australian operations issue product documents that comply with specific content requirements and follow prescribed procedures failing which penalties apply.

        First Data Slovakia is registered with the National Bank of Slovakia as an authorized participant to the Slovak payment system.

        First Data Polska S.A. is regulated as a settlement agent by the National Bank of Poland.

        As a result of a recent change in legislation in Germany, the provision of factoring services to financial institutions as historically provided by First Data Deutschland GmbH has become regulated by the Federal Banking Supervision Agency (BaFin) and First Data Deutschland GmbH is now regulated by BaFin as financial services provider under the German Federal Banking Act. Recent changes to the Payments and Settlement Systems Act in India require that any person operating a payment system be authorized to do so by the Reserve Bank of India. The definition of what constitutes a "payment system" is broad and encompasses not only clearing, payment and settlement systems but also the underlying systems enabling credit card operations, debit card operations, smart card operations, money transfer operations and similar operations. There are ongoing reporting obligations and the RBI has a broad supervisory discretion of authorized entities including an ability to suspend operations or require security deposits. There are no exemption provisions under the Act. First Data (India) Private Limited has applied for itself and on behalf of the following entities for authorization to operate a payment system and provide payment system services to entities operating in India: First Data Resources Australia Limited, OmniPay Limited, First Data Merchant Services Corporation, ValueLink Inc., First Data Global Services Limited and First Data (China) Co. Ltd.

  Credit Reporting and Debt Collections Regulations

        TeleCheck Services Inc. ("TeleCheck") is subject to the Federal Fair Credit Reporting Act ("FCRA") and various similar state laws based on TeleCheck's maintenance of a database containing the check-writing histories of consumers and the use of that information in connection with its check verification and guarantee services.

        The collection business within TRS Recovery Services, Inc. is subject to the Fair Debt Collection Practices Act and various similar state laws. FDRL has a license under the Consumer Credit Act to enable it to undertake collections activity on behalf of its card issuing customers through calls and letters to the debtors. First Data Deutschland and TeleCash in Germany each hold a license under the German Legal Services Act to undertake collections activities on behalf of its card issuing customers as well as against their own debtors.

        TeleCheck may become subject to further regulation in the future as legislatures, both federal and state, enact additional legislation aimed at regulating the collection, storage and use of data and databases regarding consumers. In particular, legislation reducing or eliminating access to and use of information on drivers licenses, requiring blocking of access to credit reports or scores, mandating score or scoring methodology disclosure and proscribing the maintenance or use of consumer databases, including a consumer's rights to affect the usable content of databases, could reduce the effectiveness of TeleCheck's risk management tools or otherwise increase its costs of doing business. Such legislation could also affect the business of First Data Solutions, which provides access to non-FCRA data for identity verification and fraud-prevention purposes, by imposing new regulatory requirements or restricting the availability and completeness of consumer data.

        In Australia, FDRA and BWA Merchant Services Pty. Ltd. are subject to the Privacy Act with respect to obtaining credit reports. No license is required but the Act regulates the persons to whom credit reports can be provided by credit reporting agencies and the uses and disclosures that can be made of the information contained in credit reports obtained about consumers.

  Payment Instrument Licensing and Regulation

        We are subject to various U.S. federal, state and foreign laws and regulations governing the sale of payment instruments, such as official checks and money orders.

        In the U.S., most states license issuers of payment instruments. Many states exercise authority over the operations of our services related to the sale of payment instruments and, as part of this authority, subject us to periodic examinations. Many states require, among other things, that proceeds from the sales of such instruments be invested in high-quality marketable securities prior to the settlement of the transactions. Such licensing laws also may cover matters such as regulatory approval of consumer forms, consumer disclosures and the filing of periodic reports by the licensee, and require the licensee to demonstrate and maintain levels of net worth. Many states also require issuers of payment instruments and their agents to comply with federal and/or state anti-money laundering laws and regulations.

        Government agencies both inside and outside the U.S. may impose new or additional rules on sales of payment instruments, including regulations which (i) impose additional identification, reporting or recordkeeping requirements; (ii) limit the entities capable of providing the sale of payment instruments; and (iii) require additional consumer disclosures.

  Anti-Money Laundering and Counter Terrorist Regulation

        Our payment instrument businesses are subject to regulation by the U.S., including anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 (collectively, the "BSA"). The BSA, among other things, requires the issuers and sellers of money orders and official checks to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity, and to maintain transaction records. We are also subject to certain economic and trade sanctions programs that are administered by the Treasury Department's Office of Foreign Assets Control ("OFAC") that prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations.

        Similar anti-money laundering and counter terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified in lists maintained by the country equivalents to the OFAC lists in several other countries and require specific data retention obligations to be observed by intermediaries in the payment process. Our businesses in those jurisdictions are subject to those data retention obligations.

        We have developed and are enhancing global compliance programs to monitor and address legal and regulatory requirements and developments.

  Escheat Regulations

        We are subject to unclaimed or abandoned property (escheat) laws in the U.S. and abroad which require us to turn over to certain government authorities the property of others held by us that has been unclaimed for a specified period of time such as, in the Integrated Payment Systems segment, payment instruments that have not been presented for payment or, in the Retail and Alliance Services segment, account balances that cannot be returned to a merchant following discontinuation of its relationship with us. A number of our subsidiaries hold property subject to escheat laws and we have an ongoing program to comply with those laws. We are subject to audit by individual U.S. states with regard to our escheatment practices.

  Other

        In the European Union, Directive 2007/60 EG, the "Payment Services Directive", was released by the European Parliament and by the Council on November 13, 2007, setting a framework for future regulation of bodies and corporations such as the national central banks, financial institutions, e-money institutes and payment institutions. The Payment Services Directive has to be implemented in the EU member states via national legislation by November 1, 2009. It is expected that the new member state legislation will have a material impact on the development of our industry in the EU.

        Stored-value services offered to issuers by First Data Prepaid Services ("FDPS") in the U.S., and by First Data's International businesses ("First Data International") outside the U.S. are subject to various federal, state and foreign laws and regulations, which may include laws and regulations related to consumer and data protection, licensing, escheat, anti-money laundering, banking, trade practices and competition and wage and employment. These laws and regulations are evolving, unclear and sometimes inconsistent and subject to judicial and regulatory challenge and interpretation, and therefore the extent to which these laws have application to, and their impact on, FDPS, First Data International, financial institutions, merchants or others is in flux. At this time we are unable to determine the impact that the clarification of these laws and their future interpretations, as well as new laws, may have on FDPS, First Data International, financial institutions, merchants or others. These services may also be subject to the rules and regulations of the various international, domestic and regional schemes, Networks and Associations in which FDPS, First Data International and the card issuers participate. These schemes, Networks or Associations may, generally in their discretion, modify these rules and regulations and such modifications could also impact FDPS, First Data International, financial institutions, merchants and others.

        Regulation of the payments industry in the U.S. and abroad that is applicable to our customers could impact us as well. For example, the Board of Governors of the Federal Reserve System Federal Reserve Board has issued rules amending Regulation AA (Unfair or Deceptive Acts or Practices) and Regulation Z (Truth in Lending Act) that impose new restrictions on certain credit card practices and require increased consumer disclosure effective July 1, 2010. In addition, the Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code that requires information returns to be made for each calendar year by merchant acquiring entities and third party settlement organizations with respect to payments made in settlement of payment card transactions and third party payment network transactions occurring in that calendar year. This requirement to make information returns applies to returns for calendar years beginning after December 31, 2010. These new regulations may require us to incur additional costs to modify our systems so that we may provide compliant services but may also provide opportunities for us to offer additional revenue producing services to our customers.

Insurance

        We maintain general liability and product liability, property, worker's compensation, director and officer and other insurance in amounts and on terms that we believe are customary for companies similarly situated. In addition we maintain excess insurance where we reasonably believe it is cost effective.

Legal Proceedings

        From time to time, we are involved in various litigation matters arising in the ordinary course of its business. None of these matters, either individually or in the aggregate, currently is material to us except the matters reported below.

  ATM Fee Antitrust Litigation

        On July 2, 2004, Pamela Brennan, Terry Crayton, and Darla Martinez filed a class action complaint on behalf of themselves and all others similarly situated in the United States District Court for the Northern District of California against us, our subsidiary Concord EFS, Inc., and various financial institutions ("Brennan"). Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys' fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Five similar suits were filed and served in July, August and October 2004, two in the Central District of California (Los Angeles), two in the Southern District of New York, and one in the Western District of Washington (Seattle). All cases were transferred to the Northern District Court of California and the Court consolidated all of the ATM interchange cases pending against the defendants in Brennan (referred to collectively as the "ATM Fee Antitrust Litigation").

        On August 3, 2007, Concord filed a motion for summary judgment seeking to dismiss plaintiffs' per se claims, arguing that there are procompetitive justifications for the ATM interchange. On March 24, 2008, the Court entered an order granting the defendants' motions for partial summary judgment, finding that the claims raised in this case would need to be addressed under a "Rule of Reason" analysis. On February 2, 2009, the Plaintiffs filed a Second Amended Complaint. On April 6, 2009, the defendants filed a Motion to Dismiss the Second Amended Complaint.

        We believe the complaints are without merit and intend to vigorously defend them.

Properties

        As of March 31, 2009, we and our subsidiaries owned or leased approximately 97 domestic properties and approximately 93 international properties. These facilities are used for operational, sales and administrative purposes, and are substantially all currently being utilized.

	Leased Facilities		Owned Facilities
	No.	Sq. Ft.	No.	Sq. Ft.
Facilities in the United States
Retail and Alliance Services	44	1,087,940	5	623,280
Financial Services	22	746,361	13	1,826,719
Integrated Payment Systems	1	30,022	—	—
All Other and Corporate	9	661,769	3	208,369
International Facilities
Retail and Alliance Services	1	2,250	—	—
International	85	1,129,647	7	430,363

        Integrated Payment Systems has principal operations in Englewood, Colorado. Retail and Alliance Services' principal operations are conducted in Melville, New York; Hagerstown, Maryland; Coral Springs, Florida; Kennesaw and Marietta, Georgia; Houston, Texas; and Moorpark, Rocklin and Roseville, California. The principal operations for Financial Services are located in Omaha, Nebraska; Wilmington, Delaware; Maitland, Florida; and Chesapeake, Virginia. The principal operations for International are located in Basildon, United Kingdom; Frankfurt, Germany; Athens (Kryoneri), Greece; Sydney, Australia; Vienna, Austria; and Buenos Aires, Argentina. Our All Other and Corporate facilities include Atlanta, Georgia; and Greenwood Village, Colorado.

        We believe that our facilities are suitable and adequate for our current business; however, we periodically review our space requirements and may acquire new space to meet the needs of its businesses or consolidate and dispose of or sublet facilities which are no longer required.

 MANAGEMENT

Executive Officers and Directors

        As of July 1, 2009, our executive officers and directors were as follows:

Name	Age	Position
Michael D. Capellas	54	Chief Executive Officer and Chairman of the Board
Thomas R. Bell Jr.	49	Executive Vice President and Chief Strategy Officer
Peter W. Boucher	55	Executive Vice President
Robert P. DeRodes	58	Executive Vice President
Edward A. Labry III	46	Executive Vice President
David R. Money	54	Executive Vice President, General Counsel and Secretary
Grace Chen Trent	40	Executive Vice President
Philip M. Wall	51	Executive Vice President and Chief Financial Officer
David G. Yates	46	Executive Vice President
James R. Fisher	53	Director
Scott C. Nuttall	36	Director
Tagar C. Olson	31	Director

        Michael D. Capellas has been our Chief Executive Officer and Chairman of the Board since September 2007. Mr. Capellas is a 30-year veteran of the IT industry and two-time, former Chief Executive Officer of Compaq Computer Corporation and MCI. He began his career with Schlumberger Limited and went on to hold senior management positions at Schlumberger as well as Oracle Corporation and SAP Americas. He joined Compaq in 1998 as their Chief Information Officer and was named Chairman and Chief Executive Officer in July 1999. After the merger with Hewlett Packard ("HP"), Mr. Capellas served as President of HP. In 2002, he accepted the challenge of leading MCI (then WorldCom) through the largest corporate reorganization in history. For three years, he served as MCI's president and Chief Executive Officer and oversaw the successful rebuilding of the company. From 2006 through the time he joined us, Mr. Capellas served as a senior advisor to Silver Lake Partners, an investment firm that focuses on large scale investments in technology and related industries. Mr. Capellas serves on the board of directors of Cisco Systems, Inc. (and its compensation committee) and the national board of the Boys and Girls Clubs of America. He holds a B.B.A. degree from Kent State University.

        Thomas R. Bell Jr. joined us as Executive Vice President and Chief Strategy Officer in October 2007. Mr. Bell joined us after 25 years at Accenture, Ltd., where he most recently served as managing director in the Communications & High Tech practice. Mr. Bell is also the Chief Executive Officer of Banc of America Merchant Services, LLC.

        Peter W. Boucher joined us as Executive Vice President of Human Resources in April 2006. From March 2003 to March 2006 he was Senior Vice President of Janus Capital Group. Mr. Boucher joined Citigroup, Inc. in January 1998 and served as Senior Human Resources Officer, Corporate Center until December 2002.

        Robert P. DeRodes has been an Executive Vice President since October 2008 and serves as our Chief Technology Officer. He previously served as the Executive Vice President—Chief Information Officer for Home Depot, Inc. from February 2002 until September 2008. He also served as President and Chief Executive Officer of Delta Technology, Inc. and Chief Information Officer for Delta Air Lines, Inc., an international airline company, from September 1999 until February 2002. From February 1995 to September 1999, he served as Senior Technology Officer at Citibank, a global financial services company. From February 1993 to February 1995, he was President of Sabre Development Services for the Sabre Group Holdings, Inc., a subsidiary of American Airlines, Inc.

        Edward A. Labry III has been a Executive Vice President since February 2006. Mr. Labry served as our President of Retail and Alliance Services from January 2006 to September 2007. From May 2005 to

January 2006 he was President of our Prepaid Services business and from February 2004 to May 2005 he was special assistant to our Chairman. Mr. Labry joined Concord EFS, Inc., in 1985 and served as President at the time we acquired Concord EFS, Inc. He is a board member of Dixon Gallery and Gardens, Hutchison School and Cumberland University.

        David R. Money has been Executive Vice President, General Counsel and Secretary since February 2007. Mr. Money was Vice President and General Counsel of Alta Health Strategies from November 1990 to October 1995 when Alta Health Strategies was acquired by us. He filled a series of increasingly responsible positions in our General Counsel's Office until being promoted to General Counsel—Level A in March 2001 and Deputy General Counsel in March 2004. Mr. Money was named our acting general counsel in June 2006 and was subsequently named Executive Vice President, General Counsel and Secretary in February 2007. Prior to November 1990 Mr. Money was a partner in the law firm of Jones, Waldo, Holbrook and McDonough in Salt Lake City, Utah.

        Grace Chen Trent is our Executive Vice President for Marketing and Communications. From December 2006 to July 2007, she was a consultant to Silver Lake Partners. Prior to that, from December 2002 until February 2006, she held the position of Senior Vice President of Communications and Chief of Staff to the chief executive officer of MCI Inc. From September 1999 through November 2002, she held senior communications positions at Compaq Computer Corporation and Hewlett-Packard Company. She holds a B.A. from Rice University.

        Philip M. Wall has been our Executive Vice President and Chief Financial Officer since June 2008. Mr. Wall joined us in January 2002 as Vice President of Europe card services. In August 2002, Mr. Wall assumed responsibility for all First Data international finance operations and served in that capacity until June 2008. Mr. Wall has prior financial services industry knowledge serving as CFO Europe with Equifax Inc. from January 2000 to December 2002, international experience as a Financial Controller for Schlumberger Inc. serving from May 1990 to December 1999 and public audit training with KMPG from August 1986 to April 1990. Mr. Wall has further international experience as an engineer for Schlumberger Inc. serving from May 1981 to July 1986.

        David G. Yates has been an Executive Vice President since September 2007. From January 2004 until September 2007, he was the president of First Data's Europe, Middle East and Africa region. Prior to joining us, he was the senior vice president of American Management Systems, an international IT systems integration and consulting firm, where he managed the firm's New York based financial services consulting business, before returning to Europe as Managing Director. Mr. Yates has also held positions at IBM and was a Divisional Managing Director with General Electric in Germany.

        James R. Fisher was Chairman of the Board and Chief Executive Officer of Bristol West Holdings, Inc. from September 2000 through June of 2006 and was Executive Chairman of the Board of Bristol West Holdings, Inc. from July 2006 through June 2007. Mr. Fisher was a director of Alea Group Holdings (Bermuda) Ltd. from December 2001 through June 2007, and was a director of Willis Group Holdings, Limited from November 1998 through April 2006. Mr. Fisher has been the managing member of Fisher Capital Corp. II L.L.C. since October 2007. From 1986 through March 1997, Mr. Fisher held various executive positions at American Re Corporation, including Senior Vice President and Chief Financial Officer. Currently, Mr. Fisher serves as a trustee of the American Foundation for the Blind and The National World War II Museum. Mr. Fisher is a trustee of Lafayette College in Easton, Pennsylvania and also serves as Vice President of the John W. Petrella Student Scholarship Fund. Mr. Fisher is also a member of the Strategic Advisory Board of Oneshield, Inc.

        Scott C. Nuttall, a Member of Kohlberg Kravis Roberts & Co. ("KKR"), has been with KKR for over ten years and heads KKR's Financial Services industry team. He has played a significant role in the investments of Alea Group Holdings, Amphenol, Bristol West Holdings, Capmark Financial (formerly GMAC Commercial Holdings), First Data Corporation, KinderCare Learning Centers, Masonite International, Walter Industries and Willis Group. He is currently a member of the board of directors of Capmark Financial, KKR Financial Corp., Legg Mason, and Masonite International. He is

also actively involved in the Firm's sponsored funds, including KKR Private Equity Investors and KKR Financial. Prior to joining KKR, he was with the Blackstone Group where he was involved in numerous merchant banking and merger and acquisition transactions. He received a BS Summa Cum Laude from the University of Pennsylvania.

        Tagar C. Olson is an Executive at KKR. Prior to joining KKR in 2002, Mr. Olson was with Evercore Partners Inc. since 1999, where he was involved in a number of private equity transactions and mergers and acquisitions. Mr. Olson is also a director of Capmark Financial Group Inc., Masonite International Inc. and Visant Corporation.

Code of Ethics for Senior Financial Officers

        We have adopted a Code of Ethics for Senior Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer. The Code is available on our web site at www.firstdata.com under "About", "Investor Relations", "Corporate Governance".

Audit Committee Financial Expert and Recommendation of Directors.

        Our Audit Committee consists of Messrs. Fisher, Nuttall and Olson. The Board of Directors has determined that Mr. Fisher is an audit committee financial expert as defined by regulations of the SEC. Mr. Fisher is not independent due to his affiliation with various KKR related entities. We do not have procedures by which security holders may recommend nominees to its board of directors.

Equity Investment by Key Employee Participants

        Certain members of management were offered an opportunity to make equity investments in Holdings, subject to specified minimum investments. Those members of management who exercised their right to purchase Holdings' common stock were granted options to purchase additional common stock of Holdings. The shares of Holdings' common stock and the options received by management are subject to certain terms and conditions (including certain restrictions) of the management stockholders' agreement, as well as transfer limitations pursuant to applicable law. Through March 31, 2009, approximately 22.2 million shares were issued to members of management at $5 per share and substantially all proceeds were contributed to us. Also through March 31, 2009, 30.1 million time based options and 28.4 million performance based options, net of forfeitures, have been granted to these members of management. Time based options vest ratably over a five-year period and performance based options vest based upon FDC EBITDA targets (which targets have both annual and cumulative components). All options have an exercise price of $5.00 per share with the exception of approximately 1.7 million time based options which have an exercise price of $8.75 per share. In addition, approximately 1.7 million restricted stock units and restricted stock awards, net of forfeitures, have been granted that generally vest on September 24, 2012.

        Set forth below is a summary of the principal terms of the management stockholders' agreement.

        Restrictions on Transfers.    The management stockholders' agreement restricts the transfer of shares of Holdings' common stock prior to September 24, 2012, without the approval of the board of directors of Holdings. Exceptions exist for (i) sales pursuant to an effective registration statement; (ii) sales pursuant to the exercise of tag along rights; (iii) transfers to Parent or its designees; and (iv) certain other specified exceptions, including due to termination of employment, death or disability and pursuant to Holdings' right of first refusal. Thereafter, such shares will generally be freely transferable, subject to Holdings' right of first refusal. Shares may also be put to Holdings in the event of death or disability and, prior to September 24, 2012, Holdings shall have the right to purchase all or any portion of the shares upon termination of employment.

        Lock Ups.    If any shares of common stock are offered to the public pursuant to an effective registration statement, the participant will be prohibited from effecting any public sale or distribution of common stock not covered by the registration statement from the time of receipt of a notice from

Holdings that Holdings has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial public offering and 90 days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other public offering after, the effective date of such registration statement, unless otherwise agreed to in writing by Holdings.

        Right of First Refusal.    On and after September 24, 2012 through the earlier to occur of a change in control transaction or the consummation of a public offering of a minimum size, a participant is required to notify Holdings prior to any transfer of shares to a third party and to make an irrevocable offer to sell such shares to Holdings on substantially the same terms and conditions as the proposed transfer to a third party. If Holdings does not exercise its right of first refusal or arrange for the purchase all of the shares of common stock proposed to be transferred, then the selling participant may sell all of the shares of common stock to other participants on terms no less favorable than those contained in the notice delivered to Holdings.

        Registration Rights.    Members of our executive committee have limited "piggyback" registration rights with respect to the shares of Holdings' common stock. The maximum number of shares of common stock which may be registered pursuant to a piggyback request is expected to be generally proportionate with the percentage of common stock being sold by all other sellers in such registration. Other restrictions or limitations on these registration rights may still apply under other provisions of the management stockholder's agreement.

        Confidentiality, Non-Solicitation and Non-Compete Covenant.    For so long as a participant is employed by Holdings or one of its subsidiaries and at all times thereafter, such participant is subject to a confidentiality covenant prohibiting the participant from disclosing at any time, without Holdings' prior written consent, any non-public confidential or proprietary information pertaining to Holdings, KKR or any of their respective affiliates, except when required to perform his or her duties to Holdings or one of its subsidiaries, by law or judicial process.

        Each participant agrees, for the term of employment by Holdings or one of its subsidiaries and for two years thereafter, to be bound by customary non-solicitation and non-compete covenants. In the event that the participant breaches any of the non-solicitation, non-competition or confidentiality provisions of the management stockholder's agreement, in addition to all other remedies that may be available to Holdings, subject to certain limitations, such participant will be required to disgorge to Holdings any amounts actually paid for the repurchase of any options or common stock held by such participant.

Board Observation and Management Access

        GSMP 2006 Onshore and the GS Group will have the right, so long as they and their affiliates own at least 75% of the outstanding principal amount of the senior PIK notes of Holdings, to appoint one non-voting observer to the Board of Directors of Holdings (or our principal decision making body, if not the Board of Directors of Holdings).

        Certain affiliates of GSMP 2006 Onshore and the GS Group that are "venture capital operating companies" will be provided information, access and consultation rights to management of each of Parent and Holdings and their respective subsidiaries to the extent necessary for their investment to qualify as a venture capital investment (as defined in the U.S. Department of Labor regulations).

 EXECUTIVE COMPENSATION

Introduction

        Fiscal Year 2008 represented our first full year as a privately held company. Despite the challenging economic climate, especially in the second half of the year, First Data achieved solid financial results for the year, while making significant strategic strides in the areas of resource alignment and technology consolidation and improvement. As a private company in 2008, we remain committed to a compensation philosophy, strategy, and process that incents and rewards long-term company performance. Details of the compensation philosophy and programs are addressed within the appropriate sections of the following discussion.

        During the year, there were no changes to the compensation committee. Effective July 1, 2008, Philip Wall was appointed Chief Financial Officer and after a brief transition period, Kim Patmore, the former Chief Financial Officer left First Data.

Role of the Compensation and Benefits Committee

        The Compensation and Benefits Committee (the "Committee") reviews and approves all aspects of our compensation programs for our executive officers. Specifically, under its charter, the Committee is tasked with:

  •
  establishing our compensation philosophy;

  •
  evaluating performance and setting compensation for our executive officers;

  •
  overseeing regulatory compliance with respect to compensation matters; and

  •
  delegating to and monitoring various subcommittees with responsibility for administrative and legal compliance for retirement and benefit plans.

        The Committee is comprised of Scott Nuttall, Tagar Olson and James Fisher, each of whom is affiliated with Kohlberg Kravis Roberts & Co. L.P. and, therefore, are not deemed independent directors. There were no changes to the composition of the Committee in 2008.

Role of Management

        Our management provides information, data, analysis, updates and recommendations to the Committee. Specifically, management provides recommendations on pay levels for executive officers other than the CEO as well as the design of all compensation and benefit plans. Finally, management is responsible for the administration of our executive compensation programs and policies.

Executive Compensation Philosophy

        Our executive compensation philosophy and corresponding pay practices are designed to create a strong incentive for our executives to achieve our financial and strategic objectives, resulting in increased value for shareholders.

        Alignment of the executives' interests with the interest of shareholders is created via a primary emphasis on equity compensation, followed by a secondary emphasis on annual incentive compensation. Non-performance based elements of compensation, such as executive benefits and perquisites, which do not create any additional performance incentive or shareholder alignment, are not emphasized within our executive compensation philosophy or practices.

        First Data aligns itself aggressively in the marketplace on a total compensation basis to be able to attract and retain senior leaders. In order to achieve the desired market positioning in a manner consistent with our compensation philosophy, we aim to provide executive officers with base pay opportunities at median levels and short-term cash incentive opportunities at approximately the 75th percentile.

        As a result of becoming privately owned, our equity program is difficult to compare to our competitor group. However, we believe that it is a very competitive and performance-based program providing executive officers with maximum incentive to build shareholder value. The equity program is discussed in detail in the Equity portion of the Elements of Compensation section.

Executive Compensation Program Objectives

        Our executive compensation objectives listed below have not changed from 2007 to 2008:

  •
  aligning compensation with increased shareholder value;

  •
  facilitating equity ownership;

  •
  paying for performance;

  •
  driving behaviors consistent with our core values; and

  •
  paying at a competitive market position.

  Aligning Compensation to Increased Shareholder Value

        As a company with concentrated non-public ownership, the Committee places a great emphasis on the alignment of compensation with increased shareholder value. This is primarily done through the equity and annual cash incentive plans described below.

  Facilitating Equity Ownership

        The 2007 Stock Incentive Plan for Key Employees of First Data Corporation (the "2007 Equity Plan") facilitates significant equity ownership by executive officers. The 2007 Equity Plan allows for executive officers to purchase shares of stock and receive matching grants of stock options in First Data Holdings Inc. The Committee believes that by requiring a personal investment in the company, the 2007 Equity Plan is a powerful mechanism to both facilitate equity ownership and align executive and shareholder interests.

  Paying for Performance

        At First Data, "paying for performance" means that a significant portion of executive compensation is "at risk." As detailed below, annual cash incentives are contingent on individual and company performance while long-term equity incentives are contingent on the creation of shareholder value. Together, these elements of compensation reinforce the relationship between pay and performance.

  Driving Behaviors Consistent with First Data's Core Values

        We are entrusted with highly sensitive and confidential customer information and therefore requires the highest level of integrity from our employees. During 2008, we adopted a new set of guiding principles applicable to all employees and especially to executive officers. The new principles include the following: Build Trust and Credibility, Create a Culture of Honest and Open Communications, Set the Tone at the Top and Promote Substance over Form. Upholding our core values is taken into consideration during the evaluation of executive officer performance.

  Paying at a Competitive Market Position

        We and the Committee review our executive compensation practices and targets on an annual basis against a peer group of companies reflective of direct business competitors and companies with which we compete for talent. Other considerations used in forming the peer group include selecting companies of similar revenue size, market capitalization, employee size, and industry.

        In 2008, Frederic W. Cook & Company, Inc. was hired as an independent consultant to assist in selecting an appropriate peer group based on the above criteria, providing compensation data for this peer group and producing analysis of First Data's competitive positioning. The Committee analyzes this information to ensure our compensation programs enable us to attract and retain top executive talent.

        The 2008 peer group was comprised of the following 20 companies

•	Adobe Systems	•	ADP	•	Affiliated Computer Services
•	CA	•	Computer Sciences Corp.	•	eBay
•	Electronic Arts	•	EMC	•	Fidelity National Info Services
•	Fiserv	•	Global Payments, Inc.	•	Intuit
•	Mastercard	•	NetApp	•	Sun Microsystems
•	Symantec	•	Total System Services	•	Visa
•	Western Union	•	Yahoo!

        Competitive benchmarks for each of our executive officers are created by utilizing available information disclosed in proxy statements of these companies in combination with generally available market compensation survey information.

Elements of Compensation

        Compensation for our executive officers is delivered through:

  •
  base salary;

  •
  annual cash incentives;

  •
  equity;

  •
  perquisites;

  •
  retirement plans.

  Base Salary

        Base salaries are set at market competitive levels (approximately 50th percentile) and reflect each executive's job responsibilities, individual skill sets and overall value to the company. Another factor that may influence base salary levels is an executive's base salary level prior to employment by First Data and the level required to recruit the executive.

        Based on the results of the previously described market compensation analysis and the uncertain economic climate for 2009, the Committee concluded that both base salary and annual cash incentive targets for our executive officers should remain unchanged between 2008 and 2009. Current base salary levels for named executive officers are as follows:

Base Salary as of 12/31/08
Michael Capellas	$1,200,000
Philip Wall(1)	$632,000
Kimberly Patmore(2)	n/a
Edward A. Labry III	$750,000
Grace Chen Trent	$400,000
David Yates(3)	$699,595

    (1)
    During 2008, Mr. Wall was promoted to the post of Chief Financial Officer and relocated from the United Kingdom to the United States. His base salary was increased from 290,000 pounds sterling ($566,776 based on a 6/10/08 (the date of his appointment) exchange rate of 1.9544 U.S. dollars per pound) to $632,000 effective July 1, 2008.

    (2)
    Ms. Patmore's last day employed by First Data was August 15, 2008.

    (3)
    Mr. Yates is based in Germany and paid in euros. His base salary as of 12/31/08 was 498,678 euro. The above figure is based on a 12/31/08 exchange rate of 1.4029 U.S. dollars per euro.

  Annual Cash Incentives

  Plan Design and Mechanics

        Executive officers are eligible to receive a performance-based annual cash incentive under the First Data Senior Executive Incentive Plan ("SEIP"). SEIP payouts to executive officers are based on target annual cash incentive levels established by the Committee, company financial performance and individual performance in areas such as attainment of company or business unit strategic objectives, teamwork and company leadership efforts.

        At the beginning of the year, the Committee approved target bonus levels for all executive officers and established a financial target for the SEIP for 2008 as measured by "adjusted EBITDA". The Committee also established a potential funding pool for the SEIP equal to the sum of all participants' annual incentive targets. A payout formula was also established, whereby the funding pool would increase by 6% for each 1% that actual adjusted EBITDA exceeded the established target and would decrease by 6% for each 1% that actual adjusted EBITDA fell short of the established target. If 95% of the adjusted EBITDA target was not met, the SEIP funding pool would be reduced to zero.

        Per the terms of the SEIP, the funding pool can be discretionarily decreased by the Committee, but not increased. The Committee also retained full discretion to reduce the amounts payable to any individual under the plan or make other awards outside of the plan when and if circumstances warranted such a payment. However, no such reductions or additional payments were made in 2008 to any named executive officers.

        In accordance with Internal Revenue Code Section 409A, annual bonuses earned for a fiscal year are paid prior to March 15th of the following year. This allows sufficient time to review company financial performance and conduct individual performance reviews prior to determining award levels.

  Determination of 2008 Awards

        Target bonus levels for executive officers are established by the Committee based on the consideration of multiple factors including: First Data's 75th percentile target level for annual cash incentive compensation, each executive's base salary level, scope and responsibilities of each executive's position and compensation opportunity as compared to other First Data executives.

        The 2008 bonuses paid in February of 2009 to named executive officers under the SEIP were determined exclusively based on the funding formula described above. Actual adjusted EBITDA attainment for 2008 was 95% of the 2008 target of $2,741 million, which resulted in a funding pool of 70% of the target amount.

        Due to our ability to meet the SEIP funding threshold in 2008 in the face of very challenging economic conditions, the Committee awarded each executive officer 70% of their individual incentive target for the year. The Committee also felt that during the first year as a private company, a consistent funding percentage for all executive officers was important to promote executive teamwork and effectiveness. 2008 SEIP target incentive and actual award amounts are shown in the following table.

	2008 SEIP Target	SEIP Funding Percent	Individual Performance Adjustment	2008 SEIP Payout
Michael Capellas	$1,800,000	70%	n/a	$1,260,000
Philip Wall	$632,000	70%	n/a	$442,400
Kimberly Patmore(1)	$600,000	70%	n/a	n/a
Edward A. Labry III	$937,500	70%	n/a	$656,250
Grace Chen Trent	$400,000	70%	n/a	$280,000
David Yates(2)	$874,495	70%	n/a	$612,147

(1)
Ms. Patmore received a prorated 2008 bonus payment in conjunction with her severance benefits as prescribed by the Severance/Change-in-Control policy, rather than via the SEIP.

(2)
Mr. Yates' bonus was paid in euros. He has a target of 623,348 euro and received a SEIP payout of 436,344 euro. The above amounts reflect a 12/31/08 exchange rate of 1.4029 U.S. dollars per euro.

  Determination of 2009 Targets and Funding

        Based on the results of the previously described competitive market compensation analysis and the uncertain economic climate for 2009, the Committee concluded that the annual cash incentive targets for our executive officers should remain unchanged between 2008 and 2009. Incentive targets for each named executive officer for 2009 are the same as shown in the above table for 2008.

        At the beginning of 2009, the Committee approved the above target incentive levels for named executive officers for the SEIP for 2009. The Committee further established that 2009 funding would be determined at its discretion at the end of the year after considering accomplishments during 2009, which may include: (1) financial performance, as measured by 2009 EBITDA; (2) operational performance, as measured by the attainment of business service level and operational objectives; and (3) attainment of our and each executive's individual performance objectives. Under the terms of the SEIP for 2009, the Committee reserves the right to adjust overall funding and individual officer payouts based on its view of overall company performance and each executive's attainment of individual performance objectives for the year.

Equity

        The objective of our equity compensation program is to align long-term compensation opportunities with the interests of our shareholders. Specifically, the purpose of the 2007 Equity Plan is to promote our long-term financial interests and growth by:

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  attracting and retaining executives with the experience and abilities required to make a substantial contribution to our success;

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  rewarding executives for long-term commitment and the creation of value over the long-term;

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  motivating executives by means of growth-related incentives tied to achievement of long range goals; and

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  aligning the interests of our executives with those of our majority shareholders.

        The 2007 Equity Plan allows executives to invest in the company by purchasing shares of restricted common stock. For each share of stock purchased, a proportional amount of stock options are granted. In January 2008, the Committee approved share purchases and option grants for all named executive officers, with the exception of Ms. Patmore. Mr. Yates also received a grant of restricted stock in recognition of his late 2007 promotion to President of First Data International and Mr. Wall received an additional option grant in June 2008, following his promotion to Chief Financial Officer.

        Half of all the options granted to each officer have time-based vesting, whereby 20% of the options vest on each of the first five anniversaries of September 24, 2007. The other half of the options granted are subject to EBITDA-based performance vesting. Performance-vested options are eligible to vest and become exercisable in equal increments of 20% at the end of fiscal years 2008, 2009, 2010, 2011 and 2012, but will vest on those dates only if we attain specified annual EBITDA performance targets, as determined in good faith by the Committee. These targets were not met for 2008 and no performance-vested options became vested during 2008.

        All performance-vested options granted also are eligible to vest and become exercisable on a "catch up" basis if at the end of fiscal years 2009, 2010, 2011 or 2012, the cumulative total EBITDA earned in all prior completed fiscal years exceeds the cumulative total of all EBITDA targets applicable to these years. EBITDA performance targets for each year can be found on page 55 of First Data Corporation's proxy statement on Schedule 14A filed with the SEC on June 26, 2007.

        Vesting of Mr. Capellas' options is on the same terms as described above, with the exception that his time-based and performance-based options are subject to four-year vesting periods rather than five-year vesting periods. Mr. Capellas also received a grant of premium-priced options which have four-year time vesting.

        Vesting of time options is fully accelerated upon a Change in Control or a Liquidity Event, as defined in the 2007 Equity Plan. Vesting of performance options is fully accelerated upon a Change in Control or a Liquidity Event only if one of the following conditions is also met: (a) the Sponsor IRR (as defined in the 2007 Equity Plan) is achieved, or (b) the Sponsor Return (as defined in the 2007 Equity Plan) is achieved.

        All options granted are also subject to call rights by us for a period of five years following September 24, 2007 if an option holder terminates employment with First Data for any reason. If an option holder's employment is terminated due to Death, Disability, Good Reason or Not for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on vested options at the fair market value share price. In this event, shares obtained through previous option exercises may be called at the fair market value share price. In the event of Death or Disability, the option holder has a put right to exchange vested options for the difference of the fair market value and the option exercise price.

        If the option holder's employment is terminated voluntarily or for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on vested options at the lesser of the fair market value share price or the option exercise price. In this event, shares obtained through previous option exercises may be called at the lesser of the fair market value share price or the option exercise price. These provisions enhance the retention of executives who participate in the 2007 Equity Plan and incent these executives to create long-term and sustainable value.

        Shares of purchased stock held by executives may not be sold prior to the later of September 24, 2012 or until an initial public offering has been completed. However, if a public offering occurs before September 24, 2012, a pro-rata portion of shares equal to the percentage of equity offered to the public will become unrestricted. If a shareholder's employment is terminated voluntarily or due to Death, Disability, Good Reason or Not for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on purchased shares at the fair market value share price. In the event of Death or Disability, the shareholder has a put right to sell shares back to us at the fair market value share price.

        If the shareholder's employment is terminated for Cause (as defined in the 2007 Equity Plan), call rights may be exercised on purchased shares at the lesser of the fair market value share price or the original purchase price.

        The Committee believes that allowing executive officers to make a personal investment in company stock with a long holding period, in addition to making a significant one-time grant of stock options with a relatively long five-year vesting period and performance-based vesting on half the options is an extremely effective design for promoting a long-term growth orientation within our executive team and generating alignment between the executive team and shareholders.

        Going forward, the Committee does not anticipate granting equity such as stock options or restricted stock on an annual or other regular basis to executive officers under the 2007 Equity Plan.

  Grant Process

        Equity grants made during 2008 under the 2007 Equity Plan were made at the then-current fair market value on the date of grant. Fair market value was determined by the full Board at the time of grant. Equity grants were made on the date the grants were approved by the Committee.

Perquisites

        As perquisites are not performance-based, we do not emphasize them in our executive compensation program. We believe that the competitiveness of its compensation programs comes from the target levels and upside potential in our cash incentive and equity programs.

        Executive perquisites may include, on a rare occasion and upon approval by the CEO, the personal use of the corporate aircraft, personal use of tickets to professional sporting events, automobile leases or apartment leases. Pursuant to local customs for senior executives, Mr. Yates was provided with an automobile lease during 2008 and Mr. Wall was provided with one during the portion of 2008 when he resided in the United Kingdom.

        Reimbursement for relocation and moving expenses and personal financial planning up to a specified annual dollar limit ($20,000 for the first year and $10,000 for each subsequent year) are offered to our executive officers. Our relocation program is required to attract and retain top talent in a competitive environment. The program ensures a new or transferred executive can transition into their new work location as quickly and efficiently as possible. Competitive analysis indicates that the financial planning benefit is comparable to what is offered by a majority of companies with whom we compete for talent.

        The Committee reviews the appropriateness of perquisites provided to executive officers on an annual basis.

Retirement Plans

        In 2008, all employees in the U.S., including executive officers, were eligible to participate in the First Data Corporation Incentive Savings Plan ("ISP"). The ISP is a qualified 401(k) plan designed to comply with IRS Safe Harbor rules. We maintain the ISP to allow employees to save for their retirement on a pre-tax basis and provides company contributions to help employees build retirement savings.

        We match 100% of employee deferrals up to 3% of eligible pay and 50% of employee deferrals on the next 1% of eligible pay. Eligible pay includes base and incentive compensation and is capped by IRS limitations applicable to qualified plans. Our contributions become 100% vested after 2 years of service and there is no service requirement to begin receiving company matching contributions.

        During a portion of 2008 while employed in the United Kingdom, Mr. Wall and Mr. Yates both participated in the Defined Contribution Section of the First Data Resources Limited Pension Scheme. This plan is similar to qualified plans in the United States, in that management and executive participants receive no special benefits. Under this plan, we match 150% of employee deferrals up to

5% of eligible pay. Eligible pay includes base and incentive compensation and is capped by applicable statutory limitations. All company contributions are fully vested after two years of service.

        Following his relocation to Germany, Mr. Yates also became eligible to receive benefits under the First Data Global Supplemental Retirement Plan. This plan is a defined contribution plan established for internationally mobile employees and executives. Under this plan, we contribute 9% of Mr. Yates' eligible compensation to an account which earns 5% interest annually. Eligible pay includes base and incentive compensation and is uncapped. Participants become fully vested after four years of service.

        We do not currently offer defined benefit plans to new employees. However, Ms. Patmore is eligible to receive benefits under the First Data Corporation Retirement Plan and Mr. Wall and Mr. Yates are eligible to receive benefits under the Defined Benefit Section of the First Data Resources Limited Pension Scheme. These plans are fully described in the narrative following the Pension Benefits table.

Severance and Change-In-Control Agreements

        In general, we do not enter into employment agreements with employees, including our executive officers, except in the case of Mr. Capellas and Mr. Labry. All current executive officers serve at the will of the Board.

        Mr. Capellas' Letter Agreement outlines his rights to severance benefits which are the same as those for all other executive officers—a payment of two times the sum of his base salary and his target annual bonus—with a key difference being that for Mr. Capellas, this amount will be reduced on a dollar-for-dollar basis by the amount of gain realized by him on his equity investment in First Data. These severance benefits would be paid upon termination of Mr. Capellas' employment by us without cause or by Mr. Capellas' departure as a result of good reason.

        We believe that reasonable and appropriate severance and change in control benefits are necessary in order to be competitive in our executive attraction and retention efforts. Our severance benefits are equivalent to those typically found in other companies and reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Information regarding applicable payments under such agreements for the named executive officers is provided in the Severance Benefit table.

        In September 2007, we restated the First Data Corporation Severance/Change in Control Policy (the "Policy"). The Policy provides for the payment of benefits to executive officers upon severance from First Data and/or upon a change of control. In 2008, the plan was amended to comply with IRS Code Section 409A.

        The Policy is intended to promote uniform treatment of senior executives who are involuntarily terminated other than for cause or who voluntarily leave First Data for good reason, as defined under the 2007 Equity Plan. Under the Policy, no benefits are provided based solely on a Change-in-Control. The Policy provides for payment of the following severance benefits:

  (i)
  A cash payment equal to the executive officer's base pay plus target bonus multiplied by 2.

  (ii)
  A cash payment equal to the executive officer's prorated bonus target for the year of termination.

  (iii)
  A cash payment equal to the financial planning benefits to which the executive officer would have been entitled to during the two years following termination.

  (iv)
  Continuation of medical, dental and vision benefits coverage for a period of 2 years, with a portion of the costs of the benefits paid by the executive officer.

  (v)
  A "Gross Up Payment" is made if it is determined that any Section 280G parachute payments provided by the Company to or, on behalf of, an eligible executive would be subject to the excise tax imposed by Code Section 4999. The Gross-Up Payment is an amount so that after payment of all taxes, the eligible executive retains an amount equal to the Excise Tax imposed by Code Section 4999. Executives are eligible for this benefit regardless of whether their employment is terminated following a change-in-control.

        As a condition to receiving severance benefits under the Policy, all employees are required to release First Data and its employees from all claims they may have against them and agree to a number of restrictive covenants which are structured to protect us from potential loss of customers or employees and to prohibit the release of confidential company information.

        During 2008, Ms. Patmore became entitled to severance benefits under this policy. The amount and nature of these benefits are described in the compensation tables and footnotes.

Other Benefit Plans

        All executive officers are also eligible to participate in the employee benefit plans and programs generally available to our employees, including participation in our matching gift program and coverage under our medical, dental, life and disability insurance plans.

Tax and Accounting Considerations

        During 2008, 162(m) limitations on tax deductibility of compensation did not apply to us as our common stock is not registered or publicly traded. The Committee has not considered 162(m) deductibility limitations in the planning of 2009 compensation since they do not apply.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Fisher	40,000	0	0	0	0	0	40,000
Scott C. Nuttall	40,000	0	0	0	0	0	40,000
Tagar C. Olson	40,000	0	0	0	0	0	40,000

        All Directors earn an annual cash retainer of $40,000 per year. Effective July 1, 2008, Directors were eligible to defer up to 100% of their retainer in the First Data Holdings Inc. 2008 Non-Employee Director Deferred Compensation Plan. All Directors elected to defer 100% of their retainer earned after July 1, 2008. Deferrals in the Non-Employee Director Deferred Compensation Plan track the value of shares of First Data Holdings, Inc. and are payable to participants only upon Separation of Service or Death.

  Reimbursements

        Directors are reimbursed for their expenses incurred in attending Board, committee and shareholder meetings, including those for travel, meals and lodging. Directors are also reimbursed for their expenses incurred in attending director education programs.

  Indemnification

        Our Certificate of Incorporation provides that we shall indemnify and hold harmless each director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael D. Capellas,	2008	$1,200,000	$0	$0	$4,987,462	$1,260,000	$0	$147,071	$7,594,533
Chairman & Chief	2007	573,077	867,945	0	0	0	0	83,869	1,524,891
Executive Officer
Philip M. Wall,	2008	504,033	55,608	0	152,154	442,400	23,445	71,384	1,249,024
Executive Vice	2007	502,659	48,345	152,699	553,888	218,218	0	35,217	1,511,026
President & Chief	2006	387,964	0	21,437	104,346	91,399	0	36,304	641,450
Financial Officer(6)
Kimberly S. Patmore,	2008	375,000	0	0	0	0	1,589	3,082,272	3,458,861
Former Executive Vice	2007	577,083	0	2,658,286	4,583,335	600,000	50,429	129,841	8,598,974
President & Chief	2006	545,833	550,000	808,900	638,225	600,000	71,158	116,173	3,330,289
Financial Officer(7)
Edward A. Labry III,	2008	750,000	0	0	2,187,000	656,250	0	138,000	3,731,250
Executive Vice President	2007	750,000	0	1,165,308	5,530,868	937,500	7,997	34,782	8,426,455
	2006	750,000	0	0	689,883	655,000	11,733	7,971	2,114,587
Grace Chen Trent,	2008	400,000	0	0	481,140	280,000	0	611,442	1,772,582
Executive Vice President	2007	107,692	217,000	0	0	0	0	133,685	458,377
David G. Yates,	2008	648,620	0	309,060	328,026	612,146	37,544	513,600	2,448,996
Executive Vice President(8)	2007	634,498	0	173,477	676,427	387,381	18,458	81,078	1,971,319
	2006	553,655	0	23,695	135,182	539,915	25,445	51,454	1,329,346

(1)
Mr. Wall received a retention bonus in March 2008, prior to his promotion to CFO.

(2)
Amounts include all compensation expense recognized in our financial statements during 2008 in accordance with SFAS 123R with respect to all restricted shares awarded under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. Mr. Yates is the only executive officer granted restricted shares under this plan. For further information on stock awards granted in 2008, see the Grant of Plan-Based Awards Table.

(3)
Amounts include all compensation expense recognized in our financial statements during 2008 in accordance with SFAS 123R with respect to all stock options awarded under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. See the notes to our consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating grant date fair value under the SFAS 123R. For further information on options granted in 2008, see the Grant of Plan-Based Awards Table.

(4)
Amounts shown reflect the increase in actuarial values of the qualified First Data Corporation Retirement Plan for Ms. Patmore and the Defined Benefit Section of the First Data Resources Limited Pension Scheme in the United Kingdom for Mr. Wall and Mr. Yates. During 2008, no executive officer participated in a Nonqualified Deferred Compensation plan.

(5)
Full explanation of these amounts is provided in the Perquisite and Personal Benefits Table and accompanying footnotes.

(6)
Mr. Wall was located in the United Kingdom and paid in pounds sterling through August of 2008. Any compensation earned or paid in pounds has been converted to U.S. dollars using the following rates for each year in which such compensation is reported: 2006 = 1.9538; 2007 = 1.9838; 2008 = 1.4580.

(7)
Ms. Patmore's last day of employment with First Data Corporation was August 15, 2008.

(8)
Mr. Yates was located in the United Kingdom and paid in pounds sterling through March of 2008. For the rest of 2008, he was located in Germany and paid in euros. Any compensation earned or paid in pounds has been converted to U.S. dollars using the following rates for each year in which such compensation is reported: 2006 = 1.9538; 2007 = 1.9838; 2008 = 1.4580. Any compensation earned or paid in euros during 2008 was converted to U.S. dollars using a rate of 1.4029.

PERQUISITE AND PERSONAL BENEFITS

Name	Year	Financial Planning ($)(1)	Employee Stock Purchase Plan ($)	Defined Contribution Plans ($)(2)	Nonqualified Deferred Compensation Earnings ($)	Life Insurance ($)(3)	Tax Gross Up Payments ($)(4)	Severance Payments ($)(5)	280G Parachute Payments ($)	Relocation Benefits ($)		Other Compensation ($)(6)		Total ($)
Michael D. Capellas	2008	$20,000	$0	$6,900	$0	$2,622	$34,197	$0	$0	$11,369		$71,983	(8)	$147,071
	2007	20,000	0	0	0	546	30,290	0	0	28,137		4,896		83,869

Philip M. Wall	2008	20,000	0	6,350	0	335	19,132	0	0	13,903		11,664	(9)	71,384
	2007	0	2,572	8,840	0	0	0	0	0	0		23,806		35,218
	2006	0	4,441	8,418	0	0	0	0	0	0		23,446		36,305

Kimberly S. Patmore	2008	0	0	8,050	0	949	0	2,823,273	0	0		250,000	(10)	3,082,272
	2007	10,000	1,299	21,150	77,746	1,380	9,381	0	0	0		8,885		129,841
	2006	6,327	2,709	20,680	69,882	1,311	5,086	0	0	0		10,178		116,173

Edward A. Labry III	2008	10,000	0	8,050	0	1,260	17,850	0	0	0		$100,840	(8)	138,000
	2007	20,000	0	6,750	0	840	7,192	0	0	0		0		34,782
	2006	0	0	6,600	0	840	0	0	0	0		531		7,971

Grace Chen Trent	2008	10,000	0	8,050	0	378	200,023	0	0	392,991	(7)	0		611,442
	2007	20,000	0	0	0	63	32,115	0	0	77,867		3,640		133,685

David G. Yates	2008	10,000	0	60,186	0	1,153	40,535	0	0	363,151		38,575	(11)	513,600
	2007	20,000	2,572	15,470	0	0	12,914	0	0	0		30,122		81,078
	2006	0	4,817	14,750	0	0	0	0	0	0		31,886		51,453

(1)
Executive officers are eligible to receive an annual cash benefit for personal financial planning and/or tax advisory services. These benefits are grossed-up for taxes and the gross-up payment is reported in the Tax Gross Up Payments column.

(2)
Includes company contributions in the following plans: First Data Corporation Incentive Savings Plan (ISP), a qualified 401(k) plan (all officers except Mr. Yates); Defined Contribution Section of the First Data Resources Limited Pension Scheme in the United Kingdom (Mr. Wall and Mr. Yates); First Data Global Supplemental Retirement Plan (Mr. Yates). All plans are described in the Compensation Discussion and Analysis.

(3)
Includes the value of imputed income on life insurance premiums paid by the Company.

(4)
For 2008, amounts include all tax gross up payments related to financial planning, personal corporate aircraft usage and relocation. These amounts are respectively as follows: Mr. Capellas $9,020/$24,448/$729; Mr. Wall $9,020/$0/$5,652; Mr. Labry $3,596/$14,254/$0; Ms. Trent $4,510/$349/$195,164; Mr. Yates $11,175/$0/$22,633. Additionally, Mr. Wall and Mr. Yates received tax gross up payments of $4,460 and $6,727 respectively during 2008 resulting from the vesting of restricted stock awards in 2007.

(5)
Includes severance benefits pursuant to the First Data Severance/Change in Control Policy for Ms. Patmore comprised of $2,400,000 representing two years base and target bonus, $375,000 representing a prorated portion of 2008 target bonus, $19,253 for health and welfare benefits and $29,020 for financial planning and related tax gross-up.

(6)
Personal use of corporate aircraft is one of the items included in Other Compensation. The amounts shown for corporate aircraft usage are the incremental cost associated with the personal use of the aircraft by each of the named executive officers. The calculation of incremental cost for personal use of the corporate aircraft includes the average hourly variable costs of operating the aircraft for the year attributed to the named executive officer's personal flight activity.

(7)
In addition to the relocation benefits reported above, we provided a home equity advance through its relocation service provider in the amount of $658,945 on behalf of Ms. Trent during 2008. We will be reimbursed by the relocation service provider from the proceeds of the future sale of Ms. Trent's Colorado home. This arrangement is pursuant our relocation policy applicable to all executive officers.

(8)
Other compensation for Mr. Capellas and Mr. Labry represents personal use of company aircraft.

(9)
Mr. Wall's other compensation represents a monthly car allowance received while working in the United Kingdom.

(10)
Ms. Patmore's 2008 other compensation was due to consulting services provided by Ms. Patmore to us following her employment. This consulting arrangement ended on December 31, 2008.

(11)
Mr. Yates' other compensation represents a monthly car allowance.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plans(1)	Estimated Future Payouts Under Equity Incentive Plans(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Michael D. Capellas	1/24/2008				6,000,000	5.00	$17,496,000
	1/24/2008				6,000,000	5.00	17,496,000
	1/24/2008				1,714,285	8.75	3,872,570
Philip M. Wall	1/24/2008				225,000	5.00	656,100
	1/24/2008				225,000	5.00	656,100
	6/10/2008				50,000	5.00	160,800
	6/10/2008				50,000	5.00	160,800
Kimberly S. Patmore	n/a
Edward A. Labry III	1/24/2008				3,750,000	5.00	10,935,000
	1/24/2008				3,750,000	5.00	10,935,000
Grace Chen Trent	1/24/2008				825,000	5.00	2,405,700
	1/24/2008				825,000	5.00	2,405,700
David G. Yates	1/24/2008				562,458	5.00	1,640,128
	1/24/2008				562,458	5.00	1,640,128
	1/24/2008			309,060			1,545,300

(1)
No executive officers were eligible for any Non-Equity or Equity Incentive Plans during 2008.

(2)
Grants reflected in this column are grants of Restricted Stock made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. All restricted shares granted to Mr. Yates vest on September 24, 2012.

(3)
Grants reflected in this column are grants of Stock Options made under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. Options were granted on a proportional basis to the number of shares purchased by each executive officer. With the exception of Mr. Capellas, half of all options granted are subject to time-based vesting over five years and the other half are subject to performance-based vesting over five years. Vesting of time-vested options occurs in equal increments on September 24 of each year beginning in 2008. Performance-based options vest on a calendar year basis in equal increments (20% per year over the five year vesting term) following each year in which Board-established EBITDA targets are met. If the EBITDA target is not met in a given year, the options which did not vest may become vested following any subsequent year in which the cumulative EBITDA target for the years 2008 through that year has been attained. Mr. Capellas' time and performance options vest in equal increments over four year periods. He also received a grant of premium priced time-vested options which vest over four years. Mr. Wall's time-vested options granted on June 10, 2008 vest equally on each of the first five anniversaries of the grant date. For clarity, time and performance option grants have been listed separately in both this table and the Outstanding Equity Awards table.

(4)
Grant Date Fair Value for restricted stock and options is based on their SFAS 123R valuation at the time of grant. SFAS 123R valuations were based on a price of $5 per share.

  Letter Agreement with Mr. Capellas

        On September 24, 2007, we assumed a letter agreement, dated as of June 27, 2007, between Michael Capellas and New Omaha Holdings, L.P. (the "Letter Agreement"). During 2008, New Omaha Holdings, L.P. was renamed as First Data Holdings, Inc. Pursuant to the Letter Agreement, Mr. Capellas became our Chairman and Chief Executive Officer upon the completion of the merger. Under the terms of the Letter Agreement, Mr. Capellas has an annual base salary of $1,200,000 and is eligible to earn a performance-based annual bonus with a target amount of 150% of his base salary. Similar to the arrangements with our other executives, upon termination of Mr. Capellas' employment by us without "cause" or by Mr. Capellas as a result of "good reason", Mr. Capellas will be entitled to a payment of two times the sum of his base salary and his target annual bonus. For Mr. Capellas, this amount will be reduced on a dollar for dollar basis by the amount of gain realized by him on his equity investment in First Data Holdings Inc. ("Holdings").

  Employment Agreement with Mr. Labry

        In connection with our merger with Concord EFS, Inc., on April 1, 2003 an employment agreement was entered into with Edward A. Labry III, an executive officer of our company. The agreement provided that we would employ Mr. Labry for a base salary of $750,000 per year and that he may be eligible for additional compensation under certain First Data plans or arrangements. Under the agreement, Mr. Labry agreed not to compete with us, or solicit any employees or customers of ours, during his employment with us and twelve months thereafter. The initial employment period was February 26, 2004 through February 26, 2006. However, the agreement automatically extends for additional thirty (30) day periods unless either party gives notice to the other party fifteen (15) days before the end of an employment period. As of the date hereof, neither party has provided notice to terminate the agreement.

  Non-Equity Incentive Plan Compensation

        Amounts listed under the "Non-Equity Incentive Plan Compensation" column, were determined by the Compensation and Benefits Committee and were paid prior to March 15, 2009.

  Equity Awards

        All stock options granted in 2008 were granted under the 2007 Incentive Plan for Key Employees of First Data Corporation and its Affiliates. The grant price was determined at the time of grant by the Board, pursuant to their authority under the plan, to be $5.

        The restricted stock award granted to Mr. Yates was done so under the 2007 Incentive Plan for Key Employees of First Data Corporation and its Affiliates. The restricted shares are scheduled to vest 100% on September 24, 2012. Shares of restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions. This award was made to Mr. Yates' in recognition of his promotion to President of the First Data International business.

        The number of the stock options granted to each executive officer was proportional to the number shares which they purchased outright at the time of the option grant. This grant is intended as a one-time event which is in lieu of an annual stock or option grant program.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

		Option Awards					Stock Awards
Name	Company	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael D. Capellas	Holdings	1,500,000	4,500,000	0	5.00	9/24/2017
	Holdings	428,572	1,285,713	0	8.75	9/24/2017
	Holdings	0	6,000,000	0	5.00	9/24/2017
Philip M. Wall	Holdings	45,000	180,000	0	5.00	9/24/2017
	Holdings	0	50,000	0	5.00	9/24/2017
	Holdings	0	225,000	0	5.00	9/24/2017
	Holdings	0	50,000	0	5.00	9/24/2017
	WU	984	0	0	19.76	4/1/2012
	WU	19,016	0	0	19.76	4/1/2012
	WU	9,975	0	0	15.65	1/22/2013
	WU	32,000	0	0	17.78	2/12/2014
	WU	20,000	0	0	19.07	12/8/2014
	WU	40,000	0	0	20.10	2/8/2016
Kimberly S. Patmore	WU	175,000	0	0	20.65	8/15/2010
Edward A. Labry III	Holdings	750,000	3,000,000	0	5.00	9/24/2017
	Holdings	0	3,750,000	0	5.00	9/24/2017
	WU	260,625	0	0	13.31	1/4/2009
	WU	85,625	0	0	13.15	2/26/2009
	WU	205,313	0	0	17.75	9/9/2010
	WU	292,000	0	0	26.28	2/22/2011
	WU	328,500	0	0	41.62	3/4/2012
	WU	30,000	0	0	19.07	12/8/2014
	WU	200,000	0	0	20.65	2/22/2016
Grace Chen Trent	Holdings	165,000	660,000	0	5.00	9/24/2017
	Holdings	0	825,000	0	5.00	9/24/2017
David G. Yates	Holdings	112,491	449,967	0	5.00	9/24/2017
	Holdings	0	562,458	0	5.00	9/24/2017
	Holdings			0			309,060	927,180
	WU	346	0	0	17.98	2/2/2014
	WU	37,500	0	0	20.10	2/8/2016

(1)
Western Union ("WU") equity awards were granted under the 1992 and/or 2002 First Data Corporation Long-Term Incentive Plans in connection with the spin-off of Western Union from First Data in September 2006. At that time, one option of WU was granted for each FDC option held and strike prices were adjusted accordingly to provide equivalent value. All unvested Western Union Equity Awards became fully vested on September 24, 2007. All First Data Holdings Inc. ("Holdings") equity awards were granted under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates.

(2)
Option vesting terms are described in footnote 3 of the Grants of Plan-Based Awards Table.

(3)
Restricted Share vesting terms are described in footnote 2 of the Grants of Plan-Based Awards Table. Market value of the shares is based on the per share price as of December 31, 2008, as determined by the Board of Directors for purposes of the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates.

OPTION EXERCISES AND STOCK VESTED(1)

		Option Awards		Stock Awards
Name	Company	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael D. Capellas	Holdings	0	$0	0	0
Philip M. Wall	Holdings	0	0	0	0
	WU	0	0	0	0
Kimberly S. Patmore	WU	240,000	3,286,356	0	0
Edward A. Labry III	Holdings	0	0	0	0
	WU	835,625	8,971,537	0	0
Grace Chen Trent	Holdings	0	0	0	0
David G. Yates	Holdings	0	0	0	0
	WU	0	0	0	0

(1)
Table reflects all Option Awards which were exercised during 2008. No Stock Awards became vested during 2008.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael D. Capellas	n/a	n/a	n/a	n/a
Philip M. Wall	FDR Limited Pension Scheme	2.5	$77,974	$0
Kimberly S. Patmore	First Data Corp. Retirement Plan	1.37	17,056	0
Edward A. Labry III	n/a	n/a	n/a	n/a
Grace Chen Trent	n/a	n/a	n/a	n/a
David G. Yates	FDR Limited Pension Scheme	4.17	112,966	0

        Ms. Patmore is a participant in the First Data Corporation Retirement Plan, a tax-qualified plan. Mr. Wall and Mr. Yates are participants in the Defined Benefit Section of the First Data Resources Limited Pension Scheme, a plan which provides pension benefits to a broad-based group of participants in the United Kingdom. Plan details for both plans are provided below.

        We calculate the present values shown on the table using: (i) the same discount rates we use for FAS 87 calculations for financial reporting purposes; and (ii) each plan's earliest unreduced retirement age based on the participant's age and service. The present values shown in the table reflect post-retirement mortality, based on the FAS 87 assumptions, but do not include an assumption of pre-retirement termination, mortality, or disability. FAS 87 assumptions include:

  •
  First Data Corporation Retirement Plan: 6.14% discount rate and RP2000 Combined Mortality Table projected to 2009

  •
  Defined Benefit Section of the First Data Resources Limited Pension Scheme: 6.7% discount rate and Standard 92 series mortality tables with medium cohort subject to a minimum rate of improvement of 1% per year from 2007 onwards

  First Data Corporation Retirement Plan

        The Retirement Plan froze benefit accruals as of December 30, 1997 for most Plan participants and as of December 30, 1998 for the remaining Plan participants. In general, the Retirement Plan provides participants with a life annuity benefit at normal retirement equal to the sum of A plus B plus C, with a minimum of D:

  A.
  1% of Average Final Compensation multiplied by Credited Service up to five years; plus

  B.
  1.15% of Average Final Compensation multiplied by Credited Service for the next five years; plus

  C.
  1.3% of Average Final Compensation multiplied by Credited Service in excess of ten years.

  D.
  $72 multiplied by Credited Service.

        Average Final Compensation is the average of the highest five (out of the last ten) consecutive calendar years of Compensation, up to and including the year the participant's benefit is frozen. Compensation for calendar years after 1989 is determined as the sum of the base rate of compensation (including any elective deferrals) on December 31 of the prior calendar year, commissions received during the prior calendar year, and overtime pay and incentive awards (including bonuses) received during the current calendar year. The Retirement Plan covers such earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17).

        Credited Service includes years and months of employment with First Data, starting on the participant's date of hire and ending as of the participant's freeze date.

        Ms. Patmore was fully vested in her Plan benefit of $180.65 per month, but not eligible for early retirement at the time of her departure from First Data.

        Vested participants who terminate prior to becoming eligible for early retirement may choose to receive an unreduced benefit at age 65 or commencement of benefits as early as age 55 with reductions of 7% per year prior to age 65. The Retirement Plan offers several optional forms of payment, including joint and survivor annuities, certain and life annuities, and level income annuities. The benefit paid under any of these options is reduced so as to be equivalent to the life annuity benefit produced by the formula described above. The normal payment form is a single life annuity for unmarried participants and an unreduced 50% joint and survivor annuity for married participants.

  Defined Benefit Section of the First Data Resources Limited Pension Scheme ("UK Pension Plan")

        For Mr. Wall and Mr. Yates, the UK Pension Plan provides a lifetime annuity benefit at normal retirement equal to 1/60 of pensionable earnings for each year of pensionable service, with a deduction of 1/40 of the basic state pension payable to a single person at Normal Retirement Date for each year of pensionable service.

        Pensionable earnings are the annual rate of a participant's basic remuneration and bonuses, subject to statutory limitations. Normal retirement is age 65 for any participant who joined the scheme after March 1, 1992. Participants may elect to receive an actuarially reduced immediate pension as soon as age 50 with the consent of both us and the Trustees.

        Benefits are normally payable as an annuity; however, a lump sum that does not exceed 25 percent of the participant's benefit under the Scheme is permissible. Benefit options include joint and survivor options for both spouses and children. Pension cost of living increases occur each year for participants in payment status at a rate equal to the lesser of five percent or the annual increase rate of the Index of Retail Prices published by the Department of Employment (or other such suitable index selected by the Trustees).

NONQUALIFIED DEFERRED COMPENSATION

        During 2008, no executive officers participated in a nonqualified deferred compensation plan.

SEVERANCE BENEFITS(1)

Name	Cash Payments ($)(2)	Health & Welfare Benefits ($)(3)	Financial Planning ($)(4)	Unvested Stock Options ($)(5)	Unvested Restricted Stock ($)(6)	Estimated 280G Tax Gross-Up ($)	Total ($)
Michael D. Capellas(7)	6,000,000	16,013	40,000	0	0	0	6,056,013
Philip M. Wall	2,528,000	19,982	20,000	0	0	0	2,567,982
Kimberly S. Patmore	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Edward A. Labry III	3,375,000	23,219	20,000	0	0	0	3,418,219
Grace Chen Trent	1,600,000	14,274	20,000	0	0	0	1,634,274
David G. Yates	3,148,181	9,405	20,000	0	185,436	0	3,363,022

(1)
Benefits are determined based on an assumed termination date of December 31, 2008 and the terms of the First Data Severance/Change in Control Policy, effective September 24, 2007. Executive officers are eligible to receive benefits under this plan following 3 months of service and in the event of an involuntary termination not for Cause, Death or Disability or a voluntary termination for Good Reason.

(2)
Represents two times the sum of each executive's base salary and target bonus as of December 31, 2008.

(3)
Represents the company-paid portion of Medical, Dental and Vision benefits for each executive for a period of two years.

(4)
Represents the cash value of the financial planning benefit for each executive for a period of two years.

(5)
Stock Option vesting is not accelerated under any of the severance scenarios.

(6)
A pro-rata portion of Restricted Stock Units issued to Mr. Yates would become vested if he were terminated due to a severance qualifying event.

(7)
Per the terms of his employment agreement, Mr. Capellas' cash severance payments are to be reduced by any equity gains realized on either purchased or granted equity.

        Executive officers participate in the First Data Corporation Severance/Change in Control Policy (the "Policy"), which was most recently restated in 2007 and further amended in 2008 to incorporate legislative changes under Code Section 409A. The Policy provides for the payment of benefits to executive officers upon severance from First Data and/or upon a change of control.

        The Policy is intended to promote uniform treatment of senior executives who are involuntarily terminated other than for cause or who voluntarily leave the Company for good reason as defined under the 2007 Incentive Plan for Key Employees of First Data Corporation and its Affiliates. Under the Policy, no benefits are provided based solely on a Change-in-Control. The Policy provides for payment of the following severance benefits:

  1.
  A cash payment equal to the executive officer's base pay plus target bonus multiplied by 2.

  2.
  A cash payment equal to the executive officer's prorated bonus target for the year of termination.

  3.
  A cash payment equal to the financial planning benefits to which the executive officer would have been entitled to during the two years following termination.

  4.
  Continuation of medical, dental and vision benefits coverage for a period of 2 years, with a portion of the cost of the benefits paid by the executive officer.

  5.
  A "Gross Up Payment" is made if it is determined that any Section 280G parachute payments provided by the Company to, or on behalf of, an eligible executive would be subject to the excise tax imposed by Code Section 4999. The Gross-Up Payment is an amount so that after payment of all taxes the eligible executive retains an amount equal to the Excise Tax imposed by Code Section 4999. Executives are eligible for this benefit regardless of whether their employment is terminated following the triggering change-in-control.

        As a condition to receiving severance benefits under the Policy, all employees are required to release us and our employees from all claims they may have against us and agree to a number of restrictive covenants which are structured to protect us from potential loss of customers or employees and prohibit the release of confidential company information.

        The actual payments under the policy are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates.

Compensation Committee Interlocks and Insider Participation

        None of our Compensation and Benefits Committee members have been an officer or employee of ours at any time. During 2008, we had no compensation committee interlocks.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Equity Compensation Plan Information

        We do not have any compensation plans under which our common stock may be issued. First Data Holdings Inc., our parent company, has adopted the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. The following table contains certain information regarding options, warrants or rights under the plan as of March 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	60,182,044	$4.97	37,101,989
Equity compensation plans not approved by security holders	—	—	—

Total	60,182,044	$4.97	37,101,989

Beneficial Ownership

        All of our outstanding stock is held by First Data Holdings Inc. The following table sets forth, as of March 31, 2009, the beneficial ownership of common stock of First Data Holdings Inc. by each person known by us to beneficially own more than 5% of the equity securities of First Data Holdings Inc., each director, each Named Executive Officer and all directors and executive officers as a group. Unless otherwise indicated in the footnotes to this table, we believe that each person has sole voting and investment power of the shares.

Name	Number of Shares Beneficially Owned(1, 2)	Percent of Class
New Omaha Holdings L.P.(3)	1,266,801,220	98%
Michael D. Capellas(4)	4,928,572	*
Edward A. Labry III(5)	3,250,000	*
Kimberly S. Patmore	—	*
Grace Chen Trent(6)	867,000	*
Philip M. Wall	245,000	*
David Yates	212,491	*
James R. Fisher	—	*
Scott C. Nuttall	—	*
Tagar C. Olson	—	*
All directors and executive officers as a group (12 persons)	11,415,563	*

*
Less than one percent

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days of March 31, 2009 as follows: Mr. Capellas, 1,928,572; Mr. Labry, 750,000; Ms. Trent, 187,000; Mr. Wall, 45,000; Mr. Yates, 112,491; and all directors and executive officers as a group, 3,435,563.

(2)
No shares are pledged as security.

(3)
New Omaha Holdings L.P is a limited partnership in which investment funds associated with Kohlberg Kravis Roberts & Co. L.P. and other co-investors own the limited partner interests. New Omaha Holdings LLC is the general partner of New Omaha Holdings L.P. KKR 2006 Fund L.P. is the sole member of New Omaha Holdings LLC. KKR Associates 2006 L.P. is the general partner of KKR 2006 Fund L.P. KKR 2006 GP LLC is the general partner of KKR 2006 Associates L.P. Messrs. Henry R. Kravis, George R. Roberts, Michael W. Michelson, Perry Golkin, Johannes P. Huth, Todd A. Fisher, Alexander Navab, Marc Lipschultz, Reinhard Gorenflos, Scott C. Nuttall, Joseph Y. Bae, Brian F. Carroll, John K. Saer, Jr. and William J. Janetschek are members of KKR 2006 GP LLC (the "KKR 2006 GP LLC members"). Each of New Omaha Holdings LLC, KKR 2006 Fund L.P., KKR 2006 Associates L.P., KKR 2006 GP LLC and each of the KKR 2006 GP LLC Members may be deemed to share beneficial ownership of any shares beneficially owned by New Omaha Holdings L.P., but disclaim such beneficial ownership except to the extent of their pecuniary interest therein. The address of each of the entities listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th, Street, New York, New York 10019.

(4)
Includes 1,000,000 shares held by MMC Holdings LLC. Mr. Capellas is the manager of MMC Holdings LLC. Mr. Capellas disclaims beneficial ownership of any shares owned directly or indirectly by MMC Holdings LLC, except to the extent of his pecuniary interest therein.

(5)
Includes the Labry Family Trust-2002 holdings of 130,000 shares and 39,000 additional shares covered by options that are exercisable within 60 days. Mr. Labry disclaims beneficial ownership of any shares owned directly or indirectly by the Labry Family Trust-2002, except to the extent of his pecuniary interest therein.

(6)
Includes Ms. Trent's husband's holdings of 80,000 shares and 22,000 additional shares covered by options that are exercisable within 60 days.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND
DIRECTOR INDEPENDENCE

Policies Regarding the Approval of Transactions with Related Parties

        Under our Director Code of Conduct, each director must report to our General Counsel upon learning of any prospective transaction or relationship in which the director will have a financial or personal interest (direct or indirect) that is with us, involves the use of our assets, or involves competition against us (consistent with any confidentiality obligation the director may have). The General Counsel must then advise the Board of any such transaction or relationship and the Board must pre-approve any material transaction or relationship.

        Under our Code of Conduct, executive officers may not use their personal influence to get us to do business with a company in which they, their family members or their friends have an interest. In situations where an executive officer is in a position of influence or where a conflict of interest would arise, the prior approval of the General Counsel is required.

Certain Relationships and Related Transactions

Management Agreement

        On September 24, 2007 and in connection with the merger, we entered into a management agreement with affiliates of KKR (the "Management Agreement") pursuant to which KKR will provide management, consulting, financial and other advisory services to us. Pursuant to the Management Agreement, KKR is entitled to receive an aggregate annual management fee of $20 million, which amount will increase 5% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services. The Management Agreement has an initial term expiring on December 31, 2019, provided that the term will be extended annually thereafter unless we provide prior written notice of our desire not to automatically extend the term. The Management Agreement provides that KKR also will be entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, merger combination and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. The Management Agreement shall terminate automatically upon the consummation of an initial public offering and may be terminated at any time by mutual consent of us and KKR. The Management Agreement also contains customary exculpation and indemnification provisions in favor of KKR and its affiliates. During 2008, we incurred $20.4 million of management fees.

Independence of Directors

        First Data is privately held and none of the members of the Board of Directors are independent under the standards of the New York Stock Exchange. Mr. Capellas is not independent as he is employed by us and Messrs. Fisher, Nuttall, and Olson are not independent due to their affiliation with KKR.

 DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

  Overview

        In connection with the Merger, we entered into the senior secured credit facilities dated as of September 24, 2007, as amended and restated as of September 28, 2007, with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners and Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer and Citibank, N.A., as syndication agent.

        The senior secured credit facilities provided senior secured financing of $14,000.0 million and €709.2 million, consisting of a:

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  $13,000.0 million senior secured term loan facility with an ultimate maturity of September 24, 2014, approximately $1,000.0 million (€709.2 million as of September 24, 2007) of which was available in euros and $225.0 million of which was available in the form of a delayed draw term loan facility. $126 million was drawn under the delayed draw term loan facility prior to its expiration on December 31, 2008.

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  $2,000.0 million senior secured revolving credit facility with a term through the third quarter of 2013, which is available in dollars, euros, pounds sterling and other agreed upon currencies.

        The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

  Interest Rate and Fees

        Borrowings under the senior secured credit facilities bear interest at a rate equal to, at our option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. We, however, made an irrevocable election to pay interest for the senior secured term loan facility solely under option (a) (though option (b) remains available under the senior secured revolving credit facility). The initial applicable margin for borrowings is 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR borrowings under the senior secured revolving credit facility and the term loan facility. The applicable margins may be reduced subject to our attaining certain leverage ratios.

        In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the senior secured credit facilities in respect of the unutilized commitments thereunder at a rate equal to 0.50% per annum. The commitment fee rate in respect of the revolving credit facility may be reduced subject to our reducing our leverage to specified ratios. We must also pay customary letter of credit fees.

  Prepayments

        The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

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  50% (which percentage will be reduced to 25% if our total leverage ratio is 7.0x or less and to 0% if our total leverage ratio if our total leverage ratio is 6.0x or less) of our annual excess cash flow;

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  100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property, if we do not reinvest or commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as such reinvestment is completed within 180 days from the date of any such commitment to reinvest; and

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  100% of the net cash proceeds of any incurrence of debt, other than proceeds from the debt permitted under the senior secured credit facilities, except for a specified debt basket, which requires application of the proceeds to such prepayment.

        In addition, a $4,336.8 million tranche of the dollar-denominated term loan facility and a €470.4 million tranche of the euro-denominated loans under the term loan facility are subject to a prepayment premium on any mandatory repayments (other than mandatory prepayments arising from excess cash flow) equal to (i) 3%, in the case of any such prepayment made prior to the first anniversary of the original closing date, (ii) 2%, in the case of any such prepayment made on or after the first anniversary of the original closing date, but prior to the second anniversary of the original closing date, and (iii) 1%, in the case of any such prepayment made on or after the second anniversary of the original closing date, but prior to the third anniversary of the original closing date.

        We may voluntarily repay outstanding loans under the senior secured credit facilities without premium or penalty, subject to the following:

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  voluntary prepayments on up to $3,000.0 million of the outstanding loans under the term loan facility will be subject to a make-whole premium for any prepayments made prior to December 24, 2010. Such make-whole premium will be computed using a discount rate equal to the treasury rate plus 0.50% of all interest that would accrue on the prepaid loans from prepayment date until December 24, 2010, computed using the LIBOR rate for a three month interest period plus the margin applicable to such prepaid loans in effect on such date. The make-whole premium will be subject to equity "claw-back" provisions customary for high-yield financings; and

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  prepayments on all LIBOR loans will be subject to customary "breakage" costs.

        We may prepay outstanding loans under the revolving credit facility at any time.

  Amortization

        The term loan facility amortizes in equal quarterly installments in aggregate annual amounts equal to 1% of the original funded principal amount of such facility, with the balance being payable on the final maturity date of such term loans (September 24, 2014). The delayed draw term loan facility amortizes in equal quarterly installments in aggregate annual amounts equal to 1% of the outstanding principal amount of such facility outstanding on March 31, 2009 with the balance being payable on the final maturity date of such delayed draw term loans (September 24, 2014).

        Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the senior secured credit facilities (September 24, 2013).

  Guarantee and Security

        All obligations under the senior secured credit facilities are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly owned material domestic subsidiaries other than Integrated Payment Systems Inc.

        All obligations under the senior secured credit facilities, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

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  a first-priority lien on the capital stock owned by us or by any U.S. guarantor in each of their respective subsidiaries (limited, in the case of capital stock of foreign subsidiaries, to 65% of the voting stock of first tier foreign subsidiaries); and

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  a first-priority lien on substantially all of our present and future assets of and those of each guarantor other than (i) certain real property, (ii) settlement assets and (iii) deposit accounts, other bank or securities accounts, cash, leaseholds, excluded stock and stock equivalents, motor-vehicles and other customary exceptions.

  Certain Covenants and Events of Default

        The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

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  incur additional indebtedness;

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  create liens;

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  enter into sale and leaseback transactions;

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  engage in mergers or consolidations;

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  sell or transfer assets;

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  pay dividends and distributions or repurchase our capital stock;

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  make investments, loans or advances;

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  prepay certain indebtedness (including the notes);

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  make certain acquisitions;

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  engage in certain transactions with affiliates;

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  amend material agreements governing certain indebtedness (including the notes); and

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  change our lines of business.

        The senior secured credit facilities also require us to maintain a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control.

  Lehman Unfunded Commitment

        An affiliate of Lehman Brothers Holdings Inc. ("Lehman") provides a commitment in the amount of $230.6 million of the $2,000 million senior secured revolving credit facility. After filing for bankruptcy in September 2008, the affiliate declined to participate in a request for funding under the senior secured revolving credit agreement and we have no assurances that they will participate in any future funding requests or that we could obtain replacement loan commitments from other banks. There are multiple institutions that have commitments under this facility with none representing more than approximately 15% of the remaining capacity. We are monitoring the financial stability of other financial institutions that have made commitments under the revolving credit facility. Certain of these financial institutions have received support from the federal government in light of current financial conditions. Although these financial institutions remain highly-rated (in the "A" category or higher), their ability to satisfy their commitments may be dependent on receiving continued support from the federal government. As of December 31, 2008, $1.7 billion remained available under the revolving credit facility after considering the outstanding amount, letters of credit issued under it and the Lehman default.

  Existing 9 7/8% Senior Notes

  Overview

        On October 24, 2007, we issued $2.2 billion aggregate principal amount of 9 7/8% senior notes, the net proceeds of which, together with cash on hand for the underwriting fees paid in connection with such sale, were used to repay $2.2 billion of the senior unsecured cash-pay interim term loan facility.

        On October 21, 2008, we completed a registered exchange offer that exchanged the $2.2 billion aggregate principal amount of the 9 7/8% senior notes issed on October 24, 2007 and the guarantees related thereto for the publicly tradeable existing 9 7/8% senior notes and guarantees related thereto having substantially identical terms.

  Interest Rate

        The existing 9 7/8% senior notes accrue interest at the rate of 9 7/8% per annum and mature on September 24, 2015. Interest on the existing 9 7/8% senior notes is payable on March 31 and September 30 of each year.

  Prepayments and Redemptions

        We are required to make an offer to repay our existing 9 7/8% senior notes with net proceeds from specified asset sales in a manner consistent with the requirements under the indentures relating to the notes offered hereby. In addition, after any payments required to be made to repay our senior secured credit facilities, we will be required to offer to repay our existing 9 7/8% senior notes upon the occurrence of a change of control.

        We may redeem our existing 9 7/8% senior notes, in whole or in part, at any time prior to September 30, 2011 at a price equal to 100% of the principal amount of our existing 9 7/8% senior notes redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." Thereafter, we may redeem our existing 9 7/8% senior notes, in whole or in part, at established redemption prices. In addition, on or prior to September 30, 2010, we may redeem up to 35% of our existing 9 7/8% senior notes with the net cash proceeds from certain equity offerings at established redemption prices.

  Guarantee

        All obligations under the existing 9 7/8% senior notes are guaranteed on a senior unsecured basis by each of our domestic subsidiaries that guarantee obligations under our senior secured term loan facility.

  Certain Covenants and Events of Default

        The indenture governing our existing 9 7/8% senior notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

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  incur additional indebtedness;

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  create liens;

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  engage in mergers or consolidations;

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  sell or transfer assets and subsidiary stock;

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  pay dividends and distributions or repurchase its capital stock;

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  make certain investments, loans or advances;

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  prepay certain indebtedness;

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  enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

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  engage in certain transactions with affiliates.

        In addition, the indenture governing our existing 9 7/8% senior notes imposes certain requirements as to future subsidiary guarantors. The indenture governing our existing 9 7/8% senior notes also contains certain customary events of default. Obligations under our existing 9 7/8% senior notes and our senior notes will be treated as a single class for voting purposes.

Foreign Lines of Credit

  First Data Deutschland

        We have a line of credit associated with First Data Deutschland, which totaled €70 million (approximately US$95 million as of March 31, 2009), of which approximately US$35 million was available for borrowings as of March 31, 2009. This line is renewable on an annual basis. The line of credit is subject to customary termination rights of the lender. Borrowings against this line of credit associated with First Data Deutschland are used for settlement funding only and bear interest at the rate of Euro OverNight Index Average plus 190 to 200 basis points.

  Cashcard Australia, Ltd.

        We also have lines of credit associated with Cashcard Australia, Ltd., which totaled 160 million Australian dollars (approximately US$112 million as of March 31, 2009), all of which was available for borrowings as of March 31, 2009. Borrowings against lines of credit associated with Cashcard Australia, Ltd. bear interest at the rate of the overnight Australian bank rate plus 155 basis points. These lines of credit are renewable on an annual basis and may be terminated by the lender upon customary events of default which are not cured within 30 days.

  First Data Polska

        We have two credit facilities associated with First Data Polska which are periodically used to fund settlement activity. The maximum amount available under these facilities, which varies for peak needs during the year, totaled approximately 205 million Polish zloty (approximately US$61 million as of March 31, 2009), all of which was available for borrowing as of March 31, 2009. These lines of credit are renewed annually and borrowings against these lines of credit bear interest at the rate of WIBOR (Polish LIBOR) plus 200 basis points.

  Allied Irish Banks, p.l.c.

        We have two lines of credit with First Merchant Processing (Ireland) Limited, which total €245 million (approximately US$331 million as of March 31, 2009). Both lines are provided by our joint venture partner, Allied Irish Banks, p.l.c. One line is a committed facility of €145 million, of which €135 million is available to fund settlement activity and €10 million is available for working capital purposes. One line is an uncommitted standby facility of €100 million which is also available to fund settlement activity (available for a maximum of 20 business days to cover peak periods). As of March 31, 2009, US$159 million was available for borrowing under the committed line. All drawn amounts are repayable five business days after demand. The Euro-denominated portion of the committed line and all of the uncommitted line (€237.25 million) bears interest at a rate equal to the Allied Irish Bank Prime Rate (approximately Euribor) plus 50 basis points. The GBP- and U.S. dollar-denominated (equivalent of €7.75 million) portion of the committed line bears interest at a rate equal to the AIB Global Treasury Overdraft variable rate minus 0.40% (the AIB Global Treasury rate is the One Week Libor at 11:00 am on Thursday plus 0.90%). These lines of credit are reviewable twelve months from the date of the Original Facility Letter (January 18, 2008) and the lender is under no obligation to make such facilities available after such date.

 THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

        First Data and the guarantors of the outstanding notes have entered into registration rights agreements in which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and have it declared effective by the SEC within 360 days after the date of original issuance of the outstanding notes. First Data and the guarantors of the outstanding notes also agreed to commence the exchange offer promptly following the effective time of the registration statement. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement. The outstanding notes were intially issued on September 24, 2008.

        Under both the registration rights agreement with respect to the outstanding senior notes and the registration rights agreement with respect to the outstanding senior subordinated notes, if First Data fails to cause the exchange offer or resale registration statement to be declared effective within 360 days after the date of issuance of the outstanding notes and consummate the exchange offers within 30 business days after the effective time of the exchange offer registration statement (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not filed within 30 days after receiving the required notice from a holder (the "target date"), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target date and (y) 0.50% per annum thereafter, in each case, until the applicable exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus is a part.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

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  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

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  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

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  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

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  you are acquiring the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act if:

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  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

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  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

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  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

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  you are acquiring the exchange notes in the ordinary course of your business.

        If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

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  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

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  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offers

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, First Data will accept for exchange in the applicable exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. First Data will issue exchange notes in principal amount identical to outstanding notes surrendered in the applicable exchange offer.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the applicable registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange senior notes and the exchange senior subordinated notes will be issued under and entitled to the benefits of the applicable indenture that authorized the issuance of the outstanding senior notes and the outstanding senior subordinated notes, as the case may be. For a description of the indentures, see "Description of the Exchange Senior Notes and Description of the Exchange Senior Subordinated Notes."

        The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $1,550 million aggregate principal amount of the 9 7/8% Senior Notes due 2015 are outstanding, $3,180.2 million aggregate principal amount of the 10 11/20% Senior PIK Notes due 2015 are outstanding and $2,500 million aggregate principal amount of the 11 1/4% Senior Subordinated Notes due 2016 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. First Data intends to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the applicable indentures relating to such holders' outstanding notes and the applicable registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the applicable registration rights agreement.

        First Data will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the applicable registration rights agreement, First Data expressly reserves the right to amend or terminate any or all exchange offers and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offers."

        If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date, Extensions and Amendments

        As used in this prospectus, the term "expiration date" means 11:59 p.m., New York City time, on                                    , 2009. However, if we, in our sole discretion, extend the period of time for which the applicable exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        First Data reserves the right, in its sole discretion:

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  to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the applicable exchange offer);

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  to extend an exchange offer or to terminate an exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offers" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

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  subject to the terms of the applicable registration rights agreement, to amend the terms of an exchange offer in any manner. In the event of a material change in an exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If First Data amends an exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

        Despite any other term of the exchange offers, First Data will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend any of the exchange offers as provided in this prospectus prior to the expiration date if in its reasonable judgment:

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  the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

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  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers.

        In addition, First Data will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

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  the representations described under "—Purpose and Effect of the Exchange Offers," "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution"; or

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  any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        First Data expressly reserves the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, First Data may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. First Data will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the applicable exchange offer.

        First Data expressly reserves the right to amend or terminate any exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. First Data will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and First Data may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If First Data fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

        In addition, First Data will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939 (the "TIA").

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the applicable exchange offer, you must comply with either of the following:

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  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or

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  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

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  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

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  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

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  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

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  make appropriate arrangements to register ownership of the outstanding notes in your name; or

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  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National

Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

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  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

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  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, First Data will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the applicable exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the applicable exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        First Data will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. First Data reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither First Data, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offers. Wells Fargo Bank, National Association also acts as trustee under the indentures governing the outstanding notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN
By Facsimile Transmission (eligible institutions only): (612) 667-6282
For Information or Confirmation by Telephone: (800) 344-5128

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        Each of the registration rights agreements provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will record the expenses of the exchange offers as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private placement of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

 DESCRIPTION OF SENIOR NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, the terms "we," "our," "us," "the Company" and "the Issuer" each refer to First Data Corporation and its consolidated Subsidiaries.

        The Issuer issued $1,550,000,000 aggregate principal amount of 9 7/8% senior cash-pay notes due 2015 (the "Cash Pay Notes") and $3,014,939,663 aggregate principal amount of 10 11/20% senior PIK notes due 2015 ($3,180,162,544 aggregate principal amount as of the date of this prospectus due to PIK interest subsequently paid) (the "PIK Notes") under a Senior Indenture dated September 24, 2008 (the "Senior Indenture") among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Senior Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Senior Notes are substantially identical and include those stated in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Senior Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Senior Indenture, including the definitions therein of certain terms used below. We urge you to read the Senior Indenture because it, and not this description, will define your rights as Holders of the Senior Notes. You may request copies of the Senior Indenture at our address set forth under the heading "Summary."

Brief Description of Senior Notes

        The Senior Notes are:

  •
  unsecured senior obligations of the Issuer;

  •
  effectively subordinated to all secured Indebtedness of the Issuer, including the Issuer's obligations under the Senior Secured Credit Facility, to the extent of the value of the assets securing such Indebtedness;

  •
  structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer's Foreign Subsidiaries and any Unrestricted Subsidiaries;

  •
  ranked equally in right of payment with all existing and future unsecured Senior Indebtedness of the Issuer;

  •
  senior in right of payment to any Subordinated Indebtedness of the Issuer, including, without limitation, the Senior Subordinated Notes; and

  •
  initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the Senior Secured Credit Facility.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Senior Indenture and the Senior Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Senior Notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Indenture by executing the Senior Indenture.

        The Restricted Subsidiaries which guarantee the Senior Secured Credit Facility initially guarantee the Senior Notes. Each of the Guarantees of the Senior Notes is a general unsecured senior obligation of each Guarantor. The Guarantees rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor and are effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor (including, without limitation, in respect of the Senior Subordinated Notes). The Senior Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Senior Notes.

        Not all of the Issuer's Subsidiaries guarantee the Senior Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries or non-Wholly Owned Subsidiaries guarantee the Senior Notes. See "Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries". Our non-guarantor subsidiaries accounted for approximately $353.3 million, or 17.0%, of our consolidated revenue for the three months ended March 31, 2009, and approximately $5,894.1 million, or 20.5%, of our total assets excluding settlement assets as of March 31, 2009.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Senior Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Senior Indenture;

          (2)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (3)   the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Senior Indenture; or

          (4)   the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Senior Indenture in accordance with the terms of the Senior Indenture.

Paying Agent and Registrar for the Senior Notes

        The Issuer will maintain one or more paying agents for the Senior Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Senior Notes is the Trustee.

        The Issuer will also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Senior Notes outstanding from time to time and will make payments on and facilitate transfer of Senior Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Senior Notes in accordance with the Senior Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Senior Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Senior Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $4,564,939,663 aggregate principal amount of Senior Notes ($4,730,162,544 aggregate principal amount as of the date of this prospectus due to PIK interest subsequently paid) in private transactions that were not subject to the registration requirements of the Securities Act, of which $1,550,000,000 in aggregate principal amount was in the form of Cash Pay Notes and $3,014,939,663 in aggregate principal amount was in the form of PIK Notes ($3,180,162,544 as of the date hereof due to PIK interest subsequently paid). The Senior Notes will mature on September 24, 2015. Subject to compliance with the covenant described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Cash Pay Notes and/or PIK Notes from time to time under the Senior Indenture (any such Cash Pay Notes or PIK Notes, "Additional Senior Notes"). The Cash Pay Notes and the PIK Notes are each separate series of Senior Notes but are treated as a single class of securities under the Senior Indenture, except as otherwise stated herein. As a result, Holders of each series of Senior Notes do not have separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during Event of Default or otherwise. Except as described under "Amendment, Supplement and Waiver," the Senior Notes, the 9 7/8% Senior Notes and any Additional Senior Notes subsequently issued under the Senior Indenture will be treated as a single class for all purposes under the Senior Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Senior Notes" for all purposes of the Senior Indenture and this "Description of Senior Notes" include any Additional Senior Notes that are actually issued.

  Cash Pay Notes

        Interest on the Cash Pay Notes accrues at the rate of 9 7/8% per annum and is payable semi-annually in arrears on March 31 and September 30 to the Holders of Cash Pay Notes of record on the immediately preceding March 15 and September 15. Interest on the Cash Pay Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Cash Pay Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

  PIK Notes

        Interest on the PIK Notes accrues at a rate of 10 11/20% per annum and is payable semi-annually in arrears on March 31 and September 30 to the Holders of PIK Notes of record on the immediately preceding March 15 and September 15. Interest on the PIK Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the PIK Notes is computed on the basis of a 360-day year comprised of twelve 30 day months.

        For any interest payment period after the initial interest payment period up to and including September 30, 2011, interest shall be paid entirely by increasing the principal amount of the outstanding PIK Notes or by issuing PIK Notes ("PIK Interest") under the Senior Indenture on the same terms and conditions as the PIK Notes (in each case, a "PIK Payment"). PIK Interest on the PIK Notes accrues at a rate of 10 11/20% per annum and is payable (i) with respect to PIK Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company ("DTC") or its nominee on the relevant record date, by increasing the principal amount of the outstanding global PIK Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and (ii) with respect to PIK Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding global PIK Notes as a result of a PIK Payment, the global PIK Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will mature on September 24, 2015 and will be governed by, and subject to the terms, provisions and conditions of, the Senior Indenture and shall have the same rights and benefits as the PIK Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note, and references to the "principal amount" of the PIK Notes shall include any increase in the principal amount of the outstanding Senior Notes as a result of any PIK Payment.

        Notwithstanding anything to the contrary herein, the payment of accrued interest in connection with any redemption of PIK Notes as described under "—Optional Redemption—PIK Notes" or "Repurchase at the Option of Holders" shall be made solely in cash.

        Beginning on October 1, 2011, cash interest will accrue on the PIK Notes at a rate of 10 11/20% per annum ("Cash Interest").

        At the end of any "accrual period" (as defined in Section 1272(a)(5) of the Code) ending after September 24, 2012 (each, an "Optional Interest Repayment Date"), the Issuer may pay in cash all accrued but unpaid interest and all accrued but unpaid "original issue discount" (as defined in Section 1273(a)(1) of the Code) on the PIK Notes then outstanding up to, in the aggregate, the "Optional Interest Repayment Amount" (each such redemption, an "Optional Interest Repayment"). The "Optional Interest Repayment Amount" shall mean, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid "original issue discount" (as defined in Section 1273(a)(1) of the Code) with respect to the PIK Notes, over (b) an amount equal to the product of (i) the "issue price" (as defined in Sections 1273(b) and 1274(a) of the Code) of the PIK Notes multiplied by (ii) the "yield to maturity" (as defined in Treasury regulation Section 1.1272-1(b)(1)(i)) of the PIK Notes, minus (c) $50,000,000.

        On the applicable interest payment date with respect to the PIK Notes closest to March 31, 2015, the Issuer shall repay in full in U.S. dollars an amount of PIK Notes equal to $50,000,000. Prepayments of PIK Notes made pursuant to the preceding sentence shall be made on a pro rata basis based on the aggregate principal amount of the PIK Notes.

  Additional Interest

        Additional Interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Additional Interest on the Senior Notes will be payable in the same form as interest for the applicable interest payment period. All references in the Senior Indenture, in any context, to any interest or other amount payable on or with respect to the Senior Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Senior Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        Except as set forth in the last two paragraphs under "Principal, Maturity and Interest—PIK Notes," the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may at any time and from time to time purchase Senior Notes in the open market or otherwise.

Optional Redemption

  Cash Pay Notes

        Except as set forth below, the Issuer is not entitled to redeem Cash Pay Notes at its option prior to September 30, 2011.

        At any time prior to September 30, 2011, the Issuer may redeem all or a part of the Cash Pay Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Cash Pay Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Cash Pay Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders of Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after September 30, 2011, the Issuer may redeem the Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Cash Pay Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Cash Pay Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on September 30 of each of the years indicated below:

Year	Percentage
2011	104.938%
2012	102.469%
2013 and thereafter	100.000%

        In addition, until September 30, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Cash Pay Notes at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Cash Pay Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided (i) that at least 50% of the sum of the original aggregate principal amount of Cash Pay Notes issued under the Senior Indenture and the original principal amount of any Additional Senior Notes that are Cash Pay Notes issued under the Senior Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption may, at the Issuer's option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding Cash Pay Notes, the Trustee shall select the Cash Pay Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

  PIK Notes

        Except as set forth below, the Issuer is not entitled to redeem PIK Notes at its option prior to September 30, 2011.

        At any time prior to September 30, 2011, the Issuer may redeem all or a part of the PIK Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of PIK Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the PIK Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders of PIK Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after September 30, 2011, the Issuer may redeem the PIK Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of PIK Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the PIK Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of PIK Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on September 30 of each of the years indicated below:

Year	Percentage
2011	105.275%
2012	102.638%
2013 and thereafter	100.000%

        In addition, until September 30, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of PIK Notes at a redemption price equal to 110.550% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of PIK Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided (i) that at least 50% of the sum of the original aggregate principal amount of PIK Notes issued under the Senior Indenture and the original principal amount of any Additional Senior Notes that are PIK Notes issued under the Senior Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any optional redemption may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding PIK Notes, the Trustee shall select the PIK Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

  Change of Control

        The Senior Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Senior Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Senior Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Senior Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Senior Notes and their election to require the Issuer to purchase such Senior Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Senior Notes, the principal amount of Senior Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Notes and its election to have such Senior Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Senior Notes, the Holders of the remaining Senior Notes will be issued new Senior Notes and such new Senior Notes will be equal in principal amount to the unpurchased portion of the Senior Notes surrendered. The unpurchased portion of the Senior Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Senior Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Senior Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Senior Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility or such other Indebtedness, we could seek a waiver of such defaults or seek to refinance our Senior Credit Facility or such other Indebtedness. In the event we do not obtain such a waiver or refinance the Senior Credit Facility and such other Indebtedness, such default could result in amounts outstanding under our Senior Credit Facility and such other Indebtedness being declared due and payable and could cause a Receivable Facility to be wound down.

        Our ability to pay cash to the Holders of Senior Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Senior Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Indenture does not contain any covenants or provisions that may afford Holders of the Senior Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Indenture applicable to a Change of Control Offer made by us and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Notes may require the Issuer to make an offer to repurchase the Senior Notes as described above.

        The provisions under the Senior Indenture relating to the Issuer's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

  Asset Sales

        The Senior Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual have taken place on the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of the Issuer's Total Assets at the time of the receipt of such

        Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Senior Indenture, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) through open-market purchases or by making an Asset Sale Offer in accordance with the procedures set forth below; provided that to the extent the Issuer or such Restricted Subsidiary reduces or makes an offer to prepay, as applicable, Obligations under Senior Indebtedness other than the Senior Notes, including by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer), the Company shall equally and ratably make an offer to purchase the Senior Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of the Senior Notes that would otherwise be prepaid; or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof); or

          (2)   to make (a) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary such Investment is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) acquisitions of other assets, in each of (a) through (d), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (2), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Senior Notes and the holders of the 9 7/8% Senior Notes, as applicable, and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Notes or the 9 7/8 Senior Notes, as applicable, and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Senior Indenture and the 9 7/8% Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Senior Notes or the 9 7/8% Senior Notes, as applicable, and any other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Senior Indenture and the 9 7/8% Indenture, as applicable. If the aggregate principal amount of Senior Notes or the 9 7/8% Senior Notes, as applicable, or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and the agent for the 9 7/8% Senior Notes and such other Senior Indebtedness, as applicable, shall select the 9 7/8% Senior Notes and such other Senior Indebtedness, as applicable, to be purchased on a pro rata basis (so long as authorized denomination results therefrom) based on the accreted value or principal amount of the Senior Notes, 9 7/8% Senior Notes or such other Senior Indebtedness tendered, as applicable. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Senior Notes, 9 7/8% Senior Notes or such other Senior Indebtedness, as applicable, shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

  Selection and Notice

        If the Issuer is redeeming less than all of the Senior Notes issued by it at any time, the Trustee will select the Senior Notes to be redeemed (a) if the Senior Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Senior Notes of $2,000 or less can be redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Senior Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Senior Indenture. If any Senior Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Note in a principal amount equal to the unredeemed portion of the original Senior Note in the name of the Holder upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV)  make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after September 24, 2007 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 1, 2007, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after September 24, 2007 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to any former, current or future employees, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after September 24, 2007 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and

              (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus

          (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following September 24, 2007 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

          (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

              (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after September 24, 2007; or

             (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after September 24, 2007; plus

          (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after September 24, 2007, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

        (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Indenture;

        (2)   (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

        (3)   the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

          (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

          (b)   such new Indebtedness is subordinated to the Senior Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

          (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

          (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

        (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $150.0 million in any calendar year (which shall increase to $300.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

          (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after September 24, 2007, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

          (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after September 24, 2007; less

          (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Indenture;

        (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

        (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

          (b)   the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

          (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

        (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

        (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

        (10) Restricted Payments that are made with Excluded Contributions;

        (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2% of the Issuer's Total Assets at the time made;

        (12) distributions or payments of Receivables Fees;

        (13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

        (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

        (15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

          (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

          (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

          (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

          (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

          (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

        (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Indenture.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of "Permitted Investments," unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer (including for this purpose Indebtedness of the direct and/or indirect parent company of the Issuer) would be equal to or less than 7.50 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12)(b) and (14) below at such time.

        The foregoing limitations will not apply to:

        (1)   the incurrence of Indebtedness under the Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time;

        (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Senior Notes, including any PIK Interest Notes and any Guarantee, (other than any Additional Senior Notes and any Senior Exchange Notes (including Guarantees thereof)) and (b) the 9 7/8% Senior Notes (including any guarantees thereof);

        (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on September 24, 2007 (other than Indebtedness described in clauses (1) and (2));

        (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, improvement, development or construction of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not exceed 4% of the Issuer's Total Assets at any one time outstanding so long as such Indebtedness exists at the date of such purchase, lease or improvement or is created within 270 days thereafter;

        (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation or employee health claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

        (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

        (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

        (8)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the

Senior Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

        (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

        (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

        (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after September 24, 2007 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clause (14), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

        (13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

          (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed or defeased,

          (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

          (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations secured by Permitted Liens or Liens permitted pursuant to the covenant described under "—Liens";

        (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Senior Indenture; provided that after giving effect to such acquisition or merger, either

          (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

          (b)   the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clause (12)(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

        (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

        (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

        (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Senior Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

        (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

        (19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

        (20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments";

        (21) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

        (22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries; and

        (23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

        For purposes of determining compliance with this covenant:

        (24) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

        (25) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discounts and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Senior Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

        The Senior Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        For the avoidance of doubt, the amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12)(b) and (14), shall not exceed $2,000.0 million in the aggregate at any one time outstanding.

  Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

        (1)   in the case of Liens securing Subordinated Indebtedness, the Senior Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

        (2)   in all other cases, the Senior Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Senior Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," and (b) Liens which are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that, with respect to Liens securing Obligations permitted under this subclause (b), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.5 to 1.0. Any Lien which is granted to secure the Senior Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Senior Notes.

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided, that if the surviving Person is not a corporation, a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof shall be a co-obligor of the Senior Notes;

        (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Senior Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

        (3)   immediately after such transaction, no Default exists;

        (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

          (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

          (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

        (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Senior Indenture, the Senior Notes and the Registration Rights Agreement; and

        (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Senior Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer under the Senior Indenture, the Guarantees and the Senior Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

        (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

        (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Senior Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (a)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Senior Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (b)   immediately after such transaction, no Default exists; and

          (c)   the Issuer shall have delivered to the Trustee an Officer's Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture; or

        (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Senior Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Senior Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $40.0 million, unless:

        (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

        (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate

Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

        (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

        (2)   Restricted Payments permitted by the provisions of the Senior Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

        (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not, in the good faith judgment of the board of directors of the Issuer, disadvantageous to the Holders when taken as a whole as compared to the Sponsor Management Agreement as in effect on the Issue Date);

        (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

        (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

        (6)   any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

        (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

        (8)   the Transactions, the offering of the 9 7/8% Senior Notes, this offering of Senior Notes and the offering of the Senior Subordinated Notes and the payment of all fees and expenses related to the Transactions, the offering of the 9 7/8% Senior Notes, this offering of Senior Notes and the offering of the Senior Subordinated Notes, in each case as described in this prospectus;

        (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any former, current or future director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries;

        (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

        (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

        (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

        (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and the payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

        (15) payments to and from, and transactions with, any joint venture in the ordinary course of business; and

        (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

        (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

          (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

        (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

        (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (a)   contractual encumbrances or restrictions in effect on the Issue Date (including without limitation, the 9 7/8% Senior Notes and guarantees thereof) other than those in clause (c) and (d) below;

          (b)   the Senior Indenture and the Senior Notes and the Guarantees;

          (c)   the Holdco Indenture and the Holdco Notes;

          (d)   the Senior Subordinated Indenture, the Senior Subordinated Notes and the guarantees thereof;

          (e)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

          (f)    applicable law or any applicable rule, regulation or order;

          (g)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets assumed;

          (h)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (i)    Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens";

          (j)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (k)   other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (l)    customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

          (m)  customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

          (n)   restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

          (o)   restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

          (p)   any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements,

  refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

        (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

          (a)   if the Senior Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Notes are subordinated to such Indebtedness; and

          (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Notes; and

        (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

  Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Senior Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Senior Notes (without exhibits), without cost to any Holder, within 15 days after it files or would be required to file them with the SEC) from and after the Issue Date,

        (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

        (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

        (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

        (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of the Senior Notes, which obligations may be satisfied by posting such reports on the website of the Issuer and its Subsidiaries, in addition to providing such information to the Trustee and the Holders of the Senior Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Senior Notes are outstanding, it will furnish or otherwise make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Senior Notes, the Senior Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offers or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company's website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act containing the financial information (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section) that would be required to be included in such reports, in each case, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above.

Events of Default and Remedies

        The Senior Indenture provides that each of the following is an "Event of Default":

        (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Notes;

        (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Senior Notes;

        (3)   failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% of the Required Debt to comply with any of its obligations, covenants or agreements contained in the provisions of the Senior Indenture described in "Certain Covenants—Reports and Other Information";

        (4)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% of the Required Debt to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in the Senior Indenture or the Senior Notes;

        (5)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Notes, if both:

          (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

          (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more at any one time outstanding;

        (6)   failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

        (7)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

        (8)   the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Indenture or the release of any such Guarantee in accordance with the Senior Indenture.

        If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Senior Indenture, the Trustee or the Required Holders of at least 30% of the Required Debt may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding Senior Notes will become due and payable without further action or notice. The Senior Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Senior Notes.

        The Senior Indenture provides that the Required Holders of a majority of the Required Debt by written notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default and its consequences under the Senior Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Note (held by a non-consenting Holder) and rescind any acceleration with respect to the Senior Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

        (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

        (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

        (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Senior Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Indenture at the request or direction of any of the Holders of the Senior Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Senior Indenture or the Senior Notes unless:

        (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

        (2)   Required Holders of at least 30% of the Required Debt have requested the Trustee to pursue the remedy;

        (3)   Holders of the Senior Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

        (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        (5)   Required Holders of a majority of the Required Debt have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Senior Indenture the Required Holders of a majority of the Required Debt are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Note or that would involve the Trustee in personal liability.

        The Senior Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Notes, the Guarantees or the Senior Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Senior Indenture, the Senior Notes and the Guarantees will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Notes and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

        (1)   the rights of Holders of Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Notes when such payments are due solely out of the trust created pursuant to the Senior Indenture;

        (2)   the Issuer's obligations with respect to Senior Notes concerning issuing temporary notes, registration of such Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

        (4)   the Legal Defeasance provisions of the Senior Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Senior Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Notes:

        (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Notes, and the Issuer must specify whether such Senior Notes are being defeased to maturity or to a particular redemption date;

        (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

          (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

          (b)   since the issuance of the Senior Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

        (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility the 9 7/8% Indenture, the indenture governing the Senior Subordinated Notes, the Senior Subordinated Notes or any other material agreement or instrument (other than the Senior Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

        (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

        (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

        (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Indenture will be discharged and will cease to be of further effect as to all Senior Notes, when either:

        (1)   all Senior Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

        (2)   (a) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Senior Indenture or the Senior Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility, the 9 7/8% Indenture, the indenture governing the Senior Subordinated Notes or any other material agreement or instrument (other than the Senior Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (c)   the Issuer has paid or caused to be paid all sums payable by it under the Senior Indenture; and

          (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Senior Indenture, any Guarantee and the Senior Notes may be amended or supplemented with the consent of the Required Holders of a majority of the Required Debt, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes, and any existing Default or compliance with any provision of the Senior Indenture, the Senior Notes issued thereunder or any Guarantee may be waived with the consent of the Required Holders of a majority of the Required Debt (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Notes); provided that (i) if any amendment, waiver or other modification would by its terms disproportionately affect holders of any one or more classes of Required Debt, such amendment, waiver or other modification shall also require the consent of the holders of at least a majority in aggregate principal amount of the then outstanding amount of such class or classes of Required Debt, voting as a single class and (ii) if any amendment, waiver or other modification would only affect the holders of any one class of Required Debt, consent of the respective holders, if applicable, holding at least a majority in aggregate principal amount of the then outstanding amount of such class of Required Debt, if any are outstanding, and not the consent of the Required Holders of a majority of the Required Debt, as the case may be, acting as a single class, shall be required.

        The Senior Indenture provides that, without the consent of each affected Holder of Senior Notes, an amendment or waiver may not, with respect to any Senior Notes held by a non-consenting Holder:

        (1)   reduce the principal amount of such Senior Notes whose Holders must consent to an amendment, supplement or waiver;

        (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Senior Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

        (3)   reduce the rate of or change the time for payment of interest on any Senior Note;

        (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Senior Notes, except a rescission of acceleration of the Senior Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

        (5)   make any Senior Note payable in money other than that stated therein;

        (6)   make any change in the provisions of the Senior Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Notes;

        (7)   make any change in these amendment and waiver provisions;

        (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes;

        (9)   make the Senior Notes or the Guarantees subordinated in right of payment to any obligation; or

        (10) except as expressly permitted by the Senior Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Senior Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Senior Indenture to which it is a party) and the Trustee may amend or supplement the Senior Indenture and any Guarantee or Senior Notes without the consent of any Holder;

        (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

        (2)   to provide for uncertificated Senior Notes of such series in addition to or in place of certificated notes;

        (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

        (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

        (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Indenture of any such Holder;

        (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

        (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Indenture under the Trust Indenture Act;

        (8)   to evidence and provide for the acceptance and appointment under the Senior Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

        (9)   to provide for the issuance of Senior Exchange Notes or private exchange notes, which are identical to Senior Exchange Notes except that they are not freely transferable;

        (10) to add a Guarantor under the Senior Indenture;

        (11) to make any amendment to the provisions of the Senior Indenture relating to the transfer and legending of Senior Notes as permitted by the Senior Indenture, including, without limitation to facilitate the issuance and administration of the Senior Notes; provided, however, that (i) compliance with the Senior Indenture as so amended would not result in Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Notes;

        (12) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Senior Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to the Senior Indenture or otherwise; or

        (13) in the event that notes issued in connection with PIK Notes are issued in certificated form, to make appropriate amendments to the Senior Indenture to reflect an appropriate minimum denomination of certificated PIK Interest notes and establish minimum redemption amounts for certificated PIK Interest notes.

        The consent of the Holders is not necessary under the Senior Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Senior Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Senior Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any Holder of the Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Senior Indenture, the Senior Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Indenture. For purposes of the Senior Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "9 7/8% Indenture" means the Indenture, dated as of October 24, 2007 among the Issuer, the guarantors named therein and Wells Fargo Bank, National Association, as trustee governing the Issuer's 9 7/8% Senior Notes.

        "9 7/8% Senior Notes" means the Issuer's $2,200,000,000 in aggregate principal amount of 9 7/8% senior notes due 2015 issued pursuant to the 9 7/8% Indenture.

        "Acquired Indebtedness" means, with respect to any specified Person,

        (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

        (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Note on any Redemption Date, the greater of:

        (1)   1.0% of the principal amount of such Senior Note; and

        (2)   (A) with respect to the PIK Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such PIK Note at September 30, 2011 (such redemption price being set forth in the table appearing under the caption "Optional Redemption—PIK Notes"), plus (ii) all required interest payments (calculated based on the cash interest rate payable on the PIK Notes) due on such PIK Note through September 30, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such PIK Note, or (B) with respect to the Cash Pay Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Cash Pay Note at September 30, 2011 (such redemption price being set forth in the tables appearing under the caption "Optional Redemption—Cash Pay Notes"), plus (ii) all required interest payments due on such Cash Pay Note through September 30, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Cash Pay Note.

        "Asset Sale" means:

        (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

        (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock");

in each case, other than:

          (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Indenture;

          (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

          (f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

          (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

          (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Senior Indenture;

          (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (k)   the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

          (l)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Senior Indenture;

          (m)  dispositions in the ordinary course of business, including disposition in connection with any Settlement and dispositions of Settlement Assets and Merchant Agreements;

          (n)   sales, transfers and other dispositions of Investments in joint ventures and Merchant Acquisition and Processing Alliances to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

          (o)   sales, transfers and other dispositions of Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) relating to any equity reallocation in connection with an asset or equity contribution; and

          (p)   any issuance or sale of Equity Interests of any Restricted Subsidiary to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

        "Bridge Facilities" means the Senior Interim Debt Agreement and the Senior Subordinated Interim Debt Agreement.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

        (1)   United States dollars;

        (2)   euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

        (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

        (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

        (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

        (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

        (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

        (8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

        (9)   Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition;

        (10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA—(or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

        (11) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (10) above.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Cash Interest" has the meaning set forth under "Principal, Maturity and Interest—PIK Notes."

        "Change of Control" means the occurrence of any of the following:

        (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

        (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

        (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of obligations in connection with the application of recapitalization accounting or purchase accounting, (w) any Additional Interest and any comparable "additional interest" with respect to the 9 7/8% Senior Notes, the Senior Notes, the Senior Subordinated Notes or other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

        (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

        (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio," with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person, less the aggregate amount of cash and Cash Equivalents, held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

        (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions, the offering of 9 7/8%

Senior Notes, the offering of the Senior Subordinated Notes or this offering of Senior Notes to the extent incurred on or prior to September 30, 2008 and litigation and regulatory settlements), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, spin-off costs, business optimization costs and expenses (including data center consolidation initiatives and other costs relating to initiatives aimed at profitability improvements), transition costs, restructuring costs, charges or reserves, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

        (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

        (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

        (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

        (5)   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

        (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3) (a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

        (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions, the offering of the 9 7/8% Senior Notes, the offering of Senior Subordinated Notes or this offering of Senior Notes or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

        (8)   any effect of income (loss) from the early extinguishment of Indebtedness shall be excluded,

        (9)   the mark-to-market effects on Net Income during the period of any derivatives or similar financial instruments, including the ineffective portion of Hedging Obligations (other than such effects settled in cash) shall be excluded,

        (10) any impairment charge or asset write-off or write-down, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

        (11) any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

        (12) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

        (13) accruals and reserves that are established or adjusted within twelve months after September 24, 2007 that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

        (14) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof. Furthermore, there shall be excluded from Consolidated Net Income any net income (losses) attributable to Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Consolidated Secured Debt Ratio" as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on collateral securing the Senior Credit Facility, less the aggregate amount of cash and Cash Equivalents held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

        (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

        (2)   to advance or supply funds

          (a)   for the purchase or payment of any such primary obligation, or

          (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

        (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Notes or the date the Senior Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

        (1)   increased (without duplication) by:

          (a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

          (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(t), (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

          (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness (and any amendment or modification to any such transaction) permitted to be incurred by the Senior Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offerings of the 9 7/8% Senior Notes, the Senior Notes and the Senior Subordinated Notes, the Bridge Facilities and any refinancing thereof, the Senior Subordinated Notes and the Senior Credit Facility and (ii) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

          (e)   any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

          (f)    the amount of any noncontrolling interests consisting of income attributable to equity interests held by third parties deducted (and not added back) in such period in calculating net income (loss) attributable to First Data Corporation; plus

          (g)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

          (h)   the amount of net cost savings and net cash flow effect of revenue enhancements related to new agreements, or amendments to existing agreements, with customers or joint ventures, projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings and revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings and enhancements are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) no cost savings or revenue enhancements shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

          (i)    the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

          (j)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

          (k)   an amount equal to the Issuer's and its Restricted Subsidiaries' proportional share of the items described in clauses (1)(a) and (b) of this definition relating to each Joint Venture, in each case determined as if such Joint Venture was a Restricted Subsidiary;

        (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

        (3)   increased or decreased by (without duplication):

          (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations; plus or minus, as applicable, and

          (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

        (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

        (2)   issuances to any Subsidiary of the Issuer; and

        (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after September 24, 2007 from:

        (1)   contributions to its common equity capital, and

        (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate to exclude from EBITDA the results of Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

        (1)   Consolidated Interest Expense of such Person for such period;

        (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

        (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on September 24, 2007.

        "Government Securities" means securities that are:

        (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

        (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Senior Indenture.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Senior Notes in accordance with the terms of the Senior Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holdco Indenture" shall mean the indenture dated as of September 24, 2007 entered into between Holdings and The Bank of New York, as trustee, relating to the Holdco Notes.

        "Holdco Notes" shall mean the $1,000,000,000 aggregate principal amount of 11 11/12% Senior PIK Notes due 2016 issued by Holdings.

        "Holder" means the Person in whose name a Senior Note is registered on the registrar's books.

        "Holdings" shall mean First Data Holdings, Inc. (formerly known as New Omaha Holdings Corporation), a Delaware corporation, and its successors.

        "Indebtedness" means, with respect to any Person, without duplication:

        (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

          (a)   in respect of borrowed money;

          (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

          (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation, within 60 days of becoming due and payable, has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; or

          (d)   representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

        (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided, that the amount of Indebtedness of any Person for purposes of this clause (2) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith; and

        (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities or (c) Settlement Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

        (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

        (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

        (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

        (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet

(excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

        (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

          (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

        (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case fair market value as determined in good faith by the Issuer.

        "Investors" means Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Citigroup Global Markets Inc., Credit Suisse Management LLC, Deutsche Bank Investment Partners, Inc., HSBC Bank plc, LB I Group Inc., GMI Investments, Inc., Citigroup Capital Partners II 2007 Citigroup Investment, LP, Citigroup Capital Partners II Employee Master Fund, L.P, Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CGI CPE LLC, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co., KG, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Mezzanine Partners 2006 Fund, L.P. and Goldman Sachs Investments Ltd. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means September 24, 2008.

        "Issuer" has the meaning set forth in the first paragraph under "General" and its successors; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

        "Joint Venture" shall mean, at any date of determination, each joint venture accounted for as an equity method investee of the Issuer or its Restricted Subsidiaries, determined in accordance with GAAP.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Merchant Acquisition and Processing Alliance" shall mean any joint venture or other strategic alliance entered into with any financial institution or other third party primarily entered into to offer Merchant Services.

        "Merchant Agreement" shall mean any contract entered into with a merchant relating to the provision of Merchant Services.

        "Merchant Services" shall mean services provided to merchants relating to the authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing of credit, debit, stored-value and loyalty card and other payment transactions (including provision of point of service devices and other equipment necessary to capture merchant transactions and other ancillary services).

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Senior Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders-Asset Sales."

        "Permitted Holders" means each of the Investors, members of management of the Issuer (or its direct or indirect parent) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

        (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

        (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

        (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

          (a)   such Person becomes a Restricted Subsidiary; or

          (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

        (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

        (5)   any Investment existing on September 24, 2007 or made pursuant to a binding commitment in effect on September 24, 2007;

        (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

          (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

          (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

        (7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

        (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

        (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

        (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, is necessary or advisable to effect any Receivables Facility;

        (15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

        (16) loans and advances to officers, directors and employees for business- related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

        (17) any Investment in any joint venture existing on September 24, 2007 to the extent contemplated by the organizational documents of such joint venture as in existence on September 24, 2007;

        (18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

        (19) any Investment arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets; and

        (20) Investments of assets made pursuant to any non-qualified deferred compensation plan sponsored by the Issuer or its Restricted Subsidiaries.

        "Permitted Liens" means, with respect to any Person:

        (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

        (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

        (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

        (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (1), (4), (12), (13), (18) or (19) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so financed, purchased, constructed or improved;

        (7)   Liens existing on September 24, 2007 (other than Liens in favor of the lenders under the Senior Credit Facility);

        (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Senior Indenture, secured by a Lien on the same property securing such Hedging Obligations;

        (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (13) Leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

        (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

        (15) Liens in favor of the Issuer or any Guarantor;

        (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

        (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

        (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Senior Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

        (19) Deposits made in the ordinary course of business to secure liability to insurance carriers;

        (20) Other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

        (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

        (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

        (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

        (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

        (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

        (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

        (28) Settlement Liens.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PIK Interest" has the meaning set forth under "Principal, Maturity and Interest—PIK Notes."

        "PIK Notes" means the PIK Notes and any PIK Payment in respect thereof and any additional PIK Notes.

        "PIK Payment" has the meaning set forth under "Principal, Maturity and Interest—PIK Notes."

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

        "Redemption Date" has the meaning set forth under "Optional Redemption."

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Senior Notes, dated as of the Issue Date, among the Issuer, the Guarantors and Citibank, N.A.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Required Debt" means the outstanding principal amount of (1) the Senior Notes (including any Additional Senior Notes), other than Senior Notes beneficially owned by the Issuer or its Affiliates and (2) any securities issued to refinance or replace any of the items described in clause (1) of this definition, and the 9 7/8% Senior Notes at such date voting as a single class, to the extent permitted under the Senior Indenture.

        "Required Holders" means Persons holding the Required Debt.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the credit agreement dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Exchange Notes" means any notes issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Senior Indebtedness" means:

        (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility, the Senior Notes or the 9 7/8% Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

        (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Senior Indenture;

        (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Senior Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to Indebtedness outstanding under the Senior Credit Facility, the Senior Notes, the 9 7/8% Senior Notes or any related Guarantee; and

        (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

          (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

          (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

          (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Senior Indenture.

        "Senior Interim Debt" means $1,550,000,000 aggregate principal amount of outstanding cash-pay borrowings under the Senior Interim Debt Agreement maturing in 2015 and $3,014,940,000 aggregate principal amount of outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest) under the Senior Interim Debt Agreement.

        "Senior Interim Debt Agreement" means the interim credit agreement relating to the Senior Interim Debt dated as of September 24, 2007 (as amended and restated on October 24, 2007 and as further amended on June 19, 2008), by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $1,550,000,000 in cash-pay borrowings and/or $2,750,000,000 outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest).

        "Senior Notes" means the Cash Pay Notes, PIK Notes, any Additional Senior Notes and PIK Interest.

        "Senior Subordinated Interim Debt" means $2,500,000,000 aggregate principal amount of outstanding borrowings under the Senior Subordinated Interim Debt Agreement.

        "Senior Subordinated Interim Debt Agreement" means the interim credit agreement relating to the Senior Subordinated Debt dated as of September 24, 2007 (as amended and restated on October 24, 2007 and as further amended on June 19, 2008), by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $2,500,000,000.

        "Senior Subordinated Notes" means up to $2,500,000,000 aggregate principal amount of Senior Subordinated Notes due 2016 issued by the Issuer under the indenture governing the Senior Subordinated Notes in exchange for Senior Subordinated Term Loans.

        "Senior Subordinated Term Loans" means any Senior Subordinated Term Loans (as defined in the Senior Subordinated Interim Debt Agreement) held by any lender under the Senior Subordinated Interim Debt Agreement, which may be exchanged for Senior Subordinated Notes under the indenture governing the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Interim Debt Agreement and the Senior Subordinated Indenture.

        "Settlement" shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

        "Settlement Asset" shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

        "Settlement Indebtedness" shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

        "Settlement Lien" shall mean any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

        "Settlement Payment" shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

        "Settlement Receivable" shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on September 24, 2007.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Senior Notes,

        (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Notes, including the Senior Subordinated Notes, and

        (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Notes, including the Guarantees of the Senior Subordinated Notes by the Guarantors.

        "Subsidiary" means, with respect to any Person:

        (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

        (2)   any partnership, joint venture, limited liability company or similar entity of which

           (x)  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

          (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

        "Transactions" means the transactions contemplated by the Transaction Agreement on September 24, 2007, borrowings under the Bridge Facilities and borrowings under the Senior Credit Facility as in effect on September 24, 2007.

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and the Issuer, as the same may have been amended prior to September 24, 2007.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the

Redemption Date to September 30, 2011; provided, however, that if the period from the Redemption Date to September 30, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

        (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

        (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

        (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

        (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

        (3)   each of:

          (a)   the Subsidiary to be so designated; and

          (b)   its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

        (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

        (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

        (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

        (2)   the sum of all such payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

 DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, the terms "we," "our," "us," "the Company" and "the Issuer" each refer to First Data Corporation and its consolidated Subsidiaries.

        The Issuer issued $2,500,000,000 aggregate principal amount of 11 1/4% senior subordinated notes due 2016 (the "Senior Subordinated Notes") under a Senior Subordinated Indenture dated September 24, 2008 (the "Senior Subordinated Indenture") among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Senior Subordinated Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Senior Subordinated Notes are substantially identical and include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Senior Subordinated Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Senior Subordinated Indenture, including the definitions therein of certain terms used below. We urge you to read the Senior Subordinated Indenture because it, and not this description, will define your rights as Holders of the Senior Subordinated Notes. You may request copies of the Senior Subordinated Indenture at our address set forth under the heading "Summary."

Brief Description of Senior Subordinated Notes

        The Senior Subordinated Notes are:

  •
  unsecured senior subordinated obligations of the Issuer;

  •
  subordinated in right of payment with all existing and future Senior Indebtedness of the Issuer, including the Issuer's obligations under the Senior Secured Credit Facility, the 9 7/8% Senior Notes and the Senior Notes;

  •
  structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer's Foreign Subsidiaries and any Unrestricted Subsidiaries;

  •
  ranked equally in right of payment with all existing and future unsecured Senior Subordinated Indebtedness of the Issuer;

  •
  senior in right of payment to any Indebtedness of the Issuer expressly subordinated to the Senior Subordinated Notes; and

  •
  initially unconditionally guaranteed on a joint and several and senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Secured Credit Facility.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guarantee, on a senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Senior Subordinated Indenture and the Senior Subordinated Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Senior Subordinated Notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Subordinated Indenture by executing the Senior Subordinated Indenture.

        The Restricted Subsidiaries which guarantee the Senior Secured Credit Facility initially guarantee the Senior Subordinated Notes. Each of the Guarantees of the Senior Subordinated Notes is a general unsecured senior subordinated obligation of each Guarantor. The Guarantees are subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantor and are effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Senior Subordinated Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Senior Subordinated Notes.

        Not all of the Issuer's Subsidiaries guarantee the Senior Subordinated Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries or non-Wholly Owned Subsidiaries will guarantee the Senior Subordinated Notes. Our non-guarantor subsidiaries accounted for approximately $353.3, or 17.0%, of our consolidated revenue for the three months ended March 31, 2009, and approximately $5,894.1, or 20.5%, of our total assets excluding settlement assets as of March 31, 2009.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Senior Subordinated Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Senior Subordinated Indenture;

          (2)   the release or discharge of the guarantee by such Guarantor of the Senior Secured Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (3)   the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Senior Subordinated Indenture; or

          (4)   the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Senior Subordinated Indenture in accordance with the terms of the Senior Subordinated Indenture.

Paying Agent and Registrar for the Senior Subordinated Notes

        The Issuer will maintain one or more paying agents for the Senior Subordinated Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Senior Subordinated Notes is the Trustee.

        The Issuer will also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Senior Subordinated Notes outstanding from time to time and will make payments on and facilitate transfer of Senior Subordinated Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Senior Subordinated Notes

        Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness ranks senior to the Senior Subordinated Notes and the Guarantees in accordance with the provisions of the Senior Subordinated Indenture. The Senior Subordinated Notes and Guarantees in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

        We agreed in the Senior Subordinated Indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Senior Subordinated Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Senior Subordinated Notes (or pay any other Obligations relating to the Senior Subordinated Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Senior Subordinated Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Senior Subordinated Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated

Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

          (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and related Guarantors are permitted to resume paying the Senior Subordinated Notes after the end of such Payment Blockage Period. The Senior Subordinated Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facility), a Representative of holders of Indebtedness under the Senior Credit Facility may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Senior Subordinated Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Senior Subordinated Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Senior Subordinated Notes are entitled to receive any payment;

          (2)   until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Senior Subordinated Notes would be entitled but for the subordination provisions of the Senior Subordinated Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities; and

          (3)   if a distribution is made to Holders of the Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Senior Subordinated Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Senior Subordinated Indenture upon the failure of the Issuer to pay interest or principal with respect to the Senior Subordinated Notes when due by their terms. If payment of the

Senior Subordinated Notes is accelerated because of an Event of Default, the Issuer or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions governing the subordination of the notes. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facility, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Senior Subordinated Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Senior Subordinated Indenture otherwise permits payment at that time.

        Each Guarantor's obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the Senior Subordinated Notes apply equally to the obligations of such Guarantor under its Guarantee.

        A Holder by its acceptance of Senior Subordinated Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Senior Subordinated Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Senior Subordinated Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Senior Subordinated Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Senior Subordinated Notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

        A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Senior Subordinated Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Subordinated Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $2,500,000,000 in aggregate principal amount of Senior Subordinated Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Senior Subordinated Notes mature on March 31, 2016. Subject to compliance with the covenant described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Senior

Subordinated Notes from time to time after the initial date of the Exchange Right under the Senior Subordinated Indenture (any such Senior Subordinated Notes, "Additional Senior Subordinated Notes"). Unless the context requires otherwise, references to "Senior Subordinated Notes" for all purposes of the Senior Subordinated Indenture and this "Description of Senior Subordinated Notes" include any Additional Senior Subordinated Notes that are actually issued.

        Interest on the Senior Subordinated Notes accrues at the rate of 11 1/4% per annum and is payable semi-annually in arrears on March 31 and September 30 to the Holders of Senior Subordinated Notes of record on the immediately preceding March 15 and September 15. Interest on the Senior Subordinated Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Subordinated Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional Interest may accrue on the Senior Subordinated Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Additional Interest on the Senior Subordinated Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references in the Senior Subordinated Indenture, in any context, to any interest or other amount payable on or with respect to the Senior Subordinated Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Senior Subordinated Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Subordinated Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Subordinated Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Subordinated Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may at any time and from time to time purchase Senior Subordinated Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer is not entitled to redeem Senior Subordinated Notes at its option prior to September 30, 2011.

        At any time prior to September 30, 2011, the Issuer may redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Senior Subordinated Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after September 30, 2011, the Issuer may redeem the Senior Subordinated Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Senior Subordinated Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the

Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on September 30 of each of the years indicated below:

Year	Percentage
2011	105.625%
2012	102.813%
2013 and thereafter	100.000%

        In addition, until September 30, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided (i) that at least 50% of the sum of the original aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Indenture and the original principal amount of any Additional Senior Subordinated Notes issued under the Senior Subordinated Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption may, at the Issuer's option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding Senior Subordinated Notes, the Trustee shall select the Senior Subordinated Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

  Change of Control

        The Senior Subordinated Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Subordinated Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Senior Subordinated Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Senior Subordinated Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Senior Subordinated Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Subordinated Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Subordinated Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Senior Subordinated Notes and their election to require the Issuer to purchase such Senior Subordinated Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Senior Subordinated Notes, the principal amount of Senior Subordinated Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Subordinated Notes and its election to have such Senior Subordinated Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Senior Subordinated Notes, the Holders of the remaining Senior Subordinated Notes will be issued new Senior Subordinated Notes and such new Senior Subordinated Notes will be equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered. The unpurchased portion of the Senior Subordinated Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Senior Subordinated Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Senior Subordinated Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Subordinated Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility, the 9 7/8% Senior Notes, the Senior Notes and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Subordinated Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Senior Subordinated Notes, the Issuer could seek the consent of its lenders and the holders of the

9 7/8% Senior Notes and the Senior Notes to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuer's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders of Senior Subordinated Notes under certain circumstances. The Senior Credit Facility provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Senior Subordinated Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable.

        Our ability to pay cash to the Holders of Senior Subordinated Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Subordinated Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Senior Subordinated Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Subordinated Indenture does not contain any covenants or provisions that may afford Holders of the Senior Subordinated Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Subordinated Indenture applicable to a Change of Control Offer made by us and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Subordinated Notes may require the Issuer to make an offer to repurchase the Senior Subordinated Notes as described above.

        The provisions under the Senior Subordinated Indenture relating to the Issuer's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes.

  Asset Sales

        The Senior Subordinated Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual have taken place on the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Subordinated Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of the Issuer's Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value,

          (3)   shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (4)   to permanently reduce:

            (a)   Obligations under Senior Indebtedness permitted by the Senior Subordinated Indenture, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under other Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto) through open-market purchases or by making an Asset Sale Offer in accordance with the procedures set forth below; provided that to the extent the Issuer or such Restricted Subsidiary reduces or makes an offer to prepay, as applicable, Obligations under Senior Subordinated Indebtedness other than the Senior Subordinated Notes, including by making an offer (in accordance with the procedures set forth below for an

    Asset Sale Offer), the Company shall equally and ratably make an offer to purchase the Senior Subordinated Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of the Senior Subordinated Notes that would otherwise be prepaid; or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof); or

          (5)   to make (a) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary such Investment is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) acquisitions of other assets, in each of (a) through (d), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (2), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Senior Subordinated Notes, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Subordinated Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Senior Subordinated Notes and any other Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Senior Subordinated Indenture. If the aggregate principal amount of Senior Subordinated Notes or the Senior Subordinated Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and such other Senior Subordinated Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Subordinated Notes or such Senior Subordinated Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale

Offer, any Net Proceeds not required to be used to purchase Senior Subordinated Notes shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Subordinated Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

        The Senior Credit Facility, the 9 7/8% Senior Notes and the Senior Notes limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Subordinated Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Senior Subordinated Notes, the Issuer could seek the consent of its lenders and the holders of the Senior Notes to the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuer's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders of the Senior Subordinated Notes under certain circumstances.

  Selection and Notice

        If the Issuer is redeeming less than all of the Senior Subordinated Notes issued by it at any time, the Trustee will select the Senior Subordinated Notes to be redeemed (a) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Senior Subordinated Notes of $2,000 or less can be redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Senior Subordinated Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction and discharge of the Senior Subordinated Indenture. If any Senior Subordinated Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Subordinated Note in a principal amount equal to the unredeemed portion of the original Senior Subordinated Note in the name of the Holder upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (I)  declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

          (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

          (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

        (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

      (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

          (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

      (IV)  make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

        (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

        (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

        (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after September 24, 2007 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

          (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 1, 2007, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted

  Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

          (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after September 24, 2007 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

            (A)  Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of: (x) Equity Interests to any former, current or future employees, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after September 24, 2007 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and (y) Designated Preferred Stock; and

            (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

            (C)  debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Y) Excluded Contributions; plus

          (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following September 24, 2007 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

          (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

            (A)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after September 24, 2007; or

            (B)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after September 24, 2007; plus

          (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after September 24, 2007, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

        (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture;

        (2)   (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

        (3)   the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

          (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

          (b)   such new Indebtedness is subordinated to the Senior Subordinated Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

          (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

          (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

        (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $150.0 million in any calendar year (which shall increase to $300.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

          (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after September 24, 2007, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

          (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after September 24, 2007; less

          (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Subordinated Indenture;

        (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

        (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

          (b)   the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b)

  shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

          (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

        (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

        (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

        (10) Restricted Payments that are made with Excluded Contributions;

        (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2% of the Issuer's Total Assets at the time made;

        (12) distributions or payments of Receivables Fees;

        (13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

        (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Subordinated Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

        (15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

          (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

          (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

          (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

          (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

          (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

        (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of

"Permitted Investments", unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer (including for this purpose Indebtedness of the direct and/or indirect parent company of the Issuer) would be equal to or less than 7.50 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12)(b) and (14) below at such time.

        The foregoing limitations will not apply to:

        (1)   the incurrence of Indebtedness under Credit Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time;

        (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Senior Subordinated Notes (including any Guarantee) (other than any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes (including Guarantees thereof)), (b) the 9 7/8% Senior Notes (including any guarantees thereof) and (c) the Senior Notes (including any guarantees thereof);

        (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on September 24, 2007 (other than Indebtedness described in clauses (1) and (2));

        (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, improvement, development or construction of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not exceed 4% of the Issuer's Total

Assets at any one time outstanding so long as such Indebtedness exists at the date of such purchase, lease or improvement or is created within 270 days thereafter;

        (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation or employee health claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

        (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

        (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness having a term exceeding 364 days owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Subordinated Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

        (8)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness having a term exceeding 364 days owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Subordinated Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

        (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

        (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

        (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after September 24, 2007 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than

Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clause (14), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

        (13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

          (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed or defeased,

          (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Subordinated Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

          (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Senior Indebtedness;

        (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that after giving effect to such acquisition or merger, either

          (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

          (b)   the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clause (12)(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

        (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

        (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

        (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Senior Subordinated Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

        (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

        (19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

        (20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments";

        (21) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

        (22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted

Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries; and

        (23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

        For purposes of determining compliance with this covenant:

        (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

        (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discounts and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Senior Subordinated Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        For the avoidance of doubt, the amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12)(b) and (14), shall not exceed $2,000.0 million in the aggregate at any one time outstanding.

  Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Senior Subordinated Notes or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

        (1)   in the case of Liens securing Subordinated Indebtedness, the Senior Subordinated Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

        (2)   in all other cases, the Senior Subordinated Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; except that the foregoing shall not apply to Liens securing Senior Indebtedness of the Issuer or any Guarantor.

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided, if the surviving Person is not a corporation, a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof shall be a co-obligor of the Senior Subordinated Notes;

        (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Senior Subordinated Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

        (3)   immediately after such transaction, no Default exists;

        (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

          (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

          (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

        (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Senior Subordinated Indenture, the Senior Subordinated Notes and the Registration Rights Agreement; and

        (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Senior Subordinated Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer under the Senior Subordinated Indenture, the Guarantees and the Senior Subordinated Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

        (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

        (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Senior Subordinated Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Senior Subordinated Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (c)   immediately after such transaction, no Default exists; and

          (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture; or

        (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Senior Subordinated Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $40.0 million, unless:

        (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

        (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

        (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

        (2)   Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

        (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not, in the good faith judgment of the board of directors of the Issuer, disadvantageous to the Holders when taken as a whole as compared to the Sponsor Management Agreement as in effect on the Issue Date);

        (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

        (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

        (6)   any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

        (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue

Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

        (8)   the Transactions, the offering of the 9 7/8% Senior Notes, the offering of the Senior Notes and this offering of the Senior Subordinated Notes and the payment of all fees and expenses related to the Transactions, the offering of the 9 7/8% Senior Notes, the offering of the Senior Notes and this offering of the Senior Subordinated Notes, in each case as described in this prospectus;

        (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any former, current or future director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries;

        (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

        (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

        (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

        (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and the payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

        (15) payments to and from, and transactions with, any joint venture in the ordinary course of business; and

        (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

        (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

          (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

        (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

        (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (a)   contractual encumbrances or restrictions in effect on the Issue Date (including, without limitation, the 9 7/8% Senior Notes and the guarantees thereof) other than those in clauses (c) and (d) below;

          (b)   the Senior Subordinated Indenture and the Senior Subordinated Notes and the Guarantees;

          (c)   the Holdco Indenture;

          (d)   the Senior Indenture, the Senior Notes and the related guarantees;

          (e)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

          (f)    applicable law or any applicable rule, regulation or order;

          (g)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets assumed;

          (h)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (i)    Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens";

          (j)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (k)   other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (l)    customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

          (m)  customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

          (n)   restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

          (o)   restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

          (p)   any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

        (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

          (a)   if the Senior Subordinated Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Subordinated Notes are subordinated to such Indebtedness; and

          (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes; and

        (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

  Limitation on Layering

        The Senior Subordinated Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate or junior in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

        (1)   equal in right of payment with the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be; or

        (2)   expressly subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be.

        The Senior Subordinated Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Senior Subordinated Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Senior Subordinated Notes (without exhibits), without cost to any Holder, within 15 days after it files or would be required to file them with the SEC) from and after the Issue Date,

        (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

        (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

        (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

        (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of the Senior Subordinated Notes, which obligations may be satisfied by posting such reports on the website of the Issuer and its Subsidiaries, in addition to providing such information to the Trustee and the Holders of the Senior Subordinated Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Senior Subordinated Notes are outstanding, it will furnish or otherwise make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Senior Subordinated Notes, the Senior Subordinated Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company's website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act containing the financial information (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section) that would be required to be included in such reports, in each case, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above.

Events of Default and Remedies

        The Senior Subordinated Indenture provides that each of the following is an "Event of Default":

        (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Subordinated Notes (whether or not prohibited by the subordination provisions of the Senior Subordinated Indenture);

        (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Senior Subordinated Notes (whether or not prohibited by the subordination provisions of the Senior Subordinated Indenture);

        (3)   failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% of the Required Debt to comply with any of its obligations, covenants or agreements contained in the provisions of the Senior Subordinated Indenture described in "Certain Covenants—Reports and Other Information";

        (4)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% of the Required Debt to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in the Senior Subordinated Indenture or the Senior Subordinated Notes;

        (5)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such

Indebtedness or guarantee now exists or is created after the issuance of the Senior Subordinated Notes, if both:

          (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

          (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more at any one time outstanding;

        (6)   failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

        (7)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

        (8)   the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Subordinated Indenture or the release of any such Guarantee in accordance with the Senior Subordinated Indenture.

        If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Senior Subordinated Indenture, the Trustee or the Required Holders of at least 30% of the Required Debt may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately provided, however, that so long as any Indebtedness permitted to be incurred under the Senior Subordinated Indenture as part of the Senior Credit Facility, the 9 7/8% Indenture or the indentures governing the Senior Notes shall be outstanding, no such acceleration shall be effective until the earlier of:

        (1)   acceleration of any such Indebtedness under the Senior Credit Facility, the 9 7/8% Indenture and the indentures governing the Senior Notes; or

        (2)   five Business Days after the giving of written notice of such acceleration to the Issuer, the administrative agent under the Senior Credit Facility, the trustee under the 9 7/8% Indenture and the trustee under the indentures governing the Senior Notes.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. The Senior Subordinated Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Subordinated Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Senior Subordinated Notes.

        The Senior Subordinated Indenture provides that the Required Holders of a majority of the Required Debt by written notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default and its consequences under the Senior Subordinated Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Subordinated Note (held by a non-consenting Holder) and rescind any acceleration with respect to the Senior Subordinated Notes and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Subordinated Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

        (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

        (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

        (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Senior Subordinated Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Subordinated Indenture at the request or direction of any of the Holders of the Senior Subordinated Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Senior Subordinated Note may pursue any remedy with respect to the Senior Subordinated Indenture or the Senior Subordinated Notes unless:

        (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

        (2)   Required Holders of at least 30% of the Required Debt have requested the Trustee to pursue the remedy;

        (3)   Holders of the Senior Subordinated Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

        (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        (5)   Required Holders of a majority of the Required Debt have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Senior Subordinated Indenture the Required Holders of a majority of the Required Debt are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Subordinated Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Subordinated Note or that would involve the Trustee in personal liability.

        The Senior Subordinated Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Subordinated Notes, the Guarantees or the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Senior Subordinated Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Senior Subordinated Indenture, the Senior Subordinated Notes and the Guarantees will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Subordinated Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Subordinated Notes and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

        (1)   the rights of Holders of Senior Subordinated Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to the Senior Subordinated Indenture;

        (2)   the Issuer's obligations with respect to Senior Subordinated Notes concerning issuing temporary notes, registration of such Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

        (4)   the Legal Defeasance provisions of the Senior Subordinated Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Senior Subordinated Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Subordinated Notes:

        (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Subordinated Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Subordinated Notes, and the Issuer must specify whether such Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

        (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

          (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

          (b)   since the issuance of the Senior Subordinated Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

        (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility, the 9 7/8% Indenture, the indenture governing the Senior Notes or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

        (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

        (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

        (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Subordinated Indenture will be discharged and will cease to be of further effect as to all Senior Subordinated Notes, when either:

        (1)   all Senior Subordinated Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

        (2)   (a) all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Senior Subordinated Indenture or the Senior Subordinated Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility, the 9 7/8% Indenture, the indenture governing the Senior Notes or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (c)   the Issuer has paid or caused to be paid all sums payable by it under the Senior Subordinated Indenture; and

          (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Subordinated Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Senior Subordinated Indenture, any Guarantee and the Senior Subordinated Notes may be amended or supplemented with the consent of the Required Holders of a majority of the Required Debt, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes, and any existing Default or compliance with any provision of the Senior Subordinated Indenture, the Senior Subordinated Notes issued thereunder or any Guarantee may be waived with the consent of the Required Holders of a majority of the Required Debt (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Subordinated Notes).

        The Senior Subordinated Indenture provides that, without the consent of each affected Holder of Senior Subordinated Notes, an amendment or waiver may not, with respect to any Senior Subordinated Notes held by a non-consenting Holder:

        (1)   reduce the principal amount of such Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

        (2)   reduce the principal of or change the fixed final maturity of any such Senior Subordinated Note or alter or waive the provisions with respect to the redemption of such Senior Subordinated Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

        (3)   reduce the rate of or change the time for payment of interest on any Senior Subordinated Note;

        (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes, except a rescission of acceleration of the Senior Subordinated Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Subordinated Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

        (5)   make any Senior Subordinated Note payable in money other than that stated therein;

        (6)   make any change in the provisions of the Senior Subordinated Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Notes;

        (7)   make any change in these amendment and waiver provisions;

        (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Subordinated Notes;

        (9)   make any change to or modify the subordination provisions of the Senior Subordinated Notes or the Guarantees that would adversely affect the Holders; or

        (10) except as expressly permitted by the Senior Subordinated Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Senior Subordinated Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Senior Subordinated Indenture to which it is a party) and the Trustee may amend or supplement the Senior Subordinated Indenture and any Guarantee or Senior Subordinated Notes without the consent of any Holder;

        (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

        (2)   to provide for uncertificated Senior Subordinated Notes of such series in addition to or in place of certificated notes;

        (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

        (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

        (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder, in each case, if any Senior Subordinated Debt is outstanding, if such change would not adversely affect any lender;

        (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

        (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

        (8)   to evidence and provide for the acceptance and appointment under the Senior Subordinated Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

        (9)   to provide for the issuance of Senior Subordinated Exchange Notes or private exchange notes, which are identical to Senior Subordinated Exchange Notes except that they are not freely transferable;

        (10) to add a Guarantor under the Senior Subordinated Indenture;

        (11) to make any amendment to the provisions of the Senior Subordinated Indenture relating to the transfer and legending of Senior Subordinated Notes as permitted by the Senior Subordinated Indenture, including, without limitation to facilitate the issuance and administration of the Senior Subordinated Notes; provided, however, that (i) compliance with the Senior Subordinated Indenture as so amended would not result in Senior Subordinated Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Subordinated Notes; or

        (12) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Senior Subordinated Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to the Senior Subordinated Indenture or otherwise.

        The consent of the Holders is not necessary under the Senior Subordinated Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Senior Subordinated Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Senior Subordinated Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Subordinated Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request of any Holder of the Senior Subordinated Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Senior Subordinated Indenture, the Senior Subordinated Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Subordinated Indenture. For purposes of the Senior Subordinated Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "9 7/8% Indenture" means the Indenture, dated as of October 24, 2007 among the Issuer, the guarantors named therein and Wells Fargo Bank, National Association, as trustee governing the Issuer's 9 7/8% Senior Notes.

        "9 7/8% Senior Notes" means the Issuer's $2,200,000,000 in aggregate principal amount of 9 7/8% senior notes due 2015 issued pursuant to the 9 7/8% Indenture.

        "Acquired Indebtedness" means, with respect to any specified Person,

        (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

        (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Subordinated Note on any Redemption Date, the greater of:

        (1)   1.0% of the principal amount of such Senior Subordinated Note; and

        (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Subordinated Note at September 30, 2011 (such redemption price being set forth in the table appearing under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Senior Subordinated Note through September 30, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Senior Subordinated Note.

        "Asset Sale" means:

        (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

        (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock");

in each case, other than:

          (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture;

          (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

          (f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

          (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

          (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Senior Subordinated Indenture;

          (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (k)   the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

          (l)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Senior Subordinated Indenture;

          (m)  dispositions in the ordinary course of business, including disposition in connection with any Settlement and dispositions of Settlement Assets and Merchant Agreements;

          (n)   sales, transfers and other dispositions of Investments in joint ventures and Merchant Acquisition and Processing Alliances to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

          (o)   sales, transfers and other dispositions of Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) relating to any equity reallocation in connection with an asset or equity contribution; and

          (p)   any issuance or sale of Equity Interests of any Restricted Subsidiary to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

        "Bridge Facilities" means the Senior Interim Debt Agreement and the Senior Subordinated Interim Debt Agreement.

        "Business Day" means each day which is not a Legal Holiday. "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

        (1)   United States dollars;

        (2)   euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

        (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

        (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

        (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

        (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

        (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

        (8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

        (9)   Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition;

        (10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

        (11) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (10) above.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

        (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

        (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

        (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of obligations in connection with the application of recapitalization accounting or purchase accounting, (w) any Additional Interest and any comparable "additional interest" with respect to the 9 7/8% Senior Notes, the Senior Notes, the Senior Subordinated Notes or other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

        (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

        (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio," with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person, less the aggregate amount of cash and Cash Equivalents, held (free and clear of all Liens, other than Liens permitted under "Certain Covenants—Liens," other than clause (20) of the definition of Permitted Liens herein) by (A) the Issuer and its Restricted Subsidiaries (other than settlement assets as shown on the balance sheet of such Person) and (B) any Joint Venture (other than settlement assets as shown on the balance sheet of such Person) in an amount corresponding to the Issuer's or any Restricted Subsidiary's, as applicable, proportionate share thereof, based on its ownership of such Joint Venture's voting stock, computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

        (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions, the offering of 9 7/8% Senior Notes, the offering of the Senior Notes and this offering of the Senior Subordinated Notes to the extent incurred on or prior to September 30, 2008 and litigation and regulatory settlements), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, spin-off costs, business optimization costs and expenses (including data center consolidation initiatives and other costs relating to initiatives aimed at profitability improvements), transition costs, restructuring costs, charges or reserves, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

        (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

        (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

        (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

        (5)   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

        (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

        (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions, the offering of the 9 7/8% Senior Notes, the offering of Senior Notes or this offering of Senior Subordinated Notes or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

        (8)   any effect of income (loss) from the early extinguishment of Indebtedness shall be excluded,

        (9)   the mark-to-market effects on Net Income during the period of any derivatives or similar financial instruments, including the ineffective portion of Hedging Obligations (other than such effects settled in cash) shall be excluded,

        (10) any impairment charge or asset write-off or write-down, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

        (11) any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

        (12) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

        (13) accruals and reserves that are established or adjusted within twelve months after September 24, 2007 that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

        (14) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof. Furthermore, there shall be excluded from Consolidated Net Income any net income (losses) attributable to Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior

Subordinated Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

        (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

        (2)   to advance or supply funds

          (a)   for the purchase or payment of any such primary obligation, or

          (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

        (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Designated Senior Indebtedness" means:

        (1)   any Indebtedness outstanding under the Senior Credit Facility;

        (2)   any Indebtedness outstanding under the 9 7/8% Indenture and the indenture governing the Senior Notes; and

        (3)   any other Senior Indebtedness permitted under the Senior Subordinated Indenture, the principal amount of which is $100.0 million or more and that has been designated by the Issuer as "Designated Senior Indebtedness."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Subordinated Notes or the date the Senior Subordinated Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

        (1)   increased (without duplication) by:

          (a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

          (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(t), (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

          (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness (and any amendment or modification to any such transaction) permitted to be incurred by the Senior Subordinated Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offerings of the 9 7/8% Senior Notes, the Senior Notes and the Senior Subordinated Notes, the Bridge Facilities and any refinancing thereof and the Senior Credit Facility and (ii) any amendment or other modification of the Senior Subordinated Notes and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

          (e)   any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

          (f)    the amount of any noncontrolling interests consisting of income attributable to equity interests held by third parties deducted (and not added back) in such period in calculating net income (loss) attributable to First Data Corporation; plus

          (g)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

          (h)   the amount of net cost savings and net cash flow effect of revenue enhancements related to new agreements, or amendments to existing agreements, with customers or joint ventures, projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings and revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings and enhancements are reasonably identifiable and factually supportable, (y) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (z) no cost savings or revenue enhancements shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

          (i)    the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

          (j)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

          (k)   an amount equal to the Issuer's and its Restricted Subsidiaries' proportional share of the items described in clauses (1)(a) and (b) of this definition relating to each Joint Venture, in each case determined as if such Joint Venture was a Restricted Subsidiary;

        (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

        (3)   increased or decreased by (without duplication):

          (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations; plus or minus, as applicable, and

          (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

        (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

        (2)   issuances to any Subsidiary of the Issuer; and

        (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after September 24, 2007 from:

        (1)   contributions to its common equity capital, and

        (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate to exclude from EBITDA the results of Integrated Payment Systems Inc. and Integrated Payment Systems Canada Inc.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

        (1)   Consolidated Interest Expense of such Person for such period;

        (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

        (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on September 24, 2007.

        "Government Securities" means securities that are:

        (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

        (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Senior Subordinated Indenture.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holdco Indenture" shall mean the indenture dated as of September 24, 2007 entered into between Holdings and The Bank of New York, as trustee, relating to the Holdco Notes.

        "Holdco Notes" shall mean the $1,000,000,000 aggregate principal amount of 11 1/2% Senior PIK Notes due 2016 issued by Holdings.

        "Holder" means the Person in whose name a Senior Subordinated Note is registered on the registrar's books.

        "Holdings" shall mean First Data Holdings, Inc. (formerly known as New Omaha Holdings Corporation), a Delaware corporation, and its successors.

        "Indebtedness" means, with respect to any Person, without duplication:

        (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

          (a)   in respect of borrowed money;

          (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

          (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation, within 60 days of becoming due and payable, has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; or

          (d)   representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

        (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided, that the amount of Indebtedness of any Person for purposes of this clause (2) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith; and

        (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities or (c) Settlement Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

        (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

        (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

        (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

        (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

        (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

          (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

        (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case fair market value as determined in good faith by the Issuer.

        "Investors" means Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Citigroup Global Markets Inc., Credit Suisse Management LLC, Deutsche Bank Investment Partners, Inc., HSBC Bank plc, LB I Group Inc., GMI Investments, Inc., Citigroup Capital Partners II 2007, Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CGI CPE LLC, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co., KG, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Mezzanine Partners 2006 Fund, L.P. and Goldman Sachs Investments Ltd. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means September 24, 2008.

        "Issuer" has the meaning set forth in the first paragraph under "General" and its successors; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Subordinated Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

        "Joint Venture" shall mean, at any date of determination, each joint venture accounted for as an equity method investee of the Issuer or its Restricted Subsidiaries, determined in accordance with GAAP.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Merchant Acquisition and Processing Alliance" shall mean any joint venture or other strategic alliance entered into with any financial institution or other third party primarily entered into to offer Merchant Services.

        "Merchant Agreement" shall mean any contract entered into with a merchant relating to the provision of Merchant Services.

        "Merchant Services" shall mean services provided to merchants relating to the authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing of credit, debit, stored-value and loyalty card and other payment transactions (including provision of point of service devices and other equipment necessary to capture merchant transactions and other ancillary services).

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or of a Guarantor, as applicable.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Senior Subordinated Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        "Permitted Holders" means each of the Investors, members of management of the Issuer (or its direct or indirect parent), and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Subordinated Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

        (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

        (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

        (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

          (a)   such Person becomes a Restricted Subsidiary; or

          (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

        (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

        (5)   any Investment existing on September 24, 2007 or made pursuant to a binding commitment in effect on September 24, 2007;

        (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

          (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

          (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

        (7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

        (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

        (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

        (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of the Issuer's Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
        (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, is necessary or advisable to effect any Receivables Facility;

        (15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

        (16) loans and advances to officers, directors and employees for business- related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

        (17) any Investment in any joint venture existing on September 24, 2007 to the extent contemplated by the organizational documents of such joint venture as in existence on September 24, 2007;

        (18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

        (19) any Investment arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets; and

        (20) Investments of assets made pursuant to any non-qualified deferred compensation plan sponsored by the Issuer or its Restricted Subsidiaries.

        "Permitted Junior Securities" means:

        (1)   Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

        (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the related Guarantees are subordinated to Senior Indebtedness under the Senior Subordinated Indenture; provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facility, the Senior Interim Debt Agreement, the 9 7/8% Indenture or the indentures governing the Senior Notes is treated as part of the same class as the Senior Subordinated Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

        (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

        (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

        (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

        (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (1), (4), (12), (13), (18) or (19) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so financed, purchased, constructed or improved;

        (7)   Liens existing on September 24, 2007 (other than Liens in favor of the lenders under the Senior Credit Facility);

        (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Senior Subordinated Indenture, secured by a Lien on the same property securing such Hedging Obligations;

        (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

        (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

        (15) Liens in favor of the Issuer or any Guarantor;

        (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

        (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

        (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Senior Subordinated Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

        (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

        (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

        (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

        (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

        (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

        (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

        (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

        (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

        (28) Settlement Liens.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

        "Redemption Date" has the meaning set forth under "Optional Redemption."

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Senior Subordinated Notes, dated as of the Issue Date, among the Issuer, the Guarantors and Citibank, N.A.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Required Debt" means the outstanding principal amount of (1) the Senior Subordinated Notes (including any Additional Senior Subordinated Notes), other than Senior Subordinated Notes beneficially owned by the Issuer or its Affiliates and (2) any securities issued to refinance or replace any of the items described in clause (1) of this definition, at such date voting as a single class, to the extent permitted under the Senior Subordinated Indenture.

        "Required Holders" means Persons holding the Required Debt.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the credit agreement dated as of September 24, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Indebtedness" means:

        (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility or the Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

        (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Senior Subordinated Indenture;

        (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Senior Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with, or subordinated in right of payment to Indebtedness outstanding under the Senior Credit Facility, the Senior Notes or any related Guarantee; and

        (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

          (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

          (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

          (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Senior Subordinated Indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the Senior Subordinated Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holders of such Indebtedness or their trustee, agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Senior Subordinated Indenture and (b) shall have received an Officer's Certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the Senior Subordinated Indenture.

        "Senior Interim Debt" means $1,550,000,000 aggregate principal amount of outstanding cash-pay borrowings under the Senior Interim Debt Agreement maturing in 2015 and $3,014,940,000 aggregate principal amount of outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest) under the Senior Interim Debt Agreement.

        "Senior Interim Debt Agreement" means the interim credit agreement relating to the Senior Interim Debt dated as of September 24, 2007 (as amended and restated on October 24, 2007 and as further amended on June 19, 2008), by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $1,550,000,000 in cash-pay borrowings and/or $2,750,000,000 outstanding PIK borrowings (plus any additional principal amount attributable to PIK interest).

        "Senior Notes" means the Issuer's $1,550,000,000 aggregate principal amount of senior cash pay notes due 2015, $3,014,940,000 aggregate principal amount of senior PIK notes due 2015 (plus any additional principal amount attributable to PIK interest) and the 9 7/8% Senior Notes.

        "Senior Subordinated Exchange Notes" means any notes issued in exchange for the Senior Subordinated Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Senior Subordinated Indebtedness" means:

        (1)   with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Senior Subordinated Notes issued by the Issuer; and

        (2)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of the Senior Subordinated Notes.

        "Senior Subordinated Interim Debt" means $2,500,000,000 aggregate principal amount of outstanding borrowings under the Senior Subordinated Interim Debt Agreement.

        "Senior Subordinated Interim Debt Agreement" means the interim credit agreement relating to the Senior Subordinated Debt dated as of September 24, 2007 (as amended and restated on October 24, 2007 and as further amended on June 19, 2008), by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder up to an amount of $2,500,000,000.

        "Settlement" shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

        "Settlement Asset" shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

        "Settlement Indebtedness" shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

        "Settlement Lien" shall mean any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement

Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

        "Settlement Payment" shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

        "Settlement Receivable" shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on September 24, 2007.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Senior Subordinated Notes,

        (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Subordinated Notes and

        (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Subordinated Notes.

        "Subsidiary" means, with respect to any Person:

        (3)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

        (4)   any partnership, joint venture, limited liability company or similar entity of which

          (a)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

          (b)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

        "Transactions" means the transactions contemplated by the Transaction Agreement on September 24, 2007, borrowings under the Bridge Facilities and borrowings under the Senior Credit Facility as in effect on September 24, 2007.

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and the Issuer, as the same may have been amended prior to September 24, 2007.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 30, 2011; provided, however, that if the period from the Redemption Date to September 30, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

        (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

        (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

        (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

        (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

        (3)   each of:

          (a)   the Subsidiary to be so designated; and

          (b)   its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

        (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

        (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

        (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

        (2)   the sum of all such payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Exchange Offers

        The exchange of outstanding notes for exchange notes in the exchange offers will not constitute taxable events to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

        The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus.

        As used herein, a "U.S. holder" means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        The term "non-U.S. holder" means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

        This summary deals only with notes that are held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a partnership or other pass-through entity for United States federal income tax purposes;

  •
  a U.S. holder whose "functional currency" is not the U.S. dollar;

  •
  a controlled foreign corporation;

  •
  a passive foreign investment company; or

  •
  a United States expatriate.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the "IRS"), with respect to any of the U.S. federal income or estate tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

        If a partnership (including any entity classified as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

        This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of notes. You should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

        The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Senior Cash-Pay Notes and Senior Subordinated Notes

        We intend to take the position that the "issue price" of the senior cash-pay notes and senior subordinated notes is equal to their stated principal amount, and, therefore, that they will not be treated as having been issued with original issue discount ("OID"). If, contrary to this position, the senior cash-pay notes and/or senior subordinated notes were treated as having been issued with OID, a U.S. holder of such notes generally would be required to include OID in income in advance of receipt of cash attributable to that income in a manner similar to the OID on the senior PIK notes, as described below. The rest of this discussion assumes the senior cash-pay notes and senior subordinated notes will not be treated as having been issued with OID.

Payments of Interest.

        Interest on a senior cash-pay note or senior subordinated note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Market Discount.

        If you purchase a senior cash-pay note or senior subordinated note for an amount that is less than its stated principal amount, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a senior cash-pay note or senior subordinated note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

        In addition, you may be required to defer, until the maturity of the senior cash-pay note or senior subordinated note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the senior cash-pay note or senior subordinated note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply and you will not have to treat any portion of principal payments or gain on disposition of notes as ordinary income.

Amortizable Bond Premium.

        If you purchase a senior cash-pay note or senior subordinated note for an amount in excess of its stated principal amount, you will be considered to have purchased such note at a premium. You generally may elect to amortize the premium over the remaining term of the senior cash-pay note or senior subordinated note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the senior cash-pay note or senior subordinated note.

Sale, Exchange, Retirement, or Other Disposition of Senior Cash-Pay Notes and Senior Subordinated Notes.

        Upon the sale, exchange, retirement, or other taxable disposition of a senior cash-pay note or senior subordinated note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income to the extent not previously included in income as discussed above) and the adjusted tax basis of the note. Your adjusted tax basis in a senior cash-pay note or senior subordinated note will, in general, be your cost for that senior cash-pay note or senior subordinated note increased by any market discount previously included in income and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Senior PIK Notes

Treatment of PIK Notes.

        Because interest on the senior PIK notes is payable in PIK interest for each interest period up to and including September 30, 2011, the senior PIK notes will be treated as issued with OID, as described below. The issuance of PIK Notes is generally not treated as a payment of interest. Instead, the senior PIK note and any PIK Notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

Original Issue Discount.

        The senior PIK notes will be treated as having been issued with OID in an amount equal to the difference between their "stated redemption price at maturity" (the sum of all payments to be made on the senior PIK notes other than "qualified stated interest") and their "issue price." We intend to take the position that the "issue price" of the senior PIK notes is equal to their stated principal amount. If, contrary to this position, the senior PIK notes were treated as having been issued with an "issue price" less than their stated principal amount, the senior PIK notes would have additional OID. You generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the senior PIK notes, even if denominated as interest.

        The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because interest on the senior PIK notes is payable in PIK interest for each interest period up to and including September 30, 2011, the stated interest payments on the senior PIK notes are not qualified stated interest.

        The amount of OID that you must include in income will generally equal the sum of the "daily portions" of OID with respect to the senior PIK note for each day during the taxable year or portion of the taxable year in which you held such senior PIK note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a senior PIK note may be of any length and may vary in length over the term of the senior PIK note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the senior PIK note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of a senior PIK note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note.

        The "adjusted issue price" of a senior PIK note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any cash payments previously made on such senior PIK note. We are required to provide information returns stating the amount of OID accrued on senior PIK notes held of record by persons other than corporations and other holders that are exempt from information reporting.

        When we pay interest in cash on the senior PIK notes, you will not be required to adjust your OID inclusions. Each payment made in cash under a senior PIK note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the senior PIK notes to the extent such payments constitute payments of previously accrued OID.

        The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Market Discount.

        If you purchase a senior PIK note for an amount that is less than its adjusted issue price (as defined above), the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a senior PIK note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

        In addition, you may be required to defer, until the maturity of the senior PIK note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the senior PIK note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply and you will not have to treat any portion of principal payments or gain on disposition of notes as ordinary income.

Acquisition Premium, Amortizable Bond Premium.

        If you purchase a senior PIK note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the senior PIK note after the purchase date, you will be considered to have purchased that senior PIK note at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the senior PIK note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a senior PIK note for an amount in excess of the sum of all amounts payable on such note after the purchase date, you will be considered to have purchased the senior PIK note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the senior PIK note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the senior PIK note.

Sale, Exchange, Retirement, or Other Disposition of Senior PIK Notes.

        Upon the sale, exchange, retirement, or other taxable disposition of a senior PIK note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition and the adjusted tax basis of the senior PIK note. Your adjusted tax basis in a senior PIK note will, in general, be your cost for the senior PIK note, increased by OID and any market discount previously included in income, and reduced by any amortized premium and any cash payments previously received on the senior PIK note.

        Although not free from doubt, your adjusted tax basis in the senior PIK note should be allocated between the original senior PIK note and any PIK Notes received in respect of PIK interest thereon in proportion to their relative principal amounts. Your holding period in any PIK Note received in respect of PIK interest would likely be identical to your holding period for the original senior PIK note with respect to which the PIK Note was received.

        Except as described above with respect to market discount, any gain or loss upon a taxable disposition of a senior PIK note generally will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Applicable High Yield Discount Obligations.

        For purposes of the dividends-received deduction, the Dividend-Equivalent Interest, as defined below under "Certain Tax Consequences to the Company," will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, if you are a corporation, you may be entitled, subject to applicable limitations, to take a dividends received deduction with respect to any Dividend-Equivalent Interest received by you on a senior PIK note.

Certain Tax Consequences to the Company

        Because the yield-to-maturity on the senior PIK notes equals or exceeds the sum of (x) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the calendar month in which the senior PIK notes were considered issued for United States federal income tax purposes (the "AFR") and (y) 5 percentage points, (ii) the maturity date of the senior PIK notes is more than five years from the date of issue and (iii) the senior PIK notes have "significant" OID, the senior PIK notes will be considered "applicable high yield discount obligations." Therefore, we will not be allowed to take a deduction for interest (including OID) accrued on the senior PIK notes for United States federal income tax purposes until such time as we actually pay such interest (including OID) in cash or in other property (other than stock or debt issued by us or by a person deemed to be related to us under Section 453(f)(1) of the Code).

        Moreover, if the yield-to-maturity on the senior PIK notes exceeds the sum of (x) the AFR and (y) 6 percentage points (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for interest (including OID) accrued on the senior PIK notes will be permanently disallowed (regardless of whether we actually pay such interest or OID in cash or in other property) for United States federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the senior PIK notes ("Dividend-Equivalent Interest").

Certain Tax Consequences to Non-U.S. Holders

        The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of interest (including OID) on the notes under the "portfolio interest rule," provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

        If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States Federal Income Tax").

        The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax

        If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "—United States Federal Withholding Tax" are satisfied) in generally the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments.

        Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be taxed in the same manner as effectively connected interest as described above; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule"

described above under "—United States Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

        In general, information reporting requirements will apply to payments of interest (including OID) on the notes and to the proceeds of the sale or other disposition (including retirement or a redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

        In general, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under "—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including retirement or a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition of the notes or the exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" (within the meaning of ERISA) of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes or exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes or the exchange notes by a Plan subject to ERISA or the Code with respect to which we or the holders are considered to be a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes or the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the

ERISA Plan pays no more than adequate consideration in connection with the transaction. Similar restrictions may apply to Plans that are subject to Similar Law. Because of the foregoing, the notes and the exchange notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the notes or the exchange notes (and holding or disposing of the notes or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transaction and whether an exemption would be applicable to the purchase and holding of the notes.

        Accordingly, by acceptance of a note or an exchange note, each purchaser and subsequent transferee of a note or an exchange note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes or the exchange notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes or exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker- dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the consummation of the exchange offers, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns interests representing less than 1% of the capital commitments of the KKR Millennium Fund, L.P. and KKR 2006 Fund L.P.

EXPERTS

        Our consolidated financial statements for the period from January 1, 2007 through September 24, 2007 and for the year ended December 31, 2006 (predecessor period) and as of December 31, 2008 and 2007, and for the period from September 25, 2007 through December 31, 2007 and the year ended December 31, 2008 (successor period) appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of Chase Paymentech as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 included in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report included in this registration statement which report expresses an unqualified opinion and contains an explanatory paragraph relating to Chase Paymentech continuing in its current form, and is included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

        We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

        We have historically filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we have or will file with the SEC at the SEC's public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

        We and our guarantor subsidiaries have agreed that even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified in "Description of Senior Notes—Certain Covenants—Reports and Other Information" and "Description of Senior Subordinated Notes—Certain Covenants—Reports and Other Information" subject to the provisions described in that section.

        You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

        The descriptions contained in this prospectus of certain of our agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to us.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FIRST DATA CORPORATION

INDEX TO FINANCIAL STATEMENTS

First Data Corporation and Subsidiaries:
Consolidated Financial Statements:
Report of Ernst & Young LLP, Independent Registered Public Accounting Firm	F-2

Consolidated Statements of Operations for the successor periods for the year ended December 31, 2008 and from September 25, 2007 through December 31, 2007, and for the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006.

F-3
Consolidated Balance Sheets at December 31, 2008 and 2007	F-4

Consolidated Statements of Cash Flows for the successor periods for the year ended December 31, 2008 and from September 25, 2007 through December 31, 2007, and for the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006.

F-5

Consolidated Statements of Equity for the successor periods for the year ended December 31, 2008 and from September 25, 2007 through December 31, 2007, and for the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006.

F-6

Consolidated Statements of Comprehensive (Loss) Income for the successor periods for the year ended December 31, 2008 and from September 25, 2007 through December 31, 2007, and for the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006.

F-8
Notes to the Consolidated Financial Statements	F-9
Schedule II—Valuation and Qualifying Accounts	F-106
Unaudited Consolidated Financial Statements:
Consolidated Statements of Operations for the three months ended March 31, 2009 and 2008	F-107
Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008	F-108
Consolidated Statements of Cash Flows for the three months ended March 31, 2009 and 2008	F-109
Consolidated Statement of Equity for the three months ended March 31, 2009	F-110
Consolidated Statements of Comprehensive Loss for the three months ended March 31, 2009 and 2008	F-111
Notes to Unaudited Consolidated Financial Statements	F-112
Chase Paymentech Combined Financial Statements:
Report of Grant Thornton LLP, Independent Registered Public Accounting Firm	F-139
Combined Balance Sheets at December 31, 2007 and 2006	F-140
Combined Statements of Income & Comprehensive Income for the years ended December 31, 2007 and 2006 and for the year ended December 31, 2005 (unaudited)	F-141
Combined Statements of Changes in Owners' Equity for the year ended December 31, 2007 and 2006 and for the year ended December 31, 2005 (unaudited)	F-142
Combined Statements of Cash Flows for the years ended December 31, 2007 and 2006 and for the year ended December 31, 2005 (unaudited)	F-143
Notes to Combined Financial Statements	F-144

        All other schedules for First Data Corporation and subsidiaries have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the respective financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of First Data Corporation

        We have audited the accompanying consolidated balance sheets of First Data Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, equity and comprehensive (loss) income for the period from January 1, 2007 through September 24, 2007 and for the year ended December 31, 2006 (predecessor periods), and for the year ended December 31, 2008 and for the period from September 25, 2007 through December 31, 2007 (successor periods) (collectively consolidated financial statements). Our audits also included the financial statement schedule listed in the Index to Financial Statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Data Corporation at December 31, 2008 and 2007, and the consolidated statements of operations and cash flows for the period from January 1, 2007 through September 24, 2007 and for the year ended December 31, 2006 (predecessor periods), and for the year ended December 31, 2008 and for the period from September 25, 2007 through December 31, 2007 (successor periods), in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 1 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively adjusted for the adoption of Financial Accounting Standards Board Statement No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("SFAS 160"). As discussed in Note 20 to the consolidated financial statements on January 1, 2008, First Data Corporation changed its method for accounting for fair value measurements of financial assets and liabilities in accordance with Financial Accounting Standards Board Interpretation No. 157. As discussed in Note 9 to the consolidated financial statements on January 1, 2007, First Data Corporation changed its method for accounting for Uncertainty in Income Taxes in accordance with Financial Accounting Standards Board Interpretation No. 48.

/s/ Ernst & Young LLP

Denver, Colorado
March 23, 2009, except for the retrospective changes for SFAS 160 described in Note 1, and the segment reorganization described in Note 17,
as to which the date is July 15, 2009

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007(a)	Period from January 1 through September 24, 2007	Year ended December 31, 2006
	(in millions)
Revenues(b):
Transaction and processing service fees:
Merchant related services(c)	$2,786.9	$691.0	$1,833.6	$2,345.1
Check services	386.4	113.7	304.1	353.6
Card services	2,035.7	571.6	1,411.9	1,767.1
Other services	576.3	177.0	416.3	571.8
Investment income, net	77.1	(8.2)	(66.9)	(128.6)
Product sales and other	848.2	223.0	616.4	699.8
Reimbursable debit network fees, postage and other	2,100.7	510.4	1,257.5	1,467.6

	8,811.3	2,278.5	5,772.9	7,076.4

Expenses:
Cost of services (exclusive of items shown below)	3,048.0	790.3	2,207.3	2,493.3
Cost of products sold	316.8	87.3	209.2	281.0
Selling, general and administrative	1,197.4	367.9	1,058.8	1,129.3
Reimbursable debit network fees, postage and other	2,100.7	510.4	1,257.5	1,467.6
Depreciation and amortization	1,369.7	367.8	476.4	619.7
Other operating expenses:
Restructuring, net	12.0	(0.2)	7.9	24.0
Impairments	3,243.6	—	20.6	16.1
Litigation and regulatory settlements	—	—	2.5	(34.8)
Other	—	—	(7.7)	(0.3)

	11,288.2	2,123.5	5,232.5	5,995.9

Operating (loss) profit	(2,476.9)	155.0	540.4	1,080.5

Interest income	26.0	17.9	30.8	55.5
Interest expense	(1,964.9)	(584.7)	(103.6)	(248.0)
Other (expense) income	(14.4)	(74.0)	4.9	22.6

	(1,953.3)	(640.8)	(67.9)	(169.9)

(Loss) income before income taxes, equity earnings in affiliates and discontinued operations	(4,430.2)	(485.8)	472.5	910.6

Income tax (benefit) expense	(699.2)	(176.1)	125.8	203.7
Equity earnings in affiliates	123.0	46.8	223.0	283.1

Net (Loss) income from continuing operations	(3,608.0)	(262.9)	569.7	990.0
Net (Loss) income from discontinued operations, net of taxes of $0, $0, $3.0 and $360.0, respectively	—	—	(3.9)	690.0

Net (loss) income	(3,608.0)	(262.9)	565.8	1,680.0
Less: Net income attributable to noncontrolling interests	156.3	39.0	105.0	166.6

Net (loss) income attributable to First Data Corporation	$(3,764.3)	$(301.9)	$460.8	$1,513.4

(a)
Includes the results of operations (reflecting the change in fair value of forward starting contingent interest rate swaps) of Omaha Acquisition Corporation for the period prior to the merger with and into First Data Corporation from March 29, 2007 (its formation) through September 24, 2007. Also includes post merger results of First Data Corporation for the period from September 25, 2007 to December 31, 2007.

(b)
Includes revenue from Western Union and Primary Payment Systems commercial relationships previously eliminated in consolidation of $18.5 million for the year ended December 31, 2006.

(c)
Includes processing fees, administrative service fees and other fees charged to merchant alliances accounted for under the equity method of $196.3 million for the year ended December 31, 2008, $61.3 million for the successor period from September 25, 2007 through December 31, 2007, $165.1 million for the predecessor period from January 1, 2007 through September 24, 2007 and $226.1 million for the year ended December 31, 2006, respectively.

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED BALANCE SHEETS

	Successor
	December 31,
	2008	2007
	(in millions, except common stock share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$406.3	$606.5
Accounts receivable, net of allowance for doubtful accounts of $16.6 (2008) and $14.7 (2007)	2,637.2	2,412.8
Settlement assets	7,930.2	17,142.6
Other current assets	419.8	479.7

Total current assets	11,393.5	20,641.6

Property and equipment, net of accumulated depreciation of $261.1 (2008) and $61.2 (2007)	1,087.8	939.3
Goodwill	14,861.2	16,817.2
Customer relationships, net of accumulated amortization of $932.1 (2008) and $230.5 (2007)	5,987.6	6,785.5
Other intangibles, net of accumulated amortization of $373.1 (2008) and $76.9 (2007)	1,915.6	1,738.1
Investment in affiliates	1,259.6	3,526.3
Long-term settlement assets	732.7	1,085.8
Other long-term assets	938.1	975.5

Total assets	$38,176.1	$52,509.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$186.5	$158.5
Short-term and current portion of long-term borrowings	497.3	620.3
Settlement obligations	8,680.6	18,228.4
Other current liabilities	1,413.6	1,342.3

Total current liabilities	10,778.0	20,349.5

Long-term borrowings	22,075.2	21,953.5
Long-term deferred tax liabilities	1,648.2	2,381.6
Other long-term liabilities	1,272.4	924.6

Total liabilities	35,773.8	45,609.2

Commitments and contingencies (See Note 13)
First Data Corporation stockholder's equity:
Common stock, $.01 par value; authorized and issued 1,000 shares (2008 and 2007)	—	—
Additional paid-in capital	7,380.8	7,224.4

Paid-in capital	7,380.8	7,224.4
Accumulated loss	(4,068.0)	(301.9)
Accumulated other comprehensive loss	(934.9)	(93.5)

Total First Data Corporation stockholder's equity	2,377.9	6,829.0
Noncontrolling interests	24.4	71.1

Total equity	2,402.3	6,900.1

Total liabilities and equity	$38,176.1	$52,509.3

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
	(in millions)
Cash and cash equivalents at beginning of period, including cash of discontinued operations in 2006	$606.5	—	$1,154.2	$1,180.9

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income from continuing operations	(3,608.0)	$(262.9)	569.7	990.0
Net (loss) income from discontinued operations	—	—	(3.9)	690.0
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	1,559.6	427.2	540.2	700.8
Charges (gains) related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	3,267.0	73.8	20.9	(17.6)
Other non-cash and non-operating items, net	(42.7)	(35.6)	67.8	(38.5)
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	(86.4)	(316.9)	(145.4)	(183.8)
Other assets, current and long-term	297.4	124.8	(28.7)	46.8
Accounts payable and other liabilities, current and long-term	(18.5)	(103.2)	(13.3)	(74.4)
Income tax accounts	(768.8)	(61.4)	69.6	117.8
Excess tax benefit from share-based payment arrangement	(13.1)	—	(219.8)	(124.2)

Net cash provided by (used in) operating activities from continuing operations	586.5	(154.2)	861.0	1,416.9
Net cash (used in) provided by operating activities from discontinued operations	—	—	(9.7)	797.1

Net cash provided by (used in) operating activities	586.5	(154.2)	851.3	2,214.0

CASH FLOWS FROM INVESTING ACTIVITIES
Merger, net of cash acquired	—	(25,756.2)	—	—
Current year acquisitions, net of cash acquired	(188.7)	(62.8)	(690.3)	(267.2)
Payments related to other businesses previously acquired	(35.6)	(0.5)	(50.0)	(51.1)
Proceeds from dispositions, net of expenses paid and cash disposed	215.1	—	—	198.7
Additions to property and equipment, net	(283.9)	(55.2)	(275.5)	(170.4)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(163.9)	(57.5)	(123.7)	(129.7)
Proceeds from the sale of marketable securities	74.9	14.1	11.8	45.0
Dividend received from discontinued operations	—	—	—	2,500.0
Cash retained by Western Union	—	—	—	(1,327.8)
Other investing activities	(1.3)	108.7	18.1	202.6

Net cash (used in) provided by investing activities from continuing operations	(383.4)	(25,809.4)	(1,109.6)	1,000.1
Net cash used in investing activities from discontinued operations	—	—	—	(280.3)

Net cash (used in) provided by investing activities	(383.4)	(25,809.4)	(1,109.6)	719.8

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	(41.9)	238.5	26.3	176.0
Proceeds from issuance of long-term debt	100.4	21,245.7	—	—
Principal payments on long-term debt	(326.8)	(2,033.3)	(126.6)	(2,412.8)
Proceeds from issuance of common stock	—	7,224.4	187.4	729.8
Distributions and dividends paid to noncontrolling interests	(150.9)	(36.6)	(126.5)	(127.9)
Contributions received from noncontrolling interests	—	—	2.1	—
Purchase of noncontrolling interests	(78.4)	(73.8)	—	(20.3)
Capital contributed by Parent	126.8	—	—	—
Excess tax benefit from share-based payment arrangement	13.1	—	219.8	124.2
Purchase of treasury shares	—	—	(371.8)	(1,252.5)
Cash dividends	(1.8)	—	(67.7)	(183.6)

Net cash (used in) provided by financing activities from continuing operations	(359.5)	26,564.9	(257.0)	(2,967.1)
Net cash used in financing activities from discontinued operations	—	—	—	(27.6)

Net cash (used in) provided by financing activities	(359.5)	26,564.9	(257.0)	(2,994.7)

Effect of exchange rate changes on cash and cash equivalents	(43.8)	5.2	34.5	34.2

Change in cash and cash equivalents	(200.2)	606.5	(480.8)	(26.7)

Cash and cash equivalents at end of period	$406.3	$606.5	$673.4	$1,154.2

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

			First Data Corporation Shareholders
			Retained Earnings Accumulated (Loss)	Accumulated Other Comprehensive Income (Loss)			Treasury Stock
		Comprehensive Income (Loss)			Common Shares	Paid-In Capital			Noncontrolling Interests
	Total						Shares	Cost
	(in millions, except per share amounts)
Predecessor
Balance, December 31, 2005	$8,534.5		$9,311.9	$(166.3)	1,067.7	$9,562.0	(304.9)	$(10,250.6)	$77.5
Acquisitions	4.5								4.5
Purchase of noncontrolling interests	(0.4)								(0.4)
Dispositions	(8.6)								(8.6)
Distributions and dividends paid to noncontrolling interests	(129.0)								(129.0)
Comprehensive income
Net income	1,680.0	$1,680.0	1,513.4						166.6
Other comprehensive income:
Unrealized gains on securities	68.9	68.9		68.9
Unrealized gains on hedging activities	2.3	2.3		2.3
Foreign currency translation adjustment	60.4	60.4		58.4					2.0
Minimum pension liability adjustment	4.0	4.0		4.0

Other comprehensive income		135.6

Comprehensive income		$1,815.6

Purchase of treasury shares	(1,286.9)						(35.5)	(1,286.9)
Stock issued for compensation and benefit plans	930.8		(309.4)			178.8	25.2	1,061.4
Stock issued for exercise of warrant	—		(9.3)				0.4	9.3
Adjustment to initially apply SFAS No. 158	(46.3)			(46.3)
Western Union dividend	600.7		554.5	62.1		(15.9)
Cash dividends declared ($0.21 per share)	(160.5)		(160.5)
Other	(1.3)					(0.6)			(0.7)

Balance, December 31, 2006 (as previously reported)	10,253.1		10,900.6	(16.9)	1,067.7	9,724.3	(314.8)	(10,466.8)	111.9
Adjustment to record adoption of FIN 48	(22.7)		(22.7)

Balance, December 31, 2006 (Adjusted)	10,230.4		10,877.9	(16.9)	1,067.7	9,724.3	(314.8)	(10,466.8)	111.9
Acquisitions	4.0								4.0
Contributions received from noncontrolling interests	2.1								2.1
Distributions and dividends paid to noncontrolling interests	(126.5)								(126.5)
Comprehensive income
Net income	565.8	$565.8	460.8						105.0
Other comprehensive income (loss):
Unrealized losses on securities	(18.2)	(18.2)		18.2
Unrealized gains on hedging activities	0.4	0.4		0.4
Foreign currency translation adjustment	123.1	123.1		123.1

Other comprehensive income		105.3

Comprehensive income		$671.1

Purchase of treasury shares	(335.3)						(11.2)	(335.3)
Stock issued for compensation and benefit plans	659.2		(84.0)			394.1	12.5	349.1
Cash dividends declared ($0.06 per share)	(45.3)		(45.3)
Other	1.6								1.6

Balance, September 24, 2007	$11,061.3		$11,209.4	$88.4	1,067.7	$10,118.4	(313.5)	$(10,453.0)	$98.1

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY (Continued)

			First Data Corporation Shareholders
			Retained Earnings Accumulated (Loss)	Accumulated Other Comprehensive Income (Loss)			Treasury Stock
		Comprehensive Income (Loss)			Common Shares	Paid-In Capital			Noncontrolling Interests
	Total						Shares	Cost
	(in millions, except per share amounts)
Successor
Investment by Parent Company	$7,224.4				0.0	$7,224.4
Equity held by noncontrolling interests	98.1								$98.1
Acquisitions	4.4								4.4
Purchase of noncontrolling interests	(35.9)								(35.9)
Distributions and dividends paid to noncontrolling interests	(36.6)								(36.6)
Comprehensive loss
Net (loss) income	(262.9)	$(262.9)	$(301.9)						39.0
Other comprehensive income (loss):
Unrealized losses on hedging activities	(109.1)	(109.1)		$(109.1)
Foreign currency translation adjustment	15.7	15.7		14.0					1.7
Minimum pension liability adjustment	1.6	1.6		1.6

Other comprehensive loss		(91.8)

Comprehensive loss		$(354.7)

Other	0.4								0.4

Balance, December 31, 2007	6,900.1		(301.9)	(93.5)	0.0	7,224.4	—	$—	71.1
Purchase of noncontrolling interests	(12.7)								(12.7)
Dispositions	(35.1)								(35.1)
Distributions and dividends paid to noncontrolling interests	(150.9)								(150.9)
Comprehensive loss
Net (loss) income	(3,608.0)	$(3,608.0)	(3,764.3)						156.3
Other comprehensive loss:
Unrealized losses on securities	(11.2)	(11.2)		(11.2)
Unrealized losses on hedging activities	(243.2)	(243.2)		(243.2)
Foreign currency translation adjustment	(560.3)	(560.3)		(556.5)					(3.8)
Minimum pension liability adjustment	(30.5)	(30.5)		(30.5)

Other comprehensive loss		(845.2)

Comprehensive loss		$(4,453.2)

Capital contributed by Parent	126.8					126.8
Stock compensation expense and excess tax benefit from share-based payment arrangement	29.6					29.6
Cash dividends paid to Parent	(1.8)		(1.8)
Other	(0.5)								(0.5)

Balance, December 31, 2008	$2,402.3		$(4,068.0)	$(934.9)	0.0	$7,380.8	—	$—	$24.4

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(in millions)

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Net (loss) income	$(3,608.0)	$(262.9)	$565.8	$1,680.0
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities	(11.2)	—	(18.2)	68.9
Unrealized (losses) gains on hedging activities	(243.2)	(109.1)	0.4	2.3
Minimum pension liability adjustment	(30.5)	1.6	—	4.0
Foreign currency translation adjustment	(560.3)	15.7	123.1	60.4

Total other comprehensive (loss) income, net of tax	(845.2)	(91.8)	105.3	135.6

Comprehensive (loss) income	(4,453.2)	(354.7)	671.1	1,815.6
Less: Comprehensive income attributable to noncontrolling interests	152.5	40.7	105.0	168.6

Comprehensive (loss) income attributable to First Data Corporation	$(4,605.7)	$(395.4)	$566.1	$1,647.0

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Summary of Significant Accounting Policies

Business Description

        First Data Corporation ("FDC" or "the Company") operates electronic commerce businesses providing a variety of services to financial institutions, commercial establishments and consumers. Such services include merchant transaction processing and acquiring; credit, retail and debit card issuing and processing; official check issuance; and check verification, settlement and guarantee services.

        On September 24, 2007, the Company was acquired through a merger transaction (the "merger") with an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. ("KKR" or the "sponsor"). The merger resulted in the equity of FDC becoming privately held. Details of the merger are more fully discussed in Note 2.

        Upon completion of a strategic review of the Company's official check and money order operations in the first quarter of 2007, the Company decided to gradually exit this line of business. The majority of the clients of this business deconverted during 2008. The remaining clients are expected to deconvert mainly during 2009 though some will be after 2009, in accordance with their respective contract terms. Integrated Payment Systems Inc. ("IPS") will continue to use its licenses to offer payment services that fall under state and federal regulations and the business will continue to operate in a much reduced capacity after all of the client deconversions as outstanding official check and money order clearance activity related to the financial institution clients winds down.

        On September 29, 2006, the Company separated its Western Union money transfer business into an independent, publicly traded company through a spin-off of 100% of Western Union to FDC shareholders in a transaction intended to qualify for tax-free treatment ("the spin-off").

Consolidation

        The accompanying Consolidated Financial Statements of FDC include the accounts of FDC and its controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated affiliated companies are accounted for under the equity method and are included in "Investment in affiliates" in the accompanying Consolidated Balance Sheets. The Company generally utilizes the equity method of accounting when it has an ownership interest of between 20% and 50% in an entity, providing the Company is able to exercise significant influence over the investee's operations.

        The Company consolidates an entity's financial statements when the Company either will absorb a majority of the entity's expected losses or residual returns, in the case of a variable interest entity ("VIE"), or has the ability to exert control over a subsidiary. Control is normally established when ownership interests exceed 50% in an entity; however, when the Company does not exercise control over a majority-owned entity as a result of other investors having rights over the management and operations of the entity, the Company accounts for the entity under the equity method. As of December 31, 2008 and 2007, there were no greater-than-50%-owned affiliates whose financial statements were not consolidated.

        As a result of the merger, the accompanying consolidated statements of operations and cash flows are presented for two periods: predecessor (the year ended December 31, 2006 and the period from January 1, 2007 to September 24, 2007) and successor (the period from September 25, 2007 to December 31, 2007 and the year ended December 31, 2008), which relate to the periods preceding the merger and the periods succeeding the merger, respectively, except as noted at footnote (a) on the Consolidated Statements of Operations. The Company applied purchase accounting to the opening

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

balance sheet and results of operations on September 25, 2007 as the merger occurred at the close of business on September 24, 2007. The merger resulted in a new basis of accounting beginning on September 25, 2007.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from those estimates.

Presentation

        The Company's Consolidated Balance Sheet presentation has historically been unclassified due to the short-term nature of its settlement obligations contrasted with the Company's ability to invest cash awaiting settlement in long-term investment securities. The Company repositioned the majority of its investment portfolio associated with cash awaiting settlement from long-term investments to short-term investments. As a result of the repositioning of the portfolio such that a majority of the settlement assets and all settlement liabilities are short-term, the Company has changed to a classified balance sheet in 2008. The Consolidated Balance Sheet as of December 31, 2007 has been revised to conform to this presentation.

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements ("SFAS No. 160"), which modifies reporting for noncontrolling interests (minority interest) in consolidated financial statements. SFAS No. 160 requires noncontrolling interests be reported in equity and establishes a new framework for recognizing net income or loss and comprehensive income by the controlling interest. SFAS No. 160 requires specific disclosures regarding changes in equity interest of both the controlling and noncontrolling parties and presentation of the noncontrolling equity balance and income or loss for all periods presented. SFAS No. 160 is effective for interim and annual periods in fiscal years beginning after December 15, 2008.

        Upon adoption, prior period financial statements were revised for the presentation of the noncontrolling interests consistent with the retrospective application required by SFAS No. 160. The impact of the retrospective application of this standard is as follows:

  •
  Reclassifies Minority interest to Net income attributable to noncontrolling interests on the Consolidated Statements of Operations;

  •
  Reclassifies Minority interest to Noncontrolling interests within the total equity section on the Consolidated Balance Sheets;

  •
  Includes changes in Noncontrolling interests on the Consolidated Statements of Equity;

  •
  Reclassifies distributions of cumulative income to minority/noncontrolling interests from operating activities to financing activities and reclassifies purchases of minority/noncontrolling interests from investing activities to financing activities on the Consolidated Statements of Cash Flows. Additionally, reclassifies Minority interest to Net (loss) income on the statement; and

  •
  Adds the Consolidated Statements of Comprehensive (loss) Income.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

        In addition, the Company adjusted references to these items in the notes to the Company's Consolidated Financial Statements.

        Effective January 1, 2009, the Chief Executive Officer, the Company's chief operating decision maker ("CODM"),strategically re-aligned and began making strategic and operating decisions with regards to assessing performance and allocating resources based on a new segment structure. Segment results for 2008, 2007 and 2006 have been revised to reflect the new structure. Refer to Note 17 for a description of the new segments.

        The Company sold its ownership interests in Active Business Services, Ltd ("Active"), reported within the International segment, in July 2008 and Peace Software ("Peace"), reported within the Financial Services segment, in October 2008. Revenue and operating profit associated with Active and Peace are excluded from segment results. The International and Financial Services segment revenue and operating profit were adjusted for 2007 and 2006 to exclude the results of Active and Peace.

        Depreciation and amortization presented as a separate line item on the Company's Consolidated Statements of Operations does not include amortization of initial payments for new contracts which is recorded as a contra-revenue within "Transaction and processing service fees" of $10.9 million for the year ended December 31, 2008, $0.9 million for the successor period from September 25, 2007 through December 31, 2007, $39.6 million for the predecessor period from January 1, 2007 through September 24, 2007, and $51.9 million for the year ended December 31, 2006. Also not included is amortization related to equity method investments which is netted within the "Equity earnings in affiliates" line of $179.0 million for the year ended December 31, 2008, $58.5 million for the successor period from September 25, 2007 through December 31, 2007, $24.2 million for the predecessor period from January 1, 2007 through September 24, 2007 and $29.2 million for the year ended December 31, 2006.

        As a result of the spin-off and the sale of subsidiaries Primary Payment Systems ("PPS"), IDLogix and Taxware, LP ("Taxware") in 2006 as discussed in Note 19, the Company's financial statements reflect Western Union, PPS, IDLogix and Taxware as discontinued operations. Their results of operations are treated as income from discontinued operations, net of tax, and separately stated on the Consolidated Statements of Operations after income from continuing operations.

Revenue Recognition

        The majority of the Company's revenues are comprised of transaction-based fees, which typically constitute a percentage of dollar volume processed, per transaction processed, accounts on file or some combination thereof. In limited circumstances, revenue is allocated to the separate units of accounting in a multiple element transaction based on relative fair values, provided each element has stand alone value to the customer, the fair value of any undelivered items can be readily determined, and delivery of any undelivered items is probable and substantially within the Company's control.

        An official check or money order transaction is initiated when a consumer or business procures an official check or money order from one of the Company's agents. The agent generally is required to remit the funds collected from the consumer to IPS the same day or the following day. The official check and money order services generate revenue primarily through the ability to invest these funds pending settlement. These investments were primarily in short-term taxable investments in 2008 as well as some student loan auction-rate securities that have been classified as long-term. Prior to 2008, these investments were primarily in tax exempt securities. With respect to official checks, IPS pays some of its

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

agents commissions based on short-term variable interest rates and the balance of outstanding official checks attributable to the individual agent. IPS nets the commissions paid to agents against the revenues it earns from its investments. Gains and losses associated with the above noted investments are recognized in revenue.

        In the case of merchant contracts that the Company owns and manages, revenue is primarily comprised of fees charged to the merchant, net of interchange and assessments charged by the credit card associations, and is recognized at the time of sale. The fees charged to the merchant are a percentage of the credit card and signature based debit card transaction's dollar value, a fixed amount or a combination of the two. Personal identification number based debit ("PIN-debit") network fees are recognized in "Reimbursable debit network fees, postage and other" revenues and expenses in the Consolidated Statements of Operations. STAR network access fees charged to merchants are assessed on a per transaction basis.

        Interchange fees and assessments charged by credit card associations to the Company's consolidated subsidiaries and network fees related to PIN-debit transactions charged by debit networks are as follows (in millions):

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Interchange fees and assessments	$9,186.9	$2,129.8	$5,241.9	$6,396.5
Debit network fees	1,351.7	303.1	719.8	810.9

        The Company charges processing fees to its merchant alliance joint ventures. In situations where an alliance is accounted for under the equity method, the Company's consolidated revenues include the processing fees charged to the alliance, as presented on the face of the Consolidated Statements of Operations.

        Revenue from check verification, settlement and guarantee services is recognized at the time of sale less the fair value of the guarantee. The fair value of the guarantee is deferred until the later of the Company being called upon to honor the guarantee or the expiration of the guarantee. Check verification fees generally are a fixed amount per transaction while check guarantee fees generally are a percentage of the check amount.

        The purchase and sale of merchant contracts is an ordinary element of the Company's Retail and Alliance Services and International businesses, and therefore, the gains from selling these revenue-generating assets are included within the "Product sales and other" component of revenues.

        Fees based on cardholder accounts on file, both active and inactive, are recognized after the requisite services or period has occurred. Fees for PIN-debit transactions where the Company is the debit card processor for the financial institution are recognized on a per transaction basis. Revenues for output services are derived primarily on a per piece basis and consist of fees for the production, materials and postage related to mailing finished products.

        Software licensing revenue, which is reported in the "Product sales and other" line item of the Consolidated Statements of Operations, is not recognized until each of the following four criteria are

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

met: evidence of an agreement exists, delivery and acceptance has occurred or services have been rendered, the selling price is fixed or determinable, and collection of the selling price is reasonably assured.

        The sale and leasing of point-of-sale devices ("terminals") are also reported in "Product Sales and Other". Revenue for terminals sold or sold under a sales-type lease transaction is recognized when the following four criteria are met: evidence of an agreement exists, delivery has occurred, the selling price or minimum lease payments are fixed or determinable, and collection of the selling price or minimum lease payments is reasonably assured. Revenue for operating leases is recognized on a straight-line basis over the lease term.

        Services not specifically described above are generally transaction based fees that are recognized at the time the transactions are processed or programming services that are recorded as work is performed.

Stock-Based Compensation

        Stock-based compensation to employees is measured at the grant date fair values of the respective stock options and restricted stock awards and expensed over the requisite service periods. An estimate of forfeitures is applied when calculating compensation expense. The Company recognizes compensation cost on awards with graded vesting on a straight-line basis over the requisite service period for the entire award. In conjunction with the merger, all predecessor stock-based compensation plans were terminated and vesting provisions were accelerated and all unrecognized stock-based compensation was recognized in the predecessor period. The Company established a new stock-based compensation plan in October 2007. Refer to Note 15 for additional discussion regarding details of the Company's stock-based compensation plan.

Foreign Currency Translation

        The U.S. dollar is the functional currency for most of the Company's U.S. based businesses and certain foreign based businesses. Significant operations with a local currency as their functional currency include operations in the United Kingdom, Australia, Germany, Greece and Argentina. Foreign currency denominated assets and liabilities for these units and other less significant operations are translated into U.S. dollars based on exchange rates prevailing at the end of the period, and revenues and expenses are translated at average exchange rates during the period. The effects of foreign exchange gains and losses arising from the translation of assets and liabilities of those entities where the functional currency is not the U.S. dollar are included as a component of Other Comprehensive Income ("OCI"). Intercompany loans were considered invested on a long-term basis in the predecessor period and accordingly foreign exchange gains and losses were recorded in OCI. In the successor period, the intercompany loans are not considered invested on a long-term basis and such foreign currency gains and losses were recorded in income. Transaction gains and losses related to operating assets and liabilities were included in the "Cost of services" and "Selling, general and administrative" lines of the Consolidated Statements of Operations and were immaterial. Non-operating transaction gains and losses derived from non-operating assets and liabilities are included in the "Other income (expense)" line of the Consolidated Statements of Operations and are separately disclosed in Note 11.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

Derivative Financial Instruments

        The Company utilizes derivative instruments to enhance its ability to manage interest rate risk and foreign exchange risk. The Company recognizes all derivative financial instruments in the Consolidated Balance Sheets as assets or liabilities at fair value. Such amounts are recorded in either the "Other long-term assets" or "Other long-term liabilities" captions in the Consolidated Balance Sheets. Changes in fair value of derivative instruments are recognized immediately in earnings unless the derivative is designated and qualifies as a hedge of future cash flows or a hedge of a net investment in a foreign operation. For derivatives that qualify as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity as a component of OCI and then recognized in earnings in the same period or periods during which the hedged item affects earnings. For derivatives that qualify as a hedge of a net investment in a foreign operation, the gain or loss is reported in OCI as part of the cumulative translation adjustment to the extent the hedge is effective. Any ineffective portions of cash flow hedges and net investment hedges are recognized in the "Other income (expense)" line in the Consolidated Statements of Operations during the period of change. Additional discussion of derivative instruments is provided in Note 8.

Reserve for Merchant Credit Losses and Check Guarantees

        With respect to the merchant acquiring business, the Company's merchant customers (or those of its unconsolidated alliances) have the liability for any charges properly reversed by the cardholder. In the event, however, that the Company is not able to collect such amounts from the merchants due to merchant fraud, insolvency, bankruptcy or another reason, the Company may be liable for any such reversed charges. The Company's risk in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future such as airline tickets.

        The Company's obligation to stand ready to perform is minimal in relation to the total dollar volume processed. The Company requires cash deposits, guarantees, letters of credit or other types of collateral by certain merchants to minimize its obligation. Collateral held by the Company is classified within "Settlement obligations" on the Company's Consolidated Balance Sheets. The Company also utilizes a number of systems and procedures to manage merchant risk. Despite these efforts, the Company historically has experienced some level of losses due to merchant defaults.

        The Company's contingent obligation relates to imprecision in its estimates of required collateral. A provision for this obligation is recorded based primarily on historical experience and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included in "Cost of services" in the Company's Consolidated Statements of Operations. The amount of the reserves attributable to entities consolidated by the Company was $20.3 million and $23.4 million at December 31, 2008 and 2007, respectively.

        The majority of the TeleCheck Services, Inc. ("TeleCheck") business involves the guarantee of checks received by merchants. If the check is returned, TeleCheck is required to purchase the check from the merchant at its face value and pursue collection from the check writer. A provision for estimated check returns, net of anticipated recoveries, is recorded at the transaction inception based on recent history. At December 31, 2008 and 2007, the Company had accrued warranty balances of $15.2 million and $16.4 million, and accrued recovery balances of $45.1 million and $38.1 million, respectively. Accrued warranties are included in "Other current liabilities" and accrued recoveries are included in "Accounts receivable" in the Consolidated Balance Sheets. The maximum potential future

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

payments under the guarantees were estimated by the Company to be approximately $1.5 billion at December 31, 2008 which represented an estimate of the total uncleared checks presented at that time.

Income Taxes

        The Company and its domestic subsidiaries file a consolidated U.S. income tax return with its new parent "Holdings" as defined in Note 2. The Company's foreign operations file income tax returns in their local jurisdictions. Income taxes are computed in accordance with SFAS No. 109, "Accounting for Income Taxes" and reflect the net tax effects of temporary differences between the financial reporting carrying amounts of assets and liabilities and the corresponding income tax amounts. The Company has deferred tax assets and liabilities and maintains valuation allowances where it is more likely than not that all or a portion of deferred tax assets will not be realized. To the extent the Company determines that it will not realize the benefit of some or all of its deferred tax assets, then these deferred tax assets will be adjusted through the Company's provision for income taxes in the period in which this determination is made.

Cash and Cash Equivalents

        Investments (other than those included in settlement assets) with original maturities of three months or less (that are readily convertible to cash) are considered to be cash equivalents and are stated at cost, which approximates market value. Cash and cash equivalents that were restricted from use due to regulatory requirements are included in "Other long-term assets" in the Consolidated Balance Sheets and were immaterial at December 31, 2008 and 2007.

Accounts Receivable

        Accounts receivable balances are stated net of allowance for doubtful accounts. Historically, the Company has not encountered significant write-offs. The Company records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. Long-term accounts receivable balances are included in "Other long-term assets" in the Consolidated Balance Sheets.

Property and Equipment

        Property and equipment were stated at cost less accumulated depreciation in the predecessor period. As a result of the merger, property and equipment has been recorded at its current best estimate of fair value other than assets placed in service after the merger date which are stated at cost less accumulated depreciation. The allocation of the purchase price to fixed assets was finalized in the third quarter 2008. Depreciation expense is computed using the straight-line method over the lesser of the estimated useful life of the related assets (generally three to 10 years for equipment, furniture and leasehold improvements, and 30 years for buildings) or the lease term. Maintenance and repairs which do not extend the useful life of the respective assets are charged to expense as incurred. Amounts charged to expense for the depreciation and amortization of property and equipment, including equipment under capital lease, were $252.7 million in 2008, $65.0 million for the successor period September 25, 2007 through December 31, 2007, $165.1 million for the predecessor period January 1, 2007 through September 24, 2007 and $216.0 million in 2006.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

Goodwill and Other Intangibles

        As discussed in Note 2, the Company merged with an entity controlled by affiliates of KKR on September 24, 2007. The total purchase price was allocated to the Company's net tangible and identifiable intangible assets (including customer relationships, software and trade names) based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The allocation of the purchase price to identifiable intangible assets was finalized in the third quarter of 2008.

        Goodwill represents the excess of purchase price over tangible and intangible assets acquired less liabilities assumed arising from business combinations. Goodwill is generally allocated to reporting units based upon relative fair value (taking into consideration other factors such as synergies) when an acquired business is integrated into multiple reporting units. The Company's reporting units are at the operating segment level or businesses one level below the operating segment level for which discrete financial information is prepared and regularly reviewed by management. When a business within a reporting unit is disposed of, goodwill is allocated to the disposed business using the relative fair value method. Relative fair value is estimated using a discounted cash flow analysis.

        The Company tests goodwill annually for impairment, as well as upon an indicator of impairment, using a fair value approach at the reporting unit level. The Company estimates the fair value of each reporting unit using a discounted cash flow analysis. The Company performed its annual goodwill impairment test in the fourth quarter of 2008 and recorded a total impairment charge of $3.2 billion that impacted every reporting unit as discussed in Note 3. In 2007 and due to the valuation of the Company's intangible assets associated with the merger, it was determined an annual goodwill impairment test was not needed; however, there were impairments in goodwill that were triggered by the changes in strategic direction of specific businesses made in 2007 also discussed in Note 3.

        Customer relationships represent the estimated value of the Company's relationships with customers, primarily merchants and financial institutions, for which it provides services. Prior to the merger, customer relationships were amortized over the term of the contract. Subsequent to the merger, the amounts allocated to customer relationships as part of the purchase price allocation are being amortized based on the pattern of undiscounted cash flows for the period as a percentage of total projected undiscounted cash flows or the term of the contract for certain items capitalized after the merger.

        FDC capitalizes initial payments for new contracts, contract renewals and conversion costs associated with customer processing relationships to the extent recoverable through future operations, contractual minimums and/or penalties in the case of early termination. The Company's accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees the Company would receive in the event of early termination of the contract by the customer. The initial payments for new contracts and contract renewals are amortized over the term of the contract as a reduction of the associated revenue (transaction and processing service fees). Conversion costs are also amortized over the term of the contract but are recorded as an expense in "Depreciation and amortization" in the Consolidated Statements of Operations. In connection with the allocation of the purchase price related to the merger, previously recorded conversion and contract costs were eliminated.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

        The Company develops software that is used in providing processing services to customers. To a lesser extent, the Company also develops software to be sold or licensed to customers. Software development costs are capitalized once technological feasibility of the software has been established. Costs incurred prior to establishing technological feasibility are expensed as incurred. Technological feasibility is established when the Company has completed all planning, designing, coding and testing activities that are necessary to determine that a product can be produced to meet its design specifications, including functions, features and technical performance requirements. Capitalization of costs ceases when the product is available for general use. Software development costs are amortized using the straight-line method over the estimated useful life of the software, which is generally five years. Software development costs allocated as part of the purchase price allocation are amortized over three to 10 years.

        In addition to capitalized contract and software development costs, other intangibles include copyrights, patents, acquired software, trademarks and noncompete agreements acquired in business combinations. These other intangibles were recorded at fair value in connection with the merger. Other intangibles, except for the First Data trade name discussed below, are amortized on a straight-line basis over the length of the contract or benefit period, which generally ranges from three to 25 years. Other intangible amortization expense (including amortization associated with investments in affiliates) totaled $1,306.9 million in 2008, $362.2 million for the successor period from September 25, 2007 through December 31, 2007, $375.1 million for the predecessor period from January 1, 2007 through September 24, 2007, and $484.8 million in 2006.

        In conjunction with the allocation of the purchase price related to the merger, $603.5 million was allocated to the First Data trade name. Upon consideration of many factors, including the determination that there are no legal, regulatory or contractual provisions that limit the useful life of the First Data trade name, the Company determined that the First Data trade name had an indefinite useful life. The Company also considered the effects of obsolescence, demand, competition, other economic factors and ability to maintain and protect the trade name without significant expenditures. The First Data trade name is expected to contribute directly or indirectly to the future cash flows of the Company for an indefinite period. As an indefinite lived asset, the First Data trade name will not be amortized but will be reviewed annually for impairment until such time as it is determined to have a finite life. The First Data trade name was not impaired at December 31, 2008.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

        The following table provides the components of other intangibles (in millions):

	Successor
As of December 31,	2008 Cost	2008 Accumulated Amortization	2008 Net of Accumulated Amortization	2007 Cost	2007 Accumulated Amortization	2007 Net of Accumulated Amortization
Customer relationships	$6,919.7	$(932.1)	$5,987.6	$7,016.0	$(230.5)	$6,785.5

Other intangibles:
Conversion costs	$31.9	$(10.0)	$21.9	$5.1	$(0.4)	$4.7
Contract costs	96.8	(5.8)	91.0	54.3	(7.1)	47.2
Software	1,141.6	(318.5)	823.1	1,029.4	(58.8)	970.6
Other	1,018.4	(38.8)	979.6	726.2	(10.6)	715.6

Total other intangibles	$2,288.7	$(373.1)	$1,915.6	$1,815.0	$(76.9)	$1,738.1

        The estimated future aggregate amortization expense for existing customer relationships and other intangibles as of December 31, 2008 is $1,041.3 million in 2009, $951.8 million in 2010, $807.5 million in 2011, $721.6 million in 2012, and $577.8 million in 2013.

        The Company tests contract and conversion costs greater than $1 million for recoverability on an annual basis by comparing the remaining expected undiscounted cash flows under the contract to the net book value. Any assets that are determined to be unrecoverable are written down to their fair value. In addition to this annual test, these assets and all other long lived assets are tested for impairment upon an indicator of potential impairment.

Inventory

        Inventories are stated at lower of cost or market and consist primarily of POS terminals, forms and envelopes. The cost of inventory is determined using average cost for POS terminals and first-in first-out ("FIFO") for forms. In connection with the allocation of the purchase price related to the merger, inventories were carried forward at historical balances as the best estimate of fair value.

Investment Securities

        The Company's current settlement assets represent short-term, liquid investments, which are primarily comprised of discounted commercial paper, time deposits, money market funds, certificates of deposit and corporate bonds. The Company's long-term settlement assets are comprised of state and municipal government obligations and corporate bonds. Additionally, the Company maintains other investments carried at fair value and included in the "Other current assets" and "Other long-term assets" line items of the Consolidated Balance Sheets which include equity securities and shares of a money market fund. The specific identification method is used to determine the cost basis of securities sold. At December 31, 2008 and 2007, all of the above noted investments were classified as available-for-sale. Unrealized gains and losses on these investments are included as a separate component of OCI, net of any related tax effect. The Company also has investments in non-marketable equity securities for strategic purposes, which are included in "Other long-term assets" in the Company's Consolidated Balance Sheets and are carried at the allocated fair value as a result of the purchase price allocation related to the merger.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: Summary of Significant Accounting Policies (Continued)

        Declines in value that are judged to be other than temporary in nature are recognized in the Consolidated Statements of Operations. For public company investments, the Company's policy is to treat a decline in the investment's quoted market value that has lasted for more than six months as an other than temporary decline in value. The Company also considers other qualitative and quantitative indicators in judging whether a decline in value is other than temporary in nature. The Company's policy is the same for investments in non-marketable equity securities; however, their fair values are estimated. Debt securities follow the same policy except that if the Company has the intent and ability to hold until maturity or recovery to its cost basis. Refer to Note 20 for a detailed discussion regarding the fair value of the Company's investments.

New Accounting Pronouncements

        In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141(R), "Business Combinations." The new standard will significantly change the financial accounting and reporting of business combination transactions in the consolidated financial statements. It will require an acquirer to recognize, at the acquisition date, the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their full fair values as of that date. In a business combination achieved in stages (step acquisitions), the acquirer will be required to remeasure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss in earnings. The acquisition-related transaction and restructuring costs will no longer be included as part of the capitalized cost of the acquired entity but will be required to be accounted for separately in accordance with applicable generally accepted accounting principles. SFAS No. 141(R) applies for the Company prospectively to business combinations for which the acquisition date is on or after January 1, 2009.

Note 2: Merger

        On April 1, 2007, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with New Omaha Holdings L.P., a Delaware limited partnership ("Parent"), and Omaha Acquisition Corporation, a Delaware corporation and a subsidiary of Parent ("Sub"). Parent is controlled by affiliates of KKR. On September 24, 2007, under the terms of the Merger Agreement, Sub merged with and into the Company (the "merger") with the Company continuing as the surviving corporation and a subsidiary of First Data Holdings, Inc. ("Holdings"; formerly known as New Omaha Holdings Corporation), a Delaware corporation and a subsidiary of Parent.

        As of the effective time of the merger, each issued and outstanding share of common stock of the Company was cancelled and converted into the right to receive $34.00 in cash, without interest (other than shares owned by Parent, Sub or Holdings, which were cancelled and given no consideration). Additionally, vesting of FDC stock options, restricted stock awards and restricted stock units was accelerated upon closing of the merger. As a result, holders of stock options received cash equal to the intrinsic value of the awards based on a market price of $34.00 per share while holders of restricted stock awards and restricted stock units received $34.00 per share in cash, without interest. Vesting of Western Union options, restricted stock awards and restricted stock units held by FDC employees was also accelerated upon closing of the merger.

        The merger was financed by a combination of the following: borrowings under the Company's senior secured credit facilities, senior unsecured term loan facility agreement, senior subordinated term

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Merger (Continued)

loan facility, and the equity investment of Holdings. The purchase price was approximately $26.6 billion including $179.2 million in capitalized transaction costs and excluding assumed debt. The merger was funded primarily through a $7.2 billion equity contribution from Holdings and $22.0 billion in debt financing discussed more fully in Note 10.

  Purchase Price Allocation

        The total purchase price was allocated to the Company's net tangible and identifiable intangible assets based on their estimated fair values as set forth below. A portion of the valuation of identifiable intangible assets was allocated to the Company's investments in unconsolidated joint ventures (reflected in the "Investment in affiliates" line of the Consolidated Balance Sheets). The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The Company finalized its purchase accounting in the third quarter of 2008 though certain adjustments related to income tax matters were made in the fourth quarter 2008.

(in millions)
Property and equipment	$1,047.3
Customer relationships	6,353.3
Software	852.5
Trade names	813.6
Other intangibles	157.0
Goodwill	18,354.2
Investment in affiliates	3,596.0
Deferred taxes	(3,408.7)
Other assets and liabilities acquired, net	(1,180.2)

Total purchase price	$26,585.0

        The estimated weighted-average useful lives (excluding the impact of accelerated amortization and the First Data trade name which was determined to have an indefinite life) associated with intangible assets are approximately:

Customer relationships	14 years
Software	6 years
Trade names	15 years
Other intangibles	16 years
Investment in affiliates	11 years
Total weighted-average useful lives	13 years

        The Company generally uses straight-line amortization for intangible assets other than for customer relationships for which the pattern of economic benefits are known and for which an accelerated method of amortization is used to more appropriately allocate the cost of the relationships to the periods that will benefit from them. Deferred tax liabilities were recorded related to the allocation of the purchase price to intangible assets. Less than 5% of goodwill resulting from the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Merger (Continued)

merger is deductible for tax purposes at a local jurisdiction level. The allocation of goodwill by segment was as follows (in millions):

Retail and Alliance Services	$11,654.8
Financial Services	3,471.9
International	3,077.4
Integrated Payment Systems	—
All Other and Corporate	150.1

$18,354.2

        Goodwill is reviewed at least annually for impairment. The Company performed its annual goodwill impairment test in the fourth quarter 2008 and recorded an impairment of $3.2 billion as discussed in Note 3.

  Merger Related Restructuring Charges

        During the fourth quarter of 2007, the Company implemented a plan that provided strategic direction for the Company under its new leadership. The plan anticipated capturing efficiencies related to the simplification of domestic and international operations and other near term cost saving initiatives as well as certain reductions in personnel. In accordance with this plan and in November 2007, the Company terminated approximately 1,600 employees across the organization representing all levels of employees and approximately 6% of its worldwide work force. A majority of them ceased working before December 31, 2007. Additional actions occurred during first, second, and third quarters of 2008 resulting in the termination of over 500 employees across the organization reflected in purchase accounting.

        The following table summarizes the Company's utilization of restructuring accruals related to the merger recorded in purchase accounting for the successor period from September 25, 2007 through December 31, 2007 and the year ended December 31, 2008:

Employee Severance
(in millions)
Accrual at September 24, 2007	$—
Charges recorded in purchase accounting	120.1
Cash payments	(27.7)

Accrual at December 31, 2007	$92.4
Charges recorded in purchase accounting	48.1
Cash payments	(118.2)
Other adjustments including foreign exchange	(10.4)

Remaining accrual at December 31, 2008	$11.9

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Merger (Continued)

  Merger and Other Related Costs

        During the predecessor period from January 1, 2007 through September 24, 2007, the Company expensed merger related costs consisting primarily of investment banking, accounting and legal fees totaling $69.7 million. The Company recorded $2.9 million of additional merger related costs in the successor period from September 25, 2007 through December 31, 2007. The Company also recognized a pretax charge of $175.9 million during the predecessor period related to accelerated vesting of all outstanding FDC unvested stock options, restricted stock awards and restricted stock units as well as Western Union unvested stock options, restricted stock awards and restricted stock units held by FDC employees and an additional $19.6 million of associated taxes (excluding all income tax impacts).

  Unaudited Pro Forma Condensed Consolidated Statements of Operations

        The following Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect the consolidated results of operations of the Company as if the merger had occurred on January 1, 2007 and 2006. The historical financial information has been adjusted to give effect to events that are (1) directly attributed to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. Such items include interest expense related to debt issued in conjunction with the merger as well as additional amortization expense associated with the valuation of intangible assets. The pro forma adjustments are based on the final allocation of the purchase price and final valuation of intangible and fixed assets and reflect the modification of certain of the debt from variable to fixed interest rates. This unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the merger had actually occurred on that date, nor of the results that may be obtained in the future.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	Year ended December 31,
	2007	2006
	(in millions)
Revenues:
Transaction and processing service fees	$5,519.2	$5,037.6
Investment income, net	(75.1)	(128.6)
Product sales and other	839.4	699.8
Reimbursable debit network fees, postage and other	1,767.9	1,467.6

	8,051.4	7,076.4

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Merger (Continued)

	Year ended December 31,
	2007	2006
	(in millions)
Expenses:
Cost of services (exclusive of items shown below)	2,883.4	2,479.5
Cost of products sold	296.5	281.0
Selling, general and administrative	1,276.6	1,145.0
Reimbursable debit network fees, postage and other	1,767.9	1,467.6
Depreciation and amortization	1,253.9	1,196.4
Other operating expenses:
Restructuring, net	7.7	24.0
Impairments	20.6	16.1
Litigation and regulatory settlements	2.5	(34.8)
Other	(7.7)	(0.3)

	7,501.4	6,574.5

Operating profit	550.0	501.9

Interest income	48.7	55.5
Interest expense	(2,036.4)	(1,982.3)
Other (expense) income	(53.3)	53.4

	(2,041.0)	(1,873.4)

Loss before income taxes, equity earnings in affiliates and discontinued operations	(1,491.0)	(1,371.5)
Income tax benefit	(652.1)	(719.7)
Equity earnings in affiliates	134.0	96.2

Net loss from continuing operations	(704.9)	(555.6)
Less: Net income from continuing operations attributable to noncontrolling interests	144.3	142.3

Net loss from continuing operations attributable to First Data Corporation	$(849.2)	$(697.9)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Merger (Continued)

  Additional Information

        On September 24, 2007, Holdings sold $1.0 billion aggregate principal amount of 11.5% senior PIK notes due 2016 to GS Mezzanine Partners VI Fund, L.P. and the Goldman Sachs Group, Inc. This $1.0 billion, net of fees, was the source of funds for a portion of Holdings' investment in FDC. No cash interest will accrue on these notes. Interest on the notes will be paid by increasing the principal amount of the notes. Holdings' senior PIK notes are unsecured and neither FDC nor its subsidiaries provide credit support for Holdings' obligations under the notes. As a result, the senior PIK notes of Holdings are not indebtedness of FDC or its subsidiaries. However, the senior PIK notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, FDC's ability to:

  •
  incur additional indebtedness;

  •
  engage in mergers or consolidations;

  •
  sell or transfer assets and subsidiary stock;

  •
  pay dividends and distributions or repurchase its capital stock;

  •
  make certain investments, loans or advances;

  •
  prepay certain indebtedness;

  •
  enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

  •
  engage in certain transactions with affiliates.

Note 3: Restructuring, Impairments, Litigation and Regulatory Settlements and Other Costs

        The Company recorded restructuring charges, impairment charges, litigation and regulatory settlements and other costs during the three years ended December 31, 2008. Restructuring accruals are reviewed each period and balances in excess of anticipated requirements are reversed through the same Consolidated Statements of Operations caption in which they were originally recorded. Such reversals resulted from the favorable resolution of contingencies and changes in facts and circumstances.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Restructuring, Impairments, Litigation and Regulatory Settlements and Other Costs (Continued)

        A summary of net pretax benefits (charges), incurred by segment, for each period is as follows (in millions):

	Pretax Benefit (Charge)
	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Divested	Totals
Successor year ended December 31, 2008
Restructuring charges	$(7.2)	$(13.2)	—	$—	—	—	$(20.4)
Restructuring accrual reversals	0.7	7.6	—	—	—	$0.1	8.4
Impairments	(1,106.5)	(1,396.0)	$(550.5)	—	$(160.7)	(29.9)	(3,243.6)

Total pretax benefit (charge), net of reversals	$(1,113.0)	$(1,401.6)	$(550.5)	$—	$(160.7)	$(29.8)	$(3,255.6)

Predecessor period from January 1, 2007 to September 24, 2007
Restructuring charges	$(2.8)	$—	$(7.1)	—	—	$(0.3)	$(10.2)
Restructuring accrual reversals	0.4	0.2	0.9	—	$0.7	0.1	2.3
Impairments	—	—	—	$(16.3)	(4.3)	—	(20.6)
Litigation and regulatory settlements	(5.0)	—	—	—	2.5	—	(2.5)
Other	2.1	—	(0.4)	2.2	3.8	—	7.7

Total pretax benefit (charge), net of reversals	$(5.3)	$0.2	$(6.6)	$(14.1)	$2.7	$(0.2)	$(23.3)

Predecessor year ended December 31, 2006
Restructuring charges	$(4.6)	$(2.4)	$(14.5)	$(0.2)	$(4.9)	$(0.7)	$(27.3)
Restructuring accrual reversals	0.8	1.1	1.0	—	0.4	—	3.3
Impairments	—	(2.9)	0.9	—	(14.1)	—	(16.1)
Litigation and regulatory settlements	(7.6)	—	—	—	42.4	—	34.8
Other	—	0.3	—	—	—	—	0.3

Total pretax benefit (charge), net of reversals	$(11.4)	$(3.9)	$(12.6)	$(0.2)	$23.8	$(0.7)	$(5.0)

Restructuring charges

2008

        The 2008 restructurings resulted from the planned termination of approximately 1,000 employees associated with initial plans for call center consolidation and global labor sourcing initiatives primarily related to information technology development. During the fourth quarter, the Company's strategy related to global labor sourcing initiatives changed resulting in delaying implementation of certain of the initiatives and 20% fewer terminations than originally planned which resulted in the reversal of the associated charges. The Company expects to incur additional charges through 2009 related to these plans. During the first three quarters of 2008, the Company had additional severance costs which were recorded in purchase accounting as discussed in Note 2 above.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Restructuring, Impairments, Litigation and Regulatory Settlements and Other Costs (Continued)

2007

        A portion of the restructuring charges recorded in 2007 predecessor period resulted from efforts to improve the overall efficiency and effectiveness of the sales and sales support teams principally within the Retail and Alliance Services segment. This action resulted in the termination of approximately 230 sales related employees comprising approximately 10% of the merchant acquiring business' regional sales, cross-sale and sales support organizations. This restructuring plan was completed in the first quarter of 2007. The other restructuring charges in the predecessor period resulted from the termination of approximately 140 employees within the International segment. The terminations were associated with data center consolidation and global sourcing initiatives. During the 2007 predecessor period, the Company also reversed prior period restructuring accruals related to changes in estimates regarding severance costs from restructuring activities that occurred in 2005 through 2007.

2006

        Associated with the realigning of the Company's operating structure related to shared service functions and global technology functions, including data centers, a Company initiative to reduce operating costs to the appropriate level after the spin-off and certain business driven restructurings, the Company recorded restructuring charges comprised of severance totaling $24.6 million and facility closures totaling $2.7 million for the year ended December 31, 2006. Severance charges resulted from the termination of approximately 600 employees across the organization, representing all levels of employees and approximately 2% of the Company's workforce. The restructuring plans associated with the Company initiative to reduce operating costs and business driven items were completed in 2006. The Company's realignment of operating structure associated with shared service functions and global technology continued into 2007. The Company reversed $3.3 million of prior period restructuring accruals during the year ended December 31, 2006 related to changes in estimates regarding severance costs that occurred in 2006 and 2005.

        The following table summarizes the Company's utilization of restructuring accruals from continuing operations, excluding merger related restructuring charges described in Note 2, for the predecessor period from January 1 through September 24, 2007, the successor period from September 25, 2007 through December 31, 2007 and the successor year ended December 31, 2008 (in millions):

	Employee Severance	Facility Closure
Remaining accrual at January 1, 2007 (Predecessor)	$27.1	$1.6
Expense provision	10.2	—
Cash payments and other	(24.6)	(1.0)
Changes in estimates	(2.3)	—

Remaining accrual at September 24, 2007 (Predecessor)	10.4	0.6
Expense provision	—	—
Cash payments and other	(3.7)	(0.5)
Changes in estimates	(0.2)	—

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Restructuring, Impairments, Litigation and Regulatory Settlements and Other Costs (Continued)

	Employee Severance	Facility Closure
Remaining accrual at December 31, 2007 (Successor)	6.5	0.1
Expense provision	20.4	—
Cash payments and other	(4.1)	(0.1)
Changes in estimates(1)	(11.7)	—

Remaining accrual at December 31, 2008 (Successor)	$11.1	$—

(1)
Changes in estimates during 2008 included reversals related to pre-merger restructuring accruals recorded in purchase accounting as well as items reported in the "Restructuring, net" line item of the Consolidated Statements of Operations.

Impairments

        As discussed in Note 1, the Company performed its annual goodwill impairment test in the fourth quarter of 2008 and recorded a total impairment charge of $3.2 billion that impacted every reporting unit. The primary causes of the impairment charges were higher discount rates and revised projections of financial results as compared to those used to allocate the purchase price of the merger. The revised projections resulted from the current global economic situation that caused a decrease in near-term projections and a delay in the attainment of long-term projections. Discount rates were determined on a market participant basis and increased due to the increased risk in the current marketplace and more costly access to capital. The assumptions used in the test reflect the Company's estimates as of December 31, 2008 and appropriately consider the impact of the current financial crisis. The Company relied in part on a third party valuation firm in determining the appropriate discount rates.

        Also during 2008, the Company recorded a charge related to an asset impairment associated with the Company's subsidiary, Peace, included within divested businesses in the table above. The impairment occurred because of the deterioration of profitability on existing business and Peace's limited success in attracting new clients. This resulted in the Company recording an impairment of $29.9 million of the goodwill and intangible assets associated with this business. The Company sold Peace in October of 2008.

        During the 2007 predecessor period, the Company recorded a charge of $16.3 million related to the impairment of goodwill and intangible assets associated with the wind-down of the Company's official check and money order business and an additional $4.3 million related to the impairment of fixed assets and software associated with its government business included in All Other and Corporate. In 2006, impairment charges related to the impairment of a prepaid asset, software, terminals and buildings offset partially by gains on the sale of assets previously impaired.

Litigation and regulatory settlements

        In the predecessor period from January 1, 2007 through September 24, 2007, the Company recorded a $5.0 million litigation accrual associated with a judgment against the Company pertaining to a vendor contract issue in the Retail and Alliance Services segment and a benefit of $2.5 million

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Restructuring, Impairments, Litigation and Regulatory Settlements and Other Costs (Continued)

related to the Visa settlement originally recorded in 2006 in All Other and Corporate. During 2006, the Company recorded a benefit of approximately $45 million due to the settlement with Visa within All Other and Corporate. Also in 2006, excess litigation accruals in the Retail and Alliance Services segment totaling $7.4 million were released, $3.5 million of which was attributable to noncontrolling interests. Additionally, a $15.0 million settlement associated with a patent infringement lawsuit against TeleCheck was recorded, clearing all past and future claims related to this litigation, within the Retail and Alliance Services segment, as was a charge of $2.7 million related to the settlement of a claim within All Other and Corporate.

Other

        The majority of the benefit recorded during the 2007 predecessor period related to the release of a portion of the domestic escheatment accrual made in the fourth quarter 2005. The release was prompted by reaching resolution with a large majority of states as to the Company's escheatment liability.

Note 4: Business Combinations, Asset Acquisitions and Dispositions

	Initial Consideration(a)
Businesses and Assets Acquired	Month	Total	Cash
	(in millions)
2008:
Joint Venture with Allied Irish Banks p.l.c. ("AIB")	January	$178.2	$178.2
Money Network Financial, LLC ("Money Network") minority holder buyout	July	60.8	60.8
Chase Paymentech Solutions™ Alliance termination(b)	November	2,746.0	—
Two other acquisitions and merchant portfolio acquisitions		28.1	28.1

		$3,013.1	$267.1

2007:
Successor
First Data Government Solutions ("FDGS") minority holder buyout	November	$73.8	$73.8
Merchant Solutions Joint Venture	November	29.7	29.7
Three other acquisitions and merchant portfolio acquisitions		48.7	48.7

		$152.2	$152.2

Predecessor
Instant Cash Services® ("Instant Cash")	March	$125.7	$125.7
FundsXpress	June	134.9	134.9
First Data Polska (formerly POLCARD SA)	August	331.9	331.9
Four other acquisitions and merchant portfolio acquisitions		122.1	122.1

		$714.6	$714.6

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Business Combinations, Asset Acquisitions and Dispositions (Continued)

	Initial Consideration(a)
Businesses and Assets Acquired	Month	Total	Cash
	(in millions)
2006:
ClearCheck, Inc. ("ClearCheck")	March	$18.7	$18.7
First Data Deutschland ("FDD", formerly Gesellschaft fur Zahlungssysteme)(c)	June	3.1	3.1
Peace Software ("Peace")	August	85.1	85.1
First Data Cono Sur ("Cono Sur", formerly Argencard)	December	193.8	193.8
Three other acquisitions and merchant portfolio acquisitions		34.7	34.7

		$335.4	$335.4

(a)
Does not consider cash acquired or debt assumed. Does not reflect cash paid or received in years subsequent to initial acquisition.

(b)
The receipt of the Company's proportionate 49% share of the alliance was accounted for as a purchase business combination.

(c)
The consideration for FDD is substantially offset by the proceeds from the sale of its wholly owned subsidiary easycash.

2008 Acquisitions

        In January 2008, the Company entered into a joint venture with AIB, of which the Company owns 50.1%. The joint venture provides card acquiring services in the Republic of Ireland, the United Kingdom and elsewhere in Europe. The preliminary purchase price allocation resulted in identifiable intangible assets of $64 million, which are being amortized over 10 years, a trade name of $37 million that is being amortized over 15 years and goodwill of $66 million. The joint venture with AIB is consolidated and reported in the International segment.

        In February 2008, the Company purchased the remaining interest in Unified Network Payment Solutions ("UNPS") located in Canada. UNPS is consolidated and reported as part of the International segment.

        In July 2008, FDC and its parent, Holdings, purchased the remaining 18.2% and 13.6% of the outstanding equity of Money Network, respectively, not already owned by the Company. The purchase price paid by Holdings consisted of shares of its common stock. FDC subsequently purchased Holdings' interest in Money Network for an amount equivalent to the value of the shares issued by Holdings as purchase consideration. Money Network is reported as part of the Retail and Alliance Services segment.

        In September 2008, the Company purchased 50% of EUFISERV's inter-bank processing business (subsequently renamed Trionis). Trionis will provide services across Europe. The Company accounts for its investment under the equity method of accounting within the International segment.

        On November 1, 2008, the Company and JPMorgan Chase terminated their merchant alliance joint venture, Chase Paymentech Solutions™ ("CPS"), which was the Company's largest merchant alliance.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Business Combinations, Asset Acquisitions and Dispositions (Continued)

The Company received its proportionate 49% share of the assets of the joint venture, including domestic merchant contracts, an equity investment in Merchant Link, a full-service ISO and Agent Bank unit, and a portion of the employees. The new domestic owned and managed business is being operated as part of FDC's Retail and Alliance Services segment. First Data will continue to provide transaction processing and related services for certain merchants of the joint venture that were allocated to JPMorgan Chase but are resident on First Data's processing platforms. First Data has historically accounted for its minority interest in the joint venture under the equity method of accounting. Beginning November 1, 2008, the portion of the alliance's business received by the Company in the separation is reflected on a consolidated basis throughout the financial statements. CPS accounted for the vast majority of the "Equity earnings in affiliates" and the processing and other fees noted in footnote (b) on the face of the Consolidated Statements of Operations. The receipt of the Company's proportionate share of CPS was accounted for as a purchase business combination. The assets and liabilities received were recorded at their fair values. Purchase accounting and the allocation of the purchase price is preliminary. As a result of the alliance termination and subsequent business combination, the Company assessed its deferred tax liabilities established at the time of the merger and reversed $836 million of those liabilities through purchase accounting for the Company's proportionate share of CPS. The preliminary purchase price allocation resulted in identifiable intangible assets of $1,047 million, which are being amortized over three to approximately nine years, and goodwill of $696 million.

        The aggregate cash paid for acquisitions during the year ended December 31, 2008 was approximately $267 million. The aggregate preliminary purchase price allocation associated with acquisitions during 2008 resulted in identifiable intangible assets and goodwill as follows:

	Preliminary purchase price allocation (in millions)	Weighted-average useful life
Software	$59.4	4 years
Customer relationships	1,049.5	9 years
Trade names	38.2	15 years
Other intangibles	6.3	8 years

Total identifiable intangibles	$1,153.4	9 years

Goodwill(a)	$820.1

(a)
Approximately $439 million of goodwill resulting from 2008 acquisitions is expected to be deductible for tax purposes.

  Additional Information

        The pro forma impact of all 2008 acquisitions on net income was not material.

2008 Dispositions

        In July 2008, the Company sold its subsidiary Active Business Services Ltd. which was reported as part of the International segment.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Business Combinations, Asset Acquisitions and Dispositions (Continued)

        In July 2008, the Company sold its interest in Early Warning Services which had been accounted for under the equity method and was reported in All Other and Corporate.

        In October 2008, the Company sold its subsidiary Peace which was reported as part of the Financial Services segment.

        On December 31, 2008, the Company sold 12.5% of the membership interests in their merchant alliance joint venture, Wells Fargo Merchant Services, LLC ("WFMS"), to Wells Fargo & Company ("WFB"), for cash consideration totaling $222 million. This resulted in the Company owning 40% of the merchant alliance. FDC deconsolidated the WFMS balance sheet as of December 31, 2008 and is reflecting its remaining ownership interest as an equity method investment in the Retail and Alliance Services segment. The Company recognized a pretax loss of $3.8 million resulting from the transaction.

2007 Acquisitions

  Predecessor

        In January 2007, the Company acquired Size Technologies, a provider of loyalty, stored value and transaction marketing solutions. Size Technologies is reported as part of the Retail and Alliance Services segment.

        In February 2007, the Company acquired the assets of Datawire, an internet-based transaction delivery company. Datawire is reported as part of the Retail and Alliance Services segment.

        In March 2007, the Company acquired Intelligent Results, a customer data analytics and decision management software provider. Intelligent Results is reported as part of All Other and Corporate.

        In March 2007, the Company acquired Instant Cash, a debit card and ATM payment processing service provider for community banks, credit unions, thrifts and non-financial institutions. The purchase price allocation resulted in identifiable intangible assets of $54.3 million, which were being amortized over three to 10 years, and goodwill of $70.2 million. Instant Cash is reported as part of the Financial Services segment.

        In June 2007, the Company acquired FundsXpress, a provider of online banking and bill payment services. The purchase price allocation resulted in identifiable intangible assets of $45.0 million, which were being amortized over eight years, and goodwill of $88.7 million. FundsXpress is reported as part of the Financial Services segment.

        In August 2007, the Company acquired First Data Polska, a merchant acquirer and card issuer processor in Poland. The purchase price allocation resulted in identifiable intangible assets of $98.6 million, which were being amortized over eight years, and goodwill of $184.3 million. First Data Polska is reported as part of the International segment.

        The aggregate cash paid, net of cash acquired, for acquisitions during the predecessor period from January 1, 2007 through September 24, 2007 was approximately $690 million. The valuations of the identifiable intangible assets of the businesses acquired during the 2007 predecessor period were contemplated in the valuation associated with the merger discussed in Note 2.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Business Combinations, Asset Acquisitions and Dispositions (Continued)

  Successor

        In November 2007, the Company purchased the remaining interest in its FDGS subsidiary previously owned by minority interest holders. FDGS is reported as part of All Other and Corporate.

        In October 2007, the Company acquired Deecal International, a specialty software solutions provider for commercial payments in Dublin, Ireland. Deecal International is reported as part of the International segment.

        In November 2007, the Company acquired Check Forte, a payment transaction processing company in Brazil. Check Forte is reported as part of the International segment.

        In November 2007, the Company formed a joint venture with Standard Chartered PLC ("Merchant Solutions"), of which the Company owns 56%. The joint venture provides merchant processing services in Asia. Merchant Solutions is a consolidated entity within FDC and is reported as part of the International segment.

        The aggregate cash paid, net of cash acquired, for acquisitions during the successor period from September 25, 2007 through December 31, 2007 was approximately $137 million. The aggregate purchase price allocation associated with acquisitions during the 2007 successor period resulted in identifiable intangible assets and goodwill as follows:

	Purchase price allocation (in millions)	Weighted-average useful life
Software	$5.9	7 years
Customer relationships	31.0	8 years
Other intangibles	9.8	10 years

Total identifiable intangibles	$46.7	8 years

Goodwill	$71.5

  Additional Information

        The pro forma impact of all 2007 acquisitions on net income was not material.

2006 Acquisitions

        The Company created a joint venture in January 2006 with Banca Nazionale del Lavoro ("BNL") to provide merchant acquiring services for Italian merchants. The Company has a 49% ownership interest in the alliance and accounts for it under the equity method of accounting within the International segment.

        In March 2006, the Company acquired substantially all the assets of ClearCheck, a full-service provider of return check management systems for major retailers and supermarkets across the U.S. ClearCheck is reported as part of the Retail and Alliance Services segment.

        In April 2006, the Company acquired the remaining interest of approximately 20% in its First Data Korea subsidiary and increased its ownership interest in its consolidated subsidiary OMNIPAY from approximately 47% to approximately 69% through a buyout of management shareholders. Both entities are part of the International segment.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Business Combinations, Asset Acquisitions and Dispositions (Continued)

        In June 2006, the Company acquired FDD, a German processor of cashless, card-based payment transactions. FDD is reported as part of the International segment. The aggregate purchase price allocation resulted in $53.2 million in identifiable intangible assets, which were being amortized over seven to 23 years, and goodwill of $1.9 million. As part of the acquisition, the Company acquired easycash, a network solutions provider and a 100% owned subsidiary of FDD. As a condition for approval of the acquisition of FDD by FDC, the German Federal Cartel Office required that FDC sell the easycash subsidiary of FDD. easycash was involved in the business of point-of-sale terminal deployment and competed directly with FDC's subsidiary TeleCash GmbH and Co. KG. easycash was sold in the fourth quarter 2006 for a purchase price equal to its allocated fair value resulting from the FDD acquisition.

        In August 2006, the Company acquired Peace, a Customer Information System product company that develops advanced software for managing utility billing and customer care. Peace was subsequently divested in October 2008.

        In December 2006, the Company acquired First Data Cono Sur, a provider of card issuing and merchant acquiring services in Argentina and Uruguay. The aggregate purchase price allocation resulted in identifiable intangible assets of $96.9 million, which were being amortized over seven to 11 years, and goodwill of $102.0 million. First Data Cono Sur is reported as part of the International segment.

        The aggregate cash paid during the year ended December 31, 2006 for the alliance and other acquisitions was approximately $287.5 million, net of cash received of $47.9 million. The aggregate purchase price allocation for these transactions resulted in $187.7 million in identifiable intangible assets, which were being amortized over five to 23 years, and goodwill of $179.5 million. The identifiable intangible assets of the acquisitions that occurred in 2006 were contemplated in the purchase price allocation associated with the merger discussed in Note 2.

  Additional Information

        The pro forma impact of all 2006 acquisitions on net income was not material.

2006 Dispositions

        In July 2006, the Company sold the majority of its ownership interest in its subsidiaries PPS and IDLogix to five national financial institutions to form Early Warning Services, LLC. Due to Early Warning Services, LLC being structured as a limited liability company, FDC's remaining interest in Early Warning Services, LLC was accounted for using the equity method of accounting and was reflected in the "Investment in affiliates" line item of the Consolidated Balance Sheets until the sale of the Company's remaining interest in July 2008. Refer to Note 19 for additional discussion.

        In November 2006, the Company sold its subsidiary Taxware to ADP(R) Employer Services, a division of Automatic Data Processing, Inc. Refer to Note 19 for additional discussion.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Business Combinations, Asset Acquisitions and Dispositions (Continued)

Other Information

        The following table outlines the net assets acquired and net cash paid for acquisitions (at date of acquisition) (in millions):

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Fair value of net assets acquired	$3,013.1	$152.2	$714.6	$335.4
Less non-cash consideration	(2,746.0)	—	—	—
Less cash acquired	—	(15.6)	(24.3)	(47.9)

Net cash paid for acquisitions	$267.1	$136.6	$690.3	$287.5

        The following table presents changes to goodwill for the year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007 and the predecessor period from January 1, 2007 through September 24, 2007 (in millions):

	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Divested Operations	Totals
Predecessor
January 1, 2007 balance	$3,755.5	$2,384.4	$1,102.9	$12.1	$45.7	$58.9	$7,359.5
Acquisitions	31.3	158.9	174.7	—	15.4	—	380.3
Purchase price and allocation adjustments related to prior year acquisitions	(18.7)	—	7.9	—	—	(5.2)	(16.0)
Impairment associated with the wind-down of the official check and money order business	—	—	—	(12.1)	—	—	(12.1)
Other adjustments (primarily foreign currency)	0.7	—	43.6	—	0.2	0.2	44.7

September 24, 2007 balance	3,768.8	2,543.3	1,329.1	—	61.3	53.9	7,756.4

Successor
Acquisitions	7.8	—	18.9	—	45.1	—	71.8
Preliminary purchase price adjustments related to the merger	6,697.5	759.8	1,497.2	—	81.9	(41.6)	8,994.8
Other adjustments (primarily foreign currency)	0.1	—	(5.9)	—	0.2	(0.2)	(5.8)

January 1, 2008 balance	10,474.2	3,303.1	2,839.3	—	188.5	12.1	16,817.2
Acquisitions	753.7	—	66.4	—	—	—	820.1
Dispositions/Deconsolidation	(734.0)	—	—	—	—	(5.2)	(739.2)
Purchase price adjustments related to the merger	1,433.1	(136.2)	245.7	—	53.1	—	1,595.7
Purchase price adjustments related to prior year successor acquisitions	(0.1)	—	(0.2)	—	—	—	(0.3)
Goodwill impairments	(1,106.5)	(1,395.2)	(550.0)	—	(160.4)	(6.9)	(3,219.0)
Other adjustments (primarily foreign currency)	(1.3)	—	(412.0)	—	—	—	(413.3)

December 31, 2008 balance	$10,819.1	$1,771.7	$2,189.2	$—	$81.2	$—	$14,861.2

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Business Combinations, Asset Acquisitions and Dispositions (Continued)

        The terms of certain of the Company's acquisition agreements provide for additional consideration to be paid if the acquired entity's results of operations exceed certain targeted levels or if certain other conditions are met, as well as other payments or receipts of cash related to certain events that transpired subsequent to the acquisition of certain companies. Targeted levels are generally set substantially above the historical experience of the acquired entity at the time of acquisition. Such additional consideration is paid in cash and is recorded when payable as additional purchase price. Additional consideration was paid totaling $35.6 million in 2008, $0.5 million in the successor period from September 25, 2007 through December 31, 2007, $50.0 million in the predecessor period from January 1, 2007 through September 24, 2007 and $51.1 million in 2006. The maximum amount of remaining estimable contingent consideration consists of potential cash payments of $14.7 million, all of which was payable and accrued at December 31, 2008.

Note 5: Investments in Affiliates

        Operating results include the Company's proportionate share of income from affiliates, which consist of unconsolidated investments and joint ventures accounted for under the equity method of accounting. The most significant of these affiliates are related to the Company's merchant bank alliance program.

        A merchant bank alliance, as it pertains to investments accounted for under the equity method, is a joint venture between FDC and a financial institution that combines the processing capabilities and management expertise of the Company with the visibility and distribution channel of the bank. The joint ventures acquire credit and debit card transactions from merchants. The Company provides processing and other services to the joint ventures and charges fees to the joint venture primarily based on contractual pricing. These fees have been separately identified on the face of the Consolidated Statements of Operations.

        At December 31, 2008, there were ten affiliates accounted for under the equity method of accounting, comprised of five merchant alliances and five strategic investments in companies in related markets.

        On November 1, 2008, the Company and JPMorgan Chase terminated their merchant alliance joint venture, CPS, which was the Company's largest merchant alliance. Upon termination of the alliance, the Company received a 49% ownership interest in Merchant Link which is being accounted for under the equity method. Refer to Note 4 for more information regarding the termination of the CPS alliance joint venture. Operating results of the CPS alliance joint venture for 2008 are included in the financial information presented below through October 31, 2008. Total assets and liabilities for 2008 are not included as a result of the termination.

        On December 31, 2008, the Company and Wells Fargo & Company ("WFB") extended their merchant alliance joint venture, Wells Fargo Merchant Services, LLC ("WFMS") for five years beyond its previously contracted termination date through December 31, 2014. In connection with the agreement to extend WFMS, FDC sold 12.5% of the membership interests to WFB. As a result of the transaction, FDC deconsolidated the WFMS balance sheet as of December 31, 2008 and is reflecting its remaining 40% ownership interest as an equity method investment. Refer to Note 4 for more information regarding this transaction. Operating results of WFMS are not included in the financial information presented below as the alliance was fully consolidated throughout 2008. Because FDC deconsolidated the WFMS balance sheet as of December 31, 2008, the total assets and liabilities of the alliance as of that date are included below.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5: Investments in Affiliates (Continued)

        The Company sold its investment in Early Warning Services and purchased 50% of EUFISERV inter-bank processing business (subsequently renamed Trionis) in the third quarter of 2008. In the fourth quarter of 2008, the Company sold its interest in an international entity which had been accounted for under the equity method.

        A summary of unaudited financial information for the merchant alliances and other affiliates accounted for under the equity method of accounting is as follows (in millions):

	Successor
December 31,	2008	2007
Total assets	$1,647.6	$7,443.7
Total liabilities	$1,595.1	$6,186.8

	Successor		Predecessor
		Period from September 25, 2007 through December 31, 2007	Period from January 1, 2007 through September 24, 2007
	Year ended December 31, 2008			Year ended December 31, 2006
Net operating revenues	$1,495.9	$477.9	$1,193.8	$1,489.9
Operating expenses	826.2	252.6	667.5	877.6

Operating income	669.7	225.3	526.3	612.3

Net income	$622.7	$216.9	$506.1	$580.0

FDC equity earnings	$123.0	$46.8	$223.0	$283.1

        The primary components of assets and liabilities are settlement-related accounts as described in Note 6.

        The formation of a merchant joint venture alliance accounted for under the equity method of accounting generally involves the Company and/or a financial institution contributing merchant contracts to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentages. The asset amounts reflected above are owned by the alliances and other equity method investees and do not include any of such payments made by the Company. As discussed in Note 2, a portion of the purchase price related to the merger was allocated to the Company's investments in unconsolidated joint ventures. The amount by which the total of the Company's investments in its joint ventures exceeded its proportionate share of the joint ventures' net assets totaled $1,328.5 million and $3,190.8 million at December 31, 2008 and 2007, respectively. The decrease in this amount resulted from the termination of the CPS alliance partially offset by the deconsolidation of the WFMS joint venture. The non-goodwill portion of this amount is considered an identifiable intangible asset that is amortized accordingly. The estimated future amortization expense for these intangible assets as of December 31, 2008 is $71.3 million in 2009, $66.2 million in 2010, $61.3 million in 2011, $55.8 million in 2012 and $49.8 million in 2013. These amounts assume that these alliances continue as they currently exist. Much of the difference between FDC's proportionate share of the investee's net income and FDC's equity earnings noted above relates to this amortization.

Note 6: Settlement Assets and Obligations

        Settlement assets and obligations result from FDC's processing services and associated settlement activities, including settlement of payment transactions. Settlement assets are generated principally from payment instrument sales (primarily official checks and financial institution money orders) and

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Settlement Assets and Obligations (Continued)

merchant services transactions. Certain merchant settlement assets that relate to settlement obligations accrued by the Company are held by partner banks to which the Company does not have legal ownership but has the right to use to satisfy the related settlement obligation. FDC records corresponding settlement obligations for amounts payable to merchants and for payment instruments not yet presented for settlement. At December 31, 2008, the difference in the aggregate amount of such assets and liabilities is primarily due to unrealized net investment gains and losses, which are reported as OCI in equity. The principal components of FDC's settlement assets and obligations are as follows (in millions):

	Successor
December 31,	2008	2007
Settlement assets:
Current settlement assets:
Cash and cash equivalents	$4,772.3	$13,640.4
Investment securities	121.9	—
Due from card associations and bank partners	2,807.1	3,214.7
Due from selling agents	228.9	287.5

	7,930.2	17,142.6

Long-term settlement assets:
Investment securities	732.7	1,085.8

	$8,662.9	$18,228.4

Settlement obligations:
Current settlement obligations:
Payment instruments outstanding	$3,734.8	$11,258.4
Card settlements due to merchants	4,718.6	5,283.0
Due to selling agents	227.2	1,687.0

	$8,680.6	$18,228.4

        Cash equivalents consist of short-term time deposits, commercial paper, short-term variable rate demand notes and other investments. See Note 7 for information concerning the Company's investment securities. The decrease in settlement assets and liabilities in 2008 compared to 2007 is due to the wind down of the IPS official check and money order businesses.

        FDC generated revenues from its investment of certain settlement assets, the majority of which pertained to cash equivalents and investment securities within the Company's Integrated Payment Systems ("IPS") segment. During 2008, the IPS investment portfolio was repositioned to principally taxable investments. Prior to 2008, the IPS investment portfolio was primarily invested in tax free municipal obligations. At December 31, 2008, the IPS segment portfolio was invested in cash equivalents and short-term investment securities with ratings of "A1/P1" or better or in the "A" category or better and long-term investments rated in the "A" category or better with the exception of $83.2 million in lower rated, auction rate securities described in Note 20. IPS segment investment portfolio balances averaged $7.3 billion in 2008, $12.6 billion in 2007, and $13.1 billion in 2006. Investment revenues (before commissions to certain selling agents and hedging gains and losses) from the IPS segment portfolio totaled $163.2 million in 2008, $116.6 million for the successor period September 25, 2007 through December 31, 2007, $341.5 million for the predecessor period January 1, 2007 through September 24, 2007, and $469.5 million in 2006 (on a pretax equivalent basis: $163.2 million, $172.5 million, $524.0 million, and $720.5 million, respectively).

FIRST DATA CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Investment Securities

        Investment securities are a principal component of the Company's settlement assets and represent the investment of funds received by FDC from the sale of payment instruments (official checks and financial institution money orders) by authorized agents. During 2008, the Company repositioned a majority of the investment portfolio classified within settlement assets into short-term taxable investments. During 2007 and in conjunction with the wind down of the official check and money order businesses, the Company repositioned a majority of the investment portfolio from long-term state and municipal obligations to more liquid investments of shorter duration, though still generally tax exempt. Realized pretax gains and (losses) from the sale of these investment securities reclassified out of OCI into "Investment income" were $(0.6) million in 2008, $(1.2) million in the successor period from September 25, 2007 through December 31, 2007, $4.4 million in the predecessor period from January 1, 2007 through September 24, 2007 and $0.3 million in 2006. The Company recognized other than temporary impairments during 2008 of $60.3 million related to this investment portfolio as discussed in Note 20. The Company uses specific identification to determine the cost of a security sold and the amount of gains and losses reclassified out of OCI. The Company received proceeds from the sale of long-term investments of $0.5 billion in 2008, $0.7 billion in the successor period from September 25, 2007 through December 31, 2007, $10.9 billion in the predecessor period from January 1, 2007 through September 24, 2007 and $18.5 million in 2006.

        The Company also maintains various other investments many of which are classified as available-for-sale and carried at fair market value of $12.9 million and $43.6 million at December 31, 2008 and 2007, respectively. Such investments are recorded in the "Other current assets" and "Other long-term assets" line items of the Consolidated Balance Sheets and include primarily shares of a money market fund described in Note 20. In addition, the Company has investments in non-marketable equity securities and other investments that are carried at cost of $26.9 million and $27.5 million at December 31, 2008 and 2007, respectively, and are also recorded in the "Other long-term assets" line item of the Consolidated Balance Sheets. Realized gains and losses associated with the investments described above are recognized in the "Other income (expense)" line item of the Consolidated Statements of Operations.

        The principal components of investment securities are as follows (in millions):

	Cost(1)	Gross Unrealized Gain	Gross Unrealized (Loss)	Fair Value
Successor
December 31, 2008
Student loan auction rate securities(2)	$505.5	$—	$(13.3)	$492.2
Corporate bonds	342.1	—	(4.4)	337.7
Other securities:
Cost-based investments	26.9	—	—	26.9
Other	37.6	—	—	37.6

Total other	64.5	—	—	64.5

Totals	$912.1	$—	$(17.7)	$894.4

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Investment Securities (Continued)

	Cost(1)	Gross Unrealized Gain	Gross Unrealized (Loss)	Fair Value
Predecessor
December 31, 2007
State and municipal obligations	$1,080.0	$—	$—	$1,080.0
Other securities:
Cost-based investments	27.5	—	—	27.5
Equity	43.0	—	—	43.0
Preferred stock	6.4	—	—	6.4

Total other	76.9	—	—	76.9

Totals	$1,156.9	$—	$—	$1,156.9

(1)
Represents amortized cost for debt securities.

(2)
Beginning in February of 2008, the auction mechanism for these investments began failing so remaining securities after that time are considered illiquid; however, the majority of the remaining securities as of December 31, 2008 were rated "AAA" or the equivalent and all had collateral substantially guaranteed by the U.S. government and continued to pay interest in accordance with their respective security agreements. The Company has the ability and intent to hold these securities for an extended time period until the securities recover in value at least to a certain minimum threshold. The Company recognized an other than temporary impairment loss of $48.0 million in 2008. Refer to Note 20 for additional detail on these securities.

        The following table presents maturity information for the Company's debt securities at December 31, 2008 (in millions):

Fair Value
Due within one year	$97.8
Due after one year through five years	240.4
Due after five years through 10 years	59.0
Due after 10 years	433.3

Total Debt Securities	$830.5

        The following table presents the gross unrealized losses and fair value of the Company's investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2008 (in millions):

	Less than 12 months		More than 12 months
December 31, 2008	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Fair Value	Total Unrealized Losses
Student loan auction rate securities	$492.2	$(13.3)	$—	$—	$492.2	$(13.3)
Corporate Bonds	$337.7	$(4.4)	$—	$—	$337.7	$(4.4)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7: Investment Securities (Continued)

        As of December 31, 2008 the Company's unrealized losses related to the following:

        Student loan auction rate securities—The unrealized losses resulted from student loan auction rate securities ("SLARS") for which the auction mechanism has failed. The Company believes that these investments will recover substantially all of their principal value by their maturity date; however, the Company currently cannot assert that it has the intent to hold these securities until they fully recover their par value as it may be willing to sell the securities at a loss if the price exceeds a certain minimum threshold. The Company has the ability and intent to hold these securities for an extended time period until the securities recover in value at least to the specified minimum threshold.

        Corporate bonds—The unrealized losses on the Company's investments in corporate bonds resulted from the weakening of the global economy and credit markets during the second half of 2008. The unrealized losses were deemed to be not other-than-temporary because the Company has the ability and intent to hold these investments until a recovery of fair value occurs which may be upon maturity. Maturities will occur between third quarter of 2009 and first quarter of 2010.

Note 8: Nonderivative and Derivative Financial Instruments

Concentration of credit risk

        FDC maintains cash and cash equivalents, investment securities and certain hedging instruments (for specified purposes) with various financial institutions. The Company limits its concentration of these financial instruments with any one institution, and periodically reviews the credit standings of these institutions. FDC has a large and diverse customer base across various industries, thereby minimizing the credit risk of any one customer to FDC's accounts receivable amounts. In addition, each of the Company's business units perform ongoing credit evaluations on customers that expose the Company to significant financial risk because of their financial condition.

Management of nonderivative financial instrument risks

        FDC does not hold or issue financial instruments for trading purposes. FDC encounters credit and market risks related to the Company's financial instruments, principally its investment securities. The Company attempts to mitigate credit risk by making high-quality investments. At December 31, 2008, the Company had $492.2 million in SLARS which are considered long-term investments and high quality but are not currently liquid. A majority of the Company's settlement assets are in cash and cash equivalents.

Fair value of nonderivative financial instruments

        Carrying amounts for certain of FDC's financial instruments (cash and cash equivalents, short-term investments and short-term borrowings) approximate fair value due to their short maturities. Accordingly, these instruments are not presented in the following table. The following table provides the estimated fair values of the remaining nonderivative financial instruments (in millions):

	Successor
	2008		2007
December 31,	Carrying Value	Fair Value	Carrying Value	Fair Value
Nonderivative financial instruments:
Long-term investment securities	$912.1	$894.4	$1,156.9	$1,156.9
Long-term borrowings	22,075.2	12,662.1	21,953.5	20,331.0

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Nonderivative and Derivative Financial Instruments (Continued)

        The estimated fair value of long-term investment securities is based primarily on market quotations; however, due to the lack of observable market activity for the SLARS held by the Company, the Company with the assistance of a third party valuation firm, upon which the Company in part relied, made certain assumptions, primarily relating to estimating both the weighted average life for the securities held by the Company and the impact of the current lack of liquidity on the fair value. At December 31, 2008, the securities were valued based on a probability weighted discounted cash flow analysis using the assumptions. Refer to Note 7 for more information related to the investment securities held by the Company.

        The fair market value of the remaining pre-merger long-term debt was based upon the total consideration paid to note holders in the debt tender in December 2008. The fair market value of the 9.875% senior notes, senior unsecured cash-pay notes, senior unsecured PIK notes, senior subordinated unsecured notes and senior secured term loan facility were based on December 31, 2008 market trading prices. Refer to Note 10 for more information related to the Company's borrowings.

DERIVATIVE FINANCIAL INSTRUMENTS

Risk Management Objectives and Strategies

        The Company is exposed to various financial and market risks, including those related to changes in interest rates and foreign currency rates, that exist as part of its ongoing business operations. The Company utilizes certain derivative financial instruments to enhance its ability to manage these risks. The primary risks managed by using derivative instruments are interest rate risk and foreign exchange risk.

        Interest rate swaps are entered into to manage interest rate risk associated with the Company's variable-rate borrowings. Cross currency swaps for various foreign currencies are entered into to manage foreign exchange risk associated with the Company's initial investments in certain foreign subsidiaries or certain intercompany loans to foreign subsidiaries. Forward contracts on various foreign currencies are entered into to manage foreign exchange risk associated with the Company's forecasted foreign currency denominated sales or purchases.

        Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company applies strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although certain derivatives do not qualify for hedge accounting, they are entered into for economic hedge purposes and are not considered speculative.

        The Company's policy is to minimize its cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. The Company's objective is to engage in risk management strategies that provide adequate downside protection.

Accounting for Derivative Instruments and Hedging Activities

        The Company recognizes all derivatives in the "Other long-term assets" and "Other long-term liabilities" captions in the Consolidated Balance Sheets at their fair value. In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), the Company designated interest rate swaps as cash flow hedges of forecasted interest rate payments related to its variable rate debt and certain of the cross currency swaps as a foreign currency hedge of its net investment in a foreign subsidiary. Other cross currency

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Nonderivative and Derivative Financial Instruments (Continued)

swaps and forward contracts on various foreign currencies did not qualify or have not been designated as accounting hedges and do not receive hedge accounting treatment.

        Two events occurred during 2007 that caused a significant change in the use of derivatives. In February 2007, the Company announced its intent to gradually exit the official check and money order businesses. As of December 31, 2007, nearly all of the long-term instruments associated with these businesses were converted into more liquid instruments of shorter duration. In conjunction with the repositioning of the portfolio, the Company terminated all of the associated interest rate swaps that qualified as fair value hedges of the investments upon sale of the related investments.

        As discussed in Note 2 and on September 24, 2007, the Company was acquired through a merger by an entity controlled by affiliates of KKR. As a result of the merger and also on September 24, 2007, the Company repurchased a majority of its outstanding fixed rate debt through a tender offer. The interest rate swaps associated with this debt were terminated at the time the debt was repurchased. On September 24, 2007, the Company issued approximately $22 billion of variable rate debt (though interest rates on $9 billion of the debt were subject to certain caps) and subsequently swapped $7.5 billion of this variable rate debt to fixed rates.

        As of December 31, 2008, the Company uses derivative instruments to mitigate (i) cash flow risks with respect to changes in interest rates (forecasted interest payments on variable rate debt) and foreign exchange rates (forecasted transactions denominated in foreign currency) and (ii) to protect the initial net investment in certain foreign subsidiaries and/or affiliates with respect to changes in foreign exchange rates. Not all of these derivatives qualify for hedge accounting as discussed in more detail below.

        With respect to derivative instruments that are afforded hedge accounting pursuant to SFAS No. 133, the effective portion of changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The effective portion of changes in the fair value of a net investment hedge is recorded as part of the cumulative translation adjustment in OCI. Any ineffectiveness is recorded immediately in the Consolidated Statements of Operations.

        The Company formally documents all relationships between hedging instruments and the underlying hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to forecasted transactions and net investment hedges to the underlying investment in a foreign subsidiary or affiliate. The Company formally assesses, both at inception of the hedge and on an ongoing basis, whether the hedge is highly effective in offsetting changes in cash flows or foreign currency exposure of the underlying hedged items. The Company also performs an assessment of the probability of the forecasted transaction on a periodic basis. If it is determined that a derivative ceases to be highly effective during the term of the hedge or if the forecasted transaction is no longer probable, the Company will discontinue hedge accounting prospectively for such derivative.

CREDIT RISK

        The Company is monitoring the financial stability of its derivative counterparties. Certain of these counterparties are receiving support from the federal government in light of current financial conditions. Although these counterparties remain highly-rated (in the "A" category or higher), their ability to satisfy their commitments may be dependent on receiving continued support from the federal government. The credit risk inherent in these agreements represents the possibility that a loss may

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Nonderivative and Derivative Financial Instruments (Continued)

occur from the nonperformance of a counterparty to the agreements. The Company performs a review at inception of the hedge, as circumstances warrant, and at least on a quarterly basis of the credit risk of these counterparties. The Company also monitors the concentration of its contracts with individual counterparties. FDC's exposures are in liquid currencies (primarily in U.S. dollars, euros and Australian dollars), so there is minimal risk that appropriate derivatives to maintain the hedging program would not be available in the future.

DERIVATIVES NOT QUALIFYING FOR HEDGE ACCOUNTING

        At the time of the merger, all previous hedge accounting designations were nullified because of the merger. The Company redesignated certain of the previous derivatives in the same hedging relationships to continue to qualify for hedge accounting. The remaining derivative instruments continued to function as economic hedges but were not designated to qualify for hedge accounting. At December 31, 2008, those derivative instruments not designated as accounting hedges included foreign currency forward contracts to hedge forecasted foreign currency sales, a cross-currency swap to hedge foreign currency exposure from an intercompany loan, and cross-currency swaps to hedge an investment in a foreign subsidiary from fluctuations in foreign currency exchange rates.

        In the third quarter of 2007 and prior to the consummation of the merger, the Company entered into two forward starting, deal contingent interest rate swaps. Such swaps did not qualify for hedge accounting until consummation of the merger as discussed below in "Cash Flow Hedges". From the date the swaps were entered into until designated as hedges on September 24, 2007, the swaps were marked-to-market which resulted in a charge of approximately $19 million. This amount was recorded as a successor transaction in "Other income (expense)" in the Consolidated Statements of Operations.

        The costless collar that existed at December 31, 2007 and was used to hedge the anticipated cash flows from the future sale of an equity security was terminated in January 2008 in connection with the sale of the associated equity security.

        During 2008, the Company entered into an outsourcing contract with a foreign vendor which exposes the Company to foreign exchange risk related to the currency of the vendor's country. The Company entered into a series of forward contracts to hedge the forecasted purchases from the vendor in order to mitigate the foreign currency exposure.

        As of December 31, 2008, the notional amounts of the forward contracts were 5.8 million Canadian dollars ($4.7 million). The notional amount of the foreign exchange rate collar was 90.4 million Philippine pesos ($1.9 million). If the Philippine Peso to U.S. Dollar exchange rate fluctuates by more than +/- 8% from the reference rate, then a net payment is made or received based on the $1.9 million notional amount. The Company is also a party to a reverse collar for a $950,000 notional amount which effectively reduces the notional amount of the Philippine Peso collar to $950,000 when the exchange rate fluctuates by more than +/- 13%. The terms of the foreign exchange rate collar and the related reverse collar were specifically designed to match the foreign exchange exposure from the underlying vendor agreement. The notional amount of the cross-currency swaps was 91.1 million euro (approximately $127.8 million). The periodic change in the mark-to-market of the derivative instruments not designated as accounting hedges is recorded immediately in the Consolidated Statements of Operations. For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Statements of Operations, see the tabular information presented below.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Nonderivative and Derivative Financial Instruments (Continued)

DERIVATIVES THAT QUALIFY FOR HEDGE ACCOUNTING

Hedge of a Net Investment in a Foreign Operation

        A cross currency swap that was designated as a net investment hedge prior to the merger was redesignated at the merger date as a hedge of net investments in foreign operations. Since the existing derivative instrument was not at zero fair value at the time of redesignation, the redesignated hedging relationship creates some ineffectiveness which is recognized immediately in the Consolidated Statements of Operations. The effective portion of the change in fair value of the cross currency swap is recognized in the Consolidated Statements of Equity. As of December 31, 2008, the aggregate notional amount of the cross currency swap was 115.0 million Australian dollars (approximately $78.6 million).

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Balance Sheets or in the Consolidated Statements of Operations, see the tabular information presented below.

Cash Flow Hedges

        As noted above and in the third quarter 2007 prior to the consummation of the merger, the Company entered into two forward starting, deal contingent interest rate swaps. At the merger date such interest rate swaps were designated as cash flow hedges of the variability in the interest payments on a specified $3.0 billion portion of the approximate $12.8 billion variable rate senior secured term loan due to changes in the LIBOR interest rate. In the fourth quarter of 2007, the Company entered into additional interest rate swaps designated as cash flow hedges of the variability in the interest payments on $4.5 billion of the variable rate senior secured term loan due to changes in the LIBOR interest rate.

        During 2008, the Company entered into basis rate swaps to modify the variable rates on $6.0 billion of the previously executed $7.5 billion interest rate swaps and to lower the fixed interest rates on those interest rate swaps. The basis swaps pay interest at rates equal to three-month-LIBOR and receive interest at rates equal to one-month-LIBOR plus a fixed spread. One basis swap with a notional amount of $2.0 billion expires on June 24, 2009 and all other basis swaps with a combined notional amount of $4.0 billion expire on September 24, 2010. In the second quarter of 2008, the Company also made a corresponding election on its senior secured term loan facility to change interest payments from three-month-LIBOR to one-month-LIBOR interest rate index on a $6.0 billion principal amount to match the terms of the basis swaps. As a result of entering into basis rate swaps and electing to change the interest payments to one-month-LIBOR, the Company redefined and re-designated the cash flow hedging relationships. The original three-month-LIBOR interest rate swaps were re-designated in combination with the basis swaps as cash flows hedges of the variability in the interest payments on the senior secured term loan due to changes in the LIBOR interest rate. Since the existing derivative instruments were not at zero fair value at the time of re-designation, the re-designated hedging relationships result in ineffectiveness which is recognized immediately in the Consolidated Statements of Operations.

        At December 31, 2008, the maximum length of time over which the Company is hedging its exposure is approximately four years. The effective portion of changes in fair value of the cash flow hedges is recorded temporarily in the Consolidated Statements of Equity as a component of OCI and then recognized in the Consolidated Statements of Operations in the same period or periods during which the payment of variable interest associated with the floating rate debt is recorded in earnings.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Nonderivative and Derivative Financial Instruments (Continued)

Any ineffective portions of changes in fair value are recognized in the Consolidated Statements of Operations during the period of change. The Company follows the hypothetical derivative method to measure hedge ineffectiveness. A $16.0 million loss associated with ineffectiveness was recognized in earnings during the year ended December 31, 2008 related to the cash flow hedges mostly due to the hedges being off-market at the time of redesignation. The amount of losses in OCI as of December 31, 2008 related to the hedged transactions that is expected to be reclassified into the Consolidated Statements of Operations during the 12 months ending December 31, 2009 is approximately $99 million.

        In the predecessor periods, the Company entered into derivatives to hedge certain cash flows associated with foreign currency exposures and the forecasted sale of an investment security. At their initiation, these derivative instruments qualified, and were designated, as cash flow hedges. On an individual and aggregate basis such derivatives were immaterial to the financial statements for the predecessor periods presented. The amount of ineffectiveness related to these cash flow hedges was immaterial. These derivative instruments were not redesignated in new hedging relationships at the time of the merger and, therefore, did not receive hedge accounting treatment in the successor period.

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Balance Sheets or in the Consolidated Statements of Operations, see the tabular information presented below.

Fair Value Hedges

        As discussed above in Note 2 and in connection with the merger in September 2007, the Company terminated the interest rate swaps associated with its fixed rate debt in connection with the repurchase of the underlying debt. Additionally, the Company terminated the interest rate swaps associated with the long-term investment portfolio of the official check and money order businesses. These hedges qualified for the short-cut method of accounting as described in paragraph 68 of SFAS 133. Accordingly, there was no ineffectiveness related to these interest rate swaps. Subsequent to the merger, the Company had no outstanding fair value hedges that qualified for hedge accounting.

FAIR VALUE OF DERIVATIVE INSTRUMENTS

        The estimated fair value of derivative financial instruments is modeled in Bloomberg software using the Bloomberg reported market data based on mid-market prices and the actual terms of the derivative contracts. The fair value incorporates the Company's own creditworthiness as well as the creditworthiness of the counterparties. While the Company believes its estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized as of December 31, 2008 or that will be realized in the future.

	Successor
	As of December 31, 2007
	Carrying Value	Fair Value
	(in millions)
Derivative financial instruments:
Interest rate contracts	(194.5)	(194.5)
Foreign exchange contracts	(12.7)	(12.7)
Costless collars related to investment in certain equity securities	(12.8)	(12.8)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Nonderivative and Derivative Financial Instruments (Continued)

Fair Value of Derivative Instruments in the Consolidated Balance Sheets

	Successor
	As of December 31, 2008
	Derivative Assets		Derivative Liabilities
	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location
	(in millions)
Derivatives designated as hedging instruments under SFAS 133
Interest rate contracts	—		$(598.8)	Other long-term liabilities and other current liabilities
Foreign exchange contracts	$8.9	Other long- term assets	—

Total derivatives designated as hedging instruments under SFAS 133	8.9		(598.8)
Derivatives not designated as hedging instruments under SFAS 133
Foreign exchange contracts	2.8	Other long- term assets	(2.5)	Other long-term liabilities

Total derivatives not designated as hedging instruments under SFAS 133	2.8		(2.5)

Total Derivatives	$11.7		$(601.3)

The Effect of Derivative Instruments on the Consolidated Statements of Operations
For the successor year ended December 31, 2008

		Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)
	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)			Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion)
					Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion)
(in millions, pretax) Derivatives in SFAS 133 cash flow hedging relationships
	2008	2008		2008
Interest rate contracts	$(433.1)	$(45.8)	Interest Expense	$(16.0)	Other income (expense)

Derivatives in SFAS 133 net investment hedging relationships	2008	2008	2008
Foreign exchange contracts	$17.3	—	$(1.7)	Other income (expense)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Nonderivative and Derivative Financial Instruments (Continued)

	Amount of Gain or (Loss) Recognized in Income on Derivative	Location of Gain or (Loss) recognized in Income on Derivative
Derivatives not designated as hedging instruments under SFAS 133	2008
Foreign exchange contracts	$4.8	Other income (expense)

Accumulated Derivative Gains and Losses

        The following table summarizes activity in other comprehensive income for the years ended December 31, 2008 and 2007 related to derivative instruments classified as cash flow hedges and net investment hedges held by the Company (in millions, after tax):

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007
Accumulated loss included in other comprehensive income at beginning of the period	$(106.5)	$—	$(43.7)
Less: Reclassifications into earnings from other comprehensive income	28.7	—	3.3

	(77.8)	—	(40.4)
Losses in fair value of derivatives(a)	(261.8)	(106.5)	(25.0)
Less: Purchase accounting adjustments due to merger	—	—	65.4

Accumulated loss included in other comprehensive income at end of the period	$(339.6)	$(106.5)	$—

(a)
Losses are included in unrealized gains (losses) on hedging activities and in foreign currency translation adjustment on the Consolidated Statements of Equity.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
	(in millions)
Components of pretax (loss) income before discontinued operations:
Domestic	$(3,983.1)	$(473.0)	$558.1	$1,090.8
Foreign	(324.1)	34.0	137.4	102.9

	$(4,307.2)	$(439.0)	$695.5	$1,193.7

(Benefit) provision for income taxes before discontinued operations:
Federal	$(667.8)	$(182.9)	$55.0	$148.2
State and local	(46.6)	(5.8)	36.3	34.2
Foreign	15.2	12.6	34.5	21.3

	$(699.2)	$(176.1)	$125.8	$203.7

        The Company's effective tax rates from continuing operations differ from statutory rates as follows:

	Successor(1)		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Federal statutory rate	35.0%	35.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	1.1	0.8	1.9	1.9
Pretax income attributable to noncontrolling interests not taxable to the Company	1.3	3.1	(5.2)	(4.1)
Foreign rate differential	1.2	(2.0)	(2.2)	(3.9)
Interest earned on municipal investments	0.0	8.3	(15.7)	(12.9)
Dividend exclusion	0.0	1.0	(1.6)	(1.1)
Valuation allowances	(0.1)	(6.1)	(0.2)	2.0
Prior year income tax return true-ups	0.2	0.0	1.9	0.0
Non-deductible merger related expenses	0.0	(0.2)	2.7	0.0
Goodwill impairment	(24.4)	0.0	0.0	0.0
Other	1.9	0.2	1.5	0.2

Effective tax rate	16.2%	40.1%	18.1%	17.1%

(1)
The change from pretax income in predecessor periods to a pretax loss in the successor periods caused a general shift in several components of the tax rate reconciliation.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes (Continued)

        The Company's income tax provisions (benefits) consisted of the following components:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
	(in millions)
Current
Federal	$31.4	$(29.7)	$63.3	$193.1
State and local	29.2	7.5	39.7	39.3
Foreign	103.5	13.7	48.5	32.1

	164.1	(8.5)	151.5	264.5
Deferred
Federal	(699.1)	(153.2)	(8.3)	(44.9)
State and local	(75.8)	(13.3)	(3.4)	(5.1)
Foreign	(88.4)	(1.1)	(14.0)	(10.8)

	(863.3)	(167.6)	(25.7)	(60.8)

	$(699.2)	$(176.1)	$125.8	$203.7

        Income tax payments, net of refunds received, of $69 million in 2008 were less than current expense primarily due to the actual receipt of tax refunds related to the successor period from September 25, 2007 through December 31, 2007. Income tax refunds received, net of tax payments, of $108 million in the successor period from September 25, 2007 through December 31, 2007 were more than the current benefit primarily due to the actual receipt of tax refunds related to the predecessor period from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006. Income tax payments of $56 million in the predecessor period from January 1, 2007 through September 24, 2007 were less than current expense primarily due to increased tax benefits associated with the exercise of stock options recorded directly to equity resulting in a federal net operating loss carryback for a refund. Income tax payments of $86 million in 2006 were less than current expense primarily due to increased tax benefits associated with the exercise of stock options recorded directly to equity for 2006 and 2005 overpayment applied to 2006.

        Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the book and tax bases of the Company's assets and liabilities. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets are included in both "Other current assets" and "Other long-term assets" in the Company's Consolidated Balance Sheets. Deferred tax liabilities are included

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes (Continued)

in "Deferred long-term tax liabilities" in the Company's Consolidated Balance Sheets. The following table outlines the principal components of deferred tax items:

	Successor
December 31,	2008	2007
Deferred tax assets related to:
Reserves and other accrued expenses	$205.7	$51.4
Pension obligations	36.2	41.6
Employee related liabilities	42.3	61.6
Deferred revenues	2.9	—
Unrealized securities and hedging (gain)/loss	215.6	64.9
Net operating losses and tax credit carryforwards	303.4	182.8
U.S. foreign tax credits on undistributed earnings	140.4	87.0
Foreign exchange (gain)/loss	23.1	—

Total deferred tax assets	969.6	489.3
Valuation allowance	(83.2)	(92.4)

Realizable deferred tax assets	886.4	396.9

Deferred tax liabilities related to:
Property, equipment and intangibles	(2,061.0)	(2,507.8)
Investment in affiliates and other	(192.2)	(23.1)
Deferred revenues	—	(3.0)
U.S. tax on foreign undistributed earnings	(137.1)	(113.9)
Foreign exchange (gain)/loss	—	(11.8)

Total deferred tax liabilities	(2,390.3)	(2,659.6)

Net deferred tax liabilities	$(1,503.9)	$(2,262.7)

        The Company's deferred tax assets and liabilities were included in the Consolidated Balance Sheets as follows:

	Successor
December 31,	2008	2007
Current deferred tax assets	$133.3	$110.6
Long-term deferred tax assets	11.0	8.3
Long-term deferred tax liabilities	(1,648.2)	(2,381.6)

Net deferred tax liabilities	$(1,503.9)	$(2,262.7)

        Included in the changes from December 31, 2007 to December 31, 2008 in the deferred tax balances above are deferred tax assets and liabilities for various acquisitions and for differences between the assigned fair market values and the tax bases of the assets and liabilities recognized in various purchase business combinations.

        As of December 31, 2008, the Company had recorded a valuation allowance of $83.2 million against federal, state and foreign net operating losses. The decrease to the valuation allowance in 2008 was primarily due to an increase in the expected future realization of the Company's foreign tax credits. The decrease to the valuation allowance for foreign tax credits included $40 million which was recorded as a reduction to goodwill. Partially offsetting the valuation allowance decrease was an increase for current year state and foreign net operating losses which may not be utilized within the statute of limitations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes (Continued)

        As of December 31, 2008, the Company had aggregate federal net operating loss carryforwards of approximately $442 million. If not utilized, these carryforwards will expire in years 2015 through 2028.

        As of December 31, 2008, the Company had aggregate foreign net operating loss carryforwards of approximately $152 million. Foreign net operating loss carryforwards of $127 million, if not utilized, will expire in years 2009 through 2028. The remaining foreign net operating loss carryforwards of $25 million have an indefinite life.

        As of December 31, 2008, the Company had aggregate state net operating loss carryforwards of approximately $1,646 million. If not utilized, these carryforwards will expire in years 2009 through 2028.

        As of December 31, 2008, the Company had foreign tax credit carryforwards of approximately $49 million. If not utilized, these carryforwards will expire in years 2017 through 2018.

        The Company adopted the provisions of FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109" ("FIN 48"), on January 1, 2007. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes", and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        As a result of the implementation of FIN 48, the Company recorded a reduction to retained earnings of approximately $23 million and an increase to goodwill of approximately $25 million effective January 1, 2007. Also upon adoption of FIN 48, the Company reclassified approximately $140 million of deferred tax liabilities to income taxes payable to conform to the balance sheet presentation requirements of FIN 48. The Company expects the ongoing application of FIN 48 may result in more significant discrete items being recognized from period to period.

        A reconciliation of the unrecognized tax benefits for the predecessor period from January 1, 2007 through September 24, 2007, the successor period from September 25, 2007 through December 31, 2007, and the year ended December 31, 2008 is as follows (in millions):

Predecessor:
Balance as of January 1, 2007	$303.5
Increases for tax positions of prior years	28.6
Increases for tax positions related to the current period	7.8
Decreases due to the lapse of applicable statute of limitations	(30.9)

Balance as of September 24, 2007	309.0

Successor:
Increases for tax positions of prior years	5.4
Increases for tax positions related to the current period	58.4
Decreases for cash settlements with taxing authorities	(0.6)
Decreases due to the lapse of applicable statute of limitations	(4.1)

Balance as of December 31, 2007	368.1
Increases for tax positions of prior years	23.1
Decreases for tax positions of prior years	(11.6)
Increases for tax positions related to the current period	4.9
Decreases for cash settlements with taxing authorities	(3.3)
Decreases due to the lapse of applicable statute of limitations	(9.7)

Balance as of December 31, 2008	$371.5

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes (Continued)

        The income taxes payable for unrecognized tax benefits is included in the "Other long-term liabilities" line of the Consolidated Balance Sheets, net of the federal benefit on state income taxes (approximately $27 million at December 31, 2008). The unrecognized tax benefits at December 31, 2008 included approximately $16 million of tax positions that, if recognized, would affect the effective tax rate. Upon the adoption of SFAS No. 141(R) on January 1, 2009, the amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate increases by $178 million.

        During the year ended December 31, 2008, the Company's liability for unrecognized tax benefits was reduced by $11 million after negotiating settlements with certain state jurisdictions. The reduction in the liability was recorded through cash payments and a decrease to goodwill.

        In September 2007, the Company's statute of limitations expired for certain state and federal positions without adjustment, resulting in the Company's unrecognized tax benefits decreasing by approximately $31 million, of which $1 million was recognized as a decrease to income tax expense of the predecessor period and the remaining $30 million as a decrease to goodwill. The $31 million decrease was comprised of $4 million of federal and $27 million of state tax positions. The Company increased unrecognized tax benefits in the third quarter of 2007 for uncertainty regarding a federal tax receivable in the amount of approximately $8 million. Additional state statutes expired in October 2007 decreasing the Company's unrecognized tax benefits by approximately $4 million, all of which decreased goodwill.

        The Company recognizes interest related to unrecognized tax benefits and penalties in the "Income tax (benefit) expense" line item of the Consolidated Statements of Operations. Included in the "Income tax (benefit) expense" line for the year ended December 31, 2008 was approximately $15 million of accrued interest expense (net of related tax benefits). Included for the successor period from September 25, 2007 through December 31, 2007 and the predecessor period from January 1 through September 24, 2007 were approximately $4 million and $6 million, respectively, of accrued interest expense (net of related tax benefits). The Company had approximately $56 million of interest and penalties accrued at December 31, 2008 which were not included in the period ending balance of $371.5 million of unrecognized tax benefits. Accrued interest and penalties are included in the "Other long-term liabilities" line of the Consolidated Balance Sheets.

        As of December 31, 2008, the Company anticipates it is reasonably possible that its liability for unrecognized tax benefits may decrease by approximately $35 million within the next twelve months as the result of the closure of its 2002 federal tax year. The potential decrease relates to various federal and state tax benefits including research and experimentation credits and certain amortization and loss deductions.

        The Company or one or more of its subsidiaries file income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions. As of December 31, 2008, the Company is no longer subject to income tax examination by the U.S. federal tax jurisdiction for years before 2002. State and local examinations are substantially complete through 1998. Foreign jurisdictions generally remain subject to examination by their respective authorities from 2000 forward, none of which are considered major jurisdictions.

        The Internal Revenue Service ("IRS") completed its examination of the U.S. federal consolidated income tax returns of the Company for 2003 and 2004 and issued a Notice of Deficiency (the "Notice") in December 2008. The Notice claims that the Company and its subsidiaries, which included Western Union during the years at issue, owe significant additional taxes, interest and penalties with respect to a variety of adjustments. The Company and Western Union agree with several of the adjustments in the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes (Continued)

Notice. As to the adjustments that are disputed, for 2003 such issues represent total taxes and penalties allegedly due of approximately $34 million, of which $11 million relates to the Company and $23 million relates to Western Union, and for 2004 such issues represent total taxes and penalties allegedly due of approximately $94 million, of which $2 million relates to the Company and $92 million relates to Western Union. The Company estimates that the total interest due (pretax) on such amounts for both years is approximately $40 million through December 31, 2008, of which $5 million relates to the Company and $35 million relates to Western Union. As to the disputed issues, the Company and Western Union are contesting the asserted deficiencies in U.S. Tax Court. The Company believes that it has adequately reserved for its disputed issues and final resolution of those issues will not have a material adverse effect on its financial position or results of operations.

        Prior to the spin-off transaction, Western Union was part of the FDC consolidated, unitary and combined income tax returns ("combined tax returns") through the spin-off date of September 29, 2006. Under the Tax Allocation Agreement executed at the time of the spin-off of Western Union, Western Union is responsible for and must indemnify the Company against all taxes, interest and penalties that relate to Western Union for periods prior to the spin-off date, including the amounts asserted in the Notice as described above. If Western Union were to agree to or be finally determined to owe any amounts for such periods but were to default in its indemnification obligation under the Tax Allocation Agreement, the Company as parent of the tax group during such periods generally would be required to pay the amounts to the relevant tax authority, resulting in a potentially material adverse effect on the Company's financial position and results of operations. Accordingly, as of December 31, 2008, the Company had approximately $132 million of uncertain income tax liabilities recorded related to Western Union for periods prior to the spin-off date. The Company has recorded a corresponding accounts receivable of equal amount from Western Union, which is included as a long-term accounts receivable in the "Other long-term assets" line of the Consolidated Balance Sheets, to reflect the indemnification for such liabilities. The uncertain income tax liabilities and corresponding receivable are based on information provided by Western Union regarding its tax contingency reserves for periods prior to the spin-off date. There is no assurance that a Western Union-related issue raised by the IRS or other tax authority will be finally resolved at a cost not in excess of the amount reserved and reflected in the Company's uncertain income tax liabilities and corresponding receivable from Western Union. The Western Union contingent liability is in addition to the FDC liability for unrecognized tax benefits discussed above.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Borrowings

        Borrowings consisted of the following at December 31, 2008 and December 31, 2007:

(in millions)	December 31, 2008	December 31, 2007
Short-term borrowings:
Senior secured revolving credit facility	$18.0	$60.0
Other short-term borrowings	295.0	304.1

Total short-term borrowings	313.0	364.1

Current portion of long-term borrowings:
Medium-term notes due 2008	—	13.1
3.375% Notes due 2008	—	65.8
3.90% Notes due 2009	10.3	—
Senior secured term loan facility due 2014	128.9	127.7
Capital lease obligations	45.1	49.6

Total current portion of long-term borrowings	184.3	256.2

Long-term borrowings:
3.90% Notes due 2009	—	13.8
4.50% Notes due 2010	12.1	18.5
5.625% Notes due 2011	28.6	34.9
4.70% Notes due 2013	12.0	14.2
4.85% Notes due 2014	2.8	4.7
4.95% Notes due 2015	7.1	7.5
9.875% Senior notes due 2015	2,200.0	2,200.0
9.875% Senior unsecured cash-pay notes due 2015	1,550.0	1,550.0
10.55% Senior unsecured PIK notes due 2015(a)	3,014.9	2,817.5
11.25% Senior subordinated unsecured notes due 2016	2,500.0	2,500.0
Senior secured term loan facility due 2014	12,603.4	12,675.6
Capital lease obligations	144.3	114.5
Other long-term borrowings	—	2.3

Total long-term borrowings	22,075.2	21,953.5

Total borrowings	$22,572.5	$22,573.8

(a)
Payment In-Kind ("PIK")

  Senior secured revolving credit facility

        In conjunction with the merger in 2007, the Company entered into a $2.0 billion senior secured revolving credit facility with a term of six years. Up to $500 million of the Company's $2.0 billion senior secured revolving credit facility is available for letters of credit (of which $39.7 million of letters of credit were issued under the facility as of December 31, 2008).

        Interest is payable at a rate equal to, at the Company's option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The weighted-average interest rates were 6.2% and 8.2% as of December 31, 2008 and 2007, respectively. The commitment fee rate for this facility is 0.50% per year.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Borrowings (Continued)

        An affiliate of Lehman Brothers Holdings Inc. ("Lehman") provides a commitment in the amount of $230.6 million of the Company's $2.0 billion senior secured revolving credit facility. After filing for bankruptcy in September 2008, the affiliate declined to participate in a request for funding under the Company's senior secured revolving credit agreement and the Company has no assurances that they will participate in any future funding requests or that the Company could obtain replacement loan commitments from other banks. In the event the Company decides to draw upon the senior secured revolving credit facility and the affiliate of Lehman does not fund its obligation in accordance with the credit agreement, the Company believes its remaining capacity under its senior secured revolving credit facility is sufficient to meet its short-term and long-term liquidity needs. There are multiple institutions that have commitments under this facility with none representing more than approximately 15% of the remaining capacity. The Company is monitoring the financial stability of other financial institutions that have made commitments under the revolving credit facility. Certain of these financial institutions are receiving support from the federal government in light of current financial conditions. Although these financial institutions remain highly-rated (in the "A" category or higher), their ability to satisfy their commitments may be dependent on receiving continued support from the federal government. As of December 31, 2008, $1.7 billion remained available under the revolving credit facility after considering the outstanding amount, letters of credit issued under it and the Lehman default.

  Other short-term borrowings

        The Company has approximately $609 million available under short-term lines of credit and other arrangements with foreign banks and joint venture partners to fund settlement activity. Certain of these arrangements are uncommitted (approximately $226 million) but, as of the periods presented, the Company had some borrowings outstanding against them. These arrangements are primarily associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with AIB, First Data Polska and the Merchant Solutions joint venture and are in various functional currencies, the most significant of which are the euro, Australian dollar and Polish zloty. The weighted average interest rates associated with these arrangements were 4.2% and 5.3% as of December 31, 2008 and 2007, respectively. Commitment fees for the committed lines of credit range from 0.2% to 0.8%.

  Long-term debt repurchases and principal repayments

        In December 2008, the Company repurchased debt as follows:

(in millions)	Principal Amount Repurchased
3.90% Notes due 2009	4.6
4.50% Notes due 2010	8.3
5.625% Notes due 2011	9.1
4.70% Notes due 2013	3.9
4.85% Notes due 2014	2.9
4.95% Notes due 2015	1.2

$30.0

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Borrowings (Continued)

        The Company recognized a $7.0 million gain in connection with the debt repurchase. Also during 2008, the Company paid off its medium-term note due in 2008 for $13.6 million and its 3.375% Note for $68.1 million also due in 2008.

        In December 2007, the Company paid off its medium-term note due in 2008 for $25.6 million. On September 24, 2007, in conjunction with the merger, the Company repurchased $2.0 billion of long-term debt. The Company incurred a fee of $6.0 million in connection with this debt repurchase as well as an $11.2 million charge representing the premium paid for consent from holders to modify terms of the Company's debt they held. In January 2007, the Company repurchased $32.4 million of its 4.7% senior notes due August 1, 2013, $30.2 million of its 4.85% senior notes due October 1, 2014, and $28.0 million of its 4.95% senior notes due June 15, 2015. The Company recognized a $1.4 million pretax gain upon the debt repurchase.

        The gains and losses resulting from the debt repurchases were included in the "Other income (expense)" line of the Consolidated Statements of Operations.

  Senior secured term loan facility

        In connection with the merger in 2007, the Company entered into a $13.0 billion senior secured term loan facility with a term of seven years. At the merger date, the Company drew $11,775 million in the form of a U.S. dollar denominated loan and $1,000 million in the form of a euro denominated loan (709.2 million euro). The remaining $225 million was available in the form of a delayed draw term loan facility. Interest is payable based upon LIBOR plus an applicable margin.

        During 2007, the Company entered into interest rate swaps with notional amounts totaling $7.5 billion to receive interest at variable rates equal to LIBOR and pay interest at fixed rates. During 2008, the Company entered into basis rate swaps to modify the variable rates on $6.0 billion of the previously executed $7.5 billion interest rate swaps and to lower the fixed interest rates on those interest rate swaps. The basis swaps pay interest at rates equal to three-month-LIBOR and receive interest at rates equal to one-month-LIBOR plus a fixed spread. One basis swap with a notional amount of $2.0 billion expires on June 24, 2009 and all other basis swaps with a combined notional amount of $4.0 billion expire on September 24, 2010. In the second quarter of 2008, the Company also made a corresponding election on its senior secured term loan facility to change interest payments from three-month-LIBOR to one-month-LIBOR interest rate index on a $6.0 billion principal amount to match the terms of the basis swaps. Having re-designated certain of its hedging relationships to include the basis swaps, all of the interest rate swaps have been designated by the Company as hedges for accounting purposes. The net fixed rates on all of the interest rate swaps associated with the senior secured term loan facility range from 3.779% to 5.2165%.

        The terms of the Company's senior secured term loan facility require the Company to pay equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount. During the year ended December 31, 2008 and the successor period from September 25, 2007 through December 31, 2007, the Company paid $128.4 million and $32.0 million, respectively, of principal payments on the senior secured term loan facility in accordance with this provision ($117.7 million and $29.4 million, respectively, related to the U.S. dollar denominated loan and $10.7 million and $2.6 million, respectively, related to the euro denominated loan). The principal on this loan was increased by $100.4 million and $25.6 million during the year ended December 31, 2008 and the period from September 25, 2007 through December 31, 2007, respectively, as a result of draws on the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Borrowings (Continued)

Company's delayed draw term loan facility when equal amounts of pre-merger notes were repaid. As of December 31, 2008, the Company's ability to draw on its delayed draw term loan expired. The senior secured term loan facility also requires mandatory prepayments based on a percentage of excess cash flow generated by the Company. All obligations under the senior secured loan facility are fully and unconditionally guaranteed by substantially all domestic, wholly-owned subsidiaries of the Company, subject to certain exceptions.

  9.875% Senior notes due 2015

        In October 2007, $2.2 billion of the senior unsecured cash-pay term loan facility, described below, was repaid upon issuance of the 9.875% senior unsecured cash-pay notes due 2015. Interest is payable on March 31 and September 30 of each year.

        On September 17, 2008, the Company launched a registered exchange offer to exchange the $2.2 billion aggregate principal amount of its 9.875% senior notes due 2015 for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes will be freely tradable. Substantially all of the notes were exchanged effective October 21, 2008. There was no expenditure, other than professional fees incurred in connection with the Registration Statement itself, or receipt of cash associated with this exchange.

        The senior notes are unsecured and (i) rank senior in right of payment to all of the Company's existing and future subordinated indebtedness, (ii) rank equally in right of payment to all of the existing and future senior indebtedness, (iii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iv) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes. All obligations under the senior notes are fully and unconditionally guaranteed by substantially all domestic, wholly-owned subsidiaries of the Company, subject to certain exceptions.

  9.875% Senior unsecured cash-pay notes and 10.55% Senior unsecured PIK (Payment In-Kind) notes

        In conjunction with the merger in 2007, the Company entered into a $3.8 billion senior unsecured cash-pay term loan facility and a $2.8 billion senior unsecured PIK term loan facility with terms of eight years. These facilities represented bridge financing and interest was payable based upon LIBOR plus an applicable margin, which margin gradually increased over time subject to certain cap rates noted below. As noted above, in October 2007, $2.2 billion of the senior unsecured cash-pay term loan facility was repaid.

        In June 2008 and after negotiation with the holders of the debt, the Company entered into an agreement which, among other things and most significantly, amended the interest rates on the senior unsecured term loan facilities. Effective August 19, 2008, the interest rate on the cash-pay term loan facility increased to 9.875% and the interest rate on the PIK term loan facility increased to 10.55%. The rates effective August 19, 2008 were equivalent to the cap rates that were prescribed by the original loan agreements.

        In accordance with the terms of the amended senior unsecured term loan facility, the Company exchanged all of the remaining balance of its 9.875% senior unsecured cash-pay term loan bridge loans due 2015 as well as all of its 10.55% senior unsecured PIK term loan bridge loans due 2015 for senior unsecured cash-pay notes and senior unsecured PIK notes, respectively, in each case having

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Borrowings (Continued)

substantially identical terms and guarantees with the exception of interest payments being due semi-annually on March 31 and September 30 of each year instead of quarterly. There was no expenditure, other than professional fees incurred in connection with the Exchange Offering itself, or receipt of cash associated with this exchange.

        The terms of the Company's senior unsecured PIK notes require that interest on these notes up to and including September 30, 2011 be paid entirely by increasing the principal amount of the outstanding notes or by issuing senior unsecured PIK notes. Beginning October 1, 2011, interest will be payable in cash and the first such payment will be in March 2012. During the year ended December 31, 2008 and the successor period from September 25, 2007 through December 31, 2007, the Company increased the principal amount of these notes by $197.4 million and $67.5 million, respectively, in accordance with this provision and an additional $85.7 million was accrued at December 31, 2008 which will be rolled into principal as of the next interest payment date in March of 2009.

        The senior cash-pay notes and senior PIK notes are unsecured and (i) rank senior in right of payment to all of the Company's existing and future subordinated indebtedness, (ii) rank equally in right of payment to all of the existing and future senior indebtedness, (iii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iv) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes. All obligations under the senior cash-pay notes and senior PIK notes are fully and unconditionally guaranteed by substantially all domestic, wholly-owned subsidiaries of the Company, subject to certain exceptions.

  11.25% Senior subordinated unsecured notes

        In conjunction with the merger in 2007, the Company entered into a senior subordinated unsecured term loan facility of $2.5 billion with a term of nine years. This facility represented bridge financing and interest was payable based upon LIBOR plus an applicable margin, which margin gradually increased over time subject to certain cap rates noted below.

        In June 2008 and after negotiation with the holders of the debt, the Company entered into an agreement which, among other things and most significantly, amended the interest rates on the senior subordinated unsecured term loan facility. Effective August 19, 2008, the interest rate increased to 11.25%. The rate effective August 19, 2008 was equivalent to the cap rate that was prescribed by the original loan agreement.

        In accordance with the terms of the amended senior subordinated unsecured term loan facility, the Company exchanged all of its 11.25% senior subordinated unsecured term loan bridge loans due 2016 for senior subordinated unsecured notes having substantially identical terms and guarantees with the exception of interest payments being due semi-annually on March 31 and September 30 of each year instead of quarterly. There was no expenditure, other than professional fees incurred in connection with the Exchange Offering itself, or receipt of cash associated with this exchange.

        The senior subordinated notes are unsecured and (i) rank equally in right of payment with all of the existing and future senior subordinated debt, (ii) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes, (iii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iv) are structurally

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Borrowings (Continued)

subordinated to all obligations of each subsidiary that is not a guarantor of the senior subordinated notes. All obligations under the senior subordinated notes are fully and unconditionally guaranteed by substantially all domestic, wholly-owned subsidiaries of the Company, subject to certain exceptions.

  Debt Fees

        Fees totaling $555.0 million associated with the debt issued in the merger were capitalized in 2007 as deferred financing costs. The fees included amounts related to the bridge financing facilities as well as fees incurred upon the issuance of the $2.2 billion of senior notes.

        In June 2008, the Company incurred fees totaling $102.4 million in connection with a modification of the bridge facilities (see descriptions of impact of modifications above) which were capitalized as deferred financing costs. They are payable in three equal annual installments starting August 19, 2008. These fees replaced higher underwriting fees that otherwise would have been payable when the bridge facilities were refinanced. No additional fees were paid upon the exchange of the bridge loans to notes described above.

        The deferred financing costs are being amortized on a straight-line basis, which approximates the interest method, over the term of the respective debt, with a weighted-average period of 8 years. Deferred financing costs are reported in the "Other long-term assets" line of the Consolidated Balance Sheets.

  Guarantees and Covenants

        All obligations under the senior secured revolving credit facility and senior secured term loan facility are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly owned, material domestic subsidiaries of the Company other than Integrated Payment Systems Inc. The senior secured facilities contain a number of covenants that, among other things, restrict the Company's ability to incur additional indebtedness; create liens; enter into sale and leaseback transactions; engage in mergers or consolidations; sell or transfer assets; pay dividends and distributions or repurchase the Company's or its parent company's capital stock; make investments, loans or advances; prepay certain indebtedness; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing certain indebtedness and change its lines of business. The senior secured facilities also require the Company to not exceed a maximum senior secured leverage ratio and contain certain customary affirmative covenants and events of default, including a change of control. The Company is in compliance with all applicable covenants.

        All obligations under the senior publicly tradable notes, senior unsecured cash-pay notes, senior unsecured PIK notes, and senior subordinated unsecured notes are similarly guaranteed on a subordinated basis in accordance with their terms by each of the Company's domestic subsidiaries that guarantee obligations under the Company's senior secured term loan facility described above. These notes and facilities also contain a number of covenants similar to those described for the senior secured term loan facility noted above. The Company is in compliance with all applicable covenants.

  Maturities

        Aggregate annual maturities of long-term debt are $193.3 million in 2010, $174.6 million in 2011, $138.8 million in 2012, $145.5 million in 2013 and $21,423.0 million in all periods thereafter.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Supplemental Financial Information

  Supplemental Statements of Operations Information

        The "Other income (expense)" line item of the Consolidated Statements of Operations includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, debt repayment gains and (losses) and non-operating foreign exchange gains and (losses). The following table details the components of other income (expense):

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
	(in millions)
Investment gains and (losses)	$21.1	$0.9	$(2.0)	$11.6
Derivative financial instruments gains and (losses)	(12.9)	(33.3)	(0.6)	33.8
Divestitures, net	(8.5)	0.2	6.1	8.0
Debt repayment gains and (losses)	7.0	(17.2)	1.4	(30.8)
Non-operating foreign currency gains and (losses)	(21.1)	(24.6)	—	—

Other income (expense)	$(14.4)	$(74.0)	$4.9	$22.6

        The following table reflects the amounts of net (loss) income from continuing operations and discontinued operations attributable to First Data Corporation and noncontrolling interests:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
	(in millions)
Net (loss) income from continuing operations	$(3,608.0)	$(262.9)	$569.7	$990.0
Less: Net income from continuing operations attributable to noncontrolling interests	156.3	39.0	105.3	142.3

Net (loss) income from continuing operations attributable to First Data Corporation	$(3,764.3)	$(301.9)	$464.4	$847.7

Net (loss) income from discontinued operations	$—	$—	$(3.9)	$690.0
Less: Net income from discontinued operations attributable to noncontrolling interests	—	—	(0.3)	24.3

Net (loss) income from discontinued operations attributable to First Data Corporation	$—	$—	$(3.6)	$665.7

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Supplemental Financial Information (Continued)

  Supplemental Balance Sheet Information

	Successor
December 31,	2008	2007
	(in millions)
Current assets:
Accounts receivable:
Customers	$2,236.4	$2,264.7
Due from unconsolidated merchant alliances(a)	352.0	52.5
Interest and other receivables	65.4	110.3

	2,653.8	2,427.5
Less allowance for doubtful accounts	(16.6)	(14.7)

	$2,637.2	$2,412.8

Other current assets:
Prepaid expenses	$143.6	$166.7
Inventory	124.8	107.5
Deferred and other income tax assets	135.1	186.4
Other	16.3	19.1

	$419.8	$479.7

Property and equipment:
Land	$112.8	$68.3
Buildings	399.5	367.8
Leasehold improvements	35.1	35.3
Equipment and furniture	732.7	482.9
Equipment under capital lease	68.8	46.2

	1,348.9	1,000.5
Less accumulated depreciation	(261.1)	(61.2)

	$1,087.8	$939.3

Other long-term assets:
Accounts receivable, net of allowance for doubtful accounts of $7.2 (2008) and $7.0 (2007)	$366.0	$370.8
Investments	27.5	71.1
Regulatory and escrowed cash	6.8	6.8
Derivative financial instruments	11.7	1.0
Pension asset	—	1.9
Deferred financing costs (net of amortization)	490.2	489.5
Deferred income tax assets	11.0	8.3
Other	24.9	26.1

	$938.1	$975.5

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Supplemental Financial Information (Continued)

	Successor
December 31,	2008	2007
	(in millions)
Other current liabilities:
Accrued expenses	$829.3	$625.3
Compensation and benefit liabilities	246.5	297.1
Income taxes payable	20.8	22.7
Accrued costs of businesses acquired (including deferred acquisition consideration)	13.5	43.9
Due to unconsolidated merchant alliances(a)	83.7	6.7
Other	219.8	346.6

	$1,413.6	$1,342.3

Other long-term liabilities:
Pension obligations	$71.5	$85.4
Accrued costs of businesses acquired (including deferred acquisition consideration)	3.6	34.0
Derivative financial instruments	595.6	221.0
Income taxes payable	510.2	478.1
Other	91.5	106.1

	$1,272.4	$924.6

(a)
Amounts due from and due to unconsolidated merchant alliances increased in 2008 due to the deconsolidation of the WFMS balance sheet as of December 31, 2008 as discussed in Note 4. Partially offsetting this increase is a decrease resulting from the termination of the CPS merchant alliance joint venture on November 1, 2008 as discussed in Note 4.

  Supplemental Cash Flow Information

        Supplemental cash flow information for the year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007, the predecessor period from January 1, 2007 through September 24, 2007 and for the year ended December 31, 2006 is summarized as follows:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
	(in millions)
Income tax payments (refunds), net	$69.0	$(108.0)	$56.0	$86.0
Interest paid	1,424.7	480.0	90.5	263.5

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Supplemental Financial Information (Continued)

  Significant non-cash transactions

        During 2008, the principal amount of the Company's senior unsecured PIK notes increased by $197.4 million resulting from the "payment" of accrued interest expense. Beginning October 1, 2011, the interest on the PIK term loan facility will be required to be paid in cash and the first such payment will be due in March 2012.

        During the year ended December 31, 2008, the Company entered into approximately $89 million of capital leases.

        On September 17, 2008, the Company launched a registered exchange offer to exchange the $2.2 billion aggregate principal amount of its 9.875% senior notes due 2015 for publicly tradable notes having substantially identical terms and guarantees, except that the exchange notes will be freely tradable. Substantially all of the notes were exchanged effective October 21, 2008. There was no expenditure, other than professional fees incurred in connection with the Registration Statement itself, or receipt of cash associated with this exchange.

        In accordance with the terms of the amended senior unsecured term loan and senior subordinated unsecured term loan facilities, the Company exchanged all of the remaining balance of its 9.875% senior unsecured cash-pay term loan bridge loans due 2015 as well as all of its 10.55% senior unsecured PIK term loan bridge loans due 2015 and 11.25% senior subordinated unsecured term loan bridge loans due 2016 for senior unsecured cash-pay notes, senior unsecured PIK notes and senior subordinated unsecured notes, respectively, in each case having substantially identical terms and guarantees with the exception of interest payments being due semi-annually on March 31 and September 30 of each year instead of quarterly. There was no expenditure, other than professional fees incurred in connection with the Exchange Offering itself, or receipt of cash associated with this exchange.

        On November 1, 2008, the Company and JPMorgan Chase terminated their merchant alliance joint venture, CPS, which was the Company's largest merchant alliance. The Company received its proportionate 49% share of the assets of the joint venture, including domestic merchant contracts, an equity investment in Merchant Link, a full-service ISO and Agent Bank unit, and a portion of the employees. The receipt of the Company's proportionate share of CPS was accounted for as a business combination and was a non-cash transaction.

        During the 2007 successor period, the Company increased the principal amount of its senior unsecured PIK term loans by $67.5 million resulting from the "payment" of accrued interest expense. As discussed in Note 10, interest on this facility up to and including September 30, 2011 is paid entirely by increasing the principal amount of the outstanding loan. Capital leases into which the Company entered during the successor and predecessor periods in 2007 were immaterial.

        In connection with the spin-off, Western Union transferred $1 billion of Western Union notes to FDC. On September 29, 2006, the Company exchanged these Western Union notes for FDC debt (commercial paper) held by investment banks.

        On September 29, 2006, the holder of a warrant originally issued on November 16, 2000 exercised its right to a cashless exercise of the warrant. The Company issued 359,824 shares of its common stock to the warrant holder in connection with the cashless exercise. The warrant had provided for the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Supplemental Financial Information (Continued)

purchase of 3.5 million shares of the Company's common stock at $40.025 before giving effect to the adjustment for the Company's spin-off of The Western Union Company.

        Capital leases into which the Company entered during 2006 were immaterial.

        Refer to Note 15 for information concerning the Company's stock-based compensation plans.

Note 12: Related Party Transactions

  Merchant Alliances

        A substantial portion of the Company's business within the Retail and Alliance Services and International segments is conducted through merchant alliances. Certain merchant alliances, as it pertains to investments accounted for under the equity method, are joint ventures between the Company and financial institutions. No directors or officers of the Company have ownership interests in any of the alliances. The formation of each of these alliances generally involves the Company and the bank contributing contractual merchant relationships to the alliance and a cash payment from one owner to the other to achieve the desired ownership percentage for each. The Company and the bank contract a long-term processing service agreement as part of the negotiation process. This agreement governs the Company's provision of transaction processing services to the alliance. Therefore, the Company has two income streams from these alliances: its share of the alliance's net income (classified as "Equity earnings in affiliates") and the processing fees it charges to the alliance (classified as "Transaction processing and service fees"). The processing fees are based on transaction volumes and unit pricing as contained in the processing services agreement negotiated with the alliance partner.

        If the Company has majority ownership and management control over an alliance, then the alliance's financial statements are consolidated with those of the Company and the related processing fees are treated as an intercompany transaction and eliminated upon consolidation. If the Company does not have a controlling ownership interest in an alliance, it uses the equity method of accounting to account for its investment in the alliance. As a result, the Company's consolidated revenues include processing fees charged to alliances accounted for under the equity method.

        The Company negotiated all agreements with the alliance banks. Therefore, all transactions between the Company and its alliances were conducted at arm's length; nevertheless, SFAS No. 57, "Related Party Disclosures," defines a transaction between the Company and an entity for which investments are accounted for under the equity method by the Company as a related party transaction requiring separate disclosure in the financial statements provided by the Company. Accordingly, the revenue associated with these related party transactions are presented on the face of the Consolidated Statements of Operations.

  Management Agreement

        On September 24, 2007 and in connection with the merger, First Data entered into a management agreement with affiliates of KKR (the "Management Agreement") pursuant to which KKR will provide management, consulting, financial and other advisory services to the Company. Pursuant to the Management Agreement, KKR is entitled to receive an aggregate annual base management fee of $20 million, which amount will increase 5% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services. The Management Agreement has an initial term expiring on December 31, 2019, provided that the term will be extended annually thereafter unless the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12: Related Party Transactions (Continued)

Company provides prior written notice of its desire not to automatically extend the term. The Management Agreement provides that KKR also will be entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, merger combination and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. The Management Agreement shall terminate automatically upon the consummation of an initial public offering and may be terminated at any time by mutual consent of the Company and KKR. The Management Agreement also contains customary exculpation and indemnification provisions in favor of KKR and its affiliates. During 2008 and the successor 2007 period, the Company incurred $20.4 million and $5.3 million, respectively, of management fees. In addition, pursuant to the Management Agreement, the Company paid KKR transaction fees of $260 million in 2007 for certain services provided in connection with the merger and related transactions.

        Subsequent to the merger, certain members of the Company's new Board of Directors are affiliated with KKR.

  Transactions and Balances Involving Company Executives

        The Company has engaged in the following transactions with The Labry Companies and Plane Fish, LLC. Mr. Labry, an executive officer of First Data, is the sole shareholder of The Labry Companies, Inc. and sole member of Plane Fish, LLC.

        On January 31, 2006, First Data Merchant Services Corporation ("FDMS"), a wholly owned subsidiary of the Company, entered into a four year, eight month sublease agreement with The Labry Companies, Inc. for approximately 3,600 square feet of office space in Memphis, Tennessee, including furniture, fixtures and equipment, on customary terms. During 2008, 2007 and 2006, the Company paid approximately $71,000, $170,846, and $159,916, respectively, to The Labry Companies, Inc. under the sublease. On June 1, 2008, FDMS terminated the sublease agreement and paid a fee to The Labry Companies of approximately $220,000 pursuant to the sublease agreement. First Data Merchant Services Corporation entered into a direct lease agreement with the landlord for additional space and a longer term as of June 1, 2008. The Labry Companies, Inc. will retain the furniture, fixtures and equipment following the expiration or termination of the lease, or upon Mr. Labry's separation from the Company.

        The Company has engaged in a transaction associated with Plane Fish, LLC, of which Mr. Labry, an executive officer of the Company, is the sole member. Plane Fish, LLC owned an aircraft which it leased to a charter company. The charter company made the aircraft available to its customers, including the Company, which used the aircraft solely in connection with business-related travel by Mr. Labry and other company employees. On March 17, 2008, a third party leasing company acquired the aircraft from Plane Fish, LLC for $8.5 million and the Company now leases the plane from the third party leasing company through a capital lease. The Company negotiated the $8.5 million purchase price with Plane Fish, LLC and arranged for the third party leasing company to purchase the aircraft with the Company's commitment to lease the aircraft. The Company also reimbursed Plane Fish, LLC for $589,282 of additional expense incurred in operating the aircraft from September 24, 2007 until the date of purchase that previously had not been reimbursed. In 2008, 2007 and 2006, the Company

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12: Related Party Transactions (Continued)

incurred $290,704, $1,029,999 and $807,374, respectively, in expenses to the charter company for the charter of the aircraft.

Note 13: Commitments and Contingencies

        The Company leases certain of its facilities and equipment under operating lease agreements, substantially all of which contain renewal options and escalation provisions. Total rent expense for operating leases was $77.2 million for 2008, $24.8 million for the successor period from September 25, 2007 through December 31, 2007, $64.6 million for the predecessor period from January 1, 2007 through September 24, 2007 and $85.0 million for 2006.

        Future minimum aggregate rental commitments at December 31, 2008 under all noncancelable leases, net of sublease income, were $244.5 million and are due in the following years $59.8 million for 2009, $51.7 million for 2010, $39.7 million for 2011, $24.4 million for 2012, $18.7 million for 2013 and $50.2 million thereafter. The sublease income is earned from leased space which FDC concurrently subleases to third parties with comparable time periods. Certain future lease rental income exceeds lease payments and was excluded from the rental commitment amounts above. At December 31, 2008, these amounts totaled $0.7 million in FDC obligations. In addition, the Company has certain guarantees imbedded in leases and other agreements wherein the Company is required to relieve the counterparty in the event of changes in the tax code or rates. The Company believes the fair value of such guarantees is insignificant due to the likelihood and extent of the potential changes.

        The Company has $54.0 million in outstanding letters of credit at December 31, 2008, all of which expire prior to February 28, 2010 with a one-year renewal option ($39.7 million of these letters of credit were issued under the Company's senior secured revolving credit facility). The letters of credit are held in connection with certain business combinations, lease arrangements, bankcard association agreements and other security agreements. The Company expects to renew the letters of credit prior to expiration.

        On July 2, 2004, a class action complaint was filed against the Company, its subsidiary Concord EFS, Inc., and various financial institutions. Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys' fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Five similar suits were filed and served in July, August and October 2004 (referred to collectively as the "ATM Fee Antitrust Litigation").

        On August 3, 2007, Concord EFS, Inc. filed a motion for summary judgment seeking to dismiss plaintiffs' per se claims, arguing that there are procompetitive justifications for the ATM interchange. On March 24, 2008, the Court entered an order granting the defendants' motions for partial summary judgment, finding that the claims raised in this case would need to be addressed under a "Rule of Reason" analysis. On February 2, 2009, the Plaintiffs filed a Second Amended Complaint. The Motion to Dismiss the Second Amended Complaint is due on April 6, 2009.

        The Company believes the complaints are without merit and intends to vigorously defend them.

        In the normal course of business, the Company is subject to claims and litigation, including indemnification obligations to purchasers of former subsidiaries. Management of the Company believes that such matters will not have a material adverse effect on the Company's results of operations, liquidity or financial condition.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: First Data Corporation Stockholders' Equity

  Dividends

        The Company's senior secured revolving credit facility, senior secured term loan facility, senior publicly tradable notes, senior unsecured cash-pay notes, senior unsecured PIK notes, and senior subordinated unsecured notes contain restrictions on the Company's ability to pay dividends. The restrictions are subject to numerous qualifications and exceptions, including an exception that allows the Company to pay a dividend to repurchase, under certain circumstances, the equity of Parent held by employees, officers and directors that were obtained in connection with the stock compensation plans. The Company paid cash dividends to its parent totaling $1.8 million during 2008.

        Subsequent to the spin-off and in December 2006, the Company reduced its quarterly dividends from $0.06 per common share to $0.03 per common share for common stockholders of record as of January 2, 2007. Cash dividends of $45.3 million and $160.5 million were declared for the predecessor period from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006, respectively.

        As a result of the spin-off, FDC recorded a net increase to retained earnings of $554.5 million which represented the distribution of the net liabilities and certain equity balances related to Western Union to shareholders. Such distribution occurred shortly after the spin-off and is net of the transfer by Western Union of $1 billion of Western Union notes and $2.5 billion in cash to FDC as well as the net settlement of various intercompany balances and realignment of certain operating assets.

  Other Comprehensive Income

        The income tax effects allocated to and the cumulative balance of each component of OCI are as follows (in millions):

	Beginning Balance	Pretax Gain (Loss) Amount	Tax (Benefit) Expense	Net-of-Tax Amount	Western Union Dividend	Ending Balance
Successor
December 31, 2008
Unrealized gains (losses) on securities	$—	$(17.7)	$(6.5)	$(11.2)	$—	$(11.2)
Unrealized gains (losses) on hedging activities	(109.1)	(387.3)	(144.1)	(243.2)	—	(352.3)
Foreign currency translation adjustment	14.0	(584.4)	(27.9)	(556.5)	—	(542.5)
Minimum pension liability adjustment	1.6	(47.6)	(17.1)	(30.5)	—	(28.9)

	$(93.5)	$(1,037.0)	$(195.6)	$(841.4)	$—	$(934.9)

September 25, 2007 through December 31, 2007
Unrealized gains (losses) on hedging activities	$—	$(174.0)	$(64.9)	$(109.1)	$—	$(109.1)
Foreign currency translation adjustment	—	25.8	11.8	14.0	—	14.0
Minimum pension liability adjustment	—	2.5	0.9	1.6	—	1.6

	$—	$(145.7)	$(52.2)	$(93.5)	$—	$(93.5)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: First Data Corporation Stockholders' Equity (Continued)

	Beginning Balance	Pretax Gain (Loss) Amount	Tax (Benefit) Expense	Net-of-Tax Amount	Western Union Dividend	Ending Balance
Predecessor
January 1, 2007 through September 24, 2007
Unrealized gains (losses) on securities	$18.1	$(29.0)	$(10.8)	$(18.2)	$—	$(0.1)
Unrealized gains (losses) on hedging activities	(4.4)	0.9	0.5	0.4	—	(4.0)
Foreign currency translation adjustment	79.2	96.0	(27.1)	123.1	—	202.3
Minimum pension liability adjustment	(63.5)	—	—	—	—	(63.5)
Adjustment to initially apply SFAS No. 158	(46.3)	—	—	—	—	(46.3)

	$(16.9)	$67.9	$(37.4)	$105.3	$—	$88.4

December 31, 2006
Unrealized gains (losses) on securities	$(49.2)	$107.1	$38.2	$68.9	$(1.6)	$18.1
Unrealized gains (losses) on hedging activities	(6.7)	3.3	1.0	2.3	—	(4.4)
Foreign currency translation adjustment	31.2	102.4	44.0	58.4	(10.4)	79.2
Minimum pension liability adjustment	(141.6)	2.4	(1.6)	4.0	74.1	(63.5)
Adjustment to initially apply SFAS No. 158	—	(74.0)	(27.7)	(46.3)	—	(46.3)

	$(166.3)	$141.2	$53.9	$87.3	$62.1	$(16.9)

        The successor period beginning balance of OCI was zero due to the previous balance being eliminated in purchase accounting for the merger.

  Other First Data Corporation Stockholders' Equity Transactions

        In 2007, the Company accelerated vesting of all outstanding stock options, restricted stock awards and restricted stock units as a result of the merger transaction. For information regarding stock compensation plans refer to Note 15 and for information regarding the merger refer to Note 2.

        The following table presents stock repurchase programs authorized by the Board of Directors that were utilized for the predecessor period during the year ended December 31, 2006 through the predecessor period from January 1, 2007 through September 24, 2007, disclosing total shares purchased under each program during the respective years and the associated cost (in millions):

	Predecessor
	Period from January 1 through September 24, 2007		Year ended December 31, 2006
	Treasury Shares	Cost	Treasury Shares	Cost
Share repurchase programs:
$2.0 billion, authorized February 2005	—	—	13.1	$325.8

	—	—	13.1	325.8
Treasury stock purchases related to employee benefit plans	11.2	$335.3	22.4	961.1

Total stock repurchases	11.2	$335.3	35.5	$1,286.9

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14: First Data Corporation Stockholders' Equity (Continued)

        The difference between the cost of shares repurchased noted in the table above and the amount reflected in the Consolidated Statements of Cash Flows is due to timing of trade settlements. Following the September 24, 2007 merger transaction, the Company terminated the registration of all equity securities and no longer makes repurchases.

  Common Stock Warrants

        Upon the formation of FDGS in 2000, the Company issued a warrant to iFormation Group to purchase 3.5 million shares of FDC common stock at a price of $40.025 per share before giving effect to the adjustment for the Company's spin-off of Western Union. On September 29, 2006, the holder of the warrant originally issued on November 16, 2000 exercised its right to a cashless exercise of the warrant. The Company issued 359,824 shares of its common stock to the warrant holder in connection with the cashless exercise.

        In connection with a service agreement executed in 2003, the Company issued a warrant to purchase shares of FDC common stock. After adjustment for the Company's spin-off of Western Union, the warrant provided for the purchase of 353,396 shares at a price of $28.30 per share. In conjunction with the merger, the warrant was exercised.

Note 15: Stock Compensation Plans

  Successor Equity Plans

        On October 26, 2007, Holdings established a stock incentive plan for certain management employees of FDC and its affiliates ("stock plan"). This stock plan is at the Holdings level which owns 100% of FDC's equity interests. The stock plan provides the opportunity for certain management employees to purchase shares in Holdings and then receive a number of options or restricted stock based on a multiple of their investment in such shares. The employees that choose to invest enter into a management stockholders' agreement. Principal terms of the management stockholders' agreement include restrictions on transfers, lock ups, right of first refusal, registration rights, and a confidentiality, non-solicitation and non-compete covenant. The expense associated with this plan is recorded by FDC. The number of shares authorized under the stock plan is 119.5 million, 83 million of which are authorized for options.

        Each employee who invests has the right to require Holdings to repurchase the shares and options upon the employee's termination due to death or disability. The put rights expire one year after the termination event or upon a change in control. The repurchase price for the shares is their fair market value at the time of repurchase. The repurchase price for the options is their intrinsic value at the time of repurchase.

        Additionally, Holdings has the right to repurchase stock and options upon termination of employment for any reason. These call rights expire on the earliest of 180 days after the termination event, a change in control, or September 24, 2012. Depending on the cause of termination, Holdings has the right to repurchase shares at either the fair market value at the time of repurchase or the lesser of fair market value or the original price paid by the employee to purchase the shares. Holdings may repurchase vested options at their intrinsic value at the time of repurchase. During 2008, Holdings paid $3.8 million to repurchase shares from employees that terminated employment with the Company.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Stock Compensation Plans (Continued)

        Total stock-based compensation expense recognized in the Consolidated Statements of Operations resulting from stock options, non-vested restricted stock awards and non-vested restricted stock units was $16.6 million pretax and zero for the year ended December 31, 2008 and for the period from September 25, 2007 to December 31, 2007, respectively. Stock-based compensation expense is recognized in the "Selling, general and administrative" line item of the Consolidated Statements of Operations. As of December 31, 2008, there was approximately $59 million of total unrecognized compensation cost related to non-vested stock options and restricted stock which is expected to be recognized over a weighted-average period of 3.8 years.

        On July 1, 2008, FDC and its parent, Holdings, purchased the remaining 18.2% and 13.6% of the outstanding equity of Money Network, respectively, not already owned by the Company. The consideration paid by Holdings consisted of 6 million shares of its common stock. Due to certain repurchase features associated with the Holdings shares so issued, FDC recognized $2.4 million in stock compensation expense (included in total stock based compensation expense noted above) in the year ended December 31, 2008 and expects to recognize an additional $5.1 million on a straight line basis through December 31, 2010. FDC subsequently purchased Holdings' interest in Money Network for an amount equivalent to the value of the shares issued by Holdings as purchase consideration (excess of value of shares issued by Holdings over the stock compensation expense to be recognized).

        In 2008, the Board of Directors approved a deferred compensation plan for non-employee directors that allows each of these directors to defer their annual compensation. Each director's account will be credited with a number of shares of Holdings stock determined by dividing the deferred amount by the first fair value of the stock approved during the year. The account balance will be paid in cash upon termination of Board service, certain liquidity events or other certain events at the fair value of the stock at the time of settlement. Due to the cash settlement provisions, the account balances will be recorded as a liability and adjusted to fair value quarterly. For 2008, the deferral applied only to compensation for the second half of the year. At December 31, 2008 the balance of this liability was immaterial.

Stock Options

        During the year ended December 31, 2008, time options and performance options were granted under the new stock plan. During the successor period from September 25, 2007 through December 31, 2007, no options were granted. Generally, time options and performance options were granted equally based on a multiple of the employee's investment in shares of Holdings and have a contractual term of 10 years. Time options vest equally over a five-year period and performance options vest based upon Company EBITDA targets for the years 2008 through 2012. These EBITDA targets have both annual and cumulative components. The options also have certain accelerated vesting provisions upon a change in control, an initial public offering, and certain termination events.

        The Company did not meet the 2008 annual EBITDA target associated with the performance stock options. In addition, the Company could not conclude it is probable that the annual or cumulative future EBITDA targets associated with the performance stock options will be met given the current economic conditions. As such, the Company reversed $7.7 million of stock compensation expense in the fourth quarter 2008 that was recognized in the first three quarters of 2008, which represents the entire accrual, and is not planning to recognize expense related to these options in future periods unless or until attainment of applicable targets is judged to be probable.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Stock Compensation Plans (Continued)

        The fair value of Holdings stock options granted for the year ended December 31, 2008 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

Year ended December 31, 2008
Risk-free interest rate	3.39%
Dividend yield	—
Volatility	55.53%
Expected term (in years)	7
Fair value of stock	$5
Fair value of options	$3

        Risk-free interest rate—The risk-free rate for stock options granted during the period was determined by using a zero-coupon U.S. Treasury rate for the periods that coincided with the expected terms listed above.

        Expected dividend yield—No routine dividends are currently being paid by Holdings, or are expected to be paid in future periods.

        Expected volatility—As Holdings is a non-publicly traded company, the expected volatility is based on the historical volatilities of a group of guideline companies.

        Expected term—The Company estimated the expected term by considering the historical exercise and termination behavior of employees that participated in the predecessor equity plans, the vesting conditions of options granted under the stock plan, as well as the impact of limited liquidity for common stock of a non-publicly traded company.

        Fair value of stock—The fair value of the stock was $3 per share as of December 31, 2008; however, all options granted in 2008 were done so at points in time when the fair value of the stock was $5 per share.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Stock Compensation Plans (Continued)

        A summary of Holdings stock option activity for the year ended December 31, 2008 is as follows (options in millions):

	2008
	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding at January 1	—
Granted	62.0	$5
Exercised	—
Cancelled / Forfeited	(2.9)	$5

Outstanding at December 31	59.1	$5	9 years

Options exercisable at December 31	6.7	$5	9 years
Options outstanding at December 31 expected to vest(a)	18.6	$5	9 years

(a)
Excludes performance stock options that did not vest and cannot be concluded to be probable of vesting in the future due to not meeting performance targets as noted above.

Restricted Stock Awards and Restricted Stock Units

        In January 2008, restricted stock awards and units were granted under the new stock plan. Grants were made as incentive awards. During the successor period from September 25, 2007 through December 31, 2007, no restricted stock awards or units were granted. All restricted stock awards and units will vest on September 24, 2012. The restricted stock awards and units also have certain accelerated vesting provisions upon a change in control, an initial public offering, and certain termination events.

        A summary of Holdings restricted stock award and restricted stock unit activity for the year ended December 31, 2008 is as follows (awards/units in millions):

	2008 Awards/Units	Weighted-Average Grant-Date Fair Value
Non-vested at January 1	—
Granted	2.0	$5
Cancelled / Forfeited	(0.3)	$5

Non-vested at December 31	1.7	$5

  Predecessor Equity Plans

        The following table sets forth total stock-based compensation expense recognized in the noted line items of the Consolidated Statements of Operations resulting from stock options, non-vested restricted

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Stock Compensation Plans (Continued)

stock awards, non-vested restricted stock units as well as the employee stock purchase plan ("ESPP") (in millions):

	Predecessor
	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Income before income taxes, equity earnings in affiliates and discontinued operations	$(247.4)	$(66.5)
Income tax benefit	92.3	24.9

Net income from continuing operations	$(155.1)	$(41.6)

        The above table includes expense of $73.9 million in the predecessor period from January 1, 2007 through September 24, 2007 and $8.4 million for the year ended December 31, 2006, net of tax, resulting from restricted stock awards and restricted stock units. Included in the predecessor period in 2007 is $175.9 million of stock-based compensation expense due to the accelerated vesting of stock options, restricted stock awards and restricted stock units as the result of change in control provisions upon closing of the merger. There was no stock-based compensation capitalized during the predecessor period from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006. Stock-based compensation expense was recognized in the "Cost of services" and "Selling, general and administrative" line items of the Consolidated Statements of Operations.

        As discussed in Note 2, vesting of FDC stock options, restricted stock awards and restricted stock units was accelerated upon closing of the merger. As a result, holders of stock options received cash equal to the intrinsic value of the awards based on a market price of $34.00 per share while holders of restricted stock awards and restricted stock units received $34.00 per share in cash, without interest, and the associated options and restricted stock were cancelled. Vesting of Western Union options, restricted stock awards and restricted stock units held by FDC employees was also accelerated upon closing of the merger. The acceleration of the vesting period resulted in a corresponding acceleration of expense recognition associated with the above noted awards.

Stock Options and Employee Stock Purchase Plan Rights

        FDC had two plans in the predecessor period that provided for the granting of stock options to employees and other key individuals who performed services for the Company. The options had been issued at prices equivalent to or in excess of the common stock's fair market value at the date of grant and generally had 10-year terms. The requisite service period for stock options was the same as the vesting period, with the exception of retirement eligible employees who had shorter requisite service periods which ended when the employees became retirement eligible. Compensation expense related to stock options was recognized over the requisite service period. The vesting of options was accelerated upon closing of the merger as noted above.

        Amounts accumulated for the ESPP through payroll deductions elected by eligible employees were used to make quarterly purchases of FDC common stock at a 15% discount from the lower of the market price at the beginning or end of the quarter. The fair value of these awards was recognized as

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Stock Compensation Plans (Continued)

compensation expense in the Consolidated Statements of Operations for the year ended December 31, 2006 and in 2007 until the discontinuation of the ESPP plan as of June 30, 2007.

        The fair value for FDC stock options granted and ESPP rights for the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Predecessor
	Stock Options
	Period from January 1 through September 24, 2007	2006
Risk-free interest rate	4.65%	4.62%
Dividend yield	0.49%	0.58%
Volatility	23.4%	23.5%
Expected term (in years)	5 years	5 years
Fair value	$7	$7

	Predecessor
	ESPP(a)
	Period from January 1 through September 24, 2007	2006
Risk-free interest rate	4.75%	4.74%
Dividend yield	0.47%	0.54%
Volatility	23.9%	22.9%
Expected term (in years)	0.25	0.25
Fair value	$6	$8

(a)
The ESPP was terminated as of June 30, 2007.

        Expected volatility—The Company used implied volatility to estimate the grant-date fair value of stock options and ESPP rights. The Company calculated implied volatility on a daily basis using the Black-Scholes option pricing model. This calculation incorporated the market prices of a variety of traded options, the market price of the Company's stock, the exercise price and remaining term of the traded options, the expected dividends, and the risk-free rate. The traded options used were similar in exercise price to awards granted to employees, were near-the-money, and typically had a remaining maturity of greater than one year. For each grant, the Company used the average of the daily implied volatilities for the six months preceding the grant date. For grants made after the Western Union spin-off, the Company used the average of the daily implied volatility for the period between the spin-off and the grant date.

        Expected dividend yield—The dividend yield was the calculation of a rolling 12 month average stock price divided by the annualized dividend amount.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Stock Compensation Plans (Continued)

        Expected term—The Company aggregated stock option awards into classes. For each class, the expected term was primarily based on the results of a study performed on the historical exercise and post-vesting employment termination behavior for similar grants. The expected terms were as follows: 4.5 year life for employees (Non-Board of Directors, Non-Executives), 7 year life for the Board of Directors and 7.5 year life for the Executive Committee. The expected term of ESPP rights was 0.25 years as purchase rights were achieved over the course of the quarter in which the employee participated in the employee stock purchase plan. Once the shares were purchased, the employee could sell their respective shares.

        Risk-free interest rate—The risk-free rate for stock options granted during the period was determined by using a zero-coupon U.S. Treasury rate for the period that coincided with the expected terms listed above. The risk-free rate for ESPP rights was determined by using a 3-month maturity U.S. Treasury bond.

        The total intrinsic value of stock options exercised during the predecessor periods from January 1, 2007 through September 24, 2007 and for the year ended December 31, 2006 was $86.2 million (excluding the value of stock options accelerated upon the closing of the merger and then cancelled with a right to receive cash) and $310.4 million, respectively.

        The Company received $187.4 million and $729.8 million in cash proceeds related to the exercise of stock options and ESPP purchases during the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006, respectively. In addition, the Company realized total tax benefits from stock option exercises (and in 2007 the right to receive cash upon the accelerated vesting at the time of the merger) of $224.8 million and $122.9 million during the predecessor periods from January 1, 2007 through September 24, 2007 and for the year ended December 31, 2006, respectively, which were recorded as increases to the "Additional paid-in capital" line item of the Consolidated Balance Sheets.

        For the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006, the excess tax benefit from stock-based compensation awards of $219.8 million and $124.2 million, respectively, was reflected as a use of cash in cash flows provided by operating activities and a source of cash in cash flows used in financing activities in the Consolidated Statements of Cash Flows. The excess tax benefit from stock-based payment arrangement related to the exercise of stock options and restricted stock held by FDC employees was $13.1 million for the year ended December 31, 2008.

        The Company calculated its pool of excess tax benefits available to absorb write-offs of deferred tax assets in subsequent periods. At December 31, 2006, the balance of this pool was approximately $193 million. The pool of excess tax benefits was eliminated due to the merger.

        Upon the exercise of stock options (or the issuance of restricted stock awards as described below), shares of common stock were issued from treasury stock. The Company maintained a systematic buyback program with its purchasing agent. The Company had set up a graduated scale of shares to be purchased based on the number of shares currently held in treasury stock.

Restricted Stock Awards and Restricted Stock Units

        The Company granted 3.7 million restricted stock awards and restricted stock units in 2007.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Stock Compensation Plans (Continued)

        During 2006, the Company implemented a new incentive compensation plan for certain employees which provided for the issuance of 1.1 million restricted stock awards or restricted stock units upon the achievement of certain performance criterion that were met in the third quarter 2006. The fair value of the awards granted in February 2006 was measured based on the market value of the shares on the date of grant. The vesting of the awards was accelerated upon closing of the merger as noted above.

        The total fair value of shares vested (measured as of the date of vesting excluding the impact of accelerated vesting) was $9.8 million and $3.9 million during the predecessor periods from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006, respectively.

Note 16: Employee Benefit Plans

  Defined Contribution Plans

        FDC maintains a defined contribution savings plan covering virtually all of the Company's U.S. employees and a Defined Contribution Pension Plan for employees in the United Kingdom. The plans provide tax-deferred amounts for each participant, consisting of employee elective contributions, Company matching and discretionary Company contributions.

        Prior to the merger, the Company provided non-qualified deferred compensation plans for certain highly compensated employees. The plans provided tax-deferred contributions and matching of Company contributions under the defined contribution plans otherwise limited by the IRS or plan limits. These plans were terminated in October 2007.

        The aggregate amounts charged to expense in connection with these plans were $35.4 million in 2008, $14.7 million for the successor period from September 25, 2007 through December 31, 2007 and $39.8 million for the predecessor period from January 1, 2007 through September 24, 2007 and $50.4 million in 2006.

  Defined Benefit Plans

        The Company has a defined benefit pension plan which is frozen and covers certain full-time employees in the U.S. The Company also has separate plans covering certain employees located in the United Kingdom, Greece, Austria and Germany. The United Kingdom Defined Benefit Plan is no longer offered to new employees; however, the Company is required to continue offering benefits to employees that were participating in the plan as of August 1, 2004. The cost of retirement benefits for eligible employees, measured by length of service, compensation and other factors, is being funded in accordance with laws and regulations of the respective countries.

        In December 2006, the Company adopted the recognition provision of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an Amendment of FASB Statements No. 87, 88, 106, and 132(R)." This statement requires a company to recognize the funded status of a benefit plan as an asset or a liability in its statement of financial position ("the recognition provision"). In addition, a company is required to measure plan assets and benefit obligations as of the date of its fiscal year-end statement of financial position ("the measurement date provision"). The measurement date provision was effective for fiscal years ending after December 15, 2008. As a result of the merger, the Company measured the benefit plan assets and obligations as of the merger date and allocated purchase price to each plan equal to its funded status. Unrecognized gains and losses recorded to other comprehensive income in predecessor periods no longer amortize into the

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16: Employee Benefit Plans (Continued)

Consolidated Statements of Operations as a component of net periodic pension cost for the successor period. Additionally, for its new basis of accounting, the Company elected December 31 as the measurement date for its plans. As such, the adoption of the measurement date provisions of SFAS No. 158 had no impact on the Company's financial position or results of operations. In predecessor periods, the Company used a September 30 measurement date for its plans. As a result of the aforementioned change in measurement date, the Company recorded a purchase accounting adjustment to goodwill to true up net periodic benefit expense for the predecessor period.

        The following table provides a reconciliation of the changes in the plans' projected benefit obligation and fair value of assets for the year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007, and the predecessor period from September 30, 2006 through September 24, 2007, as well as a statement of the funded status as of the respective period ends.

	Successor		Predecessor
	December 31, 2008	Period from September 25 through December 31, 2007	Period from September 30, 2006 through September 24, 2007
	(in millions)
Change in benefit obligation
Benefit obligation at beginning of period	$732.3	$738.8	$708.2
Service costs	10.8	2.7	10.6
Interest costs	41.1	10.8	36.6
Actuarial (gain)/loss	(78.0)	(3.8)	(21.9)
Acquired benefit obligations	3.1	—	4.3
Termination benefits(a)	(1.9)	—	1.4
Benefits paid	(26.9)	(7.0)	(22.0)
Plan participant contributions	2.1	0.6	2.6
Foreign currency translation	(138.5)	(9.8)	19.0

Benefit obligation at end of period	544.1	732.3	738.8
Change in plan assets
Fair value of plan assets at the beginning of period	648.8	626.7	546.1
Actual return on plan assets	(84.0)	9.1	52.7
Company contributions	60.5	27.5	31.9
Plan participant contributions	2.3	0.6	2.6
Benefits paid	(26.0)	(6.6)	(21.5)
Foreign currency translation	(129.0)	(8.5)	14.9

Fair value of plan assets at end of period	472.6	648.8	626.7

Funded status of the plans	$(71.5)	$(83.5)	$(112.1)

(a)
Related to restructuring activities in Europe.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16: Employee Benefit Plans (Continued)

        The net pension liability of $71.5 million at December 31, 2008 is made up of non-current liabilities. The net pension liability of $83.5 million at December 31, 2007 was made up of $1.9 million of non-current assets and $85.4 million of non-current liabilities. The projected benefit asset was included in "Other long-term assets" and the liabilities were included in "Other long-term liabilities" on the Consolidated Balance Sheets.

        As of December 31, 2008, the projected benefit obligation was in excess of the fair value of plan assets for all pension plans. As of December 31, 2007, the projected benefit obligation was in excess of the fair value of plan assets for all pension plans with the exception of the U.S. plan. The Company made an additional $20.0 million contribution to the U.S. plan in November 2007 resulting in the fair value of assets exceeding the projected benefit obligation in the amount of $1.9 million as of December 31, 2007.

        The accumulated benefit obligation for all defined benefit pension plans was $495.2 million at December 31, 2008, $649.2 million at December 31, 2007 and $656.7 million at September 24, 2007.

        The following table summarizes the activity in other comprehensive income for the year ended December 31 2008, the successor period from September 25, 2007 through December 31, 2007, the predecessor period from January 1, 2007 through September 24, 2007 and the year ended December 31, 2006, net of tax, excluding discontinued operations:

	Successor		Predecessor
(in millions)	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Total unrecognized gain/(loss) included in other comprehensive income at the beginning of period	$1.6	—	$(109.8)	$(67.5)
Adjustment for adoption of SFAS 158	—	—	—	(46.3)
Unrecognized gain/(loss) arising during the period	(30.0)	$1.1	—	(0.8)
Reclassification into earnings from other comprehensive income	—	—	—	5.7
Foreign currency translation	(0.5)	0.5	—	(0.9)

Total unrecognized gain/(loss) included in other comprehensive income at end of period	$(28.9)	$1.6	$(109.8)	$(109.8)

        Amounts recorded in other comprehensive income represent unrecognized net actuarial gains and losses. The Company does not have prior year service costs or credits or net transition assets or obligations.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16: Employee Benefit Plans (Continued)

        The following table provides the components of net periodic benefit cost for the plans:

	Successor		Predecessor
(in millions)	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Service costs	$10.8	$2.7	$8.0	$11.5
Interest costs	41.1	10.8	27.4	32.4
Expected return on plan assets	(42.4)	(11.1)	(35.7)	(33.4)
Amortization	—	—	7.7	9.1

Net periodic benefit expense	$9.5	$2.4	$7.4	$19.6

Assumptions

        The weighted-average rate assumptions used in the measurement of the Company's benefit obligation are as follows:

	Successor		Predecessor
	December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007
Discount rate	6.52%	5.98%	5.95%
Rate of compensation increase*	3.76%	4.09%	4.09%

        The weighted-average rate assumptions used in the measurement of the Company's net cost are as follows:

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Discount rate	5.94%	5.83%	5.36%	5.09%
Expected long-term return on plan assets	6.84%	7.07%	6.75%	6.96%
Rate of compensation increase*	3.82%	3.95%	3.82%	3.62%

*
Applies only to plans in the UK, Germany, Greece and Austria.

        Assumptions for the U.S. plans and the foreign plans are comparable in all of the above periods. The Company employs a building block approach in determining the long-term rate of return for plan assets with proper consideration of diversification and re-balancing. Historical markets are studied and long-term historical relationships between equities and fixed-income securities are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates are evaluated

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16: Employee Benefit Plans (Continued)

before long-term capital market assumptions are determined. Peer data and historical returns are reviewed to check for reasonableness and appropriateness.

Plan Assets

        The Company's pension plan asset allocation at December 31, 2008 and 2007, and target allocation based on the investment policy are as follows:

	Percentage of Plan Assets at Measurement Date
Asset Category	2008	2007
Equity securities	50.5%	60.8%
Debt securities	49.1%	38.5%
Other	0.4%	0.7%

Total	100.0%	100.0%

Asset Category	Target allocation U.S. plans	Target allocation Foreign plans
Equity securities	30%	60%
Debt securities	68%	40%
Other	0–2%	0%

        The maturities of debt securities at December 31, 2008 range from current to 89 years with a weighted-average maturity of 11 years.

        The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities and plan funded status. The investment portfolio contains a diversified blend of equity and fixed-income investments. Furthermore, equity investments are diversified across U.S. and non-U.S. stocks, as well as growth, value, and small and large capitalizations. Other assets, primarily private equity, are used judiciously to enhance long-term returns while improving portfolio diversification. Investment risk is measured and monitored on an ongoing basis through quarterly investment portfolio reviews, annual liability measurements, and periodic asset and liability studies.

Contributions

        Contributions to plan assets in 2009 are expected to be approximately $34 million.

        The estimated future benefit payments, which reflect expected future service, are expected to be $18.8 million in 2009, $19.3 million in 2010, $20.4 million in 2011, $21.6 million in 2012, $23.1 million in 2013 and $144.3 million in 2014 through 2018.

        The Company does not offer post-retirement health care or other insurance benefits for retired employees.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Information

        Operating segments are defined by SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM, or decision-making group, in deciding how to allocate resources and in assessing performance. FDC's CODM is its Chief Executive Officer. FDC classifies its businesses into four segments: Retail and Alliance Services, Financial Services, International and Integrated Payment Systems.

  2009 Segment Reorganization

        As discussed in Note 1, the Company started operating under a new segment structure effective January 1, 2009. The most significant changes are check verification, settlement and guarantee services moving from the Financial Services segment into the Retail and Alliance Services segment as well as the Prepaid Services segment moving into the Retail and Alliance Services segment. Segment results for the successor year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007, the predecessor period from January 1, 2007 through September 24, 2007 and the predecessor period year ended December 31, 2006 have been revised to reflect the new structure. A summary of the new segments follows:

Segment	Description
Retail and Alliance Services	Comprised of businesses that provide services which facilitate the merchants' ability to accept credit, debit, stored-value and loyalty cards and checks. The segment's merchant processing and acquiring services include authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing. Retail and Alliance Services also provides point-of-sale ("POS") solutions and other equipment necessary to capture merchant transactions. A majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network, or another payment network (such as Discover). In addition, Retail and Alliance Services provides check verification, settlement and guarantee services and a wide range of open and closed loop stored-value products and processing services.
Financial Services

Provides issuer card and network solutions and payment management solutions for recurring bill payments. Financial Services also offers services to improve customer communications, billing, online banking and consumer bill payment. Issuer card and network solutions includes credit, debit and retail card processing, debit network services (including the STAR Network) and output services for financial institutions and other organizations offering credit cards, debit cards and retail private label cards to consumers and businesses to manage customer accounts. The segment's largest components of revenue consist of fees for account management, transaction authorization and posting, and network switching as well as reimbursable postage.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Information (Continued)

Segment	Description
International

Comprised of businesses that provide the following services outside of the U.S.: credit, retail, debit and prepaid card processing; merchant acquiring and processing; ATM and POS processing, driving, acquiring and switching services; and card processing software. The largest components of the segment's revenue are fees for facilitating the merchants' ability to accept credit, retail and debit cards by authorizing, capturing, and settling merchants' credit, retail, debit, stored-value and loyalty card transactions as well as for transaction authorization and posting, network switching and account management.

Integrated Payment Systems

Includes the issuance of official checks which are sold by agents that are financial institutions and the issuance of money orders which are sold by agents that are financial institutions and retail businesses. Official checks serve as an alternative to a bank's own items such as cashiers or bank checks. Money orders serve as a disbursement option for a consumer or business. Revenue is principally earned on invested funds which are pending settlement. The official check and money order businesses are conducted by a subsidiary of the Company, Integrated Payment Systems Inc., which is licensed to offer payment services that fall under state and federal regulations. This segment is in the process of winding down its official check and money order businesses. IPS also offers other payment services in its capacity as a licensed entity, and such other services will continue after the wind down of the official check and money order businesses.

        The business segment measurements provided to, and evaluated by, the Company's CODM are computed in accordance with the following principles:

  •
  The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

  •
  Segment results exclude divested businesses.

  •
  Segment revenue includes equity earnings in affiliates (excluding amortization expense) and intersegment revenue.

  •
  Segment operating profit includes equity earnings in affiliates, net of related amortization expense, and excludes Net income attributable to noncontrolling interests.

  •
  Segment operating profit excludes restructuring charges, asset impairments, significant litigation and regulatory settlements, other charges, interest expense, interest income, other income (expense) and income taxes since they are not allocated to the segments for internal evaluation purposes. While these items are identifiable to the business segments, they are not included in

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Information (Continued)

    the measurement of segment operating profit provided to the CODM for purposes of assessing segment performance and decision making with respect to resource allocation.

  •
  Revenues and operating profit of the IPS segment are stated on a pretax equivalent basis in 2007 and 2006 (i.e., as if investment earnings on nontaxable investments were fully taxable at FDC's marginal tax rate). In 2008, the portfolio was comprised of taxable investments so a comparable adjustment was not necessary.

  •
  Corporate operations include administrative and shared service functions such as the executive group, legal, tax, treasury, internal audit, accounting, human resources, information technology and procurement. Costs incurred by Corporate that are directly attributable to a segment are allocated to the respective segment. Administrative and shared service costs are retained by Corporate.

        The following tables present the Company's operating segment results for the successor year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007, the predecessor period from January 1, 2007 through September 24, 2007 and the predecessor year ended December 31, 2006:

Successor year ended December 31, 2008	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Totals
	(in millions)
Revenues:
Transaction and processing service fees	$2,733.8	$1,480.4	$1,401.0	$13.2	$206.9	$5,835.3
Investment income, net	21.7	2.6	23.3	29.6	—	77.2
Product sales and other	329.9	34.5	340.2	0.3	126.9	831.8
Reimbursable debit network fees, postage and other	1,407.0	716.6	29.7	—	3.1	2,156.4
Equity earnings in affiliates(a)	267.1	—	33.2	—	2.5	302.8

Total segment reporting revenues	$4,759.5	$2,234.1	$1,827.4	$43.1	$339.4	$9,203.5

Internal revenue	$70.5	$40.7	$6.3	—	$0.7	$118.2
External revenue	4,689.0	2,193.4	1,821.1	$43.1	338.7	9,085.3
Depreciation and amortization	877.7	325.1	271.8	0.2	81.4	1,556.2
Operating profit (loss)	431.3	384.2	130.7	5.5	(206.6)	745.1
Other operating expenses and other income (expense) excluding divestitures	(1,104.6)	(1,399.6)	(540.7)	—	(186.8)	(3,231.7)
Expenditures for long-lived assets	30.4	180.1	203.2	0.1	33.9	447.7
Equity earnings in affiliates	109.1	—	11.8	—	2.1	123.0
Investment in unconsolidated affiliates	1,042.0	—	217.6	—	—	1,259.6

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Information (Continued)

Successor period from September 25, 2007 through December 31, 2007	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Totals
	(in millions)
Revenues:
Transaction and processing service fees	$722.4	$405.6	$375.8	$4.7	$58.4	$1,566.9
Investment income, net	12.3	0.7	4.9	29.6	—	47.5
Product sales and other	89.9	8.8	92.2	—	25.4	216.3
Reimbursable debit network fees, postage and other	318.1	198.8	8.6	—	0.9	526.4
Equity earnings in affiliates(a)	95.6	—	9.1	—	1.0	105.7

Total segment reporting revenues	$1,238.3	$613.9	$490.6	$34.3	$85.7	$2,462.8

Internal revenue and pretax equivalency	$19.9	$14.4	$1.3	$55.8	—	$91.4
External revenue	1,218.4	599.5	489.3	(21.5)	$85.7	2,371.4
Depreciation and amortization	243.8	97.0	66.8	0.3	17.9	425.8
Operating profit (loss)	114.4	95.9	46.9	21.3	(60.9)	217.6
Other operating expenses and other income (expense) excluding divestitures	(6.7)	—	(4.2)	(1.0)	(62.1)	(74.0)
Expenditures for long-lived assets	17.4	45.1	41.8	0.2	8.1	112.6
Equity earnings in affiliates	38.7	—	7.7	—	0.4	46.8
Investment in unconsolidated affiliates	3,290.4	—	215.9	—	20.0	3,526.3

Predecessor period from January 1, 2007 through September 24, 2007	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Totals
	(in millions)
Revenues:
Transaction and processing service fees	$1,886.3	$1,077.5	$860.2	$14.0	$164.7	$4,002.7
Investment income, net	37.2	3.4	12.2	56.9	—	109.7
Product sales and other	271.6	49.5	203.4	0.5	73.1	598.1
Reimbursable debit network fees, postage and other	762.2	513.6	25.6	0.1	2.7	1,304.2
Equity earnings in affiliates(a)	220.8	—	24.8	—	3.0	248.6

Total segment reporting revenues	$3,178.1	$1,644.0	$1,126.2	$71.5	$243.5	$6,263.3

Internal revenue and pretax equivalency	$54.3	$42.9	$3.5	$175.7	$0.4	$276.8
External revenue	3,123.8	1,601.1	1,122.7	(104.2)	243.1	5,986.5
Depreciation and amortization	173.9	174.1	155.5	2.5	30.9	536.9
Operating profit (loss)	783.6	369.8	93.7	30.1	(420.9)	856.3
Other operating expenses and other income (expense) excluding divestitures	(6.0)	0.2	(6.8)	(15.2)	3.5	(24.3)
Expenditures for long-lived assets	41.9	113.7	112.8	0.8	129.4	398.6
Equity earnings in affiliates	212.3	—	8.9	—	1.8	223.0

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Information (Continued)

Predecessor year ended December 31, 2006	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Totals
	(in millions)
Revenues:
Transaction and processing service fees	$2,450.6	$1,453.6	$958.0	$16.4	$216.6	$5,095.2
Investment income, net	47.5	5.5	10.1	54.1	—	117.2
Product sales and other	381.3	38.5	206.3	0.4	68.1	694.6
Reimbursable debit network fees, postage and other	866.9	629.4	27.6	0.1	3.9	1,527.9
Equity earnings in affiliates(a)	283.3	—	29.3	—	1.0	313.6

Total segment reporting revenues	$4,029.6	$2,127.0	$1,231.3	$71.0	$289.6	$7,748.5

Internal revenue and pretax equivalency	$75.7	$70.7	$3.3	$248.5	$(2.3)	$395.9
External revenue	3,953.9	2,056.3	1,228.0	(177.5)	291.9	7,352.6
Depreciation and amortization	233.5	239.0	177.3	9.0	39.5	698.3
Operating profit (loss)	1,065.5	492.2	147.8	12.1	(246.4)	1,471.2
Other operating expenses and other income (expense) excluding divestitures	(7.0)	(3.9)	(6.3)	33.6	(6.2)	10.2
Expenditures for long-lived assets	49.5	115.4	104.7	5.2	25.2	300.0
Equity earnings in affiliates	274.0	—	9.7	—	(0.6)	283.1
Investment in unconsolidated affiliates	667.7	—	70.7	—	18.1	756.5

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Information (Continued)

        A reconciliation of reportable segment amounts to the Company's consolidated balances is as follows (in millions):

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Revenues:
Total reported segments	$8,864.1	$2,377.1	$6,019.8	$7,458.9
All Other and Corporate	339.4	85.7	243.5	289.6

Subtotal	9,203.5	2,462.8	6,263.3	7,748.5

Divested businesses	28.8	12.8	35.0	37.4
Equity earnings in affiliates(a)	(302.8)	(105.7)	(248.6)	(313.6)
Eliminations(b)	(118.2)	(91.4)	(276.8)	(395.9)

Consolidated	$8,811.3	$2,278.5	$5,772.9	$7,076.4

(Loss) income before income taxes, equity earnings in affiliates and discontinued operations:
Total reported segments	$951.7	$278.5	$1,277.2	$1,717.6
All Other and Corporate	(206.6)	(60.9)	(420.9)	(246.4)

Subtotal	745.1	217.6	856.3	1,471.2

Divested businesses	0.3	0.7	0.7	4.5
Interest expense	(1,964.9)	(584.7)	(103.6)	(248.0)
Interest income	26.0	17.9	30.8	55.5
Net income attributable to noncontrolling interests from segment operations(c)	156.3	39.0	106.3	138.8
Equity earnings in affiliates	(123.0)	(46.8)	(223.0)	(283.1)
Restructuring, net	(12.0)	0.2	(7.9)	(24.0)
Impairments	(3,243.6)	—	(20.6)	(16.1)
Litigation and regulatory settlements	—	—	(2.5)	34.8
Other	—	—	7.7	0.3
Other income (expense)(d)	(14.4)	(74.0)	4.9	22.6
Eliminations(b)	—	(55.7)	(176.6)	(245.9)

Consolidated	$(4,430.2)	$(485.8)	$472.5	$910.6

(a)
Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company's proportionate share of the investee's net book value.

(b)
Represents elimination of an adjustment to record IPS segment investment income and its related operating profit on a pretax equivalent basis in 2007 and 2006 (no adjustment is necessary in 2008 as the portfolio was repositioned to taxable investments) and elimination of intersegment revenue.

(c)
Excludes Net income attributable to noncontrolling interests attributable to items excluded from segment operations.

(d)
Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, debt repayment gains and (losses) and non-operating foreign currency gains and (losses) as discussed in Note 11.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Information (Continued)

        Segment assets are as follows (in millions):

	Successor
	December 31, 2008	December 31, 2007
Assets:
Retail and Alliance Services	$21,068.9	$23,589.1
Financial Services	5,204.0	7,157.3
International	5,741.3	6,822.7
Integrated Payment Systems	4,120.3	13,138.2
All Other and Corporate	2,041.6	1,730.9
Divested businesses	—	71.1

Consolidated	$38,176.1	$52,509.3

        A reconciliation of reportable segment depreciation and amortization amounts to the Company's consolidated balances in the Consolidated Statements of Cash Flows is as follows (in millions):

	Successor		Predecessor
	Year ended December 31, 2008	Period from September 25 through December 31, 2007	Period from January 1 through September 24, 2007	Year ended December 31, 2006
Depreciation and Amortization:
Total reported segments	$1,474.8	$407.9	$506.0	$658.8
All Other and Corporate	81.4	17.9	30.9	39.5
Divested businesses	3.4	1.4	3.3	2.5

Consolidated	$1,559.6	$427.2	$540.2	$700.8

        Information concerning principal geographic areas was as follows (in millions):

	United States	International	Total
Revenues
2008 Successor	$7,033.2	$1,778.1	$8,811.3
2007 Successor period from September 25, 2007 through December 31	1,783.9	494.6	2,278.5

2007 Predecessor period from January 1 through September 24	4,647.4	1,125.5	5,772.9
2006 Predecessor	5,883.8	1,192.6	7,076.4
Long-Lived Assets
2008 Successor	$20,026.0	$3,826.2	$23,852.2
2007 Successor	21,469.9	4,810.2	26,280.1

2006 Predecessor	8,645.9	2,059.1	10,705.0

        "International" represents businesses of significance, which have local currency as their functional currency regardless of the segments to which the associated revenues and long-lived assets applied.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18: Quarterly Financial Results (Unaudited)

        Summarized quarterly results for the two years ended December 31, 2008 and 2007, respectively, are as follows (in millions):

	Successor
2008 by Quarter:	First	Second	Third	Fourth
Revenues	$2,126.5	$2,204.3	$2,164.0	$2,316.5
Expenses	1,929.9	1,997.5	2,040.1	5,320.7
Interest income	9.0	6.6	5.9	4.5
Interest expense	(517.7)	(451.1)	(497.7)	(498.4)
Other income (expense)	(43.2)	6.4	70.5	(48.1)

Loss before income taxes and equity earnings in affiliates	(355.3)	(231.3)	(297.4)	(3,546.2)
Income tax benefit	(130.5)	(69.4)	(145.5)	(353.8)
Equity earnings in affiliates	32.1	41.6	35.0	14.3

Net loss	(192.7)	(120.3)	(116.9)	(3,178.1)
Less: Net income attributable to noncontrolling interests	29.0	40.3	47.5	39.5

Net loss attributable to First Data Corporation	$(221.7)	$(160.6)	$(164.4)	$(3,217.6)

	Predecessor			Successor
			Third	Third
2007 by Quarter:	First	Second	Period from July 1 through September 24,	Period from September 25 through September 30,	Fourth
Revenues	$1,836.3	$2,000.7	$1,935.9	$135.3	$2,143.2
Expenses	1,640.9	1,720.4	1,871.2	127.3	1,996.2
Interest income	8.0	12.9	9.9	3.6	14.3
Interest expense	(34.5)	(35.9)	(33.2)	(34.6)	(550.1)
Other income (expense)	1.0	2.4	1.5	(27.7)	(46.3)

Income (loss) before income taxes, equity earnings in affiliates and discontinued operations	169.9	259.7	42.9	(50.7)	(435.1)
Income tax expense (benefit)	37.4	70.2	18.2	(21.2)	(154.9)
Equity earnings in affiliates	68.3	79.4	75.3	3.3	43.5

Net income (loss) from continuing operations	200.8	268.9	100.0	(26.2)	(236.7)
Discontinued operations, net of tax of $(4.1), $0, $7.1, $0 and $0, respectively	3.2	—	(7.1)	—	—

Net income (loss)	204.0	268.9	92.9	(26.2)	(236.7)
Less: Net income attributable to noncontrolling interests	28.8	40.0	36.2	2.5	36.5

Net income (loss) attributable to First Data Corporation	$175.2	$228.9	$56.7	$(28.7)	$(273.2)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Discontinued Operations

        The Company's financial statements reflect NYCE, PPS, IDLogix, Western Union and Taxware as discontinued operations. The results of operations of these entities are treated as income from discontinued operations, net of tax, and separately stated on the Consolidated Statements of Operations below income (loss) from continuing operations.

        In 2004, the Company divested its 64% ownership of NYCE, an electronic funds transfer network. The sale agreement of NYCE contemplated potential adjustments to the sales price which resulted in a charge of $1.6 million ($1.0 million net of taxes) which was presented in discontinued operations in 2006.

        In July 2006, the Company sold the majority of its ownership interest in its subsidiaries PPS and IDLogix to five national financial institutions to form Early Warning Services, LLC for the purchase price of $84.7 million, net of related expenses, and an 18% interest in Early Warning Services. The purchase price was also net of $11.2 million in cash paid to buyout the PPS minority holder prior to the sale. The Company recognized a gain on the sale of $0.7 million, net of tax, which was included in the results of discontinued operations in 2006. PPS and IDLogix were previously reported as part of All Other and Corporate.

        As discussed in Note 1 and on September 29, 2006, the Company separated its Western Union money transfer business into an independent, publicly traded company. The spin-off included all entities previously reported as the Western Union segment as well as two small entities previously reported in All Other and Corporate. In connection with the spin-off, Western Union transferred $1 billion of notes and $2.5 billion in cash to FDC. To facilitate Western Union's separation from FDC, FDC provided certain services to Western Union during a one-year transition period. Additionally, the Company and Western Union entered into various commercial service agreements which are long-term arrangements to provide ongoing services. The Company evaluated these services agreements and determined that the cash flows generated from these activities are not significant and are considered indirect cash flows. Thus, the cash flows of Western Union were considered to be eliminated from the ongoing operations of the Company.

        In November 2006, the Company sold its subsidiary Taxware to ADP(R) Employer Services, a division of Automatic Data Processing, Inc. for approximately $125 million in cash. The Company recognized a gain on the sale of $57.2 million, net of tax, which is also included in the results of discontinued operations in 2006, $14.6 million of which is attributable to a noncontrolling interest. Taxware was previously reported as part of All Other and Corporate.

        Discontinued operations for the year ended December 31, 2006 also included non-recurring separation costs of $48.4 million which consisted principally of investment banker fees, external legal and accounting fees to affect the spin-off, costs to separate information systems and consulting costs incurred to assist in managing the spin-off.

        Included in the results from discontinued operations is interest expense allocated based upon a percentage of net assets in accordance with EITF No. 87-24 "Allocation of Interest to Discontinued Operations" of $32.7 million for the year ended December 31, 2006. In addition, certain corporate expenses were allocated to discontinued operations in accordance with EITF 87-24 and were limited to specifically identified costs and other costs, such as corporate shared services, which support segment operations. These costs represent those that have historically been allocated to and recorded by the Company's operating segments as an expense with the exception of the addition of certain share-based compensation expenses and pension benefit not previously allocated.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19: Discontinued Operations (Continued)

        Losses from discontinued operations for the predecessor period from January 1, 2007 through September 24, 2007 relate to certain tax account true-ups and discrete tax items related to Western Union.

        The following table presents the summarized results of discontinued operations for the year ended December 31, 2006 (in millions):

Year ended December 31, 2006
Revenue	$3,351.1
Expenses	2,385.5

Operating profit	965.6
Other income (expense)	75.0

Income before income taxes	1,040.6
Income tax expense	360.0
Equity earnings in affiliates	9.4

Net income from discontinued operations	690.0
Less: Net income from discontinued operations attributable to noncontrolling interests	24.3

Net income from discontinued operations attributable to First Data Corporation	$665.7

Note 20: Fair Value Measurement

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". Although this statement does not require any new fair value measurements, in certain cases its application has changed previous practice in determining fair value. SFAS 157 became effective for the Company beginning January 1, 2008 as it relates to fair value measurements of financial assets and liabilities and non-financial assets and liabilities that are recognized at fair value in its financial statements on a recurring basis (at least annually). It will be effective beginning January 1, 2009 for certain other non-financial assets and non-financial liabilities.

        SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes a hierarchy for fair value measurements based upon the inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

  •
  Level 1—Inputs to the valuation based upon quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date.

  •
  Level 2—Inputs to the valuation include quoted prices in either markets that are not active, or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are derived principally from or corroborated by observable market data.

  •
  Level 3—Inputs to the valuation that are unobservable inputs for the asset or liability.

        SFAS 157 assigns the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

        In connection with the adoption of SFAS 157, the Company adjusted, prospectively, its method of measuring the fair value of certain financial instruments and, as a result, recorded a reduction in its

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20: Fair Value Measurement (Continued)

derivative liabilities of $13.2 million and an increase in investment securities of $1.0 million as of the date of adoption. The derivatives were adjusted to reflect the Company's own non-performance risk. Substantially all of the $13.2 million related to derivatives that have been designated as cash flow hedges for accounting purposes and was recorded as a reduction of the unrealized losses in OCI. The increase in investment securities was also recorded in OCI.

        Financial instruments carried at fair value as of December 31, 2008 and measured at fair value on a recurring basis are classified in the table below according to the hierarchy described above:

	Fair Value Measurement Using
December 31, 2008	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	(in millions)
Assets:
Settlement Assets—student loan auction rate securities	—	—	$492.2	$492.2
Settlement Assets—other securities	$0.1	$3,293.5	—	3,293.6
Other assets—available-for-sale securities	—	12.9	—	12.9
Foreign exchange contracts	—	11.7	—	11.7

Total assets at fair value	$0.1	$3,318.1	$492.2	$3,810.4

Other Liabilities:
Interest rate contracts	$—	$(598.8)	$—	$(598.8)
Foreign exchange contracts	—	(2.5)	—	(2.5)

Total liabilities at fair value	$—	$(601.3)	$—	$(601.3)

December 31, 2008	Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Student loan auction rate securities
(in millions)
Beginning balance January 1, 2008	—
Total gains or losses (realized or unrealized):
Included in other comprehensive income	$(13.3)
Included in investment income, net	(47.6)
Transfers in (out) of Level 3	553.1

Ending balance December 31, 2008	$492.2

Settlement Assets

        As of December 31, 2008, $3.8 billion of the Company's $8.7 billion of "Settlement assets" were comprised of financial instruments that were carried at fair value. These investments included student loan auction rate securities ("SLARS") and other available-for-sale securities discussed in more detail below.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20: Fair Value Measurement (Continued)

  Student loan auction rate securities

        As of December 31, 2008, the Company held $492.2 million ($553.1 million par value) of SLARS which are long-term debt instruments, issued by student loan trusts, with variable interest rates that historically reset through a periodic Dutch auction process but do not include a put-back option. Beginning in mid-February 2008 and due largely to uncertainty in the global credit and capital markets, investment banks and broker dealers became less willing to support SLARS and other auction rate securities ("ARS") auctions. As a result, multiple auctions failed, including the auctions for the SLARS still held by the Company. A failed auction does not represent a default by the issuer of the underlying security. As of December 31, 2008, the majority of the SLARS held by the Company were rated "AAA" or the equivalent and all were collateralized by securitized student loans substantially guaranteed by the U.S. government through the Federal Family Education Loan Program ("FFELP"); and continued to pay interest in accordance with the terms of their respective security agreements. The NextStudent Master Trust ("NextStudent") securities, also collateralized by securitized student loans substantially guaranteed by the U.S. government, were downgraded by Moody's on August 28, 2008 from "Aaa" to "Baa3", were further downgraded by Moody's in January 2009 to "B3", and were downgraded by Fitch in January 2009 from "AAA" to "BBB". This factor was considered in determining the fair value of the NextStudent securities.

        As a result of the failed auctions, the trusts are required to pay maximum interest rates as defined in the security offering documents which are typically based on either LIBOR or Treasury rates plus a spread.

        The Company will not be able to readily access liquidity for the SLARS until the auction market successfully resumes, a secondary market is established for long-term investors, or issuers redeem the securities. The Company believes that the SLARS held by it will recover substantially all of their principal value by their maturity date due to the FFELP backing of the underlying collateral; however, the Company currently cannot assert that it has the intent to hold these securities until they fully recover their par value as it may be willing to sell the securities at a loss if the price exceeds a certain minimum threshold. In January 2009, the Company sold $11.0 million of par value SLARS to the issuer at the specified minimum threshold. The Company has the ability and intent to hold these securities for an extended time period and until the securities recover in value at least to the specified minimum threshold. This ability is based on the projected timing of when certain IPS related settlement liabilities will need to be funded and the ability to use its revolving credit facility in the event the settlement liabilities need to be funded before the SLARS are liquid. The Company has recognized an other than temporary impairment loss in 2008 of $48.0 million in "Investment income, net" in the Consolidated Statements of Operations to write down the value of the SLARS to the specified minimum threshold. Any decline in value of the securities below the specified minimum threshold has been deemed to be temporary and, accordingly, the Company recognized an additional unrealized loss of $13.3 million in OCI during 2008. The SLARS were reclassified from "Settlement assets" (part of "Current assets") to "Long-term settlement assets" in the Consolidated Balance Sheet in the first quarter 2008.

        Due to the lack of observable market activity for the SLARS held by the Company as of December 31, 2008, the Company with the assistance of a third party valuation firm, upon which the Company in part relied, made certain assumptions, primarily relating to estimating both the weighted average life for the securities held by the Company and the impact of the current lack of liquidity on the fair value. At December 31, 2008, the securities were valued based on a probability weighted discounted cash flow analysis. The Company considered each security's key terms including date of

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20: Fair Value Measurement (Continued)

issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rate, as well as underlying collateral, ratings, and guarantees or insurance. Substantially all SLARS held by the Company have collateral backed by FFELP. The probabilities of auction failure, a successful auction at par or repurchase at par for each future period were then forecasted. The Company assumed that the issuers will continue to pay maximum interest rates on the securities until the event of a successful auction or repurchase, at which point the Company would sell the SLARS at par through the auction. To determine the fair value of each security, the weighted average cash flows for each period were discounted back to present value at the determined discount rate for each security. As of December 31, 2008, cumulative probabilities of successfully passing auction have been estimated at approximately 35% through year two, and 80% in year five. The discount rates used in the valuation were a combination of the liquidity risk premium assigned to the security (which ranged from 5% to 6%) plus the treasury strip yield (zero coupon treasury bond) for the individual period for which a cash flow was being discounted.

        The impact of the Company's judgment in the valuation was significant and, accordingly, the resulting fair value was classified as Level 3 within the fair value hierarchy. The SLARS were reclassified from Level 2 to Level 3 due to the failure of the auction process.

  Other securities

        As of December 31, 2008, the Company held certain investments in primarily short-term debt securities, including discounted commercial paper, other money market funds besides those discussed below, certificates of deposit (both domestic and Yankee), and fixed rate corporate bonds. Many of these securities are considered cash equivalents as disclosed in Note 6. Prices for these securities are not quoted on active exchanges but are priced through an independent third party pricing service based on quotations from market-makers in the specific instruments or, where appropriate, other market inputs including interest rates, benchmark yields, reported trades, issuer spreads, two sided markets, benchmark securities, bids, offers, and reference data. In certain instances, amortized cost is considered an appropriate approximation of market value. The Company's experience with these types of investments and expectations of the current investments held is that they will be satisfied at the current carrying amount. These securities were classified as Level 2.

        As of December 31, 2008, the Company held preferred shares issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") that are valued using quoted stock prices from the New York Stock Exchange and classified as Level 1. The Company also held money market funds issued by the Reserve Primary Fund with a market value of $24 million that were not liquid as of December 31, 2008. Unrealized losses of $6.3 million and $6.0 million were recognized in 2008 in "Investment income, net" in the Consolidated Statements of Operations for the Freddie Mac shares and Reserve Primary Fund, respectively.

Other Assets

        The Company held additional shares of the Reserve Primary Fund, discussed above, and certain other investments that were classified as available-for-sale and carried at fair value with a market value of $12.9 million as of December 31, 2008. These securities were classified as Level 2. Of these securities an unrealized loss of $3.0 million was recognized in "Other income (expense)" in the Consolidated Statements of Operations related to these shares of the Reserve Primary Fund.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20: Fair Value Measurement (Continued)

Derivatives

        As discussed in Note 8, the Company uses derivative instruments to mitigate certain risks. The Company's derivatives are not exchange listed and are therefore valued using Bloomberg analytics models that are based on readily observable market inputs. These models reflect the contractual terms of the derivatives, such as notional value and expiration date, as well as market-based observables including interest and foreign currency exchange rates, yield curves and the credit quality of the counterparties. As discussed above and effective January 1, 2008, the models also incorporated the Company's creditworthiness in order to appropriately reflect non-performance risk. Inputs to the derivative pricing models are generally observable and do not contain a high level of subjectivity and, accordingly, the Company's derivatives were classified within Level 2 of the hierarchy.

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements

        As described in Note 10 above, on September 17, 2008, the Company launched a registered exchange offer to exchange the $2.2 billion aggregate principal amount of its 9.875% senior notes due 2015 for publicly tradable notes. Substantially all of the notes were exchanged effective October 21, 2008. The senior publically tradable notes are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly owned, domestic subsidiaries of the Company other than Integrated Payment Systems Inc. ("Guarantors"). None of the other subsidiaries of the Company, either direct or indirect, guarantee the senior publically tradable notes ("Non-Guarantors"). Also described in Note 10 above, the Company exchanged substantially all of the remaining balance of its 9.875% senior unsecured cash-pay term loan bridge loans due 2015 as well as all of its 10.55% senior unsecured PIK term loan bridge loans due 2015 and 11.25% senior subordinated unsecured term loan bridge loans due 2016 for senior unsecured cash-pay notes, senior unsecured PIK notes and senior subordinated unsecured notes. The Guarantors also unconditionally guarantee the senior secured revolving credit facility and senior secured term loan facility, senior unsecured cash-pay notes, senior unsecured PIK notes and senior subordinated unsecured notes. The senior publically tradable note guarantees are unsecured and rank senior in right of payment to all existing and future subordinated indebtedness of the Company's guarantor subsidiaries. The senior publically tradable note guarantees rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiaries.

        The following tables present the results of operations, financial position and cash flows of the Company ("Parent"), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations for the successor year ended December 31, 2008, the successor period from September 25, 2007 through December 31, 2007, the predecessor period from January 1, 2007 through September 24, 2007, and the predecessor year ended December 31, 2006 and as of December 31, 2008 and December 31, 2007 to arrive at the information for First Data Corporation on a consolidated basis.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Successor
	Year ended December 31, 2008
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenues:
Transaction and processing service fees	$2.6	$4,061.9	$1,727.1	$(6.3)	$5,785.3
Investment income, net	—	25.2	51.9	—	77.1
Product sales and other	—	530.7	342.7	(25.2)	848.2
Reimbursable debit network fees, postage and other	—	1,995.8	104.9	—	2,100.7

	2.6	6,613.6	2,226.6	(31.5)	8,811.3

Expenses:
Cost of services (exclusive of items shown below)	—	2,161.5	892.8	(6.3)	3,048.0
Cost of products sold	—	210.6	131.4	(25.2)	316.8
Selling, general and administrative	223.4	596.9	377.1	—	1,197.4
Reimbursable debit network fees, postage and other	—	1,995.8	104.9	—	2,100.7
Depreciation and amortization	5.9	1,010.8	353.0	—	1,369.7
Other operating expenses:
Restructuring, net	—	12.0	—	—	12.0
Impairments	—	2,680.4	563.2	—	3,243.6

	229.3	8,668.0	2,422.4	(31.5)	11,288.2

Operating (loss) profit	(226.7)	(2,054.4)	(195.8)	—	(2,476.9)

Interest income	8.9	3.0	14.1	—	26.0
Interest expense	(1,933.9)	(7.2)	(23.8)	—	(1,964.9)
Interest (expense) income from intercompany notes	(113.6)	87.2	26.4	—	—
Other (expense) income	(24.1)	0.1	9.6	—	(14.4)
Equity (loss) earnings from consolidated subsidiaries	(2,350.6)	32.0	—	2,318.6	—

	(4,413.3)	115.1	26.3	2,318.6	(1,953.3)

Loss before income taxes and equity earnings in affiliates	(4,640.0)	(1,939.3)	(169.5)	2,318.6	(4,430.2)
Income tax (benefit) expense	(858.8)	216.8	(57.2)	—	(699.2)
Equity earnings in affiliates	16.9	98.1	8.0	—	123.0

Net loss	(3,764.3)	(2,058.0)	(104.3)	2,318.6	(3,608.0)
Less: Net income attributable to noncontrolling interests	—	1.8	154.5	—	156.3

Net loss attributable to First Data Corporation	$(3,764.3)	$(2,059.8)	$(258.8)	$2,318.6	$(3,764.3)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Successor
	Period from September 25, 2007 through December 31, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenues:
Transaction and processing service fees	$0.8	$1,109.4	$444.6	$(1.5)	$1,553.3
Investment income, net	—	11.9	(20.1)	—	(8.2)
Product sales and other	—	133.3	96.6	(6.9)	223.0
Reimbursable debit network fees, postage and other	—	486.6	23.8	—	510.4

	0.8	1,741.2	544.9	(8.4)	2,278.5

Expenses:
Cost of services (exclusive of items shown below)	—	591.7	200.1	(1.5)	790.3
Cost of products sold	—	59.6	34.6	(6.9)	87.3
Selling, general and administrative	14.5	229.2	124.2	—	367.9
Reimbursable debit network fees, postage and other	—	486.6	23.8	—	510.4
Depreciation and amortization	1.1	269.4	97.3	—	367.8
Other operating expenses:
Restructuring, net	—	(0.2)	—	—	(0.2)

	15.6	1,636.3	480.0	(8.4)	2,123.5

Operating (loss) profit	(14.8)	104.9	64.9	—	155.0

Interest income	9.6	1.9	6.4	—	17.9
Interest expense	(578.4)	(1.1)	(5.2)	—	(584.7)
Interest (expense) income from intercompany notes	(28.1)	22.7	5.4	—	—
Other (expense) income	(72.6)	(0.1)	(1.3)	—	(74.0)
Equity earnings from consolidated subsidiaries	149.4	(0.9)	—	(148.5)	—

	(520.1)	22.5	5.3	(148.5)	(640.8)

(Loss) income before income taxes and equity earnings in affiliates	(534.9)	127.4	70.2	(148.5)	(485.8)
Income tax (benefit) expense(1)	(221.2)	68.0	(22.9)	—	(176.1)
Equity earnings in affiliates	11.8	32.4	2.6	—	46.8

Net (loss) income	(301.9)	91.8	95.7	(148.5)	(262.9)
Less: Net income attributable to noncontrolling interests	—	0.1	38.9	—	39.0

Net (loss) income attributable to First Data Corporation	$(301.9)	$91.7	$56.8	$(148.5)	$(301.9)

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Predecessor
	Period from January 1 through September 24, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenues:
Transaction and processing service fees	$2.3	$2,863.8	$1,103.8	$(4.0)	$3,965.9
Investment income, net	—	33.2	(100.1)	—	(66.9)
Product sales and other	—	411.3	224.5	(19.4)	616.4
Reimbursable debit network fees, postage and other	—	1,206.7	50.8	—	1,257.5

	2.3	4,515.0	1,279.0	(23.4)	5,772.9

Expenses:
Cost of services (exclusive of items shown below)	125.3	1,510.1	575.9	(4.0)	2,207.3
Cost of products sold	—	150.6	78.0	(19.4)	209.2
Selling, general and administrative	332.9	503.7	222.2	—	1,058.8
Reimbursable debit network fees, postage and other	—	1,206.7	50.8	—	1,257.5
Depreciation and amortization	5.7	349.9	120.8	—	476.4
Other operating expenses:
Restructuring, net	(0.6)	6.2	2.3	—	7.9
Impairments	—	4.2	16.4	—	20.6
Litigation and regulatory settlements	(2.5)	5.0	—	—	2.5
Other	(3.8)	(1.7)	(2.2)	—	(7.7)

	457.0	3,734.7	1,064.2	(23.4)	5,232.5

Operating (loss) profit	(454.7)	780.3	214.8	—	540.4

Interest income	10.6	3.6	16.6	—	30.8
Interest expense	(90.3)	(2.7)	(10.6)	—	(103.6)
Interest (expense) income from intercompany notes	(38.6)	41.0	(2.4)	—	—
Other income (expense)	2.4	3.5	(1.0)	—	4.9
Equity earnings from consolidated subsidiaries	839.1	137.4	—	(976.5)	—

	723.2	182.8	2.6	(976.5)	(67.9)

Income before income taxes, equity earnings in affiliates and discontinued operations	268.5	963.1	217.4	(976.5)	472.5
Income tax (benefit) expense(1)	(161.5)	433.6	(146.3)	—	125.8
Equity earnings in affiliates	30.8	183.6	8.6	—	223.0

Net income from continuing operations	460.8	713.1	372.3	(976.5)	569.7
Loss from discontinued operations, net of taxes	—	—	(3.9)	—	(3.9)

Net income	460.8	713.1	368.4	(976.5)	565.8
Less: Net income attributable to noncontrolling interests	—	2.4	102.6	—	105.0

Net income attributable to First Data Corporation	$460.8	$710.7	$265.8	$(976.5)	$460.8

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Predecessor
	Year ended December 31, 2006
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenues:
Transaction and processing service fees	$3.2	$3,751.4	$1,284.9	$(1.9)	$5,037.6
Investment income, net	—	37.5	(166.1)	—	(128.6)
Product sales and other	—	476.2	252.4	(28.8)	699.8
Reimbursable debit network fees, postage and other	—	1,419.1	48.5	—	1,467.6

	3.2	5,684.2	1,419.7	(30.7)	7,076.4

Expenses:
Cost of services (exclusive of items shown below)	39.2	1,826.2	631.1	(3.2)	2,493.3
Cost of products sold	—	209.2	99.3	(27.5)	281.0
Selling, general and administrative	213.8	638.4	277.1	—	1,129.3
Reimbursable debit network fees, postage and other	—	1,419.1	48.5	—	1,467.6
Depreciation and amortization	7.9	474.1	137.7	—	619.7
Other operating expenses:
Restructuring, net	3.1	11.4	9.5	—	24.0
Impairments	(0.5)	16.6	—	—	16.1
Litigation and regulatory settlements	(42.4)	15.0	(7.4)	—	(34.8)
Other	—	(0.3)	—	—	(0.3)

	221.1	4,609.7	1,195.8	(30.7)	5,995.9

Operating (loss) profit	(217.9)	1,074.5	223.9	—	1,080.5

Interest income	39.5	7.2	8.8	—	55.5
Interest expense	(237.9)	(2.2)	(7.9)	—	(248.0)
Interest (expense) income from intercompany notes	(18.7)	44.2	(25.5)	—	—
Other (expense) income	(27.7)	5.2	45.1	—	22.6
Equity earnings from consolidated subsidiaries	1,765.1	269.5	—	(2,034.6)	—

	1,520.3	323.9	20.5	(2,034.6)	(169.9)

Income (loss) before income taxes, equity earnings in affiliates and discontinued operations	1,302.4	1,398.4	244.4	(2,034.6)	910.6
Income tax (benefit) expense(1)	(175.0)	567.7	(189.0)	—	203.7
Equity earnings in affiliates	36.0	240.4	6.7	—	283.1

Net income from continuing operations	1,513.4	1,071.1	440.1	(2,034.6)	990.0
Income from discontinued operations, net of taxes	—	—	690.0	—	690.0

Net income	1,513.4	1,071.1	1,130.1	(2,034.6)	1,680.0
Less: Net income attributable to nontrolling interests	—	5.5	161.1	—	166.6

Net income attributable to First Data Corporation	$1,513.4	$1,065.6	$969.0	$(2,034.6)	$1,513.4

(1)
The Non-Guarantor tax benefits were predominately attributable to tax losses of IPS, a wholly owned subsidiary of the Parent. Under tax sharing agreements, IPS received the tax benefit for tax losses utilized in the Parent's consolidated tax return. The losses were in large part due to IPS historically investing its investment portfolio in non-taxable municipal bonds at the instruction of Parent. The IPS tax benefit included for the successor period from September 25, 2007 through December 31, 2007 and the predecessor periods from January 1, 2007 through September 24, 2007 and year ended December 31, 2006 was $46.7 million, $171.3 million and $228.6 million, respectively. As of January 1, 2008 with the wind-down of the official check and money order business and the shift from tax exempt investments to a taxable portfolio, IPS is no longer in a taxable loss position.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Successor
	December 31, 2008
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$10.5	$38.9	$356.9	—	$406.3
Accounts receivable, net of allowance for doubtful accounts	14.3	1,799.5	823.4	—	2,637.2
Settlement assets(2)	—	4,138.3	3,791.9	—	7,930.2
Other current assets	73.3	259.1	87.4	—	419.8

Total current assets	98.1	6,235.8	5,059.6	—	11,393.5

Property and equipment, net of accumulated depreciation	26.0	731.2	330.6	—	1,087.8
Goodwill	—	11,548.5	3,312.7	—	14,861.2
Customer relationships, net of accumulated amortization	—	4,822.7	1,164.9	—	5,987.6
Other intangibles, net of accumulated amortization	605.9	887.6	422.1	—	1,915.6
Investment in affiliates	—	1,190.0	69.6	—	1,259.6
Long-term settlement assets(2)	—	—	732.7	—	732.7
Other long-term assets	656.3	233.3	48.5	—	938.1
Investment in consolidated subsidiaries	27,946.7	1,691.8	—	$(29,638.5)	—

Total assets	$29,333.0	$27,340.9	$11,140.7	$(29,638.5)	$38,176.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	$83.3	$103.2	—	$186.5
Short-term and current portion of long-term borrowings	157.4	31.7	308.2	—	497.3
Settlement obligations(2)	—	4,138.3	4,542.3	—	8,680.6
Other current liabilities	371.7	737.8	304.1	—	1,413.6

Total current liabilities	529.1	4,991.1	5,257.8	—	10,778.0

Long-term borrowings	21,934.4	43.8	97.0	—	22,075.2
Long-term deferred tax (assets) liabilities	(626.3)	2,181.0	93.5	—	1,648.2
Intercompany payable (receivable)	2,347.6	(1,760.1)	(587.5)	—	—
Intercompany notes	1,613.5	(1,201.1)	(412.4)	—	—
Other long-term liabilities	1,156.8	96.0	19.6	—	1,272.4

Total liabilities	26,955.1	4,350.7	4,468.0	—	35,773.8

First Data Corporation stockholder's equity	2,377.9	22,990.2	6,648.3	$(29,638.5)	2,377.9
Noncontrolling interests	—	—	24.4	—	24.4

Total equity	2,377.9	22,990.2	6,672.7	(29,638.5)	2,402.3

Total liabilities and equity	$29,333.0	$27,340.9	$11,140.7	$(29,638.5)	$38,176.1

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Successor
	December 31, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$60.6	$60.7	$485.2	—	$606.5
Accounts receivable, net of allowance for doubtful accounts	21.9	1,339.1	1,051.8	—	2,412.8
Settlement assets(2)	—	3,989.9	13,152.7	—	17,142.6
Other current assets	94.3	272.3	113.1	—	479.7

Total current assets	176.8	5,662.0	14,802.8	—	20,641.6

Property and equipment, net of accumulated depreciation	21.7	608.6	309.0	—	939.3
Goodwill	—	11,963.3	4,853.9	—	16,817.2
Customer relationships, net of accumulated amortization	—	5,106.5	1,679.0	—	6,785.5
Other intangibles, net of accumulated amortization	2.6	1,087.7	647.8	—	1,738.1
Investment in affiliates	532.8	2,738.0	255.5	—	3,526.3
Long-term settlement assets(2)	—	—	1,085.8	—	1,085.8
Other long-term assets	654.2	246.4	74.9	—	975.5
Investment in consolidated subsidiaries	30,208.8	2,246.8	—	$(32,455.6)	—

Total assets	$31,596.9	$29,659.3	$23,708.7	$(32,455.6)	$52,509.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2.2	$84.6	$71.7	—	$158.5
Short-term and current portion of long-term borrowings	266.6	21.5	332.2	—	620.3
Settlement obligations(2)	—	3,989.9	14,238.5	—	18,228.4
Other current liabilities	163.4	772.3	406.6	—	1,342.3

Total current liabilities	432.2	4,868.3	15,049.0	—	20,349.5

Long-term borrowings	21,836.6	12.4	104.5	—	21,953.5
Long-term deferred tax (assets) liabilities	(305.6)	2,341.6	345.6	—	2,381.6
Intercompany payable (receivable)	548.6	(88.7)	(459.9)	—	—
Intercompany notes	1,575.7	(1,254.9)	(320.8)	—	—
Other long-term liabilities	680.4	144.1	100.1	—	924.6

Total liabilities	24,767.9	6,022.8	14,818.5	—	45,609.2

First Data Corporation stockholder's equity	6,829.0	23,636.5	8,819.1	$(32,455.6)	6,829.0
Noncontrolling interests	—	—	71.1	—	71.1

Total equity	6,829.0	23,636.5	8,890.2	(32,455.6)	6,900.1

Total liabilities and equity	$31,596.9	$29,659.3	$23,708.7	$(32,455.6)	$52,509.3

(2)
The majority of the guarantor settlement assets relate to the Company's merchant acquiring business. The Company believes the settlement assets generally are not available to satisfy any claims other than those related to the settlement liabilities.

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Successor
	Year ended December 31, 2008
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents at beginning of period	$60.6	$60.7	$485.2	—	$606.5

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income from continuing operations	(3,764.3)	(2,058.0)	(104.3)	$2,318.6	(3,608.0)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	33.6	1,171.6	354.4	—	1,559.6
Charges (gains) related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	21.1	2,692.3	553.6	—	3,267.0
Other non-cash and non-operating items, net	2,525.2	(239.7)	(9.6)	(2,318.6)	(42.7)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(599.3)	224.8	(214.9)	—	(589.4)

Net cash (used in) provided by operating activities	(1,783.7)	1,791.0	579.2	—	586.5

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	—	(3.2)	(185.5)	—	(188.7)
Payments related to other businesses previously acquired	(17.2)	(18.1)	(0.3)	—	(35.6)
Proceeds from dispositions, net of expenses paid and cash disposed	5.1	191.7	18.3	—	215.1
Additions to property and equipment, net	(4.4)	(162.5)	(117.0)	—	(283.9)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(1.4)	(111.1)	(51.4)	—	(163.9)
Proceeds from the sale of marketable securities	—	22.8	52.1	—	74.9
Other investing activities	(14.7)	12.5	0.9	—	(1.3)

Net cash used in investing activities	(32.6)	(67.9)	(282.9)	—	(383.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	(42.0)	—	0.1	—	(41.9)
Proceeds from issuance of long-term debt	100.4	—	—	—	100.4
Principal payments on long-term debt	(265.7)	(30.9)	(30.2)	—	(326.8)
Proceeds from issuance of common stock	—	—	—	—	—
Distributions and dividends paid to noncontrolling interests	—	—	(150.9)	—	(150.9)
Purchases of noncontrolling interests	(17.6)	(60.8)	—	—	(78.4)
Capital contributed by Parent	126.8	—	—	—	126.8
Excess tax benefit from share-based payment arrangement	13.1	—	—	—	13.1
Cash dividends	(1.8)	—	—	—	(1.8)
Intercompany	1,853.0	(1,674.7)	(178.3)	—	—

Net cash provided by (used in) financing activities	1,766.2	(1,766.4)	(359.3)	—	(359.5)
Effect of exchange rate changes on cash and cash equivalents	—	21.5	(65.3)	—	(43.8)

Change in cash and cash equivalents	(50.1)	(21.8)	(128.3)	—	(200.2)

Cash and cash equivalents at end of period	$10.5	$38.9	$356.9	$—	$406.3

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Successor
	Period from September 25, 2007 through December 31, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents at beginning of period	—	—	—	—	—

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income from continuing operations	$(301.9)	$91.8	$95.7	$(148.5)	$(262.9)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	5.1	327.1	95.0	—	427.2
Charges (gains) related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	72.6	(0.1)	1.3	—	73.8
Other non-cash and non-operating items, net	(93.9)	(85.9)	(4.3)	148.5	(35.6)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(181.4)	168.4	(343.7)	—	(356.7)

Net cash (used in) provided by operating activities	(499.5)	501.3	(156.0)	—	(154.2)

CASH FLOWS FROM INVESTING ACTIVITIES
Merger with Kohlberg Kravis Roberts & Co, net of cash acquired	(26,016.8)	58.2	202.4	—	(25,756.2)
Current period acquisitions, net of cash acquired	(11.4)	—	(51.4)	—	(62.8)
Payments related to other businesses previously acquired	—	(0.5)	—	—	(0.5)
Additions to property and equipment, net	0.1	(31.0)	(24.3)	—	(55.2)
Payments to secure customer service contracts, including outlays for conversion and capitalized systems development costs	(0.6)	(49.7)	(7.2)	—	(57.5)
Proceeds from the sale of marketable securities	—	—	14.1	—	14.1
Other investing activities	24.2	0.3	84.2	—	108.7

Net cash (used in) provided by investing activities	(26,004.5)	(22.7)	217.8	—	(25,809.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	60.0	—	178.5	—	238.5
Proceeds from issuance of long-term debt	21,245.7	—	—	—	21,245.7
Principal payments on long-term debt	(2,019.0)	(5.5)	(8.8)	—	(2,033.3)
Proceeds from issuance of common stock	7,224.4	—	—	—	7,224.4
Distributions and dividends paid to noncontrolling interests	—	—	(36.6)	—	(36.6)
Purchases of noncontrolling interests	(73.8)	—	—	—	(73.8)
Intercompany	127.3	(384.0)	256.7	—	—

Net cash provided by (used in) financing activities	26,564.6	(389.5)	389.8	—	26,564.9

Effect of exchange rate changes on cash and cash equivalents	—	(28.4)	33.6	—	5.2

Change in cash and cash equivalents	60.6	60.7	485.2	—	606.5

Cash and cash equivalents at end of period	$60.6	$60.7	$485.2	$—	$606.5

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Predecessor
	Period from January 1 through September 24, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents at beginning of period	$82.9	$190.6	$880.7	—	$1,154.2

CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations	460.8	713.1	372.3	$(976.5)	569.7
Net loss from discontinued operations	—	—	(3.9)	—	(3.9)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	12.3	401.4	126.5	—	540.2
(Gains) charges related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	(6.8)	10.2	17.5	—	20.9
Other non-cash and non-operating items, net	(653.8)	(243.0)	(11.9)	976.5	67.8
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(300.0)	336.6	(374.2)	—	(337.6)

Net cash (used in) provided by operating activities from continuing operations	(487.5)	1,218.3	130.2	—	861.0
Net cash used in operating activities from discontinued operations	—	—	(9.7)	—	(9.7)

Net cash (used in) provided by operating activities	(487.5)	1,218.3	120.5	—	851.3

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	(358.1)	(12.4)	(319.8)	—	(690.3)
Payments related to other businesses previously acquired	(12.0)	(33.9)	(4.1)	—	(50.0)
Additions to property and equipment, net	(15.9)	(195.4)	(64.2)	—	(275.5)
Payments to secure customer service contracts, including outlays for conversion and capitalized systems development costs	(5.0)	(106.9)	(11.8)	—	(123.7)
Proceeds from the sale of marketable securities	—	11.8	—	—	11.8
Other investing activities	(17.4)	17.3	18.2	—	18.1

Net cash used in investing activities	(408.4)	(319.5)	(381.7)	—	(1,109.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	—	—	26.3	—	26.3
Principal payments on long-term debt	(88.3)	(19.1)	(19.2)	—	(126.6)
Proceeds from issuance of common stock	187.4	—	—	—	187.4
Distributions and dividends paid to noncontrolling interests	—	(27.6)	(98.9)	—	(126.5)
Contributions from noncontrolling interests	—	—	2.1	—	2.1
Excess tax benefit from share-based payment arrangement	219.8	—	—	—	219.8
Purchase of treasury shares	(371.8)	—	—	—	(371.8)
Cash dividends	(67.7)	—	—	—	(67.7)
Intercompany	1,346.4	(994.7)	(351.7)	—	—

Net cash provided by (used in) financing activities	1,225.8	(1,041.4)	(441.4)	—	(257.0)
Effect of exchange rate changes on cash and cash equivalents	—	10.2	24.3	—	34.5

Change in cash and cash equivalents	329.9	(132.4)	(678.3)	—	(480.8)

Cash and cash equivalents at end of period	$412.8	$58.2	$202.4	$—	$673.4

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 21: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Predecessor
	Year ended December 31, 2006
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents at beginning of period, including cash of discontinued operations	$18.5	$153.2	$1,009.2	—	$1,180.9

CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations	1,513.4	1,071.1	440.1	$(2,034.6)	990.0
Net income from discontinued operations	—	—	690.0	—	690.0
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	15.2	543.0	142.6	—	700.8
(Gains) charges related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	(12.1)	37.5	(43.0)	—	(17.6)
Other non-cash and non-operating items, net	(1,709.7)	(353.5)	(9.9)	2,034.6	(38.5)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(431.9)	479.1	(265.0)	—	(217.8)

Net cash (used in) provided by operating activities from continuing operations	(625.1)	1,777.2	264.8	—	1,416.9
Net cash provided by operating activities from discontinued operations	—	—	797.1	—	797.1

Net cash (used in) provided by operating activities	(625.1)	1,777.2	1,061.9	—	2,214.0

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	(256.8)	(0.7)	(9.7)	—	(267.2)
Payments related to other businesses previously acquired	(0.1)	(44.1)	(6.9)	—	(51.1)
Proceeds from dispositions, net of expenses paid and cash disposed	74.6	124.1	—	—	198.7
Additions to property and equipment, net	(3.2)	(113.5)	(53.7)	—	(170.4)
Payments to secure customer service contracts, including outlays for conversion and capitalized systems development costs	(1.6)	(111.8)	(16.3)	—	(129.7)
Proceeds from the sale of marketable securities	—	34.3	10.7	—	45.0
Dividend received from discontinued operations	2,500.0	—	—	—	2,500.0
Cash retained by Western Union	—	—	(1,327.8)	—	(1,327.8)
Other investing activities	54.3	(42.5)	190.8	—	202.6

Net cash provided by (used in) investing activities from continuing operations	2,367.2	(154.2)	(1,212.9)	—	1,000.1
Net cash used in investing activities from discontinued operations	—	—	(280.3)	—	(280.3)

Net cash provided by (used in) investing activities	2,367.2	(154.2)	(1,493.2)	—	719.8

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	290.9	—	(114.9)	—	176.0
Principal payments on long-term debt	(2,372.3)	(19.3)	(21.2)	—	(2,412.8)
Proceeds from issuance of common stock	729.8	—	—	—	729.8
Distributions and dividends paid to noncontrolling interests	—	—	(127.9)	—	(127.9)
Purchase of noncontrolling interests	(20.3)	—	—	—	(20.3)
Excess tax benefit from share-based payment arrangement	124.2	—	—	—	124.2
Purchase of treasury shares	(1,252.5)	—	—	—	(1,252.5)
Cash dividends	(183.6)	—	—	—	(183.6)
Intercompany	1,006.1	(1,575.3)	569.2	—	—

Net cash (used in) provided by financing activities from continuing operations	(1,677.7)	(1,594.6)	305.2	—	(2,967.1)
Net cash used in financing activities from discontinued operations	—	—	(27.6)	—	(27.6)

Net cash (used in) provided by financing activities	(1,677.7)	(1,594.6)	277.6	—	(2,994.7)
Effect of exchange rate changes on cash and cash equivalents	—	9.0	25.2	—	34.2

Change in cash and cash equivalents	64.4	37.4	(128.5)	—	(26.7)

Cash and cash equivalents at end of period	$82.9	$190.6	$880.7	$—	$1,154.2

FIRST DATA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22: Event Subsequent to Date of Auditor's Report (unaudited)

        On June 29, 2009, Bank of America N.A. and the Company announced the formation of a new company, Banc of America Merchant Services, LLC. Banc of America Merchant Services will provide clients with a comprehensive suite of payment products including credit, debit, and prepaid cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

        The Company owns a 48.45% direct voting interest in Banc of America Merchant Services and Bank of America owns a 46.55% direct voting interest. The remaining stake in Banc of America Merchant Services is a 5% non-voting interest held by Rockmount Investments, LLC, an investment vehicle controlled by a third-party investor. The Company owns a 40% non-controlling interest in Rockmount Investments, LLC.

        Bank of America's and the Company's contributions to the newly formed company were principally comprised of merchant acquiring contract rights and relationships and sales forces. Rockmount Investment's contribution was in the form of cash.

        Banc of America Merchant Services will be consolidated by the Company and will be reported in the Retail and Alliance Services segment.

FIRST DATA CORPORATION

SCHEDULE II—Valuation and Qualifying Accounts
(dollars in millions)

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Deductions		Balance at End of Period
Year-ended December 31, 2008 deducted from receivables	$21.7	$44.3	$0.0		$42.2	(b)	$23.8
For the predecessor period from January 1, 2007 to September 24, 2007 and the successor period from September 25, 2007 to December 31, 2007 deducted from receivables(c)	$29.0	$30.4	$0.4	(a)	$38.1	(b)	$21.7
Year-ended December 31, 2006 deducted from receivables	$34.9	$57.0	$0.9	(a)	$63.8	(b)	$29.0

(a)
Primarily due to acquisitions.

(b)
Amounts related to business divestitures and write-offs against assets.

(c)
Activity in respective periods was not material.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended March 31,
	2009	2008
Revenues:
Transaction and processing service fees:
Merchant related services(a)	$621.5	$634.9
Check services	86.5	100.6
Card services(a)	470.4	508.3
Other services	128.4	135.9
Investment income, net	5.8	56.0
Product sales and other(a)	174.0	212.0
Reimbursable debit network fees, postage and other	589.6	478.8

	2,076.2	2,126.5

Expenses:
Cost of services (exclusive of items shown below)	786.5	756.8
Cost of products sold	63.5	70.9
Selling, general and administrative	254.3	304.3
Reimbursable debit network fees, postage and other	589.6	478.8
Depreciation and amortization	329.5	319.1
Other operating expenses:
Restructuring, net	25.1	—
Litigation and regulatory settlements	(2.7)	—

	2,045.8	1,929.9

Operating profit	30.4	196.6

Interest income	3.3	9.0
Interest expense	(448.2)	(517.7)
Other income (expense)	23.3	(43.2)

	(421.6)	(551.9)

Loss before income taxes and equity earnings in affiliates	(391.2)	(355.3)
Income tax benefit	(144.8)	(130.5)
Equity earnings in affiliates	18.5	32.1

Net loss	(227.9)	(192.7)
Less: Net income attributable to noncontrolling interests	3.4	29.0

Net loss attributable to First Data Corporation	$(231.3)	$(221.7)

(a)
Includes processing fees, administrative service fees and other fees charged to merchant alliances accounted for under the equity method of $21.1 million for the three months ended March 31, 2009 and $53.5 million for the comparable period in 2008.

See Notes to Consolidated Financial Statements.

 FIRST DATA CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except common stock share amounts)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$422.1	$406.3
Accounts receivable, net of allowance for doubtful accounts of $17.1 (2009) and $16.6 (2008)	2,201.4	2,637.2
Settlement assets	7,532.6	7,930.2
Other current assets	461.3	419.8

Total current assets	10,617.4	11,393.5

Property and equipment, net of accumulated depreciation of $299.2 (2009) and $261.1 (2008)	1,092.5	1,087.8
Goodwill	14,753.7	14,861.2
Customer relationships, net of accumulated amortization of $1,116.3 (2009) and $932.1 (2008)	5,790.5	5,987.6
Other intangibles, net of accumulated amortization of $452.7 (2009) and $373.1 (2008)	1,835.5	1,915.6
Investment in affiliates	1,283.0	1,259.6
Long-term settlement assets	463.1	732.7
Other long-term assets	905.2	938.1

Total assets	$36,740.9	$38,176.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$164.4	$186.5
Short-term and current portion of long-term borrowings	460.1	497.3
Settlement obligations	8,031.3	8,680.6
Other current liabilities	1,125.5	1,413.6

Total current liabilities	9,781.3	10,778.0

Long-term borrowings	22,164.1	22,075.2
Long-term deferred tax liabilities	1,534.6	1,648.2
Other long-term liabilities	1,204.5	1,272.4

Total liabilities	34,684.5	35,773.8

Commitments and contingencies (See Note 8)
First Data Corporation stockholder's equity:
Common stock, $.01 par value; authorized and issued 1,000 shares (2009 and 2008)	—	—
Additional paid-in capital	7,385.5	7,380.8

Paid-in capital	7,385.5	7,380.8
Accumulated loss	(4,299.3)	(4,068.0)
Accumulated other comprehensive loss	(1,057.7)	(934.9)

Total First Data Corporation stockholder's equity	2,028.5	2,377.9

Noncontrolling interests	27.9	24.4

Total equity	2,056.4	2,402.3

Total liabilities and equity	$36,740.9	$38,176.1

See Notes to Consolidated Financial Statements.

 FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three months ended March 31,
	2009	2008
Cash and cash equivalents at beginning of period	$406.3	$606.5

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(227.9)	(192.7)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	352.1	368.4
Charges (gains) related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	1.3	43.2
Other non-cash and non-operating items, net	135.7	(4.9)
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable, current and long-term	427.0	240.0
Other assets, current and long-term	68.5	142.1
Accounts payable and other liabilities, current and long-term	(368.5)	(122.7)
Income tax accounts	(169.7)	(149.8)

Net cash provided by operating activities	218.5	323.6

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	(9.2)	(175.7)
Payments related to other businesses previously acquired	(13.5)	(18.3)
Additions to property and equipment, net	(48.0)	(53.4)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(33.9)	(40.8)
Proceeds from the sale of marketable securities	0.2	52.3
Other investing activities	5.8	(1.5)

Net cash used in investing activities	(98.6)	(237.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	(41.4)	(15.0)
Principal payments on long-term debt	(48.2)	(44.9)
Capital contributed by Parent	—	105.1
Distributions and dividends paid to noncontrolling interests	(3.6)	(39.6)
Purchase of noncontrolling interests	—	(17.6)

Net cash (used in) provided by financing activities	(93.2)	(12.0)

Effect of exchange rate changes on cash and cash equivalents	(10.9)	21.2

Change in cash and cash equivalents	15.8	95.4

Cash and cash equivalents at end of period	$422.1	$701.9

See Notes to Consolidated Financial Statements.

 FIRST DATA CORPORATION

CONSOLIDATED STATEMENT OF EQUITY

(Unaudited)

(in millions)

			First Data Corporation Shareholder
	Total	Comprehensive Income (Loss)	Accumulated Loss	Accumulated Other Comprehensive Income (Loss)	Common Shares	Paid-In Capital	Noncontrolling Interests
Balance, December 31, 2008	$2,402.3		$(4,068.0)	$(934.9)	0.0	$7,380.8	$24.4
Acquisitions	4.1						4.1
Distributions and dividends paid to noncontrolling interests	(3.6)						(3.6)
Comprehensive loss:
Net (loss) income	(227.9)	$(227.9)	(231.3)				3.4
Other comprehensive income (loss), net of taxes:
Unrealized losses on securities	(11.2)	(11.2)		(11.2)
Unrealized gains on hedging activities	38.9	38.9		38.9
Foreign currency translation adjustment	(150.9)	(150.9)		(150.5)			(0.4)

Other comprehensive loss		(123.2)

Comprehensive loss		$(351.1)

Stock compensation expense and other	4.7					4.7

Balance, March 31, 2009	$2,056.4		$(4,299.3)	$(1,057.7)	0.0	$7,385.5	$27.9

See Notes to Consolidated Financial Statements.

 FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

(in millions)

	Three months ended March 31,
	2009	2008
Consolidated net loss	$(227.9)	$(192.7)
Other comprehensive (loss) income, net of tax:
Unrealized losses on securities	(11.2)	(0.7)
Unrealized gains (losses) on hedging activities	38.9	(169.0)
Foreign currency translation adjustment	(150.9)	229.9

Total other comprehensive (loss) income, net of tax	(123.2)	60.2

Consolidated comprehensive loss	(351.1)	(132.5)
Less: Comprehensive income attributable to noncontrolling interests	3.0	27.1

Comprehensive loss attributable to First Data Corporation	$(354.1)	$(159.6)

See Notes to Consolidated Financial Statements.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1: Basis of Presentation

        The accompanying Consolidated Financial Statements of First Data Corporation ("FDC" or the "Company") should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2008. Significant accounting policies disclosed therein have not changed.

        The accompanying Consolidated Financial Statements are unaudited; however, in the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the consolidated financial position of the Company at March 31, 2009, the consolidated results of its operations, cash flows and comprehensive income (loss) for the three months ended March 31, 2009 and 2008 and the consolidated changes in equity for the three months ended March 31, 2009. Results of operations reported for interim periods are not necessarily indicative of results for the entire year due in part to the seasonality of certain business units.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from these estimates.

Presentation

        Effective January 1, 2009, the Company re-aligned the business and began making strategic and operating decisions with regards to assessing performance and allocating resources based on a new segment structure. Results for 2008 have been adjusted to reflect the new structure. Refer to Note 7 for a description of the segments.

        The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("SFAS No. 160"), effective January 1, 2009 which requires that earnings attributed to noncontrolling interests be reported as part of consolidated earnings and not as a separate component of income or expense. Although the adoption of FAS 160 did not impact the Company's total provision for income taxes, the Company's effective tax rate calculation has changed as net income attributable to noncontrolling interests is no longer included as a deduction in the determination of income from continuing operations. The Company's Consolidated Statement of Operations for 2008 has been revised to conform to the presentation requirements of SFAS No. 160.

        The Company sold its ownership interests in Active Business Services, Ltd ("Active"), reported within the International segment, in July 2008 and Peace Software ("Peace"), reported within the Financial Services segment, in October 2008. Revenue and operating profit associated with Active and Peace are excluded from segment results. The International and Financial Services segment revenue and operating profit were adjusted for 2008 to exclude the results of Active and Peace.

        Depreciation and amortization presented as a separate line item on the Company's Consolidated Statements of Operations does not include amortization of initial payments for new contracts which is recorded as a contra-revenue within "Transaction and processing service fees" of $5.0 million and $1.5 million for the three months ended March 31, 2009 and 2008, respectively. Also not included is amortization related to equity method investments which is netted within the "Equity earnings in

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 1: Basis of Presentation (Continued)

affiliates" line of $17.6 million and $47.8 million for the three months ended March 31, 2009 and 2008, respectively.

Revenue Recognition

        The Company recognizes revenues from its processing services as such services are performed. Revenue is recorded net of certain costs such as credit and offline debit interchange fees and assessments charged by credit card associations which totaled $2,732.3 million and $1,925.1 million for the three months ended March 31, 2009 and 2008, respectively. Debit network fees related to acquired PIN-based debit transactions are recognized in the "Reimbursable debit network fees, postage and other" revenue and expense lines of the Consolidated Statements of Operations. The debit network fees related to acquired PIN-debit transactions charged by debit networks totaled $412.6 million and $285.9 million for the three months ended March 31, 2009 and 2008, respectively. Comparability of the dollar amounts disclosed in this paragraph is impacted by the termination of the Chase Paymentech Solutions alliance on November 1, 2008 and the deconsolidation of the Wells Fargo Merchant Services alliance on December 31, 2008. Information regarding these transactions is included in Note 5 to the Consolidated Financial Statements in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

New Accounting Pronouncements

        In April 2009, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") Financial Accounting Standards ("FAS") No. 115-2 and No. 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments." The position amends the other-than-temporary impairment guidance for debt securities and changes the presentation and disclosure of other-than- temporary impairments on debt and equity securities in the financial statements. The new FSP requires an entity to assess whether it (a) has the intent to sell a debt security or (b) more likely than not will be required to sell a debt security before its anticipated recovery. If either of these conditions are met, and if the security in question has a decline in value, the entity must recognize an other-than-temporary impairment. The new FSP also requires consideration of whether a credit loss exists relative to a debt security and governs the accounting for it. The requirements of this FSP will apply to existing investments held by the Company as of April 1, 2009 and prospectively to new investments after that date. For debt securities held at April 1, 2009, the cumulative effect of initially applying this FSP, if any, may require recognition. The Company is currently evaluating the impact of the FSP on its financial position and results of operations.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 2: Supplemental Financial Information

Supplemental Statement of Operations Information

        The following table details the components of "Other income (expense)" on the Consolidated Statements of Operations:

	Three months ended March 31,
(in millions)	2009	2008
Investment gains and (losses)	$(0.4)	$22.1
Derivative financial instruments gains and (losses)	6.7	(12.8)
Divestitures, net	(0.5)	—
Non-operating foreign currency gains and (losses)	17.5	(52.5)

Other income (expense)	$23.3	$(43.2)

        Investment gains and (losses)—Investment gains for the three months ended March 31, 2008 resulted from the sale of MasterCard stock.

        Derivative financial instrument gains and (losses)—The net gains and losses for the three months ended March 31, 2009 and 2008 were due most significantly to the mark-to-market adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges. The most significant impact resulted from foreign currency exchange rate movements on the cross currency swaps.

        Non-operating foreign currency gains and (losses)—The net gains and losses related to the mark-to-market of the Company's intercompany loans and its euro-denominated debt.

Supplemental Cash Flow Information

        During the three months ended March 31, 2009 and 2008, the principal amount of the Company's senior unsecured PIK notes increased by $165.2 million and $67.6 million, respectively, resulting from the "payment" of accrued interest expense.

        During the three months ended March 31, 2009 and 2008, the Company entered into capital leases totaling approximately $68 million and $39 million, respectively.

        Refer to Note 10 for information concerning the Company's stock-based compensation plans.

Note 3: Restructuring

Restructuring charges and reversal of restructuring accruals

        The Company recorded restructuring charges comprised of severance totaling $30.0 million and facility closures totaling $0.4 million for the three months ended March 31, 2009. The restructurings resulted in the termination of employees company wide totaling $9.5 million in Retail and Alliance Services, $6.1 million in Financial Services, $10.8 million in International and $3.6 million in All Other and Corporate. The restructurings resulted from the elimination of a select number of management and other positions as part of the Company's cost saving initiatives. Cost saving initiatives are expected to continue into future periods resulting in additional restructuring charges. Partially offsetting the

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 3: Restructuring (Continued)

charges are reversals of 2008 restructuring accruals of $5.3 million related to the Company's change in strategy related to global labor sourcing initiatives.

        The following table summarizes the Company's utilization of restructuring accruals, excluding merger related restructuring charges, for the period from January 1, 2009 through March 31, 2009 (in millions):

	Employee Severance	Facility Closure
Remaining accrual at January 1, 2009	$11.1	—
Expense provision	30.0	$0.4
Cash payments and other	(3.6)	(0.1)
Changes in estimates	(5.3)	—

Remaining accrual at March 31, 2009	$32.2	$0.3

Note 4: Business Combinations and Acquisitions and Divestitures

        During the first quarter of 2009, the Company acquired one entity, reported within the International segment, and a domestic merchant portfolio. The aggregate cash paid during the three months ended March 31, 2009 for these acquisitions was approximately $8.8 million, net of cash acquired. The aggregate preliminary purchase price allocation for these acquisitions resulted in $9.7 million in identifiable intangible assets which are being amortized over five to six years.

        The pro forma impact of all 2009 acquisitions on net income was not material.

Note 5: Borrowings

Senior secured revolving credit facility

        The Company has a $2.0 billion senior secured revolving credit facility with a term through the third quarter of 2013. Up to $500 million of the Company's $2.0 billion senior secured revolving credit facility is available for letters of credit, of which $39.4 million and $39.7 million of letters of credit were issued under the facility as of March 31, 2009 and December 31, 2008, respectively. The amounts outstanding against this facility were $135.0 million and $18.0 million as of March 31, 2009 and December 31, 2008, respectively.

        Since an affiliate of Lehman Brothers Holdings Inc. filed for bankruptcy in September 2008, it has not funded its $230.6 million commitment under the Company's senior secured revolving credit facility and there is no assurance they will participate in any future funding requests or that the Company could obtain replacement loan commitments from other banks. The Company is monitoring the financial stability of other financial institutions that have made commitments under the revolving credit facility, none of which represent more than approximately 15% of the remaining capacity. As of March 31, 2009, $1.6 billion remained available under this facility after considering the amount outstanding above, the letters of credit issued under the facility, and the commitment that is no longer being funded noted above.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5: Borrowings (Continued)

Other short-term borrowings

        The Company had approximately $464 million and $609 million available under short-term lines of credit and other arrangements with foreign banks and joint venture partners to fund settlement activity, as of March 31, 2009 and December 31, 2008, respectively. Certain of these arrangements are uncommitted (approximately $95 million and $226 million, respectively) but, as of the periods presented, the Company had some borrowings outstanding against them. These arrangements are primarily associated with First Data Deutschland, Cashcard Australia, Ltd., the joint venture with Allied Irish Banks p.l.c., First Data Polska and the Merchant Solutions joint venture and are in various functional currencies, the most significant of which are the euro, Australian dollar and Polish zloty. The amounts outstanding against these arrangements were $124.4 million and $295.0 million as of March 31, 2009 and December 31, 2008, respectively.

Senior secured term loan facility

        The terms of the Company's senior secured term loan facility require the Company to pay equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount. During the three months ended March 31, 2009 and 2008, the Company paid $32.2 million and $31.9 million, respectively, of principal payments on the senior secured term loan facility in accordance with this provision ($29.8 million and $29.4 million, respectively, related to the U.S. dollar denominated loan and $2.4 million and $2.5 million, respectively, related to the euro denominated loan).

Senior unsecured PIK notes

        The terms of the Company's senior unsecured PIK (Payment In-Kind) notes require that interest on the notes up to and including September 20, 2011 be paid entirely by increasing the principal amount of the notes or by issuing senior unsecured PIK notes. During the three months ended March 31, 2009 and 2008, the Company increased the principal amount of these notes by $165.2 million and $67.6 million, respectively, in accordance with this provision.

Note 6: Derivative Financial Instruments

Concentration of credit risk

        The Company maintains cash and cash equivalents, investment securities and certain hedging instruments (for specified purposes) with various financial institutions. The Company limits its concentration of these financial instruments with any one institution, and periodically reviews the credit standings of these institutions. The Company has a large and diverse customer base across various industries, thereby minimizing the credit risk of any one customer to the Company's accounts receivable amounts. In addition, each of the Company's business units perform ongoing credit evaluations on customers that expose the Company to significant financial risk because of their financial condition.

Risk Management Objectives and Strategies

        The Company is exposed to various financial and market risks, including those related to changes in interest rates and foreign currency exchange rates, that exist as part of its ongoing business operations. The Company utilizes certain derivative financial instruments to enhance its ability to

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Derivative Financial Instruments (Continued)

manage these risks. The risks managed by using derivative instruments are interest rate risk and foreign exchange risk.

        Interest rate swaps are entered into to manage interest rate risk associated with the Company's variable-rate borrowings. Cross currency swaps for various foreign currencies are entered into to manage foreign exchange risk associated with the Company's initial investments in certain foreign subsidiaries or certain intercompany loans to foreign subsidiaries. Forward contracts on various foreign currencies are entered into to manage foreign exchange risk associated with the Company's forecasted foreign currency denominated sales or purchases.

        Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company applies strict policies to manage each of these risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities. Although certain derivatives do not qualify for hedge accounting, they are entered into for economic hedge purposes and are not considered speculative.

        The Company's policy is to minimize its cash flow and net investment exposures related to adverse changes in interest rates and foreign currency exchange rates. The Company's objective is to engage in risk management strategies that provide adequate downside protection.

Accounting for Derivative Instruments and Hedging Activities

        The Company recognizes all derivatives in the "Other long-term assets" and "Other long-term liabilities" captions in the Consolidated Balance Sheets at their fair values. In accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), the Company designated interest rate swaps as cash flow hedges of forecasted interest rate payments related to its variable rate debt and certain of the cross currency swaps as a foreign currency hedge of its net investment in a foreign subsidiary. Other cross currency swaps and forward contracts on various foreign currencies did not qualify or have not been designated as accounting hedges and do not receive hedge accounting treatment.

        As of March 31, 2009, the Company uses derivative instruments to mitigate (i) cash flow risks with respect to changes in interest rates (forecasted interest payments on variable rate debt) and foreign exchange rates (forecasted transactions denominated in foreign currency), (ii) to protect the initial net investment in certain foreign subsidiaries and/or affiliates with respect to changes in foreign currency exchange rates and (iii) to protect the Company from foreign currency exposure related to an outsourcing contract with a foreign vendor. Not all of these derivatives qualify for hedge accounting as discussed in more detail below.

        With respect to derivative instruments that are afforded hedge accounting pursuant to SFAS No. 133, the effective portion of changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in "Other Comprehensive Income/Loss ("OCI") and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The effective portion of changes in the fair value of a net investment hedge is recorded as part of the cumulative translation adjustment in OCI. Any ineffectiveness is recorded immediately in the Consolidated Statements of Operations.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Derivative Financial Instruments (Continued)

        The Company formally documents all relationships between hedging instruments and the underlying hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to forecasted transactions and net investment hedges to the underlying investment in a foreign subsidiary or affiliate. The Company formally assesses, both at inception of the hedge and on an ongoing basis, whether the hedge is highly effective in offsetting changes in cash flows or foreign currency exposure of the underlying hedged items. The Company also performs an assessment of the probability of the forecasted transaction on a periodic basis. If it is determined that a derivative ceases to be highly effective during the term of the hedge or if the forecasted transaction is no longer probable, the Company will discontinue hedge accounting prospectively for such derivative.

CREDIT RISK

        The Company is monitoring the financial stability of its derivative counterparties. Certain of these counterparties have received support from the federal government in light of current financial conditions. Although these counterparties remain highly-rated (in the "A" category or higher), their ability to satisfy their commitments may be dependent on receiving continued support from the federal government. The credit risk inherent in these agreements represents the possibility that a loss may occur from the nonperformance of a counterparty to the agreements. The Company performs a review at inception of the hedge, as circumstances warrant, and at least on a quarterly basis of the credit risk of these counterparties. The Company also monitors the concentration of its contracts with individual counterparties. The Company's exposures are in liquid currencies (primarily in U.S. dollars, euros and Australian dollars), so there is minimal risk that appropriate derivatives to maintain the hedging program would not be available in the future.

DERIVATIVES NOT QUALIFYING FOR HEDGE ACCOUNTING

        At March 31, 2009, the Company had certain derivative instruments that function as economic hedges but were not designated to qualify for hedge accounting. Such instruments included foreign currency forward contracts to hedge forecasted foreign currency sales and purchases, a cross-currency swap to hedge foreign currency exposure from an intercompany loan, cross-currency swaps to hedge an investment in a foreign subsidiary from fluctuations in foreign currency exchange rates and a foreign exchange rate collar to hedge foreign currency exposure related to an outsourcing contract with a foreign vendor.

        During the first quarter of 2009, one of the cash flow hedges of interest payments on the variable rate debt previously designated to qualify for hedge accounting ceased to be highly effective. As such, the Company did not apply hedge accounting to the discontinued hedge during the first quarter of 2009 and will discontinue prospective hedge accounting for the affected derivatives. While the derivatives no longer qualify for hedge accounting, the derivatives continue to be effective economically in eliminating the variability in interest rate payments on the corresponding portion of the variable rate debt.

        As of March 31, 2009, the notional amounts of the foreign currency forward contracts were 5.0 million Canadian dollars ($4.1 million). The notional amount of the foreign exchange rate collar was 91.5 million Philippine pesos ($1.9 million). If the Philippine Peso to U.S. Dollar exchange rate fluctuates by more than +/- 8% from the reference rate, then a net payment is made or received based

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Derivative Financial Instruments (Continued)

on the $1.9 million notional amount. The Company is also a party to a reverse collar for a $950,000 notional amount which effectively reduces the notional amount of the Philippine Peso collar to $950,000 when the exchange rate fluctuates by more than +/-13%. The terms of the foreign exchange rate collar and the related reverse collar were specifically designed to match the foreign exchange exposure from the underlying vendor agreement. The notional amount of the cross-currency swaps was 91.1 million euro (approximately $123.2 million). The notional amount of the interest rate swaps that no longer qualify for hedge accounting was $1.5 billion.

        The periodic change in the mark-to-market of the derivative instruments not designated as accounting hedges is recorded immediately in the Consolidated Statements of Operations. For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Statements of Operations, see the tabular information presented below.

DERIVATIVES THAT QUALIFY FOR HEDGE ACCOUNTING

Hedge of a Net Investment in a Foreign Operation

        As of March 31, 2009, the Company had a cross currency swap that was designated as a hedge of net investments in foreign operations. Since the existing derivative instrument was not at zero fair value at the time of designation, the hedging relationship creates some ineffectiveness which is recognized immediately in the Consolidated Statements of Operations. The effective portion of the change in fair value of the cross currency swap is recognized in the Consolidated Statement of Changes in Equity. As of March 31, 2009, the aggregate notional amount of the cross currency swap was 115.0 million Australian dollars (approximately $80.7 million).

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Balance Sheets or in the Consolidated Statements of Operations, see the tabular information presented below.

Cash Flow Hedges

        As of March 31, 2009, the Company had interest rate swaps which were designated as cash flow hedges of the variability in the interest payments on $7.5 billion of the approximate $12.6 billion variable rate senior secured term loan due to changes in the LIBOR interest rate. The Company also had basis rate swaps that modify the variable rates on $6.0 billion of the $7.5 billion interest rate swaps and that lower the fixed interest rates on those interest rate swaps. The basis swaps pay interest at rates equal to three-month-LIBOR and receive interest at rates equal to one-month-LIBOR plus a fixed spread. One basis swap with a notional amount of $2.0 billion expires on June 24, 2009 and all other basis swaps with a combined notional amount of $4.0 billion expire on September 24, 2010. The Company pays interest on $6.0 billion principal amount of its senior secured term loan facility based on one-month-LIBOR interest rate index to match the terms of the basis swaps. Ineffectiveness associated with these hedges is recognized immediately in the Consolidated Statements of Operations. During the first quarter of 2009, those interest rate swaps not also subject to basis rate swaps with a notional amount of $1.5 billion ceased to qualify for hedge accounting as discussed above.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Derivative Financial Instruments (Continued)

        At March 31, 2009, the maximum length of time over which the Company is hedging its exposure is approximately 3.5 years. The effective portion of changes in fair value of the cash flow hedges is recorded temporarily in the Consolidated Statement of Changes in Equity as a component of OCI and then recognized in the Consolidated Statements of Operations in the same period or periods during which the payment of variable interest associated with the floating rate debt is recorded in earnings. Any ineffective portions of changes in fair value are recognized in the Consolidated Statements of Operations during the period of change. The Company follows the hypothetical derivative method to measure hedge ineffectiveness. A $1.8 million loss associated with ineffectiveness was recognized in earnings during the three months ended March 31, 2009 related to the cash flow hedges mostly due to the hedges being off-market at the time of designation. The amount of losses in OCI as of March 31, 2009 related to the hedged transactions that is expected to be reclassified into the Consolidated Statements of Operations during the remainder of 2009 is approximately $75 million.

        For information on the location and amounts of derivative fair values in the Consolidated Balance Sheets and derivative gains and losses in the Consolidated Balance Sheets or in the Consolidated Statements of Operations, see the tabular information presented below.

FAIR VALUE OF DERIVATIVE INSTRUMENTS

        The estimated fair value of derivative financial instruments is modeled in Bloomberg software using the Bloomberg reported market data based on mid-market prices and the actual terms of the derivative contracts. The fair value incorporates the Company's own creditworthiness as well as the creditworthiness of the counterparties. While the Company believes its estimates result in a reasonable reflection of the fair value of these instruments, the estimated values may not be representative of actual values that could have been realized as of March 31, 2009 or that will be realized in the future.

Fair Value of Derivative Instruments in the Consolidated Balance Sheets

	As of March 31, 2009
	Derivative Assets		Derivative Liabilities
	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location
	(in millions)
Derivatives designated as hedging instruments under SFAS 133
Interest rate contracts	—		$(410.2)	Other long-term liabilities and other current liabilities
Foreign exchange contracts	$11.3	Other long- term assets	—

Total derivatives designated as hedging instruments under SFAS 133	11.3		(410.2)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Derivative Financial Instruments (Continued)

	As of March 31, 2009
	Derivative Assets		Derivative Liabilities
	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location
	(in millions)
Derivatives not designated as hedging instruments under SFAS 133
Interest rate contracts	—		(119.5)	Other long-term liabilities and other current liabilities
Foreign exchange contracts	7.6	Other long- term assets	(1.3)	Other long-term liabilities

Total derivatives not designated as hedging instruments under SFAS 133	7.6		(120.8)

Total Derivatives	$18.9		$(531.0)

Fair Value of Derivative Instruments in the Consolidated Balance Sheets

	As of December 31, 2008
	Derivative Assets		Derivative Liabilities
	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location
	(in millions)
Derivatives designated as hedging instruments under SFAS 133
Interest rate contracts	—		$(598.8)	Other long-term liabilities and other current liabilities
Foreign exchange contracts	$8.9	Other long- term assets	—

Total derivatives designated as hedging instruments under SFAS 133	8.9		(598.8)
Derivatives not designated as hedging instruments under SFAS 133
Foreign exchange contracts	2.8	Other long- term assets	(2.5)	Other long-term liabilities

Total derivatives not designated as hedging instruments under SFAS 133	2.8		(2.5)

Total Derivatives	$11.7		$(601.3)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Derivative Financial Instruments (Continued)

The Effect of Derivative Instruments on the Consolidated Statements of Operations
For the three months ended March 31, 2009

(in millions, pretax) Derivatives in SFAS 133 cash flow hedging relationships	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion)	Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion)
Interest rate contracts	$37.2	$(25.0)	Interest Expense	$(1.8)	Other income (expense)
Derivatives in SFAS 133 net investment hedging relationships
Foreign exchange contracts	$2.4	—		$(0.1)	Other income (expense)

Derivatives not designated as hedging instruments under SFAS 133	Amount of Gain or (Loss) Recognized in Income on Derivative	Location of Gain or (Loss) recognized in Income on Derivative
Interest rate contracts	$2.9	Other income (expense)
Foreign exchange contracts	$5.7	Other income (expense)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Derivative Financial Instruments (Continued)

ACCUMULATED DERIVATIVE GAINS AND LOSSES

        The following table summarizes activity in other comprehensive loss for the three months ended March 31, 2009 related to derivative instruments classified as cash flow hedges and net investment hedges held by the Company (in millions, after tax):

Three months ended March 31, 2009
Accumulated loss included in other comprehensive loss at beginning of the period	$(339.6)
Less: Reclassifications into earnings from other comprehensive loss	15.7

(323.9)
Gains in fair value of derivatives(a)	25.6

Accumulated loss included in other comprehensive loss at end of the period	$(298.3)

(a)
Gains are included in unrealized gains on hedging activities and in foreign currency translation adjustment on the Consolidated Statements of Changes in Equity.

Note 7: Segment Information

        For a detailed discussion of the Company's principles regarding its operating segments refer to Note 17 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        As discussed in Note 1, the Company began operating under a new segment structure effective January 1, 2009. Segment results for the three months ended March 31, 2008 have been revised to reflect the new structure. A summary of the new segments follows:

  •
  The Retail and Alliance Services segment is comprised of businesses that provide services which facilitate the merchants' ability to accept credit, debit, stored-value and loyalty cards and checks. The segment's merchant processing and acquiring services include authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing. Retail and Alliance Services also provides point-of-sale ("POS") solutions and other equipment necessary to capture merchant transactions. A majority of these services pertain to transactions in which consumer payments to merchants are made through a card association (such as Visa or MasterCard), a debit network, or another payment network (such as Discover). In addition, Retail and Alliance Services provides check verification, settlement and guarantee services and a wide range of open and closed loop stored-value products and processing services. The segment's largest components of revenue consist of discount fees charged to merchants, processing fees charged to unconsolidated alliances, equity earnings from unconsolidated alliances, selling and leasing of POS devices, fees for check verification, settlement and guarantee services and debit network fees.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7: Segment Information (Continued)

  •
  The Financial Services segment provides issuer card and network solutions and payment management solutions for recurring bill payments. Financial Services also offers services to improve customer communications, billing, online banking and consumer bill payment. Issuer card and network solutions includes credit, retail and debit card processing, debit network services (including the STAR Network) and output services for financial institutions and other organizations offering credit cards, debit cards and retail private label cards to consumers and businesses to manage customer accounts. The segment's largest components of revenue consist of fees for account management, transaction authorization and posting, and network switching as well as reimbursable postage.

  •
  The International segment is comprised of businesses that provide the following services outside of the U.S.: credit, retail, debit and prepaid card processing; merchant acquiring and processing; ATM and POS processing, driving, acquiring and switching services; and card processing software. The largest components of the segment's revenue are fees for facilitating the merchants' ability to accept credit, retail and debit cards by authorizing, capturing, and settling merchants' credit, retail, debit, stored-value and loyalty card transactions as well as for transaction authorization and posting, network switching and account management.

  •
  The Integrated Payment Systems ("IPS") segment is principally comprised of operations which deal in the issuance of official checks which are sold by agents that are financial institutions and the issuance of money orders which are sold by agents that are financial institutions and retail businesses. Official checks serve as an alternative to a bank's own items such as cashiers or bank checks. Money orders serve as a disbursement option for a consumer or business. Revenue is principally earned on invested funds which are pending settlement. The official check and money order businesses are conducted by a subsidiary of the Company, Integrated Payment Systems Inc., which is licensed to offer payment services that fall under state and federal regulations. This segment is in the process of winding down its official check and money order businesses. IPS also offers other payment services in its capacity as a licensed entity, and such other services will continue after the wind down of the official check and money order businesses.

        Although the segments have changed, a detailed discussion regarding the businesses that comprise the Company's segments, the strategies of the Company and the businesses within the segments, business trends affecting the Company and certain risks inherent in the Company's business is included in "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7: Segment Information (Continued)

        The following table presents the Company's operating segment results for the three months ended March 31, 2009 and 2008:

Three months ended March 31, 2009	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Totals
	(in millions)
Revenues:
Transaction and processing service fees	$620.1	$365.0	$283.1	$2.7	$49.8	$1,320.7
Investment income, net	1.9	0.4	3.0	0.5	—	5.8
Product sales and other	76.7	7.2	72.3	0.1	18.1	174.4
Reimbursable debit network fees, postage and other	426.2	171.6	4.7	—	0.7	603.2
Equity earnings in affiliates(a)	31.1	—	5.6	—	—	36.7

Total segment reporting revenues	$1,156.0	$544.2	$368.7	$3.3	$68.6	$2,140.8

Internal revenue	$16.7	$9.7	$1.2	$—	$0.3	$27.9
External revenue	1,139.3	534.5	367.5	3.3	68.3	2,112.9
Depreciation and amortization	188.1	82.4	66.7	0.2	14.7	352.1
Operating profit (loss)	54.2	75.9	6.6	(2.5)	(66.1)	68.1
Other operating expenses and other income (expense) excluding divestitures	(5.9)	(4.5)	(11.8)	—	23.6	1.4

Three months ended March 31, 2008	Retail and Alliance Services	Financial Services	International	Integrated Payment Systems	All Other and Corporate	Totals
	(in millions)
Revenues:
Transaction and processing service fees	$621.9	$367.8	$344.5	$3.6	$52.2	$1,390.0
Investment income, net	8.0	0.6	6.1	41.3	—	56.0
Product sales and other	79.7	7.7	71.8	0.1	47.4	206.7
Reimbursable debit network fees, postage and other	299.6	182.4	9.3	—	1.5	492.8
Equity earnings in affiliates(a)	71.9	—	7.4	—	1.0	80.3

Total segment reporting revenues	$1,081.1	$558.5	$439.1	$45.0	$102.1	$2,225.8

Internal revenue	$17.3	$10.5	$1.9	$—	$0.1	$29.8
External revenue	1,063.8	548.0	437.2	45.0	102.0	2,196.0
Depreciation and amortization	214.8	79.1	61.5	0.1	11.7	367.2
Operating profit (loss)	83.3	89.9	19.4	34.0	(27.9)	198.7
Other operating expenses and other income (expense) excluding divestitures	12.5	—	9.0	—	(64.7)	(43.2)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7: Segment Information (Continued)

        A reconciliation of reportable segment amounts to the Company's consolidated balances is as follows (in millions):

	Three months ended March 31,
	2009	2008
	(in millions)
Revenues:
Total reported segments	$2,072.2	$2,123.7
All Other and Corporate	68.6	102.1

Subtotal	2,140.8	2,225.8

Divested businesses	—	10.8
Equity earnings in affiliates(a)	(36.7)	(80.3)
Eliminations(b)	(27.9)	(29.8)

Consolidated	$2,076.2	$2,126.5

Loss before income taxes and equity earnings in affiliates:
Total reported segments	$134.2	$226.6
All Other and Corporate	(66.1)	(27.9)

Subtotal	68.1	198.7

Divested businesses	—	1.0
Interest income	3.3	9.0
Interest expense	(448.2)	(517.7)
Net income attributable to noncontrolling interests from segment operations(c)	3.4	29.0
Equity earnings in affiliates	(18.5)	(32.1)
Restructuring, net	(25.1)	—
Litigation and regulatory settlements	2.7	—
Other income (expense)	23.3	(43.2)
Eliminations	(0.2)	—

Consolidated	$(391.2)	$(355.3)

(a)
Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company's proportionate share of the investee's net book value.

(b)
Represents elimination of intersegment revenue.

(c)
Excludes net income attributable to noncontrolling interests attributable to items excluded from segment operations.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7: Segment Information (Continued)

        Segment assets are as follows (in millions):

	March 31, 2009	December 31, 2008
Assets:
Retail and Alliance Services	$20,396.5	$21,068.9
Financial Services	5,133.4	5,204.0
International	5,314.0	5,741.3
Integrated Payment Systems	3,764.9	4,120.3
All Other and Corporate	2,132.1	2,041.6

Consolidated	$36,740.9	$38,176.1

        A reconciliation of reportable segment depreciation and amortization amounts to the Company's consolidated balances in the Consolidated Statements of Cash Flows is as follows (in millions):

	Three months ended March 31,
	2009	2008
Depreciation and Amortization:
Total reported segments	337.4	355.5
All Other and Corporate	14.7	11.7
Divested businesses	—	1.2

Consolidated	$352.1	$368.4

Note 8: Commitments and Contingencies

        The Company is involved in various legal proceedings. Accruals have been made with respect to these matters, where appropriate, which are reflected in the Company's consolidated financial statements. The Company may enter into discussions regarding settlement of these matters, and may enter into settlement agreements, if it believes settlement is in the best interest of the Company. The matters discussed below, if decided adversely to or settled by the Company, individually or in the aggregate, may result in liability material to the Company's financial condition and/or results of operations.

Legal

        On July 2, 2004, a class action complaint was filed against the Company, its subsidiary Concord EFS, Inc., and various financial institutions. Plaintiffs claim that the defendants violated antitrust laws by conspiring to artificially inflate foreign ATM fees that were ultimately charged to ATM cardholders. Plaintiffs seek a declaratory judgment, injunctive relief, compensatory damages, attorneys' fees, costs and such other relief as the nature of the case may require or as may seem just and proper to the court. Five similar suits were filed and served in July, August and October 2004 (referred to collectively as the "ATM Fee Antitrust Litigation").

        On August 3, 2007, Concord EFS, Inc. filed a motion for summary judgment seeking to dismiss plaintiffs' per se claims, arguing that there are procompetitive justifications for the ATM interchange. On March 24, 2008, the Court entered an order granting the defendants' motions for partial summary judgment finding that the claims raised in this case would need to be addressed under a "Rule of Reason" analysis. On February 2, 2009, the Plaintiffs filed a Second Amended Complaint. On April 6, 2009, the defendants filed a Motion to Dismiss the Second Amended Complaint.

        The Company believes the complaints are without merit and intends to vigorously defend them.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 8: Commitments and Contingencies (Continued)

Other

        In the normal course of business, the Company is subject to claims and litigation, including indemnification obligations to purchasers of former subsidiaries. Management of the Company believes that such matters will not have a material adverse effect on the Company's results of operations, liquidity or financial condition.

Note 9: Employee Benefit Plans

        The following table provides the components of net periodic benefit expense for the Company's defined benefit pension plans:

	Three months ended March 31,
	2009	2008
	(in millions)
Service costs	$1.9	$2.8
Interest costs	8.6	10.8
Expected return on plan assets	(8.0)	(11.2)
Amortization	0.8	—

Net periodic benefit expense	$3.3	$2.4

        The Company estimates pension plan contributions for 2009 to be approximately $34 million. During the three months ended March 31, 2009, approximately $7 million was contributed to the United Kingdom plan. No contributions were made to the U.S. plan during the three months ended March 31, 2009.

Note 10: Stock Compensation Plans

        Total stock-based compensation expense recognized in the Consolidated Statements of Operations resulting from stock options, non-vested restricted stock awards and non-vested restricted stock units was $4.5 million and $4.4 million pretax for the three months ended March 31, 2009 and 2008, respectively. Stock-based compensation expense is recognized in the "Selling, general and administrative" line item of the Consolidated Statements of Operations. Stock-based awards granted during the three months ended March 31, 2009 were immaterial.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Fair Value Measurement

Assets and liabilities measured at fair value on a recurring basis

        Financial instruments carried at fair value as of March 31, 2009 and measured at fair value on a recurring basis are classified in the table below according to the fair value hierarchy:

	Fair Value Measurement Using
As of March 31, 2009	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	(in millions)
Assets:
Settlement Assets—student loan auction rate securities	$—	$—	$463.0	$463.0
Settlement Assets—other available-for-sale securities	0.1	3,023.0	—	3,023.1
Other assets—available-for-sale securities	—	7.5	—	7.5
Foreign currency contracts	—	18.9	—	18.9

Total assets at fair value	$0.1	$3,049.4	$463.0	$3,512.5

Other Liabilities:
Interest rate contracts	$—	$(529.7)	$—	$(529.7)
Foreign currency contracts	—	(1.3)	—	(1.3)

Total liabilities at fair value	$—	$(531.0)	$—	$(531.0)

Fair Value Measurement Using Significant Unobservable Inputs (Level 3) Student loan auction rate securities
(in millions)
Beginning balance January 1, 2009	$492.2
Total gains or losses (realized or unrealized):
Included in other comprehensive income	(15.8)
Included in investment income, net	—
Purchases, sales, issuances, and settlements, net	(13.4)
Transfers in (out) of Level 3	—

Ending balance March 31, 2009	$463.0

Student loan auction rate securities

        As of March 31, 2009, the Company held student loan auction rate securities ("SLARS") which are long-term debt instruments, issued by student loan trusts, with variable interest rates that historically reset through a periodic Dutch auction process but do not include a put-back option. Due to the collapse of the auction market in 2008, the Company will not be able to readily access liquidity for the SLARS until the auction market successfully resumes, a secondary market is established for long-term investors, or issuers redeem the securities. The Company believes that the SLARS held by it will recover substantially all of their principal value by their maturity date due to the Federal Family Education Loan Program ("FFELP") backing of the underlying collateral; however, the Company currently cannot assert that it has the intent to hold these securities until they fully recover their par value as it may be willing to sell the securities at a loss if the price exceeds a certain minimum threshold. During the first quarter of 2009, the Company sold $14.5 million of par value ($13.4 million

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Fair Value Measurement (Continued)

of market value) SLARS to their issuer at or above the specified minimum threshold. The Company has the ability and intent to hold these securities for an extended time period and until the securities recover in value at least to the specified minimum threshold. This ability is based on the projected timing of when certain IPS related settlement liabilities will need to be funded and the ability to use its revolving credit facility in the event the settlement liabilities need to be funded before the SLARS are liquid. The SLARS were written down to the specified minimum threshold as necessary through an other than temporary impairment loss in 2008. Any decline in value of the securities below the specified minimum threshold has been deemed to be temporary and, accordingly, the Company recognized an unrealized loss in OCI during the three months ended March 31, 2009.

        Due to the lack of observable market activity for the SLARS held by the Company as of March 31, 2009, the Company with the assistance of a third party valuation firm, upon which the Company in part relied, made certain assumptions, primarily relating to estimating both the weighted average life for the securities held by the Company and the impact of the current lack of liquidity on the fair value. At March 31, 2009, the securities were valued based on a probability weighted discounted cash flow analysis. The Company considered each security's key terms including date of issuance, date of maturity, auction intervals, scheduled auction dates, maximum auction rate, as well as underlying collateral, ratings, and guarantees or insurance. Substantially all SLARS held by the Company have collateral backed by FFELP. The probabilities of auction failure, a successful auction at par or repurchase at par for each future period were then forecasted. The Company assumed that the issuers will continue to pay maximum interest rates on the securities until the event of a successful auction or repurchase, at which point the Company would sell the SLARS at par through the auction. To determine the fair value of each security, the weighted average cash flows for each period were discounted back to present value at the determined discount rate for each security. As of March 31, 2009, cumulative probabilities of principal returned have been estimated at approximately 35% through year two, and 80% in year five. The discount rates used in the valuation were a combination of the liquidity risk premium assigned to the security (which ranged from 4.5% to 5.5%) plus the treasury strip yield (zero coupon treasury bond) for the individual period for which a cash flow was being discounted. The liquidity risk premium on the SLARS decreased by 50 bps from December 31, 2008 due to falling spreads on asset backed securities as well as other factors. The impact of the Company's judgment in the valuation was significant and, accordingly, the resulting fair value was classified as Level 3 within the fair value hierarchy.

Assets and liabilities measured at fair value on a non-recurring basis

        As of March 31, 2009, assets and liabilities measured at fair value on a non-recurring basis were not material.

Note 12: Supplemental Guarantor Condensed Consolidating Financial Statements

        FDC's senior publicly tradable notes are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly owned, domestic subsidiaries of FDC other than Integrated Payment Systems Inc. ("Guarantors"). None of the other subsidiaries of FDC, either direct or indirect, guarantee the senior publicly tradable notes ("Non-Guarantors"). The Guarantors also unconditionally guarantee the senior secured revolving credit facility and senior secured term loan facility, senior unsecured cash-pay notes, senior unsecured PIK notes due 2015 and senior subordinated unsecured notes. The senior publicly tradable note guarantees are unsecured and rank senior in right of payment to all existing and future subordinated indebtedness of FDC's guarantor subsidiaries. The senior publicly tradable note guarantees rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiaries.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

        The following tables present the results of operations, financial position and cash flows of FDC ("FDC Parent Company"), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations for the three months ended March 31, 2009 and 2008, and as of March 31, 2009 and December 31, 2008 to arrive at the information for FDC on a consolidated basis.

	Three months ended March 31, 2009
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenues:
Transaction and processing service fees	$—	$1,033.5	$274.3	$(1.0)	$1,306.8
Investment income, net	—	2.5	3.3	—	5.8
Product sales and other	—	113.3	63.5	(2.8)	174.0
Reimbursable debit network fees, postage and other	—	577.4	12.2	—	589.6

	—	1,726.7	353.3	(3.8)	2,076.2

Expenses:
Cost of services (exclusive of items shown below)	—	611.5	176.0	(1.0)	786.5
Cost of products sold	—	48.7	17.6	(2.8)	63.5
Selling, general and administrative	53.1	123.2	78.0	—	254.3
Reimbursable debit network fees, postage and other	—	577.4	12.2	—	589.6
Depreciation and amortization	1.1	264.7	63.7	—	329.5
Other operating expenses:
Restructuring, net	1.1	17.7	6.3	—	25.1
Litigation and regulatory settlements	(2.7)	—	—	—	(2.7)

	52.6	1,643.2	353.8	(3.8)	2,045.8

Operating (loss) profit	(52.6)	83.5	(0.5)	—	30.4

Interest income	1.5	0.1	1.7	—	3.3
Interest expense	(441.7)	(2.0)	(4.5)	—	(448.2)
Interest (expense) income from intercompany notes	(35.2)	26.1	9.1	—	—
Other income (expense)	49.9	1.3	(27.9)	—	23.3
Equity earnings from consolidated subsidiaries	62.0	(16.6)	—	(45.4)	—

	(363.5)	8.9	(21.6)	(45.4)	(421.6)

(Loss) income before income taxes and equity earnings in affiliates	(416.1)	92.4	(22.1)	(45.4)	(391.2)
Income tax (benefit) expense	(184.8)	44.7	(4.7)	—	(144.8)
Equity earnings in affiliates	—	19.3	(0.8)	—	18.5

Net (loss) income	(231.3)	67.0	(18.2)	(45.4)	(227.9)
Less: Net income attributable to noncontrolling interests	—	0.2	3.2	—	3.4

Net (loss) income attributable to First Data Corporation	$(231.3)	$66.8	$(21.4)	$(45.4)	$(231.3)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Three months ended March 31, 2008
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenues:
Transaction and processing service fees	$0.8	$964.5	$415.6	$(1.2)	$1,379.7
Investment income, net	—	8.3	47.7	—	56.0
Product sales and other	—	141.2	76.8	(6.0)	212.0
Reimbursable debit network fees, postage and other	—	457.0	21.8	—	478.8

	0.8	1,571.0	561.9	(7.2)	2,126.5

Expenses:
Cost of services (exclusive of items shown below)	—	528.3	229.7	(1.2)	756.8
Cost of products sold	—	48.9	28.0	(6.0)	70.9
Selling, general and administrative	55.9	156.5	91.9	—	304.3
Reimbursable debit network fees, postage and other	—	457.0	21.8	—	478.8
Depreciation and amortization	1.4	233.6	84.1	—	319.1

	57.3	1,424.3	455.5	(7.2)	1,929.9

Operating (loss) profit	(56.5)	146.7	106.4	—	196.6

Interest income	4.0	1.0	4.0	—	9.0
Interest expense	(511.5)	(1.3)	(4.9)	—	(517.7)
Interest (expense) income from intercompany notes	(26.3)	20.8	5.5	—	—
Other income (expense)	(110.2)	0.5	66.5	—	(43.2)
Equity earnings from consolidated subsidiaries	218.4	22.1	—	(240.5)	—

	(425.6)	43.1	71.1	(240.5)	(551.9)

(Loss) income before income taxes and equity earnings in affiliates	(482.1)	189.8	177.5	(240.5)	(355.3)
Income tax (benefit) expense	(256.7)	80.8	45.4	—	(130.5)
Equity earnings in affiliates	3.7	27.3	1.1	—	32.1

Net (loss) income	(221.7)	136.3	133.2	(240.5)	(192.7)
Less: Net income attributable to noncontrolling interests	—	0.2	28.8	—	29.0

Net (loss) income attributable to First Data Corporation	$(221.7)	$136.1	$104.4	$(240.5)	$(221.7)

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	March 31, 2009
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$42.8	$47.1	$332.2	—	$422.1
Accounts receivable, net of allowance for doubtful accounts	15.1	1,594.3	592.0	—	2,201.4
Settlement assets(2)	—	3,818.3	3,714.3	—	7,532.6
Other current assets	84.9	280.6	95.8	—	461.3

Total current assets	142.8	5,740.3	4,734.3	—	10,617.4

Property and equipment, net of accumulated depreciation	26.4	740.4	325.7	—	1,092.5
Goodwill	—	11,725.3	3,028.4	—	14,753.7
Customer relationships, net of accumulated amortization	—	4,678.0	1,112.5	—	5,790.5
Other intangibles, net of accumulated amortization	605.5	865.3	364.7	—	1,835.5
Investment in affiliates	—	1,271.0	12.0	—	1,283.0
Long-term settlement assets(2)	—	—	463.1	—	463.1
Other long-term assets	644.3	230.1	30.8	—	905.2
Investment in consolidated subsidiaries	28,052.8	1,637.4	—	$(29,690.2)	—

Total assets	$29,471.8	$26,887.8	$10,071.5	$(29,690.2)	$36,740.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2.0	$71.8	$90.6	—	$164.4
Short-term and current portion of long-term borrowings	274.1	43.7	142.3	—	460.1
Settlement obligations(2)	—	3,818.3	4,213.0	—	8,031.3
Other current liabilities	83.4	756.1	286.0	—	1,125.5

Total current liabilities	359.5	4,689.9	4,731.9	—	9,781.3

Long-term borrowings	22,018.2	61.4	84.5	—	22,164.1
Deferred long-term tax (assets) liabilities	(647.2)	2,081.1	100.7	—	1,534.6
Intercompany payable (receivable)	3,005.1	(2,236.7)	(768.4)	—	—
Intercompany notes	1,622.8	(1,195.5)	(427.3)	—	—
Other long-term liabilities	1,084.9	92.2	27.4	—	1,204.5

Total liabilities	27,443.3	3,492.4	3,748.8	—	34,684.5

First Data Corporation stockholder's equity	2,028.5	23,395.4	6,294.8	$(29,690.2)	2,028.5

Noncontrolling interests	—	—	27.9	—	27.9

Total equity	2,028.5	23,395.4	6,322.7	(29,690.2)	2,056.4

Total liabilities and equity	$29,471.8	$26,887.8	$10,071.5	$(29,690.2)	$36,740.9

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	December 31, 2008
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$10.5	$38.9	$356.9	—	$406.3
Accounts receivable, net of allowance for doubtful accounts	14.3	1,799.5	823.4	—	2,637.2
Settlement assets(2)	—	4,138.3	3,791.9	—	7,930.2
Other current assets	73.3	259.1	87.4	—	419.8

Total current assets	98.1	6,235.8	5,059.6	—	11,393.5

Property and equipment, net of accumulated depreciation	26.0	731.2	330.6	—	1,087.8
Goodwill	—	11,548.5	3,312.7	—	14,861.2
Customer relationships, net of accumulated amortization	—	4,822.7	1,164.9	—	5,987.6
Other intangibles, net of accumulated amortization	605.9	887.6	422.1	—	1,915.6
Investment in affiliates	—	1,190.0	69.6	—	1,259.6
Long-term settlement assets(2)	—	—	732.7	—	732.7
Other long-term assets	656.3	233.3	48.5	—	938.1
Investment in consolidated subsidiaries	27,946.7	1,691.8	—	$(29,638.5)	—

Total assets	$29,333.0	$27,340.9	$11,140.7	$(29,638.5)	$38,176.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	$83.3	$103.2	—	$186.5
Short-term and current portion of long-term borrowings	157.4	31.7	308.2	—	497.3
Settlement obligations(2)	—	4,138.3	4,542.3	—	8,680.6
Other current liabilities	371.7	737.8	304.1	—	1,413.6

Total current liabilities	529.1	4,991.1	5,257.8	—	10,778.0

Long-term borrowings	21,934.4	43.8	97.0	—	22,075.2
Long-term deferred tax (assets) liabilities	(626.3)	2,181.0	93.5	—	1,648.2
Intercompany payable (receivable)	2,347.6	(1,760.1)	(587.5)	—	—
Intercompany notes	1,613.5	(1,201.1)	(412.4)	—	—
Other long-term liabilities	1,156.8	96.0	19.6	—	1,272.4

Total liabilities	26,955.1	4,350.7	4,468.0	—	35,773.8

First Data Corporation stockholder's equity	2,377.9	22,990.2	6,648.3	$(29,638.5)	2,377.9

Noncontrolling interests	—	—	24.4	—	24.4

Total equity	2,377.9	22,990.2	6,672.7	(29,638.5)	2,402.3

Total liabilities and equity	$29,333.0	$27,340.9	$11,140.7	$(29,638.5)	$38,176.1

(2)
The majority of the Guarantor settlement assets relate to FDC's merchant acquiring business. FDC believes the settlement assets are not available to satisfy any claims other than those related to the settlement liabilities.

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Three months ended March 31, 2009
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents at beginning of period	$10.5	$38.9	$356.9	$—	$406.3

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income attributable to First Data Corporation	(231.3)	67.0	(18.2)	(45.4)	(227.9)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	1.1	285.6	65.4	—	352.1
Charges (gains) related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	(49.3)	16.4	34.2	—	1.3
Other non-cash and non-operating items, net	109.2	(17.7)	(1.2)	45.4	135.7
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(482.4)	314.2	125.5	—	(42.7)

Net cash (used in) provided by operating activities	(652.7)	665.5	205.7	—	218.5

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	—	(5.8)	(3.4)	—	(9.2)
Payments related to other businesses previously acquired	—	(13.5)	—	—	(13.5)
Additions to property and equipment, net	(1.9)	(20.2)	(25.9)	—	(48.0)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	—	(24.0)	(9.9)	—	(33.9)
Proceeds from the sale of marketable securities	—	0.2	—	—	0.2
Other investing activities	—	—	5.8	—	5.8

Net cash used in investing activities	(1.9)	(63.3)	(33.4)	—	(98.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	117.0	—	(158.4)	—	(41.4)
Principal payments on long-term debt	(32.4)	(10.2)	(5.6)	—	(48.2)
Distributions and dividends paid to noncontrolling interests	—	—	(3.6)		(3.6)
Intercompany	602.3	(582.7)	(19.6)	—	—

Net cash provided by (used in) financing activities	686.9	(592.9)	(187.2)	—	(93.2)

Effect of exchange rate changes on cash and cash equivalents	—	(1.1)	(9.8)	—	(10.9)

Change in cash and cash equivalents	32.3	8.2	(24.7)	—	15.8

Cash and cash equivalents at end of period	$42.8	$47.1	$332.2	$—	$422.1

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 12: Supplemental Guarantor Condensed Consolidating Financial Statements (Continued)

	Three months ended March 31, 2008
	FDC Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents at beginning of period	$60.6	$60.7	$485.2	—	$606.5

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income attributable to First Data Corporation	(221.7)	136.3	133.2	$(240.5)	(192.7)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization (including amortization netted against equity earnings in affiliates and revenues)	9.7	275.7	83.0	—	368.4
Charges (gains) related to restructuring, impairments, litigation and regulatory settlements, other and other income (expense)	110.2	(0.5)	(66.5)	—	43.2
Other non-cash and non-operating items, net	(156.2)	(87.8)	(1.4)	240.5	(4.9)
(Decrease) increase in cash resulting from changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions	(191.8)	238.7	62.7	—	109.6

Net cash (used in) provided by operating activities	(449.8)	562.4	211.0	—	323.6

CASH FLOWS FROM INVESTING ACTIVITIES
Current period acquisitions, net of cash acquired	—	—	(175.7)	—	(175.7)
Payments related to other businesses previously acquired	—	(18.1)	(0.2)	—	(18.3)
Additions to property and equipment, net	(1.5)	(34.8)	(17.1)	—	(53.4)
Payments to secure customer service contracts, including outlays for conversion, and capitalized systems development costs	(1.3)	(26.6)	(12.9)	—	(40.8)
Proceeds from the sale of marketable securities	—	0.2	52.1	—	52.3
Other investing activities	(1.5)	—	—	—	(1.5)

Net cash used in investing activities	(4.3)	(79.3)	(153.8)	—	(237.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net	30.0	—	(45.0)	—	(15.0)
Principal payments on long-term debt	(32.2)	(4.7)	(8.0)	—	(44.9)
Capital contributed by Parent	105.1	—	—	—	105.1
Distributions and dividends paid to noncontrolling interests	—	—	(39.6)	—	(39.6)
Purchases of noncontrolling interests	(17.6)	—	—	—	(17.6)
Intercompany	454.3	(459.3)	5.0	—	—

Net cash provided by (used in) financing activities	539.6	(464.0)	(87.6)	—	(12.0)

Effect of exchange rate changes on cash and cash equivalents	—	—	21.2	—	21.2

Change in cash and cash equivalents	85.5	19.1	(9.2)	—	95.4

Cash and cash equivalents at end of period	$146.1	$79.8	$476.0	$—	$701.9

FIRST DATA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 13: Event Subsequent to 10-Q Filing

        On June 29, 2009, Bank of America N.A. and the Company announced the formation of a new company, Banc of America Merchant Services, LLC. Banc of America Merchant Services will provide clients with a comprehensive suite of payment products including credit, debit, and prepaid cards as well as merchant loyalty, prepaid, check and e-commerce solutions.

        The Company owns a 48.45% direct voting interest in Banc of America Merchant Services and Bank of America owns a 46.55% direct voting interest. The remaining stake in Banc of America Merchant Services is a 5% non-voting interest held by Rockmount Investments, LLC, an investment vehicle controlled by a third-party investor. The Company owns a 40% non-controlling interest in Rockmount Investments, LLC.

        Bank of America's and the Company's contributions to the newly formed company were principally comprised of merchant acquiring contract rights and relationships and sales forces. Rockmount Investment's contribution was in the form of cash.

        Banc of America Merchant Services will be consolidated by the Company and will be reported in the Retail and Alliance Services segment.

Combined Financial Statements and Report of Independent Registered Public Accounting Firm for Chase Paymentech

Including:
December 31, 2007
December 31, 2006
December 31, 2005 (unaudited)

 Report of Independent Registered Public Accounting Firm

Board of Managers
Chase Paymentech Solutions, LLC

        We have audited the accompanying combined balance sheets of Chase Paymentech (the Company) as of December 31, 2007 and 2006, and the related combined statements of income and comprehensive income, changes in owners' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Chase Paymentech as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        As described in Note 1 to the combined financial statements, First Data Corporation (FDC) was acquired by Kohlberg, Kravis, Roberts & Co. in 2007, which resulted in a change in control of FDC. This change in control gives JPMorgan Chase & Co. (JPMorgan Chase) the option to terminate the Company, giving FDC and JPMorgan Chase the right to receive their respective shares of the Company's net assets. On May 23, 2008, FDC and JPMorgan Chase entered into an agreement to end the joint ownership of the Company. Accordingly, the Company will not continue in its current form. The accompanying financial statements do not include any adjustments that might result from this transaction.

        The accompanying combined statements of income and comprehensive income, changes in owners' equity and cash flows of Chase Paymentech for the year ended December 31, 2005 were not audited by us and, accordingly, we do not express an opinion on them.

/s/ GRANT THORNTON LLP

Dallas, Texas
March 10, 2008 (except for Note 1, as to which
the date is May 23, 2008)

Chase Paymentech

COMBINED BALANCE SHEETS
(In thousands)

	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$3,527,983	$1,315,890
Receivables related to merchant processing	1,995,948	3,771,418
Investments	74,588	136,202
Accounts receivable, net of allowance for doubtful accounts of $10,196 and $12,397 as of December 31, 2007 and 2006, respectively	476,424	394,054
Deferred income taxes	271	199
Prepaid expenses and other current assets	14,123	9,843

Total current assets	6,089,337	5,627,606
Property and equipment, net	103,032	84,292
Goodwill	394,141	372,284
Intangible assets, net of accumulated amortization of $524,515 and $498,048 as of December 31, 2007 and 2006, respectively	72,948	61,859
Other assets	32,902	34,908

Total assets	$6,692,360	$6,180,949

LIABILITIES AND EQUITY
Current liabilities
Liabilities related to merchant processing	$4,740,827	$4,287,726
Accounts payable	33,021	27,838
Payables to related parties	36,189	41,751
Merchant deposits	524,150	651,672
Accrued assessments	24,989	25,346
Other accrued expenses	108,053	119,975
Current portion of long-term debt	—	16,922

Total current liabilities	5,467,229	5,171,230
Deferred income taxes	30,864	28,044
Other liabilities	29,129	24,606

Total liabilities	5,527,222	5,223,880

Minority interest	240	437
Commitments and contingencies (Note 5)
Temporary equity	6,937	8,523
Accumulated other comprehensive income	62,868	23,744
Owners' equity	1,095,093	924,365

Total owners' equity	1,157,961	948,109

Total liabilities and equity	$6,692,360	$6,180,949

Chase Paymentech

COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the years ended
(In thousands)

	December 31,
	2007	2006	2005 (unaudited)
Revenue	$1,286,232	$1,206,583	$809,098
Expenses
Operating	402,613	398,352	247,603
Salaries and employee benefits	232,981	213,133	164,393
Depreciation and amortization	66,793	113,663	76,522

Total expenses	702,387	725,148	488,518

Operating income	583,845	481,435	320,580

Other income (expense), net
Interest and other income	94,552	85,202	32,072
Interest expense	(16,661)	(18,372)	(5,413)
Foreign currency exchange	1,314	(149)	(529)

Total other income, net	79,205	66,681	26,130

Income before income taxes and minority interest	663,050	548,116	346,710
Provision for income taxes	80,413	71,766	61,575
Minority interest	(191)	(398)	(1,606)

Net income	$582,446	$475,952	$283,529

Comprehensive income
Net income	$582,446	$475,952	$283,529
Other comprehensive income (loss), net of tax:
Net unrealized gains on investments	1,064	209	1,133
Cash flow hedges	—	(5)	31
Foreign currency translation adjustment	38,184	(1,826)	3,037
Pension and SERP liability adjustments	(124)	105	(280)

Comprehensive income	$621,570	$474,435	$287,450

Chase Paymentech

COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY
(In thousands)

			Corporations			Partnerships and LLC's
	Total	Accumulated Other Comprehensive Income	Common Stock	Additional Paid-In Capital	Retained Earnings	Partners' Capital and Members' Equity
Balances at December 31, 2004 (unaudited)	$767,559	$21,358	—	$225,523	$105,188	$415,490
Net income	283,529	—	—	—	87,379	196,150
Other comprehensive income	3,921	3,921	—	—	—	—
Cash dividends and distributions	(191,952)	—	—	—	(60,145)	(131,807)
Non-cash distributions	(473)	—	—	—	—	(473)
Contributions	30,434	—	—	—	—	30,434
Integration of CMS (Note 1)	40,603	—	—	(122,426)	15,397	147,632
Stock issuance, repurchases and other	(60,612)	—	—	(62,544)	1,932	—

Balances at December 31, 2005 (unaudited)	$873,009	$25,279	$—	$40,553	$149,751	$657,426
Net income	475,952	—	—	—	91,387	384,565
Other comprehensive income (loss)	(1,517)	(1,517)	—	—	—	—
Cash dividends and distributions	(477,562)	—	—	—	(103,522)	(374,040)
Non-cash distributions	(610)	—	—	—	—	(610)
Contributions	95,641	—	—	—	—	95,641
Stock issuance, repurchases and other	(16,786)	—	—	(18,454)	1,605	63
Adjustment to initially apply SFAS 158, net of tax	(18)	(18)	—	—	—	—

Balances at December 31, 2006	$948,109	$23,744	$—	$22,099	$139,221	$763,045
Net income	582,446	—	—	—	114,885	467,561
Other comprehensive income	39,124	39,124	—	—	—	—
Cash dividends and distributions	(432,263)	—	—	—	(82,745)	(349,518)
Non-cash distributions	(137)	—	—	—	—	(137)
Contributions	21,058	—	—	—	—	21,058
Stock issuance, repurchases and other	(376)	—	—	(1,942)	398	1,168

Balances at December 31, 2007	$1,157,961	$62,868	$—	$20,157	$171,759	$903,177

Chase Paymentech

COMBINED STATEMENTS OF CASH FLOWS
For the years ended
(In thousands)

	December 31,
	2007	2006	2005 (unaudited)
Operating activities
Net income	$582,446	$475,952	$283,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,793	113,663	76,522
Deferred income taxes	4,510	9,286	4,214
Minority interest	191	398	1,606
Provision for doubtful accounts	7,240	8,512	8,530
Losses on investments	1,156	137	298
Other non-cash expense	5,549	5,661	2,728
Changes in operating assets and liabilities:
Receivables related to merchant processing	1,798,190	(1,729,913)	(846,071)
Accounts receivable	(81,186)	(19,390)	(41,426)
Prepaid expenses and other assets	(7,974)	25,893	(31,575)
Accounts payable	(2,140)	(5,786)	73,970
Liabilities related to merchant processing	428,061	1,604,049	804,559
Accrued assessments	(438)	4,680	2,360
Merchant deposits	(128,727)	64,769	139,501
Other accrued expenses and liabilities	(10,238)	39,509	28,126

Net cash provided by operating activities	2,663,433	597,420	506,871
Investing activities
Purchases of property and equipment	(66,190)	(50,823)	(33,494)
Purchases of merchant portfolios	(23,399)	(1,566)	(750)
Purchases of investments	(106,283)	(226,631)	(287,727)
Sales of investments	107,304	11,520	35,675
Maturities of investments	60,572	178,052	237,364

Net cash used in investing activities	(27,996)	(89,448)	(48,932)
Financing activities
Dividends and distributions	(432,459)	(478,152)	(193,795)
Capital contributions	21,058	95,641	—
Cash retained as a result of excess tax benefits relating to employee share-based awards	410	2,304	(2,661)
Proceeds from issuance of common stock related to employee share-based awards	1,112	2,471	1,840
Share repurchases related to employee share-based awards	(4,065)	(6,469)	(26,682)
Payments on short-term financing	—	(23,867)	—
Payments on long-term debt	(21,113)	(17,648)	(17,023)
Operating cash attributed to the integration of CMS on October 1, 2005	—	—	568,383

Net cash provided by (used in) financing activities	(435,057)	(425,720)	330,062
Effect of exchange rate changes on cash and cash equivalents	11,713	270	967

Increase in cash and cash equivalents	2,212,093	82,522	788,968
Cash and cash equivalents at beginning of year	1,315,890	1,233,368	444,400

Cash and cash equivalents at end of year	$3,527,983	$1,315,890	$1,233,368

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited)

NOTE 1—ORGANIZATION AND BUSINESS

Organization

        The accompanying combined financial statements include all entities commonly owned by First Data Corporation and its subsidiaries (FDC) and JPMorgan Chase & Co. and its subsidiaries (JPMorgan Chase). The common ownership of these entities, which are primarily joint ventures, occurred over the course of several years and involved multiple transactions between FDC, JPMorgan Chase, Bank One Corporation (Bank One) and the joint ventures. The commonly owned entities include corporations, a general partnership and limited liability companies (LLCs) and are functionally grouped into two operating divisions and a group of holding companies. These entities and their form are shown below, by functional grouping, and are collectively referred to as Chase Paymentech, or the Company:

Name of Entity	Form of Entity
Holding Companies
FDC Offer Corp.	Corporation (incorporated in Delaware in 1999)
Subsidiaries:
Paymentech, Inc.	Corporation (incorporated in Delaware in 1995)
Paymentech Management Resources, Inc.	Corporation (incorporated in Delaware in 1995)
Paymentech Employee Resources LLC	LLC (formed in Delaware in 1999)
Chase Merchant Services, LLC	LLC (formed in Delaware in 1997)
Chase Paymentech—U.S. Operations
Chase Paymentech Solutions, LLC	LLC (formed in Delaware in 1996)
Subsidiaries:
Merchant-Link, LLC	LLC (formed in Delaware in 1999)
Paymentech Salem Services, LLC	LLC (formed in Delaware in 2003)
S3 Financial Services, LLC	LLC (formed in Delaware in 2005)
Chase Alliance Partners, LLC	LLC (formed in Delaware in 2007)
Paymentech, LLC	LLC (formed in Delaware in 2007)
Chase Paymentech—Canadian Operations
Chase Paymentech Solutions	General Partnership (formed in Ontario in 2002)

        In June 2007, PTI General Partner, LLC and BOPS Holding, LLC, formerly subsidiaries of Chase Paymentech Solutions, LLC, were merged into Chase Paymentech Solutions, LLC. Also in June 2007, Chase Alliance Partners, L.P. and Paymentech, L.P., formerly subsidiaries of Chase Paymentech Solutions, LLC, were merged into Chase Alliance Partners, LLC and Paymentech, LLC, respectively. These mergers had no impact on the operations of the Company.

        The aggregate beneficial ownership in Chase Paymentech is approximately 51% ownership by JPMorgan Chase and approximately 49% ownership by FDC. On September 24, 2007, FDC was acquired by Kohlberg Kravis Roberts & Co (KKR). KKR's acquisition of FDC is a change in control, which gives JPMorgan Chase the option to terminate the Company. On May 23, 2008, FDC and JPMorgan Chase entered into an agreement (the "Separation Agreement") to end the joint ownership of the Company. The Separation Agreement allows for each owner to receive their ownership share of

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 1—ORGANIZATION AND BUSINESS (Continued)

the Company's net assets including merchant contracts, by value, and their share of sales and certain service professionals. The separation is anticipated to occur prior to December 31, 2008. The accompanying financial statements do not include any adjustments that might result from the outcome of this transaction.

        With respect to FDC's ownership interest in Chase Paymentech, the Company met the significant subsidiary test provided in SEC Regulation S-X Rule 1-02(w), in that FDC's equity earnings in the Company exceeded 20% of FDC's consolidated income from continuing operations before income taxes for the period from January 1, 2007 through September 24, 2007 (the predecessor period), and for the year ended December 31, 2006. In accordance with SEC Regulation S-X Rule 3-09, these combined financial statements are filed with FDC's Form 10-K as part of Item 15(c). The Company did not meet the significant subsidiary test for the year ended December 31, 2005, as FDC's equity earnings in the Company did not exceed the 20% threshold in SEC Regulation S-X Rule 1- 02(w). While the combined financial statements present financial information for the year ended December 31, 2005, this information is unaudited because the Company was not audited in its combined form for that period.

Holding Companies

        FDC Offer Corp. and its subsidiaries, Paymentech, Inc. and Paymentech Management Resources, Inc. (PMRI), are primarily holding companies whose main source of income results from their ownership interests in the Company's U.S. operations. Paymentech Employee Resources LLC is the employer of substantially all employees associated with the U.S. operations. The accompanying combined financial statements include the financial position, results of operations, changes in owners' equity and cash flows for these entities for all periods presented.

        Chase Merchant Services, LLC (CMS) is a joint venture formed by FDC and JPMorgan Chase in 1997. As discussed below, effective October 1, 2005, all of the assets and liabilities of CMS were transferred to the Company's U.S. operations in exchange for an ownership interest in Chase Paymentech Solutions, LLC. Subsequent to the October 1, 2005 transaction, CMS' primary source of income results from its ownership interests in the Company's U.S. operations. The accompanying combined financial statements include the financial position, results of operations, changes in owners' equity and cash flows for CMS for all periods subsequent to October 1, 2005.

U.S. Operations

        Chase Paymentech Solutions, LLC (Chase Paymentech—U.S. or the Company's U.S. operations), formerly Banc One Payment Services, L.L.C. (BOPS), and its subsidiaries comprise the Company's U.S.-based operations. Chase Paymentech—U.S. is a joint venture beneficially owned by FDC and JPMorgan Chase, through direct investments as well as through investments in FDC Offer Corp. and CMS. Each of these members in the joint venture hold membership interests which are of a single class and have substantially the same rights and privileges.

        BOPS was originally formed as a joint venture between FDC and Bank One in 1996. As a result of JPMorgan Chase's merger with Bank One in July 2004, FDC and JPMorgan Chase beneficially owned both BOPS and CMS, which while commonly owned, were controlled by different management committees and were competitors in the marketplace. To benefit from the complementary technological

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 1—ORGANIZATION AND BUSINESS (Continued)

and management knowledge, as well as the market presence of each of these joint ventures, on October 1, 2005, through a series of transactions, all of the assets and liabilities of CMS were transferred to BOPS, and the joint venture was subsequently renamed Chase Paymentech Solutions, LLC.

        The results of the Company's U.S. operations and cash flows included in the accompanying combined financial statements for the nine month period ended on September 30, 2005 represent the historical results of BOPS. The financial position, results of operations, changes in owners' equity and cash flows for all periods presented subsequent to October 1, 2005 reflect the operations of Chase Paymentech—U.S. in its current form.

Canadian Operations

        Chase Paymentech Solutions (Chase Paymentech—Canada or the Company's Canadian operations), formerly Paymentech Canada, is a joint venture beneficially owned by FDC and JPMorgan Chase and comprises the Company's entire Canadian operations. Each of the partners in the joint venture holds partnership interests which are of a single class and have the same rights and privileges.

Business

        The Company engages in the electronic payment processing industry for businesses accepting credit, debit, fleet, and stored value card payments, as well as alternative methods of payment via point-of-sale, internet, catalog and recurring billings. The Company provides these services for transactions that originate throughout the world for financial institutions, sales agents and the Company's direct merchants, which are primarily located in North America.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accompanying combined financial statements are presented in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All intercompany profits, accounts, and transactions have been eliminated.

Unaudited Financial Information

        The unaudited combined financial statements for the year ended December 31, 2005 have been prepared in accordance with U.S. GAAP. These financial statements were prepared on the same basis as the combined financial statements as of December 31, 2007 and 2006 and for the years then ended, and in the opinion of management, reflect all adjustments and accruals considered necessary to fairly present the Company's combined results of operations, changes in owners' equity and cash flows.

Reclassifications

        Certain activities related to the Company's investments have been reclassified in the Company's combined statements of cash flows in order to present gross cash flows from purchases, sales and maturities of investments in accordance with Statement of Financial Accounting Standards (SFAS)

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

No. 115, Accounting for Certain Investments in Debt and Equity Securities. As a result, cash flows from operating activities and investing activities differ from previously filed documents, which presented these activities on a net basis. Certain eliminations of the Company's intercompany activities have been reclassified to each of the appropriate components of owners' equity in the Company's combined statements of changes in owners' equity. Although these reclassifications do not affect owners' equity in total, the components of owners' equity differ from previously filed documents, which presented these eliminations separately. These reclassifications did not impact the combined balance sheets and statements of income and comprehensive income. The Company's deferred contract incentives have been reclassified from current to non-current assets and certain liabilities, primarily related to the Company's deferred compensation, long-term incentive, and pension benefit plans, have been reclassified from current to non-current liabilities in the Company's combined balance sheets. The change in classification to non-current reflects the long-term nature of the respective asset or liability. As a result, total current assets and total current liabilities differ from previously filed documents. These reclassifications did not impact total assets, total liabilities or the combined statements of income and comprehensive income. Management does not believe that these reclassifications are material to the combined financial statements.

Use of Estimates

        The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported on the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Translation

        The Company's Canadian operation uses its local currency, the Canadian dollar (CAD), as its functional currency. The assets and liabilities related to the Canadian operations in the accompanying combined balance sheets are translated at period end exchange rates. Resulting translation adjustments are reported as a separate component of owners' equity in accumulated other comprehensive income. All income and expense items are translated using the average exchange rate for the period. Net transaction gains and losses are included in earnings. Unless otherwise stated, amounts presented herein related to the Canadian operations are in U.S. dollars.

Cash and Cash Equivalents

        The Company considers cash, certificates of deposit, money market funds, and all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Receivables Related to Merchant Processing

        Receivables related to merchant processing represent amounts due from card brands for transactions that have been processed.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Marketable and other securities

        The Company has investments in marketable securities, as well as investments in non-marketable equity securities. Investments in marketable securities are classified as available-for-sale and consist of government, government-backed, corporate debt securities, and short term bond mutual funds. Available-for-sale securities are stated at fair value based on quoted market prices, with unrealized gains or losses on the securities, net of any related tax effects, recorded as a separate component of comprehensive income. The cost basis of debt securities is adjusted for the amortization of premiums and accretion of discounts to maturity. Amortization and accretion, as well as interest and dividend income earned, and realized gains and losses on sales of securities are recorded in interest and other income. Realized gains and losses are derived using the average cost method for determining the cost of securities sold. A decline in market value of any available-for-sale security below cost that is deemed to be other-than-temporary results in an impairment charge to earnings, and a new cost basis for the security is established.

        Investments in non-marketable equity securities are accounted for under the cost method as such investments do not meet the equity method criteria. The Company assesses the potential for impairments to cost method investments when impairment indicators are present. Any resulting impairment that is deemed other-than-temporary is charged to earnings.

Concentrations of Credit Risk

        The Company maintains cash and cash equivalents with financial institutions in excess of federally insured levels. The Company believes that the concentration of credit risk with respect to these balances is minimal due to the credit standing of the financial institutions. Concentrations of credit risk with respect to accounts receivable are considered minimal. Amounts receivable are generally deducted from customers' accounts either monthly or as debit and credit card transactions are processed. No single customer accounted for more than ten percent of receivables at December 31, 2007 or 2006, or of revenue for the years ended December 31, 2007, 2006, or 2005.

Property and Equipment

        Property and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation for furniture and equipment is recorded on a straight-line basis over periods generally ranging from three to five years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease. The Company capitalizes computer software costs in accordance with Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs are amortized on a straight-line basis over the period of benefit ranging from three to five years.

Advertising

        Advertising costs are expensed as incurred. For the years ended December 31, 2007, 2006, and 2005, the Company incurred $5.2 million, $5.3 million, and $4.1 million in advertising expense, respectively.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price over identifiable assets acquired, less liabilities assumed from business combinations. The Company's annual impairment tests did not identify any impairment in 2007, 2006, or 2005.

        Intangible assets primarily consist of purchased merchant portfolios, technology-based intangible assets, and non-compete/referral agreements. These intangible assets are amortized over their estimated useful lives and are subject to impairment testing whenever events occur that would affect the recoverability of the asset. The Company amortizes these intangible assets, primarily on a straight-line basis, over the estimated period to be benefited. On January 1, 2006, a change in the estimated amortization period for purchased merchant portfolios occurred (as discussed in Note 7). These periods range from four to ten years for the years ended December 31, 2007 and 2006.

Other Assets

        Other assets consist primarily of deferred charges, company-owned life insurance (COLI) policies held in trust for the Company's deferred compensation plan and deferred contract incentives. Deferred charges represent contributions for services paid on the Company's behalf, which are amortized on a straight-line basis over the period that the services are to be performed. COLI assets are carried at the policies' respective cash surrender values. Deferred contract incentives represent initial payments to merchants for new contracts and contract renewals, which are capitalized to the extent recoverable through future operations and are amortized over the term of the contract as a reduction of the associated revenue.

Liabilities Related to Merchant Processing

        Liabilities related to merchant processing primarily represent payables to merchants for transactions that have been processed.

Accrued Assessments

        Accrued assessments represent fees payable to card brands for debit and credit card transactions that have been processed.

Other Liabilities

        Other liabilities consist primarily of accrued liabilities for employee benefit plans, including the defined benefit pension plan, Supplemental Executive Retirement Plan (SERP), deferred compensation plan and long-term incentive plan. The Company adopted SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) (SFAS 158) as of December 31, 2006 for its pension plan and SERP. SFAS 158 requires a company to recognize the funded status of a benefit plan as an asset or liability in its statement of financial position and to recognize previously unrecognized gains/(losses) and prior service costs as components of comprehensive income, net of tax. The effect of applying the recognition provisions of SFAS 158 to the Company's pension plan was a $28 thousand (pre-tax) decrease in intangible assets related to unrecognized prior service costs and a corresponding increase in accumulated other comprehensive income on the combined balance sheet as of December 31, 2006.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Minority Interest

        Minority interest represents the minority stockholders' proportionate share of the equity and earnings of Paymentech, Inc. Minority interest represented 0.2%, 0.3% and 0.8% of Paymentech, Inc.'s outstanding stock at December 31, 2007, 2006, and 2005, respectively.

Cash Flow Hedges

        The Company's Canadian operations utilize forward contracts to hedge exposure to foreign currency fluctuations in the exchange rate for U.S. dollars. Derivative instruments are accounted for as cash flow hedges in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities (SFAS 133). The Company includes derivatives in prepaid expenses and other current assets or other accrued expenses, as appropriate, on the combined balance sheets at fair value. Changes in the fair value of derivative contracts designated as cash flow hedges are recorded as a component of accumulated other comprehensive income, and reclassified into foreign currency exchange in the combined statements of income and comprehensive income when the underlying hedged item affects earnings.

Share-Based Payments

        Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share-Based Payment (SFAS 123R) and all related interpretations under the modified prospective method. SFAS 123R requires all share-based payments to employees, including employee stock options and stock appreciation rights (SARs), to be measured at their grant date fair values and expensed over the requisite service periods. The Company had previously adopted the expense provisions of SFAS No. 123, Accounting for Stock-Based Compensation. As a result of certain redemption features, discussed in Note 15, concurrent with the adoption of SFAS 123R, the Company also applies the provisions of Accounting Series Release 268, Redeemable Preferred Stocks (ASR 268). ASR 268 requires the Company to reclassify amounts relating to outstanding options, and shares issued as a result of exercise of these options, outside of permanent equity (to temporary equity). There were no effects on the Company's results of operations or cash flows as a result of adopting the provisions of SFAS 123R or ASR 268.

Comprehensive Income

        Comprehensive income includes net income, changes in unrealized gains and losses on available-for-sale investments, amounts resulting from cash flow hedging activities, changes in the adjustment resulting from foreign currency translation, and certain adjustments to the Pension and SERP liabilities.

Revenue

        Revenue represents fees earned for processing credit and debit card transactions for merchants (including merchant discount fees), partially offset by interchange fees and debit network fees. Revenue also includes amounts earned from third party credit and debit authorization services, incentive

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

payments from card brands for participation in certain initiatives, the sale and rental of point-of-sale equipment, merchant call center help desk services, fees for the deployment of point-of-sale supplies and repair of point-of-sale equipment. Revenue is recorded as services are performed or as merchandise is shipped.

Income Taxes

        The Company's functional groups discussed in Note 1 have various treatments for tax purposes. FDC Offer Corp. and its subsidiaries are treated as a corporation for U.S. federal and state income tax purposes. CMS is treated as a pass-through entity for U.S. federal and state income tax purposes. The members include their share of the Company's taxable income in their applicable tax returns. The Company's U.S. operations are also treated as a pass-through entity for U.S. federal and most state income tax purposes. Its members include their share of the Company's taxable income in their applicable tax returns. The Company's Canadian operation is treated as a pass-through entity for Canadian federal and provincial income tax purposes. Its partners include their share of the Company's taxable income in their applicable tax returns.

        The Company uses the asset and liability method required by SFAS No. 109, Accounting for Income Taxes, in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, using statutory tax rates for the applicable entity in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

Asset Impairment

        In accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, management reviews the carrying value of its long-lived assets whenever events indicate that their carrying amounts may not be recoverable. If, upon review, an impairment of the value of the asset is indicated, an impairment loss would be recorded in the period such determination is made. No impairments were recorded for the years ended December 31, 2007, 2006, or 2005.

NOTE 3—NEW ACCOUNTING PRONOUNCEMENTS

Accounting for Uncertainty in Income Taxes

        In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 provides a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 defines the threshold for recognizing tax return positions in the financial statements as "more likely than not" that the position is sustainable, based on its merits. FIN 48 also provides guidance on the measurement, classification and disclosure of tax return positions in the financial statements. FIN 48 is effective for nonpublic enterprises for fiscal years beginning after

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 3—NEW ACCOUNTING PRONOUNCEMENTS (Continued)

December 15, 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to the beginning balance of retained earnings in the period of adoption. The Company plans to adopt this interpretation in 2008 and is currently evaluating the impact of implementing FIN 48 on its combined financial statements.

Fair Value Measurements

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a fair value hierarchy to be used in U.S. GAAP, and expands disclosures about fair value measurements. Although this statement does not require any new fair value measurements, the application could change current practice. The statement is effective for recurring fair value measurements of assets and liabilities for fiscal years beginning after November 15, 2007, and for nonrecurring measurements of nonfinancial assets and liabilities for fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact of implementing this statement on its combined financial statements.

The Fair Value Option

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 gives entities the ability to elect to measure many financial instruments and certain other items at fair value. The fair value election is made on an instrument by instrument basis and is irrevocable. Unrealized gains and losses on items elected for fair value accounting are reported in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. At this time, the Company does not anticipate electing the fair value option.

Business Combinations

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS 141R). Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired, liabilities assumed, and noncontrolling interests at the acquisition-date fair value. These acquisition-date fair value provisions apply to contingent consideration, in-process research and development and acquisition contingencies. The new standard also requires expensing associated acquisition costs and restructuring charges. SFAS 141R is effective as of the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company plans to adopt the provisions of this statement prospectively for business combinations with closing dates after January 1, 2009.

Noncontrolling Interests

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This standard requires the recognition of a noncontrolling interest (minority interest) as a component of equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 3—NEW ACCOUNTING PRONOUNCEMENTS (Continued)

net income on the face of the income statement. SFAS 160 is effective for the Company's fiscal year beginning after December 15, 2008, and will be applied prospectively except for the presentation and disclosure requirements, which must be applied retrospectively for all periods presented. The Company is currently evaluating the impact that adopting SFAS 160 will have on its combined financial statements.

NOTE 4—PROPERTY AND EQUIPMENT

        A summary of property and equipment by major class as of December 31, 2007 and 2006 is as follows (in thousands):

	2007	2006
Furniture and equipment	$179,343	$153,266
Capitalized software	103,765	92,809
Leasehold improvements	14,364	12,005

	297,472	258,080
Less accumulated depreciation and amortization	(194,440)	(173,788)

Property and equipment, net	$103,032	$84,292

        Depreciation and amortization expense related to property and equipment was $47.4 million, $38.8 million, and $34.4 million for the years ended December 31, 2007, 2006, and 2005, respectively. For the years ended December 31, 2007 and 2006, software costs of $13.8 million and $11.4 million were capitalized, respectively.

NOTE 5—COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Company leases office space and certain equipment under operating leases with remaining terms ranging up to eleven years. The office space leases contain renewal options and generally require the Company to pay certain operating expenses.

        Future minimum lease commitments under non-cancelable leases as of December 31, 2007 are as follows (in thousands):

2008	$8,645
2009	8,970
2010	9,631
2011	8,990
2012	9,122
Thereafter	33,169

$78,527

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 5—COMMITMENTS AND CONTINGENCIES (Continued)

        The combined statements of income and comprehensive income include rental expense for operating leases of $11.7 million, $9.7 million, and $8.6 million for the years ended December 31, 2007, 2006, and 2005, respectively.

Guarantees

        Under the card brand rules, when a merchant acquirer processes bankcard transactions, it has certain obligations for those transactions. These obligations arise from disputes between cardholders and merchants due to the cardholders' dissatisfaction with merchandise quality or the merchants' service, which are not resolved with the merchant. In such cases, the transactions are "charged back" to the respective merchants and the related purchase amounts are refunded to the cardholders by the card issuer. If the merchant does not fund the refund due to insolvency, bankruptcy or other extraneous reasons, the Company, in certain circumstances is liable for the full amount of the transaction. This obligation is considered a guarantee under FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

        A cardholder generally has until the later of four months from the date of purchase or delivery of products or services to present a chargeback. Management believes that the maximum exposure for its obligation at any time does not exceed the total amount of bankcard transactions processed for the preceding four-month period. For the four-month periods from September through December 2007, 2006, and 2005, these amounts were $254.3 billion, $231.5 billion, and $175.0 billion, respectively.

        The Company records a provision for its estimated obligation based upon factors surrounding the credit risk of specific customers, historical credit losses, current processing volume and other relevant factors. As shown in Note 6, for the years ended December 31, 2007, 2006, and 2005, the Company incurred aggregate merchant credit losses, net of recoveries, of $9.6 million, $9.0 million, and $9.6 million, respectively, on total processed volumes of $719.1 billion, $660.6 billion, and $332.1 billion, respectively.

        The Company calculates its provision and evaluates the appropriateness of its reserve on a monthly basis. The provision for credit losses is included in operating expenses on the combined statements of income and comprehensive income. The reserve for this obligation is included in accounts receivable on the combined balance sheets. The Company believes the recorded reserve approximates the fair value of its contingent obligation.

        The Company also requires cash deposits, guarantees and letters of credit from certain merchants to minimize its obligation. As of December 31, 2007 and 2006, the Company held cash deposits of $524.2 million and $651.7 million, respectively, which were classified as merchant deposits on the combined balance sheets. The Company also held collateral in the form of letters of credit totaling $203.2 million and $192.1 million at December 31, 2007 and 2006, respectively, and merchant certificates of deposit totaling $51.9 million and $49.0 million at December 31, 2007 and 2006, respectively.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 5—COMMITMENTS AND CONTINGENCIES (Continued)

Other Contingencies

        Both the Company and its customers handle sensitive information, such as credit card numbers and personal consumer data, utilizing computer and telecommunications systems operated by the Company, its customers and outside third party providers. Despite internal controls and card brand imposed data security rules, which are in place to protect this information, ever-evolving technology presents inherent risks of data compromises. Data compromises of customers' systems can result in significant financial liability to the Company if the fines and liability for fraudulent card usage exceeds its customers' financial capacity. While the Company has not experienced significant losses in the past, data compromise of sensitive data processed by the Company or a third party vendor could have a material impact on the Company's financial position and results of operations.

        In the course of business, the Company is a defendant in various lawsuits. Management believes that the resolution of these lawsuits will not have a material impact on the Company's combined financial position or results of operations.

NOTE 6—ALLOWANCE FOR DOUBTFUL ACCOUNTS

        The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other relevant factors, as discussed in Note 5. Write-offs are recorded as a reduction to the allowance for doubtful accounts when deemed uncollectible.

        A summary of the allowance for doubtful accounts is as follows (in thousands):

	2007	2006	2005
Reserve balance at beginning of year	$12,397	$12,941	$8,489
Additional reserve attributed to the integration of CMS on October 1, 2005	—	—	5,449
Provision for doubtful accounts	7,240	8,512	8,530
Write-offs, net	(9,562)	(9,032)	(9,612)
Effects of foreign currency translation	121	(24)	85

Reserve balance at end of year	$10,196	$12,397	$12,941

NOTE 7—GOODWILL AND INTANGIBLE ASSETS

Goodwill

        A summary of goodwill is as follows (in thousands):

	2007	2006
Balance at beginning of year	$372,284	$372,563
Effects of foreign currency translation	21,857	(279)

Balance at end of year	$394,141	$372,284

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 7—GOODWILL AND INTANGIBLE ASSETS (Continued)

Intangible Assets

        A summary of intangible assets and accumulated amortization by intangible asset category as of December 31, 2007 and 2006 is as follows (in thousands):

	Gross Carrying Amount
	Merchant Portfolios	Non-compete/ Referral Agreements	Pension Intangibles	Total
Balance at December 31, 2005	$543,995	$14,529	$28	$558,552
Additions	1,566	—	—	1,566
Effects of foreign currency translation	(151)	(32)	—	(183)
Adjustment for SFAS 158 (Note 14)	—	—	(28)	(28)

Balance at December 31, 2006	545,410	14,497	—	559,907
Additions	23,399	—	—	23,399
Effects of foreign currency translation	11,617	2,540	—	14,157

Balance at December 31, 2007	$580,426	$17,037	$—	$597,463

	Accumulated Amortization
	Merchant Portfolios	Non-compete/ Referral Agreements	Pension Intangibles	Total
Balance at December 31, 2005	$(418,634)	$(4,823)	$—	$(423,457)
Additions	(73,433)	(1,456)	—	(74,889)
Effects of foreign currency translation	249	49	—	298

Balance at December 31, 2006	(491,818)	(6,230)	—	(498,048)
Additions	(17,904)	(1,544)	—	(19,448)
Effects of foreign currency translation	(5,806)	(1,213)	—	(7,019)

Balance at December 31, 2007	$(515,528)	$(8,987)	$—	$(524,515)

        Amortization expense related to intangible assets was $19.4 million, $74.9 million, and $42.1 million for the years ended December 31, 2007, 2006, and 2005, respectively.

        The Company periodically evaluates the appropriateness of the amortization period to determine whether circumstances warrant revised estimates of the useful lives of its contributed and purchased merchant portfolios and other intangible assets. If, upon review, such revision of useful life is necessary, the remaining unamortized cost would be amortized over the revised useful life. In performing these reviews, the Company takes into account all currently available data. As a result of additional analysis of attrition statistics and other data, the Company's U.S. operations revised the estimated useful lives of some of its purchased merchant portfolios effective January 1, 2006 from useful lives of eleven to forty years to useful lives of ten years. This change in estimate was applied on a prospective basis and resulted in additional amortization in 2006 of $13.8 million, which is included in depreciation and amortization on the combined statements of income and comprehensive income.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 7—GOODWILL AND INTANGIBLE ASSETS (Continued)

        During 2007 and 2006, the Company purchased merchant portfolios totaling $23.4 million and $1.6 million, respectively, with a weighted-average amortization period of nine and four years, respectively, and no significant residual value.

        The following table presents the Company's estimated amortization expense relating to intangible assets as of December 31, 2007, for the following years ending December 31, (in thousands):

2008	$17,448
2009	13,444
2010	11,989
2011	11,284
2012	9,492
Thereafter	9,291

$72,948

NOTE 8—FAIR VALUE OF FINANCIAL INSTRUMENTS

        Carrying amounts for certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, receivables related to merchant processing, accounts payable and liabilities related to merchant processing approximate fair value due to their short maturities. COLI policies included in other assets are recorded at their cash surrender values, which approximate fair value. Accordingly, these instruments are not presented in the following table. The following table provides carrying amounts and estimated fair values of certain financial instruments (in thousands):

	2007		2006
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Marketable securities classified as investments	$71,772	$71,772	$133,385	$133,385
Current portion of long-term debt	—	—	16,922	15,956

        The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

        Marketable securities classified as investments:    These investments are carried at fair value, which is estimated based on quoted market prices.

        Current portion of long-term debt:    The fair value of the current portion of long-term debt is based on the present value of estimated cash flow for debt service based on the Company's incremental borrowing rate.

NOTE 9—MARKETABLE AND OTHER SECURITIES

        The Company's investments include marketable securities classified as available-for-sale and carried at fair market value, as well as $2.8 million in non-marketable equity securities at December 31, 2007 and 2006, accounted for under the cost method. The amortized cost and estimated fair value of

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 9—MARKETABLE AND OTHER SECURITIES (Continued)

available-for-sale securities, including certain highly liquid securities that are classified as cash equivalents on the combined balance sheets, were as follows for the dates indicated (in thousands):

	At December 31, 2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt securities:
U.S. Government obligations	$5,035	$85	$(1)	$5,119
Government agency obligations	9,825	104	(43)	9,886
Corporate obligations	25,310	23	(222)	25,111
Mutual funds	47,693	525	—	48,218

Total	$87,863	$737	$(266)	$88,334

	At December 31, 2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt securities:
U.S. Government obligations	$6,052	$13	$(60)	$6,005
Government agency obligations	12,827	32	(119)	12,740
Corporate obligations	77,654	21	(25)	77,650
Mutual funds	37,463	—	(473)	36,990

Total	$133,996	$66	$(677)	$133,385

        The Company assesses the potential for other-than-temporary impairments of available-for-sale securities each reporting period and of cost method investments whose fair values are not readily determinable when impairment indicators are present. For the years ended December 31, 2007 and 2006, there were no declines in the value of investments deemed to be other-than-temporary. For the year ended December 31, 2005, the Company recognized an impairment of $126 thousand on a cost method investment for a decline in fair value deemed to be other-than-temporary.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 9—MARKETABLE AND OTHER SECURITIES (Continued)

        The following table presents unrealized losses and fair value for securities that were in an unrealized loss position, including certain highly liquid securities classified as cash equivalents on the combined balance sheets, at December 31, 2007 and 2006 (in thousands):

	At December 31, 2007
	Less than 12 Months		12 Months or Greater		Total
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
Debt securities:
U.S. Government obligations	$—	$—	$1,008	$(1)	$1,008	$(1)
Government agency obligations	—	—	1,958	(43)	1,958	(43)
Corporate obligations	1,130	(220)	56	(2)	1,186	(222)

Total	$1,130	$(220)	$3,022	$(46)	$4,152	$(266)

	At December 31, 2006
	Less than 12 Months		12 Months or Greater		Total
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
Debt securities:
U.S. Government obligations	$501	$(2)	$3,480	$(58)	$3,981	$(60)
Government agency obligations	632	(1)	7,118	(118)	7,750	(119)
Corporate obligations	4,113	(1)	2,984	(24)	7,097	(25)
Mutual Funds	—	—	36,990	(473)	36,990	(473)

Total	$5,246	$(4)	$50,572	$(673)	$55,818	$(677)

        As the Company has both the intent and ability to hold securities with unrealized losses until a recovery of fair value, which may be at maturity, the Company does not consider such securities to be other-than-temporarily impaired at December 31, 2007. Realized gains and losses from sales of available-for-sale securities were $57 thousand and $1.2 million, respectively, during 2007. There were no significant realized gains and losses from sales of available-for-sale securities during 2006 or 2005.

        The cost and estimated fair value of the Company's debt securities (including certain highly liquid securities that are classified as cash equivalents in the combined balance sheets) are shown below by contractual maturity (in thousands). Expected maturities may differ from contractual maturities based on the Company's investment policies.

	2007		2006
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due in one year or less	$29,291	$29,310	$71,370	$71,357
Due in one through five years	5,614	5,761	17,158	17,089
Due in five through ten years	1,258	1,245	1,478	1,468
Due after ten years	4,007	3,800	6,527	6,481

Total	$40,170	$40,116	$96,533	$96,395

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 10—DEBT

        Pursuant to an asset purchase agreement, the Company was required to pay five annual non-interest bearing installments of CAD $20.0 million to The Bank of Nova Scotia (Scotiabank), the first of which was paid in November 2003. The final payment was made in November 2007. The combined balance sheet as of December 31, 2006 includes this amount as current portion of long-term debt, net of imputed interest (at a rate of 1.75%), of $246 thousand. Related interest expense of $264 thousand, $552 thousand, and $781 thousand, is included in interest expense in the combined statements of income and comprehensive income for the years ended December 31, 2007, 2006, and 2005, respectively.

NOTE 11—CASH FLOW HEDGES

        The Company's Canadian operations utilizes derivative financial instruments to enhance its ability to manage cash flow risks with respect to changes in foreign currency exchange rates. These risks arise from the Canadian operation's U.S. dollar-denominated promissory note payable to the Company's U.S. operations, and the repayment of such debt. The Company's derivative instruments consist of short-term foreign currency forward contracts. In 2005, the maximum term of these forward contracts was three months. Throughout 2006 and 2007, the Company's strategy has been to hedge its foreign currency risks using contracts that mature within one month.

        The Company designates its forward derivative contracts as cash flow hedges accounted for pursuant to SFAS 133. Changes in the fair value of the contracts are initially recorded to accumulated other comprehensive income, and in each reporting period, an amount that offsets the hedged item's transaction gain or loss is reclassified to foreign currency exchange on the accompanying combined statements of income and comprehensive income. The net loss on derivatives for the years ended December 31, 2007, 2006, and 2005, was $1.8 million, $2.3 million, and $956 thousand, respectively. No contracts were held as of December 31, 2007 or 2006.

        The Company formally documents all relationships between hedging instruments and the underlying hedged items, as well as its risk management objective and strategy for undertaking the hedge transaction. The Company applies strict policies to manage risks, including prohibition against derivatives trading, derivatives market-making or any other speculative activities.

        The Company's counterparty in all derivative transactions is JPMorgan Chase. The credit risk inherent in these agreements represents the possibility that a loss may occur from the nonperformance of the counterparty to the agreements. The Company believes its risk is minimal. The Company's exposure is in U.S. dollars, so there is minimal risk that appropriate derivatives to maintain the hedging program would not be available in the future.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 12—INCOME TAXES

        The components of pretax income excluding minority interest are as follows (in thousands):

	For the years ended December 31,
	2007	2006	2005
Income before income taxes and minority interest—domestic	$638,157	$535,640	$350,123
Income before income taxes and minority interest—foreign	24,893	12,476	(3,413)

Total	$663,050	$548,116	$346,710

        The components of the provision for income taxes are as follows (in thousands):

	For the years ended December 31,
	2007	2006	2005
Current
Federal income taxes	$59,985	$50,289	$49,701
State income taxes, net of U.S. federal income tax benefit	15,930	12,090	7,822
Foreign income taxes	8	7	—

Total	75,923	62,386	57,523

Deferred
Federal income taxes	4,376	9,328	4,150
State income taxes, net of U.S. federal income tax benefit	114	52	(98)

Total	4,490	9,380	4,052

Total provision for income taxes	$80,413	$71,766	$61,575

        The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes and minority interest due to the following:

	2007	2006	2005
Statutory tax rate applied to income before income taxes and minority interest	35.0%	35.0%	35.0%
State income taxes, net of U.S. federal income tax benefit	1.6%	1.4%	1.4%
Effect of flow-through income	(24.6)%	(23.5)%	(19.2)%
Amortization of goodwill, merchant portfolios and other intangibles	0.1%	0.1%	0.2%
Share-based payment excess deferred taxes	0.0%	0.0%	0.2%
Other, net	0.0%	0.1%	0.2%

Effective tax rate	12.1%	13.1%	17.8%

        The effective tax rates include the effect of flow-through income that is included in JPMorgan Chase's and FDC's applicable tax returns. The change in the effective tax rate from 2005 to 2006 is primarily the result of the integration of CMS in October 2005 that reduced the ownership percentage of FDC Offer Corp. and subsidiaries in the U.S. operations and in turn reduced the percentage of income subject to tax at FDC Offer Corp. and subsidiaries.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 12—INCOME TAXES (Continued)

        Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the book and tax bases of the Company's assets and liabilities. Net deferred tax assets and liabilities are included in deferred income taxes on the combined balance sheets. The components of the Company's deferred tax items consist of the following at December 31, (in thousands):

	2007	2006
Deferred tax assets related to:
Accrued expenses and reserves	$187	$185
Accrued pension benefits	1,419	1,293
Other employee benefits	4,803	3,920
Tax attribute carryforwards	651	620
Other	117	14

Total deferred tax assets	7,177	6,032
Valuation allowance	(651)	(620)

Realizable deferred tax assets	6,526	5,412

Deferred tax liabilities related to:
Depreciation and amortization	(37,119)	(33,257)

Net deferred tax liabilities	$(30,593)	$(27,845)

        As of December 31, 2007 and 2006, the Company had recorded a valuation allowance of $651 thousand and $620 thousand respectively, against U.S. capital loss carryforwards. It is more likely than not that the tax benefit of those capital losses will not be recognized due to statutory limitations.

        Income tax payments of $72.3 million in 2007 are less than current expense primarily due to the benefit of deferral due to tax fiscal year and tax benefits associated with the exercise of stock options. Net income tax payments of $58.2 million in 2006 are less than current expense primarily due to refunds received from prior years, the benefit of deferral due to tax fiscal year and tax benefits associated with the exercise of stock options. Income tax payments of $51.8 million in 2005 are less than current expense primarily due to tax benefits associated with the exercise of stock options and the benefit of deferral due to tax fiscal year.

NOTE 13—SEGMENT REPORTING

        Operating segments are defined by SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and in assessing performance. The Company's CODM is its Chief Executive Officer. The Company classifies its business into two reporting segments for financial reporting purposes consisting of its U.S. and Canadian operations.

        The business segments measurements provided to, and evaluated by, the Company's CODM are computed in accordance with the accounting policies described in Note 2.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 13—SEGMENT REPORTING (Continued)

        The Company's U.S. operations process electronic payments of credit, debit, fleet, and stored value card transactions primarily for merchants throughout North America.

        The Company's Canadian operations process electronic payments of credit and debit card transactions, including the rental of point-of-sale equipment for merchants in Canada.

        Financial information for the Company's operating segments is summarized as follows (in thousands):

	As of and for the year ended December 31, 2007
	U.S.	Canada	Corporate and eliminations	Combined
Revenues:
Transaction and processing services	$1,170,621	$81,790	$—	$1,252,411
Transaction and processing services—inter-segment	17,152	—	(17,152)	—
Point-of-sale equipment and supplies	3,777	30,044	—	33,821

Total segment reporting revenues	$1,191,550	$111,834	$(17,152)	$1,286,232

	As of and for the year ended December 31, 2007
	U.S.	Canada	Corporate and eliminations	Combined
Interest and other, net	$76,425	$1,445	$21	$77,891
Depreciation and amortization	43,861	22,932	—	66,793
Income before income taxes and minority interest	638,634	24,813	(397)	663,050
Provision for income taxes	11,674	—	68,739	80,413
Total assets	6,291,384	417,137	(16,161)	6,692,360
Goodwill	247,549	146,592	—	394,141
Long-lived assets, net	96,518	79,462	—	175,980
Expenditures for long-lived assets	56,977	32,612	—	89,589

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 13—SEGMENT REPORTING (Continued)

	As of and for the year ended December 31, 2006
	U.S.	Canada	Corporate and Eliminations	Combined
Revenues:
Transaction and processing services	$1,112,781	$66,892	$—	$1,179,673
Transaction and processing services—inter-segment	15,032	—	(15,032)	—
Point-of-sale equipment and supplies	1,477	25,433	—	26,910

Total segment reporting revenues	$1,129,290	$92,325	$(15,032)	$1,206,583

Interest and other, net	$66,790	$(701)	$741	$66,830
Depreciation and amortization	94,358	19,305	—	113,663
Income before income taxes and minority interest	535,461	12,476	179	548,116
Provision for income taxes	8,556	—	63,210	71,766
Total assets	5,731,888	463,806	(14,745)	6,180,949
Goodwill	247,549	124,735	—	372,284
Long-lived assets, net	83,410	62,741	—	146,151
Expenditures for long-lived assets	40,826	11,563	—	52,389

	As of and for the year ended December 31, 2005
	U.S.	Canada	Corporate and Eliminations	Combined
Revenues:
Transaction and processing services	$728,255	$56,055	$—	$784,310
Transaction and processing services—inter-segment	14,066	—	(14,066)	—
Point-of-sale equipment and supplies	1,974	22,814	—	24,788

Total segment reporting revenues	$744,295	$78,869	$(14,066)	$809,098

Interest and other, net	$31,425	$(6,104)	$1,338	$26,659
Depreciation and amortization	60,285	16,237	—	76,522
Income (loss) before income taxes and minority interest	350,423	(3,413)	(300)	346,710
Provision for income taxes	4,165	—	57,410	61,575
Total assets	4,133,085	383,679	(88,414)	4,428,350
Goodwill	247,549	125,014	—	372,563
Long-lived assets, net	135,488	70,396	—	205,884
Expenditures for long-lived assets	22,017	12,227	—	34,244

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 14—BENEFIT PLANS

Defined Benefit Pension Plans

        The Company provides a qualified noncontributory defined benefit pension plan (Pension Plan) for its eligible U.S. employees. The net periodic pension expense included in salaries and employee benefits on the combined statements of income and comprehensive income for the Pension Plan was $4.0 million, $3.6 million, and $2.8 million for the years ended December 31, 2007, 2006, and 2005, respectively.

        The Company funds at least the minimum amount required under the Employee Retirement Income Security Act of 1974. Contributions are intended to provide not only for benefits attributed to compensation to date, but also for compensation increases to be earned in the future. Each participant's cash balance account is credited with an amount equal to 4% of the participant's eligible compensation, plus interest at a rate of 5% per year. Each participant becomes fully vested in benefits under this plan after five years of service. Prior to that time, no portion of a participant's benefit is vested. Effective January 1, 2008, the vesting period under this plan was reduced from five to three years.

        The Company also provides a SERP for highly compensated employees that will provide certain benefits upon retirement, death, or disability. The net periodic expense included in salaries and employee benefits on the combined statements of income and comprehensive income for the SERP was $227 thousand, $173 thousand, and $77 thousand for the years ended December 31, 2007, 2006, and 2005, respectively.

        A summary of the Pension Plan's and the SERP's change in benefit obligation, change in plan assets, and funded status are as follows as of and for the years ended December 31, 2007 and 2006 (in thousands):

	Pension Plan		SERP
	2007	2006	2007	2006
Change in benefit obligation:
Benefit obligation at beginning of year	$21,001	$18,445	$587	$443
Service cost	4,238	3,690	181	137
Interest cost	1,218	1,027	38	31
Benefits paid	(2,368)	(2,590)	(121)	(133)
Actuarial (gain)/loss	(283)	429	24	109

Benefit obligation at end of year	23,806	21,001	709	587
Change in plan assets:
Fair value of plan assets at beginning of year	17,766	14,897	—	—
Actual return on plan assets	965	1,809	—	—
Employer contributions	6,200	3,650	121	133
Benefits paid	(2,368)	(2,590)	(121)	(133)

Fair value of plan assets at end of year	22,563	17,766	—	—

Funded status	$(1,243)	$(3,235)	$(709)	$(587)

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 14—BENEFIT PLANS (Continued)

        Amounts related to the funded statuses of the Pension Plan and SERP are included in other non-current liabilities in the combined balance sheets.

        Amounts recognized in accumulated other comprehensive income, net of tax, at December 31, 2007 and 2006 consisted of (in thousands):

	Pension Plan		SERP
	2007	2006	2007	2006
Adjustment for the adoption of SFAS 158	$—	$2,163	$—	$62
Net actuarial loss	2,264	—	80	—
Prior service cost/(credit)	14	—	(9)	—

Amounts recognized in accumulated other comprehensive income	$2,278	$2,163	$71	$62

        The estimated net actuarial loss and prior service cost that will be amortized from accumulated other comprehensive income, pre-tax, into net periodic benefit cost during 2008 are $118 thousand and $5 thousand for the Pension Plan, respectively. The estimated net actuarial loss and prior service credit that will be amortized from accumulated comprehensive income, pre-tax, into net periodic benefit cost during 2008 are $5 thousand and $3 thousand for the SERP, respectively.

        The Pension Plan's and SERP's accumulated benefit obligations were $23.8 million and $709 thousand, respectively, at December 31, 2007, and $21.0 million and $587 thousand, respectively, at December 31, 2006.

        A summary of the components of net periodic pension expense and changes recognized in other comprehensive income, pre-tax, for the years ended December 31, 2007, 2006, and 2005 is as follows (in thousands):

	Pension Plan
	2007	2006	2005
Service cost	$4,238	$3,690	$2,817
Interest cost	1,218	1,027	821
Expected return on plan assets	(1,699)	(1,351)	(1,064)
Amortization of net actuarial loss	212	261	201
Amortization of prior service cost	5	2	(1)

Net periodic benefit cost	3,974	3,629	2,774

Other changes in plan assets and benefit obligations recognized in other comprehensive income:
Net actuarial loss	451	—	—
Amortization of net actuarial loss	(212)	—	—
Amortization of prior service cost	(5)	—	—

Total recognized in other comprehensive income	234	—	—

Total recognized in net periodic benefit cost and other comprehensive income	$4,208	$3,629	$2,774

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited)

NOTE 14—BENEFIT PLANS (Continued)

	SERP
	2007	2006	2005
Service cost	$181	$137	$56
Interest cost	38	31	24
Amortization of net actuarial loss	11	8	—
Amortization of prior service credit	(3)	(3)	(3)

Net periodic benefit cost	227	173	77

Other changes in plan assets and benefit obligations recognized in other comprehensive income:
Net actuarial loss	24	—	—
Amortization of net actuarial loss	(11)	—	—
Amortization of prior service credit	3	—	—

Total recognized in other comprehensive income	16	—	—

Total recognized in net periodic benefit cost and other comprehensive income	$243	$173	$77

        Weighted-average assumptions used to determine the benefit obligations of the Pension Plan and SERP at December 31, 2007 and 2006 were:

	Pension Plan
	2007	2006
Discount rate	6.25%	5.75%
Expected rate of increase in compensation levels	5.00%	5.00%
Expected long-term rate of return on assets	8.50%	8.50%

	SERP
	2007	2006
Discount rate	6.25%	5.75%
Expected rate of increase in compensation levels	5.00%	5.00%

        Weighted-average assumptions used to determine net periodic benefit cost for the Pension Plan and SERP for the years ended December 31, 2007, 2006, and 2005 were:

	Pension Plan
	2007	2006	2005
Discount rate	5.75%	5.50%	5.50%
Expected rate of increase in compensation levels	5.00%	5.00%	5.00%
Expected long-term rate of return on assets	8.50%	8.50%	8.50%

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 14—BENEFIT PLANS (Continued)

	SERP
	2007	2006	2005
Discount rate	5.75%	5.50%	5.50%
Expected rate of increase in compensation levels	5.00%	5.00%	5.00%

        Future benefits are assumed to increase in a manner consistent with past experience of the Pension Plan and SERP, which includes assumed salary increases as presented above. In developing these assumptions, the Company evaluated input from actuaries and plan asset managers, including their review of asset class return expectations, historical average annual returns, and long-term inflation assumptions.

        The Pension Plan weighted-average asset allocation and target allocation as of December 31, 2007 and 2006 presented as a percentage of total plan assets were as follows:

	Asset Allocation		Target Allocation
	2007	2006	2007	2006
Equity securities	69%	72%	70%	70%
Debt securities	29	23	25	25
Cash and cash equivalents	2	5	5	5

Total	100%	100%	100%	100%

        It is the Company's policy to invest Pension Plan assets in a diversified portfolio utilizing the target asset allocation as a guide. Deviations from the target allocation may be authorized by the Employee Benefits Committee. Investment risk is limited by diversification both within and between asset classes. The investment objective for the Pension Plan is to earn long-term investment returns in excess of inflation and at least equal to the actuarial discount rate used to calculate the Pension Plan's liability. Contributions to and disbursements from the fund are used to rebalance towards the target allocation to the extent practical.

        Pension Plan assets included shares of a money market fund managed by JPMorgan Asset Management, a subsidiary of JPMorgan Chase, with a fair value of $445 thousand and $819 thousand, representing 2% and 5%, of total plan assets as of December 31, 2007 and 2006, respectively.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 14—BENEFIT PLANS (Continued)

        The Company expects to contribute approximately $8.0 million to the Pension Plan in 2008. As of December 31, 2007, the future benefit payments expected to be paid by the Pension Plan and the SERP for each of the following years are as follows (in thousands):

	Pension Plan	SERP
2008	$1,945	$10
2009	2,215	19
2010	2,642	27
2011	2,820	34
2012	2,986	40
2013 through 2017	18,627	297

	$31,235	$427

Defined Contribution Plans

        The Company provides a Retirement Savings Plan (Savings Plan) for its eligible U.S. employees. The Savings Plan is a defined contribution plan under sections 401(a) and 401(k) of the Internal Revenue Code which provides savings and investment opportunities. Pretax contributions of up to 6% of an eligible employee's defined compensation are matched 50% by the Company. Salaries and employee benefits included $3.0 million, $2.2 million, and $1.7 million of expense relating to the Savings Plan on the combined statements of income and comprehensive income for the years ended December 31, 2007, 2006, and 2005, respectively. Savings Plan assets included 31 thousand and 39 thousand shares of JPMorgan common stock, representing 2% and 3%, of plan assets as of December 31, 2007 and 2006, respectively.

        The Company provides a Registered Retirement Savings Plan (Registered Savings Plan) for its eligible Canadian employees. The Registered Savings Plan is a defined contribution plan which provides savings and investment opportunities. Pretax contributions of up to 6% of an eligible employee's defined compensation are matched 50% by the Company. Salaries and employee benefits included $337 thousand, $300 thousand, and $262 thousand of expense relating to the Registered Savings Plan on the combined statements of income and comprehensive income for the years ended December 31, 2007, 2006, and 2005, respectively.

        The Company provides a registered defined contributory pension plan for its eligible Canadian employees. The net periodic expense included in salaries and employee benefits for this plan was $657 thousand, $536 thousand, and $457 thousand on the combined statements of income and comprehensive income for the years ended December 31, 2007, 2006, and 2005, respectively.

Long-Term Incentive Plan

        Certain employees of the Company are participants in a Long-Term Incentive Plan (LTIP), which provides for cash awards, subject to certain vesting periods and adjustments based on the performance of JPMorgan Chase and FDC. The LTIP began in 2005, and awards vest over a three-year period with 50% of the award vesting after two years of service and the remaining 50% vesting after the third year

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 14—BENEFIT PLANS (Continued)

of service. The Company records expense using the accelerated expense attribution method over the related vesting periods. For the years ended December 31, 2007, 2006, and 2005, $14.5 million, $12.0 million, and $4.1 million, respectively, of expense relating to LTIP grants were included in salaries and employee benefits on the combined statements of income and comprehensive income. The related liability is included in other accrued liabilities on the combined balance sheets.

Deferred Compensation Plan

        The Company has a deferred compensation plan, which provides highly compensated employees the opportunity to defer up to 90% of their annual base salary, 90% of their bonus compensation, and 90% of their LTIP. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account.

        The liability under the deferred compensation plan was $10.9 million and $7.9 million at December 31, 2007 and 2006, respectively. The Company's expense under the deferred compensation plan, net of the investment return on related trust assets, totaled $453 thousand, $261 thousand, and $266 thousand for the years ended December 31, 2007, 2006, and 2005, respectively.

        In connection with the deferred compensation plan, the Company has placed certain assets in a rabbi trust to enhance the security of the benefits payable under the plan. The assets of the trust, which consist of COLI policies and money market funds, are not generally available to the Company or its creditors, except to pay participants' benefits or in the event of the Company's insolvency. Trust assets of $11.0 million and $7.2 million at December 31, 2007 and 2006, respectively, were included in other assets on the combined balance sheets. The COLI policies had cash surrender values of $9.3 million and $7.2 million at December 31, 2007 and 2006, respectively.

Stop Loss Insurance

        The Company provides medical insurance through a variety of third party Administrative Services Agreements. In order to manage its insurance risk, the Company purchases individual and aggregate stop loss coverage policies. The policies provide for payment of eligible expenses in excess of the Company's individual obligation of $150 thousand per covered individual, not to exceed $2 million over the lifetime of a covered individual. Aggregate stop loss coverage provided for in the policies becomes effective at the Aggregate Benefit Attachment Point, which was $15.0 million, $11.6 million, and $7.4 million for 2007, 2006, and 2005 respectively. A risk exists to the Company with respect to recoveries under the stop loss contracts in the event the stop loss company is unable to meet its obligations.

        The Company's estimated liability for claims incurred but not reported at December 31, 2007 and 2006 was $1.2 million and $1.8 million, respectively, which is included in other accrued expenses on the combined balance sheets.

NOTE 15—SHARE-BASED PAYMENT

        Under a share-based payment plan (Stock Option Plan) established in 1999, the Company granted non-qualified stock options to certain employees. The purpose of the Stock Option Plan is to provide

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 15—SHARE-BASED PAYMENT (Continued)

an incentive to key employees to better align their interests with the interests of the Company. The Company issued the last option grants under this plan in 2004 and does not intend to provide for any additional grants of options in the future.

        The Stock Option Plan allows for grants of options to purchase up to 10 million shares of Class B Common Stock of Paymentech, Inc. ($0.01 par value) (the Shares). The options are granted with exercise prices equal to or greater than the fair market value of Paymentech, Inc.'s stock on the date of grant; have graded vesting over a period of three years with 50% of the award vesting on the second anniversary of the date of grant, and the remaining 50% on the third anniversary of the date of grant; and expire 10 years from the date of grant.

        Upon exercise of the options for the issuance of Shares, the Shares become subject to both put and call redemption features. Holders of Shares may require the Company to repurchase any or all of such holder's Shares during the period beginning on the 180th day following the date of issuance of such Shares and ending at the end of the 200th day following the date of issuance of such Shares. If the holder does not elect to exercise their put right, the Company has the right, but not the obligation, to call for purchase any or all of such holder's Shares at any time beginning on the 201st day following the date of issuance. In either event, the purchase price for such Shares will be the fair market value of such Shares on the date of redemption. In addition to these restrictions, in the event the shareholder does not exercise their put rights and the Company does not exercise its call rights, the shareholder is obligated to offer their Shares to the Company for purchase upon the same terms they propose to sell such Shares to a third party. When options are exercised, the Company issues new shares.

Accelerated Vesting and Modifications

        The Stock Option Plan provides that, in the event of changes in equity securities by reason of change in capitalization, such as a reclassification, recapitalization, merger, consolidation, reorganization or other similar event, appropriate adjustments in the aggregate number of Shares subject to the Stock Option Plan and/or the exercise price and number of Shares purchasable upon the exercise of any option previously granted will be made. Additionally, the plan provides that upon such events, any unvested options would become fully vested.

        As a result of JPMorgan Chase's merger with Bank One in July 2004, which was a change in control under the Stock Option Plan, all outstanding options became fully vested. As a result of the October 1, 2005 integration of CMS into the Company, which had a dilutive effect for the entity which provides the Stock Option Plan, the Company modified the exercise prices and number of outstanding options to maintain the value of the options to the option holders. The modification affected 241 option holders. As the value of the options was the same before and after the modification, no incremental expense was recorded in 2005 as a result of the modification.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 15—SHARE-BASED PAYMENT (Continued)

        The following schedule summarizes stock option activity for the year ended December 31, 2007 (in thousands, except per share data):

	Number of options	Weighted- average exercise price	Weighted- average remaining life (years)
Outstanding at December 31, 2006	360	$25.10
Exercised	(92)	$24.93
Forfeited or expired	(9)	$21.68

Outstanding at December 31, 2007	259	$25.28	3.9

Options exercisable at December 31, 2007	259	$25.28	3.9

        The Company made no option grants and recognized no compensation cost related to options in 2007, 2006 or 2005. Tax expense related to stock option activity was $67 thousand, and $690 thousand for the years ended December 31, 2006 and 2005 respectively. No tax expense was recognized in 2007 related to stock option activity.

        As a result of the redemption features in the Stock Option Plan, the Company expects to repurchase 61 thousand outstanding Shares in 2008.

        The intrinsic value of options outstanding and exercisable as of December 31, 2007 was $5.6 million. The total intrinsic value of options exercised during the years ended December 31, 2007, 2006, and 2005, was $1.9 million, $3.9 million, and $9.0 million, respectively.

NOTE 16—SUPPLEMENTAL CASH FLOW INFORMATION

        Supplemental cash flow disclosures and non-cash financing activities for the years ended December 31, 2007, 2006, and 2005 are as follows (in thousands):

	2007	2006	2005
Supplemental cash flow information:
Cash paid for income taxes	$72,315	$58,195	$51,780
Cash paid for interest	15,693	17,687	4,340
Supplemental non-cash financing activities:
Capital contribution for services paid on the Company's behalf	$—	$—	$30,434

NOTE 17—RELATED PARTIES

        The Company has multiple relationships with JPMorgan Chase and FDC as described below.

JPMorgan Chase

        JPMorgan Chase serves as the Company's primary bank and provides depository accounts, as well as investment, treasury management, and hedging services. Amounts related to these services are included in interest and other income, interest expense and operating expenses on the combined statements of income and comprehensive income.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 17—RELATED PARTIES (Continued)

        Pursuant to a referral agreement, JPMorgan Chase is obligated to refer customers for credit and debit card processing services to the Company. Fees related to these referrals offset revenue on the combined statements of income and comprehensive income. The payable related to these services is included in current liabilities on the combined balance sheets.

        JPMorgan Chase has agreed to indemnify the Company against certain losses, if any, which would result from the provision of bankcard processing services to certain merchants. Pursuant to these indemnification agreements, the Company pays JPMorgan Chase an indemnification fee which is included in operating expenses on the combined statements of income and comprehensive income.

        In addition to referral and indemnification agreements, the Company has entered into various contracts with JPMorgan Chase relating to transaction services. Under these contracts both the Company and JPMorgan Chase perform services for each other, such as merchant and private label transaction services, statement preparation, development and support services, as well as gateway services, sponsorship for VISA, MasterCard and other card brands and debit networks, and other services. The related revenue and fees for these services are included in revenue and operating expenses, respectively, on the combined statements of income and comprehensive income. The related receivable and amounts accrued for these services are included in accounts receivable and current liabilities, respectively, on the combined balance sheets.

        JPMorgan Chase leases office space to the Company. Rent associated with these leases is included in operating expenses on the combined statements of income and comprehensive income.

FDC

        The Company has entered into agreements with various subsidiaries and affiliates of FDC, for the transaction servicing of some of the Company's U.S. and international merchant transactions, as well as the provision of related services, such as chargeback management, fraud monitoring, collections, merchant settlement, payer authentication, multi-currency, customer service, and MasterCard sponsorship necessary to process Canadian MasterCard transactions. The negotiation and execution of revised U.S. and Canadian agreements covering certain of the above described services are pending. Fees related to these services are included in operating expenses, and assessments offset revenue, on the combined statements of income and comprehensive income. The related payables are included in payables to related parties, other accrued expenses and accrued assessments on the combined balance sheets.

        The Company utilizes the services of TASQ Technology, Inc. (TASQ), a wholly-owned subsidiary of FDC, for the deployment of card processing point-of-sale equipment and related software at customer locations in the U.S. The Company also purchases supplies from TASQ for distribution to its U.S. and Canadian merchants. Amounts accrued for these services are included in current liabilities on the combined balance sheets. Expenses related to these services and supplies offset revenue on the sale of point-of-sale equipment and are included in revenue on the combined statements of income and comprehensive income.

        Pursuant to an agreement with a debit network owned by FDC, the Company processes debit card transactions via that debit network and is required to pay certain debit network fees. Fees paid related

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 17—RELATED PARTIES (Continued)

to this agreement are included in operating expenses on the combined statements of income and comprehensive income. Fees accrued related to these services are included in other accrued expenses on the combined balance sheets.

        The Company entered into agreements with FDC to provide data transmission, authorization and portfolio management services. Revenue for these services is included in revenue on the combined statements of income and comprehensive income. The related receivable is included in accounts receivable on the combined balance sheets.

        The Company entered into an employee lease arrangement under which FDC provided employees to work at the direction of the Company. The term of the agreement was from January 1, 2006 through December 31, 2006. Expenses incurred under this leasing arrangement are included in salaries and employee benefits on the combined statements of income and comprehensive income for the year ended December 31, 2006. The payable related to these services is included in payables to related parties and other accrued expenses on the combined balance sheet as of December 31, 2006.

        The Company has various other arrangements with JPMorgan Chase and FDC under which other services may be provided or received. The related amount of revenues and expenses for these services are less than 1% of total revenues and expenses on the combined statements of income and comprehensive income, respectively, for the years ended December 31, 2007, 2006, and 2005.

        A summary of the amounts included on the combined balance sheets as of December 31, 2007 and 2006 and the combined statements of income and comprehensive income for the years ended December 31, 2007, 2006, and 2005 is as follows (in thousands):

		2007
Related Party	Nature of Relationship	Receivables from (payables to) related parties, net	Revenue (expense), net
JPMorgan Chase	Banking and investment management services	$(702)	$50,052
	Customer referral program	(1,288)	(7,240)
	Transaction and related services, net	481	8,925
	Indemnification agreements	(345)	(1,382)
	Rent	—	(2,761)
FDC	Transaction servicing and related services	(31,923)	(193,073)
	Point-of-sale equipment and supplies	(2,086)	(23,091)
	Debit interchange	(3,712)	(29,097)
	Data transmission, authorization and portfolio management services	1,632	9,605

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 17—RELATED PARTIES (Continued)

		2006
Related Party	Nature of Relationship	Receivables from (payables to) related parties, net	Revenue (expense), net
JPMorgan Chase	Banking and investment management services	$2,411	$57,150
	Customer referral program	(312)	(3,267)
	Transaction and related services, net	1,085	2,966
	Indemnification agreements	(333)	(2,422)
	Rent	—	(1,478)
FDC	Transaction servicing and related services	(31,501)	(214,356)
	Point-of-sale equipment and supplies	(11,554)	(31,633)
	Debit interchange	(1,951)	(16,936)
	Employee lease arrangement	(2,583)	(14,921)
	Data transmission, authorization and portfolio management services	1,500	10,291

		2005
Related Party	Nature of Relationship	Revenue (expense), net
JPMorgan Chase	Banking and investment management services	$19,804
	Customer referral program	(1,543)
	Transaction and related services, net	(476)
	Rent	(1,667)
FDC	Transaction servicing and related services	(99,843)
	Point-of-sale equipment and supplies	(22,714)
	Debit interchange	(12,294)
	Data transmission, authorization and portfolio management services	9,898

NOTE 18—OWNERS' EQUITY

        As discussed in Note 1, the Company includes a combination of corporations, LLCs and a general partnership. Information regarding the capital structure of these entities is shown below.

Corporations

  FDC Offer Corp.

        FDC Offer Corp.'s authorized and outstanding common stock as of December 31, 2007 and 2006 consisted of 1,000 shares of common stock (FDC Offer Corp. Common Stock), par value $0.01 per share. All FDC Offer Corp. Common Stock outstanding is owned by JPMorgan Chase and FDC. The shares of FDC Offer Corp. are restricted from transfer, without the consent of the other shareholder.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 18—OWNERS' EQUITY (Continued)

  Paymentech, Inc.

        Paymentech, Inc.'s authorized capital stock consists of a total of 70,000,000 shares, as follows: 60,000,000 shares of Class A Common Stock, par value $0.01 per share, and 10,000,000 Shares of Class B Common Stock, par value $0.01 per share.

        As of December 31, 2007 and 2006 there were 36,451,566 shares of Class A Common Stock outstanding. FDC Offer Corp holds all issued and outstanding Class A Common Stock. Holders of shares of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There is no right to cumulative voting for the election of directors. Holders of shares of Class A Common Stock are entitled to receive dividends, paid in accordance with the instructions of the board of directors out of funds legally available therefore. In the event of liquidation, holders of shares of Class A Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of Class A Common Stock have no conversion, redemption or preemptive rights. The rights of the holders of Class B Common Stock will, in some instances, restrict the rights of the holders of Class A Common Stock.

        As of December 31, 2007 and 2006 there were 60,615 and 113,966 Shares of Class B Common Stock outstanding, respectively. Unless otherwise noted, the holders of Shares of Class B Common Stock have the same rights as holders of shares of Class A Common Stock. Holders of shares of Class B Common Stock are entitled to one-tenth of one vote per share on all matters submitted to a vote of stockholders, and are entitled to receive dividends, paid in accordance with the instructions of the board of directors out of funds legally available therefore. Dividends so declared must be paid equally with respect to shares of Class A Common Stock and shares of Class B Common Stock. Likewise, in the event of liquidation, holders of Shares of Class B Common Stock are entitled to share ratably with holders of Class A Common Stock in all assets remaining after payment of liabilities. Holders of Class A Common Stock are prohibited from using their superior voting power to impair the rights of holders of Class B Common Stock.

        As discussed in Note 15, the Class B Common Stock (or Class B Shares) is subject to certain redemption features. Additionally, should the Company undertake a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, each outstanding share of Class B Common Stock would be automatically converted into one share of Class A Common Stock upon the date of the closing of the sale.

  LLC's

        All of the Company's LLCs are governed by Limited Liability Company Agreements, by and among their respective owner(s) (the Members). All membership interests in the LLCs are of a single class and have the same rights and privileges. Certain of the Members of Chase Paymentech Solutions, LLC have the right to elect the LLC's managers.

  Partnership

        JPMorgan Chase and FDC partnership interests in Chase Paymentech Solutions are of a single class and have the same rights and privileges.

Chase Paymentech

NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2007 and 2006 and
the year ended December 31, 2005 (unaudited) (Continued)

NOTE 18—OWNERS' EQUITY (Continued)

  Other Comprehensive Income

        The cumulative balance of each component of other comprehensive income, and associated income tax effects, are as follows (in thousands):

	Beginning balance	Pretax gain (loss) amount	Tax benefit (expense)	Ending balance
December 31, 2005
Net unrealized gains (losses) on investments	$(1,944)	$1,123	$10	$(811)
Cash flow hedges	(26)	31	—	5
Foreign currency translation adjustment	25,360	3,037	—	28,397
Minimum pension liability adjustment	(2,032)	(432)	152	(2,312)

	$21,358	$3,759	$162	$25,279

December 31, 2006
Net unrealized gains (losses) on investments	$(811)	$224	$(15)	$(602)
Cash flow hedges	5	(5)	—	—
Foreign currency translation adjustment	28,397	(1,826)	—	26,571
Minimum pension liability adjustment	(2,312)	194	(89)	(2,207)
Adjustment to initially apply SFAS 158	—	(28)	10	(18)

	$25,279	$(1,441)	$(94)	$23,744

December 31, 2007
Net unrealized gains (losses) on investments	$(602)	$1,082	$(18)	$462
Foreign currency translation adjustment	26,571	38,184	—	64,755
Pension and SERP liability adjustments	(2,225)	(250)	126	(2,349)

	$23,744	$39,016	$108	$62,868

FIRST DATA CORPORATION

Offers to Exchange

$1,550,000,000 aggregate principal amount of 9 7/8% Senior Cash-Pay Notes due 2015, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding unregistered 9 7/8% Senior Cash-Pay Notes due 2015,

$3,180,162,544 aggregate principal amount of 10 11/20% Senior PIK Notes due 2015, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding unregistered 10 11/20% Senior PIK Notes due 2015 and

$2,500,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2016, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding unregistered 11 1/4% Senior Subordinated Notes due 2016.

        Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Arizona Registrant

  Concord Emerging Technologies, Inc. is incorporated under the laws of Arizona.

        Article 5 of the Arizona Business Corporation Act of the State of Arizona, (the "ABCA"), permits a corporation to indemnify a person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the corporation or a proceeding charging improper personal benefit to the director), because he or she is or was a director or officer of the corporation or is or was serving at the corporation's request as a director, officer or partner, trustee, employee or agent of another corporation or other enterprise. A corporation may indemnify such persons against obligations to pay a judgment, settlement, penalty or fine or reasonable expenses incurred with respect to such proceedings if such individual conducted himself or herself in good faith and reasonably believed that such conduct was in the best interests of the corporation, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

        The ABCA allows a corporation to indemnify a director or officer in connection with a proceeding by or in the right of the corporation, against reasonable expenses, including attorney fees, unless the director or officer was adjudged liable to the corporation. A corporation may indemnify a director or officer in connection with a proceeding charging improper financial benefit to the director or officer unless the director or officer was adjudged liable on the basis that financial benefit was improperly received by the director or officer.

        The bylaws of the Arizona Registrant provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the ABCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the ABCA so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

        The Articles of Incorporation of the Arizona Registrant in this section (a) provide indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

California Registrants

        Cardservice International, Inc., Size Technologies, Inc. and TASQ Technology, Inc. are incorporated under the laws of California.

        Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made if it is determined that person acted in good faith or in a manner the person reasonably believed to be in the best interests of the corporation by action of the company through:

  •
  a majority vote of a quorum of the corporation's Board of Directors consisting of directors who are not party to the proceedings;

  •
  if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

  •
  approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

  •
  such court in which the proceeding is or was pending upon application by designated parties.

        Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent's defense is successful on the merits. The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation's articles of the corporation.

        The bylaws of the California Registrants provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Colorado Registrants

        (a)   IPS Inc. is incorporated under the laws of Colorado.

        Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "Act") grant the registrants' broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the registrant, provided with respect to conduct in an official capacity with the registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the registrant, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the registrant in which the person was adjudged liable to the registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the registrant is required by the Act to indemnify him against reasonable expenses.

        The bylaws of the Colorado Registrant in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of

Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (b)   Concord Transaction Services, LLC and CTS Holdings, LLC are registered under the laws of Colorado.

        Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member's or manager's duties to the limited liability company.

        The operating agreement of Concord Transaction Services, LLC in this section (b) provides, in relevant part, that no Member or officer shall be liable to the Company, any other Members or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that a Member or officer shall be liable for any such loss, damage or claim incurred by reason of such Member's or officer's gross negligence or willful misconduct. To the full extent permitted by applicable law, a Member or officers shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that no Member or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or officer by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

        The operating agreement of CTS Holdings, LLC in this section (b) provides, in relevant part, that the Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

Delaware Registrants

        (a)   Atlantic States Bankcard Association, Inc., Bankcard Investigative Group Inc., Business Office Services, Inc., BUYPASS Inco Corporation, Cardservice Delaware, Inc., CESI Holdings, Inc., CIFS Corporation, Concord Computing Corporation, Concord Corporate Services, Inc., Concord EFS Financial Services, Inc., Concord EFS, Inc., Concord Financial Technologies, Inc., Concord Processing, Inc., Credit Performance Inc., DW Holdings, Inc., EPSF Corporation, FDC International Inc., FDMS Partner, Inc., FDR Ireland Limited, FDR Limited, FDR Missouri Inc., FDR Signet Inc., FDR Subsidiary Corp., FDS Holdings, Inc., First Data Capital, Inc., First Data Commercial Services Holdings, Inc., First Data Communications Corporation, First Data Corporation, First Data Digital Certificates Inc., First Data Government Solutions, Inc., First Data Integrated Services Inc., First Data Latin America Inc., First Data Mobile Holdings, Inc., First Data Pittsburgh Alliance Partner Inc., First Data PS Acquisition Inc., First Data Technologies, Inc., FSM Services Inc., FundsXpress, Inc., FX Securities, Inc., ICVerify Inc., IDLogix, Inc., IPS Holdings Inc., MAS Inco Corporation, MAS Ohio Corporation, NPSF Corporation, Sagetown Holdings Inc., Star Networks, Inc., Star Processing, Inc., Star Systems Assets, Inc., Star Systems, Inc., SurePay Real Estate Holdings, Inc.,

TASQ Corporation, TeleCheck Services, Inc., Transaction Solutions Holdings, Inc. and United Partner, Inc. are incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The bylaws and certificate of incorporation of First Data Corporation in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was a director, officer, or employee of the corporation serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful.

        The corporation shall pay the actual and reasonable expenses incurred in investigating or defending a threatened or pending action, suit or proceeding, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

        The bylaws of Atlantic States Bankcard Association, Inc., Business Office Services, Inc., Cardservice Delaware, Inc., CESI Holdings, Inc., Concord EFS, Inc., Concord Financial Technologies, Inc., Credit Performance Inc., DW Holdings, Inc., FDMS Partner, Inc., FDR Ireland Limited, FDR Missouri Inc., FDR Signet Inc., FDR Subsidiary Corp., FDS Holdings, Inc., First Data Capital, Inc., First Data Commercial Services Holdings, Inc., First Data Communications Corporation, First Data Digital Certificates Inc., First Data Government Solutions, Inc. First Data Integrates Services Inc., First Data Mobile Holdings Inc., First Data PS Acquisition Inc., First Data Technologies, Inc., FSM Services Inc., FundsXpress, Inc., FX Securities, Inc., ICVerify Inc., IDLogix, Inc., IPS Holdings Inc., Sagetown Holdings Inc., SurePay Real Estate Holdings, Inc., TASQ Corporation and Transaction Solutions Holdings, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

        The bylaws of BUYPASS Inco Corporation, CIFS Corporation, Concord Computing Corporation, Concord EFS Financial Services, Inc., Concord Processing, Inc., EPSF Corporation, FDC International Inc., MAS Inco Corporation, MAS Ohio Corporation, NPSF Corporation, Star Networks, Inc., Star Processing, Inc., Star Systems Assets, Inc. and Star Systems, Inc. in this section (a) provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the DGCL so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

        The bylaws of Bankcard Investigative Group Inc., First Data Latin America Inc. and First Data Pittsburgh Alliance Partner Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

        The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

        The bylaws of FDR Limited in this section (a) provide, in relevant part, that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts pain in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plans or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized herein in these indemnification provisions.

        The bylaws of TeleCheck Services, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware.

        (b)   Call Interactive Holdings LLC, CIFS LLC, Concord NN, LLC, Concord One, LLC, DDA Payment Services, LLC, FDFS Holdings, LLC, FDGS Group, LLC, First Data Aviation LLC, First Data EC, LLC, First Data Financial Services, L.L.C., First Data Merchant Services Northeast, LLC, First Data Merchant Services Southeast, L.L.C., First Data Payment Services, LLC, First Data Real Estate Holdings L.L.C., First Data Resources, LLC, First Data Secure LLC, First Data Solutions L.L.C., First Data, L.L.C., Gratitude Holdings LLC, Initial Merchant Services, LLC, Instant Cash Services, LLC, LoyaltyCo LLC, Money Network Financial, LLC, PayPoint Electronic Payment Systems, LLC, REMITCO LLC, Sagebrush Holdings LLC, Sageville Holdings LLC, Star Systems, LLC, Strategic Investment Alternatives LLC, Transaction Solutions, LLC, Unibex, LLC, ValueLink, LLC, Virtual Financial Services, LLC and Yclip, LLC are registered under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The operating agreements of Concord NN, LLC, Concord One, LLC and DDA Payment Services, LLC in this section (b) provide, in relevant part, that each Person ("Indemnified Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Member shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding except to the extent such indemnification is prohibited by law.

        The operating agreements of CIFS LLC, FDFS Holdings, LLC, First Data Aviation LLC, First Data EC, LLC, First Data Financial Services, L.L.C., First Data Merchant Services Southeast, L.L.C., First Data Merchant Services Northeast, LLC, First Data Payment Services, LLC, First Data Real Estate Holdings L.L.C., First Data Secure LLC, First Data Solutions L.L.C., First Data, L.L.C., Gratitude Holdings LLC, Initial Merchant Services, LLC, Instant Cash Services, LLC, LoyaltyCo LLC, Money Network Financial, LLC, PayPoint Electronic Payment Systems, LLC, REMITCO LLC, Sagebrush Holdings LLC, Sageville Holdings LLC, Star Systems, LLC, Transaction Solutions, LLC, Unibex, LLC, ValueLink, LLC, Virtual Financial Services, LLC and Yclip, LLC in this section (b) provide, in relevant part, that the Members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act.

        The operating agreement of First Data Real Estate Holdings L.L.C. in this section (b) provides, in relevant part, that no manager or liquidator shall be liable for any monetary damages to the LLC or any Member for any breach of any duties.

        The operating agreements of First Data Solutions LLC and TeleCheck Acquisition LLC in this section (b) provide, in relevant part, that the Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

        The operating agreement of Strategic Investment Alternatives LLC in this section (b) provides, in relevant part, that the Member shall not be personally liable for any debts, obligations or losses of the Company beyond its capital contributions to the Company and the undistributed profits.

        (c)   First Data Government Solutions, L.P. is registered under the laws of Delaware.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        The bylaws and limited partnership agreements of the Delaware Registrants in this section (c) provide, in relevant part, that the General Partner shall not have any liability for the debts, obligations or liabilities of the Partnership except to the extent provided by the Act.

        (d)   First Data Voice Services General Partnership is a general partnership under the laws of Delaware.

        Section 15-110 of the Delaware Revised Uniform Partnership Act permits a partnership, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        The Partnership Agreement of the Delaware Registrant in this section (d), provides that the Partnership shall indemnify any officer or director made a party to any proceeding, other than an action, suit or proceeding by or in the right of the Partnership, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful.

        The Partnership shall pay the actual and reasonable expenses incurred in investigating or defending a proceeding, in advance of its final disposition if the Partnership, at its discretion determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the Partnership, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Partnership hereunder.

Florida Registrants

        First Data Merchant Services Corporation and PaySys International, Inc. are incorporated under the laws of Florida.

        Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose of with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

        Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

        The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

        The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Corporation Act (relating to the liability of directors for improper distributions) are applicable.

        The bylaws of First Data Merchant Services Corporation provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Section 607.0850 of the Florida Business Corporation Act (the "Act") or any successor provisions of the laws of the State of Florida, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with Section 607.0850 of the Act or any successor provisions of the laws of the State of Florida.

        The bylaws of PaySys International, Inc. provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Georgia Registrants

        (a) Concord Payment Services, Inc., New Payment Services, Inc., Technology Solutions International, Inc., and TeleCheck International, Inc. are incorporated under the laws of Georgia.

        Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the liability of directors for monetary damages to a corporation or its shareholders for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Code if it is established that the director did not perform his or her duties in compliance with Section 14-2-832 of the Code, which sets forth general standards for directors.

        Sections 14-2-851 and 14-2-857 of the Code provide that a corporation may indemnify a director or officer if such individual conducted himself or herself in good faith and reasonably believed that such conduct was in the best interests of the corporation, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

        Sections 14-2-852 and 14-2-857 of the Code provide that any director or officer who is wholly successful in the defense of any proceeding to which he or she was a party because her or she was an officer or a director of the corporation are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of the Code Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

        The bylaws of Concord Payment Services, Inc. in this section (a) provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Code so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

        The bylaws of New Payment Services, Inc. and Technology Solutions International, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

        The bylaws of TeleCheck International, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under sections 14-2-851 and -852 (with respect to directors) and section 14-2-857 (with respect to non-director officers, employees and agents) of the Code or any successor provisions of the laws of the State of Georgia, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with section 14-2-853 (with respect to directors) and 14-2-857 (with respect to non-director officers, employees or agents) of the Code or any successor provisions of the laws of the State of Georgia.

        (b) Unified Merchant Services General Partnership is a general partnership under the laws of Georgia.

        Section 14-8-18 of the Georgia Code provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business, or for the preservation of its business or property.

        The Partnership Agreement of the Georgia Registrant in this section (b), provides, in relevant part, that the Partnership shall indemnify and hold harmless the Partners and their Affiliates and any director, officer, employee, or agent of a Partner, the Partnership, an Affiliate of the Partnership and the legal representatives of any of them, and each other person who may incur liability as a general partner or otherwise in connection with the management of the Partnership against any and all liabilities and expenses (including amounts paid in satisfaction of judgments, compromises, fines and penalties, and as counsel fees) reasonably incurred by him/her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he/she or it may be involved or with which he/she or it may be threatened, while a Partner or serving in such other capacity or thereafter, by reason of his/her or its being or having been a Partner, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard of his/her or its duties, or criminal intent. The Partnership shall have the right to approve any counsel selected by any indemnified Person and to approve the terms of any proposed settlement.

        The Partnership shall advance, in the sole discretion of the Partners, to an indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each indemnified Person shall agree in writing prior to any such advancement that in the event he/she or it receives any such advance, such indemnified Person shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that he/she or it was not entitled to indemnification.

Maryland Registrant

        First Data Card Solutions, Inc. is incorporated under the laws of Maryland.

        Section 2-418 of the Maryland General Corporation (the "MGCL") Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or with active and deliberate dishonesty; the director or officer actually received an improper personal benefit; or in the case of a criminal proceeding, the director or officer had reason to believe that his conduct was unlawful. The MGCL provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The MGCL also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Section 2-418 of the MGCL provides that unless limited by the charter of a Maryland corporation, a director or officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        The bylaws of the Maryland Registrant provide, in relevant part, that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

        The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Nebraska Registrant

        CallTeleservices, Inc. is incorporated under the laws of Nebraska.

        Section 21-2095 of the Nebraska Business Corporation Act (the "NBCA"), provides that a director is not liable for action taken as a director, or any failure to take any action, if he or she acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believed to be in the best interests of the corporation. Sections 21-20,103 and 21-20,108 of the NBCA provide that a corporation may indemnify an individual who is a party to any proceeding because he or she is a director or officer against liability incurred in a proceeding if he or she conducted himself or herself in good faith, and he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

        Section 21-20,104 of the NBCA provides that a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. In the case of a proceeding by or in the right of the corporation, section 21-20,103 of the NBCA provides that a corporation may not indemnify a director except for reasonable expenses incurred in connection with the proceeding if it is determined that the director was adjudged liable on the basis that he or she received financial benefit to which he or she was not entitled.

        Section 21-20,109 of the NBCA provides that a corporation may purchase and maintain insurance on behalf of directors or officers corporation, or who, while a director or officer of the corporation serves at the corporation's request as a director, officer, member of a limited liability company, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him or her in that capacity, or arising from his or her status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to him or her against the same liabilities under the NBCA.

        The bylaws of the Nebraska Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Nevada Registrants

        EFTLogix, Inc., JOT, Inc. and Linkpoint International, Inc. are incorporated under the laws of Nevada.

        Chapter 78 of the Nevada Revised Statutes allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        The bylaws of the Nevada Registrants provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

New York Registrants

        National Payment Services Inc. is incorporated under the laws of New York.

        Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Section 722(c) of the NYBCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification under this Section shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

        Section 721 of the NYBCL provides that the indemnification provided shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled, whether contained in the certificate of incorporation or the bylaws, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        The bylaws of National Payment Services Inc. provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the NYBCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the NYBCL so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

North Carolina Registrant

        Atlantic Bankcard Properties Corporation is incorporated under the laws of North Carolina.

        Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee conducted himself in good faith, reasonably believed that his conduct in his official capacity with the corporation was in the best interests of the corporation or that in all other cases his conduct at least was not opposed to the corporation's best interests, and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        A corporation may not indemnify a director, officer, agent or employee under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, agent or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent or employee was adjudged liable on the basis of having received an improper personal benefit. In addition, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of such capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

        Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director of officer of the corporation against reasonable expenses incurred in connection with the proceeding. Unless a corporation's articles of incorporation provide otherwise, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56. Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party.

        The bylaws of the North Carolina Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Oklahoma Registrant

        Gift Card Services, Inc. is incorporated under the laws of Oklahoma.

        Section 1031 of the Oklahoma General Corporation Act provides that an Oklahoma corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify officers and directors in an action by or in the right of the corporation for expenses, including attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, except that, no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The bylaws of the Oklahoma Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Pennsylvania Registrant

        TeleCheck Pittsburgh/West Virginia, Inc. is incorporated under the laws of Pennsylvania.

        Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("PBCL"), provides, that a corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

        Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

        The bylaws of the Pennsylvania Registrant provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee, agent or representative of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, all to the full extent permitted under Chapter 17, subchapter D of the PBCL or any successor provisions of the laws of the Commonwealth of Pennsylvania, including without limitation the payment of fees and expenses of defense as incurred.

        Expenses incurred by a person who is or was a director, officer, employee, agent or representative of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with section 1745 of the PBCL or any successor provisions of the laws of the Commonwealth of Pennsylvania.

Tennessee Registrants

        Concord Equipment Sales, Inc., CTS, Inc., EFS Transportation Services, Inc. and H & F Services, Inc. are incorporated under the laws of Tennessee.

        The Tennessee Business Corporation Act ("TBCA") sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if the director acted in good faith, reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and in connection with any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

        Officers, employees, and agents who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA to the same degree of indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

        The bylaws of Concord Equipment Sales, Inc., EFS Transportation Services, Inc. and H & F Services, Inc. provide, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the TBCA so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses.

        The bylaws of CTS, Inc. provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Texas Registrants

  (a) FundsXpress Financial Network, Inc. is incorporated under the laws of Texas.

        Under Article 2.02-1 of the Texas Business Corporation Act ("TBCA"), a company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent against judgment, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in or at least not opposed to the corporation's best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A company is required by Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by the director or officer in connection with a proceeding in which the director or officer is a named defendant or respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBCA prohibits a company from indemnifying a director or officer in respect of a proceeding in which the person is found liable to the company or on the basis that a personal benefit was improperly received by him or her, other than for reasonable expenses (including court costs and attorneys' fees) actually incurred by him or her in connection with the proceeding; provided, that the TBCA further prohibits a company from indemnifying a director or officer in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties.

        Under Article 2.02-1(J) of the TBCA, a court of competent jurisdiction may order a company to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to the company or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses (including court costs and attorneys' fees) actually incurred by him or her in connection with the proceeding.

        A corporation may purchase and maintain insurance or another arrangement on behalf of a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article.

        The bylaws of the Texas Registrant in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

  (b) First Data Retail ATM Services L.P. is registered under the laws of Texas.

        Under the Texas Revised Limited Partnership Act (the "TRLPA"), a general partner must be indemnified by the limited partnership in cases in which the general partner is wholly successful on the merits or in the defense of the proceedings. Section 11.02 of the TRLPA provides that a limited partnership may indemnify a person who was, is or is threatened to be named a defendant in a proceeding only if that person acted in good faith, reasonably believed, in the case of conduct in the person's official capacity as a general partner of the limited partnership, that the person's conduct was in the limited partnership's best interests and in all other cases, that the person's conduct was at least not opposed to the limited partnership's best interests and in the case of a criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful. If a person is found liable to the limited partnership or the limited partners or is found liable on the basis that the person improperly received personal benefit, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person's duty to the limited partnership or the limited partners. The TRLPA allows a Texas limited partnership to indemnify and advance expenses to persons who are not or were not limited partners, employees, or agents of the limited partnership but who are or were serving at the request of the limited partnership as a representative of another enterprise and allows a limited partnership to purchase and maintain liability insurance for such person, whether or not the partnership would have the power to indemnify such person against such liability.

        The Limited Partnership Agreement of the Texas Registrant in this section (b), provides that neither the General Partner, any Limited Partner, nor any of their respective officers, directors, or employees shall be liable, responsible or accountable in damages or otherwise to the Partnership or the Partners for any act or omission performed or made (i) with respect to the General Partner and its officers, directors, or employees, by any of them in the capacity as a General Partner or any other capacity in which any of them act at the request of the Partnership or otherwise, and (ii) with respect to the Limited Partners and their officers, directors, or employees, by any of them in any capacity in which any of them act at the request of the Partnership or otherwise, if, in either case, such Person shall not have been guilty of gross negligence or willful misconduct with respect to such act or omission. Without limitation of the foregoing, no Partner, its officers, directors, and employees shall be so liable, responsible or accountable for any allocation, distribution or other act or omission performed or made by them in good faith reliance on financial statements of the Partnership reported on by independent certified public accountants or for any act or omission performed or made by them in good faith reliance on advice of legal counsel. No Partner nor any of its officers, directors, or employees shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any act or omission if such Person shall have been merely negligent with respect to such act or omission.

        The Partnership shall have the power and authority to and shall, and the General Partner is directed on behalf of the Partnership to, indemnify and hold harmless, and advance and reimburse expenses related thereto to, the General Partner, the Limited Partner, and any of their partners, members, officers, directors, shareholders and employees, to the fullest extent permitted by the Act and any other applicable law; provided, however, that this indemnification shall be satisfied only out of assets of the Partnership and not out of assets of the Partners.

Washington Registrant

        Intelligent Results, Inc. is incorporated under the laws of Washington.

        Section 23B.08.510 of the Washington Business Corporation Act (the "WBCA") provides, in relevant part, that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith, if the individual reasonably believed in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and in all other cases, that the individual's conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        The bylaws of the Washington Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. "Not opposed to the best interest of the corporation" shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

        The corporation shall pay the actual and reasonable expenses incurred in defending a proceeding, other than a proceeding by or in the right of the corporation, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Certain Other Arrangements

        First Data maintains a directors' and officers' liability insurance policy that covers the directors and officers of each of the registrants in amounts that First Data believes are customary for companies similarly situated, including for liabilities in connection with the registration, offering and sale of the notes.

        In addition, pursuant to the Management Agreement entered into with the Sponsors and their affiliates, First Data has agreed to customary exculpation and indemnification provisions for the benefit of the Sponsors, their affiliates, directors, officers and certain other persons. See "Certain Relationships and Related Party Transactions—Sponsor Management Agreement" in the prospectus included in this registration statement.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)Exhibits

EXHIBIT NO.	DESCRIPTION
2.1	Separation and Distribution Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company (incorporated by reference to Exhibit 2.1 of First Data Corporation's Current Report on Form 8-K filed on October 2, 2006, Commission File No. 1-11073).
2.2
Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and First Data Corporation (incorporated by reference to Exhibit 2.1 of the First Data Corporation's Current Report on Form 8-K filed on April 2, 2007, Commission File No. 1-11073).
3.1
First Data Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3(i) of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
3.2	First Data Corporation By-Laws (incorporated by reference to the Exhibit 3(ii) of First Data Corporation's Annual Report on Form 10-K filed on March 13, 2008, Commission file No. 1-11073).
3.3
Atlantic Bankcard Properties Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.5 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.4
Atlantic Bankcard Properties Corporation By-Laws (incorporated by reference to Exhibit 3.6 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.5
Atlantic States Bankcard Association, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.7 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.6
Atlantic States Bankcard Association, Inc. By-Laws (incorporated by reference to Exhibit 3.8 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.7	FDS Holdings, Inc. and B1 PTI Services, Inc. Certificate of Merger, dated November 3, 2008.
3.8	Certificate of Amendment of Certificate of Incorporation of FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) dated November 3, 2008.
3.9
FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) Certificate of Incorporation (incorporated by reference to Exhibit 3.9 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.10
FDS Holdings, Inc. (formerly known as B1 PTI Services, Inc.) By-Laws (incorporated by reference to Exhibit 3.10 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.11
Bankcard Investigative Group Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.11 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.12	Bankcard Investigative Group Inc. By-Laws (incorporated by reference to Exhibit 3.12 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.13
Business Office Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.13 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.14
Business Office Services, Inc. By-Laws (incorporated by reference to Exhibit 3.14 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.15
BUYPASS Inco Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.15 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.16	BUYPASS Inco Corporation By-Laws (incorporated by reference to Exhibit 3.16 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.17
Call Interactive Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.17 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.18
Call Interactive Holdings LLC Operating Agreement (incorporated by reference to Exhibit 3.18 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.19
CallTeleservices, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.19 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.20	CallTeleservices, Inc. By-Laws (incorporated by reference to Exhibit 3.20 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.21
Cardservice Delaware, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.21 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.22	Cardservice Delaware, Inc. By-Laws (incorporated by reference to Exhibit 3.22 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.23
Cardservice International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.23 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.24
Cardservice International, Inc. By-Laws (incorporated by reference to Exhibit 3.24 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.25
CESI Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.25 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.26	CESI Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.26 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.27	CIFS Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.27 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.28	CIFS Corporation By-Laws (incorporated by reference to Exhibit 3.28 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.29	CIFS LLC Certificate of Formation (incorporated by reference to Exhibit 3.29 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.30	CIFS LLC Operating Agreement (incorporated by reference to Exhibit 3.30 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.31
Concord Computing Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.31 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.32
Concord Computing Corporation By-Laws (incorporated by reference to Exhibit 3.32 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.33
Concord Corporate Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.33 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.34
Concord Corporate Services, Inc. By-Laws (incorporated by reference to Exhibit 3.34 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.35
Concord EFS Financial Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.35 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.36
Concord EFS Financial Services, Inc. By-Laws (incorporated by reference to Exhibit 3.36 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.37
Concord EFS, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.37 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.38	Concord EFS, Inc. By-Laws (incorporated by reference to Exhibit 3.38 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.39
Concord Emerging Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.39 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.40
Concord Emerging Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.40 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.41
Concord Equipment Sales, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.41 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.42	Concord Equipment Sales, Inc. By-Laws (incorporated by reference to Exhibit 3.42 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.43
Concord Financial Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.43 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.44
Concord Financial Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.44 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.45
Concord NN, LLC Certificate of Formation (incorporated by reference to Exhibit 3.45 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.46	Concord NN, LLC Operating Agreement (incorporated by reference to Exhibit 3.46 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.47
Concord One, LLC Certificate of Formation (incorporated by reference to Exhibit 3.47 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.48
Concord One, LLC Operating Agreement (incorporated by reference to Exhibit 3.48 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.49
Concord Payment Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.49 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.50
Concord Payment Services, Inc. By-Laws (incorporated by reference to Exhibit 3.50 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.51
Concord Processing, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.51 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.52	Concord Processing, Inc. By-Laws (incorporated by reference to Exhibit 3.52 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.53
Concord Transaction Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.53 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.54
Concord Transaction Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.54 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.55
Credit Performance Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.55 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.56	Credit Performance Inc. By-Laws (incorporated by reference to Exhibit 3.56 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.57	CTS Holdings, LLC Certificate of Formation (incorporated by reference to Exhibit 3.57 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.58
CTS Holdings, LLC Operating Agreement (incorporated by reference to Exhibit 3.58 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.59
CTS, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.59 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.60	CTS, Inc. By-Laws (incorporated by reference to Exhibit 3.60 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.61
DDA Payment Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.61 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.62
DDA Payment Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.62 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.63
DW Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.63 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.64	DW Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.64 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.65
EFS Transportation Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.65 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.66
EFS Transportation Services, Inc. By-Laws (incorporated by reference to Exhibit 3.66 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.67
EFTLogix, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.67 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.68	EFTLogix, Inc. By-Laws (incorporated by reference to Exhibit 3.68 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.69
EPSF Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.69 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.70	EPSF Corporation By-Laws (incorporated by reference to Exhibit 3.70 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.71
FDC International Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.71 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.72	FDC International Inc. By-Laws (incorporated by reference to Exhibit 3.72 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.73
FDFS Holdings, LLC Certificate of Formation (incorporated by reference to Exhibit 3.73 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.74
FDFS Holdings, LLC Operating Agreement (incorporated by reference to Exhibit 3.74 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.75	FDGS Group, LLC Certificate of Formation.
3.76	FDGS Group, LLC Limited Liability Company Agreement.
3.77
FDMS Partner, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.81 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.78	FDMS Partner, Inc. By-Laws (incorporated by reference to Exhibit 3.82 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.79
FDR Ireland Limited Certificate of Incorporation (incorporated by reference to Exhibit 3.85 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.80	FDR Ireland Limited By-Laws (incorporated by reference to Exhibit 3.86 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.81
FDR Limited Certificate of Incorporation (incorporated by reference to Exhibit 3.87 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.82	FDR Limited By-Laws (incorporated by reference to Exhibit 3.88 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.83
FDR Missouri Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.89 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.84	FDR Missouri Inc. By-Laws (incorporated by reference to Exhibit 3.90 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.85
FDR Signet Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.91 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.86	FDR Signet Inc. By-Laws (incorporated by reference to Exhibit 3.92 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.87
FDR Subsidiary Corp. Certificate of Incorporation (incorporated by reference to Exhibit 3.93 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.88	FDR Subsidiary Corp. By-Laws (incorporated by reference to Exhibit 3.94 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.89
First Data Aviation LLC Certificate of Formation (incorporated by reference to Exhibit 3.95 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.90
First Data Aviation LLC Operating Agreement (incorporated by reference to Exhibit 3.96 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.91
First Data Capital, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.97 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.92	First Data Capital, Inc. By-Laws (incorporated by reference to Exhibit 3.98 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.93
First Data Card Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.99 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.94
First Data Card Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.100 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.95
First Data Commercial Services Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.101 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.96
First Data Commercial Services Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.102 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.97
First Data Communications Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.103 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.98
First Data Communications Corporation By-Laws (incorporated by reference to Exhibit 3.104 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.99	First Data EC, LLC Certificate of Formation.
3.100	First Data EC, LLC Limited Liability Company Agreement.
3.101
First Data Digital Certificates Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.105 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.102
First Data Digital Certificates Inc. By-Laws (incorporated by reference to Exhibit 3.106 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.103
First Data Financial Services, L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.107 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.104	First Data Financial Services, L.L.C. Agreement (incorporated by reference to Exhibit 3.108 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.105
First Data Government Solutions, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.109 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.106
First Data Government Solutions, Inc. By-Laws (incorporated by reference to Exhibit 3.110 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.107
First Data Government Solutions, L.P. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.113 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.108
First Data Government Solutions, L.P. Limited Partnership Agreement (incorporated by reference to Exhibit 3.114 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.109
First Data Integrated Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.115 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.110
First Data Integrated Services, Inc. By-laws (incorporated by reference to Exhibit 3.116 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.111
First Data Latin America Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.117 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.112
First Data Latin America Inc. By-Laws (incorporated by reference to Exhibit 3.118 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.113
First Data, L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.119 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.114	First Data, L.L.C. Agreement (incorporated by reference to Exhibit 3.120 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.115
First Data Merchant Services Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.121 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.116
First Data Merchant Services Corporation By-Laws (incorporated by reference to Exhibit 3.122 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.117
First Data Merchant Services Northeast, LLC Certificate of Formation (incorporated by reference to Exhibit 3.123 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.118
First Data Merchant Services Northeast, LLC Operating Agreement (incorporated by reference to Exhibit 3.124 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.119	First Data Merchant Services Southeast, L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.125 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.120
First Data Merchant Services Southeast, L.L.C. Agreement (incorporated by reference to Exhibit 3.126 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.121
First Data Mobile Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.127 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.122
First Data Mobile Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.128 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.123
First Data Payment Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.129 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.124
First Data Payment Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.130 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.125
First Data Pittsburgh Alliance Partner Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.131 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.126
First Data Pittsburgh Alliance Partner Inc. By-Laws (incorporated by reference to Exhibit 3.132 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.127
First Data PS Acquisition Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.133 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.128
First Data PS Acquisition Inc. By-Laws (incorporated by reference to Exhibit 3.134 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.129
First Data Real Estate Holdings L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.135 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.130
First Data Real Estate Holdings L.L.C. Agreement (incorporated by reference to Exhibit 3.136 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.131
First Data Resources, LLC Certificate of Formation (incorporated by reference to Exhibit 3.137 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.132
First Data Resources, LLC Operating Agreement (incorporated by reference to Exhibit 3.138 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.133
First Data Retail ATM Services L.P. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.139 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.134	First Data Retail ATM Services L.P. Limited Partnership Agreement (incorporated by reference to Exhibit 3.140 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.135
First Data Secure LLC Certificate of Formation (incorporated by reference to Exhibit 3.141 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.136
First Data Secure LLC Operating Agreement (incorporated by reference to Exhibit 3.142 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.137
First Data Solutions L.L.C. Certificate of Formation (incorporated by reference to Exhibit 3.143 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.138
First Data Solutions L.L.C. Agreement (incorporated by reference to Exhibit 3.144 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.139
First Data Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.145 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.140
First Data Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.146 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.141
First Data Voice Services (a General Partnership) Partnership Agreement (incorporated by reference to Exhibit 3.147 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.142
FSM Services Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.148 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.143	FSM Services Inc. By-Laws (incorporated by reference to Exhibit 3.149 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.144
FundsXpress Financial Network, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.150 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.145
FundsXpress Financial Network, Inc. By-Laws (incorporated by reference to Exhibit 3.151 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.146
FundsXpress, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.152 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.147	FundsXpress, Inc. By-Laws (incorporated by reference to Exhibit 3.153 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.148
FX Securities, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.154 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.149	FX Securities, Inc. By-Laws (incorporated by reference to Exhibit 3.155 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.150
Gift Card Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.158 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.151	Gift Card Services, Inc. By-Laws (incorporated by reference to Exhibit 3.159 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.152
Gratitude Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.160 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.153
Gratitude Holdings LLC Operating Agreement (incorporated by reference to Exhibit 3.161 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.154
H & F Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.162 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.155	H & F Services, Inc. By-Laws (incorporated by reference to Exhibit 3.163 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.156
ICVerify Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.164 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.157	ICVerify Inc. By-Laws (incorporated by reference to Exhibit 3.165 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.158
IDLogix, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.166 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.159	IDLogix, Inc. By-Laws (incorporated by reference to Exhibit 3.167 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.160
Initial Merchant Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.168 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.161
Initial Merchant Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.169 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.162
Instant Cash Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.170 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.163
Instant Cash Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.171 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.164	Intelligent Results, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.172 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.165	Intelligent Results, Inc. By-Laws (incorporated by reference to Exhibit 3.173 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.166
IPS Holdings Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.174 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.167	IPS Holdings Inc. By-Laws (incorporated by reference to Exhibit 3.175 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.168
IPS Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.176 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.169	IPS Inc. By-Laws (incorporated by reference to Exhibit 3.177 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.170
JOT, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.178 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.171	JOT, Inc. By-Laws (incorporated by reference to Exhibit 3.179 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.172
Linkpoint International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.180 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.173
Linkpoint International, Inc. By-Laws (incorporated by reference to Exhibit 3.181 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.174
LoyaltyCo LLC Certificate of Formation (incorporated by reference to Exhibit 3.182 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.175	LoyaltyCo LLC Operating Agreement (incorporated by reference to Exhibit 3.183 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.176
MAS Inco Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.184 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.177	MAS Inco Corporation By-Laws (incorporated by reference to Exhibit 3.185 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.178
MAS Ohio Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.186 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.179	MAS Ohio Corporation By-Laws (incorporated by reference to Exhibit 3.187 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.180
Money Network Financial, LLC Certificate of Formation (incorporated by reference to Exhibit 3.188 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.181
Money Network Financial, LLC Operating Agreement (incorporated by reference to Exhibit 3.189 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.182
National Payment Systems Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.190 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.183
National Payment Systems Inc. By-Laws (incorporated by reference to Exhibit 3.191 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.184
New Payment Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.192 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.185	New Payment Services, Inc. By-Laws (incorporated by reference to Exhibit 3.193 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.186
NPSF Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.194 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.187	NPSF Corporation By-Laws (incorporated by reference to Exhibit 3.195 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.188
PayPoint Electronic Payment Systems, LLC Certificate of Formation (incorporated by reference to Exhibit 3.196 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.189
PayPoint Electronic Payment Systems, LLC Operating Agreement (incorporated by reference to Exhibit 3.197 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.190
PaySys International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.198 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.191	PaySys International, Inc. By-Laws (incorporated by reference to Exhibit 3.199 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.192
REMITCO LLC Certificate of Formation (incorporated by reference to Exhibit 3.204 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.193	REMITCO LLC Operating Agreement (incorporated by reference to Exhibit 3.205 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.194	Sagebrush Holdings LLC Certificate of Formation.
3.195	Sagebrush Holdings LLC Limited Liability Company Agreement.
3.196
Sagetown Holdings Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.208 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.197	Sagetown Holdings Inc. By-Laws (incorporated by reference to Exhibit 3.209 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.198
Sageville Holdings LLC Certificate of Formation (incorporated by reference to Exhibit 3.210 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.199
Sageville Holdings LLC Operating Agreement (incorporated by reference to Exhibit 3.211 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.200
Size Technologies, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.214 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.201	Size Technologies, Inc. By-Laws (incorporated by reference to Exhibit 3.215 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.202
Star Networks, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.218 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.203	Star Networks, Inc. By-Laws (incorporated by reference to Exhibit 3.219 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.204
Star Processing, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.220 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.205	Star Processing, Inc. By-Laws (incorporated by reference to Exhibit 3.221 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.206
Star Systems Assets, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.222 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.207	Star Systems Assets, Inc. By-Laws (incorporated by reference to Exhibit 3.223 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.208
Star Systems, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.224 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.209	Star Systems, Inc. By-Laws (incorporated by reference to Exhibit 3.225 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.210	Star Systems, LLC Certificate of Formation (incorporated by reference to Exhibit 3.226 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.211
Star Systems, LLC Operating Agreement (incorporated by reference to Exhibit 3.227 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.212
Strategic Investment Alternatives LLC Certificate of Formation (incorporated by reference to Exhibit 3.228 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.213
Strategic Investment Alternatives LLC Operating Agreement (incorporated by reference to Exhibit 3.229 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.214
SurePay Real Estate Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.230 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.215
SurePay Real Estate Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.231of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.216
TASQ Corporation Certificate of Incorporation (incorporated by reference to Exhibit 3.234 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.217	TASQ Corporation By-Laws (incorporated by reference to Exhibit 3.235 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.218
TASQ Technology, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.236 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.219	TASQ Technology, Inc. By-Laws (incorporated by reference to Exhibit 3.237 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.220
Technology Solutions International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.240 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.221
Technology Solutions International, Inc. By-Laws (incorporated by reference to Exhibit 3.241 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.222
TeleCheck International, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.248 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.223
TeleCheck International, Inc. By-Laws (incorporated by reference to Exhibit 3.249 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.224
TeleCheck Pittsburgh/West Virginia, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.250 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.225	TeleCheck Pittsburgh/West Virginia, Inc. By-Laws (incorporated by reference to Exhibit 3.251 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.226
TeleCheck Services, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.252 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.227	TeleCheck Services, Inc. By-Laws (incorporated by reference to Exhibit 3.253 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.228
Transaction Solutions Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.254 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.229
Transaction Solutions Holdings, Inc. By-Laws (incorporated by reference to Exhibit 3.255 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.230
Transaction Solutions, LLC Certificate of Formation (incorporated by reference to Exhibit 3.256 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.231
Transaction Solutions, LLC Operating Agreement (incorporated by reference to Exhibit 3.257 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.232
Unibex, LLC Certificate of Formation (incorporated by reference to Exhibit 3.258 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.233	Unibex, LLC Operating Agreement (incorporated by reference to Exhibit 3.259 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.234
Unified Merchant Services (a General Partnership) Partnership Agreement (incorporated by reference to Exhibit 3.260 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004)
3.235
Unified Partner, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.261 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.236	Unified Partner, Inc. By-Laws (incorporated by reference to Exhibit 3.262 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.237
ValueLink, LLC Certificate of Formation (incorporated by reference to Exhibit 3.263 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.238	ValueLink, LLC Operating Agreement (incorporated by reference to Exhibit 3.264 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.239
Virtual Financial Services, LLC Certificate of Formation (incorporated by reference to Exhibit 3.265 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).

EXHIBIT NO.	DESCRIPTION
3.240	Virtual Financial Services, LLC Operating Agreement (incorporated by reference to Exhibit 3.266 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.241
Yclip, LLC Certificate of Formation (incorporated by reference to Exhibit 3.267 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
3.242	Yclip, LLC Operating Agreement (incorporated by reference to Exhibit 3.268 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
4.1
Indenture, dated as of October 24, 2007, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the 9 7/8% Senior Notes (incorporated by reference to Exhibit 4.2 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
4.2
Senior Indenture, dated as of September 24, 2008, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the Senior Cash Pay Notes due 2015 and Senior PIK Notes due 2015 (incorporated by reference to Exhibit 4.1 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 001-11073).
4.3
Senior Subordinated Indenture, dated as of September 24, 2008, between First Data Corporation, the subsidiaries of First Data Corporation identified therein and Wells Fargo Bank, National Association, as trustee, governing the Senior Subordinated Notes due 2016 (incorporated by reference to Exhibit 4.2 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 001-11073).
4.4
Registration Rights Agreement, dated September 24, 2008, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and CitiBank, N.A., as Administrative Agent, relating to the Senior Cash Pay Notes due 2015 and Senior PIK Notes due 2015 (incorporated by reference to Exhibit 10.1 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 1-11073).
4.5
Registration Rights Agreement, dated September 24, 2008, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and CitiBank, N.A., as Administrative Agent, relating to the Senior Subordinated Notes due 2016 (incorporated by reference to Exhibit 10.2 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2008, Commission File No. 1-11073).
4.6
Indenture dated as of March 26, 1993 between the Registrant and Wells Fargo Bank Minnesota, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the First Data Corporation's Registration Statement on Form S-3 filed on June 3, 1994 (Registration No. 33-74568)).
4.7
2007 Supplemental Indenture, dated as of August 22, 2007, between First Data Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of First Data Corporation's Current Report on Form 8-K filed on August 28, 2007, Commission File No. 1-11073).
5.1	Opinion of Simpson Thacher & Bartlett LLP.

EXHIBIT NO.	DESCRIPTION
10.1	Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007 among First Data Corporation, the several lenders from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer, Citibank, N.A., as syndication agent, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners (incorporated by reference to the Exhibit 10.1 of First Data Corporation's Annual Report on Form 10-K filed on March 13, 2008, Commission file No. 1-11073).
10.2
Guarantee Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.11 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.3
Pledge Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.12 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.4
Security Agreement, dated September 24, 2007, among First Data Corporation, the subsidiaries of First Data Corporation identified therein, and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to Exhibit 10.13 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.5
Management Agreement, dated September 24, 2007, among First Data Corporation, Kohlberg Kravis Roberts & Co. L.P. and New Omaha Holdings L.P. (incorporated by reference to Exhibit 10.10 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.6
Letter Agreement, dated as of June 27, 2007, between New Omaha Holdings L.P. and Michael Capellas, as assumed by First Data Corporation and New Omaha Holdings Corporation as of September 24, 2007 (incorporated by reference to Exhibit 10.4 of First Data Corporation's Current Report on Form 8-K filed on September 28, 2007, Commission file No. 1-11073).
10.7
Employment Agreement between First Data Corporation and Edward A. Labry III dated April 1, 2003 (incorporated by reference to the Exhibit 10.27 of First Data Corporation's Annual Report on Form 10-K for the year ended December 31, 2005, Commission file No. 1-11073).
10.8
2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (incorporated by reference to Exhibit 10.5 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.9
Form of Stock Option Agreement for Executive Committee Members (incorporated by reference to Exhibit 10.6 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.10
Form of Management Stockholder's Agreement for Executive Committee Members (incorporated by reference to Exhibit 10.7 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).

EXHIBIT NO.	DESCRIPTION
10.11	Form of Sale Participation Agreement (incorporated by reference to Exhibit 10.8 of First Data Corporation's Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073).
10.12
First Data Corporation 1992 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit A of First Data Corporation's Proxy Statement for its May 12, 1999 Annual Meeting, Commission File No. 1-11073).
10.13
First Data Corporation 2002 First Data Corporation Long-Term Incentive Plan, as amended through February 21, 2007 (incorporated by reference to Exhibit C of First Data Corporation's Definitive Proxy Statement on Schedule 14A filed on April 17, 2007, Commission File No. 1-11073).
10.14
Registrant's Senior Executive Incentive Plan, as amended and restated effective January 1, 2009 (incorporated by reference to the Exhibit 10.14 of First Data Corporation's Annual Report on Form 10-K for the year ended December 31, 2008, Commission file No. 1-11073).
10.15
Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Executive Officers (incorporated by reference to Exhibit 99.1 of First Data Corporation's Current Report on Form 8-K filed on December 14, 2004, Commission File No. 1-11073).
10.16
Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Section 16 Executive Committee members, as amended July 2005 (incorporated by reference to Exhibit 10.3 of First Data Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, Commission File No. 1-11073).
10.17
Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for Section 16 non-Executive Committee members, as amended July 2005 (incorporated by reference to Exhibit 10.4 of First Data Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, Commission File No. 1-11073).
10.18
Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for employees other than Executive Officers (incorporated by reference to Exhibit 10.10 of First Data Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 1-11073).
10.19
Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan for employees other than Executive Committee members, as amended July 2005 (incorporated by reference to Exhibit 10.5 of First Data Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, Commission File No. 1-11073).
10.20
Form of Non-Qualified Stock Option Agreement under the First Data 1992 Long-Term Incentive Plan for Executive Officers (incorporated by reference to Exhibit 10.11 of First Data Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 1-11073).
10.21
Form of Non-Qualified Stock Option Agreement under the First Data 1992 Long-Term Incentive Plan for employees other than Executive Officers (incorporated by reference to Exhibit 10.12 of First Data Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 1-11073).

EXHIBIT NO.	DESCRIPTION
10.22	First Data Corporation Severance/Change in Control Policy, as adopted July 26, 2005 as amended and restated effective September 24, 2007 (incorporated by reference to Exhibit 10.27 of First Data Corporation's Annual Report on Form 10-K filed on March 13, 2008, Commission file No. 1-11073).
10.23
Amendment No. 1 to the First Data Corporation Severance/Change in Control Policy (incorporated by reference to Exhibit 10.23 of First Data Corporation's Annual Report on Form 10-K for the year ended December 31, 2008, Commission File No. 001-11073).
10.24
Description of Named Executive Officer salary and bonus arrangements for 2009 (incorporated by reference to Exhibit 10.24 of First Data Corporation's Annual Report on Form 10-K for the year ended December 31, 2008, Commission file No. 1-11073).
10.25
Description of First Data Holdings Inc. director compensation (incorporated by reference to Exhibit 10.24 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
10.26
First Data Holdings Inc. 2008 Non-Employee Director Deferred Compensation Plan (incorporated by reference to Exhibit 10.25 of First Data Corporation's Registration Statement on Form S-4 filed on August 13, 2008, Commission File No. 333-153004).
12.1	Computation in Support of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included in signature pages of this Registration Statement).
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association with respect to the Indenture governing the 9 7/8% Senior Cash-Pay Notes due 2015 and the 10 11/20% Senior PIK Notes due 2015.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association with respect to the Indenture governing the 11 1/4% Senior Subordinated Notes due 2016.
99.1	Form of Letter of Transmittal.
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.3	Form of Letter to Clients.
99.4	Form of Notice of Guaranteed Delivery.

FIRST DATA CORPORATION

SCHEDULE II—Valuation and Qualifying Accounts
(dollars in millions)

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Deductions		Balance at End of Period
Year-ended December 31, 2008 deducted from receivables	$21.7	$44.3	$0.0		$42.2	(b)	$23.8
For the predecessor period from January 1, 2007 to September 24, 2007 and the successor period from September 25, 2007 to December 31, 2007 deducted from receivables(c)	$29.0	$30.4	$0.4	(a)	$38.1	(b)	$21.7
Year-ended December 31, 2006 deducted from receivables	$34.9	$57.0	$0.9	(a)	$63.8	(b)	$29.0

(a)
Primarily due to acquisitions.

(b)
Amounts related to business divestitures and write-offs against assets.

(c)
Activity in respective periods was not material.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on July 16, 2009.

FIRST DATA CORPORATION
By:	/s/ MICHAEL D. CAPELLAS
	Name:	Michael D. Capellas
	Title:	Chief Executive Officer and Chairman of the Board

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer and Chairman of the Board	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Executive Vice President and Chief Financial Officer	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Senior Vice President and Chief Accounting Officer	July 16, 2009
/s/ JAMES R. FISHER James R. Fisher	Director	July 16, 2009
/s/ SCOTT C. NUTTALL Scott C. Nuttall	Director	July 16, 2009
/s/ TAGAR C. OLSON Tagar C. Olson	Director	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

CIFS LLC
By:	Concord EFS, Inc., a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President
By:	Star Systems, Inc., a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of Concord EFS, Inc. and Star Systems, Inc., Managing Members of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord EFS, Inc. and Star Systems, Inc., Managing Members of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

Concord Transaction Services, LLC
By:	Concord Computing Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President
By:	CTS Holdings, LLC, a managing member,
By:	/s/ STANLEY J. ANDERSEN
	Name:	Stanley J. Andersen
	Title:	Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of Concord Computing Corporation and Concord EFS, Inc.	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord Computing Corporation and Concord EFS, Inc.	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

FDGS Group, LLC
By:	First Data Communications Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President and Assistant Secretary
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President and Assistant Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Communications Corporation and First Data Merchant Services Corporation	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Communications Corporation and First Data Merchant Services Corproation	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on July 16, 2009.

FDR LIMITED
By:	/s/ MICHAEL D. CAPELLAS
Name: Michael D. Capellas Title: Chief Executive Officer and Chairman of the Board

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STEVE J. MENZIES Steve J. Menzies	Director	July 16, 2009
/s/ DAVID YATES David Yates	Director	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

First Data EC, LLC
By:	FDMS Partner, Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President and Assistant Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

First Data Government Solutions, LP
By:	First Data Government Solutions, Inc., its general partner,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Government Solutions, Inc. General Partner of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Government Solutions, Inc., General Partner of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

First Data Merchant Services Northeast, LLC
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President
By:	Unified Partner, Inc., a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Merchant Services Corporation and Unified Partner, Inc., Managing Members of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation and Unified Partner, Inc., Managing Members of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

First Data Retail ATM Services L.P.
By:	Concord One, LLC, its general partner,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of Concord Processing, Inc.	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord Processing, Inc.	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

First Data Solutions, L.L.C.
By:	First Data Integrated Services Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Integrated Services Inc., Managing Member of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Integrated Services Inc., Managing Member of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

Money Network Financial, LLC
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President
By:	Concord Transaction Services, LLC, a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Merchant Services Corporation, Concord EFS, Inc. and Concord Computing Corporation	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation, Concord EFS, Inc. and Concord Computing Corporation	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

PayPoint Electronic Payment Systems, LLC
By:	First Data Voice Services, its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer and Director of First Data Corporation	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Communications Corporation and SY Holdings, Inc.	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Communications Corporation and SY Holdings, Inc.	July 16, 2009
/s/ JAMES R. FISHER James R. Fisher	Director of First Data Corporation	July 16, 2009
/s/ SCOTT C. NUTTALL Scott C. Nuttall	Director of First Data Corporation	July 16, 2009
/s/ TAGAR C. OLSON Tagar C. Olson	Director of First Data Corporation	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

Sagebrush Holdings LLC
By:	Concord Computing Corporation, the sole managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President and Assistant Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on July 16, 2009.

TeleCheck Services, Inc.
By:	/s/ MARK S. WALLIN
Name: Mark S. Wallin Title: President and Principal Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK S. WALLIN Mark S. Wallin	President and Principal Executive Officer and Director	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Principal Financial Officer	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Principal Accounting Officer	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

Transaction Solutions, LLC
By:	First Data Merchant Services Corporation, a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President
By:	Transaction Solutions Holdings, Inc., a managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Merchant Services Corporation and Transaction Solutions Holdings, Inc., Managing Members of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation and Transaction Solutions Holdings, Inc., Managing Members of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

Virtual Financial Services, LLC
By:	First Data Commercial Services Holdings, Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Commercial Services Holdings, Inc., Managing Member of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Commercial Services Holdings, Inc., Managing Member of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on July 16, 2009.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)
By:	/s/ MICHAEL D. CAPELLAS
Name: Michael D. Capellas Title: Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Director	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)
By:	First Data Corporation, its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer and Director of First Data Corporation, Managing Member of Registrant	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ JAMES R. FISHER James R. Fisher	Director of First Data Corporation, Managing Member of Registrant	July 16, 2009
/s/ SCOTT C. NUTTALL Scott C. Nuttall	Director of First Data Corporation, Managing Member of Registrant	July 16, 2009
/s/ TAGAR C. OLSON Tagar C. Olson	Director of First Data Corporation, Managing Member of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)
By:	First Data Resources, LLC, its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer and Director of First Data Corporation	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ JAMES R. FISHER James R. Fisher	Director of First Data Corporation	July 16, 2009
/s/ SCOTT C. NUTTALL Scott C. Nuttall	Director of First Data Corporation	July 16, 2009
/s/ TAGAR C. OLSON Tagar C. Olson	Director of First Data Corporation	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)
By:	Concord EFS, Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of Concord EFS, Inc., Managing Member of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord EFS, Inc., Managing Member of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)
By:	Concord Processing, Inc., its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of Concord Processing, Inc., Managing Member of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of Concord Processing, Inc., Managing Member of Registrant	July 16, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on July 16, 2009.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)
By:	First Data Merchant Services Corporation, its managing member,
By:	/s/ STANLEY J. ANDERSEN
Name: Stanley J. Andersen Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes David R. Money, Stanley J. Andersen, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers to exchange 9 7/8% Senior Notes due 2015 and 10 11/20% Senior PIK Notes due 2015 (the "Senior Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and relating to an offer to exchange 11 1/4% Senior Subordinated Notes due 2016 (and, together with the Senior Notes, the "Notes") of First Data Corporation, as contemplated under the Registration Rights Agreement, dated as of September 24, 2008, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., as administrative agent, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chief Executive Officer	July 16, 2009
/s/ PHILIP M. WALL Philip M. Wall	Chief Financial Officer and Director of First Data Merchant Services Corporation, Managing Member of Registrant	July 16, 2009
/s/ GREGG W. SONNEN Gregg W. Sonnen	Chief Accounting Officer	July 16, 2009
/s/ STANLEY J. ANDERSEN Stanley J. Andersen	Director of First Data Merchant Services Corporation, Managing Member of Registrant	July 16, 2009

SCHEDULE I OF SUBSIDIARY REGISTRANTS

Atlantic Bankcard Properties Corporation
Atlantic States Bankcard Association, Inc.
Bankcard Investigative Group Inc.
Business Office Services, Inc.
BUYPASS Inco Corporation
CallTeleservices, Inc.
Cardservice Delaware, Inc.
Cardservice International, Inc.
CESI Holdings, Inc.
CIFS Corporation
Concord Computing Corporation
Concord Corporate Services, Inc.
Concord EFS Financial Services, Inc.
Concord EFS, Inc.
Concord Emerging Technologies, Inc.
Concord Equipment Sales, Inc.
Concord Financial Technologies, Inc.
Concord Payment Services, Inc.
Concord Processing, Inc.
Credit Performance Inc.
CTS, Inc.
DW Holdings, Inc.
EFS Transportation Services, Inc.
EFTLogix, Inc.
EPSF Corporation
FDC International Inc.
FDMS Partner, Inc.
FDR Ireland Limited
FDR Missouri Inc.
FDR Signet Inc.
FDR Subsidiary Corp.
FDS Holdings, Inc.
First Data Capital, Inc.
First Data Card Solutions, Inc.
First Data Commercial Services Holdings, Inc.
First Data Communications Corporation
First Data Digital Certificates Inc.
First Data Government Solutions, Inc.
First Data Integrated Services Inc.
First Data Latin America Inc.
First Data Merchant Services Corporation
First Data Mobile Holdings, Inc.
First Data Pittsburgh Alliance Partner Inc.
First Data PS Acquisition Inc.
First Data Technologies, Inc.
First Data Voice Services
FSM Services Inc.
FundsXpress Financial Network, Inc.
FundsXpress, Inc.

FX Securities, Inc.
Gift Card Services, Inc.
H & F Services, Inc.
ICVerify Inc.
IDLogix, Inc.
Intelligent Results, Inc.
IPS Holdings Inc.
IPS Inc.
JOT, Inc.
Linkpoint International, Inc.
MAS Inco Corporation
MAS Ohio Corporation
National Payment Systems Inc.
New Payment Services, Inc.
NPSF Corporation
PaySys International, Inc.
Sagetown Holdings Inc.
Size Technologies, Inc.
Star Networks, Inc.
Star Processing, Inc.
Star Systems Assets, Inc.
Star Systems, Inc.
SurePay Real Estate Holdings, Inc.
TASQ Corporation
TASQ Technology, Inc.
Technology Solutions International, Inc.
TeleCheck International, Inc.
TeleCheck Pittsburgh/West Virginia, Inc.
Transaction Solutions Holdings, Inc.
Unified Merchant Services
Unified Partner, Inc.

SCHEDULE II OF SUBSIDIARY REGISTRANTS

Call Interactive Holdings LLC
DDA Payment Services, LLC
FDFS Holdings, LLC
First Data Aviation LLC
First Data Financial Services, L.L.C.
First Data Real Estate Holdings L.L.C.
First Data Resources, LLC
First Data Secure LLC
Gratitude Holdings LLC
Sageville Holdings LLC

SCHEDULE III OF SUBSIDIARY REGISTRANTS

First Data Payment Services, LLC
First Data, L.L.C.
Instant Cash Services, LLC
REMITCO LLC
Unibex, LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

CTS Holdings, LLC
Star Systems, LLC
Strategic Investment Alternatives LLC

SCHEDULE V OF SUBSIDIARY REGISTRANTS

Concord NN, LLC
Concord One, LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

First Data Merchant Services Southeast, L.L.C.
Initial Merchant Services, LLC
LoyaltyCo LLC
ValueLink, LLC
Yclip, LLC

QuickLinks

Table of Additional Registrant Guarantors
TABLE OF CONTENTS
BASIS OF PRESENTATION
PROSPECTUS SUMMARY
Our Company
Recent Developments
The Exchange Offer
The Exchange Notes
RISK FACTORS
Risks Related to the Exchange Offers
Risks Related to Our Indebtedness
Risks Related to Our Business
Risks Related to the Exchange Notes
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited Pro Forma Segment Revenues(a)
Unaudited Pro Forma Segment Operating Profit
BUSINESS
MANAGEMENT
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
PERQUISITE AND PERSONAL BENEFITS
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)
OPTION EXERCISES AND STOCK VESTED(1)
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
SEVERANCE BENEFITS(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFERS
DESCRIPTION OF SENIOR NOTES
DESCRIPTION OF SENIOR SUBORDINATED NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA FIRST DATA CORPORATION INDEX TO FINANCIAL STATEMENTS
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
FIRST DATA CORPORATION CONSOLIDATED BALANCE SHEETS
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF EQUITY
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (Unaudited) (in millions)
FIRST DATA CORPORATION NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Fair Value of Derivative Instruments in the Consolidated Balance Sheets
The Effect of Derivative Instruments on the Consolidated Statements of Operations For the successor year ended December 31, 2008
FIRST DATA CORPORATION SCHEDULE II—Valuation and Qualifying Accounts (dollars in millions)
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions)
FIRST DATA CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except common stock share amounts)
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (Unaudited)
FIRST DATA CORPORATION CONSOLIDATED STATEMENT OF EQUITY (Unaudited) (in millions)
FIRST DATA CORPORATION CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited) (in millions)
FIRST DATA CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
Fair Value of Derivative Instruments in the Consolidated Balance Sheets
Fair Value of Derivative Instruments in the Consolidated Balance Sheets
The Effect of Derivative Instruments on the Consolidated Statements of Operations For the three months ended March 31, 2009
Report of Independent Registered Public Accounting Firm
Chase Paymentech COMBINED BALANCE SHEETS (In thousands)
Chase Paymentech COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME For the years ended (In thousands)
Chase Paymentech COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY (In thousands)
Chase Paymentech COMBINED STATEMENTS OF CASH FLOWS For the years ended (In thousands)
Chase Paymentech NOTES TO COMBINED FINANCIAL STATEMENTS For the years ended December 31, 2007 and 2006 and the year ended December 31, 2005 (unaudited)
Chase Paymentech NOTES TO COMBINED FINANCIAL STATEMENTS For the years ended December 31, 2007 and 2006 and the year ended December 31, 2005 (unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
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